As filed with the Securities and Exchange Commission on April 14, 2007
Registration No. 333-130114

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 10

to

Form S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in governinginstruments)

2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Address, including zip code, and telephone number, including, area code, of principal executive offices)	Charles N. Hazen 2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Judith D. Fryer, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public:  as soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

This Post-Effective Amendment No. 10 consists of:

•
Sticker Supplement No. 17 dated April 14, 2008, which will be affixed to the bottom five inches of the cover page of our prospectus dated April 30, 2007 (the “Prospectus”), so that it will not cover the bullet risk factors on the cover page. This supplement supersedes and replaces supplements No. 1 though No. 16, dated May 3, 2007 though April 3, 2008. The Prospectus superseded and replaced the original prospectus for this offering, dated June 19, 2006, and all prior supplements to such prospectus;

•	our Prospectus, previously filed pursuant to Rule 424(b)(3) on April 30, 2007 and re-filed herewith;

•	Part II, included herewith; and

•	signatures, included herewith.

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HINES REAL ESTATE INVESTMENT TRUST, INC.

STICKER SUPPLEMENT NO. 17

This Sticker Supplement No. 17, dated April 14, 2008, to our prospectus dated April 30, 2007, updates information in the “Suitability Standards,” “Questions and Answers about this Offering,” “Prospectus Summary,” “Risk Factors,” “Management,”  “Security Ownership of Certain Beneficial Owners and Management” “Investment Objectives and Policies with Respect to Certain Activities,” “Description of Capital Stock,” “Our Real Estate Investments,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Plan of Distribution,” “Material Tax Considerations,” “Legal Opinions”, “Experts” and "Financial Statements" sections of our prospectus. This supplement No. 17 supplements, modifies or supersedes certain information in our prospectus and supersedes and replaces prior supplements No. 1 through No. 16 (dated May 3, 2007 through April 3, 2008) to our prospectus, and must be read in conjunction with our prospectus.

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HINES REAL ESTATE INVESTMENT TRUST, INC.

SUPPLEMENT NO. 17 DATED APRIL 14, 2008
TO THE PROSPECTUS DATED APRIL 30, 2007

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Hines Real Estate Investment Trust, Inc., dated April 30, 2007 (the “Prospectus”). The Prospectus superseded and replaced the original prospectus for this offering, dated June 19, 2006, and all supplements to the prior prospectus. This Supplement supersedes and replaces all prior supplements to this Prospectus. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

		Supplement No. 17 Page Number	Prospectus Page Number
A.	Status of Our Current Public Offering	3	N.A.
B.	Distributions Authorized by Our Board of Directors	3	N.A.
C.	Offering Price and Redemption Price Increase	4	N.A.
D.	Share Redemption Program Modification	12	138
E.	Changes to the Suitability Standards	12	ix
F.	Termination of Our Automatic Investment Program	12	150
G.	Changes to the Risk Factors	12	8
H.	Changes to Management	14	36
I.	Changes to Security Ownership of Certain Beneficial Owners and Management	20	98
J.	Change to Investment Objectives and Policies with Respect to Certain Activities	21	111
K.	Changes to Selected Financial Data	21	114
L.	Changes to Management’s Discussion and Analysis of Financial Condition and Results of Operations	21	115
M.	Changes to the Description of Capital Stock	21	134
N.	Our Real Estate Investments	23	70
O.	Amendments to Our Amended and Restated Articles of Incorporation	26	44
P.	Experts	26	179
Q.	Change in Legal Representation	26	N.A.
R.	Changes to Employee and Director Incentive Share Plan	27	43
S.	Annual Report on Form 10-K for the Year Ended December 31, 2007	27	N.A.
T.	Financial Statements	28	F-1

Attachment:  Annual Report on Form 10-K for the year ended December 31, 2007.

A.  Status of Our Current Public Offering
As of April 7, 2008, we had received gross offering proceeds of approximately $1,249.7 million from the sale of approximately 120.2 million common shares as a result of our current public offering, including approximately $46.8 million relating to approximately 4.7 million shares sold under our dividend reinvestment plan. As of April 7, 2008, approximately $797.1 million in common shares remained available for sale pursuant to our current offering, exclusive of approximately $153.2 million in common shares available under our dividend reinvestment plan.

B.  Distributions Authorized by Our Board of Directors

With the authorization of our board of directors, we have declared distributions for the months of May 2007 through April 2008. The distributions for each month were calculated based on shareholders of record each day during the applicable month in an amount equal to $0.00170959 per share, per day. Distributions are paid quarterly in the month following the quarter to which they relate. Distributions for the first quarter of 2008 were paid in April 2008. The distributions for the month of April 2008 will be paid in July 2008.

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C.  Offering Price and Redemption Price Increase

Effective July 1, 2007, we are offering shares to the public pursuant to this offering at a price of $10.58 per share. Additionally, effective July 1, 2007, participants in our dividend reinvestment plan may acquire shares at a fixed price of $10.051 per share, including distributions declared for April, May and June 2007, which were aggregated and paid in July 2007. Shares redeemed under our share redemption program after July 1, 2007 may be redeemed at a price of $9.52 per share. Prior to July 1, 2007, our last offering price change occurred in June 2006, and our board of directors declared an increased per-share distribution amount in July 2006.

As a result of these price increases, the Prospectus is amended as follows (please note that whenever the Prospectus refers to the offering price, dividend reinvestment price or redemption price as being the “initial” price, the word “initial” (or derivative thereof) is hereby deleted):

1.  Cover Page Changes.  The following changes are made to the cover page of the Prospectus:

•	In the second paragraph, “$10.40” is deleted and replaced with “$10.58” and “$9.88” is deleted and replaced with “$10.051”.

•
In the first line of the proceeds table “10.40” is deleted and replaced with “10.58” in the first column, “0.73” is deleted and replaced with “0.74” in the second column, and “9.44” is deleted and replaced with “9.61” in the fourth column.

* * * *

2.  Other Changes Relating to the Offering Price.  The per share offering price of “$10.40” is hereby deleted and replaced with “$10.58” on page xviii of the Prospectus in the answer to the question “What kind of offering is this?”.

* * * *

3.  Other Changes Relating to the Dividend Reinvestment PlanPrice.  The per share price for shares issued under our dividend reinvestment plan of “$9.88” is hereby deleted and replaced with “$10.051” on the following pages of the Prospectus:

•	In the answer to the question “What kind of offering is this?” on page xviii.

•	In the answer to the question “Do you have a dividend reinvestment plan?” on page xix.

•	In the paragraph under the caption “Dividend Reinvestment Plan” on page 7.

•	In the first paragraph under the caption “Dividend Reinvestment Plan” on page 141.

•	In the first paragraph in section 4 of our Dividend Reinvestment Plan attached to the Prospectus as Appendix B.

* * * *

4.  Other Changes Relating to the Redemption Price.  The per share price we offer under our share redemption program of “$9.36” is hereby deleted and replaced with “$9.52” on the following pages of the Prospectus:

•	In the answer to the question “What is your current redemption price?” on page xix.

•	In the third paragraph under the caption “Share Redemption Program” on page 7.

•
In the first paragraph under the risk factor titled “Your ability to redeem your shares is limited under our share redemption program, and if you are able to redeem your shares, it may be at a price that is less than the then-current market value of the shares” on page 8.

Additionally, the first full paragraph on page 139 of the Prospectus is deleted and replaced in its entirety with the following:

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“Shares may be redeemed at a price of $9.52 per share effective July 1, 2007. The redemption price was determined by our board of directors. Our board’s determination of the redemption price was subjective and was primarily based on the estimated per-share net asset value of the Company as determined by our management. Our management estimated the per-share net asset value of the Company using appraised values of our real estate assets as of March 31, 2007, which were determined by independent third party appraisers, as well as estimates of the values of our other assets and liabilities as of December 31, 2006, and then making various adjustments and estimates in order to account for our operations and other factors occurring or expected to occur between December 31, 2006 and July 1, 2007. In addition, our board of directors also considered our historical and anticipated results of operations and financial condition, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, and our management’s and Advisor’s recommendations and assessment of our prospects and expected execution of our investment and operating strategies.

Both our real estate appraisals and the methodology utilized by our management in estimating our per-share net asset value were based on a number of assumptions and estimates which may not be accurate or complete. No liquidity discounts or discounts relating to the fact that we are currently externally managed were applied to our estimated per-share valuation, and no attempt was made to value Hines REIT as an enterprise. Likewise, the valuation was not reduced by potential selling commissions or other costs of sale, which would impact proceeds in the case of a liquidation. The redemption price may not be indicative of the price our shareholders could receive if they sold our shares, if our shares were actively traded or if we were liquidated.”

* * * *

5.  Plan of Distribution.  The “Plan of Distribution” section, starting on page 144 of the Prospectus, is deleted and replaced in its entirety with the following section in order to update this section in regard to the price changes as well as the termination of our automatic investment program as described in Section F of this Supplement.

Plan of Distribution

General

We are offering up to $2,200,000,000 in shares of our common stock pursuant to this prospectus through Hines Real Estate Securities, Inc., our Dealer Manager, a registered broker-dealer organized in June 2003 and affiliated with Hines. For additional information about our Dealer Manager, please see “Management — The Dealer Manager.” We are offering up to $2,000,000,000 in shares to the public and up to $200,000,000 in shares pursuant to our dividend reinvestment plan. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” We are currently offering:

•	shares to the public at a price of $10.58 per share; and

•	shares for issuance pursuant to our dividend reinvestment plan at a price of $10.051 per share.

The determination of these prices by our board of directors was subjective and was primarily based on (i) the estimated per-share net asset value of Hines REIT as determined by our management, plus (ii), in the case of our offering price, the commission, dealer manager fee and estimated costs associated with this offering. Our management estimated the per-share net asset value of Hines REIT using appraised values of our real estate assets as of March 31, 2007, which were determined by independent third party appraisers, as well as estimates of the values of our other assets and liabilities as of December 31, 2006, and then making various adjustments and estimates in order to account for our operations and other factors occurring or expected to occur between December 31, 2006 and July 1, 2007. At the time it determined to adjust the offering price of our shares, our board of directors also considered our then historical and anticipated results of operations and financial condition, our then current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, and our management’s and Advisor’s recommendations and assessments of our prospects and expected execution of our investment and operating strategies. An adjustment to the offering price has not been considered since July 1, 2007.

Both our real estate appraisals and the methodology utilized by our management in estimating our per-share net asset value were based on a number of assumptions and estimates that may not be accurate or complete. No liquidity discounts or discounts relating to the fact that we are externally managed were applied to our estimated per-share valuation and no attempt was made to value Hines REIT as an enterprise. Likewise, the valuation was not reduced by potential selling commissions or other costs of sale, which would impact proceeds in the case of a liquidation. The offering price may not be indicative of the price our shareholders would receive if they sold our shares, if our shares were actively traded or if we were liquidated. Moreover, since the estimated per-share net asset value of Hines REIT was increased by certain fees and costs associated with this offering in connection with setting the new offering price of our shares, the proceeds received from a liquidation of our assets would likely be substantially less than the offering price of our shares. Please see “Risk Factors — Investment Risks — The offering price of our common shares may not be indicative of the price at which our shares would trade if they were actively traded.”

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Our board of directors may in its discretion from time to time change the offering price of our common shares and, therefore, the number of shares being offered in this offering. In such event, we expect that our board of directors would consider, among others, the factors described above. Real estate values fluctuate, which in the future may result in an increase or decrease in the value of our real estate investments. Thus, future adjustments to the offering price of our shares could result in a higher or lower offering price. The members of our board of directors must, in accordance with their fiduciary duties, act in a manner which they believe is in the best interests of our shareholders when making any decision to adjust the offering price of our common shares.
Any adjustments to the offering price will be made through a supplement or an amendment to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part. We expect that our board of directors will not change the offering price more than one time during each twelve-month period following the commencement of this offering. Additionally, we cannot assure you that our offering price will increase in the future or that our offering price will not decrease during this offering, or in connection with any future offering of our shares. Please see “Risk Factors — Investment Risks — Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares.”

This offering commenced on June 19, 2006. We reserve the right to terminate this offering at any time or extend the termination to the extent we can under applicable law.

Underwriting Terms

We have not retained an underwriter in connection with this offering. Our common shares are being offered on a “best efforts” basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.” We will pay the Dealer Manager selling commissions of up to 7.0% of the gross offering proceeds of shares sold to the public, all of which will be reallowed to participating broker dealers. We will not pay selling commissions on shares issued and sold pursuant to our dividend reinvestment plan.

The Dealer Manager has entered into selected dealer agreements with certain other broker-dealers who are members of the National Association of Securities Dealers, Inc. (“NASD”) to authorize them to sell our shares. Upon the sale of shares by such participating broker-dealers, the Dealer Manager will reallow its commissions to such participating broker-dealers.

The Dealer Manager will also receive a dealer-manager fee of up to 2.2% of gross offering proceeds we raise from the sale of shares to the public as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. We will not pay dealer-manager fees on shares issued and sold pursuant to our dividend reinvestment plan. The Dealer Manager, in its sole discretion, may reallow a portion of the dealer-manager fee to participating broker-dealers as marketing fees, up to a maximum to any participating broker-dealer of all of the dealer-manager fee earned by the Dealer-Manager with respect to shares sold by such participating broker-dealer, in part to cover fees and costs associated with conferences sponsored by participating broker-dealers and to defray other distribution-related costs and expenses of participating broker-dealers. Based upon our historical experience, we currently estimate that, of the 2.2% dealer-manager fee, approximately 1.1% in the aggregate will be used to pay transaction-based compensation to wholesalers and other employees of the Dealer Manager, approximately 1.0% in the aggregate will be reallowed to participating broker-dealers as marketing fees, and the remaining approximately 0.1% in the aggregate will be used to pay other expenses of the Dealer Manager. The marketing fees may be reallowed and paid to any particular participating broker-dealer based upon prior or projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in the past and the anticipated level of marketing support to be provided in this offering.

We will also reimburse the Advisor for all expenses incurred by the Advisor, the Dealer Manager and their affiliates in connection with this offering and our organization; provided that the aggregate of our organization and offering expenses, together with selling commissions and the dealer-manager fee, shall not exceed 15% of the gross proceeds raised in this offering. Included in these expenses are reimbursements to participating broker-dealers (up to a maximum of 0.5% of the gross offering proceeds) for bona fide due diligence expenses incurred by such participating broker-dealers in discharging their responsibility to ensure that material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of the allocable share of actual out-of-pocket employee expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering.

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Other than these fees and expense reimbursements, we will not pay any other fees to any professional or other person in connection with the distribution of the shares in this offering.

We have agreed to indemnify participating broker-dealers, the Dealer Manager and our Advisor against material misstatements and omissions contained in this prospectus, as well as other potential liabilities arising in connection with this offering, including liabilities arising under the Securities Act, subject to certain conditions. The Dealer Manager will also indemnify participating broker-dealers against such liabilities, and under certain circumstances, our sponsor and/or our Advisor may agree to indemnify participating broker-dealers against such liabilities.

We entered into a selected dealer agreement with the Dealer Manager, the Advisor and Ameriprise Financial Services, Inc. (“Ameriprise”), pursuant to which Ameriprise was appointed as a soliciting dealer in our current public offering. Subject to certain limitations set forth in the agreement, we, the Dealer Manager and the Advisor, jointly and severally, agreed to indemnify Ameriprise against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made in connection with the offering, certain filings with the Securities and Exchange Commission or certain other public statements, or the breach by us, the Dealer Manager or the Advisor or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of the agreement. In addition, Hines separately agreed to provide a limited indemnification to Ameriprise for these losses on a joint and several basis with the other entities, and we separately agreed to indemnify and reimburse Hines under certain circumstances for any amounts Hines is required to pay pursuant to this indemnification. Please see “Conflicts of Interest.”

The following table shows the estimated maximum compensation payable to the Dealer Manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable NASD Conduct Rules.

Type of Compensation and Expenses	Maximum Amount	Percentage of Maximum(1)	Percentage of Maximum (Excluding DRP Shares)
Selling Commissions(2)	$140,000,000	6.4%	7.0%
Dealer-Manager Fees(3)	$44,000,000	2.0%	2.2%
Organizational and Offering Expenses(4)	$36,739,000	1.7%	1.8%
	$220,739,000	10.0%	11.0%
__________

(1)	Assumes the sale of the maximum offering of up to $2,200,000,000 of shares of common stock, including shares sold under our dividend reinvestment plan.

(2)
For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution.” We will not pay commissions for sales of shares pursuant to our dividend reinvestment plan.

(3)
For purposes of this table, we have assumed no waived dealer-manager fees as discussed elsewhere in this “Plan of Distribution.” We will not pay a dealer-manager fee for sales of shares pursuant to our dividend reinvestment plan.

(4)
Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing-related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing of our shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Of the total estimated organization and offering expenses, we estimate that approximately $21,363,000 of this amount would be considered underwriting compensation under applicable NASD Conduct Rules and approximately $15,376,000 of this amount would be treated as issuer or sponsor costs or bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable NASD Conduct Rules.

In accordance with applicable NASD Conduct Rules, in no event will total underwriting compensation payable to NASD members (including, but not limited to, selling commissions, the dealer-manager fee, all transaction-based compensation and other compensation payable to wholesalers of the Dealer Manager and transaction-based and other compensation to other employees of the Dealer Manager who are directly responsible for the solicitation, development, maintenance and monitoring of selling agreements and relationships with participating broker-dealers, and expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives) exceed 10% of maximum gross offering proceeds, except for an additional up to 0.5% of gross offering proceeds which may be paid in connection with bona fide due diligence activities.
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In the event that an investor:

•	has a contract for investment advisory and related brokerage services which includes a fixed or “wrap” fee feature;

•	has a contract for a “commission replacement” account, which is an account in which securities are held for a fee only;

•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice; or

•	is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department for a fee,

we will sell shares to or for the account of such investor at a 7.0% discount, or $9.84 per share, reflecting the fact that selling commissions will not be paid in connection with such purchases. The net proceeds we receive from the sale of shares will not be affected by such sales of shares made net of commissions. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers themselves, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a 7.0% discount, or $9.84 per share, reflecting that selling commissions will not be paid in connection with such transactions. The net proceeds we receive will not be affected by such sales of shares made net of commissions.

Our directors and officers, as well as affiliates of Hines and their directors, officers and employees (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at a 9.2% discount, or $9.61 per share, reflecting the fact that no selling commissions or dealer-manager fees will be paid in connection with any such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hines and its affiliates will be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution.

In addition, Hines, the Dealer Manger or one of their affiliates may form one or more foreign-based entities for the purpose of raising capital from foreign investors to invest in our shares. Sales of our shares to any such foreign entity may be at a 9.2% discount, or $9.61 per share, reflecting the fact that no selling commissions or dealer-manager fees will be paid in connection with any such transactions. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

Volume Discounts

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase $250,000 or more in shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

The volume discounts operate as follows:

Amount of Shares Purchased	Commission Percentage	Price per Share to the Investor	Amount of Commission Paid per Share	Net Offering Proceeds per Share(1)
Up to $249,999	7.0%	$10.58	$0.74	$9.84
$250,000 to $499,999	6.0%	$10.47	$0.63	$9.84
$500,000 to $749,999	5.0%	$10.37	$0.53	$9.84
$750,000 to $999,999	4.0%	$10.26	$0.42	$9.84
$1,000,000 to $1,249,999	3.0%	$10.16	$0.32	$9.84
$1,250,000 to $1,499,999	2.0%	$10.05	$0.21	$9.84
$1,500,000 and over	1.5%	$10.00	$0.16	$9.84
__________

(1)	Before payment of the Dealer-Manager fee and organizational and offering expenses.

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For example, if you purchase $800,000 in shares, the selling commissions on such shares will be reduced to 4.0%, in which event you will receive 77,972.7 shares instead of 75,614.4 shares, the number of shares you would have received if you had paid $10.58 per share. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchased shares issued and sold in our initial public offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in this offering.

As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•
an individual, his or her spouse and their children under the age of 21 who purchase the common shares for his, her or their own accounts; a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”

In addition, the Dealer Manager will allow participating broker-dealers to combine subscriptions of multiple purchasers as part of a combined order for purposes of qualifying for volume discounts and for determining the commissions payable to the Dealer Manager and the participating broker-dealer. In order for a participating broker-dealer to combine subscriptions for the purposes of qualifying for volume discounts, the Dealer Manager and such participating broker-dealer must agree on acceptable procedures relating to the combination of subscriptions for this purpose. In all events, in order to qualify, any such combined order of subscriptions must be from the same participating broker-dealer.

Requests to combine subscriptions as a part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer, and any resulting reduction in commissions will be pro rated among the separate subscribers. As with volume discounts provided to qualifying single purchasers, the net proceeds we receive from the sale of shares will not be affected by volume discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.58 per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our common shares and if you are a participant in our dividend reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.

California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, based on the conditions set forth above, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on the dollar amount of shares purchased for single purchasers; provided, however, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.
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For sales of $10 million or more, the Dealer Manager may agree to waive all or a portion of the dealer-manager fee such that shares purchased in any such transaction may be at a discount of up to 7.7%, or $9.77 per share, reflecting a reduction in selling commissions from 7.0% to 1.5% as the result of volume discounts and an additional reduction of 2.2% due to the Dealer Manager’s waiver of its fee. The net offering proceeds we receive will not be affected by any such waiver of the dealer-manager fee.

You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.

The Subscription Process

We and participating broker-dealers selling shares on our behalf are required to make every reasonable effort to determine whether a purchase of our shares is suitable for you. The participating broker-dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

The Dealer Manager and participating broker-dealers are required to deliver to you a copy of this prospectus and any amendments or supplements. We make this prospectus and the appendices available electronically to the Dealer Manager and the participating broker-dealers, and provide them with paper copies. If allowed by your broker-dealer, in the subscription agreement you have the option of choosing to authorize us to make available on our website at www.HinesREIT.com any prospectus amendments or supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be delivered to you, and to notify you via email when such reports are available electronically.

Sales of our shares are completed upon the receipt and acceptance by us of subscriptions. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares for which you subscribed. If we accept your subscription, our transfer agent will mail you a confirmation. No sale of our shares may be completed until at least five business days after the date you receive this prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 10 days after our receipt of the same.

To purchase shares pursuant to this offering, you must deliver a completed subscription agreement, in substantially the form that accompanies this prospectus, prior to the termination of this offering. You should pay for your shares by check payable to “Hines Real Estate Investment Trust, Inc.” or “Hines REIT,” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

Admission of Shareholders

We intend to admit shareholders daily as subscriptions for shares are accepted by us in good order. Upon your being admitted as a shareholder, we will deposit your subscription proceeds in our operating account, out of which we will make real estate investments and pay fees and expenses as described in this prospectus. Please see “Estimated Use of Proceeds.”

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you are a U.S. person;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and,, thus, your investment in shares is not liquid.
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The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and the Dealer Manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

In addition, investors who are California residents will be required to make certain additional certifications or representations that the sale, transfer or assignment of their shares will be made only with the prior written consent of the Commissioner of the Department of Corporations of the State of California, or as otherwise permitted by the Commissioner’s rules.

It should also be noted that our automatic investment program has been terminated. If you elect to participate in the automatic investment program when completing the subscription agreement, your agreement will not be accepted.

Determinations of Suitability

Each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor purchasing our shares through such participating broker-dealer based on information provided by the prospective investor regarding, among other things, each prospective investor’s financial situation and investment objectives. In making this determination, participating broker-dealers may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker-dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker-dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the lack of liquidity of the shares;

•	the background and qualifications of Hines, the Advisor and their affiliates; and

•	the tax consequences of an investment in the shares.

Participating broker-dealers are required to make the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Investment

In order to purchase shares in this offering, you initially must invest at least $2,500. Please see “Suitability Standards.” Except in Maine, Minnesota, Nebraska and Washington (where any subsequent subscriptions by investors must be made in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases in increments of at least five shares, except for purchases made pursuant to our dividend reinvestment plan which may be in increments of less than five shares.

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Termination Date

This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than June 19, 2008 (two years after the initial effective date of this prospectus), unless we announce an extension of the offering in a supplement or amendment to this prospectus.

* * *
D.  Share Redemption Program Modification

On November 30, 2007, our board of directors authorized an amendment to our share redemption program.  Beginning with any requests for redemption made on or after January 1, 2008, we will redeem shares (subject to the conditions and limitations of the share redemption program) on a monthly, rather than quarterly, basis, to the extent that we have sufficient cash to do so and meet all other requirements specified by the share redemption program.

As a result of this change in timing, the Prospectus is amended such that wherever the share redemption program is discussed, the terms “quarter” and “quarterly” are replaced with “month” and “monthly,” respectively.

E.  Changes to the Suitability Standards

The suitability standards required by certain states after the third paragraph of the “Suitability Standards” section, on page ix of the Prospectus, is hereby deleted and replaced in its entirety with the following:

“Iowa, Kansas, Massachusetts, North Dakota and Ohio — Investors must have either (i) a minimum net worth of $250,000 or (ii) a minimum net worth of $70,000 and minimum annual gross income of $70,000.

New Hampshire — Investors must have either (i) a net worth of at least $250,000 or (ii) a minimum annual gross income of at least $60,000 and a minimum net worth of at least $125,000.

Iowa, Kentucky, Michigan, Missouri, Ohio and Pennsylvania — In addition to our suitability requirements and the state-specific suitability requirements set forth above, investors must have a liquid net worth of at least 10 times their investment in our shares.

Kansas — In addition, the Office of the Securities Commission of the State of Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.”

F.  Termination of our Automatic Investment Program

We have terminated the automatic investment program for our current public offering. Accordingly, the entire subsection under the caption, “Automatic Investment Program” beginning on page 150 and ending on page 151 of the Prospectus is hereby deleted in its entirety. If you elect to participate in the automatic investment program under Section 5.A of our subscription agreement, we will reject the subscription.

G.  Changes to the Risk Factors

The discussion under the caption “Risk Factors — Investment Risks” beginning on page 8 of the Prospectus is supplemented by the following additional risk factors:

We will pay substantial compensation to Hines, the Advisor and their affiliates, which may be increased or decreased during this offering or future offerings by our independent directors.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines, the Advisor and their affiliates may increase or decrease during this offering or future offerings from those described in “Management Compensation, Expense Reimbursements and Operating Partnership,” if such increase or decrease is approved by our independent directors.

The price of our common shares may be adjusted to a price less than the price you paid for your shares.

The price of our shares may be adjusted periodically to reflect changes in the net asset value of our assets as well as changes in fees and expenses and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

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The discussion under the caption “Risk Factors — Business and Real Estate Risks” beginning on page 14 of the Prospectus is supplemented by the following additional risk factors:

Unfavorable changes in economic conditions could adversely impact occupancy or rental rates

Economic conditions may significantly affect office building occupancy or rental rates. Occupancy and rental rates in the markets in which we operate, in turn, may have a material adverse impact on our cash flows, operating results and carrying value of investment property. The risks that may affect conditions in these markets include the following:

  •   Changes in the national, regional and local economic climates;

  •   Local conditions, such as an oversupply of office space or a reduction in demand for office space in the area;

  •   A future economic downturn which simultaneously affects more than one of our geographical markets;

  •   Increased operating costs, if these costs cannot be passed through to tenants.

 National, regional and local economic climates may be adversely affected should population or job growth slow. To the extent either of these conditions occurs in the markets in which we operate, market rents will likely be affected. We could also face challenges related to adequately managing and maintaining our properties, should we experience increased operating costs. As a result, we may experience a loss of rental revenues, which may adversely affect our results of operations and our ability to satisfy our financial obligations and to pay distributions to our shareholders.

Volatility in debt markets could impact future acquisitions and values of real estate assets potentially reducing cash available for distribution to our shareholders.

The commercial real estate debt markets have recently been experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This has resulted in lenders decreasing the availability of debt financing as well as increasing the cost of debt financing. As our existing debt is either fixed rate debt or floating rate debt with a fixed spread over LIBOR, we do not believe that our current portfolio is materially impacted by the current debt market environment. However, should the reduced availability of debt and/or the increased cost of borrowings continue, either by increases in the index rates or by increases in lender spreads, we will consider such factors in the evaluation of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets and could make it more difficult for us to sell any of our investments if we were to determine to do so.

We may make or invest in mezzanine loans, which involve greater risks of loss than senior loans secured by real properties.

We may make or invest in mezzanine loans that generally take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. These types of investments involve a higher degree of risk than long-term senior mortgage loans secured by real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than traditional mortgage loans, resulting in less equity in the real property and increasing our risk of loss of principal.

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In addition, the paragraph in the discussion under the caption “Risk Factors — Investment Risks — The ownership limit in our articles of incorporation may discourage a takeover attempt” on page 13 of the Prospectus is deleted and replaced with the following:

“Our articles of incorporation provide that no holder of shares, other than Hines, affiliates of Hines or any other person to whom our board of directors grants an exemption, may directly or indirectly own more than 9.9% in value of the aggregate of our outstanding shares or more than 9.9% of the number or value of the outstanding shares of any class or series of our outstanding securities. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our shareholders, and thus may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of 9.9% in value of the aggregate of our outstanding shares or 9.9% in number or value of the outstanding common shares or otherwise to effect a change of control in us. Please see the “Description of Capital Stock — Restrictions on Transfer” section of this prospectus for additional information regarding the restrictions on transfer of our common shares.”

The second sentence of the second paragraph in the discussion under the caption “Risk Factors — Tax Risks — If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted” on page 29 of the Prospectus is modified by and replaced with the following:

“Foreign currency gains may not be qualifying income for purposes of the REIT income requirements.”

H.  Changes to Management

The discussion under the caption “Management – Our Officers and Directors” beginning on page 36 of the Prospectus is hereby deleted and replaced with the following:

Our Officers and Directors

Other than our independent directors, each of our officers and directors is affiliated with Hines and subject to conflicts of interest. Please see “Conflicts of Interest” and “Risk Factors — Potential Conflicts of Interest Risks.” As described below, because of the inherent conflicts of interest existing as the result of these relationships, our independent directors will monitor the performance of all Hines affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our shareholders in connection with our relationships with Hines affiliates. However, we cannot assure you that our independent directors will be successful in eliminating, or decreasing the impact of the risks resulting from, the conflicts of interest we face with Hines and its affiliates. Indeed, our independent directors will not monitor or approve all decisions made by Hines that impact us, such as the allocation of investment opportunities.

The following sets forth information about our directors and executive officers:

Name	Age	Position and Office with Hines REIT
Jeffrey C. Hines	53	Chairman of the Board of Directors
C. Hastings Johnson	60	Director
Charles M. Baughn	53	Director
George A. Davis	69	Independent Director
Thomas A. Hassard	58	Independent Director
Stanley D. Levy	44	Independent Director
Paul B. Murphy Jr.	48	Independent Director
Charles N. Hazen	48	President and Chief Executive Officer
Sherri W. Schugart	42	Chief Financial Officer
Edmund A. Donaldson	38	Chief Investment Officer
Frank R. Apollo	41	Vice President – Finance, Treasurer and Secretary
Kevin L. McMeans	43	Asset Management Officer
Ryan T. Sims	36	Chief Accounting Officer

Jeffrey C. Hines.  Mr. Hines currently serves as the Chairman of our board of directors and as Chairman of the board of managers of our Advisor. Mr. Hines is also a member of the management board of the Core Fund. He is also the co-owner and President and Chief Executive Officer of the general partner of Hines and is a member of Hines’ Executive Committee. Mr. Hines is responsible for overseeing all firm policies and procedures as well as day-to-day operations. He became President in 1990 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of approximately 238 projects valued at approximately $22.9 billion. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Graduate School of Business.

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C. Hastings Johnson.  Mr. Johnson currently serves as a member of our board of directors and as a member of the board of managers of our Advisor. Mr. Johnson is also a member of the management board of the Core Fund. He is also a Vice Chairman and Chief Financial Officer of the general partner of Hines and is responsible for the financial policies, equity financing and the joint venture relationships of Hines. He is also a member of Hines’ Executive Committee. Mr. Johnson became Chief Financial Officer of Hines in 1992, and prior to that, he led the development or redevelopment of numerous projects and initiated the Hines acquisition program. Total debt and equity capital committed to equity projects sponsored by Hines during Mr. Johnson’s tenure as Chief Financial Officer has exceeded $37 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Graduate School of Business.

Charles M. Baughn.  Mr. Baughn currently serves as a member of our board of directors and as a member of the board of managers of our Advisor. He served as Chief Executive Officer for us and the general partner of our Advisor until April 1, 2008. He is also an Executive Vice President and CEO — Capital Markets Group of the general partner of Hines, responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects, a member of Hines’ Executive Committee and the Chief Executive Officer and a director of our Dealer Manager. Mr. Baughn is also a member of the management board of the Core Fund. Mr. Baughn joined Hines in 1984. During his tenure at Hines, he has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses.

George A. Davis.  Mr. Davis, an independent director, is the founder and sole owner of Advisor Real Estate Investment Ltd., a real estate consulting company unaffiliated with our Advisor. Prior to founding Advisor Real Estate Investment Ltd. in April 1999, he served as the Chief Real Estate Investment Officer for the New York State Teacher’s Retirement System (“NYSTRS”) reporting directly to the Executive Director of the system. In addition, Mr. Davis also served as a member of the Investment Committee, which ultimately determined the real estate investment strategy undertaken by NYSTRS. Mr. Davis graduated from Dartmouth College with a B.A. in Biology.

Thomas A. Hassard.  Mr. Hassard, an independent director, served as the Managing Director for Real Estate Investments for the Virginia Retirement System for almost 20 years before recently retiring. His responsibilities included managing the real estate investments of the system, monitoring performance and reporting to the system’s investment advisory committee and board of trustees. Mr. Hassard graduated from Western New England College with a B.S. in Business Administration.

Stanley D. Levy.  Mr. Levy, an independent director, currently serves as Chief Operating Officer of The Morgan Group, Inc., a national multi-family real estate firm with offices in Houston, San Diego and Orlando. Mr. Levy joined The Morgan Group in 2001. His responsibilities include arranging debt and equity financing, managing the property acquisition and disposition process, and oversight of all financial aspects of the firm and its projects. Prior to joining The Morgan Group, Mr. Levy spent 15 years with JPMorgan Chase, most recently, as Managing Director of Real Estate and Lodging Investment Banking for the Southern Region. In this capacity, he managed client activities in a variety of investment banking and financing transactions. Mr. Levy graduated with honors from the University of Texas with a B.B.A. in Finance.

Paul B. Murphy Jr.  Mr. Murphy, an independent director, currently serves as Executive Vice President of Zions Bancorporation and Chief Executive Officer of Amegy Bank of Texas (formerly known as Southwest Bank of Texas). Mr. Murphy began his banking career at Allied Bank of Texas in 1981 and joined Amegy Bank in 1990 as an Executive Vice President. With little more than $50 million in assets and one location 17 years ago, Amegy Bank now has more than $11 billion in assets, nearly 1,900 employees, and more than 85 banking centers throughout the greater Houston, Dallas and San Antonio metropolitan areas. Mr. Murphy became President in 1996 and CEO in 2000. He serves on the boards of the Houston Endowment, St. Luke’s Episcopal Health Care System, Greater Houston Community Foundation, Greater Houston Partnership and Children’s Museum of Houston. He received his bachelor degree in finance from Mississippi State University and his M.B.A. from the University of Texas at Austin.

Charles N. Hazen.  Mr. Hazen serves as President and Chief Executive Officer for us and as President and Chief Executive Officer of the general partner of our Advisor. He also served as Chief Operating Officer for us and the general partner of the Advisor until April 1, 2008. He is also a Senior Vice President of the general partner of Hines, the President and a member of the management board of the Core Fund and a director of our Dealer Manager. Mr. Hazen joined Hines in 1989. During his tenure at Hines, Mr. Hazen has contributed to the development, management and financing of retail and office properties in the U.S. valued at approximately $9.0 billion and managed Hines Corporate Properties, a $700 million fund that developed and acquired single-tenant office buildings in the U.S. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.

Sherri W. Schugart.  Ms. Schugart serves as our Chief Financial Officer and the Chief Financial Officer of both the general partner of our Advisor and the Core Fund. She is also a Senior Vice President of the general partner of Hines and serves as a director of our Dealer Manager. Ms. Schugart joined Hines in 1995. As a Senior Vice President in Hines’ Capital Markets group, Ms. Schugart has been responsible for arranging more than $8.0 billion in equity and debt for Hines’ private investment funds. She was also previously the controller for several of Hines’ investment funds and portfolios. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting and is a certified public accountant.

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Edmund A. Donaldson. Mr. Donaldson currently serves as the Chief Investment Officer of the Company and the general partner of our Advisor.  He is also a Senior Vice President of the general partner of Hines and the Senior Investment Officer and member of the management board of the Core Fund. Mr. Donaldson joined Hines in 1994.  He has been responsible for the acquisition of over $7 billion in assets for various Hines affiliates.  He also has been instrumental in the investment and management of the combined capitalization of $825 million of the Hines 1997 U.S. Office Development Fund, L.P. and the Hines 1999 U.S. Office Development Fund, L.P.  He was also responsible for the investment and management of Hines Suburban Office Venture, L.L.C. formed in January 2002 with a total capital commitment of $222 million.  He graduated from the University of California, San Diego with a B.A. in Quantitative Economics and Decision Sciences and received his M.B.A. from Rice University.

Frank R. Apollo.  Mr. Apollo serves as Vice President – Finance, Treasurer, and Secretary for us and as Chief Accounting Officer, Treasurer and Secretary of the general partner of our Advisor. He served as our Chief Accounting Officer until April 1, 2008. He is also the Chief Accounting Officer of the Core Fund, a Vice President of the general partner of Hines and the Vice President, Treasurer, and Secretary of our Dealer Manager. Mr. Apollo joined Hines in 1993. He has served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations. He was also previously the Vice President and Regional Controller for Hines’ European Region and, prior to that, was the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.

Kevin L. McMeans.  Mr. McMeans currently serves as the Asset Management Officer for the Company and the general partner of our Advisor. He is also a Vice President of the general partner of Hines and the Asset Management Officer of the Core Fund. Mr. McMeans joined Hines in 1992. He previously served as the Chief Financial Officer of Hines Corporate Properties, an investment venture established by Hines with a major U.S. pension fund.  In this role, Mr. McMeans was responsible for negotiating and closing in excess of $800 million of debt financings, underwriting and evaluating new investments, negotiating and closing sale transactions and overseeing the administrative and financial reporting requirements of the venture and its investors.  Before joining Hines, Mr. McMeans spent four and a half years at Deloitte and Touche LLP in the Audit Department.  He graduated from Texas A&M University with a B.S. in Computer Science and is a certified public accountant.

Ryan T. Sims. Mr. Sims joined Hines in 2003. On April 1, 2008, Mr. Sims became the Chief Accounting Officer of the Company, the general partner of our Advisor and the Core Fund. He is also a Vice President of the general partner of Hines and has served as a Senior Controller for the Company, the general partner of our Advisor and the Core Fund. In this role, Mr. Sims has responsibility for managing the accounting, financial reporting and SEC reporting for the Company as well as the accounting and financial reporting for the Core Fund.  Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen, LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry.  He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

The third sentence in the first paragraph in the discussion under the caption “Management — Our Board of Directors” on page 38 of the Prospectus is hereby deleted and replaced with the following:  We currently have seven directors, four of whom are independent directors.

The second paragraph in the discussion under the caption “Management — Our Board of Directors” on page 38 of the Prospectus is hereby deleted and replaced with the following:

“Although the number of directors may be increased or decreased, subject to the limits of our articles of incorporation, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all votes entitled to be cast at a meeting called for the purpose of the proposed removal. A vacancy created by the death, removal or resignation of a director may be filled by a majority vote of the remaining directors, or by a vote of shareholders as permitted by the Maryland General Corporation Law. If a vacancy is created by an increase in the number of directors, the vacancy will be filled by the board or by the affirmative vote of the holders of the outstanding common shares. Where possible, independent directors must nominate replacements for vacancies required to be filled by independent directors.”

The discussion under the caption “Management – Committees of the Board of Directors” on page 40 of the Prospectus is hereby deleted and replaced with the following:

Our full board of directors generally considers all major decisions concerning our business. Our bylaws provide that our board may establish such committees as the board believes appropriate. The four standing committees of our board of directors are: the audit committee, the conflicts committee, the nominating and corporate governance committee and the compensation committee so that these important areas can be addressed in more depth than may be possible at a full board meeting and to also ensure that these areas are addressed by non-interested members of the board. The board of directors adopted a written charter for each of these committees. A copy of each charter is available on our website, www.HinesREIT.com. Messrs. Davis, Hassard and Levy each serve on all of these committees. Mr. Davis serves as chairman of the conflicts committee. Mr. Levy serves as chairman of the audit committee. Mr. Hassard serves as chairman of the nominating and corporate governance and compensation committees.
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In the discussion under the caption “Management — Compensation Committee Interlocks and Insider Participation” on page 42 of the Prospectus “2006” hereby deleted and replaced with “2007.”

The table under the caption “Management – Compensation of Directors” on page 42 of the Prospectus is hereby deleted and replaced with the following:

2007 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
C. Abbott Davis	$66,000	1,000 shares	—	—	—	4,852	$80,462
Thomas A. Hassard	$65,500	1,000 shares	—	—	—	2,684	$77,794
Stanley D. Levy	$65,500	1,000 shares	—	—	—	4,023	$79,133
Jeffery C. Hines and C. Hastings Johnson(2)	—	—	—	—	—	—	—
__________

(1)
Each of Messrs. Davis, Hassard and Levy received 1,000 restricted shares under our Employee and Director Incentive Share Plan upon his election to our board of directors in each of 2004, 2005, 2006 and 2007.

(2)
Messrs. Hines and Johnson, who are employees of Hines, receive no additional compensation for serving as Hines REIT directors. Messrs. Baughn and Murphy were elected to the board effective April 1, 2008 and therefore, received no compensation during 2007.

Under the terms of our Employee and Director Incentive Share Plan, each independent director elected or reelected to the board (whether through a shareholder meeting or by directors to fill a vacancy on the board) is granted 1,000 restricted shares on or about the date of election or reelection. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. Messrs. Davis, Hassard and Levy each received 1,000 restricted shares under our incentive plan upon his election to our board of directors in each of 2004, 2005, 2006 and 2007.  Mr. Murphy received 353.5 restricted shares under our incentive plan upon his election to our board of directors for a partial term on April 1, 2008.

The table under the caption “Management – The Advisor and the Advisory Agreement” on page 46 of the Prospectus is hereby deleted and replaced with the following:

Name	Age	Position and Office with the General Partner of the Advisor
Jeffrey C. Hines	53	Chairman of the Managers
C. Hastings Johnson	60	Manager
Charles M. Baughn	53	Manager
Charles N. Hazen	48	President and Chief Executive Officer
Sherri W. Schugart	42	Chief Financial Officer
Edmund A. Donaldson	38	Chief Investment Officer
Frank R. Apollo	41	Vice President – Finance, Treasurer and Secretary
Kevin L. McMeans	43	Asset Management Officer
Ryan T. Sims	36	Chief Accounting Officer

The discussion under the caption “Management – Hines and Our Property Management and Leasing Agreements – The Hines Organization - General” beginning on page 54 of the Prospectus is hereby deleted and replaced with the following:

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The following is information about the executive officers of the general partner of Hines and members of its Executive Committee:

Name	Age	Number of Years with Hines	Position
Gerald D. Hines	82	51	Chairman of the Board
Jeffrey C. Hines	53	26	President and Chief Executive Officer
C. Hastings Johnson	60	30	Vice Chairman and Chief Financial Officer
Charles M. Baughn	53	23	Executive Vice President and CEO — Capital Markets Group
James C. Buie, Jr.	56	27	Executive Vice President and CEO — West Region and Asia Pacific
Kenneth W. Hubbard	65	34	Executive Vice President and CEO — East Region
Christopher D. Hughes	46	21	Executive Vice President and CEO — East Region
E. Staman Ogilvie	59	34	Executive Vice President and CEO — Eurasia Region
C. Kevin Shannahan	52	25	Executive Vice President and CEO — Midwest, Southeast Region and South America
Mark A. Cover	48	24	Executive Vice President and CEO — Southwest Region and Mexico/Central America
Michael J.G. Topham	60	32	Executive Vice President and CEO — Hines Europe and Middle East/North Africa

Jeffrey C. Hines, C. Hastings Johnson and Charles M. Baughn are on our board of directors. Their biographies are included above with the rest of our management.

Gerald D. Hines.  Mr. Hines is the co-owner and Chairman of the Board of the general partner of Hines, and is responsible for directing all firm policy and procedures as well as participating in major new business ventures and cultivating new and existing investor relations. He is also Chairman of Hines’s Executive Committee. He oversees a portfolio of approximately 238 projects valued at approximately $22.9 billion and has expanded the scope of Hines by moving into foreign markets, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings. He graduated from Purdue University with a B.S. in Mechanical Engineering and received an Honorary Doctorate of Engineering from Purdue.

James C. Buie, Jr. Mr. Buie is an Executive Vice President of the general partner of Hines and CEO of the West Coast region of the United States, China and the Far East. He is responsible for all development and operations in these regions, representing a cumulative total of approximately 27 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from the University of Virginia with a B.A. in Economics and received his M.B.A. from Stanford University.

Kenneth W. Hubbard.  Mr. Hubbard is an Executive Vice President of the general partner of Hines and CEO of the East region of the United States. He is responsible for all development and operations in this region, representing a cumulative total of more than 36 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Duke University with a B.A. in History and received his J. D. from Georgetown Law School.

Christopher D. Hughes.  Mr. Hughes is an Executive Vice President of the general partner of Hines and CEO of the East region of the United States. He is responsible for all development and operations in this region. He is also a member of the Capital Markets Group having raised approximately $10.8 billion in committed equity since 2001. He is responsible for structuring commingled funds and raising equity capital for Hines projects globally. Mr. Hughes was a development officer in the Washington, DC office, where he contributed to the development and acquisition of more than 3.6 million square feet of office space. He graduated from Southern Methodist University with a B.A. in History. Mr. Hughes is a director of the Dealer Manager and holds Series 22 and 63 licenses.

E. Staman Ogilvie.  Mr. Ogilvie is an Executive Vice President of the general partner of Hines and CEO of the Eurasia region. He is responsible for all development and operations of this region, which encompasses Russia and the Former Soviet Union, Central and Eastern Europe, Turkey and India. He is a member of Hines/ Executive Committee and former co-head of Hines’ Southwest Region. Mr. Ogilvie has been responsible for the development, acquisition, and management of more than 29 million square feet of commercial real estate as well as several thousand acres of planned community development. He also has extensive experience in strategic planning and finance. He graduated from Washington and Lee University with a B. S. in Business Administration and received his M.B.A. from the Harvard Graduate School of Business.
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C. Kevin Shannahan.  Mr. Shannahan is an Executive Vice President of the general partner of Hines and CEO of the Midwest and Southeast regions of the United States.  He is responsible for all development and operations in these regions as well as new activities throughout South America and Canada, representing a cumulative total of more than 55 million square feet of real estate and 5,000 acres of land development. He is also a member of Hines’ Executive Committee. He graduated from Cornell University with a B.S. in Mechanical Engineering and received his M.B.A. from the Harvard Graduate School of Business.

Mark A. Cover.  Mr. Cover is an Executive Vice President of the general partner of Hines and CEO of the Southwest region. He is responsible for all development and operations in the Southwest region of the United States and Mexico representing a total of more than 20 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Bob Jones University with a B. S in Accounting and is a certificated public accountant (retired).

Michael J.G. Topham.  Mr. Topham is an Executive Vice President of the general partner of Hines and CEO of the European region. He is responsible for all development, acquisitions, operations and real estate services in Europe and the United Kingdom, including the establishment of offices in seven countries. He is also a member of Hines’ Executive Committee. He was responsible for the establishment and management of Hines' U.S. Midwest Region in 1985 and the development, acquisition and operations of approximately 15 million square feet in that region. Between 1977 and 1984, he was also responsible as project officer of major buildings in Houston, Denver, and Minneapolis. He graduated from Exeter University with a B.A. in Economics and received his M.B.A. from the University of California at Berkeley.

The discussion under the caption “Management – The Dealer Manager” beginning on page 64 of the Prospectus is hereby deleted and replaced with the following:

Hines Real Estate Securities, Inc., our Dealer Manager, was formed in June 2003. It is registered under applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. The Dealer Manager was formed to provide the marketing function for the distribution and sale of our common shares and for offerings by other Hines-sponsored programs. The Dealer Manager is a member firm of the Financial Industry Regulatory Authority.

The following table sets forth information with respect to the directors, officers and the key employees of the Dealer Manager who are involved in the sales of the REIT:

Name	Age	Position and Office with the Dealer Manager
Charles M. Baughn	53	Director and Chief Executive Officer
Charles N. Hazen	48	Director
Christopher D. Hughes	46	Director
Sherri W. Schugart	42	Director
Robert F. Muller, Jr.	46	Director and President — Retail Distribution
Frank R. Apollo	41	Vice President, Treasurer and Secretary
J. Mark Earley	45	Director of REIT Distribution
Julie B. Nickell	40	Chief Operating Officer
S. William Lehew	51	Divisional Director
Dugan Fife	33	Divisional Director

Please see “— Our Officers and Directors” for the biographies of Messrs. Baughn, Hazen, Apollo and Ms. Schugart and see “The Hines Organization – General” in the Prospectus for the biography of Mr. Hughes.

Robert F. Muller, Jr.  Mr. Muller joined the Dealer Manager in June of 2003 and is the President and a director of the Dealer Manager. Prior to joining the Dealer Manager, he was National Director of Sales for Morgan Stanley’s Investment Management Group, which oversaw the distribution of investment management products. Mr. Muller also served as Executive Director for Van Kampen Investments. He is a graduate of the University of Texas at Austin with a B.B.A. in Accounting and is a general securities principal.

J. Mark Earley.  Mr. Earley joined the Dealer Manager in September of 2003 and is the Director of REIT Distribution of the Dealer Manager. He is responsible for overseeing share distribution nationally for the Dealer Manager. Prior to joining the Dealer Manager, he was a Managing Director for Morgan Stanley from April 2002 to September 2003. In addition, he was responsible for seeking sales and revenue growth within a region of 65 branches and approximately 1,600 financial advisors. Prior to joining Morgan Stanley, Mr. Earley was the Western Regional Sales Manager for BlackRock Funds from January 2001 to March 2002. He graduated from Stephen F. Austin State University with a B.B.A. in General Business and holds a Texas Real Estate Brokers License and Series 7, 24 and 63 securities licenses.

Julie B. Nickell.  Ms. Nickell joined the Dealer Manager in 2003 and is the Chief Operating Officer of the Dealer Manager. Ms. Nickell previously worked for Hines from 1994 to 1999. From 1999 until she joined the Dealer Manager in the 2003, Ms. Nickell served in the risk consulting practice of a national accounting firm. She graduated from the University of Louisiana at Monroe with a B.B.A. in Accounting. She is a certified public accountant, certified internal auditor, and holds Series 7, 24 and 63 securities licenses.
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S. William Lehew.  Mr. Lehew joined the Dealer Manager in April of 2004 and is responsible for overseeing share distribution for the Eastern Division of the Dealer Manager. Prior to his promotion to Divisional Director, he was a Regional Sales Director for the Dealer Manager covering the states of North Carolina, South Carolina, Virginia, Maryland, West Virginia and Washington, D.C. Before joining the Dealer Manager, Mr. Lehew served as a Regional Vice President for Seligman Advisors, with responsibility for wholesaling managed money and mutual funds. Prior to that, Mr. Lehew worked for Van Kampen Investments as a Vice President responsible for wholesaling mutual funds. He has been in the securities business since 1986. He is a graduate of the Citadel with a B.A. in political science and holds Series 7, 24 and 63 securities licenses.

Dugan Fife.  Mr. Fife joined the Dealer Manager in June of 2004 and is responsible for overseeing share distribution for the Western Division of the Dealer Manager. Prior to his promotion to Divisional Director, he was a Regional Sales Director for the Dealer Manager covering the states of Michigan, Indiana and Kentucky. Before joining the Dealer Manager, Mr. Fife served as a Regional Vice President for Scudder/Deutsche Bank, with responsibility for wholesaling variable annuities. Prior to that, Mr. Fife worked for Sun Life/MFSLF Securities as a Vice President responsible for wholesaling variable, fixed and indexed annuities. He has been in the securities business since 1997. He is a graduate of the University of Michigan with a B.A. in organizational studies and holds Series 7, 24 and 63 securities licenses.

I.  Changes to Security Ownership of Certain Beneficial Owners and Management

The discussion under the caption “Security Ownership of Certain Beneficial Owners and Management” on page 98 of the Prospectus is hereby deleted and replaced with the following:

The following table shows the number and percentage of our outstanding common shares that were owned as of April 1, 2008 by:

•	persons known to us to beneficially own more than 5% of our common shares;

•	each director and executive officer; and

•	all directors and executive officers as a group.

		Common Shares Beneficially Owned (2)
Name of Beneficial Owner(1)	Position	Number of Common Shares	Percentage of Class
Jeffrey C. Hines	Chairman of the Board	4,455,507.3	2.58%(3)
C. Hastings Johnson	Director	13,191.0	*
Charles M. Baughn	Director	13,147.9	*
George A. Davis	Independent Director	11,094.2	*
Thomas A. Hassard	Independent Director	5,338.3	*
Stanley D. Levy	Independent Director	9,446.6	*
Paul B. Murphy Jr.	Independent Director	353.5	*
Charles N. Hazen	President and Chief Executive Officer	6,591.0	*
Sherri W. Schugart	Chief Financial Officer	3,812.6	*
Edmund A. Donaldson	Chief Investment Officer	-	*
Frank R. Apollo	Vice President – Finance, Treasurer and Secretary	5,593.4	*
Kevin L. McMeans	Asset Management Officer	-	*
Ryan T. Sims	Chief Accounting Officer	-	*
All directors and executive officers as a group		4,524,075.8	2.62%
__________

*	Less than 1%

(1)	The address of each person listed is c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of April 1, 2008 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

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(3)
Includes (i) 1,000 common shares owned directly by Hines REIT Investor, L.P., (ii) 1,106,957.0 OP Units in the Operating Partnership held by Hines 2005 VS I LP and (iii) 3,347,550.3 OP Units, which is the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest in such entity held by HALP Associates Limited Partnership as of April 1, 2008. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares on a one-for-one basis, beginning one year after such OP Units were issued. The holder of the participation interest has the right, subject to certain limitations, to demand the repurchase of the participation interest for cash or, at our option, OP Units.

J.  Change to Investment Objectives and Policies With Respect to Certain Activities

The second sentence of the fourth bullet point in the discussion under the caption “Investment Objectives and Policies With Respect to Certain Activities — Investment Limitations” on page 111 of the Prospectus is modified and replaced with the following:

“In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or Hines and its affiliates, we will obtain an appraisal from an independent appraiser.”

K.  Changes to Selected Financial Data

The discussion under the caption “Selected Financial Data” on page 114 of the Prospectus is modified and updated with the discussion under Item 6 of our Annual Report on Form 10-K for the year ended December 31, 2007, which is included in this Supplement as specified in Section S below.

L.  Changes to Management’s Discussion and Analysis of Financial Condition and Results of Operations

The discussion under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 115 of the Prospectus is modified and updated with the discussion under Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2007, which is included in this Supplement as specified in Section S below.

M.  Changes to Description of Capital Stock

1. ”The second paragraph in the discussion under the caption “Description of Capital Stock — Meetings and Special Voting Requirements” on page 135 of the Prospectus is hereby deleted and replaced with the following:

An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president and chief executive officer, or upon the written request of shareholders holding at least 10% of the common shares entitled to vote at such meeting. The presence of a majority of our outstanding shares, either in person or by proxy, constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.”

2. The section under the caption “Description of Capital Stock — Restrictions on Transfer” on page 135 of the Prospectus is hereby deleted and replaced with the following:

Restrictions on Transfer

To qualify as a REIT under the Code:

•
five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

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You should read the “Material Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, our articles of incorporation provide (subject to certain exceptions) that no shareholder other than Hines or its affiliates may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the value (as determined in good faith by our board of directors) of the aggregate of our outstanding shares or more than 9.9% in value or number of shares, whichever is more restrictive, of the aggregate number of shares of any class or series. Our board of directors may waive this ownership limit if evidence satisfactory to our directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine, with the approval of our shareholders as required by our articles of incorporation, that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, the transfer or issuance of our shares or any security convertible into our shares will be transferred to a charitable trust or will be null and void, and the intended transferee will acquire no rights to our shares (unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT), if such transfer or issuance:

•	creates a direct or indirect ownership of our shares in excess of the 9.9% ownership limit described above;

•	with respect to transfers only, results in our shares being owned by fewer than 100 persons;

•	results in us being “closely held” within the meaning of Section 856(h) of the Code;

•	results in us owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	results in our disqualification as a REIT.

Our articles of incorporation provide that any shares proposed to be transferred pursuant to a transfer which, if consummated, would violate these restrictions on transfer, will be deemed to be transferred to a trust to be held for the exclusive benefit of a charitable beneficiary. To avoid confusion, these shares will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as record holder of the Excess Securities, will be entitled to receive all dividends and distributions declared by the board of directors on such securities for the benefit of the charitable beneficiary. Our articles of incorporation further entitle the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the securities may be sold as long as such sale does not violate the 9.9% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.9% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations or would have owned shares that resulted in a transfer to a charitable trust is required to give immediate written notice to us of such event, or (ii) proposed or attempted any of the transactions in clause (i) is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our shareholders.

The ownership restriction does not apply to an offeror who, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership restriction also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

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In addition, we have the right to purchase any Excess Securities at the lesser of the price per share paid in the transfer that created the Excess Securities or the current market price until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any dividend or distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the articles of incorporation.

3. In the first bullet point on page 141 of the Prospectus under the caption “Description of Capital Stock — Restrictions on Roll-Up Transactions”, “bylaws” is deleted and replaced with “charter”.

4. The section under the caption “Description of Capital Stock — Shareholder Liability” is deleted and replaced with the following:

Shareholder Liability

Both the Maryland General Corporation Law and our charter provide that our shareholders are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors.

The Maryland General Corporation Law provides that our shareholders are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

N.  Our Real Estate Investments

The discussion under the caption “Our Real Estate Investments” on page 70 of the Prospectus is modified and updated with the discussion under Item 2 of our Annual Report on Form 10-K for the year ended December 31, 2007, which is included in this Supplement as specified in Section S below.  Further, the discussion under the caption “Our Real Estate Investments — Our Permanent Debt and Revolving Credit Facility” beginning on page 115 of the Prospectus is modified and updated with the discussion in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2007, under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources — Cash Flows from Financing Activities — Debt Financings; — Revolving Credit Facility with KeyBank National Association; — HSH Pooled Mortgage Facility; — Secured Mortgage Facility with Metropolitan Life Insurance Company; and — Additional Debt Secured by Investment Property.”

The following discussion provides additional information regarding our significant investments:

One Wilshire

One Wilshire, an office property in Los Angeles, California, consists of a thirty-story office building constructed in 1966 and renovated in 1992. The property contains 661,553 square feet of rentable area and is 99% leased.  CRG West LLC, a data center and property management company, leases 172,656 square feet or approximately 26% of the building’s rentable area, under a lease that expires in July 2017. Musick, Peeler & Garrett LLP, a national law firm, leases 106,475 square feet or approximately 16% of the building’s rentable area, under a lease that expires in October 2018 and contains options to renew for two additional five-year periods. Verizon Communications, Inc. ("Verizon"), a broadband and telecommunications company, leases 77,898 square feet or approximately 12% of the building’s rentable area, under seven leases that expire in various years from 2008 through 2013. One of the leases expires in July 2012 and contains an option to renew for one additional five-year period and another lease expires in August 2013 and contains options to renew for two additional five-year periods. The remaining lease space is leased to 46 tenants, none of which leases more than 10% of the building’s rentable area. Pursuant to the lease agreements with certain tenants in the building, we receive fees for the provision of various telecommunication-related services. We have outsourced the provision of these services to CRG West LLC, to whom we pay fees for the provision of such services

The contract purchase price for One Wilshire was approximately $287.0 million, exclusive of transaction costs, financing fees and working capital reserves. In connection with the acquisition of this property, we paid our Advisor $1.4 million in cash acquisition fees. The interest in the Operating Partnership represented by the Participation Interest also increased as a result of this acquisition. Hines serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the leasing, operation and management of One Wilshire as described under “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest.”

Our management currently has no plans for material renovations or other capital improvements at the building and it believes the building is suitable for its intended purpose and is adequately covered by insurance. The cost of One Wilshire (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

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The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for One Wilshire during the past five years ended December 31:

Year	Weighted Average Occupancy	Average Effective Annual Gross Rent per Leased Sq. Ft. (1)
2003	92.5%	$22.68
2004	92.8%	$22.16
2005	97.7%	$21.94
2006	97.3%	$21.79
2007	99.3%	$27.90
_________________

(1)        Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for each of the years ending December 31, 2008 through 2017 for One Wilshire. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area
Year	Number of Leases	Approximate Square Feet	Percent of Total Leasable Area
2008	12	59,654	9.0%
2009	9	34,612	5.2%
2010	10	36,124	5.5%
2011	10	89,267	13.5%
2012	5	80,371	12.1%
2013	3	34,225	5.2%
2014	3	16,645	2.5%
2015	-	-	-
2016	-	-	-
2017	4	185,574	28.1%

Chase Tower

JPMorgan Chase Tower (“Chase Tower”), a 55-story office building located in the uptown submarket of Dallas, Texas, was constructed in 1987. It contains 1,242,590 square feet of rentable area that is approximately 91% leased. Locke Lord Bissell & Liddell LLP, a law firm, leases 207,833 square feet or approximately 17% of the building's rentable area, under a lease that expires in December 2015. JPMorgan Chase, a financial services firm, leases 195,805 square feet or approximately 16% of the building's rentable area, under a lease that expires in September 2022. Deloitte LLP, a public accounting firm, leases 127,499 square feet or approximately 10% of the building's rentable area, under a lease that expires in June 2012. Fulbright & Jaworski, a law firm, leases 123,509 square feet or approximately 10% of the building's rentable area, under a lease that expires in December 2016. The remaining lease space is leased to 36 tenants, none of which leases more than 10% of the building's rentable area.

The contract purchase price for Chase Tower was approximately $289.6 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded using proceeds from our current public offering and borrowings under our revolving credit facility with KeyBank National Association. In connection with the acquisition of this property, we paid our Advisor approximately $1.4 million in cash acquisition fees. In addition, the interest in the Operating Partnership represented by the Participation Interest increased as a result of this acquisition. Hines serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the leasing, operation and management of Chase Tower as described under “Management Compensation, Expense Reimbursements and the Operating Partnership Participation Interest.”

Our management currently has no plans for material renovations or other capital improvements at the property and it believes the property is suitable for its intended purpose and adequately covered by insurance. The cost of Chase Tower (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

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The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Chase Tower during the past five years ended December 31:

Year	Weighted Average Occupancy	Average Effective Annual Gross Rent per Leased Sq. Ft. (1)
2003	84.2%	$27.06
2004	80.8%	$26.01
2005	77.7%	$25.35
2006	80.1%	$24.52
2007	85.0%	$22.68
_________________

(1)
Average effective annual gross rent per leased square foot for each year is calculated by dividing such year's accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for each of the years ending December 31, 2008 through 2017 for Chase Tower. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area
Year	Number of Leases	Approximate Square Feet	Percent of Total Leasable Area
2008	10	70,636	5.7%
2009	7	27,540	2.2%
2010	4	25,061	2.0%
2011	5	60,447	4.9%
2012	5	191,697	15.4%
2013	2	45,883	3.7%
2014	-	-	-
2015	1	207,833	16.7%
2016	1	191,246	15.4%
2017	7	43,922	3.5%

Potential Acquisitions

On March 18, 2008, we entered into a contract to acquire: (i) Williams Tower, a 65-story office building with an adjacent parking garage located in the Galleria/West Loop submarket of Houston, Texas; (ii) a 47.8% undivided interest in a 2.8-acre park and waterwall adjacent to Williams Tower; and (iii) a 2.3-acre land parcel located across the street from Williams Tower on Post Oak Boulevard. The balance of the undivided interest in the park and waterwall is owned by an affiliate of Hines. The seller, Transco Tower Limited, is not affiliated with us or our affiliates.

Williams Tower was constructed in 1982 and consists of approximately 1.5 million square feet of rentable area that is approximately 91% leased. Transcontinental Gas Pipe Line Corp, a natural gas pipe line operator, leases 250,001 square feet or approximately 16% of the building’s rentable area, under a lease that expires in March 2014 and contains options to renew for three additional five-year periods. Black Box Network Services (formerly known as NextiraOne, LLC), a telecommunications infrastructure provider, leases 186,777 square feet or approximately 12% of the building’s rentable area, under a lease that expires in March 2009. The remaining lease space is leased to 48 tenants, none of which leases more than 10% of the building’s rentable area.

Williams Tower is currently managed by Hines. In addition, we are headquartered in Williams Tower and Hines and its affiliates lease space in Williams Tower. In the aggregate, Hines and its affiliates lease 9% of the building’s rentable area.

The contract purchase price for Williams Tower and the other property in connection therewith, as described above, is expected to be approximately $271.5 million, exclusive of transaction costs, financing fees and working capital reserves. In connection with the acquisition of this property, we expect to pay our Advisor $1.4 million in cash acquisition fees. Likewise, the interest in the Operating Partnership represented by the Participation Interest will increase as a result of the acquisition.
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We expect to close this acquisition on May 1, 2008, subject to a number of customary closing conditions, including the delivery by the seller of estoppel certificates from certain tenants and the delivery by us and Transco Tower Limited of certain closing documents. There can be no assurances that this acquisition will be consummated. If the acquisition is not consummated because we default under the contract, we will forfeit our $30.0 million earnest money deposit.

O.  Amendments to Our Amended and Restated Articles of Incorporation

On July 9, 2007 the shareholders approved amendments to our Amended and Restated Articles of Incorporation which had been requested by various state securities regulators and effective July 12, 2007 we filed our Second Amended and Restated Articles of Incorporation in the State of Maryland reflecting those changes. As a result, the Prospectus is amended as follows:

Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents on page 44 of the Prospectus is supplemented to add the following sentence after the last set of bullets in the fourth paragraph:

“The Advisor and its affiliates will also be subject to the limitations on indemnification to which the non-independent directors and officers are subject, as described above.”

The other amendments which were adopted do not change the disclosure in the Prospectus in any material manner.

P.  Experts

The first paragraph under the heading "Experts" on page 179 of the Prospectus is hereby deleted and replaced with the following:

 The consolidated financial statements of Hines Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, the related financial statement schedule, and the consolidated financial statements of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, included in this Prospectus Supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses of the two-building office complex located at 2200, 2222 and 2230 East Imperial Highway, El Segundo, California and 2555 Grand, Kansas City, Missouri for the year ended December 31, 2007 and the statements of revenues and certain operating expenses of the Laguna Buildings, Redmond, Washington, 595 Bay Street, Toronto, Ontario, One Wilshire, Los Angeles, California, and 2200 Ross Avenue, Dallas, Texas for the year ended December 31, 2006, included in this Prospectus Supplement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Q.  Change in Legal Representation.

As of the filing of our Supplement No. 7, dated July 16, 2007, Greenberg Traurig, LLP assumed the role of our primary outside legal counsel and, in such capacity, provided us with certain opinions. As a result of this change, the Prospectus is amended as follows:

1. References to Representation.  "Greenberg Traurig, LLP" is substituted in place of “Baker Botts L.L.P.” in “Material Tax Considerations” beginning on page 161 of the Prospectus.

2. The third paragraph of “Risk Factors — If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return” on page 13 of the Prospectus is deleted and replaced in its entirety with the following:

“We have received an opinion from our counsel, Greenberg Traurig, LLP, that is based on certain assumptions and representations, and taking into consideration our current assets and the percentage which could be deemed “investment securities”, we are not currently an investment company.”
* * * *

26

3. “Our Real Estate Investments — Our Interest in the Core Fund —Houston”. The second to last sentence of the first paragraph under the caption “Our Real Estate Investments — Our Interest in the Core Fund — Houston” on page 83 of the Prospectus is deleted and replaced with the following: “Baker Botts L.L.P. is counsel to certain of our affiliates.”

* * * *

4. “Conflicts of Interest — Lack of Separate Representation” on page 103 of the Prospectus is deleted and replaced in its entirety with the following:

“Hines REIT, the Operating Partnership, the Dealer Manager, the Advisor, Hines and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. In this regard, Greenberg Traurig, LLP represents Hines REIT and is providing services to certain of its affiliates including the Operating Partnership, the Dealer Manager and the Advisor. Holland & Knight LLP has been retained to represent the Dealer Manager and to act as special counsel to the Advisor in connection with this offering. No counsel, underwriter, or other person has been retained to represent potential investors in connection with this offering.”

* * * *

5. “Legal Opinions” on page 179 of the Prospectus is amended as follows:

•	In the first sentence, “Baker Botts L.L.P.” is replaced with “Venable LLP”.

•	In the second and third sentences, “Baker Botts L.L.P.” is replaced with “Greenberg Traurig, LLP”.

•	The final three sentences are deleted and replaced in their entirety with the following:

“Please see ‘Conflicts of Interest — Lack of Separate Representation.’”

R.  Change to Employee and Director Incentive Share Plan

On May 24, 2007, the compensation committee approved a change to the Employee and Director Incentive Share Plan. The plan was revised to lower the amount of common shares reserved for issuance under the plan to from 5.0% to 0.5% of our outstanding common shares on a fully-diluted basis, up to 10,000,000 shares. As a result of this change, the second paragraph following the bullet points under the caption “Management — Employee and Director Incentive Share Plan” on page 43 of the Prospectus is deleted and replaced in its entirety with the following:

“The total number of common shares reserved for issuance under the Employee and Director Incentive Share Plan is equal to 0.5% of our outstanding shares at any time, but not to exceed 10,000,000 shares.”

S.  Annual Report on Form 10-K for the Year Ended December 31, 2007

On March 27, 2008, we filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the year ended December 31, 2007. Our Annual Report on Form 10-K updates and supplements certain of the information contained in the Prospectus and should be read in conjunction with the Prospectus and this Supplement.  To the extent disclosure in our Annual Report on Form 10-K is provided as of a more recent date than the corresponding disclosure in the Prospectus, the disclosure in our Annual Report on Form 10-K supersedes such corresponding disclosure in the Prospectus.  The Annual Report on Form 10-K (without exhibits) is attached to this Supplement immediately following page F-33.

27

T.  Financial Statements

The section under “Financial Statements – Index to Financial Statements” beginning on page F-1 in the Prospectus is hereby deleted in its entirety and replaced with the following:

INDEX TO FINANCIAL STATEMENTS

Hines Real Estate Investment Trust, Inc. —
Consolidated Financial Statements – Years Ended December 31, 2007, 2006 and 2005:
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets	*
Consolidated Statements of Operations	*
Consolidated Statements of Shareholders’ Equity	*
Consolidated Statements of Cash Flows	*
Notes to Consolidated Financial Statements	*
Hines Real Estate Investment Trust, Inc. —
Schedule III – Real Estate Assets and Accumulated Depreciation:
Report of Independent Registered Public Accounting Firm	*
Schedule III – Real Estate Assets and Accumulated Depreciation	*
Hines-Sumisei U.S. Core Office Fund, L.P
Consolidated Financial Statements – Years Ended December 31, 2007, 2006 and 2005:
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets	*
Consolidated Statements of Operations	*
Consolidated Statements of Shareholders’ Equity	*
Consolidated Statements of Cash Flows	*
Notes to Consolidated Financial Statements	*
The Raytheon/DirecTV Buildings, El Segundo, California — For the Year Ended December 31, 2007:
Independent Auditors’ Report	F-1
Statement of Revenues and Certain Operating Expenses	F-2
Notes to Statement of Revenues and Certain Operating Expenses	F-3
2555 Grand, Kansas City, Missouri — For the Year Ended December 31, 2007:
Independent Auditors’ Report	F-5
Statement of Revenues and Certain Operating Expenses	F-6
Notes to Statement of Revenues and Certain Operating Expenses	F-7
Chase Tower, Dallas, Texas — For the Nine Months Ended September 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-9
Statements of Revenues and Certain Operating Expenses	F-10
Notes to Statements of Revenues and Certain Operating Expenses	F-11
One Wilshire, Los Angeles, California — For the Six Months Ended June 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-13
Statements of Revenues and Certain Operating Expenses	F-14
Notes to Statements of Revenues and Certain Operating Expenses	F-15
Atrium on Bay, Toronto, Ontario — For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-17
Statement of Revenues and Certain Operating Expenses	F-18
Notes to Statement of Revenues and Certain Operating Expenses	F-19
The Laguna Buildings, Redmond, Washington — For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-21
Statement of Revenues and Certain Operating Expenses	F-22
Notes to Statement of Revenues and Certain Operating Expenses	F-23
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Financial Statements
Unaudited Pro Forma Consolidated Financial Statements – Basis of Presentation	F-25
Unaudited Pro Forma Consolidated Balance Sheet — December 31, 2007	F-26
Unaudited Pro Forma Consolidated Statement of Operations for Year Ended December 31, 2007	F-28
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-30
__________

*
Our audited financial statements for the year ended December 31, 2007 are included in our Annual Report on Form 10-K for the year ended December 31, 2007 attached to this Supplement and are hereby incorporated herein by reference.

28

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the two-building office complex located at 2200, 2222 and 2230 East Imperial Highway, El Segundo, California (the “Property”) for the year ended December 31, 2007. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to  Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
January 24, 2008

F-1

RAYTHEON/DIRECTV BUILDINGS, EL SEGUNDO, CALIFORNIA

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2007

Revenue-
Rental revenue	$15,433,883
Certain Operating Expenses:
Real estate taxes	1,232,930
Interest expense	3,102,781
Insurance	20,075
Total certain operating expenses	4,355,786

Revenue in excess of certain operating expenses	$11,078,097

See accompanying notes to the statement of revenues and certain operating expenses.

F-2

RAYTHEON/DIRECTV BUILDINGS, EL SEGUNDO, CALIFORNIA

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2007

 (1) Organization

2200, 2222 and 2230 East Imperial Highway (the “Raytheon/DirecTV Buildings” or the “Property”), is a complex consisting of two office buildings located in the South Bay submarket of El Segundo, California that contains 550,579 square feet (unaudited) of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) entered into a contract to acquire the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition is expected to be completed in February 2008 by Hines REIT El Segundo LP, a wholly-owned subsidiary of the Operating Partnership.

(2) Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

Revenue Recognition

The Property’s operations consist of rental revenue earned from a tenant under a leasing arrangement which provides for minimum rents and an escalation charge to the tenant for the real estate tax amount of 1,232,930. All leases with the tenants are triple-net leases and leases have been accounted for as operating leases. Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in cash receipts in excess of rental revenue of $7,184,530 for the year ended December 31, 2007.

(5) Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2007 is as follows:

Year Ended December 31:	Amount

2008	$21,385,483
2009	7,663,105
2010	7,717,935
2011	7,773,861
2012	7,830,906
Thereafter	34,224,112

F-3

RAYTHEON/DIRECTV BUILDINGS, EL SEGUNDO, CALIFORNIA

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents and real estate taxes. There were no contingent rents for the year-ended December 31, 2007.
Of the total rental revenue for the year ended December 31, 2007, 100% was earned from a tenant in the manufacturing industry, whose lease expires in December 2008. The tenant has executed a lease for 345,377 square feet, or approximately 63% of the buildings’ rentable area, which commences January 1, 2009, and expires on December 31, 2018. Additionally, a tenant in the information industry, has executed a lease for 205,202 square feet, or approximately 37% of the buildings’ rentable area, which commences January 1, 2009, and expires on December 31, 2013.

(6) Mortgage Note Payable

In connection with the acquisition of the Property, Hines REIT El Segundo LP assumed a mortgage note payable to IXIS Real Estate Capital Inc. (the “Mortgage Note”). The Mortgage Note is secured by a deed of trust on certain land and all improvements and an assignment of tenant leases and related receivables. The Mortgage Note accrues interest daily at a fixed rate of 5.675% per annum, which is paid in monthly installments until the maturity date of December 5, 2016.

Future principal payments on the Mortgage Note are as follows:

Year Ending December 31:	Amount

2008	$759,201
2009	803,425
2010	850,224
2011	899,749
2012	952,159
Thereafter	$50,017,829

* * * * *

F-4

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenue and certain operating expenses (the “Historical Summary”) of the property located at 2555 Grand, Kansas City, Missouri (the “Property”) for the year ended December 31, 2007. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Houston, Texas
April 14, 2008

F-5

2555 GRAND, KANSAS CITY, MISSOURI
STATEMENT OF REVENUE AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2007

Revenue-
Rental revenue	$15,755,116
Certain Operating Expenses:
Utilities	773,746
Real estate taxes	96,757
Business property taxes	78,815
Repairs and maintenance	895,287
Cleaning services	87,052
Salaries and wages	780,329
Building management services	94,290
Insurance	47,463
Total certain operating expenses	2,853,739
Revenue in excess of certain operating expenses	$12,901,377

See accompanying notes to statement of revenue and certain operating expenses.

F-6

2555 GRAND, KANSAS CITY, MISSOURI
NOTES TO STATEMENT OF REVENUE AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2007

(1)              Organization

2555 Grand (the “Property”) is a 24-story office building located in Kansas City, Missouri that contains 595,607 square feet (unaudited) of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on February 29, 2008 by Hines REIT 2555 Grand LLC, a wholly-owned subsidiary of the Operating Partnership.

(2)              Basis of Presentation

The statement of revenue and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenue and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3)              Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

(4)              Significant Accounting Policies

(a)                       Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses.  All leases with the tenants are net leases and leases have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of contractual rent of $1,228,719 for the year ended December 31, 2007.

(b)                       Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

F-7

2555 GRAND, KANSAS CITY, MISSOURI
NOTES TO STATEMENT OF REVENUE AND CERTAIN OPERATING EXPENSES – (Continued)

(5)              Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2007 is as follows:

Year ended December 31:	Amount
2008	$11,886,119
2009	12,118,617
2010	12,362,320
2011	12,606,518
2012	12,861,637
Thereafter	162,298,937

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, operting expenses and real estate taxes. There were no contingent rents for the year-ended December 31, 2007.

Of the total rental revenue for the year ended December 31, 2007, approximately 100% was earned from one tenant in the legal industry, whose lease expires in February 2024.

* * * * *

F-8

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 2200 Ross Avenue, Dallas, Texas (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
January 16, 2008

F-9

CHASE TOWER, DALLAS, TEXAS
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months ended September 30, 2007 (unaudited) and For the Year Ended December 31, 2006

	Nine Months Ended September 30, 2007 (unaudited)	Year Ended December 31, 2006
Revenue:
Rental revenue	$21,581,514	$26,449,203
Other revenue	2,497,767	2,793,255
Total revenue	24,079,281	29,242,458
Certain Operating Expenses:
Utilities	2,834,862	3,830,722
Real estate taxes	3,975,348	5,762,054
Repairs and maintenance	868,710	1,263,791
Cleaning services	791,839	1,063,773
Salaries and wages	961,305	1,296,576
Building management services	1,452,633	2,084,735
Insurance	328,613	442,380
Total certain operating expenses	11,213,310	15,744,031
Revenues in excess of certain operating expenses	$12,865,971	$13,498,427

See accompanying notes to statements of revenues and certain operating expenses.

F-10

CHASE TOWER, DALLAS, TEXAS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

(1)              Organization

2200 Ross Avenue (“Chase Tower” or the “Property”) is a 55-story office building located in Dallas, Texas that contains 1,296,407 square feet (unaudited) of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on November 16, 2007 by Hines REIT 2200 Ross Avenue LP, a wholly-owned subsidiary of the Operating Partnership.

(2)              Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC.  These Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)              Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)              Significant Accounting Policies

(a)                       Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses.  All leases with the tenants are gross leases and leases have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of cash payments of $767,019 (unaudited) for the nine months ended September 30, 2007, and $1,427,613 for the year ended December 31, 2006.

(b)                       Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

F-11

CHASE TOWER, DALLAS, TEXAS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)              Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year ended December 31:	Amount
2007	$23,104,680
2008	24,815,715
2009	24,848,185
2010	24,800,258
2011	24,192,861
Thereafter	112,992,395

 Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service and real estate taxes.

 Of the total rental revenue for the year ended December 31, 2006, 36% was earned from two tenants in the legal industry, whose leases expire in various years through 2016, 19% was earned from a tenant in the finance and insurance industry, whose lease expires in 2008, and 14% was earned from a tenant in the accounting industry, whose leases expire in various years through 2012. Also, of the total rental revenue for the year ended December 31, 2006, 39% was earned from seven tenants in the legal industry and 34% was earned from ten tenants in the finance and insurance industry. The Property did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of the total rental revenue of the Property for the year ended December 31, 2006.

* * * * *

F-12

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at One Wilshire, Los Angeles, California (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
October 16, 2007

F-13

 ONE WILSHIRE, LOS ANGELES, CALIFORNIA
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months ended June 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

	Six Months Ended June 30, 2007 (unaudited)	Year Ended December 31, 2006
Revenue:
Rental revenue	$9,499,575	$18,832,846
Other revenue	1,453,686	2,782,118
Total revenue	10,953,261	21,614,964
Certain Operating Expenses:
Utilities	1,974,428	4,018,994
Real estate taxes	1,071,475	2,107,033
Repairs and maintenance	253,604	632,409
Cleaning services	408,613	832,516
Salaries and wages	519,258	851,191
Building management services	463,026	956,201
Insurance	517,784	752,528
Total certain operating expenses	5,208,188	10,150,872
Revenues in excess of certain operating expenses	$5,745,073	$11,464,092

See accompanying notes to statements of revenues and certain operating expenses.

F-14

ONE WILSHIRE, LOS ANGELES, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

(1)             Organization

One Wilshire (the “Property”), a thirty-story office building located in Downtown Los Angeles, California and contains 664,248 square feet (unaudited) of office space. Hines Real Estate Investment Trust, Inc. acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on August 1, 2007 by Hines REIT One Wilshire LP, a wholly-owned subsidiary of the Operating Partnership.

(2)             Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC.  These Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, depreciation and amortization, and fees earned from telecommunication services, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)             Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)             Significant Accounting Policies

(a)                      Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses.  All leases with the tenants are gross leases and leases have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of cash payments of approximately $16,000 (unaudited) for the six months ended June 30, 2007, and approximately $153,000 for the year ended December 31, 2006.

Other revenue consists of fees earned from tenants under leasing arrangements related to space rental of the HVAC condenser unit, emergency generator usage, access to telecommunications rooms and use of connections thereto (excluding fees related to the use of telecommunication services), and parking fees. Such fees are specified under lease agreements with the tenants and are recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

(b)                      Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

F-15

ONE WILSHIRE, LOS ANGELES, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES – (Continued)

(5)             Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year ended December 31:	Amount
2007	$13,580,118
2008	12,391,652
2009	10,816,817
2010	10,168,030
2011	8,196,425
Thereafter	23,039,965

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service and real estate taxes.  The contingent rents for the year ended December 31, 2006 were approximately $283,000.

Of the total rental revenue for the year ended December 31, 2006, 13% was earned from a tenant in the telecommunications industry, whose lease expires in various years through 2013, and 12% was earned from a tenant in the legal industry, whose lease expires in 2018.  Also, of the total rental revenue for the year ended December 31, 2006, 53% was earned from 34 tenants in the telecommunications industry, whose leases expire in various years through 2014, and 16% was earned from 4 tenants in the legal industry whose leases expire in various years through 2018. The Property did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of the total rental revenue of the Property for the year ended December 31, 2006.

* * * * *

F-16

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 595 Bay Street, Toronto, Ontario (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 595 Bay Street, Toronto, Ontario for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
April 13, 2007

F-17

ATRIUM ON BAY, TORONTO, ONTARIO

 STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

Year Ended December 31, 2006
Revenue:
Rental revenue	$27,133,262
Parking revenue	1,637,818
Other income	1,131,692
Total revenues	29,902,772
Certain Operating Expenses:
Real estate taxes	8,205,463
Salaries and wages	1,258,386
Cleaning services	1,557,991
Repairs and maintenance	887,867
Building management services	1,665,958
Insurance	291,567
Utilities	2,698,827
Total certain operating expenses	16,566,059
Revenues in excess of certain operatingexpenses	$13,336,713

See accompanying notes to statement of revenues and certain operating expenses.

F-18

ATRIUM ON BAY, TORONTO, ONTARIO

 NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

(1) Organization

595 Bay Street, Toronto, Ontario (the “Property” or “Atrium on Bay”), is a mixed use office and retail complex containing 1,079,870 square feet (unaudited) of office space located at 595 Bay Street, Toronto, Ontario. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on February 26, 2007 by Hines REIT 595 Bay Trust, a wholly-owned subsidiary of the Operating Partnership.

(2) Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The Historical Summary is presented in United States dollars (USD) and the Property’s functional currency is Canadian dollars (CAD). The translation adjustment from converting the Historical Summary from CAD to USD resulted in a decrease in revenues in excess of certain operating expenses of approximately $1,785,000.

(3) Significant Accounting Policies

(a)  Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. The Property recognizes rental revenue on a straight-line basis over the life of the lease, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $556,000 for the year ended December 31, 2006.

Parking revenue represents amounts generated from contractual and transient parking and is recognized in accordance with contractual terms or as services are rendered. Other revenues consist primarily of tenant reimbursements. Other revenues relating to tenant reimbursements are recognized in the period that the expenses are incurred.

(b)  Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

(c)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-19

(4) Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year ended December 31:	Amount
2007	$11,712,563
2008	11,709,935
2009	10,665,100
2010	10,233,961
2011	9,797,206
Thereafter	27,735,677

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. The contingent rents for the year ended December 31, 2006 were approximately $68,000.

Of the total rental income for the year ended December 31, 2006, 38% was earned from a tenant in the financial services industry, whose leases expire in 2011, 2013, and 2016. No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2006.

* * * *

F-20

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Laguna Buildings, an office complex located on N. E. 31st Way in Redmond, Washington (“Laguna”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of Laguna’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of Laguna for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 22, 2007

F-21

THE LAGUNA BUILDINGS, REDMOND, WASHINGTON
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

Year Ended December 31, 2006
Revenue —
Rental revenue	$7,426,863
Certain Operating Expenses:
Real estate taxes	420,961
Repairs and maintenance	87,753
Building management services	15,538
Insurance	13,751
Utilities	6,490
Total certain operating expenses	544,493
Revenues in excess of certain operatingexpenses	$6,882,370

See accompanying notes to statement of revenues and certain operating expenses.

F-22

THE LAGUNA BUILDINGS, REDMOND, WASHINGTON
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

(1) Organization

Located on N. E. 31st Way, Redmond, Washington (the “Property” or “The Laguna Buildings”), is a group of six office buildings containing 464,701 (unaudited) square feet of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on January 3, 2007 by Hines REIT Laguna Campus LLC, a wholly-owned subsidiary of the Operating Partnership.

(2) Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

(a) Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents. Under most of the leases, the tenants pay for operating expenses directly. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $357,168 for the year ended December 31, 2006.

(b) Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

F-23

(5) Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year ended December 31:
2007	$7,416,076
2008	7,426,426
2009	6,477,688
2010	4,931,677
2011	4,465,300
Thereafter	763,160

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2006.

Of the total rental income for the year ended December 31, 2006, 27% was earned from a tenant in the application software industry, whose leased space expires in 2008 and 2011 and 73% was earned from a tenant in the industrial products industry, whose leases expire in 2009 and 2012.

* * * * *

F-24

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with Hines REIT Properties, L.P. (the “Operating Partnership”), the “Company”) made the following acquisitions since January 1, 2007:

Property Name	Date of Acquisition	Purchase Price
Laguna Buildings	January 3, 2007	$118.0 million
Atrium on Bay	February 26, 2007	$215.6 million
Seattle Design Center	June 22, 2007	$56.8 million
5th and Bell	June 28, 2007	$72.2 million
Rio Distribution Park	July 2, 2007	$53.7 million
3 Huntington Quadrangle	July 19, 2007	$87.0 million
One Wilshire	August 1, 2007	$287.0 million
Minneapolis Office/Flex Portfolio	September 28, 2007	$87.0 million
JPMorgan Chase Tower	November 16, 2007	$289.6 million
2555 Grand	February 29, 2008	$155.8 million
Raytheon/DirecTV Buildings	March 13, 2008	$120.0 million

 Additionally, the Company made equity investments in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) totaling $58.0 million during the year ended December 31, 2007 and owned a 32.0% non-managing general partner interest in the Core Fund as of December 31, 2007.

 On July 2, 2007, the Company acquired a 50% interest in Rio Distribution Park, an industrial property located in Rio de Janeiro, Brazil, through a joint venture with another affiliate of Hines. The Company accounts for its investment in Rio Distribution Park using the equity method of accounting.

 The unaudited pro forma consolidated balance sheet assumes the acquisition of 2555 Grand and the Raytheon/DirecTV Buildings occurred on December 31, 2007. The unaudited pro forma consolidated statement of operations assumes the $58.0 million in investments in the Core Fund, the investment in Rio Distribution Park and all of the Company’s acquisitions listed above occurred on January 1, 2007.

 In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on January 1, 2007, nor does it purport to represent the results of operations for future periods.

F-25

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2007
(In thousands)

	December 31, 2007	Adjustment for Acquisitions		Pro Forma
ASSETS
Investment property, net	$2,051,890	$292,124	(a)	$2,344,014
Investments in unconsolidated entities	361,157			361,157
Cash and cash equivalents	152,443	—		152,443
Restricted cash	3,463	—		3,463
Distributions receivable	6,890	—		6,890
Interest rate swap contracts	—	—		—
Tenant and other receivables	28,518	—		28,518
Out-of-market lease assets, net	43,800	16,684	(a)	60,484
Deferred leasing costs, net	34,954	—		34,954
Deferred financing costs, net	7,638	—		7,638
Other assets	12,870	—		12,870
TOTAL ASSETS	$2,703,623	$308,808		$3,012,431
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$66,267	$—		$66,267
Due to affiliates	8,968	1,379	(b)	10,347
Out-of-market lease liabilities, net	79,465	22,235	(a)	101,700
Other liabilities	17,128	—		17,128
Interest rate swap contracts	30,194	—		30,194
Participation interest liability	26,771	1,379	(b)	28,150
Distributions payable	24,923	—		24,923
Notes payable	1,216,631	139,001	(c)	1,355,632
Total liabilities	1,470,347	163,994		1,634,341

Minority interest	—	—		—

Commitments and Contingencies

Shareholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2007	—	—		—
Common shares, $.001 par value; 1,500,000 common shares authorized as of December 31, 2007; 159,409 common shares issued and outstanding as of December 31, 2007	159	17	(d)	176
Additional paid-in capital	1,358,523	147,555	(d)	1,506,078
Retained deficit	(137,915)	(2,758	)(b)	(140,673)
Accumulated other comprehensive income	12,509	----		12,509
Total shareholders’ equity	1,233,276	144,814		1,378,090
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,703,623	$308,808		$3,012,431

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

F-26

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2007

(a)	To record the pro forma effect of the Company’s acquisitions of 2555 Grand and the Raytheon/DirecTV Buildings, assuming they had occurred on December 31, 2007.

(b)
To record the pro forma effect of the acquisition fees (50% of which is payable in cash and 50% of which is reflected in the participation interest) related to the acquisitions of 2555 Grand and the Raytheon/DirecTV Buildings, assuming they had occurred on December 31, 2007.

(c)
To record the pro forma effect of the Company’s acquisitions of 2555 Grand and the Raytheon/DirecTV Buildings assuming they had occurred on December 31, 2007 and that the financing for these acquisitions as well as other financing activity (as described below) had taken place as of December 31, 2007:

●           Assumed a $54.2 million mortgage with IXIS Real Estate Capital Inc. at a rate of 5.675%, in connection with the acquisition of the Raytheon/DirecTV Buildings and
●           Entered into a $86.0 million mortgage with New York State Teachers’ Retirement System at a rate of 5.375%, secured by interests in 2555 Grand

(d)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) above, less amounts received from the financing activities described in (c) above.

F-27

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(In thousands)

	Year Ended December 31, 2007	Adjustments		Pro Forma
Revenues:
Rental revenue	$166,610	$98,760	(a)	$265,370
Other revenue	12,966	9,768	(a)	22,734
Total revenues	179,576	108,528		288,104
Expenses:
Property operating expenses	48,221	25,480	(a)	73,701
Real property taxes	25,834	11,897	(a)	37,731
Property management fees	4,374	2,481	(a)	6,855
Depreciation and amortization	68,151	43,171	(a)	111,322
Asset management and acquisition fees	29,939	2,758	(b)	32,697
Organizational and offering expenses	7,583	—		7,583
General and administrative expenses	4,570	—		4,570
Total expenses	188,672	85,787		274,459
Income (loss) before other income (expenses), income tax expense and (income) loss allocated to minority interests	(9,096)	22,741		13,645
Equity in losses of unconsolidated entities	(8,288)	(4,933	)(c)	(13,221)
Gain on derivative instruments, net	(25,542)	—		(25,542)
Gain on foreign currency transactions	134	—		134
Interest expense	(47,835)	(30,569	)(d)	(78,404)
Interest income	5,321	—		5,321
Loss before income tax expense and income allocated to minority interests	(85,306)	(12,761)		(98,067)
Income tax expense	(1,068)	—		(1,068)
Income allocated to minority interests	(1,266)			(1,266)
Net loss	$(87,640)	$(12,761)		$(100,401)
Basic and diluted loss per common share:
Loss per common share	$(0.70)	$(0.74)		$(0.70)
Weighted average number common shares outstanding	125,776	17,314	(e)	143,090

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

F-28

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2007

(a)
To record the pro forma effect of the Company’s acquisitions of the Laguna Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio, JPMorgan Chase Tower, 2555 Grand and the Raytheon/DirecTV Buildings assuming that the acquisitions had occurred on January 1, 2007.

(b)
To record the pro forma effect of the acquisition fees (50% of which is payable in cash and 50% of which is reflected in the participation interest) related to the Company’s acquisitions of 2555 Grand and the Raytheon/DirecTV Buildings.

(c)
To record the pro forma effect on the Company’s equity in income of the Core Fund and Rio Distribution Park assuming that the Company’s additional investment in the Core Fund, the Core Fund’s acquisitions of the Sacramento Properties, Charlotte Plaza, the Carillon building, Renaissance Square and One North Wacker, and the Company’s acquisition of Rio Distribution Park had occurred on January 1, 2007.

(d)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2007 related to its acquisitions of the Daytona Buildings, the Laguna Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio, JPMorgan Chase Tower, 2555 Grand and the Raytheon/DirecTV Buildings. The financing for each acquisition is described as follows:

●           $119.0 million mortgage at 5.355% under its pooled mortgage facility with HSH Nordbank for the purchase of the Daytona Buildings and the Laguna Buildings;
●           $190.0 million CAD ($163.9 million USD as of February 26, 2007) mortgage upon the acquisition of Atrium on Bay at a rate of 5.33%;
●           $70.0 million mortgage at 6.03% under its pooled mortgage facility with HSH Nordbank for the purchase of Seattle Design Center and 5th and Bell;
●           $48.0 million mortgage at 5.98% under its pooled mortgage facility with HSH Nordbank for the purchase of 3 Huntington Quadrangle;
●           $159.5 million mortgage with Prudential at 5.98% for the purchase of One Wilshire;
●           $205.0 million mortgage with Metropolitan Life Insurance Company at a rate of 5.7%, for the acquisition of the JPMorgan Chase Tower and the Minneapolis Office/Flex Portfolio;
●           $86.0 million mortgage with New York State Teachers’ Retirement System at a rate of 5.375%, for the acquisition of 2555 Grand; and
●           assumed a $54.2 million mortgage with IXIS Real Estate Capital Inc. at a rate of 5.675%, in connection with the acquisition of the Raytheon/DirecTV Buildings.

(e)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) above, less amounts received from the financing activities described in (d) above.

F-29

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2007

(1)  Investment Properties

On January 3, 2007, the Company acquired six office buildings located on N.E. 31st Way in Redmond, Washington (the “Laguna Buildings”). Four of the buildings were constructed in the 1960’s, while the remaining two buildings were constructed in 1998 and 1999. In aggregate, the buildings contain 464,701 square feet of rentable area.

On February 26, 2007, the Company acquired Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. Atrium on Bay is comprised of three office towers, a two-story retail mall, and a two-story parking garage. The buildings were constructed in 1984 and consist of 1,070,287 square feet of rentable area. The contract purchase price of Atrium on Bay was approximately $250.0 million CAD (approximately $215.6 million USD as of February 26, 2007), exclusive of transaction costs, financing fees and working capital reserves. The financial statements of Atrium on Bay were translated from Canadian Dollars, the property’s functional currency, into United States Dollars for reporting purposes.

On June 22, 2007, the Company acquired Seattle Design Center, a mixed-use office and retail complex that contains 390,684 square feet of rentable area, located in Seattle, Washington. The complex consists of two buildings, one constructed in 1973 and the other in 1983.

On June 28, 2007, the Company acquired 5th and Bell, a six-story office building that contains 197,135 square feet of rentable area, located in Seattle, Washington. The building was constructed in 2002.

On July 2, 2007, the Company acquired a 50% interest in Cargo Center Dutra II, an industrial property located in Rio de Janeiro, Brazil for $103.7 million BRL ($53.7 million USD as of July 2, 2007) through a joint venture with an affiliate of Hines. The property consists of four industrial buildings that contain 693,115 square feet of rentable area. The buildings were constructed in various years from 2001 to 2007.

On July 19, 2007, the Company acquired 3 Huntington Quadrangle, an office complex that contains 407,731 square feet of rentable area, located on Long Island in New York. The complex consists of two four-story buildings constructed in 1971.

On August 1, 2007, the Company acquired One Wilshire, a thirty-story office building that contains 661,553 square feet of rentable area, located in Los Angeles, California. The building was constructed in 1966 and renovated in 1992.

On September 28, 2007, the Company acquired the Minneapolis Office/Flex Portfolio, a collection of nine office/flex buildings located in the I-494, I-394, and Midway submarkets of Minneapolis, Minnesota. The buildings were constructed between 1986 and 1999.

On November 16, 2007, the Company acquired JPMorgan Chase Tower, a fifty five-story office building that contains 1,242,590 square feet of rentable area, located in Dallas, Texas. The building was constructed in 1987.

On February 29, 2008, the Company acquired 2555 Grand, a 24-story office building that contains 595,607 square feet of rentable area, located in Kansas City, Missouri. The building was constructed in 2003.

 On March 13, 2008, the Company acquired the Raytheon/DirecTV Buildings, a complex consisting of two buildings located in El Segundo, California. The building was constructed in 1976.

The unaudited pro forma consolidated balance sheet of the Company assumes that the acquisitions of 2555 Grand and the Raytheon/DirecTV Buildings occurred on December 31, 2007, and the unaudited pro forma consolidated statement of operations of the Company assumes that all acquisitions described above occurred on January 1, 2007.

F-30

(2)  Core Fund

The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than Hines REIT are, and Hines expects that future third-party investors in the Core Fund will be primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership.

On May 1, 2007, the Core Fund purchased a portfolio of six office properties located in Sacramento, California (collectively the “Sacramento Properties”). The Sacramento Properties include 15 office buildings located in and around the Sacramento metropolitan area that contain approximately 1.4 million square feet. The contract purchase price of the Sacramento Properties was $490.2 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $273.3 million. The Core Fund currently holds approximately a 68.56% interest in the Sacramento Properties. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.36%, and 11.08%, respectively.

On June 20, 2007, the Core Fund purchased Charlotte Plaza, a 27-story office building located in Charlotte, N.C. The building was constructed in 1981. The contract purchase price of Charlotte Plaza was $175.5 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $97.5 million. The Core Fund currently holds approximately a 85.91% interest in Charlotte Plaza. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

On July 2, 2007, the Core Fund purchased the Carillon building, a 24-story office building located in Charlotte, N.C. The building was constructed in 1989. The contract purchase price of the Carillon building was $140.0 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $78.0 million. The Core Fund currently holds approximately a 85.91% interest in the Carillon building. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

On December 27, 2007, the Core Fund purchased Renaissance Square, a complex consisting of two office buildings located in Phoenix, Arizona. The buildings were constructed between 1987 and 1989. The contract purchase price of Renaissance Square was $270.9 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was assumed in the amount of $188.8 million. The Core Fund currently holds approximately a 85.91% interest in Renaissance Square. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

On March 31, 2008, the Core Fund purchased One North Wacker, a 51-story office building located in Chicago, Illinois. The building was constructed in 2001. The contract purchase price of One North Wacker was $540.0 million, excluding transaction costs, financing fees and working capital reserves.

The unaudited pro forma consolidated balance sheet of the Core Fund summarized below assumes that the acquisition of One North Wacker occurred on December 31, 2007, and the unaudited pro forma condensed consolidated statement of operations of the Core Fund summarized below assumes that all acquisitions described above occurred on January 1, 2007.

The unaudited pro forma consolidated financial statements of the Company have been prepared assuming the Company’s investment in the Core Fund is accounted for utilizing the equity method as the Company has the ability to exercise significant influence, but does not exercise financial and operating control, over the Core Fund.

F-31

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET OF THE CORE FUND
As of December 31, 2007

ASSETS
Cash	$112,211
Property, net	4,005,880
Other assets	380,891
Total assets	$4,498,982
LIABILITIES AND PARTNERS’ CAPITAL
Debt	$2,527,862
Other liabilities	277,925
Minority interest	472,065
Partners’ capital	1,221,130
Total liabilities and partners’ capital	$4,498,982

F-32

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS OF THE CORE FUND
For the Year Ended December 31, 2007

Year Ended December 31, 2007
Revenues and other income	$538,461
Expenses:
Operating	230,352
Interest	135,700
Depreciation and amortization	225,140
Total expenses	591,192
Minority interest	9,760
Net loss	$(42,971)

* * * * *

F-33

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 10-K

(Mark One)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2007

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-50805
_______________

HINES REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	20-0138854
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard Suite 5000	77056-6118
Houston, Texas	(Zip code)

(Address of principal executive offices)

Registrant’s telephone number, including area code:
(888) 220-6121

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part II of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

Aggregate market value of the common stock held by non-affiliates of the registrant: No established market exists for the registrant’s common stock.

The registrant had 170,665,671 shares of common stock outstanding as of March 14, 2008.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Registrant’s proxy statement in connection with its 2008 annual meeting of shareholders are incorporated by reference in Part III.

1

PART I
Item 1.	Business
Item 1A.	Risk Factors
Item 1B.	Unresolved Staff Comments
Item 2.	Properties
Item 3.	Legal Proceedings
Item 4.	Submission of Matters to a Vote of Security Holders
PART II
Item 5.	Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Redemption of Equity Securities
Item 6.	Selected Financial Data
Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operation
Item 7A.	Quantitative and Qualitative Disclosures About Market Risk
Item 8.	Financial Statements and Supplementary Data
Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure
Item 9A.	Controls and Procedures
Item 9B.	Other Information
PART III
Item 10.	Directors and Executive Officers of the Registrant
Item 11.	Executive Compensation
Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters
Item 13.	Certain Relationships and Related Transactions
Item 14.	Principal Accountant Fees and Services
PART IV
Item 15.	Exhibits and Financial Statement Schedules

2

PART I

Special Note Regarding Forward-Looking Statements

Statements in this Form 10-K that are not historical facts (including any statements concerning investment objectives, economic updates, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements in this Form 10-K are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying forward-looking statements could be inaccurate. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide distributions to our shareholders and maintain the value of the real estate properties in which we hold an interest, may be significantly hindered.

Our shareholders are cautioned not to place undue reliance on any forward-looking statement in this Form 10-K. All forward-looking statements are made as of the date of this Form 10-K, and the risk that actual results will differ materially from the expectations expressed in this Form 10-K may increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements in this Form 10-K, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Form 10-K will be achieved. Please see “Item 1A. Risk Factors” for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in certain forward-looking statements.

Item 1.  Business

General Description of Business and Operations

Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT”), was formed on August 5, 2003 primarily for the purpose of engaging in the business of investing in and owning interests in real estate. Hines REIT has invested and intends to continue to invest primarily in institutional-quality office properties located throughout the United States. Hines REIT also has real estate investments located in Toronto, Ontario and Rio de Janeiro, Brazil. In addition, Hines REIT has invested or may invest in other real estate investments including, but not limited to, properties located outside of the United States, non-office properties, loans and ground leases. Hines REIT is structured as an umbrella partnership real estate investment trust, or UPREIT, and substantially all of Hines REIT’s current and future business is and will be conducted through Hines REIT Properties, L.P. (the “Operating Partnership”). We refer to Hines REIT, the Operating Partnership and its wholly-owned subsidiaries as the “Company,” and the use of “we,” “our,” “us” or similar pronouns in this annual report refers to Hines REIT or the Company as required by the context in which such pronoun is used.

As of December 31, 2007, we owned interests in 39 office properties located throughout the United States, one mixed-use office and retail complex in Toronto, Ontario and one industrial property in Rio de Janeiro, Brazil. These properties contain, in the aggregate, 22.8 million square feet of leasable space. We refer to assets we own 100% as “directly-owned properties”. Our industrial property in Rio de Janeiro, Brazil is owned indirectly through a joint venture with a Hines affiliate and all other properties are owned indirectly through our investment in Hines U.S. Core Office Fund, L.P. (the “Core Fund”). The Core Fund is a partnership organized in August 2003 by our sponsor, Hines Interest Limited Partnership (“Hines”), to invest in existing “core” office properties in the United States that Hines believes are desirable long-term “core” holdings. The following tables provide summary information regarding the properties in which we owned interests as of December 31, 2007.

3

Direct Investments

Property	City	Leasable Square Feet		Percent Leased	Our Effective Ownership(1)
321 North Clark	Chicago, Illinois	885,664		99%	100%
Citymark	Dallas, Texas	220,079		100%	100%
JPMorgan Chase Tower	Dallas, Texas	1,242,590		91%	100%
Watergate Tower IV	Emeryville, California	344,433		100%	100%
One Wilshire	Los Angeles, California	661,553		99%	100%
3 Huntington Quadrangle	Melville, New York	407,731		87%	100%
Airport Corporate Center	Miami, Florida	1,021,397		90%	100%
Minneapolis Office/Flex Portfolio	Minneapolis, Minnesota	766,240		85%	100%
3400 Data Drive	Rancho Cordova, California	149,703		100%	100%
Daytona Buildings	Redmond, Washington	251,313		93%	100%
Laguna Buildings	Redmond, Washington	464,701		100%	100%
1515 S Street	Sacramento, California	348,881		100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377		96%	100%
Seattle Design Center	Seattle, Washington	390,684		84%	100%
5th and Bell	Seattle, Washington	197,135		98%	100%
Atrium on Bay	Toronto, Ontario	1,070,287		95%	100%
Total for Directly-Owned Properties		8,675,768		94%
Indirect Investments
Core Fund Investment
One Atlantic Center	Atlanta, Georgia	1,100,312		84%	27.47%
The Carillon Building	Charlotte, North Carolina	470,726		100%	27.47%
Charlotte Plaza	Charlotte, North Carolina	625,026		97%	27.47%
Three First National Plaza	Chicago, Illinois	1,419,978		94%	21.97%
333 West Wacker	Chicago, Illinois	845,194		87%	21.92%
One Shell Plaza	Houston, Texas	1,228,160		98%	13.73%
Two Shell Plaza	Houston, Texas	566,982		95%	13.73%
425 Lexington Avenue	New York, New York	700,034		100%	12.98%
499 Park Avenue	New York, New York	288,722		100%	12.98%
600 Lexington Avenue	New York, New York	283,311		95%	12.98%
Renaissance Square	Phoenix, Arizona	965,508		95%	27.47%
Riverfront Plaza	Richmond, Virginia	949,791		100%	27.47%
Johnson Ranch Corporate Center	Roseville, California	179,990		76%	21.92%
Roseville Corporate Center	Roseville, California	111,418		94%	21.92%
Summit at Douglas Ridge	Roseville, California	185,128		85%	21.92%
Olympus Corporate Center	Roseville, California	191,494		59%	21.92%
Douglas Corporate Center	Roseville, California	214,606		85%	21.92%
Wells Fargo Center	Sacramento, California	502,365		93%	21.92%
525 B Street	San Diego, California	447,159		90%	27.47%
The KPMG Building	San Francisco, California	379,328		100%	27.47%
101 Second Street	San Francisco, California	388,370		100%	27.47%
720 Olive Way	Seattle, Washington	300,710		93%	21.92%
1200 19th Street	Washington, D.C.	328,154	(2)	28%	12.98%
Warner Center	Woodland Hills, California	808,274		97%	21.92%
Total for Core Fund Properties		13,480,740		92%
Other
Distribution Park Rio	Rio de Janeiro, Brazil	693,115		100%	50%
Total for All Properties		22,849,623		93%
__________

(1)
This percentage shows the effective ownership of the Operating Partnership in the properties listed. On December 31, 2007, Hines REIT owned a 97.6% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.4% interest in the Operating Partnership. Our interest in Distribution Park Rio is owned through our investment in a joint venture with a Hines affiliate. We own interests in all of the properties other than those identified above as being owned 100% by us and Distribution Park Rio through our interest in the Core Fund, in which we owned an approximate 32.0% non-managing general partner interest as of December 31, 2007. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 85.9%.

(2)	This square footage amount includes three floors which are being added to the building and are currently under construction. The construction is expected to be completed in 2009.

4

We have no employees. Our business is managed by Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines, under the terms and conditions of an advisory agreement between us and our Advisor. As compensation for these services, we pay our Advisor asset management and acquisition fees, and we reimburse certain of the Advisor’s expenses in accordance with the advisory agreement. Hines or affiliates of Hines manage the leasing and operations for all of the properties in which we invest, and we pay Hines property management and leasing fees in connection with these services. Hines is owned and controlled by Gerald D. Hines and his son Jeffrey C. Hines, the Chairman of our board of directors. Hines and its 3,550 employees have over 50 years of experience in the areas of investment selection, underwriting, due diligence, portfolio management, asset management, property management, leasing, disposition, finance, accounting and investor relations.

Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Our web site is www.HinesREIT.com. However, the information on our website is not incorporated by reference into this report.

Primary Investment Objectives

Our primary investment objectives are:

•	to preserve invested capital;

•	to invest in a diversified portfolio of office properties;

•	to pay regular cash dividends;

•	to achieve appreciation of our assets over the long term; and

•	to remain qualified as a real estate investment trust, or “REIT,” for federal income tax purposes.

Acquisition and Investment Policies

We invest primarily in institutional-quality office properties located throughout the United States. We believe that there is an ongoing opportunity to create stable cash returns and attractive total returns by employing a strategy of investing primarily in a diversified portfolio of office properties over the long term. We believe that this strategy can help create stable cash flow and capital appreciation potential if the office portfolio is well-selected and well-diversified in number and location of properties, and the office properties are consistently well-managed. These types of properties are generally located in central business districts or suburban markets of major metropolitan cities. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to continue to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant. In addition, we have invested or may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, loans and ground leases. For more information about the properties we acquired during 2007, see “Item 2. Properties — Our Directly-Owned Properties — 2007 Acquisitions.”

We also own Atrium on Bay, a mixed-use office and retail complex in Toronto, Ontario and have an indirect interest in an industrial property in Rio de Janeiro, Brazil. We believe there are also other significant opportunities for real estate investments that currently exist in other markets outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France, while other real estate investment opportunities are located in emerging or maturing markets such as Brazil, Mexico, Russia and China. We believe that investing in international properties that meet our investment policies and objectives could provide additional diversification and enhanced investment returns to our real estate portfolio.

We may continue to invest in real estate directly by owning 100% of such assets or indirectly by owning less than 100% of such assets through investments with or in other investors or joint venture partners, including other Hines-affiliated entities, such as the Core Fund. We anticipate that we will fund our future acquisitions primarily with proceeds raised from our current public offering (the “Current Offering”) and potential follow-on offerings, as well as with proceeds from debt financings. All of our investment decisions are subject to the approval of a majority of our board of directors, and specifically a majority of our independent directors if an investment involves a transaction with Hines or any of its affiliates.

5

Financing Strategy and Policies

We expect that once we have fully invested the proceeds of our Current Offering and other potential follow-on offerings, our debt financing, or the debt financing of entities in which we invest, will be in the range of approximately 40%-60% of the aggregate value of our real estate investments. Financing for future acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs. Additionally, the amount of debt placed on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties.

Additionally, we have and may continue to enter into interest rate swap contracts as economic hedges against the variability of future interest rates on variable interest rate debt.

We had debt financing in an amount equal to approximately 54% of the estimated value of our direct and indirect real estate investments as of December 31, 2007, consisting primarily of outstanding loans under secured mortgage financings. The Core Fund, in which we have invested, had debt financing in an amount equal to approximately 50% of the estimated value of its real estate investments as of December 31, 2007, consisting primarily of outstanding loans under its revolving credit facility and secured mortgage financings. The estimated value of each property was based on the most recent appraisals available or the purchase price, in the case of recent acquisitions.

Distribution Objectives

In order to qualify as a REIT for federal income tax purposes, we must distribute at least 90% of our taxable income (excluding capital gains) to our shareholders. We intend, although we are not legally obligated, to continue to make regular quarterly distributions to holders of our common shares at least at the level required to maintain our REIT status unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, which is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code.

We declare distributions to our shareholders as of daily record dates and aggregate and pay such distributions quarterly. From January 1, 2006 through June 30, 2006, with the authorization of our board of directors, we declared distributions equal to $0.00164384 per share, per day. From July 1, 2006 through December 31, 2007, we declared distributions equal to $0.00170959 per share, per day. Additionally, we have declared distributions equal to $0.00170959 per share, per day for the period from January 1, 2008 through April 30, 2008.

Tax Status

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with our taxable year ended December 31, 2004. In addition, the Core Fund, in which we own an interest, has invested in properties through other entities that have elected to be taxed as REITs. Our management believes that we and the applicable entities in the Core Fund are organized and operate, and intend to continue operating, in such a manner as to qualify for treatment as REITs. Accordingly, no provision has been made for U.S. federal income taxes for the years ended December 31, 2007, 2006 and 2005 in the accompanying consolidated financial statements.

Competition

Numerous real estate companies, real estate investment trusts and U.S. institutional and foreign investors compete with us in acquiring office and other properties and obtaining creditworthy tenants to occupy such properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Principal factors of competition in our primary business of acquiring and owning office properties are the quality of properties, leasing terms (including rent and other charges and allowances for inducements and tenant improvements), the quality and breadth of tenant services provided, and reputation as an owner and operator of quality office properties in the relevant market. Additionally, our ability to compete depends upon, among other factors, trends of the global, national and local economies, investment alternatives, financial condition and operating results of current and prospective tenants, availability and cost of capital, taxes, governmental regulations, legislation and demographic trends.

6

We believe Hines’ extensive real estate experience and depth and breadth of its organization of 3,550 employees located in 69 cities across the United States and 33 cities in 15 other countries allows it to better identify investment opportunities for us and more effectively operate our real estate assets. However, competition may increase our cost of acquisitions or operations, lower our occupancy or rental rates or increase the level of inducements we offer to tenants.

Customers

We are dependent upon the ability of current tenants to pay their contractual rent amounts as the rents become due. At December 31, 2007, we owned 16 properties directly, a 50% interest in an industrial property in Brazil and held an approximate 32.0% non-managing general partner interest in the Core Fund, which held indirect interests in 24 properties. See “Item 2 — Properties.” No tenant represented more than 10% of our consolidated rental revenue for the year ended December 31, 2007. In addition, we are not aware of any current tenants who will not be able to pay their contractual rental amounts as they become due and whose inability to pay would have a material adverse impact on our results of operations.

Available Information

Shareholders may obtain copies of our filings with the Securities and Exchange Commission (“SEC”), free of charge from the website maintained by the SEC at www.sec.gov or from our website at www.HinesREIT.com. Our filings will be available on our website as soon as reasonably practicable after we electronically file such materials with the SEC. However, the information from our website is not incorporated by reference into this report.

Item 1A.  Risk Factors

You should carefully read and consider the risks described below together with allother information in this report. If certain of the following risks actually occur,our results of operations and ability to pay distributions would likely suffermaterially, or could be eliminated entirely. As a result, the value of our commonshares may decline, and you could lose all or part of the money you paid to buy ourcommon shares.

Investment Risks

There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for shareholders to sell their shares and, if they are able to sell their shares, they will likely sell them at a substantial discount. The price of our common shares maybe adjusted to a price less than the price shareholders paid for their shares.

There is no public market for our common shares, and we do not expect one to develop. We have no plans to list our shares on a national securities exchange or over-the-counter market, or to include our shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit the ability of our shareholders to sell their shares. We have a share redemption program, but it is limited in terms of the amount of shares that may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program upon 30 days’ written notice. It may be difficult for shareholders to sell their shares promptly or at all. If shareholders are able to sell their shares, they may only be able to sell them at a substantial discount from the price they paid. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay selling commissions, the dealer-manager fee and acquisition fees in connection with our public offerings. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that shareholders will be able to sell their shares, whether pursuant to our share redemption program or otherwise, without incurring a substantial loss. We cannot assure shareholders that their shares will ever appreciate in value to equal the price they paid for their shares. Thus, shareholders should consider our common shares as illiquid and a long-term investment and should be prepared to hold their shares for an indefinite length of time. Further, the price of our shares may be adjusted periodically to reflect changes in the net asset value of our assets as well as changes in fees and expenses and therefore future adjustments may result in an offering price lower than the price shareholders paid for their shares and a redemption price lower than our current redemption price.

7

Our shareholders’ ability to have their shares redeemed is limited under our share redemption program, and if shareholders are able to have their shares redeemed, it may be at a price that is less than the price paid for and the then-current market value of the shares.

Even though our share redemption program may provide shareholders with a limited opportunity to redeem their shares after they have held them for a period of one year, shareholders should understand that our share redemption program contains significant restrictions and limitations. The Company will redeem shares to the extent our board of directors determines we have sufficient available cash to do so subject to the annual limitation on the number of shares we can redeem set forth in our share redemption program. Further, if at any time all tendered shares are not redeemed, shares will be redeemed on a pro rata basis. The Company may, but is not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet shareholders’ redemption needs, including proceeds from our dividend reinvestment plan or securities offerings, operating cash flow not intended for distributions, borrowings and capital transactions such as asset sales or financings. Our board of directors reserves the right to amend, suspend or terminate the share redemption program at any time in its discretion upon 30 days’ written notice. Shares are currently redeemed at a price of $9.52 per share. However, our board of directors may change the redemption price from time to time upon 30 days’ written notice based on the then-current estimated net asset value of our real estate portfolio at the time of the adjustment and such other factors as it deems appropriate, including the then-current offering price of our shares (if any), our then- current dividend reinvestment plan price and general market conditions. The methodology used in determining the redemption price is subject to a number of limitations and to a number of assumptions and estimates which may not be accurate or complete. The redemption price may not be indicative of the price our shareholders would receive if our shares were actively traded, if we were liquidated or if they otherwise sold their shares. Therefore, shareholders should not assume that they will be able to sell all or any portion of their shares back to us pursuant to our share redemption program or at a price that reflects the then-current market value of their shares.

Due to the risks involved in the ownership of real estate, there is no guarantee of any return on an investment in our shares, and shareholders may lose some or all of their investment.

By owning our shares, shareholders are subjected to significant risks associated with owning and operating real estate. The performance of your investment in Hines REIT is subject to such risks, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing;

•	changes in property level operating expenses due to inflation or otherwise; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

If our assets decrease in value, the value of an investment in our shares will likewise decrease, and shareholders could lose some or all of their investment.

We have invested a significant percentage of our total current investments, and we may make additional investments, in the Core Fund. Because of our current and possible future Core Fund investments, it is likely that Hines affiliates will retain significant control over a significant percentage of our investments even if our independent directors remove our Advisor.

While a majority of our independent directors may remove our Advisor upon 60 days’ written notice, our independent directors cannot unilaterally remove the managing general partner of the Core Fund, which is also an affiliate of Hines. We have substantial investments in the Core Fund and may invest a significant amount of the proceeds received from our Current Offering in the Core Fund. Because of our current Core Fund investments and because our ability to remove the managing general partner of the Core Fund is limited, it is likely that an affiliate of Hines will maintain a substantial degree of control over a significant percentage of our investments despite the removal of our Advisor by our independent directors. Any additional investments by us in the Core Fund will contribute to this risk. In addition, our ability to redeem any investment we hold in the Core Fund is limited. Please see “— Business and Real Estate Risks — Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions” for more information regarding our ability to redeem any investments in the Core Fund.

8

Many of the fees we pay were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to our Advisor, Dealer Manager (defined below) and other affiliates of Hines for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor and us, were likewise not negotiated at arm’s-length. Such agreements include the advisory agreement we entered into with the Advisor (the “Advisory Agreement”), the agreement (“Dealer Manager Agreement”) we entered into with Hines Real Estate Securities, Inc. (“HRES” or the “Dealer Manager”), and the property management and leasing agreements we entered into with Hines. We cannot assure our shareholders that a third party unaffiliated with Hines would not be able and willing to provide such services to us at a lower price.

We will pay substantial compensation to Hines, the Advisor and their affiliates,which may be increased or decreased during the Current Offering or future offerings by our independent directors.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines, the Advisor and their affiliates may increase or decrease during the Current Offering or future offerings if such increase or decrease is approved by our independent directors.

If we are only able to sell a small number of shares in our Current Offering, our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares.

We incur certain fixed operating expenses in connection with our operations, such as costs incurred to secure insurance for our directors and officers, regardless of our size. To the extent we sell fewer than the maximum number of shares we have registered in connection with our Current Offering and any future offerings and therefore are unable to make additional investments which could increase our gross income, these expenses will represent a greater percentage of our gross income and, correspondingly, will have a greater proportionate adverse impact on our ability to pay distributions to our shareholders.

Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership and an interest in Hines REIT may be diluted if we issue additional shares.

Hines REIT owned a 97.6% general partner interest in the Operating Partnership as of December 31, 2007. An affiliate of Hines, HALP Associates Limited Partnership, owns a Participation Interest in the Operating Partnership, which was issued as consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. This interest in the Operating Partnership, as well as the number of shares into which it may be converted, increases on a monthly basis. As of December 31, 2007, the percentage interest in the Operating Partnership attributable to the Participation Interest was 1.7% and such interest was convertible into 2.8 million common shares, subject to the fulfillment of certain conditions. The Participation Interest will increase to the extent leverage is used because the use of leverage will allow the Company to acquire more assets. Each increase in this interest will dilute our shareholders’ indirect investment in the Operating Partnership and, accordingly, reduce the amount of distributions that would otherwise be payable to our shareholders in the future.

Additionally, shareholders do not have preemptive rights to acquire any shares issued by us in the future. Therefore, shareholders may experience dilution of their equity investment if we:

•
sell shares in our public offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan and shares issued to our officers and directors or employees of the Advisor and its affiliates under our Employee and Director Incentive Share Plan;

•	sell securities that are convertible into shares, such as interests in the Operating Partnership;

•	issue shares in a private offering;

•	issue common shares upon the exercise of options granted to our independent directors, or employees of the Company or the Advisor; or

•	issue shares to sellers of properties acquired by us in connection with an exchange of partnership units from the Operating Partnership.

9

The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required by our Advisory Agreement upon its termination may discourage a takeover attempt if the takeover attempt would include the termination of our Advisory Agreement.

In the event of a merger in which we are not the surviving entity, and pursuant to which our Advisory Agreement is terminated under certain circumstances, Hines and its affiliates may require the Operating Partnership to purchase all or a portion of the Participation Interest and any partnership units in the Operating Partnership (“OP Units”) or other interest in the Operating Partnership that they hold at any time thereafter for cash, or our shares, as determined by the seller. The Participation Interest increases on a monthly basis and, as the percentage interest in the Operating Partnership attributable to this interest increases, these rights may deter transactions that could result in a merger in which we are not the survivor. This deterrence may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to acquire us through a merger.

The Participation Interest would increase at a faster rate with frequent dispositions of properties followed by acquisitions using proceeds from such dispositions.

A component of the Participation Interest is intended to approximate an increased interest in the Operating Partnership based on a percentage of the cost of our investments or acquisitions. Because the interest in the Operating Partnership represented by the Participation Interest increases with each acquisition we make, if we frequently sell assets and reinvest the proceeds of such dispositions, the Participation Interest would increase at a faster rate than it would if we acquired assets and held them for an extended period. Likewise, if we frequently sell assets and reinvest the proceeds of such dispositions, our Advisor will earn additional cash acquisition fees.

Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.

Under our Advisory Agreement, if we are not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Participation Interest or OP Units then held by such entities. The purchase price will be based on the net asset value of the Operating Partnership and payable in cash, or our shares, as determined by the seller. If the termination of the Advisory Agreement would result in the Company not being advised by an affiliate of Hines, and if the amount necessary to purchase Hines’ interest in the Operating Partnership is substantial, these rights could discourage or deter us from terminating the Advisory Agreement under circumstances in which we would otherwise do so.

We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of our common shares.

We may issue, without shareholder approval, preferred shares or a class or series of common shares with rights that could adversely affect our holders of the common shares. Upon the affirmative vote of a majority of our directors (including in the case of preferred shares, a majority of our independent directors), our charter authorizes our board of directors (without any further action by our shareholders) to issue preferred shares or common shares in one or more class or series, and to fix the voting rights (subject to certain limitations), liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such class or series of shares. In addition, a majority of our independent directors must approve the issuance of preferred shares. If we ever create and issue preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and/or

•	the removal of incumbent management.

10

We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company.

We are not, and the Core Fund is not, registered as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Investment companies subject to this Act are required to comply with a variety of substantive requirements, such as requirements relating to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

Many of these requirements are intended to provide benefits or protections to security holders of investment companies. Because we do not expect to be subject to these requirements, our shareholders will not be entitled to these benefits or protections.

In order to operate in a manner to avoid being required to register as an investment company, we may be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire interests in companies or entities that we would otherwise want to acquire. The operations of the Core Fund may likewise be limited in order for the Core Fund to avoid being required to register as an investment company.

If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce our shareholders’ investment return or impair our ability to conduct our business as planned.

We do not expect to operate as an “investment company” under the Investment Company Act. However, the analysis relating to whether a company qualifies as an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under this Act, and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. It is possible that many of our interests in real estate may be held through other entities, and some or all of these interests in other entities could be deemed to be investment securities.

If we held investment securities and the value of these securities exceeded 40% of the value of our total assets, we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations. Please see “— We are not registered as an investment company under the Investment Company Act and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company.” The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and the investment return on our shares.

We have received an opinion from our counsel, Greenberg Traurig, LLP that is based on certain assumptions and representations and taking into consideration our current assets and the percentage which could be deemed “investment securities,” we are not currently an investment company.

If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Our investment in the Core Fund is subject to the risks described in this risk factor, as the Core Fund will need to operate in a manner to avoid qualifying as an investment company as well. If the Core Fund is required to register as an investment company, the extra costs and expenses and limitations on operations resulting from such as described above could adversely impact the Core Fund’s operations, which would indirectly reduce the return on our shares and such registration also could adversely affect our status as an investment company.

11

The ownership limit in our charter may discourage a takeover attempt.

Our charter provides that no holder of shares, other than Hines, affiliates of Hines or any other person to whom our board of directors grants an exemption, may directly or indirectly own, as to any class or series of shares, more than 9.9% in value or in number, whichever is more restrictive, of the outstanding shares of such class or series of our outstanding securities. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our shareholders and thus may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of these limits or otherwise to effect a change of control in us.

We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations.

Provisions of the Maryland General Corporation Law prohibit business combinations unless prior approval of the board of directors is obtained before the person seeking the combination became an interested shareholder, with:

•	any person who beneficially owns 10% or more of the voting power of our outstanding shares (an “interested shareholder”);

•
any of our affiliates who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (also an “interested shareholder”); or

•	an affiliate of an interested shareholder.

These prohibitions are intended to prevent a change of control by interested shareholders who do not have the support of our board of directors. Because our charter contains limitations on ownership of 9.9% or more of our common shares by a shareholder other than Hines or an affiliate of Hines, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our charter will provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested shareholder.

Business and Real Estate Risks

Any indirect investment we make will be consistent with the investment objectives and policies described in this report and will, therefore, be subject to similar business and real estate risks. The Core Fund, which has investment objectives and policies similar to ours, is subject to many of the same business and real estate risks as we are. For example, the Core Fund:

•	may not have sufficient available funds to make distributions;

•	expects to acquire additional properties in the future which, if unsuccessful, could affect our ability to pay dividends to our shareholders;

•	is subject to risks as a result of joint ownership of real estate with Hines and other Hines programs or third parties;

•
intends to use borrowings to partially fund acquisitions, which may result in foreclosures and unexpected debt-service requirements and indirectly negatively affect our ability to pay dividends to our shareholders;

•	is also dependent upon Hines and its key employees for its success;

•	also operates in a competitive business with competitors who have significant financial resources and operational flexibility;

•	may not have funding or capital resources for future tenant improvements;

•	depends on its tenants for its revenue and relies on certain significant tenants;

•	is subject to risks associated with terrorism, uninsured losses and high insurance costs;

•	will be affected by general economic and regulatory factors it cannot control or predict;

•	will make illiquid investments and be subject to general economic and regulatory factors, including environmental laws, which it cannot control or predict; and

•	will be subject to property taxes and operating expenses that may increase.

12

To the extent the operations and ability of the Core Fund, or any other entity through which we indirectly invest in real estate, to make distributions is adversely affected by any of these risks, our operations and ability to pay distributions to our shareholders will be adversely affected.

We are different in some respects from other programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.

We are Hines’ only publicly-offered investment program and one of Hines’ first REITs. Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees or expenses associated with our public offerings or all of the laws and regulations that govern us, including reporting requirements under the federal securities laws, and tax and other regulations applicable to REITs. A significant portion of Hines’ other programs and investments also involve development projects. Although we are not prohibited from participating in development projects, we currently do not expect to participate in significant development activities. We are also the first program sponsored by Hines with investment objectives permitting the making and purchasing of loans and participations in loans, and Hines does not have significant experience making such investments.

The past performance of other programs sponsored by Hines may not be indicative of our future results and we may not be able to successfully operate our business and implement our investment strategy, which may be different in a number of respects from the operations previously conducted by Hines. Shareholders should not rely on the past performance of other programs or investments sponsored by Hines to predict or as an indication of our future performance.

Geographic and industry concentration of our portfolio may make us particularly susceptible to adverse economic developments in those areas and sectors.

We expect that rental income from real property will, directly or indirectly, constitute substantially all of our income. In the event that we have a concentration of properties in a particular geographic area or the business activities of our tenants are concentrated in a particular industry, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area or that industry. An investment in the Company will be subject to greater risk to the extent that we lack a portfolio that is diversified geographically and across industries. For example, as of December 31, 2007, approximately 12% of our portfolio consists of properties located in Chicago, 12% of our portfolio consists of properties located in Los Angeles, 12% of our portfolio consists of properties located in Seattle and 11% of our portfolio consists of properties located in Dallas. Further, as of December 31, 2007, based on our pro-rata share of the square footage leased by our tenants at all of the properties in which we own an interest, 22% of our portfolio is leased to tenants in the finance and insurance industry, 17% of our portfolio is leased to tenants in the legal industry, and 10% of our portfolio is leased to tenants in the information industry. Consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets or industries. Please see “Item 2. Properties — Market Concentration and — Industry Concentration.”

Delays in purchasing properties with proceeds received from our Current Offering may result in a lower rate of return to investors.

We expect to continue to conduct public offerings on a “best efforts” basis. Our ability to locate and commit to purchase specific properties with the proceeds raised from public offerings will be partially dependent on our ability to raise sufficient funds for such acquisitions, which is difficult to predict. We may be substantially delayed in making investments due to delays in the sale of our common shares, delays in negotiating or obtaining the necessary purchase documentation, delays in locating suitable investments or other factors. We expect to invest proceeds we receive from our offerings in short-term, highly-liquid investments until we use such funds in our operations and we do not expect the income we earn on these temporary investments will be substantial. Therefore, delays in investing proceeds we raise from our public offerings could impact our ability to generate cash flow for distributions.

If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

Over the last several years, the commercial real estate market has attracted a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may have resulted in inflated purchase prices for such assets. We and the Core Fund have recently purchased assets in this environment, and to the extent either of us purchases real estate in the future in such an environment, we are subject to the risks that the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. This could cause the value of our shareholders’ investments in our Company to be lower.

13

In our initial quarters of operations, distributions we paid to our shareholders were partially funded with advances or borrowings from our Advisor. We may use similar advances, borrowings, deferrals or waivers of fees from our Advisor or affiliates, or other sources in the future to fund distributions to our shareholders. We cannot assure shareholders that in the future we will be able to achieve cash flows necessary to repay such advances or borrowings and pay distributions at our historical per-share amounts, or to maintain distributions at any particular level, if at all.

We cannot assure shareholders that we will be able to continue paying distributions to our shareholders at our historical per-share amounts, or that the distributions we pay will not decrease or be eliminated in the future. In our initial quarters of operations, the distributions we received from the Core Fund and our net cash flow provided by or used in operating activities (before the payments of cash acquisition fees to our Advisor, which we fund with net offering proceeds) were insufficient to fund our distributions to shareholders and minority interests. As a result, our Advisor advanced funds to us to enable us to partially fund our distributions, and our Advisor has deferred, and in some cases forgiven, the reimbursement of such advances. As of December 31, 2007, other than with respect to amounts previously forgiven, we have reimbursed our Advisor for these advances. Our Advisor is under no obligation to advance funds to us in the future or to defer or waive fees in order to support our distributions. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources — Cash Flows from Financing Activities — Distributions.”

If our Advisor or its affiliates were to refuse to advance funds to cover our expenses or defer or waive fees in the future, our ability to pay distributions to our shareholders could be adversely affected, and we may be unable to pay distributions to our shareholders, or such distributions could decrease significantly. In addition, our Advisor, banks or other financing sources may make loans or advances to us in order to allow us to pay future distributions to our shareholders. The ultimate repayment of this liability could adversely impact our ability to pay distributions in future periods as well as potentially adversely impact the value of our shares. In addition, our Advisor or affiliates could choose to receive shares of our common stock or interests in the operating partnership in lieu of cash fees to which they are entitled, and the issuance of such securities may dilute the interest of our shareholders.

We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements.

In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid (or deemed paid) by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years.

We expect our income, if any, to consist almost solely of our share of the Operating Partnership’s income, and the cash available for the payment of distributions by us to our shareholders will consist of our share of cash distributions made by the Operating Partnership. As the general partner of the Operating Partnership, we will determine the amount of any distributions made by the Operating Partnership. However, we must consider a number of factors in making such distributions, including:

•	the amount of the cash available for distribution;

•	the impact of such distribution on other partners of the Operating Partnership;

•	the Operating Partnership’s financial condition;

•	the Operating Partnership’s capital expenditure requirements and reserves therefore; and

•	the annual distribution requirements contained in the Code necessary to qualify and maintain our qualification as a REIT.

Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures, the creation of reserves, the use of cash to purchase shares under our share redemption program or required debt amortization payments, could result in our having taxable income that exceeds cash available for distribution.

In view of the foregoing, we may be unable to meet the REIT minimum distribution requirements and/or avoid the 4% excise tax described above. In certain cases, we may decide to borrow funds in order to meet the REIT minimum distribution and/or avoid the 4% excise tax even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

14

We expect to acquire additional properties in the future, which, if unsuccessful, could adversely impact our ability to pay distributions to our shareholders.

We expect to acquire interests in additional properties in the future. We also expect that the Core Fund will acquire properties in the future. The acquisition of properties, or interests in properties by us or the Core Fund, will subject us to risks associated with owning and/or managing new properties, including tenant retention and tenant defaults of lease obligations. Specific examples of risks that could relate to acquisitions include:

•	risks that investments will fail to perform in accordance with our expectations because of conditions or liabilities we did not know about at the time of acquisition;

•
risks that projections or estimates we made with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate; and

•	general investment risks associated with any real estate investment.

We are subject to risks as the result of joint ownership of real estate with other Hines programs and third parties.

We have invested in properties and assets jointly with other Hines programs and with other third parties. We may also purchase or develop properties in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines affiliates, the sellers of the properties, developers or similar persons. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present with other methods of owing real estate. Examples of these risks include:

•	the possibility that our partners or co-investors might become insolvent or bankrupt;

•
that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	the possibility that we may incur liabilities as the result of actions taken by our partner or co-investor; or

•
that such partners or co-investors may be in a position to take actions contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Hines affiliates may also entail conflicts of interest.

Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions.

The Core Fund will only redeem up to 10% of its outstanding interests during any calendar year and the managing general partner of the Core Fund may limit redemptions as a result of certain tax and other regulatory considerations. We may not be able to exit the Core Fund or liquidate all or a portion of our interest in the Core Fund. Please see the risk factor captioned “— If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected” below.

15

If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.

The Core Fund co-owns several buildings together with certain independent pension plans and funds (the “Institutional Co-Investors”) that are advised by General Motors Investment Management Corporation (the “Institutional Co-Investor Advisor”). Each entity formed to hold these buildings is required to redeem the interests held by the Institutional Co-Investors in such entity at dates ranging from August 19, 2012 to October 2, 2018. Additionally, the Institutional Co-Investor Advisor is entitled to co-investment rights for real estate assets in which the Core Fund invests. For each asset in which Institutional Co-Investors acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Core Fund will establish a three-year period ending no later than the twelfth anniversary of the date the asset is acquired during which the entity through which those Institutional Co-Investors co-invest in such asset will redeem such Institutional Co-Investors’ interests in such entity, unless the Institutional Co-Investors elect to extend such period. The Institutional Co-Investor Advisor also has certain buy/sell rights in entities in which the Institutional Co-Investors have co-invested with the Core Fund. Additionally, certain other investors in the Core Fund have rights to seek redemption of their interest in the Core Fund under certain circumstances.

We cannot assure our shareholders that the Core Fund will have capital available on favorable terms or at all to fund the redemption of the Institutional Co-Investors’ interest under these circumstances. If the Core Fund is not able to raise additional capital to meet such mandatory redemption requirements, the Core Fund may be required to sell assets that it would otherwise elect to retain or sell assets or otherwise raise capital on less than favorable terms or at a time when it would not otherwise do so. If the Core Fund is forced to sell any of its assets under such circumstances, the disposition of such assets could materially adversely impact the Core Fund’s operations and ability to make distributions to us and, consequently, our investment in the Core Fund.

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.

In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may acquire a general partner interest in the form of a non-managing general partner interest. For example, our interest in the Core Fund is in the form of a non-managing general partner interest. As a non-managing general partner, we are potentially liable for all liabilities of the partnership without having the same rights of management or control over the operation of the partnership as the managing general partner. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions. If we do not have sufficient capital resources from such financings, our growth may be limited.

In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new investments. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use debt and equity financing for such acquisitions because of our inability to retain significant earnings. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments and expand our operations will be adversely affected.

Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.

We intend to rely in part on borrowings under our credit facilities and other external sources of financing to fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risk that our cash flow will not be sufficient to cover required debt service payments.

If we cannot meet our required debt obligations, the property or properties subject to indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to the Company. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and distribution payments.

16

We have acquired and may acquire various financial instruments for purposes of“hedging” or reducing our risks, which may be costly and ineffective and could reduce our cash available for distribution to our shareholders.

We have acquired and may acquire various financial instruments for purposes of reducing our risks. Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities may not prevent significant losses and could increase the loss to our company. Further, hedging transactions may reduce cash available for distribution to our shareholders.

Our success will be dependent on the performance of Hines as well as key employees of Hines.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of Hines and its affiliates as well as key employees of Hines in the discovery and acquisition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. Our board of directors and our Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of the Current Offering.

Our shareholders will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our acquisitions. We will rely on the management ability of Hines and the oversight of our board of directors as well as the management of any entities or ventures in which we invest. If Hines or its affiliates (or any of their key employees) suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, the ability of Hines and its affiliates to allocate time and/or resources to our operations may be adversely affected. If Hines is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations would be adversely impacted. The Core Fund is also managed by an affiliate of Hines. Its performance and success is also dependent on Hines and the Core Fund is likewise subject to these risks.

We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.

Numerous real estate companies that operate in the markets in which we operate or may operate in the future will compete with us in acquiring office and other properties and obtaining credit worthy tenants to occupy such properties. Such competition could adversely affect our business. There are numerous real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking investments and tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower our occupancy rates and the rent we may charge tenants.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

We expect that rental income from real property will, directly or indirectly, constitute substantially all of our income. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing mortgages we may own. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

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The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay distributions.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may have an adverse impact on our income and our ability to pay dividends. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Unfavorable changes in economic conditions could adversely impact occupancy or rental rates

Economic conditions may significantly affect office building occupancy or rental rates. Occupancy and rental rates in the markets in which we operate, in turn, may have a material adverse impact on our cash flows, operating results and carrying value of investment property. The risks that may affect conditions in these markets include the following:

•	Changes in the national, regional and local economic climates;

•	Local conditions, such as an oversupply of office space or a reduction in demand for office space in the area;

•	A future economic downturn which simultaneously affects more than one of our geographical markets;

•	Increased operating costs, if these costs cannot be passed through to tenants.

National, regional and local economic climates may be adversely affected should population or job growth slow. To the extent either of these conditions occurs in the markets in which we operate, market rents will likely be affected. We could also face challenges related to adequately managing and maintaining our properties, should we experience increased operating costs. As a result, we may experience a loss of rental revenues, which may adversely affect our results of operations and our ability to satisfy our financial obligations and to pay distributions to our shareholders.

Uninsured losses relating to real property may adversely impact the value of our portfolio.

We attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters. We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, any such uninsured losses. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damage to a property.

We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.

We may not be able either to obtain certain desirable types of insurance coverage, such as terrorism insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may inhibit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance make it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and an investment in our shares. Such attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Hines has historically owned and managed office properties, generally in major metropolitan or suburban areas. We have also invested and expect that we will continue to invest in such properties. For example, the Core Fund owns interests in properties located in New York City and Washington, D.C. We and the Core Fund also own buildings in the central business districts of other major metropolitan cities. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. We intend to obtain terrorism insurance, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.
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The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or our shareholders’ investment.

More generally, any of these events could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by tenants, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to our shareholders.

Our operations will be directly affected by general economic and regulatory factors we cannot control or predict.

Risks of investing in real estate include the possibility that our properties could decrease in value or will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other investments. A significant number of the properties in which we own an interest and expect to acquire are office buildings located in major metropolitan or suburban areas. These types of properties, and the tenants that lease space in such properties, may be impacted to a greater extent by a national economic slowdown or disruption when compared to other types of properties such as residential and retail properties. The following factors may affect income from such properties, our ability to sell properties and yields from investments in properties and are generally outside of our control:

•	conditions in financial markets and general economic conditions;

•	terrorist attacks and international instability;

•	natural disasters and acts of God;

•	over-building;

•	adverse national, state or local changes in applicable tax, environmental or zoning laws; and

•	a taking of any of our properties by eminent domain.

Volatility in debt markets could impact future acquisitions and values of real estate assets potentially reducing cash available for distribution to our shareholders.

The commercial real estate debt markets have recently been experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This has resulted in lenders decreasing the availability of debt financing as well as increasing the cost of debt financing. As our existing debt is either fixed rate debt or floating rate debt with a fixed spread over LIBOR, we do not believe that our current portfolio is materially impacted by the current debt market environment. However, should the reduced availability of debt and/or the increased cost of borrowings continue, either by increases in the index rates or by increases in lender spreads, we will need to include such factors in the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets and could make it more difficult for us to sell any of our investments if we were to determine to do so.

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We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited.

Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs such as share redemptions. We expect to generally hold a property for the long term. When we sell any of our properties, we may not realize a gain on such sale or the amount of our taxable gain could exceed the cash proceeds we receive from such sale. We may not distribute any proceeds from the sale of properties to our shareholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	purchase shares under our share redemption program;

•	fund distributions;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our other properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to avoid such characterization and to take advantage of certain safe harbors under the Code, we may determine to hold our properties for a minimum period of time, generally four years.

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

While we invest primarily in institutional-quality office properties, we may also invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties are more likely to contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties in the United States. In addition, we may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.

All of our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that most of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

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Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990 (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the ADA or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with the ADA. However, we may not be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distributions and the amount of distributions to our shareholders.

If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements.

If we do not establish sufficient reserves for working capital to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease.

We are subject to additional risks from our international investments.

We own a mixed-use office and retail complex in Toronto, Ontario and have an indirect interest in an industrial property in Rio de Janeiro, Brazil. We may purchase additional properties located outside the United States and may make or purchase loans or participations in loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments pose the following risks:

•	the burden of complying with a wide variety of foreign laws, including:

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws; and

•
existing or new laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•
the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	Hines’ limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

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Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Our investments outside the United States may be subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of shareholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

We own properties with retail components and we may acquire more retail properties in the future. As with our office properties, we are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

If we make or invest in loans, our loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our loan investments.

If we make or invest in loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. With respect to loans secured by real property, we will not know whether the values of the properties securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in loans, our loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates aswell as the value of the mortgage loans in the event we sell the loans.

If we invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.

Delays in liquidating defaulted loans could reduce our investment returns.

If there are defaults under our loans secured by real property, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the secured property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

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We may make or invest in mezzanine loans, which involve greater risks of loss than senior loans secured by real properties.

We may make or invest in mezzanine loans that generally take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. These types of investments involve a higher degree of risk than long-term senior mortgage loans secured by real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than traditional mortgage loans, resulting in less equity in the real property and increasing our risk of loss of principal.

Our investment policies may change without shareholder approval, which could not only alter the nature of your investment but also subject your investment to new and additional risks.

Except as otherwise provided in our organizational documents, our investment policies and the methods of implementing our investment objectives and policies may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. We may invest in different property types and/or use different structures to make such investments than we have historically. Please see “— We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties.” As a result, the nature of your investment could change indirectly without your consent and become subject to risks not described in this report.

Potential Conflicts of Interest Risks

We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Many of the preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.

Hines has existing programs with investment objectives and strategies similar to ours. Because we compete with these entities for investment opportunities, Hines faces conflicts of interest in allocating investment opportunities between us and these other entities. We have limited rights to specific investment opportunities located by Hines. Some of these entities have a priority right over other Hines entities, including us, to accept investment opportunities that meet certain defined investment criteria. For example, the Core Fund and other entities sponsored by Hines have the right to accept or reject investments in office properties located in the United States before we have the right to accept such opportunities. Because we and other Hines entities intend to invest primarily in such properties and rely on Hines to present us with investment opportunities, these rights will reduce our investment opportunities. We therefore may not be able to accept, or we may only invest indirectly with or through another Hines affiliated-entity in, certain investments we otherwise would make directly. To the extent we invest in opportunities with another entity affiliated with Hines, we may not have the control over such investment we would otherwise have if we owned all of or otherwise controlled such assets. Please see “— Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” above.

Other than the rights described in the “Conflicts of Interest — Investment Opportunity Allocation Procedure” section of our current prospectus, we do not have rights to specific investment opportunities located by Hines. In addition, our right to participate in the allocation process described in such section will terminate once we have fully invested the proceeds of our Current Offering or if we are no longer advised by an affiliate of Hines. For investment opportunities not covered by the allocation procedure described herein, Hines will decide in its discretion, subject to any priority rights it grants or has granted to other Hines-managed or otherwise affiliated programs, how to allocate such opportunities among us, Hines and other programs or entities sponsored or managed by or otherwise affiliated with Hines. Because we do not have a right to accept or reject any investment opportunities before Hines or one or more Hines affiliates have the right to accept such opportunities, and are otherwise subject to Hines’ discretion as to the investment opportunities we will receive, we may not be able to review and/or invest in opportunities which we would otherwise pursue if we were the only program sponsored by Hines or had a priority right in regard to such investments. We are subject to the risk that, as a result of the conflicts of interest between Hines, us and other entities or programs sponsored or managed by or affiliated with Hines, and the priority rights Hines has granted or may in the future grant to any such other entities or programs, we may not be offered favorable investment opportunities located by Hines when it would otherwise be in our best interest to accept such investment opportunities and our results of operations and ability to pay distributions may be adversely impacted thereby.

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We may compete with other entities affiliated with Hines for tenants.

Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines or its affiliates own and/or manage properties in most if not all geographical areas in which we own or expect to acquire interests in real estate assets. Therefore, our properties compete for tenants with other properties owned and/or managed by Hines and its affiliates. Hines may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by Hines and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.

We do not have employees. Pursuant to a contract with Hines, the Advisor relies on employees of Hines and its affiliates to manage and operate our business. Hines is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and Hines will continue to be actively involved in real estate operations and activities other than our operations and activities. Hines currently controls and/or operates other entities that own properties in many of the markets in which we will seek to invest. Hines spends a material amount of time managing these properties and other assets unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of Hines’ employees.

Hines and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. Because Hines and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of the Advisor, own equity interests in entities affiliated with Hines from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with Hines other than us. As a result of these interests, they could pursue transactions that may not be in our best interest. Also, if Hines suffers financial or operational problems as the result of any of its activities, whether or not related to our business, its ability to operate our business could be adversely impacted. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or desirable.

Hines may face conflicts of interest if it sells properties it acquires or develops to us.

We have acquired, and may in the future acquire properties from Hines and affiliates of Hines. Likewise, the Core Fund has acquired, and may in the future acquire, properties from Hines and affiliates of Hines. We may acquire properties Hines currently owns or hereafter acquires from third parties. Hines may also develop properties and then sell the completed properties to us. Similarly, we may provide development loans to Hines in connection with these developments. Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions. Hines may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between us and the selling entities could exist in such transactions. Because we are relying on Hines, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

Hines may face a conflict of interest when determining whether we should dispose of any property we own that is managed by Hines because Hines may lose fees associated with the management of the property.

We expect that Hines will manage most, if not all, of the properties we acquire directly as well as most, if not all, of the properties in which we acquire an indirect interest as a result of investments in Hines affiliated entities such as the Core Fund. Because Hines receives significant fees for managing these properties, it may face a conflict of interest when determining whether we should sell properties under circumstances where Hines would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

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Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates.

Hines and the Advisor manage our day-to-day operations and properties pursuant to property management agreements and an advisory agreement. These agreements were not negotiated at arms length and certain fees payable by us under such agreements are paid regardless of our performance. Hines and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to affiliates of Hines. These fees may be higher than fees charged by third parties in an arm’s-length transaction as a result of these conflicts.

Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.

Certain of our officers and directors are also officers and directors of the Advisor and other entities controlled by Hines such as the managing general partner of the Core Fund. Some of these entities may compete with us for investment and leasing opportunities. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and our shareholders. For example, conflicts of interest adversely affecting our investment decisions could arise in decisions or activities related to:

•	the allocation of new investments among us and other entities operated by Hines;

•	the allocation of time and resources among us and other entities operated by Hines;

•	the timing and terms of the investment in or sale of an asset;

•	investments with Hines and affiliates of Hines;

•	the compensation paid to our Advisor; and

•	our relationship with Hines in the management of our properties.

These conflicts of interest may also be impacted by the fact that such individuals may have compensation structures tied to the performance of such other entities controlled by Hines and these compensation structures may potentially provide for greater remuneration in the event an investment opportunity is presented to a Hines affiliate rather than us.

Our officers and directors have limited liability.

Generally, we are obligated under our charter and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have also executed indemnification agreements with each officer and director and agreed to indemnify them for any such liabilities that they incur. These indemnification agreements, as well as the indemnification provisions in our charter and bylaws could limit our ability and the ability of our shareholders to effectively take action against our officers and directors arising from their service to us. In addition, there could be a potential reduction in distributions resulting from our payment of premiums associated with insurance or payments of a defense settlement or claim.

Our UPREIT structure may result in potential conflicts of interest.

Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. As general partner of the Operating Partnership, we will be obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our shareholders.

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Tax Risks

If we fail to qualify as a REIT, our operations and our ability to pay distributions to our shareholders would be adversely impacted.

We believe we qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

Investments in foreign real property may be subject to foreign currency gains and losses. Foreign currency gains may not be qualifying income for purposes of the REIT income requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains.

If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our shareholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our shareholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay distributions to our shareholders could be adversely affected.

We structured the Operating Partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Code would classify the Operating Partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in the Operating Partnership. Please see “— If we fail to qualify as a REIT, our operations and ability to pay distributions to our shareholders would be adversely impacted” above. In addition, the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to our shareholders.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•
part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

•
part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

•
part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

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Investors may realize taxable income without receiving cash distributions.

If shareholders participate in the dividend reinvestment plan, they will be required to take into account, in computing their taxable income, ordinary and capital gain distributions allocable to shares they own, even though they receive no cash because such distributions are reinvested. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our dividend reinvestment plan may be deemed to be taxable as income to participants in the plan.

Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure our shareholders that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our common shares would be subject to FIRPTA tax, unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares.

In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay distributions to our shareholders.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid paying federal income tax and/or the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.

Entities through which we hold foreign real estate investments will, in most cases,be subject to foreign taxes, notwithstanding our status as a REIT.

Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States will, in most cases, be subject to income taxation by jurisdictions in which such assets are located. Our cash available for distribution to our shareholders will be reduced by any such foreign income taxes.

Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities.

Under recently enacted tax legislation, the tax rate applicable to qualifying corporate dividends received by individuals prior to 2009 has been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which currently are as high as 35%. This law change may make an investment in our common shares comparatively less attractive relative to an investment in the shares of other corporate entities which pay distributions that are not formed as REITs.

Item 1B.  Unresolved Staff Comments

Not applicable.

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Item 2.  Properties

As of December 31, 2007, we owned interests in 39 office properties located throughout the United States, one mixed-use office and retail complex in Toronto, Ontario and one industrial property in Rio de Janeiro, Brazil. These properties contain, in the aggregate, 22.8 million square feet of leasable space, and we believe each property is suitable for its intended purpose. The following tables provide summary information regarding the properties in which we owned interests as of December 31, 2007.

Direct Investments

Property	City	Leasable Square Feet		Percent Leased	Our Effective Ownership(1)
321 North Clark	Chicago, Illinois	885,664		99%	100%
Citymark	Dallas, Texas	220,079		100%	100%
JPMorgan Chase Tower	Dallas, Texas	1,242,590		91%	100%
Watergate Tower IV	Emeryville, California	344,433		100%	100%
One Wilshire	Los Angeles, California	661,553		99%	100%
3 Huntington Quadrangle	Melville, New York	407,731		87%	100%
Airport Corporate Center	Miami, Florida	1,021,397		90%	100%
Minneapolis Office/Flex Portfolio	Minneapolis, Minnesota	766,240		85%	100%
3400 Data Drive	Rancho Cordova, California	149,703		100%	100%
Daytona Buildings	Redmond, Washington	251,313		93%	100%
Laguna Buildings	Redmond, Washington	464,701		100%	100%
1515 S Street	Sacramento, California	348,881		100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377		96%	100%
Seattle Design Center	Seattle, Washington	390,684		84%	100%
5th and Bell	Seattle, Washington	197,135		98%	100%
Atrium on Bay	Toronto, Ontario	1,070,287		95%	100%
Total for Directly-Owned Properties		8,675,768		94%
Indirect Investments
Core Fund Investment
One Atlantic Center	Atlanta, Georgia	1,100,312		84%	27.47%
The Carillon Building	Charlotte, North Carolina	470,726		100%	27.47%
Charlotte Plaza	Charlotte, North Carolina	625,026		97%	27.47%
Three First National Plaza	Chicago, Illinois	1,419,978		94%	21.97%
333 West Wacker	Chicago, Illinois	845,194		87%	21.92%
One Shell Plaza	Houston, Texas	1,228,160		98%	13.73%
Two Shell Plaza	Houston, Texas	566,982		95%	13.73%
425 Lexington Avenue	New York, New York	700,034		100%	12.98%
499 Park Avenue	New York, New York	288,722		100%	12.98%
600 Lexington Avenue	New York, New York	283,311		95%	12.98%
Renaissance Square	Phoenix, Arizona	965,508		95%	27.47%
Riverfront Plaza	Richmond, Virginia	949,791		100%	27.47%
Johnson Ranch Corporate Center	Roseville, California	179,990		76%	21.92%
Roseville Corporate Center	Roseville, California	111,418		94%	21.92%
Summit at Douglas Ridge	Roseville, California	185,128		85%	21.92%
Olympus Corporate Center	Roseville, California	191,494		59%	21.92%
Douglas Corporate Center	Roseville, California	214,606		85%	21.92%
Wells Fargo Center	Sacramento, California	502,365		93%	21.92%
525 B Street	San Diego, California	447,159		90%	27.47%
The KPMG Building	San Francisco, California	379,328		100%	27.47%
101 Second Street	San Francisco, California	388,370		100%	27.47%
720 Olive Way	Seattle, Washington	300,710		93%	21.92%
1200 19th Street	Washington, D.C.	328,154	(2)	28%	12.98%
Warner Center	Woodland Hills, California	808,274		97%	21.92%
Total for Core Fund Properties		13,480,740		92%
Other
Distribution Park Rio	Rio de Janeiro, Brazil	693,115		100%	50%
Total for All Properties		22,849,623		93%

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__________

(1)
This percentage shows the effective ownership of the Operating Partnership in the properties listed. On December 31, 2007, Hines REIT owned a 97.6% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.4% interest in the Operating Partnership. Our interest in Distribution Park Rio is owned through our investment in a joint venture with a Hines affiliate. We own interests in all of the properties other than those identified above as being owned 100% by us and Distribution Park Rio through our interest in the Core Fund, in which we owned an approximate 32.0% non-managing general partner interest as of December 31, 2007. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 85.9%.

(2)	This square footage amount includes three floors which are being added to the building and are currently under construction. The construction is expected to be completed in 2009.

Lease Expirations

Directly-Owned Properties

The following table lists, on an aggregate basis, all of the scheduled lease expirations for each of the years ending December 31, 2008 through December 31, 2017 and thereafter for the 16 properties we owned directly as of December 31, 2007. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
Year	Number of Leases	Approximate Square Feet	Percent of Total Leasable Area
Vacant	—	519,683	6.0%
2008	121	698,108	8.0%
2009	80	803,660	9.3%
2010	97	707,194	8.2%
2011	67	621,148	7.2%
2012	48	1,280,171	14.8%
2013	19	1,156,130	13.3%
2014	20	296,777	3.4%
2015	11	372,805	4.3%
2016	9	457,286	5.3%
2017	19	421,201	4.9%
Thereafter	12	1,327,529	15.3%

Indirectly-Owned Properties

The following table lists, on an aggregate basis, all of the scheduled lease expirations for each of the years ending December 31, 2008 through December 31, 2017 and thereafter for the 25 properties in which we owned an indirect interest as of December 31, 2007. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
Year	Number of Leases	Approximate Square Feet	Percent of Total Leasable Area
Vacant	—	1,073,257	7.6%
2008	130	776,961	5.5%
2009	127	1,338,325	9.5%
2010	105	1,044,665	7.4%
2011	85	1,295,285	9.2%
2012	87	1,075,849	7.6%
2013	47	1,665,981	11.8%
2014	34	656,665	4.7%
2015	25	2,142,948	15.2%
2016	21	440,218	3.1%
2017	18	475,964	3.4%
Thereafter	38	2,098,617	15.0%

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All Properties

The following table lists our pro-rata share of the scheduled lease expirations for each of the years ending December 31, 2008 through December 31, 2017 and thereafter for all of the properties in which we owned an interest as of December 31, 2007. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
Year	Number of Leases	Approximate Square Feet(1)	Percent of Total Leasable Area(1)
Vacant	—	1,592,940	7.0%
2008	251	1,475,069	6.5%
2009	207	2,141,985	9.4%
2010	202	1,751,859	7.7%
2011	152	1,916,433	8.4%
2012	135	2,356,020	10.4%
2013	66	2,822,111	12.4%
2014	54	953,442	4.2%
2015	36	2,515,753	11.1%
2016	30	897,504	3.9%
2017	37	897,165	3.9%
Thereafter	50	3,426,146	15.1%
__________

(1)	These amounts represent our pro-rata share based on our effective ownership in each of the properties as of December 31, 2007.

Market Concentration

The following table provides a summary of the market concentration of our portfolio based on our pro-rata share of the market value(3) in each of the properties in which we owned interests as of December 31, 2007:

City	Market Concentration: Directly-Owned Properties	Market Concentration: Indirectly-Owned Properties(1)	Market Concentration: All Properties(2)
Chicago, Illinois	12%	11%	12%
Seattle, Washington	17%	2%	12%
Los Angeles, California	14%	7%	12%
Dallas, Texas	16%	—	11%
Toronto, Ontario	10%	—	8%
Sacramento, California	5%	11%	7%
New York, New York	4%	14%	6%
Miami, Florida	8%	—	5%
San Francisco, California	3%	12%	5%
Emeryville, California	7%	—	5%
Phoenix, Arizona	—	7%	2%
Minneapolis, Minnesota	4%	—	3%
Richmond, Virginia	—	7%	3%
Charlotte, North Carolina	—	8%	3%
Atlanta, Georgia	—	8%	3%
Houston, Texas	—	6%	1%
San Diego, California	—	4%	1%
Rio de Janeiro, Brazil	—	1%	1%
Washington, D.C.	—	2%	—
__________

(1)
These amounts represent the properties in which we owned an indirect interest through our investment in the Core Fund and our joint venture in Brazil as of December 31, 2007. All amounts are based on our effective ownership interest in each property as of December 31, 2007.

(2)	These amounts represent all properties in which we owned an interest based on our effective ownership interest in each property as of December 31, 2007.

(3)	The estimated value of each property was based on the most recent appraisals available or the purchase price, in the case of recent acquisitions.
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Industry Concentration

The following table provides a summary of the industry concentration of the tenants of the properties in which we owned interests based on our pro-rata share of their leased square footage as of December 31, 2007:

Industry	Industry Concentration: Directly-Owned Properties	Industry Concentration: Indirectly-Owned Properties(1)	Industry Concentration: All Properties(2)
Finance and Insurance	21%	25%	22%
Legal	12%	34%	17%
Information	15%	4%	10%
Health Care	6%	1%	6%
Government	8%	4%	6%
Manufacturing	11%	1%	6%
Other	6%	7%	6%
Professional Services	4%	6%	5%
Construction	3%	1%	4%
Transportation and Warehousing	1%	5%	4%
Other Services	3%	1%	4%
Accounting	2%	5%	3%
Wholesale Trade	4%	—	3%
Oil & Gas/Energy	1%	6%	2%
Arts, Entertainment and Recreation	3%	—	2%
__________

(1)
These amounts represent the properties in which we owned an indirect interest through our investment in the Core Fund and our joint venture in Brazil as of December 31, 2007. All amounts are based on our effective ownership interest in each property as of December 31, 2007.

(2)	These amounts represent all properties in which we owned an interest based on our effective ownership interest in each property as of December 31, 2007.

Our Directly-Owned Properties

Summarized below is certain information about the 16 office properties we owned directly as of December 31, 2007:

City	Property	Date Acquired	Date Built/ Renovated(1)		Acquisition Cost
	(In millions)
San Mateo, California	1900 and 2000 Alameda	June 2005	1983,1996	(2)	$59.8
Dallas, Texas	Citymark	August 2005	1987		$27.8
Sacramento, California	1515 S Street	November 2005	1987		$66.6
Miami, Florida	Airport Corporate Center	January 2006	1982-1996	(3)	$156.8
Chicago, Illinois	321 North Clark	April 2006	1987		$247.3
Rancho Cordova, California	3400 Data Drive	November 2006	1990		$32.8
Emeryville, California	Watergate Tower IV	December 2006	2001		$144.9
Redmond, Washington	Daytona Buildings	December 2006	2002		$99.0
Redmond, Washington	Laguna Buildings	January 2007	1960-1999	(5)	$118.0
Toronto, Ontario	Atrium on Bay	February 2007	1984		$215.6	(4)
Seattle, Washington	Seattle Design Center	June 2007	1973,1983	(6)	$56.8
Seattle, Washington	5th and Bell	June 2007	2002		$72.2
Melville, New York	3 Huntington Quadrangle	July 2007	1971		$87.0
Los Angeles, California	One Wilshire	August 2007	1966		$287.0
Minneapolis, Minnesota	Minneapolis Office/Flex Portfolio	September 2007	1986-1999	(7)	$87.0
Dallas, Texas	JPMorgan Chase Tower	November 2007	1987		$289.6

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__________

(1)	The date shown reflects the later of the building’s construction completion date or the date of the building’s most recent renovation.

(2)	1900 Alameda was constructed in 1971 and substantially renovated in 1996; 2000 Alameda was constructed in 1983.

(3)	Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land development site.

(4)	This amount was translated from the $250.0 million Canadian dollar acquisition cost as of the date of the acquisition.

(5)	The Laguna Buildings consists of six buildings constructed between 1960 and 1999.

(6)	Seattle Design Center consists of a two-story office building constructed in 1973 and a five-story office building with an underground garage constructed in 1983.

(7)	The Minneapolis Office/Flex Portfolio consists of nine buildings constructed between 1986 and 1999.

2007 Acquisitions

Set forth below is certain additional information about our directly-owned properties acquired during 2007.

The Laguna Buildings

The Laguna Buildings is a complex of six office buildings located in Redmond, Washington. Honeywell Industries, Inc., an industrial products company, leases 255,905 square feet, or approximately 55% of the buildings’ rentable area, under a lease that expires in 2012 and also leases 104,443 square feet, or approximately 23% of the buildings’ rentable area, under a lease that expires in 2009 and provides options to renew for two additional five-year terms. Microsoft Corporation leases 104,353 square feet, or approximately 22% of the buildings’ rentable area under a lease that expires in 2011.

Atrium on Bay

Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Ontario, is comprised of three office towers, a two-story retail mall, and a two-story parking garage. The Canadian Imperial Bank of Commerce, a financial institution, leases 372,406 square feet, or approximately 35% of the rentable area, through leases that expire in 2011, 2013 and 2016. The balance of the complex is leased to 88 tenants none of which leases more than 10% of the rentable area of the complex.

Seattle Design Center

Seattle Design Center, a mixed-use office and retail complex located five miles south of the central business district of Seattle, Washington, is comprised of a two-story and five-story mixed-use office and retail buildings. The buildings are leased to 65 tenants, none of which leases more than 10% of the rentable area of the complex.

5th and Bell

5th and Bell is a six-story office building located in Seattle, Washington. Koninklijke Philips Electronics N.V., a global electronics company, leases 120,001 square feet or approximately 61% of the building’s rentable area, under a lease that expires in June 2012 and provides an option to renew for three additional three-year periods. University of Washington, a state university, leases 27,763 square feet or approximately 14% of the building’s rentable area. Daniel J. Edelman Inc., a public relations firm, leases 20,822 square feet or approximately 11% of the building’s rentable area, under a lease that expires in August 2014 and provides an option to negotiate a renewal during the second to last year of the lease term based on then-current market rates. The remaining rentable area is leased to two office tenants and one retail tenant, none of which leases more than 10% of the building’s rentable area.

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3 Huntington Quadrangle

3 Huntington Quadrangle, a two-building office complex located on Long Island in Suffolk County, New York, consists of two, four-story office buildings. Empire Blue Cross and Blue Shield, a health insurance provider, leases 109,761 square feet or approximately 27% of the rentable area of the complex, under a lease that expires in December 2010 and provides options to renew for two five-year periods. Gentiva Health Services, Inc., a provider of home health services, leases 50,627 square feet or approximately 12% of the rentable area of the complex, under a lease that expires in August 2010 and provides an option to renew for one additional five-year period. The Mortgage Warehouse, a mortgage lender, leases 42,339 square feet or approximately 10% of the building’s rentable area. The remaining lease space is leased to eight tenants, none of which leases more than 10% of the rentable area of the complex.

One Wilshire

One Wilshire, an office property in Los Angeles, California, consists of a thirty-story office building constructed in 1966 and renovated in 1992. CRG West LLC, a data center and property management company, leases 172,656 square feet or approximately 26% of the building’s rentable area, under a lease that expires in July 2017. Musick, Peeler & Garrett LLP, a national law firm, leases 106,475 square feet or approximately 16% of the building’s rentable area, under a lease that expires in October 2018 and contains options to renew for two additional five-year periods. Verizon Communications, Inc., a broadband and telecommunications company, leases 77,898 square feet or approximately 12% of the building’s rentable area, under seven leases that expire in various years through 2013. One of the leases expires in July 2012 and contains an option to renew for one additional five-year period and another lease expires in August 2013 and contains options to renew for two additional five-year periods. The remaining lease space is leased to 46 tenants, none of which leases more than 10% of the building’s rentable area.

Minneapolis Office/Flex Portfolio

The Minneapolis Office/Flex Portfolio is a portfolio of nine office/flex buildings located in the southwest and midway submarkets of Minneapolis, Minnesota. PreferredOne, a health benefits administrator and insurance provider, leases 87,456 square feet or approximately 11% of the rentable area of the portfolio, under a lease that expires in April 2015 and contains options to renew for two additional five-year periods. The remaining lease space is leased to 40 tenants, none of which leases more than 10% of the rentable area of the portfolio.

JPMorgan Chase Tower

JPMorgan Chase Tower is a 55-story office building located in the uptown submarket of Dallas, Texas. Locke Lord Bissell & Liddell LLP, a law firm, leases 207,833 square feet or approximately 17% of the building’s rentable area, under a lease that expires in December 2015. JPMorgan Chase, a financial services firm, leases 195,805 square feet or approximately 16% of the building’s rentable area, under a lease that expires in September 2022. Deloitte LLP, a public accounting firm, leases 127,499 square feet or approximately 10% of the building’s rentable area, under a lease that expires in June 2012. Fulbright & Jaworski, a law firm, leases 123,509 square feet or approximately 10% of the building’s rentable area, under a lease that expires in December 2016. The remaining lease space is leased to 36 tenants, none of which leases more than 10% of the building’s rentable area.

Acquisitions Subsequent to December 31, 2007

2555 Grand

On February 29, 2008, we acquired 2555 Grand, a 24-story office building located in the Crown Center submarket of Kansas City, Missouri. 2555 Grand was constructed in 2003 and consists of 595,607 square feet of rentable area that is 100% leased to Shook, Hardy & Bacon L.L.P, an international law firm, under a lease that expires in February 2024. The contract purchase price for 2555 Grand was $155.8 million, exclusive of transaction costs, financing fees and working capital reserves.

The Raytheon/DirecTV Buildings

On March 13, 2008, we acquired the Raytheon/DirecTV Buildings, a complex consisting of two eleven-story office buildings located in the South Bay submarket of El Segundo, California. Raytheon Company, a defense and aerospace systems supplier, leases 100% of the rentable area under a lease that expires in December 2008. DirecTV, a satellite television provider, subleases 205,202 square feet, or approximately 37% of the buildings’ rentable area, under a lease that expires in December 2008. Raytheon has executed a lease for 345,377 square feet, or approximately 63% of the buildings’ rentable area, which commences January 1, 2009, and expires on December 31, 2018. DirecTV has executed a lease for 205,202 square feet, or approximately 37% of the buildings’ rentable area, which commences January 1, 2009, and expires on December 31, 2013. The contract purchase price was $120.0 million.

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Potential Acquisition Subsequent to December 31, 2007

Williams Tower

On March 18, 2008, we entered into a contract to acquire: (i) Williams Tower, a 65-story office building with an adjacent parking garage located in the Galleria/West Loop submarket of Houston, Texas; (ii) a 47.8% undivided interest in a 2.8-acre park and waterwall adjacent to Williams Tower; and (iii) a 2.3-acre land parcel located across the street from Williams Tower on Post Oak Blvd. The balance of the undivided interest in the park and waterwall is owned by an affiliate of Hines.

Williams Tower was constructed in 1982 and consists of approximately 1.5 million square feet of rentable area that is approximately 91% leased. Transcontinental Gas Pipe Line Corp, a natural gas pipe line operator, leases 250,001 square feet or approximately 16% of the building’s rentable area, under a lease that expires in March 2014 and contains options to renew for three additional five-year periods. Black Box Network Services (formerly known as NextiraOne, LLC), a telecommunications infrastructure provider, leases 186,777 square feet or approximately 12% of the building’s rentable area, under a lease that expires in March 2009. The remaining rentable area is leased to 48 tenants, none of which leases more than 10% of the building’s rentable area. In addition, our headquarters is located in Williams Tower and Hines and its affiliates lease space in Williams Tower. In the aggregate, Hines and its affiliates lease 9% of the building’s net rentable area.

The contract purchase price for Williams Tower is expected to be approximately $271.5 million, exclusive of transaction costs, financing fees and working capital reserves and we expect this acquisition to close on or about May 1, 2008. There can be no assurances that this acquisition will be consummated.

Our Indirectly-Owned Properties

Our Interest in the Core Fund

The Core Fund is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings. We have the right, but not the obligation, to invest up to 40% of any capital calls made by the Core Fund. In addition, we have made, and may in the future make, binding commitments to make capital contributions to the Core Fund. As of December 31, 2007 we owned an approximate 32.0% non-managing general partner interest in the Core Fund (which held ownership interests in 24 properties across the United States as of the end of 2007).

Core Fund Properties

Summarized below is certain information about the 24 office properties in which the Core Fund owned an interest as of December 31, 2007:

City	Property	Date Acquired	Date Built/ Renovated(1)		Acquisition Cost	Effective Core Fund Ownership(2)
	(In millions)
New York, New York	425 Lexington Avenue	August 2003	1987		$358.6	40.6%
New York, New York	499 Park Avenue	August 2003	1981		$153.1	40.6%
Washington D.C.	1200 19th Street	August 2003	1987		$69.4	40.6%
New York, New York	600 Lexington Avenue	February 2004	1985		$91.6	40.6%
Houston, Texas	One Shell Plaza	May 2004	1994		$228.7	43.0%
Houston, Texas	Two Shell Plaza	May 2004	1992		$123.1	43.0%
San Francisco, California	The KPMG Building	September 2004	2002		$148.0	85.9%
San Francisco, California	101 Second Street	September 2004	2000		$157.0	85.9%
Chicago, Illinois	Three First National Plaza	March 2005	1981		$245.3	68.7%
San Diego, California	525 B Street	August 2005	1998		$116.3	85.9%
Seattle, Washington	720 Olive Way	January 2006	1981		$83.7	68.6%
Chicago, Illinois	333 West Wacker	April 2006	1983		$223.0	68.6%
Atlanta, Georgia	One Atlantic Center	July 2006	1987		$305.0	85.9%
Woodland Hills, California	Warner Center	October 2006	2001-2005	(3)	$311.0	68.6%
Richmond, Virginia	Riverfront Plaza	November 2006	1990		$277.5	85.9%
Roseville, California	Johnson Ranch Corporate Center	May 2007	1992,1998	(6)	(4)	68.6%
Roseville, California	Roseville Corporate Center	May 2007	1999		(4)	68.6%
Roseville, California	Summit at Douglas Ridge	May 2007	2004,2005	(7)	(4)	68.6%
Roseville, California	Olympus Corporate Center	May 2007	1992-1996	(8)	(4)	68.6%
Roseville, California	Douglas Corporate Center	May 2007	1990,2003	(9)	(4)	68.6%
Sacramento, California	Wells Fargo Center	May 2007	1992		(4)	68.6%
Charlotte, North Carolina	Charlotte Plaza	June 2007	1981		$175.5	85.9%
Charlotte, North Carolina	The Carillon Building	July 2007	1989		$140.0	85.9%
Phoenix, Arizona	Renaissance Square	December 2007	1987-1989	(5)	$270.9	85.9%
__________
34

(1)	The date shown reflects the later of the building’s construction completion date or the date of the building’s most recent renovation.

(2)	This percentage represents the Core Fund’s effective ownership in the properties shown. See above disclosure regarding the Company’s effective ownership through its investment in the Core Fund.

(3)	Warner Center consists of four five-story office buildings, one three-story office building and two parking structures that were constructed between 2001 and 2005.

(4)	These properties were purchased as part of a portfolio that included six properties for a purchase price of $490.2 million.

(5)	Renaissance Square consists of two office buildings constructed between 1987 and 1989.

(6)	Johnson Ranch Corporate Center consists of five two-story office buildings constructed in 1992 and 1998.

(7)	Summit at Douglas Ridge consists of two three-story office buildings constructed in 2004 and 2005.

(8)	Olympus Corporate Center consists of two three-story office buildings and two two-story office buildings constructed between 1992 and 1996.

(9)	Douglas Corporate Center consists of two three-story office buildings constructed in 1990 and 2003.

2007 Acquisitions

Set forth below is certain additional information about properties acquired by the Core Fund during 2007.

Wells Fargo Center

Wells Fargo Center is a 30-story office building located in the central business district of Sacramento. The building is leased to 42 tenants, none of which leases more than 10% of the building’s rentable area.

Johnson Ranch Corporate Center

Johnson Ranch Corporate Center consists of five two-story office buildings located in Roseville, California. Centex Corporation, a residential construction company, leases 42,790 square feet or approximately 24% of the buildings’ rentable area under a lease that expires in May 2010. The remaining lease space is leased to 34 tenants, none of which leases more than 10% of the buildings’ rentable area.

Roseville Corporate Center

Roseville Corporate Center is a three-story office building located in Roseville, California. Prudential Insurance Company, a financial services company, leases 39,162 square feet or approximately 35% of the building’s rentable area under a lease that expires in August 2010. Verizon California Inc., a wireless communication provider, leases 24,213 square feet or approximately 22% of the building’s rentable area under a lease that expires in August 2009. Umpqua Bank, a financial services company, leases 12,937 square feet or approximately 12% of the building’s rentable area under a lease that expires in June 2012. The remaining lease space is leased to five tenants, none of which leases more than 10% of the building’s rentable area.

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Summit at Douglas Ridge

Summit at Douglas Ridge consists of two three-story office buildings located in Roseville, California. Beazer Homes USA, a homebuilder, leases 21,428 square feet or approximately 12% of the buildings’ rentable area under a lease that expires in July 2013. Beazer Homes USA has exercised a termination option and is expected to vacate the building in August 2008. The remaining lease space is leased to 26 tenants, none of which leases more than 10% of the buildings’ rentable area.

Olympus Corporate Center

Olympus Corporate Center consists of two three-story office buildings and two two-story office buildings located in Roseville, California. Paramount Equity Mortgage, a financial services company, leases 20,525 square feet or approximately 11% of the buildings’ rentable area under a lease that expires in September 2008. The remaining lease space is leased to 26 tenants, none of which leases more than 10% of the buildings’ rentable area.

Douglas Corporate Center

Douglas Corporate Center consists of two three-story office buildings located in Roseville, California. New York Life Insurance Company, a financial services company, leases 22,771 square feet or approximately 11% of the buildings’ rentable area under a lease that expires in August 2011. The remaining lease space is leased to 31 tenants, none of which leases more than 10% of the buildings’ rentable area.

Charlotte Plaza

Charlotte Plaza is a 27-story office building located at 201 South College Street in downtown Charlotte, North Carolina. Wachovia Securities, an investment banking firm, leases 308,908 square feet, or approximately 49% of the property’s rentable area, under two leases. The first lease is for 49,256 square feet and expires in April 2010. The second lease is for 259,652 square feet, expires in December 2013, contains an option to renew for an additional five-year term and contains termination rights, effective in December 2011 and December 2012, for portions of the leased space. The remaining lease space is leased to 44 tenants, none of which leases more than 10% of the building’s rentable area.

The Carillon Building

The Carillon building is a 24-story office building located at 227 West Trade Street in downtown Charlotte, North Carolina and a one-half acre parcel of land adjacent to the building. Cadwalader, Wickersham and Taft LLP, an international law firm, leases 80,303 square feet, or approximately 17% of the property’s rentable area, under a lease that expires in January 2012 and contains an option to renew for one additional five-year term. Deloitte LLP, a public accounting firm, leases 65,579 square feet, or approximately 14% of the property’s rentable area, under two leases that expire in January 2009 and June 2011. The remaining lease space is leased to 42 tenants, none of which leases more than 10% of the building’s rentable area.

Renaissance Square

Renaissance Square consists of two office buildings located in the Central Business District of Phoenix, Arizona. Quarles & Brady Streich Lang, LLP, a law firm, leases 161,300 square feet or approximately 17% of the net rentable area of Renaissance Square, under a lease that expires in April 2015 and contains options to renew for two additional five-year periods. Lewis & Roca LLP, a law firm, leases 114,328 square feet or approximately 12% of the net rentable area of Renaissance Square, under a lease that expires in February 2014 and contains options to renew for two additional five-year periods. Bryan Cave, LLP, a law firm, leases 103,353 square feet or approximately 11% of the net rentable area of Renaissance Square, through leases that expire in April 2010 and April 2017 and contain options to renew for two additional five-year periods. The remaining lease space is leased to 50 tenants, none of which leases more than 10% of the net rentable area of Renaissance Square.

Our Investment in HCB II River LLC

We have a $28.9 million investment in HCB II River LLC, a joint venture created with HCB Interest II LP (“HCB”), an affiliate of Hines on June 28, 2007. On July 2, 2007, the joint venture acquired Distribution Park Rio, an industrial property located in Rio de Janeiro, Brazil. The Property consists of four industrial buildings that were constructed in 2001-2007. The buildings contain 693,115 square feet of rentable area that is 100% leased. We own a 50% indirect interest in Distribution Park Rio through our investment in HCB II River LLC.

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Potential Acquisition Subsequent to December 31, 2007

One North Wacker

On February 22, 2008, the Core Fund entered into a contract to acquire 51-story office building located in the West Loop submarket of the central business district of Chicago, Illinois (“One North Wacker”). One North Wacker consists of approximately 1.4 million square feet and is approximately 98% leased. UBS, a financial institution, leases 452,049 square feet or approximately 33% of the building’s rentable area, under a lease that expires in September 2012. PriceWaterhouseCoopers, an accounting firm, leases 256,477 square feet or approximately 19% of the building’s rentable area, under a lease that expires in October 2013. Citadel, a financial institution, leases 161,488 square feet or approximately 12% of the building’s rentable area, under a lease that expires in August 2012. The contract purchase price of One North Wacker is expected to be approximately $540.0 million, exclusive of transaction costs, financing fees and working capital. There can be no assurances that this acquisition will be consummated.

Item 3.  Legal Proceedings

From time to time in the ordinary course of business, the Company or its subsidiaries may become subject to legal proceedings, claims or disputes. As of March 17, 2008, neither the Company nor any of its subsidiaries was a party to any material pending legal proceedings.

Item 4.  Submission of Matters to a Vote of Security Holders

Not applicable.

PART II

Item 5.  Market for Registrant’s Common Equity, Related ShareholderMatters and Issuer Redemption of Equity Securities

Market Information

As of March 14, 2008, we had 170,665,671 common shares outstanding, held by a total of approximately 46,366 shareholders. The number of shareholders is based on the records of Trust Company of America, Inc., our registrar and transfer agent. There currently is no established public trading market for our common shares and we do not expect one to develop. We have a share redemption program, but it is limited in terms of the number of shares that may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program upon 30 days’ written notice. During 2007, we redeemed approximately 231,000 shares under this program at $9.36 per share and approximately 885,000 shares at $9.52 per share.

In order for Financial Industry Regulatory Authority (“FINRA”) members and their associated persons to participate in the offering and sale of our common shares, we are required pursuant to National Association of Securities Dealers, Inc. (“NASD”) Rule 2710(f)(2)(M) to disclose in each annual report distributed to our shareholders a per share estimated value of the common shares, the method by which it was developed and the date of the data used to develop the estimated value. In addition, our Advisor has agreed to prepare annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in our common shares. For these purposes, the estimated value of the shares is deemed to be $10.58 per share as of December 31, 2007. Our deemed estimated per share value is provided to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities, and should not be used for any other purpose. We cannot assure you that this deemed estimated value, or the method used to establish such value, complies with the ERISA or IRS requirements. We are not required to obtain and did not obtain appraisals for our assets or third-party valuations or opinions for the specific purpose of determining this deemed estimated value as of December 31, 2007.

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The basis for this valuation is the fact that we are currently conducting a public offering of our common shares at the price of $10.58 per share through arms-length transactions. Our offering price was determined by our board of directors in April 2007. The determination by our board of directors of the offering price used in our Current Offering was subjective and was primarily based on (i) the estimated per share net asset value of the Company as determined by our management at the time the determination was made, plus (ii) the commissions, dealer-manager fee and estimated costs associated with our Current Offering. Our management estimated the per share net asset value of the Company using appraised values of our real estate assets determined by independent third party appraisers, as well as estimates of the values of our other assets and liabilities as of December 31, 2006, and then making various adjustments and estimations in order to account for our operations and other factors that had occurred or were expected to occur between December 31, 2006 and July 1, 2007 the date at which the price change became effective. In addition, in setting our offering price, our board of directors also considered our historical and anticipated results of operations and financial condition, our current and anticipated distribution payments, yields and offering prices of other real estate companies substantially similar to us, our then current and anticipated capital and debt structure, and our management’s and Advisor’s recommendations and assessment of our prospects and expected execution of our investment and operating strategies. We have not updated this analysis for purposes of the December 31, 2007 deemed estimated value presented above.

Our valuation is an estimate only. Both our real estate appraisals and the methodology utilized by our management in estimating our per share net asset value were subject to various limitations and were based on a number of assumptions and estimates which may or may not be accurate or complete. No liquidity discounts or discounts relating to the fact that we are currently externally managed were applied to our estimated per share valuation, and no attempt was made to value Hines REIT as an enterprise. Likewise, the valuation was not reduced by potential selling commissions or other costs of sale, which would impact proceeds in the case of a liquidation.

The redemption price we offer in our share redemption program is $9.52 per share on the date of this report and therefore $10.58 per share does not reflect the amount a shareholder would currently receive under our share redemption program. Likewise, the offering price of our shares may not be indicative of the price our shareholders would receive if they sold our shares outside of our share redemption program, if our shares were actively traded or if we were liquidated. Because the estimated per share net asset value of the Company was increased by certain fees and costs associated with the Current Offering, the proceeds received from a liquidation of our assets would likely be substantially less than the Current Offering price of our shares. As a result, we expect that, in the absence of other factors affecting the value of our properties, our aggregate net asset value would be less than the aggregate proceeds of our offerings and the offering price may not be the best indicator of the value of shares purchased as a long term income producing investment. Because there is no public market for our shares, any sale of our shares would likely be at a substantial discount. Please see “Item 1A. Risk Factors — Investment Risks — There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for shareholders to sell their shares and, if they are able to sell their shares, they will likely sell them at a substantial discount.”

Distributions

In order to meet the requirements for being treated as a REIT under the Internal Revenue Code, we must pay distributions to our shareholders each taxable year in an amount equal to at least 90% of our net ordinary taxable income (capital gains are not required to be distributed). Historically, we have declared distributions to shareholders as of daily record dates and aggregated and paid such distributions quarterly. For the period from January 2006 through June, 2006, with the authority of our board of directors, we declared distributions equal to $0.00164384 per share, per day. For the period from July 2006 through December, 2007, we declared distributions equal to $0.00170959 per share, per day. Additionally, we have declared distributions equal to $0.00170959 per share, per day for the period from January 1, 2008 through April 30, 2008.

Our board of directors began authorizing us to declare distributions in November 2004, after we commenced business operations. We have declared distributions monthly and aggregated and paid such distributions quarterly. We intend to continue this distribution policy for so long as our board of directors decides this policy is in the best interests of our shareholders. We have made the following quarterly distributions to our shareholders and minority interests for the years ended December 31, 2007 and 2006:

Distribution for the Quarter Ended	Date Paid	Total Distribution
		(In thousands)
2007
December 31, 2007	January 16, 2008	$24,923
September 30, 2007	October 15, 2007	$23,059
June 30, 2007	July 20, 2007	$18,418
March 31, 2007	April 16, 2007	$14,012
2006
December 31, 2006	January 16, 2007	$11,281
September 30, 2006	October 13, 2006	$9,056
June 30, 2006	July 14, 2006	$6,405
March 31, 2006	April 13, 2006	$4,212
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Distributions to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the shareholders’ basis in our common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholders’ basis in the common shares, it will generally be treated as a capital gain. The Company annually notifies shareholders of the taxability of distributions paid during the preceding year.

For the year ended December 31, 2006, approximately 23% of the distributions paid were taxable to the investor as ordinary taxable income and approximately 77% were treated as return of capital for federal income tax purposes. For the year ended December 31, 2007, approximately 46% of the distributions paid were taxable to the investor as ordinary taxable income and approximately 54% were treated as return of capital for federal income tax purposes. The amount of distributions paid and taxable portion in this period are not indicative or predictive of amounts anticipated in future periods. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources — Cash Flows from Financing Activities — Distributions” in this report.

Recent Sales of Unregistered Securities

Under the terms of our Employee and Director Incentive Share Plan, on July 9, 2007, 1,000 restricted common shares were granted to each of our independent directors, Messrs. George A. Davis, Thomas A. Hassard and Stanley D. Levy. Such shares were granted without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

Shares Authorized for Issuance under Equity Compensation Plans

The following table sets forth the number of shares of our common stock reserved for issuance under our equity compensation plans as of December 31, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	—	n/a	7,970,460
Equity compensation plans not approved by security holders	—	n/a	—
Total	—	n/a	7,970,460

Share Redemption Program

For so long as our shares are not listed on a national securities exchange or included for quotation on a national securities market, we expect to offer a share redemption program to our shareholders. Our board of directors may terminate, suspend or amend our share redemption program at any time upon 30 days’ written notice. To the extent our board determines that we have sufficient cash available for redemptions, we may redeem shares presented for cash, provided that the number of shares we may redeem under the program during any calendar year may not exceed, as of the date we commit to any redemption, 10% of our shares outstanding as of the same date in the prior calendar year. Generally, shareholders must hold their shares for at least one year before they may participate in our share redemption program; however, in the event of the death or disability of a shareholder, we may waive the one-year holding period requirement as well as the annual limitation on the number of shares that will be redeemed.

The current redemption price for our shares, which is subject to adjustment by our board of directors at any time on 30 days’ notice, is $9.52 per share.

39

Issuer Redemptions of Equity Securities

The following table lists shares we redeemed under our share redemption plan during the period covered by this report.

Period	Total Number of Shares Redeemed	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares that May Yet be Redeemed Under the Plans or Programs(1)
January 1, 2007 to March 31, 2007	108,831	$9.36	108,831	2,890,147
April 1, 2007 to June 30, 2007	121,997	9.36	121,997	4,993,045
July 1, 2007 to September 30, 2007	252,984	9.52	252,984	5,471,784
October 1, 2007 to October 31, 2007	631,855	9.52	631,855	4,839,929
November 1, 2007 to November 30, 2007	—	—	—	4,839,929
December 1, 2007 to December 31, 2007	—	—	—	6,906,080
Total	1,115,667		1,115,667
__________

(1)
We may redeem shares under the program so long as the total number of shares redeemed during the calendar year does not exceed, as of the date of the redemption, 10% of our shares outstanding on the same date during the prior year. Our share redemption plan has been in effect since June 2004 and has no definitive expiration date. However, the plan may be suspended or terminated at the discretion of the board of directors.

Item 6.  Selected Financial Data

The following selected consolidated and combined financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	2007	2006	2005	2004
	(In thousands, except per share amounts)
Operating Data:
Revenues	$179,576	$63,930	$6,247	$—
Depreciation and amortization	$68,151	$22,478	$3,331	$—
Asset management and acquisition fees	$29,939	$17,559	$5,225	$818
Organizational and offering expenses, net of reversal(1)	$7,583	$5,760	$(6,630)	$14,771
General and administrative expenses, net(2)	$4,570	$2,819	$494	$618
Equity in earnings (losses) of unconsolidated entities	$(8,288)	$(3,291)	$(831)	$68
Loss before income taxes and (income) loss allocated to minority interests	$(85,306)	$(38,919)	$(2,392)	$(16,549)
Provision for income taxes	$(1,068)	$—	$—	$—
(Income) Loss allocated to minority interests	$(1,266)	$429	$635	$6,541
Net loss	$(87,640)	$(38,490)	$(1,757)	$(10,008)
Basic and diluted loss per common share	$(0.70)	$(0.79)	$(0.16)	$(60.40)
Distributions authorized per common share(3)	$0.62	$0.61	$0.60	$0.06
Weighted average common shares outstanding — basic and diluted	125,776	48,468	11,061	166
Balance Sheet Data:
Total investment property	$2,051,890	$798,329	$143,577	$—
Investment in unconsolidated entities	$361,157	$307,553	$118,575	$28,182
Total assets	$2,703,623	$1,213,662	$297,334	$30,112
Long-term obligations	$1,273,596	$498,989	$77,922	$409

(1)
Based on actual gross proceeds raised in the initial offering, we were not obligated to reimburse the Advisor for certain organizational and offering costs that were previously accrued by us. Accruals of these costs were reversed in our financial statements during the year ended December 31, 2005. See further discussion in Note 2 to our consolidated financial statements included in this report.

(2)
During the year ended December 31, 2005, the Advisor forgave amounts previously advanced to us for certain corporate-level general and administrative expenses. See further discussion in Note 6 to our consolidated financial statements included in this report.

(3)	The Company paid its first distributions in January 2005.

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Item 7.  Management’s Discussion and Analysis of Financial Condition andResults of Operation

You should read the following discussion and analysis together with our consolidatedfinancial statements and notes thereto included in this Annual Report onForm 10-K. The following information contains forward-looking statements,which are subject to risks and uncertainties. Should one or more of these risks oruncertainties materialize, actual results may differ materially from those expressedor implied by the forward-looking statements. Please see “Special Note RegardingForward-Looking Statements” above for a description of these risks anduncertainties.

Executive Summary

Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with its consolidated subsidiaries, “we”, “us” or the “Company”) and its subsidiary, Hines REIT Properties, L.P. (the “Operating Partnership”) were formed in August 2003 for the purpose of investing in and owning interests in real estate. We have invested and continue to invest in real estate to satisfy our primary investment objectives, including preserving invested capital, paying regular cash distributions and achieving modest capital appreciation of our assets over the long term. We make investments directly through entities wholly owned by the Operating Partnership, or indirectly through other entities, such as through our investment in Hines U.S. Core Office Fund, L.P. (the “Core Fund”). As of December 31, 2007, we had direct and indirect interests in 39 office properties located throughout the United States, one mixed-use office and retail property in Toronto, Ontario, and one industrial property in Rio de Janeiro, Brazil. In addition, we have and may make other real estate investments including, but not limited to, properties outside of the United States, non-office properties, loans and ground leases. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to invest in properties which will be diversified by location, lease expirations and tenant industries.

In order to provide equity capital for these investments, we sold shares to the public through our initial public offering (the “Initial Offering”), which commenced on June 18, 2004 and terminated on June 18, 2006, and we continue to sell common shares through our follow-on public offering of a maximum of $2.2 billion in common shares (the “Current Offering”). We commenced the Current Offering on June 19, 2006 and we intend to continue raising significant amounts of capital through our Current Offering and potential follow-on offerings.

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The following table provides summary information regarding the properties in which we owned interests as of December 31, 2007:

Direct Investments

Property	City	Leasable Square Feet		Percent Leased	Our Effective Ownership(1)
321 North Clark	Chicago, Illinois	885,664		99%	100%
Citymark	Dallas, Texas	220,079		100%	100%
JPMorgan Chase Tower	Dallas, Texas	1,242,590		91%	100%
Watergate Tower IV	Emeryville, California	344,433		100%	100%
One Wilshire	Los Angeles, California	661,553		99%	100%
3 Huntington Quadrangle	Melville, New York	407,731		87%	100%
Airport Corporate Center	Miami, Florida	1,021,397		90%	100%
Minneapolis Office/Flex Portfolio	Minneapolis, Minnesota	766,240		85%	100%
3400 Data Drive	Rancho Cordova, California	149,703		100%	100%
Daytona Buildings	Redmond, Washington	251,313		93%	100%
Laguna Buildings	Redmond, Washington	464,701		100%	100%
1515 S Street	Sacramento, California	348,881		100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377		96%	100%
Seattle Design Center	Seattle, Washington	390,684		84%	100%
5th and Bell	Seattle, Washington	197,135		98%	100%
Atrium on Bay	Toronto, Ontario	1,070,287		95%	100%
Total for Directly-Owned Properties		8,675,768		94%
Indirect Investments
Core Fund Investment
One Atlantic Center	Atlanta, Georgia	1,100,312		84%	27.47%
The Carillon Building	Charlotte, North Carolina	470,726		100%	27.47%
Charlotte Plaza	Charlotte, North Carolina	625,026		97%	27.47%
Three First National Plaza	Chicago, Illinois	1,419,978		94%	21.97%
333 West Wacker	Chicago, Illinois	845,194		87%	21.92%
One Shell Plaza	Houston, Texas	1,228,160		98%	13.73%
Two Shell Plaza	Houston, Texas	566,982		95%	13.73%
425 Lexington Avenue	New York, New York	700,034		100%	12.98%
499 Park Avenue	New York, New York	288,722		100%	12.98%
600 Lexington Avenue	New York, New York	283,311		95%	12.98%
Renaissance Square	Phoenix, Arizona	965,508		95%	27.47%
Riverfront Plaza	Richmond, Virginia	949,791		100%	27.47%
Johnson Ranch Corporate Center	Roseville, California	179,990		76%	21.92%
Roseville Corporate Center	Roseville, California	111,418		94%	21.92%
Summit at Douglas Ridge	Roseville, California	185,128		85%	21.92%
Olympus Corporate Center	Roseville, California	191,494		59%	21.92%
Douglas Corporate Center	Roseville, California	214,606		85%	21.92%
Wells Fargo Center	Sacramento, California	502,365		93%	21.92%
525 B Street	San Diego, California	447,159		90%	27.47%
The KPMG Building	San Francisco, California	379,328		100%	27.47%
101 Second Street	San Francisco, California	388,370		100%	27.47%
720 Olive Way	Seattle, Washington	300,710		93%	21.92%
1200 19th Street	Washington, D.C.	328,154	(2)	28%	12.98%
Warner Center	Woodland Hills, California	808,274		97%	21.92%
Total for Core Fund Properties		13,480,740		92%
Other
Distribution Park Rio	Rio de Janeiro, Brazil	693,115		100%	50%
Total for All Properties		22,849,623		93%
__________

(1)
This percentage shows the effective ownership of the Operating Partnership in the properties listed. On December 31, 2007, Hines REIT owned a 97.6% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.4% interest in the Operating Partnership. Our interest in Distribution Park Rio is owned through our investment in a joint venture with a Hines affiliate. We own interests in all of the properties other than those identified above as being owned 100% by us and Distribution Park Rio through our interest in the Core Fund, in which we owned an approximate 32.0% non-managing general partner interest as of December 31, 2007. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 85.9%.

(2)	This square footage amount includes three floors which are being added to the building and are currently under construction. The construction is expected to be completed in 2009.

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As of December 31, 2007, we had primarily invested in institutional-quality office properties in the United States. We expect to continue to focus primarily on investments in institutional-quality office properties located in the United States (whether as direct investments or as indirect investments through the Core Fund or otherwise). However, we have expanded our focus to include other real estate investments such as our investment in Toronto, Ontario and our international joint venture investment in Rio de Janeiro, Brazil. We intend to continue to pursue institutional-quality office properties as well as other real estate investments that we believe will satisfy our long-term primary objectives of preserving invested capital and achieving modest capital appreciation over the long term, in addition to providing regular cash distributions to our shareholders. In the future, our investments may include additional investments outside of the United States, investments in non-office properties, non-core or development investments, loans, ground leases and investments in other joint ventures.

Economic Update

The global and national economies softened in 2007, and seem to have continued to deteriorate in early 2008. It is still unclear as to whether the economy has entered a significant slow down or a recession, however, there are a number of troublesome signs in the economy and the capital markets, including increasing default rates on residential mortgages; declining housing prices; higher energy prices; slowing employment growth; weakening US Dollar; and softening consumer spending. In addition, the debt capital markets have been in a state of turmoil, largely precipitated by escalating defaults in residential sub-prime mortgages. This turmoil has extended from the residential mortgage markets and has caused dislocation in the general corporate and commercial real estate debt markets. As a result, debt capital is constrained, more expensive, and available on less favorable terms to borrowers than it has been in recent years. With less capital available for investment in commercial real estate, there is evidence of fewer buyers who are seeking to acquire commercial properties resulting in possible increases in cap rates and lower prices or values.

Office market fundamentals are also beginning to show signs of softening. The current state of the economy and the implications of future potential weakening could negatively impact office market fundamentals and result in lower occupancy of office space, lower rental rates, and declining values in our current portfolio. Due to our investment strategy of investing in high-quality real estate in fundamentally sound long-term markets with long-term leases to credit worthy tenants, we believe we are well positioned to withstand a down cycle, however we may experience a decrease in the value of our assets and a decrease in our distribution rate due to reduced operating cash flow if our assets suffer additional vacancy or lower rental rates from a softening office market. In addition, with the potential of unfavorable pricing available to sellers and less capital available in the debt markets, there may be fewer acquisition opportunities available in the market until the capital markets stabilize and the economy strengthens. Notwithstanding the above, if commercial real estate prices decline and cap rates increase, any new investments we make may generate higher returns than were available in the past two or three years.

Critical Accounting Policies

Each of our critical accounting policies involves the use of estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Basis of Presentation

Our consolidated financial statements included in this annual report include the accounts of Hines REIT and the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

We evaluate the need to consolidate investments based on standards set forth in Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46R, Consolidation of Variable Interest Entities and American Institute of CertifiedPublic Accountants’ Statement of Position 78-9, Accounting for Investments inReal Estate Ventures, as amended by Emerging Issues Task Force (“EITF”) No. 04-5, Investor’s Accounting for an Investment in a Limited PartnershipWhen the Investor Is the Sole General Partner and the Limited Partners Have CertainRights. In accordance with this accounting literature, we will consolidate joint ventures that are determined to be variable interest entities for which we are the primary beneficiary. We will also consolidate joint ventures that are not determined to be variable interest entities, but for which we exercise significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing.

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Investment Property

Real estate assets we own directly are stated at cost less accumulated depreciation, which in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets are capitalized. Maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2007, management believes no such impairment has occurred.

Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that we believe are similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved and include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above-and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Acquired above- and below-market ground lease values are recorded based on the difference between the present values (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases. The capitalized above- and below-market lease values are amortized as adjustments to ground lease expense over the lease term.

Management estimates the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized to interest expense over the life of the mortgage note payable.

Deferred Leasing Costs

Direct leasing costs, primarily consisting of third-party leasing commissions and tenant incentives, are capitalized and amortized over the life of the related lease. Tenant incentive amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

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The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. If the Company is the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Company concludes it is not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements. The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include, among others: 1) whether the lease stipulates how and on what a tenant improvement allowance may be spent; 2) whether the tenant or landlord retains legal title to the improvements; 3) the uniqueness of the improvements; 4) the expected economic life of the tenant improvements relative to the length of the lease; and 5) who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment. In making that determination, the Company considers all of the above factors, among others. No one factor, however, necessarily establishes our determination.

Organizational and Offering Costs

Certain organizational and offering costs related to our public offerings have been paid by our Advisor on our behalf. Organizational and offering costs incurred by our Advisor have been analyzed and segregated between those which are organizational in nature, those which are offering-related salaries and other general and administrative expenses of the Advisor and its affiliates, and those which qualify as offering expenses in accordance with Staff Accounting Bulletin (“SAB”) Topic 5.A, Miscellaneous Accounting — Expenses of Offering. Organizational costs are expensed as incurred in accordance with Statement of Position 98-5, Reportingon the Costs of Start-up Activities. Offering-related salaries and other general and administrative expenses of the Advisor and its affiliates are expensed as incurred, and third party offering expenses are taken as a reduction against the net proceeds of the offerings within additional paid-in capital in accordance with SAB Topic 5.A. In addition to the offering costs to be paid to the Advisor, selling commissions and dealer manager fees are paid to our Hines Real Estate Securities, Inc. (the “Dealer Manager”). Such costs are netted against the net offering proceeds within additional paid-in capital as well.

Pursuant to an advisory agreement we entered into with the Advisor during the Initial Offering, we were obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3.0% of the gross proceeds raised from the Initial Offering. This agreement expired on June 18, 2006. Organizational and offering costs recorded in our financial statements in periods ending on or before June 30, 2006 were based on estimates of gross proceeds to be raised through the end of the Initial Offering. Such estimates were based on highly subjective factors, including the number of retail broker-dealers signing selling agreements with our Dealer Manager, anticipated market share penetration in the retail broker-dealer network and the Dealer Manager’s best estimate of the growth rate in sales. At each balance sheet date, management reviewed the actual gross offering proceeds raised to date and management’s estimate of future sales of our common shares through the end of the Initial Offering to determine how much of these costs were expected to be reimbursed to the Advisor, then adjusted the accruals of such costs accordingly.

We commenced the Current Offering on June 19, 2006, and on June 26, 2006, we entered into a new advisory agreement with the Advisor (the “Advisory Agreement”). The Advisory Agreement was renewed in June 2007 for an additional one-year term. Certain organizational and offering costs associated with the Current Offering have been paid by the Advisor on our behalf. Pursuant to the terms of our current Advisory Agreement, we are obligated to reimburse the Advisor for the actual organizational and offering costs incurred, so long as such costs, together with selling commissions and dealer-manger fees, do not exceed 15% of gross proceeds from the Current Offering. These costs were recorded in the accompanying consolidated financial statements in the period in which they were incurred.

Our Current Offering will terminate on June 19, 2008, pursuant to the terms of the offering. Accordingly, we expect to commence a follow-on offering on or about June 20, 2008 (the “Third Offering”). Pursuant to the anticipated terms of the Third Offering, we are not expected to be obligated to reimburse the Advisor for organizational and offering costs related to the Third Offering. Additionally, the Advisor is not a shareholder of Hines REIT. Accordingly, no amounts of organizational and offering costs incurred by the Advisor in connection with the Third Offering during the year ended December 31, 2007 have been recorded in the accompanying consolidated financial statements.

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Revenue Recognition and Valuation of Receivables

We are required to recognize minimum rent revenues on a straight-line basis over the terms of tenant leases, including rent holidays, if any. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant’s lease provision. Revenues relating to lease termination fees are recognized at the time that the tenant’s right to occupy the space is terminated and when we have satisfied all obligations under the lease and are included in other revenue in the accompanying consolidated statements of operations. To the extent our leases provide for rental increases at specified intervals, we will record a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct writeoff is recorded and would decrease our total assets and shareholders’ equity.

Derivative Instruments

We have entered into interest rate swap transactions as economic hedges against the variability of future interest rates on certain variable interest rate debt. To date, we have not designated any such contracts as cash flow hedges for accounting purposes. The interest rate swaps have been recorded at their estimated fair value in the accompanying consolidated balance sheets as of December 31, 2007 and 2006. Changes in the fair value of the interest rate swaps have been recorded in the accompanying condensed consolidated statements of operations for the years then ended.

We mark the interest rate swaps to their estimated fair value as of each balance sheet date, and the changes in fair value are reflected in our consolidated statements of operations.

In February 2007, we entered into a foreign currency contract related to the acquisition of an office property located in Toronto, Ontario. The contract was entered into as an economic hedge against the variability of the foreign currency exchange rate related to our equity investment and was settled at the close of this acquisition. The gain that resulted upon settlement was recorded in loss on derivative instruments, net, in the accompanying consolidated statement of operations for the year ended December 31, 2007.

Treatment of Management Compensation, Expense Reimbursements and OperatingPartnership Participation Interest

We outsource management of our operations to the Advisor and certain other affiliates of Hines. Fees related to these services are accounted for based on the nature of the service and the relevant accounting literature. Fees for services performed that represent period costs of the Company are expensed as incurred. Such fees include acquisition fees and asset management fees paid to the Advisor and property management fees paid to Hines. In addition to cash payments for acquisition fees and asset management fees paid to the Advisor, an affiliate of the Advisor has received a participation interest, which represents a profits interest in the Operating Partnership related to these services. As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment is charged against earnings, and the participation interest will be recorded as a liability until it is repurchased for cash or converted into common shares of the Company. The conversion and redemption features of the participation interest are accounted for in accordance with the guidance in EITF No. 95-7, Implementation Issues Related to the Treatment of Minority Interests in Certain RealEstate Investment Trusts.

Redemptions of the participation interest for cash will be accounted for as a reduction to the liability discussed above to the extent of such liability, with any additional amounts recorded as a reduction to equity. Conversions into common shares of the Company will be recorded as an increase to the outstanding common shares and additional paid-in capital accounts and a corresponding reduction in the liability discussed above. Redemptions and conversions of the participation interest will result in a corresponding reduction in the percentage attributable to the participation interest and will have no impact on the calculation of subsequent increases in the participation interest.

Hines may perform construction management services for us for both re-development activities and tenant construction. These fees are considered incremental to the construction effort and will be capitalized to the applicable real estate project as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 67, Accounting for Costs and Initial Rental Operations of Real EstateProjects. Costs related to tenant construction will be depreciated over the estimated useful life of the related real estate improvements. Costs related to redevelopment activities will be depreciated over the estimated useful life of the associated project. Leasing activities are generally performed by Hines on our behalf. Leasing fees are capitalized and amortized over the life of the related lease in accordance with the provisions of SFAS No. 91, Accounting for Nonrefundable Fees andCosts Associated with Originating or Acquiring Loans and Initial Direct Costs ofLeases.

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Income Taxes

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code in conjunction with the filing of our 2004 federal tax return. In addition, we hold an investment in the Core Fund, which has invested in properties through a structure that includes entities that have elected to be taxed as REITs. In order to qualify as a REIT, an entity must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual ordinary taxable income to shareholders. REITs are generally not subject to federal income tax on taxable income that they distribute to their shareholders. It is our intention to adhere to these requirements and maintain our REIT status, as well as to ensure that the applicable entities in the Core Fund structure also maintain their REIT status. As such, no provision for U.S. federal income taxes has been included in the accompanying consolidated financial statements. As a REIT and indirectly through our investment in the Core Fund, we still may be subject to certain state, local and foreign taxes on our income and property and to federal income and excise taxes on our undistributed taxable income. In addition, we are and will indirectly be required to pay federal and state income tax on the net taxable income, if any, from the activities conducted through the taxable REIT subsidiary of the Core Fund.

During 2006, the State of Texas enacted new tax legislation that restructured the state business tax in Texas by replacing the taxable capital and earned surplus components of the then-current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax under SFAS 109, Accounting for Income Taxes. This legislation had an immaterial impact on our financial statements.

Due to the acquisition of Atrium on Bay, an office property located in Toronto, Ontario, we have recorded a provision for Canadian income taxes of $1.0 million for the year ended December 31, 2007 in accordance with Canadian tax laws and regulations.

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in IncomeTaxes — an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN 48 prescribes a recognition threshold and measurement attribute for the recognition and measurement of a tax position taken in a tax return. FIN 48 requires that a determination be made as to whether it is more likely than not that a tax position taken, based on the technical merits, will be sustained upon examination. If the more likely than not threshold is met, the related tax position must be measured to determine the amount of provision or benefit, if any, to recognize in the financial statements. We file income tax returns in the U.S. federal jurisdiction, various states, Canada and Brazil. Tax years 2004 through 2006 remain subject to potential examination by certain federal and state taxing authorities. No income tax examinations are currently in process. We have reviewed our current tax positions and believe our positions will be sustained on examination. The adoption of the provisions of FIN 48 on January 1, 2007 did not have a material impact on our financial statements. We classify interest and penalties related to underpayment of income taxes as income tax expense.

As of December 31, 2007, we had no significant temporary differences, tax credits, or net operating loss carry-forwards.

Comprehensive Loss

We report comprehensive loss in our consolidated statements of shareholders’ equity. Comprehensive loss was $75.1 million for the year ended December 31, 2007 resulting from our net loss and our foreign currency translation adjustment. See “International Operations” below for additional information.

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International Operations

The Canadian dollar is the functional currency for our subsidiaries operating in Toronto, Ontario and the Brazilian real is the functional currency for our subsidiary operating in Rio de Janeiro, Brazil. Our foreign subsidiaries have translated their financial statements into U.S. dollars for reporting purposes. Assets and liabilities are translated at the exchange rate in effect as of the balance sheet date. We translate income statement accounts using the average exchange rate for the period and significant nonrecurring transactions using the rate on the transaction date. These gains or losses are included in accumulated other comprehensive income as a separate component of shareholders’ equity.

Our international subsidiaries may have transactions denominated in currencies other than their functional currency. In these instances, assets and liabilities are remeasured into the functional currency at the exchange rate in effect at the end of the period, and income statement accounts are remeasured at the average exchange rate for the period. These gains or losses are included in our results of operations.

Our subsidiaries also record gains or losses in the income statement when a transaction with a third party, denominated in a currency other than the entity’s functional currency, is settled and the functional currency cash flows realized are more or less than expected based upon the exchange rate in effect when the transaction was initiated.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement which should be determined based on assumptions market participants would use in pricing an asset or liability. We will be required to disclose the methodology used to determine fair value, the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB deferred the effective date of SFAS No. 157 for all nonfinancial assets and liabilities except for those that are recognized or disclosed at fair value in the financial statements on a recurring basis. We have adopted this standard effective January 1, 2008 and do not expect to have a material impact on our consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option forFinancial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. We have adopted this standard effective January 1, 2008 and have elected not to measure any of our current eligible financial assets or liabilities at fair value upon adoption; however, we may elect to measure future eligible financial assets or liabilities at fair value.

In December 2007, the FASB issued Statement No. 141 (Revised 2007), BusinessCombinations (“SFAS No. 141R”). SFAS No. 141R will significantly change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will also change the accounting treatment for certain specific acquisition-related items including: (1) expensing acquisition related costs as incurred; (2) valuing noncontrolling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business. SFAS No. 141R also includes a substantial number of new disclosure requirements. SFAS No. 141R is to be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. We expect SFAS No. 141R could have a material impact if it is determined that real estate acquisitions fall under the definition of business combinations.
In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests inConsolidated Financial Statements (“SFAS No. 160”). SFAS No. 160 establishes requirements for ownership interests in subsidiaries held by parties other than the company (sometimes called “minority interests”) be clearly identified, presented, and disclosed in the consolidated statement of financial position within equity, but separate from the parent’s equity. All changes in the parent’s ownership interests are required to be accounted for consistently as equity transactions and any noncontrolling equity investments in deconsolidated subsidiaries must be measured initially at fair value. SFAS No. 160 is effective, on a prospective basis, for fiscal years beginning after December 15, 2008. However, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. We are currently assessing the impact of SFAS No. 160 on our consolidated statement of operations.

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Financial Condition, Liquidity and Capital Resources

General

Since our formation, our principal cash requirements have been for property acquisitions, property-level operating expenses, management fees, capital improvements, debt service, organizational and offering expenses, corporate-level general and administrative expenses and distributions. We have had four primary sources of capital for meeting our cash requirements:

•	proceeds from our public offerings, including our dividend reinvestment plan;

•	debt financings, including secured or unsecured facilities;

•	cash flow generated by our real estate investments and operations; and

•	advances from affiliates.

For the year ended December 31, 2007, our cash needs for acquisitions have been met primarily by proceeds from our public equity offerings and debt financing. Operating cash needs have been met through cash flow generated by our properties and investments, as well as advances from affiliates. We believe that our current capital resources and cash flow from operations are sufficient to meet our liquidity needs for the foreseeable future.

We raised significant funds from our Current Offering during 2007, and we expect to continue to raise significant funds from our Current Offering and potential future follow-on offerings. We intend to continue making real estate investments with these funds and funds available to us under our credit facilities and other permanent debt. We also intend to continue to pay distributions to our shareholders on a quarterly basis. As noted above, debt capital has recently become more expensive and less available as a result of escalating defaults in residential sub-prime mortgages and the current state of the economy, and future potential weakening of the economy could negatively impact office fundamentals, potentially resulting in lower occupancy, rental rates and values of our assets. Given those challenges, acquisitions in such an environment may put downward pressure on our distribution payments as a result of potentially lower yields on new investments. Additionally, we have experienced, and expect to continue to experience, delays between raising capital and acquiring real estate investments. We temporarily invest unused proceeds from our public offering in investments that typically yield lower returns when compared to our real estate investments. We may need to use short-term borrowings or advances from affiliates in order to maintain our current per share distribution levels in future periods. However, we will continue to make investment and financing decisions, and decisions regarding distribution payments, with a long-term view. We will also continually monitor our cash flow and market conditions when making such decisions. In this environment, we may lower our per share distribution amount rather than take actions we believe may compromise our long-term objectives.

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Cash Flows from Operating Activities

Our direct investments in real estate assets generate cash flow in the form of rental revenues, which are reduced by debt service, direct leasing costs and property-level operating expenses. Property-level operating expenses consist primarily of salaries and wages of property management personnel, utilities, cleaning, insurance, security and building maintenance costs, property management and leasing fees and property taxes. Additionally, we have incurred corporate-level debt service, general and administrative expenses, asset management and acquisition fees. During the years ended December 31, 2007, 2006 and 2005, net cash flow provided by (used in) operating activities was $17.2 million, $7.7 million and $(1.8) million, respectively. The increase compared to the corresponding prior-year period is primarily attributable to:

•	a full year of operations for each of Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV and the Daytona Buildings all of which were acquired in 2006; and

•
cash flow from the Laguna Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, 3 Huntington Quadrangle, One Wilshire, Minneapolis Office/Flex Portfolio, JPMorgan Chase Tower and our investment in HCB II River LLC, all of which were acquired in 2007.

Cash Flows from Investing Activities

During the years ended December 31, 2007, 2006 and 2005 we had cash outflows totaling $1,175.4 million, $586.8 million and $153.0 million, respectively, related to the acquisition of office properties and their related lease intangibles. The increase in outflows is due to an increase in the number of properties acquired during each year. During the years ended December 31, 2007, 2006 and 2005 we directly acquired interests in eight office properties, five office properties and three office properties, respectively.

During the years ended December 31, 2007, 2006 and 2005, we made capital contributions to the Core Fund totaling $58.0 million, $209.3 million and $99.9 million, respectively. As of December 31, 2007, we had invested $395.5 million in the Core Fund representing an approximate 32% non-managing general partner interest compared to the approximate 34.0% and 26.2% interest we owned at December 31, 2006 and 2005, respectively. During the years ended December 31, 2007, 2006 and 2005, we received distributions from the Core Fund totaling $25.4 million, $14.8 million and $5.3 million, respectively.

During the year ended December 31, 2007 we made capital contributions to HCB II River LLC, a joint venture with an affiliate of Hines, totaling $28.9 million, representing an approximate 50% interest. During the year ended December 31, 2007, we received distributions from HCB II River LLC totaling $1.0 million, of which $385,000 was recorded in cash flows from operating activities as it did not exceed our equity in earnings.

During the year ended December 31, 2007, we had cash outflows of $5.7 million, net of receipts, for master leases entered into in connection with our acquisitions.

During the years ended December 31, 2007 and 2006, we had increases in restricted cash of approximately $712,000 and $2.5 million, respectively, related to certain escrows required by our mortgage agreements.

During the years ended December 31, 2007, 2006 and 2005, we had cash outflows in other assets of $10.0 million and $8.9 million, and $5.0 million, respectively, primarily as a result of deposits paid on investment properties that were acquired subsequent to the applicable year-end.

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Cash Flows from Financing Activities

Equity Offerings

The following table summarizes the activity from our offerings through December 31, 2004 and for each of the years ended December 31, 2005 through 2007 (in millions):

	Initial Public Offering				Current Public Offering				All Offerings
Year Ended	# of Shares		Proceeds		# of Shares		Proceeds		# of Shares	Proceeds
December 31, 2004	2.1		$20.6		—		$—		2.1	$20.6
December 31, 2005	21.0	(1)	207.7	(1)	—		—		21.0	207.7
December 31, 2006	30.1	(2)	299.2	(2)	27.3	(2)	282.7	(2)	57.4	581.9
December 31, 2007	—		—		80.3	(3)	834.8	(3)	80.3	834.8
Total	53.2		$527.5		107.6		$1,117.5		160.8	$1,645.0
__________

(1)	Amounts include $2.1 million of gross proceeds relating to approximately 223,000 shares issued under our dividend reinvestment plan.

(2)	Amounts include $13.5 million of gross proceeds relating to 1.4 million shares issued under our dividend reinvestment plan.

(3)	Amounts include $37.4 million of gross proceeds relating to 3.8 million shares issued under our dividend reinvestment plan.

As of December 31, 2007, $929.3 million in common shares remained available for sale pursuant to our Current Offering, exclusive of $153.2 million in common shares available under our dividend reinvestment plan.

Payment of Offering and Other Costs and Expenses

In addition to making investments in accordance with our investment objectives, we use our capital resources to pay the Dealer Manager and our Advisor, for services they provide to us during the various phases of our organization and operations. During the offering stage, we pay the Dealer Manager selling commissions and dealer manager fees, and we reimburse the Advisor for organizational and offering costs.

For the years ended December 31, 2007, 2006 and 2005, we paid the Dealer Manager selling commissions of $53.8 million, $34.0 million, and $10.5 million, respectively, and we paid dealer manager fees of $17.4 million, $13.4 million, and $3.7 million, respectively. All such selling commissions and a portion of such Dealer Manager fees were reallowed by HRES to participating broker dealers for their services in selling our shares.

During the years ended December 31, 2006 and 2005, the Advisor incurred organizational and internal offering costs related to the Initial Offering totaling $3.0 million and $6.5 million, respectively, and third-party offering costs of $3.6 million and $6.3 million, respectively. During the years ended December 31, 2006 and 2005, we made payments totaling $10.0 million and $6.0 million, respectively, to our Advisor for reimbursement of Initial Offering organizational and offering costs. The Initial Offering terminated in June 2006. No additional costs were incurred during the year ender December 31, 2007.

During the years ended December 31, 2007 and 2006, the Advisor incurred organizational and internal offering costs related to the Current Offering totaling $7.6 million and $4.7 million and third-party offering costs of $9.0 million and $6.4 million, respectively. During the years ended December 31, 2007 and 2006, we made payments totaling $19.3 million and $7.5 million, respectively, to our Advisor for reimbursement of current offering organizational and offering costs. The amount of organizational and offering costs, commissions and dealer manager fees we paid during the year ended December 31, 2007 increased, as compared to such periods in 2006 and 2005, as a result of an increase in capital raised through our Current Offering during 2007. See “Critical Accounting Policies — Organizational and Offering Costs” above for additional information.

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Debt Financings

The following table includes all of our outstanding notes payable as of December 31, 2007 and December 31, 2006 (in thousands, except interest rates). Additional information regarding general terms and conditions of each of our notes payable follows the table:

Description	Origination Date	Maturity Date	Interest Rate		Principal Outstanding at December 31, 2007		Principal Outstanding at December 31, 2006
SECURED MORTGAGE DEBT
Wells Fargo Bank, N.A. — Airport Corporate Center	1/31/2006	3/11/2009	4.775%		$90,039	(4)	$89,233
Metropolitan Life Insurance Company — 1515 S. Street	4/18/2006	5/1/2011	5.680%		45,000	(6)	45,000
Capmark Finance, Inc. — Atrium on Bay	2/26/2007	2/26/2017	5.330%		193,686	(3)	—
The Prudential Insurance Company of America — One Wilshire	10/25/2007	11/1/2012	5.980%		159,500		—
HSH POOLED MORTGAGE FACILITY
HSH Nordbank — Citymark, 321 North Clark, 1900 and 2000 Alameda	8/1/2006	8/1/2016	5.8575	%(2)	185,000		185,000
HSH Nordbank — 3400 Data Drive, Watergate Tower IV	1/23/2007	1/12/2017	5.2505	%(2)	98,000		—
HSH Nordbank — Daytona and Laguna Buildings	5/2/2007	5/2/2017	5.3550	%(2)	119,000		—
HSH Nordbank — 3 Huntington Quadrangle	7/19/2007	7/19/2017	5.9800	%(2)	48,000		—
HSH Nordbank — Seattle Design Center/5th and Bell	8/14/2007	8/14/2017	6.0300	%(2)	70,000		—
MET LIFE SECURED MORTGAGE FACILITY
Met Life — JPMorgan Chase Tower/Minneapolis Office/Flex Portfolio	12/20/2007	12/20/2012	5.70%		205,000		—
OTHER NOTES PAYABLE
KeyBank Revolving Credit Facility	9/9/2005	10/31/2009	Variable	(1)	—		162,000
Atrium Note Payable	9/1/2004	10/1/2011	7.390%		3,406	(5)	—
					$1,216,631		$481,233
__________

(1)	The weighted average interest rate on outstanding borrowings under this facility was 6.73% as of December 31, 2006.

(2)	We entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at the specified rate.

(3)
We entered into mortgage financing in connection with our acquisition of Atrium on Bay. The mortgage agreement provided for an interest only loan with a principal amount of $190.0 million Canadian dollars as of December 31, 2007. This amount was translated to U.S. dollars at a rate of $1.0194 as of December 31, 2007.

(4)
This mortgage is an interest-only loan in the principal amount of $91.0 million, which we assumed in connection with our acquisition of Airport Corporate Center. At the time of acquisition, the fair value of this mortgage was estimated to be $88.5 million, resulting in a premium of $2.5 million. The premium is being amortized over the term of the mortgage.

(5)	Note payable to Citicorp Vendor Finance Ltd. related to installation of certain equipment at Atrium on Bay. This amount was translated to U.S. dollars at a rate of $1.0194 as of December 31, 2007.

(6)	We entered into mortgage financing in connection with our acquisition of 1515 S. Street. The mortgage agreement provided for an interest only loan with a principal amount of $45.0 million.

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Revolving Credit Facility with KeyBank National Association

We are party to a credit agreement with KeyBank National Association (“KeyBank”), as administrative agent for itself and various other lenders named in the credit agreement, which provides for a revolving credit facility (the “Revolving Credit Facility”) with maximum aggregate borrowing capacity of up to $250.0 million. We established this facility to repay certain bridge financing incurred in connection with certain of our acquisitions and to provide a source of funds for future real estate investments and to fund our general working capital needs.

The Revolving Credit Facility has a maturity date of October 31, 2009, which is subject to extension at our election for two successive periods of one year each, subject to specified conditions. We may increase the amount of the facility to a maximum of $350.0 million upon written notice prior to May 8, 2008, subject to KeyBank’s ability to syndicate the additional amount. The facility allows, at our election, for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on prescribed leverage ratios.

In addition to customary covenants and events of default, the Revolving Credit Facility provides that it shall be an event of default under the agreement if our Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines or certain members of his family. The amounts outstanding under this facility are secured by a pledge of the Operating Partnership’s equity interests in entities that directly or indirectly hold real property assets, including our interest in the Core Fund, subject to certain limitations and exceptions. We have entered into a subordination agreement with Hines and our Advisor, which provides that the rights of Hines and the Advisor to be reimbursed by us for organizational and offering and other expenses are subordinate to our obligations under the Revolving Credit Facility. We have complied with all covenants of the Revolving Credit Facility as of December 31, 2007.

HSH Pooled Mortgage Facility

On August 1, 2006 (as amended on January 19, 2007), certain of our subsidiaries entered into a credit agreement with HSH Nordbank AG, New York Branch (“HSH Nordbank”) providing for a secured credit facility in the maximum principal amount of $520.0 million (the “HSH Credit Facility”), subject to certain borrowing limitations. The total borrowing capacity under the HSH Credit Facility was based upon a percentage of the appraised values of the properties that we selected to serve as collateral under this facility, subject to certain debt service coverage limitations. Amounts drawn under the HSH Credit Facility bear interest at variable interest rates based on one-month LIBOR plus an applicable margin. We purchased interest rate protection in the form of interest rate swap agreements prior to borrowing any amounts under the HSH Credit Facility to secure it against fluctuations of LIBOR. Loans under the HSH Credit Facility may be prepaid in whole or in part, subject to the payment of certain prepayment fees and breakage costs. As of December 31, 2007, we had $520.0 million outstanding under the HSH Credit Facility, therefore we have no remaining borrowing capacity under this credit facility.

The Operating Partnership provides customary non-recourse carve-out guarantees under the HSH Credit Facility and limited guarantees with respect to the payment and performance of (i) certain tenant improvement and leasing commission obligations in the event the properties securing the loan fail to meet certain occupancy requirements and (ii) certain major capital repairs with respect to the properties securing the loans.

The HSH Credit Facility provides that an event of default will exist if a change in majority ownership or control occurs for the Advisor or Hines, or if the Advisor no longer provides advisory services or manages the day-to-day operations of Hines REIT. The HSH Credit Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. We have complied with all covenants of the HSH Credit Facility as of December 31, 2007.

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Secured Mortgage Facility with Metropolitan Life Insurance Company

On December 20, 2007, a subsidiary of the Operating Partnership entered into a credit agreement with Metropolitan Life Insurance Company (“Met Life”), which provides a secured credit facility to the borrower and certain of our subsidiaries in the maximum principal amount of $750.0 million (the “Met Life Credit Facility”), subject to certain borrowing limitations. Borrowings under the Met Life Credit Facility may be drawn at any time until December 20, 2009, subject to the approval of Met Life. Such borrowings will be in the form of interest-only loans with fixed rates of interest which will be negotiated separately for each borrowing and will have terms of five to ten years. Each loan will contain a prepayment lockout period of two years and thereafter, prepayment will be permitted subject to certain fees.

The Met Life Credit Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of minimum loan-to-value and debt service coverage ratios. We have complied with all covenants of the Met Life Credit Facility as of December 31, 2007.

Additional Debt Secured by Investment Property

From time to time, we obtain mortgage financing for our properties outside of the credit facilities described above. These mortgages contain fixed rates of interest and are secured by the property to which they relate. These mortgage agreements contain customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on liens and indebtedness and maintenance of certain financial ratios. In addition, we have executed customary recourse carve-out guarantees of certain obligations under our mortgage agreements and the other loan documents. We have complied with all covenants related to these agreements as of December 31, 2007.

Advances from affiliates

Certain costs and expenses associated with our organization and public offerings have been paid by our Advisor on our behalf. See “Financial Condition, Liquidity and Capital Resources — Payment of Offering Costs and Other Expenses” above for a discussion of these advances and our repayment of the same.

Our Advisor has also advanced funds to us to allow us to pay certain of our corporate-level operating expenses. During the year ended December 31, 2005, our Advisor made advances to us or made payments on our behalf totaling $2.2 million. During that period, our Advisor forgave $1.7 million of amounts previously advanced to us to pay these expenses and we made repayments totaling $375,000. As of December 31, 2005 (after taking into account our Advisor’s forgiveness referred to above), we owed our Advisor $1.0 million for these advances. For the year ended December 31, 2006, our Advisor had advanced to or made payments on our behalf totaling $1.6 million and we made repayments totaling $2.7 million. We did not receive any advances from our Advisor after June 30, 2006 and as of December 31, 2006, we had repaid our Advisor all amounts related to these advances.

To the extent that our operating expenses in any four consecutive fiscal quarters exceed the greater of 2% of average invested assets or 25% of Net Income (as defined in our Articles of Incorporation), our Advisor is required to reimburse us the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold, unless our independent directors determine that such excess was justified. For the years ended December 31, 2007 and 2006, we did not exceed this limitation.

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Distributions

In order to meet the requirements for being treated as a REIT under the Internal Revenue Code of 1986 and to pay regular cash distributions to our shareholders, which is one of our investment objectives, we have and intend to continue to declare distributions to shareholders as of daily record dates and aggregate and pay such distributions quarterly.

From January 1, 2007 through December 31, 2007, with the authority of our board of directors, we declared distributions equal to $0.00170959 per share, per day. Additionally, we have declared distributions equal to $0.00170959 per share, per day for the period from January 1, 2008 through April 30, 2008. The distributions declared were set by our board of directors at a level the board believed to be appropriate based upon the board’s evaluation of our assets, historical and projected levels of cash flow and results of operations, additional capital and debt anticipated to be raised or incurred and invested in the future, the historical and projected timing between receiving offering proceeds and investing such proceeds in real estate investments, and general market conditions and trends.

Aggregate distributions declared to our shareholders and minority interests related to the years ended December 31, 2007 and 2006 were $80.4 million and $31.0 million, respectively. Our primary sources of funding for our distributions are cash flows from operating activities and distributions from the Core Fund. When analyzing the amount of cash flow available to pay distributions, we also consider the impact of certain other factors, including our practice of financing acquisition fees and other acquisition-related cash flows, which are reductions of cash flows from operating activities in our statements of cash flows. The following table summarizes the primary sources and other factors we considered in our analysis of cash flows available to fund distributions to shareholders and minority interests (amounts are in thousands and are approximate):

	2007	2006
Cash flow from operating activities	$17,190	$7,662
Distributions from the Core Fund(1)	$26,394	$17,069
Distributions from HCB II River LLC(2)	$594	—
Cash acquisition fees(3)	$8,576	$4,008
Acquisition-related items(4)	$11,696	$7,649
Master lease rent receipts(5)	$5,870	—
__________

(1)	Cash distributions declared by the Core Fund during the year ended December 31, 2007 and 2006 are related to our investments in the Core Fund.

(2)
We received distributions related to our interest in HCB II River LLC. These amounts represent distributions received during the year ended December 31, 2007 in excess of our equity in earnings of HCB II River LLC.

(3)
Acquisition fees paid to our Advisor reduce cash flows from operating activities in our consolidated statements of cash flows. However, we fund such payments with offering proceeds and related acquisition indebtedness as such payments are transaction costs associated with our acquisitions of real estate investments. As a result, we considered the payment of acquisition fees in our analysis of cash flow available to pay distributions.

(4)
Acquisition-related items include cash payments to settle net liabilities assumed upon acquisition of properties. These payments reduce cash flows from operating activities in our consolidated statements of cash flows. However, these payments are related to the acquisition, as opposed to the operations, of these properties, and we fund such payments with offering proceeds and acquisition-related indebtedness. As a result, we considered the payment of these items in our analysis of cash flow available to pay distributions.

(5)
Master lease rent receipts include rent payments received related to master leases entered into in conjunction with previous asset acquisitions. In accordance with GAAP, these payments are recorded in cash flows from investing activities in our condensed consolidated statement of cash flows. However, we consider these cash receipts in our analysis of cash flow available to pay distributions.

Additionally, we typically use cash flows from financing activities such as offering proceeds or borrowings, rather than operating cash flows, to pay for deferred leasing costs, such as tenant incentive payments, leasing commissions and tenant improvements. For the years ended December 31, 2007 and 2006, we paid $14.2 million and $2.3 million for deferred leasing costs, respectively, which were reflected as a reduction of cash flows from operating activities in our consolidated financial statements included elsewhere in this Form 10-K.

From our inception to December 31, 2005, we funded distributions payable to shareholders and minority interests in the aggregate amount of $7.6 million with distributions we earned related to our investment in the Core Fund of $8.9 million, partially offset by net cash flow used in operating activities of $3.0 million, adjusted for $2.0 million of cash acquisition fees paid to our Advisor, which were funded out of net offering proceeds, as opposed to being funded from our operations.

In our initial quarters of operations, such sources were insufficient to fund our distributions to shareholders and minority interests and to repay advances from our Advisor or its affiliates. As a result, in order to cover the shortfall in such quarters, we deferred reimbursement to our Advisor for advances made to us to pay certain of our corporate-level general and administrative expenses. In 2005, our Advisor forgave $1.7 million of such advances. No advances were received after June 30, 2006, and as of December 31, 2006, we owed no amounts to our Advisor related to such advances. Our Advisor is not obligated to either advance funds for the payment of our general and administrative expenses or defer reimbursements of such advances in future periods. Our Advisor’s refusal to advance funds for the payment of our general and administrative expenses (in the case we were to seek such advances in order to maintain certain distribution levels) and/or to defer reimbursements of such advances could have an adverse impact on our ability to pay distributions to our shareholders in future periods.

As noted above in “— General”, debt capital has recently become more expensive and less available as a result of escalating defaults in residential sub-prime mortgages and the current state of the economy, and future potential weakening could negatively impact office fundamentals, potentially resulting in lower occupancy, rental rates and values of our assets. Given those challenges, acquisitions in such an environment may put downward pressure on our distribution payments as a result of potentially lower yields on new investments.

To the extent our distributions exceed our tax-basis earnings and profits, a portion of these distributions will constitute a return of capital for federal income tax purposes. Approximately 46% and 23% of our distributions paid during the years ended December 31, 2007 and 2006, respectively, were taxable to shareholders as ordinary taxable income and the remaining portion was treated as return of capital. We expect that a portion of distributions paid in future years will also constitute a return of capital for federal income tax purposes, primarily as a result of non-cash depreciation deductions.

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Results of Operations

Overview

We commenced the Initial Offering in June 2004; however, we did not receive and accept the minimum offering proceeds of $10.0 million until November 23, 2004. Our $28.4 million investment in the Core Fund was our only real estate investment as of December 31, 2004.

During the year ended December 31, 2005, we invested $99.9 million in the Core Fund and acquired direct interests in three office properties with an aggregate acquisition cost of $154.2 million. Accordingly, our results of operations for the year ended December 31, 2005 consisted primarily of organizational and offering expenses, general and administrative expenses and equity in losses of the Core Fund. As of December 31, 2005, the Core Fund owned interests in ten office properties with an aggregate acquisition cost of $1,691.1 million.

During the year ended December 31, 2006, we acquired direct interests in five additional office properties with an aggregate acquisition cost of $680.8 million and invested an additional $209.3 million in the Core Fund. In addition, the Core Fund acquired interests in five additional office properties with an aggregate acquisition cost of $1.2 billion during the year.

During the year ended December 31, 2007, we acquired direct interests in eight additional office properties with an aggregate acquisition cost of over $1.2 billion and invested an additional $58.0 million in the Core Fund. In addition, the Core Fund acquired interests in nine additional office properties with an aggregate acquisition cost of over $1.1 billion during this period. We also acquired a 50% interest in HCB II River, LLC, a joint venture with a Hines affiliate for $28.9 million. As of December 31, 2007, HCB II River LLC, owned one industrial property in Rio de Janeiro, Brazil.

Our results of operations for the years ended December 31, 2007, 2006 and 2005 are not directly comparable as a result of our significant acquisition activity in 2007 and 2006. As discussed below, increases in operating revenues and expenses as well as distributions from the Core Fund are primarily attributable to our direct and indirect real estate acquisitions after December 31, 2005, in addition to the operation of existing properties for the full period. For example, acquisitions made during the year ended December 31, 2007 accounted for approximately 44% of total revenues and 35% of total expenses for the year ended December 31, 2007. Acquisitions made during the year ended December 31, 2006 accounted for approximately 70% of total revenues and 46% of total expenses for the year ended December 31, 2006.

Our results of operations are also not indicative of what we expect our results of operations will be in future periods as we expect that our operating revenues and expenses and distributions from the Core Fund will continue to increase as a result of (i) owning the real estate investments we acquired during the last 12 months for an entire period, and (ii) our future real estate investments, which we expect to be substantial.

Direct Investments

As discussed above, our initial direct property investments were made in June 2005, August 2005, and November 2005. Therefore, we had only limited rental revenues and expenses related to these properties for the year ended December 31, 2005.

Rental revenues for the years ended December 31, 2007 and 2006 were $166.6 million and $61.4 million, respectively. Property-level expenses, property taxes and property management fees for the years ended December 31, 2007 and 2006 were $78.4 million and $28.7 million, respectively. Depreciation and amortization expense for the years ended December 31, 2007 and 2006 was $68.2 million and $22.5 million, respectively.

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Our Interest in the Core Fund

As of December 31, 2005, we had invested a total of $128.2 million and owned an approximate 26.2% non-managing general partner interest in the Core Fund. Our equity in losses related to our investment in the Core Fund for the year ended December 31, 2005 was approximately $831,000. For the year ended December 31, 2005, the Core Fund had a net loss of $3.1 million on revenues of $200.7 million and included $58.2 million of non-cash depreciation and amortization expenses. The distributions declared by the Core Fund during the year ended December 31, 2005 totaled $8.6 million.

As of December 31, 2006, we had invested a total of $337.6 million and owned a 34.0% non-managing general partner interest in the Core Fund. Our equity in losses related to our investment in the Core Fund for the year ended December 31, 2006 was $3.3 million. For the year ended December 31, 2006, the Core Fund had a net loss of $9.9 million on revenues of $279.9 million and included $87.7 million of non-cash depreciation and amortization expenses. The distributions declared by the Core Fund during the year ended December 31, 2006 totaled $17.1 million.

As of December 31, 2007, we had invested a total of $395.5 million and owned a 32.0% non-managing general partner interest in the Core Fund. Our equity in losses related to our investment in the Core Fund for the year ended December 31, 2007 was $8.7 million. For the year ended December 31, 2007, the Core Fund had a net loss of $26.5 million on revenues of $411.1 million and included $172.0 million of non-cash depreciation and amortization expenses. The distributions declared by the Core Fund during the year ended December 31, 2007 totaled $26.4 million.

Our Interest in HCB II River LLC

As of December 31, 2007, we had a $28.9 million investment, representing a 50.0% non-managing interest in HCB II River LLC. Our equity in earnings related to our investment in HCB II River LLC for the year ended December 31, 2007 was approximately $385,000. For the year ended December 31, 2007, HCB II River LLC had net income of approximately $728,000 on revenues of $3.2 million.

Asset Management and Acquisition Fees

Asset management fees for the years ended December 31, 2007, 2006 and 2005 were $16.4 million, $6.3 million, and $1.7 million, respectively. Increases in asset management fees are the result of our having a larger portfolio of assets under management in each respective year. Acquisition fees for the years ended December 31, 2007, 2006, and 2005 were $13.6 million, $11.2 million, and $3.5 million, respectively. Increases compared to the prior years are attributable to an increase in investment activity during each respective year.

These amounts include both the cash portion of the fees payable to our Advisor as well as the corresponding increase in the Participation Interest. See “Note 6 — Related Party Transactions” in our consolidated financial statements included elsewhere in this Form 10-K for a description of the Participation Interest.

General, Administrative and Other Expenses

General and administrative expenses for the years ended December 31, 2007, 2006 and 2005 were $4.6 million, $2.8 million, and $2.2 million, respectively. These costs include legal and accounting fees, insurance costs, costs and expenses associated with our board of directors and other administrative expenses. Certain of these costs are variable and may increase in the future as we continue to raise capital and make additional real estate investments. In addition, as discussed above, our Advisor forgave $1.7 million of advances to us to cover certain corporate-level general and administrative expenses during the year ended December 31, 2005. The increases in general and administrative expenses during the years ended December 31, 2007 and 2006 are primarily due to increased costs of shareholder communications and audit fees as the Company’s activities and shareholder base continue to grow. The Company also incurred additional costs in 2007 related to compliance with the Sarbanes-Oxley Act of 2002.

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Derivative Instruments

During the years ended December 31, 2007 and 2006, we entered into several forward interest rate swap transactions with HSH Nordbank. These swap transactions were entered into as economic hedges against the variability of future interest rates on our variable interest rate borrowings with HSH Nordbank. We have not designated any of these contracts as cash flow hedges for accounting purposes.

The interest rate swaps have been recorded at their estimated fair value in the accompanying consolidated balance sheets as of December 31, 2007 and 2006. The fair value of the interest rate swaps decreased substantially during 2007 as a result of reductions in the underlying interest rates. The loss resulting from the decrease in the fair value of the interest rate swaps for the years ended December 31, 2007 and 2006 of $25.5 million and $5.3 million, respectively (including fees of approximately $731,000 and $862,000 incurred upon entering into these swap transactions respectively), has been recorded in loss on derivative instruments, net in the consolidated statements of operations for the years ended December 31, 2007 and 2006. We will continue to mark the interest rate swap contracts to their estimated fair value as of each balance sheet date, and the changes in fair value will be reflected in the consolidated statements of operations.

The table below provides additional information regarding each of our outstanding interest rate swaps and the fixed effective rates as a result of these agreements of December 31, 2007:

Effective Date	Expiration Date	Notional Amount	Interest Rate
		(In thousands)
August 1, 2006	August 1, 2016	$185,000	5.8575%
January 12, 2007	January 12, 2017	$98,000	5.2505%
May 2, 2007	May 2, 2017	$119,000	5.3550%
July 19, 2007	July 19, 2017	$48,000	5.9800%
August 14, 2007	August 14, 2017	$70,000	6.0300%

In addition to the interest rate contracts described above, we entered into a foreign currency contract in February 2007 related to our acquisition of a property in Toronto, Ontario. The contract was entered into as an economic hedge against the variability of the foreign currency exchange rate related to our equity investment and was settled at the close of this acquisition. As a result of this transaction, we recorded a gain of approximately $939,000, net of fees incurred upon entering into the swap transaction, in loss on derivative instruments, net in our consolidated statement of operations for the year ended December 31, 2007.

Interest Expense

Interest expense for the years ended December 31, 2007, 2006 and 2005 was $47.8 million, $18.3 million and $2.4 million, respectively. The increase in interest expense is primarily due to increased borrowings related to our acquisitions of directly-owned properties and our investments in the Core Fund during 2007. Average debt outstanding during the years ended December 31, 2007, 2006 and 2005 was $848.9 million, $278.1 million and $37.5 million, respectively.

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Interest Income

Interest income for the years ended December 31, 2007, 2006 and 2005 was approximately $5.3 million, $1.4 million and $98,000, respectively. The increase in interest income is primarily due to increased cash we held in short-term investments during delays between raising capital and acquiring real estate investments.

Income Tax

The provision for income taxes for the year ended December 31, 2007 was $1.1 million and was primarily related to our property in Toronto, Ontario, which we acquired during 2007.

Income/Loss Allocated to Minority Interests

As of December 31, 2007, 2006, and 2005, Hines REIT owned a 97.6%, 97.4%, and 94.2% interest in the Operating Partnership, respectively, and affiliates of Hines owned the remaining 2.4%, 2.6%, and 5.8% interests, respectively. We allocated income of $1.3 million to the holders of these minority interests for the years ended December 31, 2007. We allocated losses of $429,000 and $635,000 to the holders of these minority interests for the years ended December 31, 2006 and 2005, respectively.

Related-Party Transactions and Agreements

We have entered into agreements with the Advisor, Dealer Manager and Hines or its affiliates, whereby we pay certain fees and reimbursements to these entities, including acquisition fees, selling commissions, dealer-manager fees, asset and property management fees, construction management fees, reimbursement of organizational and offering costs, and reimbursement of certain operating costs, as described previously.

Off-Balance Sheet Arrangements

As of December 31, 2007 and 2006, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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Contractual Obligations

The following table lists our known contractual obligations as of December 31, 2007. Specifically included are our obligations under long-term debt agreements, operating lease agreements and outstanding purchase obligations (in thousands):

	Payments Due by Period
Contractual Obligation	Less Than 1 Year	1-3 Years	3-5 Years	More than 5 Years	Total
Notes payable (1)	$68,308	$219,831	$533,609	$876,500	$1,698,248
Ground lease obligation	405	831	866	10,339	12,441
Obligation to purchase Raytheon/DirecTV Buildings	120,000	—	—	—	120,000
Total Contractual Obligations	$188,713	$220,662	$534,475	$886,839	$1,830,689
__________

(1)
Notes payable includes principal and interest payments on mortgage agreements outstanding as December 31, 2007. Interest payments due to HSH Nordbank were determined using effective interest rates which were fixed as a result of interest rate swaps. See “Financial Condition, Liquidity and Capital Resources — Debt Financings” for further information.

Recent Developments and Subsequent Events

2555 Grand

On February 29, 2008, we acquired 2555 Grand, a 24-story office building located in the Crown Center submarket of Kansas City, Missouri. 2555 Grand was constructed in 2003 and consists of 595,607 square feet of rentable area that is 100% leased to Shook, Hardy & Bacon L.L.P, an international law firm, under a lease that expires in February 2024. The contract purchase price for 2555 Grand was $155.8 million, exclusive of transaction costs, financing fees and working capital reserves.

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The Raytheon/DirecTV Buildings

On March 13, 2008, we acquired the Raytheon/DirecTV Buildings, a complex consisting of two eleven-story office buildings located in the South Bay submarket of El Segundo, California. Raytheon Company, a defense and aerospace systems supplier, leases 100% of the rentable area under a lease that expires in December 2008. DirecTV, a satellite television provider, subleases 205,202 square feet, or approximately 37% of the buildings’ rentable area, under a lease that expires in December 2008. Raytheon has executed a lease for 345,377 square feet, or approximately 63% of the buildings’ rentable area, which commences January 1, 2009, and expires on December 31, 2018. DirecTV has executed a lease for 205,202 square feet, or approximately 37% of the buildings’ rentable area, which commences January 1, 2009, and expires on December 31, 2013. The contract purchase price was $120.0 million.

In connection with our acquisition of the Raytheon/DirecTV Buildings, we assumed a $54.2 million mortgage loan with IXIS Real Estate Capital Inc. The loan bears interest at an effective fixed rate of 5.675%, matures on December 5, 2016 and is secured by the Raytheon/DirecTV Buildings. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to Hines REIT.

One North Wacker

On February 22, 2008, the Core Fund entered into a contract to acquire 51-story office building located in the West Loop submarket of the central business district of Chicago, Illinois (“One North Wacker”). One North Wacker consists of approximately 1.4 million square feet and is approximately 98% leased. UBS, a financial institution, leases 452,049 square feet or approximately 33% of the building’s rentable area, under a lease that expires in September 2012. PriceWaterhouseCoopers, an accounting firm, leases 256,477 square feet or approximately 19% of the building’s rentable area, under a lease that expires in October 2013. Citadel, a financial institution, leases 161,488 square feet or approximately 12% of the building’s rentable area, under a lease that expires in August 2012. The contract purchase price of One North Wacker is expected to be approximately $540.0 million, exclusive of transaction costs, financing fees and working capital. There can be no assurances that this acquisition will be consummated.

Williams Tower

On March 18, 2008, we entered into a contract to acquire: (i) Williams Tower, a 65-story office building with an adjacent parking garage located in the Galleria/West Loop submarket of Houston, Texas; (ii) a 47.8% undivided interest in a 2.8-acre park and waterwall adjacent to Williams Tower; and (iii) a 2.3-acre land parcel located across the street from Williams Tower on Post Oak Blvd. The balance of the undivided interest in the park and waterwall is owned by an affiliate of Hines.

Williams Tower was constructed in 1982 and consists of approximately 1.5 million square feet of rentable area that is approximately 91% leased. Transcontinental Gas Pipe Line Corp, a natural gas pipe line operator, leases 250,001 square feet or approximately 16% of the building’s rentable area, under a lease that expires in March 2014 and contains options to renew for three additional five-year periods. Black Box Network Services (formerly known as NextiraOne, LLC), a telecommunications infrastructure provider, leases 186,777 square feet or approximately 12% of the building’s rentable area, under a lease that expires in March 2009. The remaining lease space is leased to 48 tenants, none of which leases more than 10% of the building’s rentable area. Williams Tower is currently managed by Hines. In addition, our headquarters is located in Williams Tower and Hines and its affiliates lease space in Williams Tower. In the aggregate, Hines and its affiliates lease 9% of the building’s net rentable area.

The contract purchase price for Williams Tower is expected to be approximately $271.5 million, exclusive of transaction costs, financing fees and working capital reserves and we expect this acquisition to close on or about May 1, 2008. There can be no assurances that this acquisition will be consummated.

Shareholder Redemption

From January 1, 2008 to March 14, 2008, in accordance with our share redemption plan, we redeemed approximately 789,600 common shares and made corresponding payments totaling $7.5 million to shareholders who had requested these redemptions. The shares redeemed were cancelled and will have the status of authorized, but unissued shares.

Other

From January 1, 2008 through March 14, 2008, we have received gross offering proceeds of $103.6 million from the sale of 9.9 million common shares, including $13.6 million of gross proceeds relating to 1.4 million shares sold under our dividend reinvestment plan. As of March 14, 2008, 839.4 million common shares remained available for sale to the public pursuant to the Current Offering, exclusive of 139.6 million common shares available under our dividend reinvestment plan.

From January 1, 2008 through March 20, 2008, we incurred $63.0 million of additional borrowings under our Revolving Credit Facility all of which was outstanding as of March 20, 2008.

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Item 7A.  Quantitative and Qualitative Disclosures About Market Risk

Market risk includes risks relating to changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. We are exposed to both interest rate risk and foreign currency exchange rate risk.

The commercial real estate debt markets have recently been experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This has resulted in lenders decreasing the availability of debt financing as well as increasing the cost of debt financing. As our existing debt is either fixed rate debt or floating rate debt with a fixed spread over LIBOR, we do not believe that our current portfolio is materially impacted by the current debt market environment. However, should the reduced availability of debt and/or the increased cost of borrowings continue, either by increases in the index rates or by increases in lender spreads, we will need to consider such factors in the evaluation of future acquisitions. For example, during 2007, we borrowed $893.2 million through various secured permanent financing vehicles at a weighted average interest rate of 5.62%. If, in the future, interest rates of these secured permanent financing vehicles increase by 1.0% and we obtained the same level of financing as in 2007, we would incur additional interest charges of $8.9 million annually. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

We are also exposed to the effects of interest rate changes primarily through variable-rate debt, which we use to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to monitor and manage the impact of interest rate changes on earnings and cash flows, and to use derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on variable rate debt. We do not enter into derivative or interest rate transactions for speculative purposes. Please see “Debt Financings” above for more information concerning the Company’s outstanding debt.

As of December 31, 2007, we had $520.0 million of debt outstanding under our HSH Credit Facility, which is a variable-rate pooled mortgage facility. However, as a result of the interest rate swap agreements entered into with HSH Nordbank, these borrowings effectively bear interest at fixed rates ranging from 5.25% to 6.03%.

Derivative financial instruments expose us to credit risk in the event of non-performance by the counterparties under the terms of the interest rate swap agreements. We minimized our credit risk on these transactions by dealing with HSH Nordbank, a major creditworthy financial institution. We believe the likelihood of realized losses from counterparty non-performance is remote.

We are exposed to foreign currency exchange rate variations resulting from the remeasurement and translation of the financial statements of our subsidiaries located in Toronto, Ontario. As of December 31, 2007, we recorded a gain on foreign currency transactions of approximately $134,000 in our consolidated statement of operations and $12.5 million of accumulated other comprehensive income included in our consolidated statement of shareholders’ equity related to our Toronto subsidiaries. Based on the Company’s current operational strategies, management does not believe that variations in the foreign currency exchange rates pose a significant risk to our consolidated results of operations or financial position.

Item 8.  Financial Statements and Supplementary Data

62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Hines Real Estate Investment Trust, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Hines Real Estate Investment Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hines Real Estate Investment Trust, Inc. and subsidiaries at December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Houston, Texas
March 27, 2008

63

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2007 and 2006

	December 31, 2007	December 31, 2006
	(In thousands, except per share information)
ASSETS
Investment property, net	$2,051,890	$798,329
Investment in unconsolidated entities	361,157	307,553
Cash and cash equivalents	152,443	23,022
Restricted cash	3,463	2,483
Distributions receivable	6,890	5,858
Interest rate swap contracts	—	1,511
Tenant and other receivables	28,518	5,172
Out-of-market lease assets, net	43,800	36,414
Deferred leasing costs, net	34,954	17,189
Deferred financing costs, net	7,638	5,412
Other assets	12,870	10,719
TOTAL ASSETS	$2,703,623	$1,213,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$66,267	$28,899
Due to affiliates	8,968	8,954
Out-of-market lease liabilities, net	79,465	15,814
Other liabilities	17,128	6,488
Interest rate swap contracts	30,194	5,955
Participation interest liability	26,771	11,801
Distributions payable	24,923	11,281
Notes payable	1,216,631	481,233
Total liabilities	1,470,347	570,425
Minority interest	—	652
Commitments and Contingencies
Shareholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2007 and 2006	—	—
Common shares, $.001 par value; 1,500,000 common shares authorized as of December 31, 2007 and 2006; 159,409 and 80,217 common shares issued and outstanding as of December 31, 2007 and 2006, respectively	159	80
Additional paid-in capital	1,358,523	692,780
Retained deficit	(137,915)	(50,275)
Accumulated other comprehensive income	12,509	—
Total shareholders’ equity	1,233,276	642,585
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,703,623	$1,213,662

See notes to the consolidated financial statements.

64

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2007, 2006 and 2005

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In thousands, except per share information)
Revenues:
Rental revenue	$166,610	$61,422	$6,005
Other revenue	12,966	2,508	242
Total revenues	179,576	63,930	6,247
Expenses:
Property operating expenses	48,221	17,584	2,184
Real property taxes	25,834	9,624	688
Property management fees	4,374	1,527	167
Depreciation and amortization	68,151	22,478	3,331
Asset management and acquisition fees	29,939	17,559	5,225
Organizational and offering expenses	7,583	5,760	1,736
Reversal of accrued organizational and offering expenses	—	—	(8,366)
General and administrative expenses	4,570	2,819	2,224
Forgiveness of related party payable	—	—	(1,730)
Total expenses	188,672	77,351	5,459
Income (loss) before equity in losses, interest expense, interest income and (income) loss allocated to minority interests	(9,096)	(13,421)	788
Equity in losses of unconsolidated entities, net	(8,288)	(3,291)	(831)
Loss on derivative instruments, net	(25,542)	(5,306)	—
Gain on foreign currency transactions	134	—	—
Interest expense	(47,835)	(18,310)	(2,447)
Interest income	5,321	1,409	98
Loss before income tax expense and (income) loss allocated to minority interests	(85,306)	(38,919)	(2,392)
Provision for income taxes	(1,068)	—	—
(Income) loss allocated to minority interests	(1,266)	429	635
Net loss	$(87,640)	$(38,490)	$(1,757)
Basic and diluted loss per common share:
Loss per common share	$(0.70)	$(0.79)	$(0.16)
Weighted average number common shares outstanding	125,776	48,468	11,061

See notes to the consolidated financial statements.

65

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Years Ended December 31, 2007, 2006 and 2005

	Preferred Shares	Amount	Common Shares	Amount	Additional Paid-In Capital	Retained Deficit	Accumulated Other Comprehensive Income	Shareholders’ Equity (Deficit)
	(In thousands)
BALANCE, January 1, 2005	—	—	2,073	2	9,715	(10,028)	—	(311)
Issuance of common shares	—	—	20,973	21	207,642	—	—	207,663
Distributions declared	—	—	—	—	(6,637)	—	—	(6,637)
Selling commissions and dealer manager fees	—	—	—	—	(15,055)	—	—	(15,055)
Other offering costs, net	—	—	—	—	4,181	—	—	4,181
Net loss	—	—	—	—	—	(1,757)	—	(1,757)
BALANCE, December 31, 2005	—	—	23,046	23	199,846	(11,785)	—	188,084
Issuance of common shares	—	—	57,422	57	581,948	—	—	582,005
Redemption of common shares	—	—	(251)	—	(2,341)	—	—	(2,341)
Distributions declared	—	—	—	—	(29,840)	—	—	(29,840)
Selling commissions and dealer manager fees	—	—	—	—	(47,220)	—	—	(47,220)
Other offering costs, net	—	—	—	—	(9,613)	—	—	(9,613)
Net loss	—	—	—	—	—	(38,490)	—	(38,490)
BALANCE, December 31, 2006	—	—	80,217	$80	$692,780	$(50,275)	—	$642,585
Issuance of common shares	—	—	80,307	80	834,707	—	—	834,787
Redemption of common shares	—	—	(1,115)	(1)	(10,583)	—	—	(10,584)
Distributions declared	—	—	—	—	(78,493)	—	—	(78,493)
Selling commissions and dealer manager fees	—	—	—	—	(70,938)	—	—	(70,938)
Other offering costs, net	—	—	—	—	(8,950)	—	—	(8,950)
Net loss	—	—	—	—	—	(87,640)	—
Other comprehensive income — Foreign currency Translation adjustment	—	—	—	—	—	—	12,509
Total comprehensive loss	—	—	—	—	—	—	—	(75,131)
BALANCE, December 31, 2007	—	$—	159,409	$159	$1,358,523	$(137,915)	$12,509	$1,233,276

See notes to the consolidated financial statements.

66

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007, 2006 and 2005

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(87,640)	$(38,490)	$(1,757)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	68,599	25,130	4,633
Non-cash compensation expense	28	31	40
Equity in losses of unconsolidated entities	8,288	3,291	831
Distributions received from unconsolidated entities	385	—	—
Income (loss) allocated to minority interests	1,266	(429)	(635)
Accrual of organizational and offering expenses	7,583	5,760	1,736
Gain on foreign currency transactions	(134)	—	—
Loss on derivative instruments	25,542	5,306	—
Reversal of accrual of organizational and offering expenses	—	—	(8,366)
Forgiveness of related party payable	—	—	(1,730)
Net change in operating accounts	(6,727)	7,063	3,473
Net cash provided by (used in) operating activities	17,190	7,662	(1,775)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in unconsolidated entities	(86,851)	(209,339)	(99,853)
Distributions received from unconsolidated entities in excess of equity in earnings	25,955	14,809	5,278
Investments in property	(1,232,460)	(572,333)	(145,835)
Investments in master leases	(11,537)	—	—
Master lease rent receipts	5,870	—	—
Additions to other assets	(10,000)	(8,858)	(5,027)
Settlement of foreign currency hedge	939	—	—
Increase in restricted cash	(712)	(2,483)	—
Increase (decrease) in acquired out-of-market leases	57,039	(14,483)	(7,132)
Net cash used in investing activities	(1,251,757)	(792,687)	(252,569)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in escrowed investor proceeds	—	—	100
Increase in escrowed investor proceeds liability	—	—	(100)
Increase (decrease) in unaccepted subscriptions for common shares	(645)	1,157	606
Proceeds from issuance of common stock	797,315	568,465	205,506
Redemptions of common shares	(10,584)	(2,341)	—
Payments of selling commissions and dealer manager fees	(71,218)	(47,444)	(14,283)
Payments of organizational and offering expenses	(19,304)	(17,497)	(6,000)
Proceeds from advances from affiliate	—	1,602	2,173
Payment on advances from affiliate	—	(2,685)	(375)
Distributions paid to shareholders and minority interests	(29,324)	(9,372)	(2,242)
Proceeds from notes payable	1,279,915	805,220	222,600
Payments on notes payable	(578,773)	(488,120)	(147,700)
Increase in security deposit liability, net	22	11	—
Additions to deferred financing costs	(3,400)	(6,243)	(1,321)
Payments related to forward interest swaps	(731)	(862)	—
Net cash provided by financing activities	1,363,273	801,891	258,964
Effect of exchange rate changes on cash	715	—	—
Net change in cash and cash equivalents	129,421	16,866	4,620
Cash and cash equivalents, beginning of year	23,022	6,156	1,536
Cash and cash equivalents, end of year	$152,443	$23,022	$6,156

See notes to the consolidated financial statements.

67

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Organization

Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), was formed on August 5, 2003 under the General Corporation Law of the state of Maryland for the purpose of engaging in the business of investing in and owning interests in real estate. The Company operates and intends to continue to operate in a manner to qualify as a real estate investment trust (“REIT”) for federal income tax purposes and elected to be taxed as a REIT in connection with the filing of its 2004 federal income tax return. The Company is structured as an umbrella partnership REIT under which substantially all of the Company’s current and future business is and will be conducted through a majority-owned subsidiary, Hines REIT Properties, L.P. (the “Operating Partnership”). Hines REIT is the sole general partner of the Operating Partnership. Subject to certain restrictions and limitations, the business of the Company is managed by Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“Hines”), pursuant to the advisory agreement the Company entered into with the Advisor (the “Advisory Agreement”).

Public Offering

On June 18, 2004, Hines REIT commenced its initial public offering, pursuant to which it offered a maximum of 220 million common shares for sale to the public (the “Initial Offering”). The Initial Offering expired on June 18, 2006. On June 19, 2006, the Company commenced its current public offering (the “Current Offering”), pursuant to which it is offering a maximum of $2.2 billion in common shares.

The following table summarizes the activity from our offerings through December 31, 2004 and for each of the years ended December 31, 2005 through 2007 (in millions):
	Initial Public Offering				Current Public Offering				All Offerings
Year Ended	# of Shares		Proceeds		# of Shares		Proceeds		# of Shares	Proceeds
December 31, 2004	2.1		$20.6		—		$—		2.1	$20.6
December 31, 2005	21.0	(1)	207.7	(1)	—		—		21.0	207.7
December 31, 2006	30.1	(2)	299.2	(2)	27.3	(2)	282.7	(2)	57.4	581.9
December 31, 2007	—		—		80.3	(3)	834.8	(3)	80.3	834.8
Total	53.2		$527.5		107.6		$1,117.5		160.8	$1,645.0
__________

(1)	Amounts include $2.1 million of gross proceeds relating to approximately 223,000 shares issued under our dividend reinvestment plan.

(2)	Amounts include $13.5 million of gross proceeds relating to 1.4 million shares issued under our dividend reinvestment plan.

(3)	Amounts include $37.4 million of gross proceeds relating to 3.8 million shares issued under our dividend reinvestment plan.

As of December 31, 2007, $929.3 million in common shares remained available for sale pursuant to our Current Offering, exclusive of $153.2 million in common shares available under our dividend reinvestment plan.

Hines REIT contributes all net proceeds from its public offerings to the Operating Partnership in exchange for partnership units in the Operating Partnership. As of December 31, 2007 and 2006, Hines REIT owned a 97.6% and 97.4%, respectively, general partner interest in the Operating Partnership.

From January 1 through March 14, 2008, Hines REIT received gross offering proceeds of $103.6 million from the sale of 9.9 million common shares, including $13.6 million relating to 1.4 million shares sold under Hines REIT’s dividend reinvestment plan. As of March 14, 2008, 839.4 million common shares remained available for sale to the public pursuant to the Offering, exclusive of 139.6 million common shares available under the dividend reinvestment plan.

68

Minority Interests

Hines 2005 VS I LP, an affiliate of Hines, owned a 0.7% and 1.3% interest in the Operating Partnership as of December 31, 2007 and 2006, respectively. As a result of HALP Associates Limited Partnership’s (“HALP”) ownership of the Participation Interest (see Note 6), HALP’s percentage ownership in the Operating Partnership was 1.7% and 1.3% as of December 31, 2007 and 2006, respectively.

Investment Property

As of December 31, 2007, the Company owned interests in 39 office properties located throughout the United States, one mixed-use office and retail complex in Toronto, Ontario and one industrial property in Rio de Janeiro, Brazil. The Company’s interests in 24 of these properties are owned indirectly through the Company’s investment in the Core Fund (as defined in Note 3). As of December 31, 2007 and 2006, the Company owned an approximate 32.0% and 34.0% non-managing general partner interest in the Core Fund, respectively. See further discussion in Note 3.

On February 29, 2008, the Company acquired a direct investment in an office property located in Kansas City, Missouri and on March 13, 2008, the Company acquired a direct investment in an office complex located in El Segundo, California (see Note 10).

2.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities and contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company evaluates its assumptions and estimates on an ongoing basis. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Additionally, application of the Company’s accounting policies involves exercising judgments regarding assumptions as to future uncertainties. Actual results may differ from these estimates under different assumptions or conditions.

Basis of Presentation

The consolidated financial statements of the Company included in this annual report include the accounts of Hines REIT, the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries (see Note 3), as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

The Company evaluates the need to consolidate joint ventures based on standards set forth in the Financial Accounting Standards Board (“FASB”) Interpretation No. 46R (“FIN 46R”), Consolidation of Variable Interest Entities, and American Institute of Certified Public Accountants’ Statement of Position 78-9 (“SOP 78-9”), Accounting for Investments in Real Estate Ventures, as amended by Emerging Issues Task Force No. 04-5, Investor’s Accounting foran Investment in a Limited Partnership When the Investor Is the Sole General Partnerand the Limited Partners Have Certain Rights. In accordance with this accounting literature, the Company will consolidate joint ventures that are determined to be variable interest entities for which it is the primary beneficiary. The Company will also consolidate joint ventures that are not determined to be variable interest entities, but for which it exercises significant control over major operating decisions through substantive participation rights, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing.

On June 28, 2007, the Company invested $28.9 million into HCB II River, LLC, a joint venture it created with HCB Interests II LP (“HCB”). On July 2, 2007, the joint venture acquired Distribution Park Rio, an industrial property located in Rio de Janeiro, Brazil for $103.7 million Brazilian real ($53.7 million USD as of July 2, 2007). The Company owns a 50% interest in Distribution Park Rio as a result of its investment in the joint venture. The Company concluded that the joint venture does not meet the definition of a variable interest entity under FIN 46R. Further, as neither the Company nor HCB has a controlling interest in the joint venture or any special or disproportionate voting or participation rights, consolidation is not required under SOP 78-9. Therefore, the Company accounts for its interest in the joint venture as an equity method investment. See Note 3 for additional details regarding the joint venture.

69

Reportable Segments

Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures aboutSegments of an Enterprise and Related Information, establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. As described above, the Company owned interests in 40 office properties and one industrial property as of December 31, 2007. The Company’s investments in real estate are geographically diversified and management evaluates operating performance on an individual property level. The Company has determined it has two reportable segments: one with activities related to investing in office properties and one with activities related to investing in industrial properties. The Company’s office properties have similar economic characteristics, tenants, and products and services. As such, all of the Company’s 40 office properties have been aggregated into one reportable segment for the years ended December 31, 2007, 2006 and 2005.

The Company accounts for its ownership interest in HCB II River, LLC using the equity method of accounting for investments. As such, the activities of the industrial property are reflected in investments in unconsolidated entities in the consolidated balance sheet and equity in losses of unconsolidated entities in the consolidated statement of operations. See “Investments in Unconsolidated Entities” in Note 3 for additional discussion.

The Company’s investments in office properties generate rental revenue and other income through the leasing of office properties, which constituted 100% of the Company’s total consolidated revenues for the year ended December 31, 2007.

Comprehensive Loss

The Company reports comprehensive loss in its consolidated statements of shareholders’ equity. Comprehensive loss was $75.1 million for the year ended December 31, 2007 resulting from the Company’s net loss of $87.6 million offset by its foreign currency translation adjustment of $12.5 million. See “International Operations” below for additional information.

International Operations

The Canadian dollar is the functional currency for the Company’s subsidiaries operating in Toronto, Ontario and the Brazilian real is the functional currency for the Company’s subsidiary operating in Rio de Janeiro, Brazil. The Company’s foreign subsidiaries have translated their financial statements into U.S. dollars for reporting purposes. Assets and liabilities are translated at the exchange rate in effect as of the balance sheet date. The Company translates income statement accounts using the average exchange rate for the period and significant nonrecurring transactions using the rate on the transaction date. As described above, these translation gains or losses are included in accumulated other comprehensive income as a separate component of shareholders’ equity.

The Company’s international subsidiaries may have transactions denominated in currencies other than their functional currency. In these instances, assets and liabilities are remeasured into the functional currency at the exchange rate in effect at the end of the period, and income statement accounts are remeasured at the average exchange rate for the period. These gains or losses are included in the Company’s results of operations.

The Company’s subsidiaries also record gains or losses in the income statement when a transaction with a third party, denominated in a currency other than the entity’s functional currency, is settled and the functional currency cash flows realized are more or less than expected based upon the exchange rate in effect when the transaction was initiated.

Investment Property

Real estate assets the Company owns directly are stated at cost less accumulated depreciation, which in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets are capitalized. Maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2007, management believes no such impairment has occurred.

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Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in the Company’s results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that the Company believes are similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Company evaluates the time period over which such occupancy levels would be achieved and includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above-and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Acquired above- and below-market ground lease values are recorded based on the difference between the present values (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases. The capitalized above- and below-market lease values are amortized as adjustments to ground lease expense over the lease term.

Management estimates the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized over the life of the mortgage note payable.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less at the time of purchase to be cash equivalents.

Restricted Cash

As of December 31, 2007 and 2006, the Company had restricted cash of $3.5 million and $2.5 million, respectively, related to certain escrows required by one or more of the Company’s mortgage agreements.

Deferred Leasing Costs

Direct leasing costs, primarily consisting of third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. Tenant inducement amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

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The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner of the tenant improvements for accounting purposes, determines the nature of the leased asset and when revenue recognition under a lease begins. If the Company is the owner of the tenant improvements for accounting purposes, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Company concludes the lessee is the owner of the tenant improvements for accounting purposes, then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduce revenue recognized over the term of the lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements. The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include: 1) whether the lease stipulates how and on what a tenant improvement allowance may be spent; 2) whether the tenant or landlord retains legal title to the improvements; 3) the uniqueness of the improvements; 4) the expected economic life of the tenant improvements relative to the length of the lease; and 5) who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements for accounting purposes is subject to significant judgment. In making that determination, the Company considers all of the above factors. No one factor, however, necessarily establishes our determination.

Tenant inducement amortization was approximately $2.0 million and $685,000 for the years ended December 31, 2007 and 2006, respectively, and was recorded as an offset to rental revenue. In addition, the Company recorded approximately $709,000 and $137,000 as amortization expense related to other direct leasing costs for the years ended December 31, 2007 and 2006, respectively.

On December 8, 2006, Norwegian Cruise Line (NCL) signed a lease renewal for its space in Airport Corporate Center, an office property located in Miami, Florida. In connection with this renewal, the Company committed to funding $10.4 million of construction costs related to NCL’s expansion and refurbishment of its space, to be paid in future periods. No such costs were paid prior to December 31, 2007, therefore the entire amount was recorded in accounts payable and accrued expenses in the accompanying balance sheets as of December 31, 2007.

Derivative Instruments

During the years ended December 31, 2007 and 2006, the Company entered into several forward interest rate swap transactions with HSH Nordbank AG, New York Branch (“HSH Nordbank”). These swap transactions were entered into as economic hedges against the variability of future interest rates on the Company’s variable interest rate borrowings with HSH Nordbank. The Company has not designated any of these contracts as cash flow hedges for accounting purposes.

The interest rate swaps have been recorded at their estimated fair value in the accompanying consolidated balance sheets as of December 31, 2007 and 2006. The loss resulting from the decrease in the fair value of the interest rate swaps for the years ended December 31, 2007 and 2006 of $25.5 million and $5.3 million, respectively (including fees of approximately $731,000 and $862,000 incurred upon entering into these swap transactions, respectively), has been recorded in loss on derivative instruments, net in the consolidated statements of operations for the years ended December 31, 2007 and 2006. The Company will mark the interest rate swap contracts to their estimated fair value as of each balance sheet date, and the changes in fair value will be reflected in the consolidated statements of operations.

The table below provides additional information regarding each of the Company’s outstanding interest rate swaps as of December 31, 2007:

Effective Date	Expiration Date	Notional Amount	Interest Rate
	(In thousands)
August 1, 2006	August 1, 2016	$185,000	5.8575%
January 12, 2007	January 12, 2017	98,000	5.2505%
May 2, 2007	May 2, 2017	119,000	5.3550%
July 19, 2007	July 19, 2017	48,000	5.9800%
August 14, 2007	August 14, 2017	70,000	6.0300%

In addition to the interest rate contracts described above, the Company entered into a foreign currency contract in February 2007 related to its acquisition of a property in Toronto, Ontario. The contract was entered into as an economic hedge against the variability of the foreign currency exchange rate related to the Company’s equity investment and was settled at the close of this acquisition. As a result of this transaction, the Company recorded a gain of approximately $939,000, net of fees incurred upon entering into the swap transaction, in loss on derivative instruments in its consolidated statement of operations for the year ended December 31, 2007.

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Deferred Financing Costs

Deferred financing costs as of December 31, 2007 and 2006 consist of direct costs incurred in obtaining debt financing (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the terms of the obligations. For the years ended December 31, 2007 and 2006, approximately $1.2 million and $967,000, respectively, of deferred financing costs were amortized and recorded in interest expense in the accompanying consolidated statements of operations.

Other Assets

Other assets includes the following as of December 31, 2007 and 2006 (in thousands):

	December 31, 2007	December 31, 2006
Property acquisition escrow deposit	$10,000	$8,858
Prepaid insurance	1,056	353
Mortgage loan deposits	904	924
Other	910	584
Total	$12,870	$10,719

Organizational and Offering Costs

Initial Offering

Certain organizational and offering costs associated with the Initial Offering were paid by the Advisor on behalf of the Company. Pursuant to the Advisory Agreement among Hines REIT, the Operating Partnership and the Advisor during the Initial Offering, the Company was obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred related to the Initial Offering or 3.0% of the gross proceeds raised from the Initial Offering.

As of December 31, 2006 and 2005, the Advisor had incurred on behalf of the Company organizational and offering costs related to the Initial Offering of $43.3 million and $36.8 million, respectively (of which $23.0 million and $20.4 million as of December 31, 2005 and 2004, respectively, relates to the Advisor or its affiliates). These amounts include $24.2 million and $21.3 million as of December 31, 2006 and 2005, respectively, of organizational and internal offering costs, and $19.1 million and $15.5 million as of December 31, 2006 and 2005, respectively, of third-party offering costs, such as legal and accounting fees and printing costs. The initial offering was terminated in June 2006.

As described above, the Company’s obligation to reimburse the Advisor for organizational and offering costs related to the Initial Offering was limited by the amount of gross proceeds raised from the sale of the Company’s common shares in the Initial Offering. Amounts of organizational and offering costs recorded in the Company’s financial statements in periods ending on or before June 30, 2006 were based on estimates of gross proceeds to be raised through the end of the Initial Offering period. Such estimates were based on highly subjective factors including the number of retail broker-dealers signing selling agreements with the Company’s Dealer Manager, Hines Real Estate Securities, Inc. (“HRES” or the “Dealer Manager”), anticipated market share penetration in the retail broker-dealer network and the Dealer Manager’s best estimate of the growth rate in sales. Based on actual gross Offering proceeds raised through December 31, 2005 and management’s then-current estimate of future sales of the Company’s common shares through the end of the Initial Offering, management determined that the Company would not be obligated to reimburse the Advisor for approximately $13.7 million of organizational and offering costs, which were recorded by the Company prior to March 31, 2005. Such accruals were reversed in the Company’s consolidated financial statements as of December 31, 2005 and as a result, the Company reversed organizational and offering expenses of approximately $8.4 million in the accompanying consolidated statement of operations and a reduction of other offering costs, net of approximately $5.3 million in the accompanying consolidated statement of shareholders’ equity for the year then ended.

Based on actual gross proceeds raised in the Initial Offering, the total amount of organizational and offering costs the Company was obligated to reimburse the Advisor related to the Initial Offering is $16.0 million. As a result of amounts recorded in prior periods, during the year ended December 31, 2006, organizational and internal offering costs related to the Initial Offering totaling $1.0 million incurred by the Advisor were expensed and included in the accompanying consolidated statements of operations and third-party offering costs related to the Initial Offering of $2.0 million were offset against additional paid-in capital in the accompanying consolidated statement of shareholders’ equity. During the year ended December 31, 2006, organizational and internal offering costs related to the Initial Offering totaling $1.9 million and third-party offering costs related to the Initial Offering totaling $1.5 million were incurred by the Advisor but were not recorded in the consolidated financial statements because the Company was not obligated to reimburse the Advisor for these costs.

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For the year ended December 31, 2005, organizational and internal offering costs related to the Initial Offering of $1.5 million were expensed and included in the accompanying consolidated statement of operations, and third-party offering costs of $1.1 million were offset against additional paid-in capital on the accompanying consolidated statement of shareholders’ equity. For the year ended December 31, 2005, organizational and offering costs related to the Initial Offering totaling $10.2 million incurred by the Advisor (including $5.0 million of organizational and internal offering costs and $5.2 million of third-party offering costs) were not recorded in the accompanying consolidated financial statements because management determined that the Company would not be obligated to reimburse the Advisor for these costs.

Current Offering

The Company commenced the Current Offering on June 19, 2006. Certain organizational and offering costs associated with the Current Offering have been paid by the Advisor on the Company’s behalf. Pursuant to the terms of the Advisory Agreement, the Company is obligated to reimburse the Advisor in an amount equal to the amount of actual organizational and offering costs incurred, so long as such costs, together with selling commissions and dealer-manager fees, do not exceed 15% of gross proceeds from the Current Offering. As of December 31, 2007, 2006 and 2005, the Advisor had incurred on the Company’s behalf organizational and offering costs in connection with the Current Offering of $29.1 million, $12.6 million and $1.5 million, respectively (of which approximately $12.1 million, $4.7 million and $256,000, respectively relates to the Advisor or its affiliates). These amounts include approximately $7.6 million, $4.7 million and $256,000 of internal offering costs, which have been expensed in the accompanying consolidated statements of operations for the years ended December 31, 2007, 2006 and 2005, respectively. In addition, $9.0 million and $7.6 million of third-party offering costs for the years ended December 31, 2007 and 2006, respectively, have been offset against net proceeds of the Current Offering within additional paid-in capital.

Third Offering

Our Current Offering will terminate on June 19, 2008, pursuant to the terms of the offering. Accordingly, the Company expects to commence a follow-on offering on or about June 20, 2008 (the “Third Offering”). During the year ended December 31, 2007, the Advisor incurred approximately $394,000 of organizational and offering costs related to the Third Offering. Pursuant to the anticipated terms of the Third Offering, the Company is not expected to be obligated to reimburse the Advisor for these costs. Additionally, the Advisor is not a shareholder of the Company. Accordingly, no amounts have been recorded in the accompanying consolidated financial statements.

Revenue Recognition

The Company recognizes rental revenue on a straight-line basis over the life of the lease including rent holidays, if any. Straight-line rent receivable in the amount of $12.7 million and $3.4 million as of December 31, 2007 and 2006, respectively, consisted of the difference between the tenants’ rents calculated on a straight-line basis from the date of acquisition or lease commencement over the remaining terms of the related leases and the tenants’ actual rents due under the lease agreements and is included in tenant and other receivables in the accompanying consolidated balance sheets. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision. Revenues relating to lease termination fees are recognized at the time that a tenant’s right to occupy the space is terminated and when the Company has satisfied all obligations under the agreement and are included in other revenue in the accompanying consolidated statements of operations.

Stock-based Compensation

Under the terms of the Employee and Director Incentive Share Plan, the Company grants each independent member of its board of directors 1,000 restricted shares of common stock annually. The restricted shares granted each year fully vest upon completion of each director’s annual term. In accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (as amended) (“SFAS No. 123R”), the Company recognizes the expense related to these shares over the vesting period. During each of the years ended December 31, 2007, 2006 and 2005, the Company granted 3,000 restricted shares of common stock to its independent board members. For the years ended December 31, 2007, 2006 and 2005, the Company amortized approximately $28,000, $31,000 and $40,000 of related compensation expense, respectively. Such amounts are included in general and administrative expenses in the accompanying consolidated statements of operations.

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Income Taxes

Hines REIT made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2004. In addition, as of December 31, 2007 and 2006 the Company owned an investment in the Core Fund, which has invested in properties through other entities that have elected to be taxed as REITs. Hines REIT’s management believes that the Company and the applicable entities in the Core Fund are organized and operate in such a manner as to qualify for treatment as REITs and intend to operate in the foreseeable future in such a manner so that they will remain qualified as REITs for federal income tax purposes. Accordingly, no provision has been made for U.S. federal income taxes for the years ended December 31, 2007, 2006 and 2005 in the accompanying consolidated financial statements.

During 2006, the State of Texas enacted new tax legislation that restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the then-current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax under SFAS No. 109, Accounting for Income Taxes. This legislation had an immaterial impact on the Company’s financial statements.

Due to the acquisition of Atrium on Bay, a mixed use office and retail complex located in Toronto, Ontario, the Company has recorded a provision for Canadian income taxes of $1.0 million for the year ended December 31, 2007 in accordance with Canadian tax laws and regulations.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), Accountingfor Uncertainty in Income Taxes — an Interpretation of FASB StatementNo. 109, which clarifies the accounting for uncertainty in tax positions. FIN 48 prescribes a recognition threshold and measurement attribute for the recognition and measurement of a tax position taken in a tax return. FIN 48 requires that a determination be made as to whether it is more likely than not that a tax position taken, based on the technical merits, will be sustained upon examination. If the more likely than not threshold is met, the related tax position must be measured to determine the amount of provision or benefit, if any, to recognize in the financial statements. The Company or its subsidiaries file income tax returns in the U.S. federal jurisdiction, various states, Canada and Brazil. Tax years 2004 through 2006 remain subject to potential examination by certain federal and state taxing authorities. No income tax examinations are currently in process. The Company has reviewed our current tax positions and believe our positions will be sustained on examination. The adoption of the provisions of FIN 48 on January 1, 2007 did not have a material impact on our financial statements. The Company classifies interest and penalties related to underpayment of income taxes as income tax expense.

As of December 31, 2007, the Company had no significant temporary differences, tax credits, or net operating loss carry-forwards.

Per Share Data

Loss per common share is calculated by dividing the net loss for each period by the weighted average number of common shares outstanding during such period. Loss per common share on a basic and diluted basis are the same because the Company has no potential dilutive common shares outstanding.

Fair Value of Financial Instruments

Disclosure about the fair value of financial instruments is based on pertinent information available to management as of December 31, 2007 and 2006. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of December 31, 2007 and 2006, management estimated that the carrying value of cash and cash equivalents, restricted cash, distributions receivable, accounts receivable, accounts payable and accrued expenses and distributions payable were recorded at amounts which reasonably approximated fair value. The primary factor in determining the fair value of the financial statement items listed above was the short-term nature of the items.

As of December 31, 2006, management estimated the carrying value of notes payable of $481.2 million approximated fair value due to the fact that most of the outstanding notes payable contained variable interest rates based on LIBOR. As of December 31, 2007, management estimated that the fair value of notes payable, which had a carrying value of $1,216.6 million, was $1,212.4 million. The fair value of notes payable was determined based upon interest rates available for the issuance of debt with similar securities.

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Asset Retirement Obligations

In March 2005, the FASB issued FIN No. 47, Accounting for Conditional AssetRetirement Obligations — an interpretation of FASB Statement No. 143, which clarifies the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations. A conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity when the timing and/or method of settlement are conditional on a future event that may or may not be in the control of the entity. This legal obligation is absolute, despite the uncertainty regarding the timing and/or method of settlement. In addition, the fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and/or through normal operation of the asset. FIN No. 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. Pursuant to FIN No. 47, the Company has determined that it meets the criteria for recording a liability and has recorded an asset retirement obligation aggregating approximately $327,000 as of December 31, 2007, which is included in other liabilities in the consolidated balance sheet.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement which should be determined based on assumptions market participants would use in pricing an asset or liability. The Company will be required to disclose the methodology used to determine fair value, the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB deferred the effective date of SFAS No. 157 for all nonfinancial assets and liabilities except for those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company has adopted this standard effective January 1, 2008 and does not expect it to have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option forFinancial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. We have adopted this standard effective January 1, 2008 and have elected not to measure any of our current eligible financial assets or liabilities at fair value upon adoption; however, we do reserve the right to elect to measure future eligible financial assets or liabilities at fair value.

In December 2007, the FASB issued Statement No. 141 (Revised 2007), BusinessCombinations (“SFAS No. 141R”). SFAS No. 141R will significantly change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment for certain specific acquisition-related items including: (1) expensing acquisition related costs as incurred; (2) valuing noncontrolling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business. SFAS No. 141R also includes a substantial number of new disclosure requirements. SFAS No. 141R is to be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. Management expects SFAS No. 141R could have a material impact if it is determined that real estate acquisitions fall under the definition of business combinations.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests inConsolidated Financial Statements (“SFAS No. 160”). SFAS No. 160 establishes requirements for ownership interests in subsidiaries held by parties other than the Company (sometimes called “minority interests”) be clearly identified, presented, and disclosed in the consolidated statement of financial position within equity, but separate from the parent’s equity. All changes in the parent’s ownership interests are required to be accounted for consistently as equity transactions and any noncontrolling equity investments in deconsolidated subsidiaries must be measured initially at fair value. SFAS No. 160 is effective, on a prospective basis, for fiscal years beginning after December 15, 2008. However, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. Management is currently assessing the impact of SFAS No. 160 on the Company’s consolidated statement of operations.

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3.  Real Estate Investments

The following table provides summary information regarding the properties in which the Company owned interests as of December 31, 2007. All assets which are 100% owned by the Company are referred to as “directly-owned properties”. All other properties are owned indirectly through the Company’s investments in Hines U.S. Core Office Fund, L.P. (the “Core Fund”) and HCB II River LLC as discussed below.

Direct Investments

Property	City	Leasable Square Feet		Percent Leased	Our Effective Ownership(1)
				(Unaudited)
321 North Clark	Chicago, Illinois	885,664		99%	100%
Citymark	Dallas, Texas	220,079		100%	100%
JPMorgan Chase Tower	Dallas, Texas	1,242,590		91%	100%
Watergate Tower IV	Emeryville, California	344,433		100%	100%
One Wilshire	Los Angeles, California	661,553		99%	100%
3 Huntington Quadrangle	Melville, New York	407,731		87%	100%
Airport Corporate Center	Miami, Florida	1,021,397		90%	100%
Minneapolis Office/Flex Portfolio	Minneapolis, Minnesota	766,240		85%	100%
3400 Data Drive	Rancho Cordova, California	149,703		100%	100%
Daytona Buildings	Redmond, Washington	251,313		93%	100%
Laguna Buildings	Redmond, Washington	464,701		100%	100%
1515 S Street	Sacramento, California	348,881		100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377		96%	100%
Seattle Design Center	Seattle, Washington	390,684		84%	100%
5th and Bell	Seattle, Washington	197,135		98%	100%
Atrium on Bay	Toronto, Ontario	1,070,287		95%	100%
Total for Directly-Owned Properties		8,675,768		94%
Indirect Investments
Core Fund Investment
One Atlantic Center	Atlanta, Georgia	1,100,312		84%	27.47%
The Carillon Building	Charlotte, North Carolina	470,726		100%	27.47%
Charlotte Plaza	Charlotte, North Carolina	625,026		97%	27.47%
Three First National Plaza	Chicago, Illinois	1,419,978		94%	21.97%
333 West Wacker	Chicago, Illinois	845,194		87%	21.92%
One Shell Plaza	Houston, Texas	1,228,160		98%	13.73%
Two Shell Plaza	Houston, Texas	566,982		95%	13.73%
425 Lexington Avenue	New York, New York	700,034		100%	12.98%
499 Park Avenue	New York, New York	288,722		100%	12.98%
600 Lexington Avenue	New York, New York	283,311		95%	12.98%
Renaissance Square	Phoenix, Arizona	965,508		95%	27.47%
Riverfront Plaza	Richmond, Virginia	949,791		100%	27.47%
Johnson Ranch Corporate Center	Roseville, California	179,990		76%	21.92%
Roseville Corporate Center	Roseville, California	111,418		94%	21.92%
Summit at Douglas Ridge	Roseville, California	185,128		85%	21.92%
Olympus Corporate Center	Roseville, California	191,494		59%	21.92%
Douglas Corporate Center	Roseville, California	214,606		85%	21.92%
Wells Fargo Center	Sacramento, California	502,365		93%	21.92%
525 B Street	San Diego, California	447,159		90%	27.47%
The KPMG Building	San Francisco, California	379,328		100%	27.47%
101 Second Street	San Francisco, California	388,370		100%	27.47%
720 Olive Way	Seattle, Washington	300,710		93%	21.92%
1200 19th Street	Washington, D.C.	328,154	(2)	28%	12.98%
Warner Center	Woodland Hills, California	808,274		97%	21.92%
Total for Core Fund Properties		13,480,740		92%
Other
Distribution Park Rio	Rio de Janeiro, Brazil	693,115		100%	50%
Total for All Properties		22,849,623		93%

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__________

(1)
This percentage shows the effective ownership of the Operating Partnership in the properties listed. On December 31, 2007, Hines REIT owned a 97.6% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.4% interest in the Operating Partnership. Our interest in Distribution Park Rio is owned through our investment in a joint venture with a Hines affiliate. We own interests in all of the properties other than those identified above as being owned 100% by us and Distribution Park Rio through our interest in the Core Fund, in which we owned an approximate 32.0% non-managing general partner interest as of December 31, 2007. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 85.9%.

(2)	This square footage amount includes three floors which are being added to the building and are currently under construction. The construction is expected to be completed in 2009.

Direct real estate investments

Investment property consisted of the following as of December 31, 2007 and 2006 (in thousands):

	December 31, 2007	December 31, 2006
Buildings and improvements, net	$1,449,146	$511,961
In-place leases, net	252,966	120,765
Land	349,778	165,603
Investment property, net	$2,051,890	$798,329

Summarized below is certain information about the 16 office properties the Company owned directly as of December 31, 2007:

City	Property	Date Acquired	Date Built/ Renovated(1)
			(Unaudited)
San Mateo, California	1900 and 2000 Alameda	June 2005	1983, 1996	(2)
Dallas, Texas	Citymark	August 2005	1987
Sacramento, California	1515 S Street	November 2005	1987
Miami, Florida	Airport Corporate Center	January 2006	1982-1996	(3)
Chicago, Illinois	321 North Clark	April 2006	1987
Rancho Cordova, California	3400 Data Drive	November 2006	1990
Emeryville, California	Watergate Tower IV	December 2006	2001
Redmond, Washington	Daytona Buildings	December 2006	2002
Redmond, Washington	Laguna Buildings	January 2007	1960-1999	(4)
Toronto, Ontario	Atrium on Bay	February 2007	1984
Seattle, Washington	Seattle Design Center	June 2007	1973, 1983	(5)
Seattle, Washington	5th and Bell	June 2007	2002
Melville, New York	3 Huntington Quadrangle	July 2007	1971
Los Angeles, California	One Wilshire	August 2007	1966
Minneapolis, Minnesota	Minneapolis Office/Flex Portfolio	September 2007	1986-1999	(6)
Dallas, Texas	JPMorgan Chase Tower	November 2007	1987
__________

(1)	The date shown reflects the later of the building’s construction completion date or the date of the building’s most recent renovation.

(2)	1900 Alameda was constructed in 1971 and substantially renovated in 1996; 2000 Alameda was constructed in 1983.

(3)	Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land development site.

(4)	The Laguna Buildings consists of six buildings constructed between 1960 and 1999.

(5)	Seattle Design Center consists of two-story office buildings constructed in 1973 and a five-story office building with an underground garage constructed in 1983.

(6)	The Minneapolis Office/Flex Portfolio consists of nine buildings constructed between 1986 and 1999.

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As of December 31, 2007, accumulated depreciation and amortization of the Company’s investment property and related intangibles was as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Out-of-Market Lease Assets	Out-of-Market Lease Liabilities
Cost	$1,481,541	$302,530	$52,450	$91,455
Less: accumulated depreciation and amortization	(32,395)	(49,564)	(8,650)	(11,990)
Net	$1,449,146	$252,966	$43,800	$79,465

As of December 31, 2006, accumulated depreciation and amortization of the Company’s investment property and related intangibles was as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$519,843	$137,344	$40,267	$19,046
Less: accumulated depreciation and amortization	(7,882)	(16,579)	(3,853)	(3,232)
Net	$511,961	$120,765	$36,414	$15,814

Amortization expense was $43.0 million, $15.0 million, and $2.8 million for in-place leases for the years ended December 31, 2007, 2006, and 2005, respectively. Amortization of out-of-market leases, net, was an increase to rental revenue of $3.2 million for the year ended December 31, 2007. Amortization of out-of-market leases, net, was a decrease to rental revenue of approximately $263,000 and $752,000 for the years ended December 31, 2006 and 2005, respectively. For the properties acquired during 2007, the weighted average lease life of in-place and out-of-market leases was between three and seven years.

Anticipated amortization of in-place leases, out-of-market leases, net, and out-of-market ground leases for each of the following five years ended December 31 is as follows (in thousands):

	In-Place Leases	Out-of-Market Leases, Net
2008	$54,700	$9,266
2009	46,948	6,997
2010	38,824	6,032
2011	32,663	5,472
2012	23,475	4,506

In connection with its direct investments, the Company has entered into non-cancelable lease agreements with tenants for office and retail space. As of December 31, 2007, the approximate fixed future minimum rentals for each of the years ending December 31, 2008 through 2012 and thereafter were as follows (in thousands):

Fixed Future Minimum Rentals
2008	$166,725
2009	161,203
2010	141,907
2011	128,961
2012	104,840
Thereafter	327,323
Total	$1,030,959

Pursuant to the lease agreements with certain tenants in one of its buildings, the Company receives fees for the provision of various telecommunication-related services. The fixed future minimum rentals expected to be received for such services for each of the years ended December 31, 2008 through December 31, 2012 and for the period thereafter are $2.5 million, $1.9 million, $1.6 million, $1.3 million, $683,000 and $633,000, respectively. The Company has outsourced the provision of these services to a tenant in the same building, to whom it pays fees for the provision of such services.

During the year ended December 31, 2007 no tenant leased space representing more than 10% of the total rental revenue of the Company.

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Approximately 10% of the rental revenue recognized during the year ended December 31, 2006 was earned from a state government agency, whose leases representing 10% of their space expire in October 2012 and whose remaining space expires in April 2013. No other tenant leased space representing more than 10% of the total rental revenue of the Company for the year ended December 31, 2006.

Of the total rental revenue of the Company for the year ended December 31, 2005, approximately:

•	40% was earned from a tenant in the insurance industry, whose leases representing 36% of their space expired in December 2005 and whose remaining space expires in May 2018;

•	14% was earned from a government agency, whose leases representing 10% of their space expire in October 2012 and whose remaining space expires in April 2013; and

•	26% was earned from one tenant in the construction industry, whose leases representing 48% of their space expire in November 2009 and whose remaining space expires in November 2010.

No other tenant leased space representing more than 10% of the total rental revenue of the Company for the year ended December 31, 2005.

One of the Company’s properties is subject to a ground lease, which expires on March 31, 2032. Although the lease provides for increases in payments over the term of the lease, ground rent expense accrues on a straight-line basis. The fixed future minimum ground lease payments for each of the years ended December 31, 2008 through December 31, 2012 and for the period thereafter are approximately $405,000, $412,000, $420,000, $428,000, $438,000 and $10.3 million, respectively. Ground lease expense for the year ended December 31, 2007 was approximately $286,000.

Investment in Unconsolidated Entities

The Company owns indirect interests in real estate through its investments in the Core Fund and HCB II River LLC (see below for further detail). The carrying values of its investments in these entities as of December 31, 2007 and 2006, respectively, are as follows (in thousands):

	December 31, 2007	December 31, 2006
Investment in Hines U.S. Core Office Fund, L.P.	$330,441	$307,553
Investment in HCB II River LLC	30,716	—
Total investments in unconsolidated entities	$361,157	$307,553

The equity in earnings (losses) of the Company’s unconsolidated entities for the years ended December 31, 2007, 2006 and 2005, respectively, was as follows (in thousands):

	Year-Ended December 31, 2007	Year-Ended December 31, 2006	Year-Ended December 31, 2005
Equity in losses of Hines U.S. Core Office Fund, L.P.	$(8,673)	$(3,291)	$(831)
Equity in earnings of HCB II River LLC	385	—	—
Total equity in losses of unconsolidated entities	$(8,288)	$(3,291)	$(831)

Investment in Hines U.S. Core Office Fund, L.P.

The Core Fund is a partnership organized in August 2003 by Hines to invest in existing core office properties in the United States that Hines believes are desirable long-term core holdings. The Core Fund owns interests in real estate assets through certain limited liability companies and limited partnerships which have mortgage financing in place. During the year ended December 31, 2006, the Company acquired additional interests in the Core Fund totaling $209.3 million. The Company acquired the interests from affiliates of Hines at the same price at which the affiliates originally acquired the interests (in the form of limited partnership interests). The Company owned an approximate 34.0% non-managing general partner interest in the Core Fund as of December 31, 2006, which owned interests in 15 office properties throughout the United States.

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The Company acquired additional interests in the Core Fund totaling $58.0 million during the year ended December 31, 2007 and owned an approximate 32.0% non-managing general partner interest in the Core Fund as of December 31, 2007. The Core Fund acquired interests in nine additional properties located in Charlotte, North Carolina, Sacramento, California, Roseville, California and Phoenix, Arizona during 2007.

Consolidated condensed financial information of the Core Fund is summarized below:

Consolidated Condensed Balance Sheets of the Core Fund
as of December 31, 2007 and 2006

	December 31, 2007	December 31, 2006
	(In thousands)
ASSETS
Cash	$112,211	$67,557
Investment property, net	3,481,975	2,520,278
Other assets	351,577	305,027
Total Assets	$3,945,763	$2,892,862

LIABILITIES AND PARTNERS’ CAPITAL
Debt	$2,313,895	$1,571,290
Other liabilities	264,705	157,248
Minority interest	426,128	341,667
Partners’ capital	941,035	822,657
Total Liabilities and Partners’ Capital	$3,945,763	$2,892,862

Consolidated Condensed Statements of Operations of the Core Fund
For the Years Ended December 31, 2007, 2006 and 2005

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(In thousands)
Revenues, other income and interest income	$423,997	$281,795	$201,604
Operating expenses	(179,198)	(128,645)	(92,530)
Interest expense	(104,587)	(68,260)	(47,272)
Depreciation and amortization	(172,045)	(87,731)	(58,219)
Income tax expense	(578)	—	—
Loss (income) allocated to minority interest	5,924	(7,073)	(6,660)
Net (loss) income	$(26,487)	$(9,914)	$(3,077)

Of the total rental revenue of the Core Fund for the year ended December 31, 2007, approximately 10% was earned from one tenant that provides legal services, and whose lease expires on September 30, 2018. No other tenant leased space representing more than 10% of the total rental revenue for the year ended December 31, 2007.

Of the total rental revenue of the Core Fund for the year ended December 31, 2006, approximately:

•	11% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015; and

•	36% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027.

No other tenant leased space representing more than 10% of the total rental revenue for the year ended December 31, 2006.

Of the total rental revenue of the Core Fund for the year ended December 31, 2005, approximately:

•	15% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015; and

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•	38% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027.

No other tenant leased space representing more than 10% of the total rental revenue for the year ended December 31, 2005.

Investment in HCB River II LLC

As described in Note 2, the Company has a $28.9 million investment in HCB River II LLC, a joint venture it created with HCB on June 28, 2007. On July 2, 2007, the joint venture acquired Distribution Park Rio, an industrial property located in Rio de Janeiro, Brazil. The Property consists of four industrial buildings that were constructed in 2001-2007. The buildings contain 693,115 square feet of rentable area that is 100% leased. The Company owns a 50% indirect interest in Distribution Park Rio through its investment in the joint venture.

HCB is the managing member responsible for day-to-day operations of the joint venture. However, the Company has various approval rights and must approve certain major decisions of the joint venture including, but not limited to: the direct or indirect sale of any interest in Distribution Park Rio; any financing or other indebtedness incurred by the joint venture and the creation of any lien or encumbrance on Distribution Park Rio; annual plans and budgets for the joint venture and Distribution Park Rio; and any new leases at Distribution Park Rio.

4.  Debt Financing

The following table includes all of the Company’s outstanding notes payable as of December 31, 2007 and December 31, 2006 (in thousands, except interest rates). Additional information regarding general terms and conditions of each of the Company’s notes payable follows the table:

Description	Origination Date	Maturity Date	Interest Rate		Principal Outstanding at December 31, 2007		Principal Outstanding at December 31, 2006
SECURED MORTGAGE DEBT
Wells Fargo Bank, N.A. — Airport Corporate Center	1/31/2006	3/11/2009	4.775%		$90,039	(4)	$89,233
Metropolitan Life Insurance Company — 1515 S. Street	4/18/2006	5/1/2011	5.680%		45,000	(6)	45,000
Capmark Finance, Inc. — Atrium on Bay	2/26/2007	2/26/2017	5.330%		193,686	(3)	—
The Prudential Insurance Company of America — One Wilshire	10/25/2007	11/1/2012	5.980%		159,500		—
HSH POOLED MORTGAGE FACILITY
HSH Nordbank — Citymark, 321 North Clark, 1900 and 2000 Alameda	8/1/2006	8/1/2016	5.8575	%(2)	185,000		185,000
HSH Nordbank — 3400 Data Drive, Watergate Tower IV	1/23/2007	1/12/2017	5.2505	%(2)	98,000		—
HSH Nordbank — Daytona and Laguna Buildings	5/2/2007	5/2/2017	5.3550	%(2)	119,000		—
HSH Nordbank — 3 Huntington Quadrangle	7/19/2007	7/19/2017	5.9800	%(2)	48,000		—
HSH Nordbank — Seattle Design Center/5th and Bell	8/14/2007	8/14/2017	6.0300	%(2)	70,000		—
MET LIFE SECURED MORTGAGE FACILITY
Met Life — JPMorgan Chase Tower/Minneapolis Office/Flex Portfolio	12/20/2007	12/20/2012	5.70%		205,000		—
OTHER NOTES PAYABLE
KeyBank Revolving Credit Facility	9/9/2005	10/31/2009	Variable	(1)	—		162,000
Atrium Note Payable	9/1/2004	10/1/2011	7.390%		3,406	(5)	—
					$1,216,631		$481,233
__________

(1)	The weighted average interest rate on outstanding borrowings under this facility was 6.73% as of December 31, 2006.

(2)	We entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at the specified rate.

(3)
We entered into mortgage financing in connection with our acquisition of Atrium on Bay. The mortgage agreement provided for an interest only loan with a principal amount of $190.0 million Canadian dollars as of December 31, 2007. This amount was translated to U.S. dollars at a rate of $1.0194 as of December 31, 2007.

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(4)
This mortgage is an interest-only loan in the principal amount of $91.0 million, which we assumed in connection with our acquisition of Airport Corporate Center. At the time of acquisition, the fair value of this mortgage was estimated to be $88.5 million, resulting in a premium of $2.5 million. The premium is being amortized over the term of the mortgage.

(5)	Note with Citicorp Vendor Finance Ltd. related to installation of certain equipment at Atrium on Bay. This amount was translated to U.S. dollars at a rate of $1.0194 as of December 31, 2007.

(6)	We entered into mortgage financing in connection with our acquisition of 1515 S. Street. The mortgage agreement provided for an interest only loan with a principal amount of $45.0 million.

Revolving Credit Facility with KeyBank National Association

The Company is party to a credit agreement with KeyBank National Association (“KeyBank”), as administrative agent for itself and various other lenders named in the credit agreement, which provides for a revolving credit facility (the “Revolving Credit Facility”) with maximum aggregate borrowing capacity of up to $250.0 million. The Company established this facility to repay certain bridge financing incurred in connection with certain of its acquisitions and to provide a source of funds for future real estate investments and to fund its general working capital needs.

The Revolving Credit Facility has a maturity date of October 31, 2009, which is subject to extension at the election of the Company for two successive periods of one year each, subject to specified conditions. The Company may increase the amount of the facility to a maximum of $350.0 million upon written notice prior to May 8, 2008, subject to KeyBank’s ability to syndicate the additional amount. The facility allows, at the election of the Company, for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on prescribed leverage ratios.

In addition to customary covenants and events of default, the Revolving Credit Facility provides that it shall be an event of default under the agreement if the Company’s Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines or certain members of his family. The amounts outstanding under this facility are secured by a pledge of the Operating Partnership’s equity interests in entities that directly or indirectly hold real property assets, including the Company’s interest in the Core Fund, subject to certain limitations and exceptions. The Company has entered into a subordination agreement with Hines and the Company’s Advisor, which provides that the rights of Hines and the Advisor to be reimbursed by the Company for organizational and offering and other expenses are subordinate to the Company’s obligations under the Revolving Credit Facility. The Company has complied with all covenants of the Revolving Credit Facility as of December 31, 2007.

HSH Pooled Mortgage Facility

On August 1, 2006 (as amended on January 19, 2007), certain of the Company’s subsidiaries entered into a credit agreement with HSH Nordbank AG, New York Branch (“HSH Nordbank”) providing for a secured credit facility in the maximum principal amount of $520.0 million (the “HSH Credit Facility”), subject to certain borrowing limitations. The total borrowing capacity under the HSH Credit Facility was based upon a percentage of the appraised values of the properties that we selected to serve as collateral under this facility, subject to certain debt service coverage limitations. Amounts drawn under the HSH Credit Facility bear interest at variable interest rates based on one-month LIBOR plus an applicable margin. The Company purchased interest rate protection in the form of interest rate swap agreements prior to borrowing any amounts under the HSH Credit Facility to secure it against fluctuations of LIBOR. Loans under the HSH Credit Facility may be prepaid in whole or in part, subject to the payment of certain prepayment fees and breakage costs. As of December 31, 2007, the Company had $520.0 million outstanding under the HSH Credit Facility, therefore it has no remaining borrowing capacity under this credit facility.

The Operating Partnership provides customary non-recourse carve-out guarantees under the HSH Credit Facility and limited guarantees with respect to the payment and performance of (i) certain tenant improvement and leasing commission obligations in the event the properties securing the loan fail to meet certain occupancy requirements and (ii) certain major capital repairs with respect to the properties securing the loans.

The HSH Credit Facility provides that an event of default will exist if a change in majority ownership or control occurs for the Advisor or Hines, or if the Advisor no longer provides advisory services or manages the day-to-day operations of Hines REIT. The HSH Credit Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. The Company has complied with all covenants of the HSH Credit Facility as of December 31, 2007.

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Secured Mortgage Facility with Metropolitan Life Insurance Company

On December 20, 2007, a subsidiary of the Operating Partnership entered into a credit agreement with Metropolitan Life Insurance Company (“Met Life”), which provides a secured credit facility to the borrower and certain of our subsidiaries in the maximum principal amount of $750.0 million (the “Met Life Credit Facility”), subject to certain borrowing limitations. Borrowings under the Met Life Credit Facility may be drawn at any time until December 20, 2009, subject to the approval of Met Life. Such borrowings will be in the form of interest-only loans with fixed rates of interest which will be negotiated separately for each borrowing and will have terms of five to ten years. Each loan will contain a prepayment lockout period of two years and thereafter, prepayment will be permitted subject to certain fees.

The Met Life Credit Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of minimum loan-to- value and debt service coverage ratios. The Company has complied with all covenants of the Met Life Credit Facility as of December 31, 2007.

Additional Debt Secured by Investment Property

From time to time, the Company obtains mortgage financing for its properties outside of the credit facilities described above. These mortgages contain fixed rates of interest and are secured by the property to which they relate. These mortgage agreements contain customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on liens and indebtedness and maintenance of certain financial ratios. In addition, the Company has executed customary recourse carve-out guarantees of certain obligations under its mortgage agreements and the other loan documents. The Company has complied with all covenants related to these agreements as of December 31, 2007.

The Company expects to make principal payments on its outstanding notes payable for each of the years ended December 31, 2008 through December 31, 2012 and for the period thereafter of approximately $140,000, $91.2 million, $163,000, $48.0 million, $364.5 million and $713.7 million, respectively.

5.  Distributions

The Company’s board of directors began declaring distributions in November 2004, after it commenced business operations. The Company has declared distributions monthly and aggregated and paid such distributions quarterly. The Company intends to continue this distribution policy for so long as its board of directors decides this policy is in the best interests of its shareholders. The Company has made the following quarterly distributions to its shareholders and minority interests for the years ended December 31, 2007 and 2006:

Distribution for the Quarter Ended	Date Paid	Total Distribution
	(In thousands)
2007
December 31, 2007	January 16, 2008	$24,923
September 30, 2007	October 15, 2007	$23,059
June 30, 2007	July 20, 2007	$18,418
March 31, 2007	April 16, 2007	$14,012
2006
December 31, 2006	January 16, 2007	$11,281
September 30, 2006	October 13, 2006	$9,056
June 30, 2006	July 14, 2006	$6,405
March 31, 2006	April 13, 2006	$4,212

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6.  Related Party Transactions

Advisory Agreement

Pursuant to the Advisory Agreement, the Company is required to pay the following fees and expense reimbursements:

Acquisition Fees — The Company pays an acquisition fee to the Advisor for services related to the due diligence, selection and acquisition of direct or indirect real estate investments. The acquisition fee is payable following the closing of each acquisition in an amount equal to 0.50% of (i) the purchase price of real estate investments acquired directly by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of the real estate investments held by that entity. The Advisor earned cash acquisition fees totaling $6.8 million, $5.6 million and $1.8 million for the years ended December 31, 2007, 2006 and 2005, respectively, which have been recorded as an expense in the accompanying consolidated statements of operations. See discussion of the Participation Interest below.

Asset Management Fees — The Company pays asset management fees to the Advisor for services related to managing, operating, directing and supervising the operations and administration of the Company and its assets. The asset management fee is earned by the Advisor monthly in an amount equal to 0.0625% multiplied by the net equity capital the Company has invested in real estate investments as of the end of the applicable month. The Advisor earned cash asset management fees totaling $8.2 million, $3.2 million and $850,000 during the years ended December 31, 2007, 2006 and 2005, respectively, which have been recorded as an expense in the accompanying consolidated statements of operations. See discussion of the Participation Interest below.

Expense Reimbursements — In addition to reimbursement of organizational and offering costs (see Note 2), the Company reimburses the Advisor and its affiliates for certain other expenses incurred in connection with the Company’s administration and ongoing operations. During the year ended December 31, 2005, the Advisor advanced to or made payments on the Company’s behalf totaling $2.2 million. During that period, the Advisor forgave $1.7 million of amounts previously advanced to the Company to pay these expenses and the Company made repayments totaling $375,000. As of December 31, 2005 (after taking into account the Advisor’s forgiveness referred to above), the Company owed the Advisor $1.0 million for these advances.

For the year ended December 31, 2006, the Advisor had advanced to or made payments on the Company’s behalf totaling $1.6 million and the Company made repayments totaling $2.7 million. No amounts were owed to the Advisor as of December 31, 2006 related to these advances and no such advances were received after December 31, 2006.

Reimbursement by the Advisor to the Company — The Advisor must reimburse the Company quarterly for any amounts by which operating expenses exceed, in any four consecutive fiscal quarters, the greater of (i) 2.0% of the Company’s average invested assets, which consists of the average book value of its real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25.0% of its net income (as defined by the Company’s Amended and Restated Articles of Incorporation), excluding the gain on sale of any of the Company’s assets, unless Hines REIT’s independent directors determine that such excess was justified. Operating expenses generally include all expenses paid or incurred by the Company as determined by generally accepted accounting principles, except certain expenses identified in Hines REIT’s Amended and Restated Articles of Incorporation. For the years ended December 31, 2007 and 2006, we did not exceed this limitation.

Dealer Manager Agreement

The Company has retained HRES, an affiliate of the Advisor, to serve as dealer manager for the Initial Offering and the Current Offering. The dealer manager agreement related to the Initial Offering provided that HRES would earn selling commissions equal to 6.0% of the gross proceeds from sales of common stock sold in the Company’s primary offering and 4.0% of gross proceeds from the sale of shares issued pursuant the Company’s dividend reinvestment plan, all of which was reallowed to participating broker dealers. On May 30, 2006, the Company executed a separate dealer manager agreement for the Current Offering providing that HRES earns selling commissions equal to 7.0% of the gross proceeds from sales of common stock, all of which is reallowed to participating broker dealers, and earns no selling commissions related to shares issued pursuant to the dividend reinvestment plan. Both agreements also provide that HRES earn a dealer manager fee equal to 2.2% of gross proceeds from the sales of common stock other than issuances pursuant to the dividend reinvestment plan, a portion of which may be reallowed to participating broker dealers. HRES earned selling commissions of $53.4 million, $34.7 million and $10.5 million and earned dealer manager fees of $17.5 million, $12.5 million and $4.5 million for the years ended December 31, 2007, 2006 and 2005, respectively, which have been offset against additional paid-in capital in the accompanying consolidated statement of shareholders’ equity.

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Property Management and Leasing Agreements

The Company has entered into property management and leasing agreements with Hines to manage the leasing and operations of properties in which it directly invests. As compensation for its services, Hines receives the following:

•
A property management fee equal to the lesser of 2.5% of the annual gross revenues received from the properties or the amount of property management fees recoverable from tenants of the property under the leases. The Company incurred property management fees of approximately $3.9 million, $1.5 million and $167,000 for the years ended December 31, 2007, 2006 and 2005, respectively. These amounts, net of payments, resulted in liabilities of approximately $260,000, $312,000 and $31,000 as of December 31, 2007, 2006 and 2005, respectively, which have been included in due to affiliates in the accompanying consolidated balance sheets.

•
A leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and certain construction management and re-development construction management fees, in the event Hines renders such services. The Company incurred leasing, construction management or redevelopment fees of $1.9 million during the year ended December 31, 2007, of which approximately $654,000 were outstanding as of the end of the year and were included in due to affiliates in the accompanying consolidated balance sheet. During the year ended December 31, 2006, the Company incurred leasing, construction management or redevelopment fees of $1.2 million, all of which were paid by the end of each year. No such fees were incurred during the year ended December 31, 2005.

•
The Company generally will be required to reimburse Hines for certain operating costs incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the agreement. However, the reimbursable cost of these off-site personnel and overhead expenses will be limited to the lesser of the amount that is recovered from the tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. The Company incurred reimbursable expenses of approximately $8.9 million, $3.5 million and $405,000 for the years ended December 31, 2007, 2006 and 2005, respectively. These amounts, net of payments, resulted in liabilities of approximately $1.7 million, $498,000 and $100,000 as of December 31, 2007, 2006 and 2005, respectively, which have been included in due to affiliates in the accompanying consolidated balance sheets.

Due to Affiliates

Due to affiliates includes the following (in thousands):

	December 31, 2007	December 31, 2006
Organizational and offering costs related to the Current Offering	$2,260	$4,992
Dealer manager fees and selling commissions	605	885
Asset management, acquisition fees and property-level fees and reimbursements	5,319	3,077
Other	784	—
Total	$8,968	$8,954

As discussed in Note 6 above, the Advisor and its affiliates have advanced or paid on behalf of the Company certain expenses incurred in connection with the Company’s administration and ongoing operations. During the year ended December 31, 2005, the Advisor forgave amounts due from the Company totaling $1.7 million related to amounts previously advanced to the Company to cover certain corporate-level general and administrative expenses. This transaction is included in forgiveness of related party payable in the accompanying statement of operations for the year ended December 31, 2005.

The Participation Interest

Pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, HALP owns a profits interest in the Operating Partnership (the “Participation Interest”). The percentage interest in the Operating Partnership attributable to the Participation Interest was 1.7%, 1.3% and 1.2% as of December 31, 2007, 2006 and 2005, respectively. The Participation Interest entitles HALP to receive distributions from the Operating Partnership based upon its percentage interest in the Operating Partnership at the time of distribution.

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As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment related to acquisition fees and asset management fees is charged against earnings and recorded as a liability until such time as the Participation Interest is repurchased for cash or converted into common shares of Hines REIT. This liability totaled $26.8 million and $11.8 million as of December 31, 2007 and 2006, respectively, and is included in the participation interest liability in the accompanying consolidated balance sheets. The related expense of $15.0 million, $8.8 million and $2.6 million for the years ended December 31, 2007, 2006 and 2005, respectively, is included in asset management and acquisition fees in the accompanying consolidated statements of operations.

7.  Changes in Assets and Liabilities

The effect of changes in asset and liability accounts on cash flows from operating activities is as follows (in thousands):

	Year Ended December 31,
	2007	2006	2005
Changes in assets and liabilities:
Increase in other assets	$(128)	$(166)	$(198)
Increase in tenant and other receivables	(16,953)	(4,073)	(1,085)
Additions to deferred lease costs	(14,162)	(2,274)	(691)
Increase in accounts payable and accrued expenses	683	2,258	1,927
Increase in participation interest liability	14,970	8,779	2,613
Increase (decrease) in other liabilities	6,268	(172)	780
Increase in due to affiliates	2,595	2,711	127
Changes in assets and liabilities	$(6,727)	$7,063	$3,473

8.  Supplemental Cash Flow Disclosures

Supplemental cash flow disclosures are as follows (in thousands):

	Year Ended December 31,
	2007	2006	2005
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$44,860	$15,371	$1,965
Supplemental Schedule of Non-Cash Investing and Financing Activities
Unpaid selling commissions and dealer manager fees	$605	$885	$1,108
Deferred offering costs offset against additional paid-in-capital	$8,950	$9,613	$1,141
Reversal of deferred offering costs offset against additional paid-in-capital	$—	$—	$(5,321)
Distributions declared and unpaid	$24,923	$11,281	$3,209
Distributions receivable	$6,890	$5,858	$3,598
Dividends reinvested	$37,445	$13,509	$2,117
Non-cash net liabilities acquired upon acquisition of property	$32,858	$11,036	$1,072
Accrual of deferred offering costs	$—	$—	$1,222
Accrual of deferred financing costs	$117	$185	$—
Assumption of mortgage upon acquisition of property	$—	$88,495	$—
Accrued deferred leasing costs	$9,817	$15,062	$1,045
Accrued additions to investment property	$1,189	$163	$—

9.  Commitments and Contingencies

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, management believes the final outcome of such matters will not have a material adverse effect on the Company’s consolidated financial statements.

10.  Subsequent Events

2555 Grand

On February 29, 2008, the Company acquired 2555 Grand, a 24-story office building located in the Crown Center submarket of Kansas City, Missouri. 2555 Grand was constructed in 2003 and consists of 595,607 square feet (unaudited) of rentable area that is 100% leased (unaudited) to Shook, Hardy & Bacon L.L.P, an international law firm, under a lease that expires in February 2024. The contract purchase price for 2555 Grand was $155.8 million, exclusive of transaction costs, financing fees and working capital reserves.

87

The Raytheon/DirecTV Buildings

On March 13, 2008, the Company acquired the Raytheon/DirecTV Buildings, a complex consisting of two office buildings located in the South Bay submarket of El Segundo, California. The buildings consist of 550,579 square feet (unaudited) of rentable area and are 100% (unaudited) leased to one tenant. The contract purchase price of the Raytheon/DirecTV Buildings was $120.0 million, exclusive of transaction costs, financing fees and working capital reserves.

In connection with its acquisition of the Raytheon/DirecTV Buildings, the Company assumed a $54.2 million mortgage loan with IXIS Real Estate Capital Inc. The loan bears interest at an effective fixed rate of 5.675%, matures on December 5, 2016 and is secured by the Raytheon/DirecTV Buildings. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to Hines REIT.

One North Wacker

On February 22, 2008, the Core Fund entered into a contract to acquire a 51-story office building located in the West Loop submarket of the central business district of Chicago, Illinois (“One North Wacker”). One North Wacker consists of approximately 1.4 million square feet (unaudited) and is approximately 98% leased (unaudited). UBS, a financial institution, leases 452,049 square feet or approximately 33% of the building’s rentable area, under a lease that expires in September 2012. PriceWaterhouseCoopers, an accounting firm, leases 256,477 square feet or approximately 19% of the building’s rentable area, under a lease that expires in October 2013. Citadel, a financial institution, leases 161,488 square feet or approximately 12% of the building’s rentable area, under a lease that expires in August 2012. The contract purchase price of One North Wacker is expected to be approximately $540.0 million, exclusive of transaction costs, financing fees and working capital. There can be no assurances that this acquisition will be consummated.

Williams Tower

On March 18, 2008, we entered into a contract to acquire: Williams Tower, a 65-story office building with an adjacent parking garage located in the Galleria/West Loop submarket of Houston, Texas; a 47.8% undivided interest in a 2.8-acre park and waterwall adjacent to Williams Tower; and a 2.3-acre land parcel located across the street from Williams Tower on Post Oak Blvd. The balance of the undivided interest in the park and waterwall is owned by an affiliate of Hines.

Williams Tower was constructed in 1982 and consists of approximately 1.5 million square feet of rentable area that is approximately 91% leased. Transcontinental Gas Pipe Line Corp, a natural gas pipe line operator, leases 250,001 square feet or approximately 16% of the building’s rentable area, under a lease that expires in March 2014 and contains options to renew for three additional five-year periods. Black Box Network Services (formerly known as NextiraOne, LLC), a telecommunications infrastructure provider, leases 186,777 square feet or approximately 12% of the building’s rentable area, under a lease that expires in March 2009. The remaining lease space is leased to 48 tenants, none of which leases more than 10% of the building’s rentable area. In addition, the Company’s headquarters is located in Williams Tower and Hines and its affiliates lease space in Williams Tower. In the aggregate, Hines and its affiliates lease 9% of the building’s net rentable area.

The contract purchase price for Williams Tower is expected to be approximately $271.5 million, exclusive of transaction costs, financing fees and working capital reserves and we expect this acquisition to close on or about May 1, 2008. There can be no assurances that this acquisition will be consummated.

Shareholder Redemption

From January 1, 2008 to March 14, 2008 , in accordance with the Company’s share redemption plan, the Company redeemed approximately 789,600 common shares and made corresponding payments totaling $7.5 million to shareholders who had requested these redemptions. The shares redeemed were cancelled and will have the status of authorized, but unissued shares.

Other

From January 1, 2008 through March 14, 2008, we have received gross offering proceeds of $103.6 million from the sale of 9.9 million common shares, including $13.6 million of gross proceeds relating to 1.4 million shares sold under our dividend reinvestment plan. As of March 14, 2008, 839.4 million common shares remained available for sale to the public pursuant to the Current Offering, exclusive of 139.6 million common shares available under our dividend reinvestment plan.

88

From January 1, 2008 through March 20, 2008, we incurred $63.0 million of additional borrowings under our Revolving Credit Facility all of which was outstanding as of March 20, 2008.

11.  Quarterly Financial data (unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2007:

					For the
	For the Quarter Ended				Year Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	December 31, 2007
	(In thousands, except per share data)
Revenues	$30,675	$37,279	$49,687	$61,935	$179,576
Equity in losses of unconsolidated entities	$(1,136)	$(757)	$(5,029)	$(1,366)	$(8,288)
Net income (loss)	$(12,451)	$6,156	$(43,950)	$(37,395)	$(87,640)
Income (loss) per common share:
Basic and diluted	$(0.14)	$0.05	$(0.31)	$(0.24)	$(0.70)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2006:

					For the
	For the Quarter Ended				Year Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	December 31, 2006
	(In thousands, except per share data)
Revenues	$8,394	$16,494	$18,667	$20,375	$63,930
Equity in losses of Hines U.S. Core Office Fund, L.P.	$(101)	$(812)	$(926)	$(1,452)	$(3,291)
Net loss	$(4,536)	$(8,422)	$(14,511)	$(11,021)	$(38,490)
Loss per common share:
Basic and diluted	$(0.17)	$(0.21)	$(0.26)	$(0.16)	$(0.79)

* * * * *

89

Item 9.  Changes in and Disagreements With Accountants on Accounting andFinancial Disclosure

None.

Item 9A.  Controls and Procedures

Disclosure Controls and Procedures

In accordance with Exchange Act Rules 13a-15 and 15d-15, we carried out an evaluation, under the supervision and with the participation of management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of December 31, 2007, to provide reasonable assurance that information required to be disclosed in our reports filed or submitted under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and (ii) accumulated and communicated to our management, as appropriate to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our system of internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

(i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

(iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management’s assessment of the effectiveness of our internal control system as of December 31, 2007 was based on the framework for effective internal control over financial reporting described in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our assessment, as of December 31, 2007, our system of internal control over financial reporting was effective.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management’s report in this annual report.

March 27, 2008

Change in Control Environment

Other than those described below, no change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) during the quarter ended December 31, 2007 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

90

During the three months ended December 31, 2007, we continued the implementation of an upgrade to our financial and accounting systems and a new enterprise-wide accounting and lease management system for Hines. We anticipate this implementation will be completed by mid-2008. This new software has affected many aspects of our accounting and financial systems and procedures and has resulted in significant changes to our internal controls. The implementation of these systems upgrades had a material impact on our internal control over financial reporting, but these upgrades were not implemented in response to an identified significant control deficiency or material weakness. We believe that these changes have improved and strengthened our overall system of internal control.

The Company’s property-level accounting has historically been performed as a decentralized function, with many of the associated accounting controls performed at each property. Management has undertaken an initiative to evaluate full or partial centralization of property accounting to identify potential opportunities for efficiencies and/or control enhancements. The process is currently in a pilot phase, with a select number of properties being converted to the centralized accounting environment. The company is taking the necessary steps to monitor and maintain appropriate internal controls during this period of change. These steps include deploying resources to mitigate internal control risks and performing additional verifications and testing to ensure data integrity.

Item 9B.  Other Information

None.

PART III

Item 10.  Directors and Executive Officers of the Registrant

The information required by this Item is incorporated by reference to our Definitive Proxy Statement to be filed with the SEC no later than April 29, 2008.

Item 11.  Executive Compensation

The information required by this Item is incorporated by reference to our Definitive Proxy Statement to be filed with the SEC no later than April 29, 2008.

Item 12.  Security Ownership of Certain Beneficial Owners and Managementand Related Shareholder Matters

The information required by this Item is incorporated by reference to our Definitive Proxy Statement to be filed with the SEC no later than April 29, 2008.

Item 13.  Certain Relationships and Related Transactions

The information required by this Item is incorporated by reference to our Definitive Proxy Statement to be filed with the SEC no later than April 29, 2008.

Item 14.  Principal Accountant Fees and Services

The information required by this Item is incorporated by reference to our Definitive Proxy Statement to be filed with the SEC no later than April 29, 2008.

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PART IV

Item 15.  Exhibits and Financial Statement Schedules

(a)(1) Financial Statements

Hines Real Estate Investment Trust, Inc.
Consolidated Financial Statements — Three Years Ended December 31, 2007
Report of Independent Registered Public Accounting Firm
Audited Consolidated Financial Statements
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Shareholders’ Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
Hines U.S. Core Office Fund, L.P.
Consolidated Financial Statements — Three Years Ended December 31, 2007
Report of Independent Registered Public Accounting Firm
Audited Consolidated Financial Statements
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Partners’ Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

(2) Financial Statement Schedules

Report of Independent Registered Public Accounting Firm

Schedule III — Real Estate Assets and Accumulated Depreciation is set forth beginning on page 130 hereof.

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are not applicable and therefore have been omitted.

(b) Exhibits

Reference is made to the Index beginning on page 132 for a list of all exhibits filed as a part of this report.

* * * * * *

92

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Hines-Sumisei U.S. Core Office Fund, L.P.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries (the “Partnership”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, partners’ equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
March 26, 2008

93

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2007 and 2006

	2007	2006
	(In thousands)
ASSETS
Investment property:
Buildings and improvements — net	$2,408,597	$1,606,064
In-place leases — net	472,963	413,021
Land	600,415	501,193
Total investment property	3,481,975	2,520,278
Cash and cash equivalents	112,211	67,557
Restricted cash	14,690	8,449
Straight-line rent receivable	61,395	43,336
Tenant and other receivables — net	14,222	6,021
Deferred financing costs — net	17,421	18,917
Deferred leasing costs — net	94,359	64,476
Acquired above-market leases — net	135,287	155,298
Acquired below-market ground leases — net	3,013	—
Prepaid expenses and other assets	11,190	8,530
TOTAL ASSETS	$3,945,763	$2,892,862

LIABILITIES AND PARTNERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$88,280	$67,633
Due to affiliates	5,228	4,160
Straight-line rent payable	3,782	1,506
Acquired below-market leases — net	70,560	35,839
Acquired above-market ground leases — net	4,611	4,731
Other liabilities	58,934	14,487
Distributions payable	21,552	17,218
Dividends and distributions payable to minority interest holders	11,758	11,674
Notes payable — net	2,313,895	1,571,290
Total liabilities	2,578,600	1,728,538
Commitments and contingencies (Note 11)
Minority interest	426,128	341,667
Partners’ equity	941,035	822,657
TOTAL LIABILITIES AND PARTNERS’ EQUITY	$3,945,763	$2,892,862

See notes to consolidated financial statements.

94

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
	(In thousands)
Revenues:
Rental revenues	$382,207	$263,462	$190,686
Other revenues	28,879	16,454	9,991
Total revenues	411,086	279,916	200,677
Expenses:
Depreciation and amortization	172,045	87,731	58,219
Property operating expenses	96,344	67,066	46,558
Real property taxes	63,693	49,100	37,213
Property management fees	8,981	5,839	3,912
General and administrative	10,180	6,640	4,847
Total expenses	351,243	216,376	150,749
Income before other income, interest income, interest expense, income tax expense and loss (income) allocated to minority interests	59,843	63,540	49,928
Other income	9,637	—	—
Interest income	3,274	1,879	928
Interest expense	(104,587)	(68,260)	(47,273)
(Loss) income before income tax expense and loss (income) allocated to minority interest	(31,833)	(2,841)	3,583
Income tax expense	(578)	—	—
Loss (income) allocated to minority interests	5,924	(7,073)	(6,660)
Net loss	$(26,487)	$(9,914)	$(3,077)

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY
For the years ended December 31, 2007, 2006 and 2005

	Managing General Partner	Other Partners	Total
	(In thousands)
BALANCE — January 1, 2005	$(1,318)	$261,086	$259,768
Contributions from partners	207	199,060	199,267
Distributions to partners	(58)	(39,824)	(39,882)
Net loss	(3)	(3,074)	(3,077)
Adjustment for basis difference	1,479	—	1,479
BALANCE — December 31, 2005	307	417,248	417,555
Contributions from partners	456	469,984	470,440
Distributions to partners	(56)	(55,368)	(55,424)
Net loss	(10)	(9,904)	(9,914)
BALANCE — December 31, 2006	697	821,960	822,657
Contributions from partners	219	227,453	227,672
Distributions to partners	(83)	(82,724)	(82,807)
Net loss	(27)	(26,460)	(26,487)
BALANCE — December 31, 2007	$806	$940,229	$941,035

See notes to consolidated financial statements.

95

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,487)	$(9,914)	$(3,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	182,919	95,163	64,152
Amortization of out-of-market leases — net	9,371	15,204	16,233
Minority interest in (losses) earnings of consolidated entities	(5,924)	7,073	6,660
Changes in assets and liabilities:
Increase in tenant and other receivables	(7,217)	(1,398)	(2,909)
Increase in straight-line rent receivable	(18,059)	(16,336)	(15,522)
Additions to deferred leasing costs	(21,532)	(24,931)	(22,154)
Increase in prepaid expenses and other assets	(928)	(842)	(109)
(Decrease) increase in accounts payable and accrued expenses	(4,785)	8,903	16,361
Increase (decrease) in due to affiliates	255	808	(2,025)
Increase in straight-line rent payable	2,276	1,187	192
Increase (decrease) in other liabilities	5,718	(5,038)	(10,901)
Net cash provided by operating activities	115,607	69,879	46,901
CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in investment property	(938,992)	(1,066,558)	(348,117)
Investments in master lease	(900)	—	—
(Increase) decrease in restricted cash	(6,241)	(6,311)	11,002
Decrease (increase) in acquired out-of-market leases	42,228	11,812	(16,092)
Increase in other assets	—	—	(6,000)
Net cash used in investing activities	(903,905)	(1,061,057)	(359,207)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from partners	227,672	470,440	180,430
Contributions from minority interest holders	143,960	113,381	23,309
Prepaid contributions from minority interest holders	36,040	—	—
Distributions to partners	(78,473)	(52,166)	(33,000)
Dividends to minority interest holders	(53,491)	(35,298)	(30,479)
Proceeds from notes payable	915,943	1,060,145	346,140
Repayments of notes payable	(355,635)	(537,945)	(170,843)
Increase (decrease) in security deposit liabilities	75	82	(1,801)
Additions to deferred financing costs	(3,139)	(1,948)	(2,002)
Net cash provided by financing activities	832,952	1,016,691	311,754
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	44,654	25,513	(552)
CASH AND CASH EQUIVALENTS — Beginning of year	67,557	42,044	42,596
CASH AND CASH EQUIVALENTS — End of year	$112,211	$67,557	$42,044

See notes to consolidated financial statements.

96

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION

Hines-Sumisei U.S. Core Office Fund, L.P. and consolidated subsidiaries (the “Fund”) was organized in August 2003 as a Delaware limited partnership by affiliates of Hines Interests Limited Partnership (“Hines”) for the purpose of investing in existing office properties (“Properties”) in the United States. The Fund’s third-party investors are primarily U.S. and foreign institutional investors. The managing general partner is Hines U.S. Core Office Capital LLC (“Capital”), an affiliate of Hines. As of December 31, 2007, the Fund owned indirect interests in office properties as follows:

Property	City	Effective Ownership by the Fund December 31, 2007(1)
One Atlantic Center	Atlanta, Georgia	85.9%
Three First National Plaza	Chicago, Illinois	68.7
333 West Wacker	Chicago, Illinois	68.6
One Shell Plaza	Houston, Texas	43.0
Two Shell Plaza	Houston, Texas	43.0
425 Lexington Avenue	New York, New York	40.6
499 Park Avenue	New York, New York	40.6
600 Lexington Avenue	New York, New York	40.6
Riverfront Plaza	Richmond, Virginia	85.9
525 B Street	San Diego, California	85.9
The KPMG Building	San Francisco, California	85.9
101 Second Street	San Francisco, California	85.9
720 Olive Way	Seattle, Washington	68.6
1200 Nineteenth Street	Washington, D.C.	40.6
Warner Center	Woodland Hills, California	68.6
Douglas Corporate Center	Sacramento, California	68.6
Johnson Ranch Corporate Centre	Sacramento, California	68.6
Roseville Corporate Center	Sacramento, California	68.6
Summit at Douglas Ridge	Sacramento, California	68.6
Olympus Corporate Centre	Sacramento, California	68.6
Wells Fargo Center	Sacramento, California	68.6
Charlotte Plaza	Charlotte, North Carolina	85.9
Carillon	Charlotte, North Carolina	85.9
Renaissance Square	Phoenix, Arizona	85.9
__________

(1)
This percentage shows the Fund’s effective ownership interests in the applicable operating companies (“Companies”) that own the Properties. The Fund holds an indirect ownership interest in the Companies through its investments in (1) Hines-Sumisei NY Core Office Trust (“NY Trust”) (40.6% at December 31, 2007) and (2) Hines-Sumisei U.S. Core Office Trust (“Core Office Trust”) (99.8% at December 31, 2007).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The consolidated financial statements include the accounts of the Fund, as well as the accounts of entities over which the Fund exercises financial and operating control and the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

The Fund evaluates the need to consolidate joint ventures based on standards set forth in Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46R, Consolidation of Variable Interest Entities, and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments inReal Estate Ventures, as amended by Emerging Issues Task Force Issue No. 04-5, Investor’s Accounting for an Investment in a Limited PartnershipWhen the Investor Is the Sole General Partner and the Limited Partners Have CertainRights. In accordance with this accounting literature, the Fund will consolidate joint ventures that are determined to be variable interest entities for which it is the primary beneficiary. The Fund will also consolidate joint ventures that are not determined to be variable interest entities, but for which it exercises significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing. As of December 31, 2007, the Fund has no unconsolidated interests in joint ventures.

97

Investment Property — Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 5 to 10 years for furniture and fixtures, 5 to 20 years for electrical and mechanical installations, and 40 years for buildings. Major replacements where the betterment extends the useful life of the assets are capitalized. Maintenance and repair items are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2007 and 2006, management believes no such impairment has occurred.

Acquisitions of properties are accounted for utilizing the purchase method, and accordingly, the results of operations of acquired properties are included in the Fund’s results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment, asset retirement obligations, assumed mortgage notes payable, and identifiable intangible assets and liabilities, such as amounts related to in-place leases, acquired above- and below-market leases, acquired above- and below-market ground leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs the Fund would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Fund evaluates the time period over which such occupancy levels would be achieved and includes an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized to amortization expense over the remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rent revenue over the remaining terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Acquired above- and below-market ground lease values are recorded based on the difference between the present value (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases. The capitalized above- and below-market lease values are amortized as adjustments to ground lease expense over the lease term.

Cash and Cash Equivalents — The Fund defines cash and cash equivalents as cash on hand and investment instruments with original maturities of three months or less.

Restricted Cash — At December 31, 2007 and 2006, restricted cash consists of tenant security deposits and escrow deposits held by lenders for property taxes, tenant improvements and leasing commissions. Substantially all restricted cash is invested in demand or short-term instruments.

Deferred Financing Costs — Deferred financing costs consist of direct costs incurred in obtaining the notes payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the years ended December 31, 2007, 2006, and 2005, $4.6 million, $4.4 million, and $4.2 million, respectively, was amortized into interest expense. Deferred financing costs are shown at cost in the consolidated balance sheets, net of accumulated amortization of $14.6 million and $10.3 million at December 31, 2007 and 2006, respectively.

Deferred Leasing Costs — Direct leasing costs, primarily third-party leasing commissions and tenant incentives, are capitalized and amortized over the life of the related lease. Tenant incentive amortization was $5.7 million, $2.9 million, and $1.8 million for the years ended December 31, 2007, 2006, and 2005, respectively, and was recorded as an offset to rental revenue. Amortization expense related to other direct leasing costs for the years ended December 31, 2007, 2006, and 2005, was $3.3 million, $2.1 million, and $1.4 million, respectively. Deferred leasing costs are shown at cost in the consolidated balance sheets, net of accumulated amortization of $15.5 million and $8.4 million at December 31, 2007 and 2006, respectively.

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Revenue Recognition — The Fund recognizes rental revenue on a straight-line basis over the life of the lease, including the effect of rent holidays, if any. Straight-line rent receivable included in the accompanying consolidated balance sheets consists of the difference between the tenants’ rents calculated on a straight-line basis from the date of acquisition or lease commencement date over the remaining term of the related leases and the tenants’ actual rents due under the leases. Revenues relating to lease termination fees are recognized at the time a tenant’s right to occupy the space is terminated and when the Fund has satisfied all obligations under the lease agreement.

Other revenues consist primarily of parking revenue and tenant reimbursements. Parking revenue represents amounts generated from contractual and transient parking and is recognized in accordance with contractual terms or as services are rendered. Other revenues relating to tenant reimbursements are recognized in the period that the expense is incurred.

Other Income — In April 2007, the Fund received a payment of $9.6 million in consideration for conveying certain air rights under an easement agreement associated with 600 Lexington Avenue.

Income Taxes — In May 2006, the State of Texas enacted legislation that replaces the current franchise tax with a new “margin tax,” which is effective for tax reports due on or after January 1, 2008, and which will compute the tax based on business done in calendar years beginning after December 31, 2006. The new legislation expands the number of entities covered by the current Texas franchise tax and specifically includes limited partnerships as subject to the new margin tax, which for financial reporting purposes is considered an income tax under Statement of Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Currently, the Fund owns an indirect interest in two properties located in Texas. Income tax expense was approximately $578,000 for the year ended December 31, 2007. As of December 31, 2007, the Partnership had no significant temporary differences, tax credits or net operating loss carry-forwards.

No provision for income taxes, other than described above, is made in the accounts of the Fund since such taxes are liabilities of the partners and depend upon their respective tax situations.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentration of Credit Risk — At December 31, 2007 and 2006, the Fund had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit with financial institutions. Management regularly monitors the financial stability of these financial institutions and believes that the Fund is not exposed to any significant credit risk in cash or cash equivalents or restricted cash.

Recent Accounting Pronouncements — In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes — anInterpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN No. 48 requires we recognize in our financial statements the impact of a tax position, if the position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN No. 48 is effective for fiscal years beginning after December 15, 2007. The adoption of the provisions of FIN No. 48 on January 1, 2008, did not have a material impact on the Fund’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement that should be determined based on assumptions market participants would use in pricing an asset or liability. Management will be required to disclose the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB deferred the effective date of SFAS No. 157 for all nonfinancial assets and liabilities except for those that are recognized or disclosed at fair value in the financial statements on a recurring basis. Management does not anticipate the adoption of this statement will have a material impact on the Fund’s consolidated financial statements.

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In February 2007, the FASB issued SFAS No. 159, The Fair Value Option forFinancial Assets and Financial Liabilities — Including an amendment of FASBStatement No. 115. SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for fiscal years beginning after November 15, 2007. Management has adopted this standard effective January 1, 2008, and has elected not to measure any of the Fund’s current eligible financial assets or liabilities at fair value upon adoption; however, management reserves the right to elect to measure future eligible financial assets or liabilities at fair value.

In December 2007, FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. SFAS No. 141R will significantly change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment for certain specific acquisition-related items including: (1) expensing acquisition related costs as incurred; (2) valuing noncontrolling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business. SFAS No. 141R also includes a substantial number of new disclosure requirements. SFAS No. 141R is to be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. Management expects SFAS No. 141R could have a material impact if it is determined that real estate acquisitions fall under the definition of business combinations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”. SFAS No. 160 establishes requirements for ownership interests in subsidiaries held by parties other than the Fund (sometimes called “minority interests”) be clearly identified, presented, and disclosed in the consolidated balance sheet within equity, but separate from the partner’s equity. All changes in the partner’s ownership interests are required to be accounted for consistently as equity transactions and any noncontrolling equity investments in deconsolidated subsidiaries must be measured initially at fair value. SFAS No. 160 is effective, on a prospective basis, for fiscal years beginning after December 15, 2008. However, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. Management is currently assessing the impact of SFAS No. 160 on the Fund’s consolidated statements of operations.

3.  REAL ESTATE INVESTMENTS

At December 31, 2007, the Fund indirectly owned interests in properties as follows:

Property	City	Acquisition Date	Leasable Square Feet		% Leased
			(Unaudited)		(Unaudited)
One Atlantic Center	Atlanta, Georgia	July 2006	1,100,312		84%
Three First National Plaza	Chicago, Illinois	March 2005	1,419,978		94
333 West Wacker	Chicago, Illinois	April 2006	845,194		87
One Shell Plaza	Houston, Texas	May 2004	1,228,160		98
Two Shell Plaza	Houston, Texas	May 2004	566,982		95
425 Lexington Avenue	New York, New York	August 2003	700,034		100
499 Park Avenue	New York, New York	August 2003	288,722		100
600 Lexington Avenue	New York, New York	February 2004	283,311		95
Riverfront Plaza	Richmond, Virginia	November 2006	949,791		100
525 B Street	San Diego, California	August 2005	447,159		90
The KPMG Building	San Francisco, California	September 2004	379,328		100
101 Second Street	San Francisco, California	September 2004	388,370		100
720 Olive Way	Seattle, Washington	January 2006	300,710		93
1200 Nineteenth Street	Washington, D.C.	August 2003	328,154	(1)	28
Warner Center	Woodland Hills, California	October 2006	808,274		97
Douglas Corporate Center	Sacramento, California	May 2007	214,606		85
Johnson Ranch Corporate Centre	Sacramento, California	May 2007	179,990		76
Roseville Corporate Center	Sacramento, California	May 2007	111,418		94
Summit at Douglas Ridge	Sacramento, California	May 2007	185,128		85
Olympus Corporate Centre	Sacramento, California	May 2007	191,494		59
Wells Fargo Center	Sacramento, California	May 2007	502,365		93
Charlotte Plaza	Charlotte, North Carolina	June 2007	625,026		97
Carillon	Charlotte, North Carolina	July 2007	470,726		100
Renaissance Square	Phoenix, Arizona	December 2007	965,508		95
			13,480,740

100

__________

(1)	The square footage amount includes approximately 93,000 square feet (unaudited) currently under construction (See Note 12).

As of December 31, 2007, cost and accumulated depreciation and amortization related to investments in real estate assets and related lease intangibles were as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Ground Leases	Acquired Below-Market Leases	Acquired Above-Market Ground Leases
Cost	$2,517,996	$654,673	$208,093	$3,013	$90,414	$4,787
Less accumulated depreciation and amortization	(109,399)	(181,710)	(72,806)	—	(19,854)	(176)
Net	$2,408,597	$472,963	$135,287	$3,013	$70,560	$4,611

As of December 31, 2006, cost and accumulated depreciation and amortization related to investments in real estate assets and related lease intangibles were as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases	Acquired Above-Market Ground Leases
Cost	$1,666,784	$531,218	$211,179	$50,876	$4,787
Less accumulated depreciation and amortization	(60,720)	(118,197)	(55,881)	(15,037)	(56)
Net	$1,606,064	$413,021	$155,298	$35,839	$4,731

Amortization expense was $89.6 million, $56.3 million, and $38.9 million for in-place leases for the years ended December 31, 2007, 2006, and 2005, respectively. Amortization of out-of-market leases, net, was a decrease of rental revenue of $9.5 million, $15.3 million, and $16.2 million for the years ended December 31, 2007, 2006, and 2005, respectively. Amortization of above-market ground leases was a decrease to ground lease expense of approximately $120,000 and $56,000 for the years ended December 31, 2007 and 2006, respectively. For properties acquired in 2007, the weighted-average lease life of in-place and out-of-market leases was between two and five years.

Anticipated amortization of in-place leases, out-of-market leases, net, and out-of-market ground leases, net, for the next five years is as follows (in thousands):

Years Ending December 31	In-Place Leases	Out-of-Market Leases — Net	Out-of-Market Ground Leases — Net
2008	$97,459	$6,347	$32
2009	80,515	7,431	32
2010	67,427	8,321	32
2011	58,662	8,162	32
2012	43,723	6,801	32

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4.  NOTES PAYABLE

The Fund’s notes payable at December 31, 2007 and 2006, consist of the following (in thousands):

Description	Interest Rate as of December 31, 2007	Maturity Date	Outstanding Principal Balance at December 31, 2007	Outstanding Principal Balance at December 31, 2006
MORTGAGE DEBT
SECURED NONRECOURSE FIXED RATE MORTGAGE LOANS:
Bank of America/Connecticut General Life Insurance:
425 Lexington Avenue, 499 Park Avenue, 1200 Nineteenth Street
Note A1	4.7752%	9/1/2013	$160,000	$160,000
Note A2	4.7752	9/1/2013	104,600	104,600
Note B	4.9754	9/1/2013	51,805	51,805
Prudential Financial, Inc. — 600 Lexington Avenue	5.74	3/1/2014	49,850	49,850
Prudential Mortgage Capital Company Note A — One Shell Plaza/Two Shell Plaza	4.64	6/1/2014	131,963	131,963
Prudential Mortgage Capital Company Note B — One Shell Plaza/Two Shell Plaza	5.29	6/1/2014	63,537	63,537
Nippon Life Insurance Companies — The KPMG Building	5.13	9/20/2014	80,000	80,000
Nippon Life Insurance Companies — 101 Second Street	5.13	4/19/2010	75,000	75,000
The Northwestern Mutual Life Insurance Company — Three First National Plaza	4.67	4/1/2012	126,900	126,900
NLI Properties East, Inc. — 525 B Street	4.69	8/7/2012	52,000	52,000
Prudential Insurance Company of America — 720 Olive Way	5.32	2/1/2016	42,400	42,400
Prudential Insurance Company of America — 333 West Wacker	5.66	5/1/2016	124,000	124,000
Prudential Insurance Company of America — One Atlantic Center	6.10	8/1/2016	168,500	168,500
Bank of America, N.A. — Warner Center	5.628	10/2/2016	174,000	174,000
Metropolitan Life Insurance Company — Riverfront Plaza	5.20	6/1/2012	135,900	135,900
Bank of America, N.A. — Wells Fargo Center, Roseville Corporate Center, Summit at Douglas Ridge, Olympus Corporate Centre, Johnson Ranch Corporate Centre Corporate Centre
Note A1	5.5585	5/1/2017	163,950	—
Note A2	5.5125	5/1/2014	18,650	—
Note A3	5.4545	5/1/2012	54,650	—
KeyBank National Association — Douglas Corporate Center	5.427	6/1/2014	36,000	—
Metropolitan Life Insurance Company — Charlotte Plaza	6.02	8/1/2012	97,500	—
Metropolitan Life Insurance Company — Carillon	6.02	8/1/2012	78,000	—
Bank of America, N.A. — One Renaissance Square	5.1325	3/12/2012	103,600	—
Principal Commercial Funding LLC — Two Renaissance Square	5.14	4/1/2012	85,200	—
			2,178,005	1,540,455
SECURED NONRECOURSE VARIABLE RATE MEZZANINE LOANS — The Northwestern Mutual Life Insurance Company — Three First National Plaza	6.225 (30- day LIBOR + 1%)	4/1/2010	14,100	14,100
REVOLVING CREDIT FACILITIES
KeyBank National Association — NY Core Office Trust	5.93 (weighted avg.)	12/19/2010	31,933	18,575
KeyBank National Association — US Core Office Properties	6.14 (weighted avg.)	10/31/2009	98,200	—
Total			$2,322,238	$1,573,130

Substantially all the mortgage notes described above require monthly interest-only payments, and prepayment of principal balance is permitted with payment of a premium. Each mortgage note is secured by a mortgage on the related property, the leases on the related property, and the security interest in personal property located on the related property.

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Revolving Credit Facilities

KeyBank National Association — NY Core Office Trust — On January 28, 2005 and as amended on July 13, 2006, Hines-Sumisei NY Core Office Trust (“NY Trust”), a subsidiary of the Fund, entered into an unsecured revolving line of credit facility (“Credit Agreement I”) with KeyBank National Association (“KeyBank”). The Credit Agreement I provides for borrowing capacity of up to $30.0 million. Loans under this facility bear interest, at the borrower’s option, at a variable rate or a LIBOR-based rate plus a spread ranging from 150 to 200 basis points based on a prescribed leverage ratio calculated for NY Trust. Payments of interest are due monthly, and all outstanding principal and unpaid interest are due on January 28, 2008, the maturity date of this facility. NY Trust may extend the maturity date for two successive one-year periods, subject to certain terms and conditions. NY Trust may prepay the note at any time with three business days’ notice. The Credit Agreement I was retired in conjunction with the execution of a new credit facility with KeyBank on December 19, 2007, as described below.

On December 19, 2007, NY Trust entered into an unsecured revolving line of credit facility (“Credit Agreement II”) with KeyBank, as an administrative agent for itself and certain other lenders. The Credit Agreement II provides for borrowing capacity of up to $100.0 million with an option to increase the capacity up to $150.0 million prior to June 19, 2009, subject to certain terms and conditions. Loans under this facility bear interest, at the borrower’s option, at a variable rate or a LIBOR-based rate plus a spread ranging from 100 to 137.5 basis points based on a prescribed leverage ratio calculated for NY Trust. Payments of interest are due monthly, and all outstanding principal and unpaid interest are due on December 19, 2010, the maturity date of this facility. NY Trust may extend the maturity date for two successive one-year periods, subject to certain terms and conditions. NY Trust may prepay the note at any time with three business days’ notice. Initial borrowings under Credit Agreement II were used to pay in full the outstanding balance under Credit Agreement I.

KeyBank National Association — U.S. Core Office Properties — On August 31, 2005, and as amended November 8, 2006, Hines-Sumisei U.S. Core Office Properties LP (“Core Office Properties”), a subsidiary of the Fund, entered into a revolving line of credit facility (“Credit Agreement III”) with KeyBank, as an administrative agent for itself and certain other lenders. The Credit Agreement III provides for borrowing capacity of up to $175.0 million. Loans under this facility bear interest, at the borrower’s option, at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on a prescribed leverage ratio calculated for Core Office Properties, which ratio under the Credit Agreement III takes into account Core Office Properties’ effective ownership interest in the debt and certain allowable assets of entities in which Core Office Properties directly and indirectly invests. Payments of interest are due monthly, and all outstanding principal and unpaid interest are due on October 31, 2009, the maturity date of this facility . Core Office Properties may extend the maturity date for two successive one-year periods, subject to certain terms and conditions. Core Office Properties may prepay the note at any time with three business days’ notice.

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As of December 31, 2007, the scheduled principal payments on notes payable are due as follows (in thousands):

Years Ending December 31
2008	$—
2009	99,665
2010	124,072
2011	3,189
2012	737,097
Thereafter	1,358,215
2,322,238
Unamortized discount	(8,343)
Total	$2,313,895

All of the notes described above contain both affirmative and negative covenants. The Fund is in compliance with such covenants at December 31, 2007.

5.  RENTAL REVENUES

The Fund has entered into noncancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space. As of December 31, 2007, the approximate fixed future minimum rentals in various years through 2027 are as follows (in thousands):

Years Ending December 31	Fixed Future Minimum Rentals
2008	$326,269
2009	314,501
2010	294,146
2011	276,779
2012	230,374
Thereafter	851,568
Total	$2,293,637

Of the total rental revenue for the year ended December 31, 2007, approximately:

•	10% was earned from a tenant in the legal services industry, whose lease expires on October 31, 2018.

Of the total rental revenue for the year ended December 31, 2006, approximately:

•	14% was earned from a tenant in the legal services industry, whose lease expires on October 31, 2018, and

•	11% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015.

Of the total rental revenue for the year ended December 31, 2005, approximately:

•	20% was earned from a tenant in the legal services industry, whose lease expires on October 31, 2018, and

•	15% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015.

The tenant leases generally provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses. The Funds’ tenant leases have remaining terms of up to 20 years and generally include tenant renewal options that can extend the lease terms.

6.  GOVERNING AGREEMENTS AND INVESTOR RIGHTS

Governance of the Fund — The Fund is governed by the Partnership Agreement, as amended and restated on September 1, 2006. The term of the Fund shall continue until the Fund is dissolved pursuant to the provisions of the Partnership Agreement.

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Management — Capital, as managing general partner, manages the day-to-day affairs of the Fund. The managing general partner has the power to direct the management, operation, and policies of the Fund subject to oversight of a management board. A subsidiary of Hines Real Estate Investment Trust, Inc. holds a non-managing general partner interest in the Fund. The Fund is required to obtain approval from the non-managing general partner for certain significant actions specified in the Partnership Agreement. Hines provides advisory services to the Fund pursuant to an advisory agreement.

Governance — The managing general partner is subject to the oversight of a seven-member management board and certain approval rights of the Non-Managing General Partner, the Advisory Committee, and the Limited Partners. The approval of the management board is required for acquiring and disposing of investments, incurring indebtedness, undertaking offerings of equity interests in the Fund, approving annual budgets, and other major decisions as outlined in the Partnership Agreement.

Contributions — A new investor entering the Fund generally acquires units of limited partnership interest pursuant to a subscription agreement under which the investor agrees to contribute a specified amount of capital to the Fund in exchange for units (“Capital Commitment”). A Capital Commitment may be funded and units may be issued in installments; however, the new investor is admitted to the Fund as a limited partner upon payment for the first units issued to the investor. Additional cash contributions for any unfunded commitments are required upon direction by the managing general partner.

Distributions — Cash distributions will be made to the partners of record as of the applicable record dates, not less frequently than quarterly, in proportion to their ownership interests.

Allocation of Profits/Losses — All profits and losses for any fiscal year shall be allocated pro rata among the partners in proportion to their ownership interests. All profit and loss allocations are subject to the special and curative allocations as provided in the Partnership Agreement.

Fees — Unaffiliated limited partners, as defined in the Partnership Agreement, of the Fund pay acquisition and asset management fees to the managing general partner or its designees. These fees are deducted from distributions otherwise payable to a partner and are in addition to, rather than a reduction of, the Capital Commitment of the partner. During the Fund’s initial investment period, which ended on February 2, 2007, these fees were paid 100% in cash. After the initial investment period, they will be paid 50% in cash and 50% in the form of a profits interest intended to approximate Capital having reinvested such 50% of the fees in Partnership units at current unit value.

Redemptions — Beginning with the fiscal year ending after the later of (1) February 2, 2007, or (2) one year after acquisition of such interest, a partner may request redemption of all or a portion of its interest in the Fund at a price equal to the interest’s value based on the net asset value of the Fund at the time of redemption. The Fund will attempt to redeem up to 10%, in the aggregate, of the outstanding interests in the Fund, Core Office Trust, and Core Office Properties during any calendar year, provided that the Fund will not redeem any interests if the managing general partner determines that such redemption would result in any real estate investment trust (“REIT”) in which the Fund has an interest ceasing to qualify as a domestically controlled REIT for U.S. income tax purposes.

Debt — The Fund, through its subsidiaries, may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (1) 65% debt-to-value limitation for each property and (2) 50% aggregate debt-to-value limitation for all Fund assets, excluding in both cases assets held by NY Trust. However, the Fund may exceed the 50% aggregate limitation in (2) above if the managing general partner determines it is advisable to do so as long as the managing general partner makes a reasonable determination that the excess indebtedness will be repaid within one year of its incurrence. NY Trust has a 55% debt-to-value limitation at the time any such indebtedness is incurred. In addition, the Fund, through its subsidiaries, may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, as long as no assets of the Fund are pledged to secure such indebtedness.

Rights of General Motors Investment Management Corporation — The Second Amended and Restated Investor Rights Agreement among Hines, the Fund, Core Office Properties, NY Trust, Hines Shell Plaza Partners LP (“Shell Plaza Partners”), Hines Three First National Partners LP (“TFN Partners”), Hines 720 Olive Way Partners LP (“720 Olive Way Partners”), Hines 333 West Wacker Partners LP (“333 West Wacker Partners”), Hines Warner Center Partners LP (“Warner Center Partners”), Hines CF Sacramento Partners LP (“CF Sacramento Partners”), General Motors Investment Management Corporation (“GMIMC”) and a number of institutional investors advised by GMIMC (each an “Institutional Co-Investor” and collectively, the “Institutional Co-Investors”), dated October 12, 2005, provides GMIMC with certain co-investment rights with respect to the Fund’s investments. As of December 31, 2007, the Institutional Co-Investors co-invest with the Fund in 10 of the Fund’s Properties, owning effective interests in the Properties as follows:

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Property	Institutional Co-Investors’ Effective Interest
425 Lexington Ave, 499 Park Ave, 1200 Nineteenth St, 600 Lexington Ave	57.9%
One Shell Plaza, Two Shell Plaza	49.5
Three First National Plaza	19.8
720 Olive Way	20.0
333 West Wacker	20.0
Warner Center	20.0
Olympus Corporate Centre, Wells Fargo Center, Douglas Corporate Center, Johnson Ranch Corporate Centre, Roseville Corporate Center, Summit at Douglas Ridge	20.0

Co-Investment Rights — GMIMC, on behalf of one or more funds it advises, has the right to co-invest with the Fund in connection with each investment made by the Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment.

GMIMC also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of any co-investment capital sought by the Fund from third-party investors for a prospective investment. In order to exercise such third-party co-investment right, GMIMC must invest at least 50% of the equity to be invested from sources other than the Fund.

If the owner of an investment desires to contribute the investment to the Fund and receive interests in the Fund or a subsidiary of the Fund on a tax-deferred basis, GMIMC has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

Redemption Rights — For each asset in which the Institutional Co-Investors acquire interests pursuant to GMIMC’s co-investment rights, the Fund must establish a three-year period ending no later than the 12th anniversary of the date such asset is acquired, unless GMIMC elects to extend it, during which the entity through which the Institutional Co-Investors make their investments will redeem or acquire such Institutional Co-Investors’ interest in such entity at a price based on the net asset value of such entity at the time of redemption date.

Buy/Sell Rights — GMIMC, on behalf of the Institutional Co-Investors having an interest in NY Trust, Shell Plaza Partners, TFN Partners, 720 Olive Way Partners, 333 West Wacker Partners, Warner Center Partners, CF Sacramento Partners and any other entity through which a co-investment is made (each, a “Co-Investment Entity”), on the one hand, and the Fund, on the other hand, have the right to initiate at any time the purchase and sale of any property in which any Institutional Co-Investor has an interest (the “Buy/Sell”). A Buy/Sell is triggered by either party delivering a written notice to the other party that identifies the property and states the value the tendering party assigns to such property (the “Stated Value”). The recipient may elect by written notice to be the buyer or seller with respect to such property or, in the absence of a written response, will be deemed to have elected to be a seller. If the property that is the subject of the Buy/Sell is owned by a Co-Investment Entity that owns more than one property, then such Co-Investment Entity will sell the property to the party determined to be the buyer pursuant to the Buy/Sell notice procedure for the Stated Value, and the proceeds of the sale will be distributed in accordance with the applicable provisions of the constituent documents of the Co-Investment Entity. If the property in question is the only property owned by a Co-Investment Entity, then the party determined to be the buyer pursuant to the Buy/Sell notice procedure will acquire the interest of the selling party in the Co-Investment Entity for an amount equal to the amount that would be distributed to the selling party if the property were sold for the Stated Value and the proceeds distributed in accordance with the applicable provisions of the constituent documents of the Co-Investment Entity. For this purpose, the Shell Buildings and Warner Center are each considered to be a single property.

Rights of IK Funds — As of December 31, 2007, IK US Portfolio Invest GmbH & Co. KG (“IK Fund I”), a limited partnership established under the laws of Germany, owned 109,361 units of limited partner interest in Core Office Properties. Additionally, IK US Portfolio Invest Zwei GmbH & Co. KG (“IK Fund II”) and IK US Portfolio Invest Drei GmbH & Co. KG (“IK Fund III”), each a limited partnership established under the laws of Germany (collectively with IK Fund I, the “IK Funds”), owned 29,809 and 21,019 units, respectively, of limited partnership interest in Core Office Properties. As of March 26, 2008, IK Fund II and IK Fund III had unfunded commitments to invest an additional $127.6 million to Core Office Properties, which is conditioned on IK Fund II and IK Fund III raising sufficient equity capital to fund such commitment. The IK Funds have the right to require Core Office Properties to redeem, at a price based on the net asset value of Core Office Properties as of the date of redemption, all or any portion of its interest, subject to a maximum redemption amount of $150.0 million for IK Fund II and IK Fund III, as of the following dates:

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IK Fund	Redemption Date
IK Fund I	December 31, 2014
IK Fund II	December 31, 2016
IK Fund III	December 31, 2017

Any remaining interest not redeemed due to the maximum limitation will be redeemed in the subsequent year or years according to the Partnership Agreement’s redemption policy as described above. The Fund is obligated to provide Core Office Properties with sufficient funds to fulfill this priority redemption right, to the extent sufficient funds are otherwise not available to Core Office Properties. An IK Fund is not entitled to participate in the redemption rights available to Core Office Properties investors prior to such IK Funds’ redemption date.

7.  RELATED-PARTY TRANSACTIONS

The Companies have entered into management agreements with Hines, a related party, to manage the operations of the Properties. As compensation for its services, Hines receives the following:

•
A property management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or a specific percentage of the gross revenues of the specific Property. The Fund incurred management fees of $8.9 million, $5.8 million, and $3.9 million for the years ended December 31, 2007, 2006, and 2005, respectively.

•
Salary and wage reimbursements of its on-site property personnel incurred by the Fund for the years ended December 31, 2007, 2006, and 2005, were $14.6 million, $10.6 million, and $7.8 million, respectively.

•
Reimbursement for various direct services performed off site that are limited to the amount that is recovered from tenants under their leases and usually will not exceed in any calendar year a per-rentable-square-foot limitation. In certain instances, the per-rentable-square-foot limitation may be exceeded with the excess offset against property management fees received. For the years ended December 31, 2007, 2006, and 2005, reimbursable services to Hines from the Fund were $2.6 million, $1.7 million, and $2.6 million, respectively.

•
Leasing commissions equal to 1.5% of gross revenues payable over the term of each executed lease, including any lease amendment, renewal, expansion, or similar event. Leasing commissions of $3.4 million, $3.5 million, and $2.9 million were incurred by the Fund during the years ended December 31, 2007, 2006, and 2005, respectively.

•	Construction management fees of approximately $93,000, $64,000, and $52,000 were incurred by the Fund during the years ended December 31, 2007, 2006, and 2005, respectively.

•
Development management fees equal to 2.5% of the total project costs related to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services. Development management fees of approximately $790,000 were incurred by the Fund during the year ended December 31, 2007.

•
Other fees, primarily related to legal fees, information technology and security services provided by Setec Protection Service Limited Partnership (“SETEC”), an affiliate of Hines, in the amounts of $1.2 million, $1.1 million, and $1.0 million were incurred by the Fund during the years ended December 31, 2007, 2006, and 2005, respectively.

Certain Companies of the Fund have entered into lease agreements with Hines Core Fund Services, LLC (“Services”), an affiliate of Hines, for the operation of their respective parking garages. Under the terms of the lease agreements, the Fund received rental fees of $6.2 million, $4.5 million, and $3.4 million during the years ended December 31, 2007, 2006, and 2005, respectively. Receivables due to the Fund from Services were approximately $679,000 and $386,000 at December 31, 2007 and 2006, respectively.

In addition, the Fund has related party payables owed to Hines and its affiliated entities at December 31, 2007 and 2006, of $5.2 million and $4.2 million, respectively, for accrued management fees, payroll expense, leasing commissions, off-site services, and legal and other general and administrative costs.

107

8.  LEASE OBLIGATIONS

The Shell Buildings are subject to certain ground leases that expire in 2065 and 2066. One ground lease that was to expire in 2065 contained a purchase option that allowed the Fund to purchase the land in June 2006. The Fund exercised the purchase option and paid the purchase price of $1.2 million in June 2006. A second ground lease that expires in 2065 contains a purchase option that allows the Fund to purchase the land within a five-year period that begins in June 2026. The remaining ground leases do not contain purchase options.

One Atlantic Center is subject to a ground lease that expires in 2033. The ground lease contains renewal options at 10-year term increments, up to a total term of 99 years.

Renaissance Square is subject to two ground leases that expire June 30, 2032. The ground leases contain renewal options for two additional periods of five years each.

Straight-line rent payable included on the Fund’s consolidated balance sheets consists of the difference between the rental payments due under the lease calculated on a straight-line basis from the date of acquisition or the lease commencement date over the remaining term of the lease and the actual rent due under the lease.

As of December 31, 2007, required payments under the terms of the leases are as follows (in thousands):

Years Ending December 31	Fixed Future Minimum Rentals
2008	$3,574
2009	3,633
2010	3,695
2011	3,759
2012	3,829
Thereafter	249,272
Total	$267,762

Ground lease expense for the years ended December 31, 2007, 2006, and 2005, was $3.8 million, $2.0 million, and approximately $502,000, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations.

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2007 and 2006. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Fund could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of December 31, 2007 and 2006, management estimates that the carrying values of cash and cash equivalents, restricted cash, tenant and other receivables, accounts payable and accrued expenses, other liabilities and distributions payable are recorded at amounts that reasonably approximate fair value due to the short-term nature of these items. Fair value of fixed rate notes payable at December 31, 2007 and 2006, was approximately $2,102.3 million and $1,516.2 million, respectively, based upon interest rates available for the issuance of debt with similar terms and maturities, with carrying amounts of $2,169.7 million and $1,538.6 million, respectively. Fair value of the variable rate notes payable approximates its carrying amount of $144.2 million and $32.7 million at December 31, 2007 and 2006, respectively.

108

10.  SUPPLEMENTAL CASH FLOW DISCLOSURES

Supplemental cash disclosures were as follows (in thousands):

	2007	2006	2005
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid during the period for interest	$100,694	$61,432	$42,496
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Accrued additions to investment property	$3,209	$1,364	$2,836
Distributions declared and unpaid	$21,552	$17,218	$13,960
Dividends declared and unpaid to minority interest holders	$11,758	$11,674	$7,256
Conversion of minority interests	$—	$—	$18,837
Mortgage assumed upon acquisition of property	$181,935	$134,017	$—
Security deposits assumed upon acquisition of property	$1,486	$1,644	$—

11.  COMMITMENTS AND CONTINGENCIES

In March 2005, the FASB issued FIN No. 47, Accounting for Conditional AssetRetirement Obligations — an interpretation of FASB Statement No. 143, which clarifies the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations. A conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity when the timing and/or method of settlement are conditional on a future event that may or may not be in the control of the entity. This legal obligation is absolute, despite the uncertainty regarding the timing and/or method of settlement. In addition, the fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and/or through normal operation of the asset. FIN No. 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. Pursuant to FIN No. 47, the Fund has determined that certain assets meet the criteria for recording a liability and has recorded an asset retirement obligation aggregating approximately $2.6 million and $2.4 million as of December 31, 2007 and 2006, respectively, which is included in other liabilities in the consolidated balance sheets.

The Fund is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, management believes the final outcome of such matters will not have a material adverse effect on the Fund’s consolidated financial statements.

12.  REDEVELOPMENT OF 1200 NINETEETH STREET

On October 8, 2007, the Fund entered into a construction contract for the redevelopment of the property located at 1200 Nineteenth Street in Washington, D.C., for a maximum guaranteed payment of $46.2 million. As of December 31, 2007, $2.8 million of the maximum guaranteed payment had been paid and $1.1 million and approximately $440,000 is included in accounts payable and accrued expenses and other liabilities, respectively, in the consolidated balance sheets.

Due to the redevelopment, the Fund had a change in an accounting estimate relating to the useful lives of building and improvements at 1200 Nineteenth Street. The change in useful lives resulted in the Fund recognizing depreciation expense for the building and improvements that were disposed due to the redevelopment. At December 31, 2007, building and improvements disposed in the redevelopment had been fully depreciated.

13.  SUBSEQUENT EVENTS

On January 11, 2008, the name of the Fund was changed from Hines-Sumisei U.S. Core Office Fund, L.P. to Hines US Core Office Fund LP.

109

On February 22, 2008, the Fund entered into a contract with an unaffiliated third party to acquire, subject to customary closing conditions, One North Wacker, an office property located in the central business district in Chicago, Illinois. The contract purchase price for One North Wacker is expected to be approximately $540.0 million, exclusive of transaction costs, financing fees and working capital reserves. The Fund anticipates that the acquisition will be funded with equity contributions, borrowings under a revolving credit facility agreement held by its subsidiary and mortgage financing assumed in connection with the acquisition. The building is a 51-story office tower that was constructed in 2001. The building contains approximately 1.4 million square feet (unaudited) of rentable area and is approximately 98% leased (unaudited). The Fund anticipates that the acquisition of One North Wacker will be consummated on March 31, 2008. Although management believes the acquisition of One North Wacker is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of One North Wacker will be consummated. If the Fund elects not to close on One North Wacker, it will forfeit $50.0 million in earnest money deposit made.

* * * * * *

110

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Hines Real Estate Investment Trust, Inc.
Houston, Texas

We have audited the consolidated financial statements of Hines Real Estate Investment Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, and have issued our report thereon dated March 27, 2008; such report is included elsewhere in this Form 10-K. Our audits also included the financial statement schedule of the Company listed in Item 15. The financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Houston, Texas
March 27, 2008

111

Hines Real Estate Investment Trust, Inc.

Schedule III — Real Estate Assets and Accumulated Depreciation
December 31, 2007

			Initial Cost				Costs Capitalized	Gross Amount at Which Carried at 12/31/2007							Life on Which
Description				Buildings and			Subsequent to		Buildings and		Accumulated	Date of		Date	Depreciation is Computed
(a)	Location	Encumbrances	Land	Improvements	Total		Acquisition	Land	Improvements	Total	Depreciation	Construction		Acquired	(c)
	(In thousands)
1900 and 2000 Alameda	San Mateo, California	$33,065	$18,522	$28,023	$46,545		$1,836	$18,522	$29,859	$48,381	$(2,641)	1971,1983		June-05	0 to 40 years
Citymark	Dallas, Texas	15,303	6,796	18,667	25,463		(3,892)	6,796	14,775	21,571	(5,617)	1987		August-05	0 to 40 years
1515 S Street	Sacramento, California	45,000	13,099	61,753	74,852		349	13,099	62,102	75,201	(5,226)	1987		November-05	0 to 40 years
Airport Corporate Center	Miami, Florida	90,039	44,292	112,884	157,176		(2,980)	44,292	109,904	154,196	(7,969)	1982-1996	(d)	January-06	0 to 40 years
321 North Clark	Chicago, Illinois	136,632	27,896	217,330	245,226		(599)	27,896	216,731	244,627	(18,233)	1987		April-06	0 to 40 years
3400 Data Drive	Rancho Cordova, California	18,079	4,514	28,452	32,966		43	4,516	28,493	33,009	(1,827)	1990		November-06	0 to 40 years
Watergate Tower IV	Emeryville, California	79,921	31,280	113,527	144,807		(103)	31,258	113,446	144,704	(5,850)	2001		December-06	0 to 40 years
Daytona Buildings	Redmond, Washington	53,458	19,204	76,181	95,385		(723)	19,197	75,465	94,662	(4,144)	2002		December-06	0 to 40 years
Laguna Buildings	Redmond, Washington	65,542	29,175	94,220	123,395		1	29,173	94,223	123,396	(6,208)	1987		January-07	0 to 40 years
Atrium on Bay	Toronto, Ontario	197,092	53,914	224,868	278,782	(f)	1,166	53,914	226,034	279,948	(9,709)	1987		February-07	0 to 40 years
Seattle Design Center	Seattle, Washington	31,000	15,683	42,510	58,193		59	15,685	42,567	58,252	(1,771)	1973,1983	(b)	June-07	0 to 40 years
5th and Bell	Seattle, Washington	39,000	3,533	65,612	69,145		32	3,533	65,644	69,177	(1,378)	2002		June -07	0 to 40 years
3 Huntington Quadrangle	Melville, New York	48,000	16,698	73,106	89,804		277	16,698	73,383	90,081	(2,905)	1971		July-07	0 to 40 years
One Wilshire	Los Angeles, California	159,500	32,618	266,009	298,627		(63)	32,618	265,946	298,564	(4,963)	1966		August-07	0 to 40 years
Minneapolis Office/Flex Portfolio	Minneapolis, Minnesota	45,000	23,308	64,314	87,622		52	23,308	64,366	87,674	(1,669)	1986-1999	(e)	September-07	0 to 40 years
JPMorgan Chase Tower	Dallas, Texas	160,000	9,274	301,133	310,407		(1)	9,273	301,133	310,406	(1,849)	1987		November-07	0 to 40 years
Total		$1,216,631	$349,806	$1,788,589	$2,138,395		$(4,546)	$349,778	$1,784,071	$2,133,849	$(81,959)
__________
(a)	All assets are institutional-quality office properties.

(b)	Seattle Design Center consists of a two-story office building constructed in 1973 and a five-story office building with an underground garage constructed in 1983.

(c)
Real estate assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, tenant inducements and lease intangibles are amortized over the respective lease term. Building improvements are depreciated over 5-25 years and buildings are depreciated over 40 years.

(d)	Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land development site.

(e)	The Minneapolis Office/Flex Portfolio consists of nine buildings constructed between 1986 and 1999.

(f)	Components of Initial Cost for this property were converted from Canadian dollars to U.S. dollars using $1.0194, the currency exchange rate as of December 31, 2007.

The changes in total real estate assets for the years ended December 31 (inthousands):

	2007	2006	2005
Gross real estate assets
Balance, beginning of period	$822,790	$146,907	$—
Additions during the period:
Acquisitions	1,315,975	675,560	146,859
Other	5,028	1,533	48
Deductions during the period:	—	—	—
Fully-depreciated assets	(9,944)	(1,210)	—
Ending Balance	$2,133,849	$822,790	$146,907
Accumulated Depreciation
Balance, beginning of period	$(24,461)	$(3,330)	$—
Depreciation	(67,442)	(22,341)	(3,330)
Fully-depreciated assets	9,944	1,210	—
Ending Balance	$(81,959)	$(24,461)	$(3,330)

112

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized representative.

HINES REAL ESTATE INVESTMENT TRUST, INC.
(registrant)

March 27, 2008                                                                                 By:        /s/  Charles M. Baughn
                         Charles M. Baugh
                                 Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 27th day of March, 2008.

Signature	Title
/s/ Charles M. Baughn Charles M. Baughn	Chief Executive Officer (Principal Executive Officer)

/s/ Charles N. Hazen	President and Chief Operating Officer
Charles N. Hazen

/s/ Sherri W. Schugart Sherri W. Schugart	Chief Financial Officer (Principal Financial Officer)

/s/ Frank R. Apollo Frank R. Apollo	Chief Accounting Officer (Principal Accounting Officer)

/s/ Jeffrey C. Hines	Chairman of the Board of Directors
Jeffrey C. Hines

/s/ C. Hastings Johnson	Director
C. Hastings Johnson

/s/ George A. Davis	Independent Director
George A. Davis

/s/ Thomas A. Hassard	Independent Director
Thomas A. Hassard

/s/ Stanley D. Levy	Independent Director
Stanley D. Levy

113

PROSPECTUS
Hines Real Estate Investment Trust, Inc.
Up to $2,200,000,000 in Common Shares Offered to the Public

We are a Maryland corporation sponsored by Hines Interests Limited Partnership, or Hines, a fully integrated global real estate investment and management firm that has acquired, developed, owned, operated and sold real estate for over 50 years. We invest primarily in institutional-quality office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. As of February 28, 2007, we had direct and indirect interests in 24 office properties located in 17 cities in the United States and one mixed-use office and retail complex in Toronto, Canada. We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

Through our affiliated Dealer Manager, Hines Real Estate Securities, Inc., we are offering up to $2,000,000,000 in our common shares to the public on a best efforts basis. We are also offering up to $200,000,000 in our common shares to be issued pursuant to our dividend reinvestment plan. We will initially offer shares to the public at a price of $10.40. Our board of directors may change this price from time to time during the offering. Shares sold under our dividend reinvestment plan will initially be sold for $9.88. Our board of directors may likewise change this price from time to time. You must initially invest at least $2,500. This offering will terminate on or before June 19, 2008, unless extended by our board of directors.

We encourage you to carefully review the complete discussion of risk factors beginning on page 8 before purchasing our common shares. This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Significant risks relating to your investment in our common shares include:

•
The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose money.

•
There is currently no public market for our common shares, and we currently do not intend to list our shares on a stock exchange or to include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	There are restrictions and limitations on your ability to redeem all or any portion of your shares under our share redemption program.

•
We have not identified any specific assets to acquire or investments to make with all of the proceeds of this offering. You will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•
We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We pay substantial fees to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines. We also compete with affiliates of Hines for tenants and investment opportunities, and some of those affiliates will have priority with respect to many of those investment opportunities.

•
We are Hines’ only publicly-offered investment program and one of Hines’ first REITs. Because Hines’ other programs and investments have been conducted through privately-held entities not subject to either the up-front commissions, fees or expenses associated with this offering or to all of the laws and regulations we are subject to, you should not assume that the prior performance of Hines will be indicative of our future results.

	Price to the Public	Selling Commission	Dealer Manager Fee	Proceeds to Us, Before Expenses
Per Share	$ 10.40	$ 0.73	$ 0.23	$ 9.44
Maximum Offering	$2,000,000,000	$140,000,000	$44,000,000	$1,816,000,000
Dividend Reinvestment Plan	$200,000,000	$ —	$ —	$200,000,000

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. THE ATTORNEY GENERAL OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The use of projections or forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in the common shares is not permitted.

Dated April 30, 2007

SUITABILITY STANDARDS	ix
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	xi
PROSPECTUS SUMMARY	1
Hines Real Estate Investment Trust, Inc	1
Our Board	1
Our Advisor	1
Our Property Manager	1
Our Structure	2
Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest	3
Description of Capital Stock	6
Distribution Objectives	6
Dividend Reinvestment Plan	7
Share Redemption Program	7
RISK FACTORS	8
Investment Risks	8
There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount	8
Your ability to redeem your shares is limited under our share redemption program, and if you are able to redeem your shares, it may be at a price that is less than the then-current market value of the shares	8
Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose some or all of your investment	9
You will not have the benefit of an independent due diligence review in connection with this offering	9
We have invested a significant percentage of our total current investments, and we may invest a significant percentage of the net proceeds of this offering, in the Core Fund. Because of our current and possible future Core Fund investments, it is likely that Hines affiliates will retain significant control over a significant percentage of our investments even if our independent directors remove our Advisor	9
The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party	9
You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund	10
This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering	10
If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares	10
The offering price of our common shares may not be indicative of the price at which our shares would trade if they were actively traded	10
Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares	11

i

The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith	11
The Participation Interest would increase at a faster rate with frequent dispositions of properties followed by acquisitions using proceeds from such dispositions	11
Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement	12
We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of the common shares issued pursuant to this offering	12
We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company	12
If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return	13
The ownership limit in our articles of incorporation may discourage a takeover attempt	13
We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations	14
Business and Real Estate Risks	14
Any indirect investment we make will be consistent with the investment objectives and policies described in this prospectus and will, therefore, be subject to similar business and real estate risks. The Core Fund, which has investment objectives and policies similar to ours, is subject to many of the same business and real estate risks as we are	14
We are different in some respects from other programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results	15
Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas	15
Delays in purchasing properties with proceeds received from this offering may result in a lower rate of return to investors	15
If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value	16
In our initial quarters of operations, dividends we paid to our shareholders were partially funded with advances or borrowings from our Advisor. We may use similar advances or borrowings from our Advisor in the future to fund dividends to our shareholders. We cannot assure you that in the future we will be able to achieve cash flows necessary to repay such advances or borrowings and pay dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all	16
We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements	16
We expect to acquire additional properties in the future, which, if unsuccessful, could adversely impact our ability to pay dividends to our shareholders	17
We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties	17
Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions	18
If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected	18

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership	19
Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions. If we do not have sufficient capital resources from such financings, our growth may be limited	19
Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow	19
We have acquired and may acquire various financial instruments for purposes of “hedging” or reducing our risks, which may be costly and ineffective and will reduce our cash available for distribution to our shareholders	19
Our success will be dependent on the performance of Hines as well as key employees of Hines	20
We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us	20
We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space	20
The bankruptcy or insolvency of a major tenant would adversely impact our operations and our ability to pay dividends	21
Uninsured losses relating to real property may adversely impact the value of our portfolio	21
We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs	21
Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability	21
Our operations will be directly affected by general economic and regulatory factors we cannot control or predict	22
We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited	22
Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations	23
All of our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow	23
Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions	23
If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements	24
We are subject to additional risks from our international investments	24
Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect distributions and our REIT status	24
Our retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant	25
If we make or invest in mortgage loans, our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments	25
If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell the mortgage loans	25
Delays in liquidating defaulted mortgage loans could reduce our investment returns	25
Our investment policies may change without shareholder approval, which could not only alter the nature of your investment but also subject your investment to new and additional risks	26

Potential Conflicts of Interest Risks	26
We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Any preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines	26
We may compete with other entities affiliated with Hines for tenants	27
Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities	27
Hines may face conflicts of interest if it sells properties it acquires or develops to us	27
Hines may face a conflict of interest when determining whether we should dispose of any property we own that is managed by Hines because Hines may lose fees associated with the management of the property	28
Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates	28
Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities	28
Our officers and directors have limited liability	28
Our UPREIT structure may result in potential conflicts of interest	29
Tax Risks	29
If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted	29
If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay dividends to our shareholders could be adversely affected	30
Dividends to tax-exempt investors may be classified as unrelated business taxable income	30
Investors may realize taxable income without receiving cash dividends	30
Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT	31
In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay dividends to our shareholders	31
Entities through which we hold foreign real estate investments will, in most cases, be subject to foreign taxes, notwithstanding our status as a REIT	31
Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities	31
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	32
ESTIMATED USE OF PROCEEDS	33
MANAGEMENT	36
Management of Hines REIT	36
Our Officers and Directors	36
Our Board of Directors	38
Committees of the Board of Directors	40
Audit Committee	40
Conflicts Committee	41
Compensation Committee	41
Nominating and Corporate Governance Committee	41
Compensation Committee Interlocks and Insider Participation	42
Compensation of Directors	42

Employee and Director Incentive Share Plan	43
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	44
The Advisor and the Advisory Agreement	46
Duties of Our Advisor	47
Term of the Advisory Agreement	48
Compensation	49
Reimbursements by the Advisor	50
Indemnification	51
Removal of the Advisor	51
Hines and Our Property Management and Leasing Agreements	52
The Hines Organization	52
Our Property Management and Leasing Agreements	62
The Dealer Manager	64
MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS AND OPERATING PARTNERSHIP PARTICIPATION INTEREST	66
OUR REAL ESTATE INVESTMENTS	70
Overview	70
Market and Industry Concentration	71
Lease Expiration	72
Our Directly-Owned Properties	74
Our Permanent Debt and Revolving Credit Facility	78
Permanent Debt Secured by Our Properties	78
HSH Credit Facility	79
Our Revolving Credit Facility	80
Our Interest in the Core Fund	81
Core Fund Properties	81
Chicago	81
New York City	82
Washington D.C.	83
Houston	83
San Francisco	84
San Diego	84
Seattle	84
Atlanta	85
Los Angeles	85
Richmond	85
Sacramento	85
Core Fund Permanent Debt and Revolving Credit Facility	86
Debt Secured by the Core Fund Properties	86
Core Fund Revolving Credit Facility	88
NY Trust Revolving Credit Facility	88
Purpose and Structure of the Core Fund	89
Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement	90
Non-Managing General Partner Interest	90

v

Summary of Certain Provisions of the Core Fund Partnership Agreement	91
Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor	95
Co-Investment Rights	95
Redemption Right	96
Buy/Sell Right	96
Certain Rights of IK US Portfolio Invest GmbH & Co. KG	96
Governance of the NY Trust	97
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	98
CONFLICTS OF INTEREST	99
Competitive Activities of Hines and its Affiliates	99
Description of Certain Other Hines Ventures	99
Investment Opportunity Allocation Procedure	99
Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates	101
Fees and Other Compensation Payable to Hines and its Affiliates	102
Joint Venture Conflicts of Interest	102
Affiliated Dealer Manager and Property Manager	103
No Arm’s-Length Agreements	103
Lack of Separate Representation	103
Additional Conflicts of Interest	103
Certain Conflict Resolution Procedures	104
INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES	105
Primary Investment Objectives	105
Acquisition and Investment Policies	105
International Investments	107
Joint Venture Investments	108
Borrowing Policies	109
Financing Strategy and Policies	109
Disposition Policies	110
Investment Limitations	111
Investments in Real Estate Mortgages	112
Issuing Securities for Property	112
Affiliate Transaction Policy	112
Certain Other Policies	112
Change in Investment Objectives, Policies and Limitations	112
SELECTED FINANCIAL DATA	114
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	115
Executive Summary	115
Economic Update	117
Critical Accounting Policies	117
Income Taxes	121
Recent Accounting Pronouncements	121
Financial Condition, Liquidity and Capital Resources	122
Cash Flows from Operating Activities	122
Cash Flows from Investing Activities	123

Cash Flows from Financing Activities	123
Results of Operations	128
Related-Party Transactions and Agreements	130
Off-Balance Sheet Arrangements	131
Contractual Obligations	131
Recent Developments and Subsequent Events	131
Quantitative and Qualitative Disclosures About Market Risk	133
DESCRIPTION OF CAPITAL STOCK	134
Common Shares	134
Preferred Shares	134
Meetings and Special Voting Requirements	135
Restrictions on Transfer	136
Distribution Objectives	137
Share Redemption Program	138
Restrictions on Roll-Up Transactions	140
Shareholder Liability	141
Dividend Reinvestment Plan	141
Business Combinations	142
Control Share Acquisitions	142
PLAN OF DISTRIBUTION	144
General	144
Underwriting Terms	145
Volume Discounts	147
The Subscription Process	149
Admission of Shareholders	150
Subscription Agreement	150
Automatic Investment Program	150
Determinations of Suitability	151
Minimum Investment	152
Termination Date	152
THE OPERATING PARTNERSHIP	153
General	153
Purposes and Powers	153
Operations	154
Amendments	154
Transferability of Our General Partner Interest	155
Voting Rights	155
The Participation Interest	155
Hypothetical Impact of the Participation Interest	157
Repurchase of OP Units and the Participation Interest	157
Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor	158
Capital Contributions	158
Term	159
Tax Matters	159

Distributions	159
Indemnity	159
MATERIAL TAX CONSIDERATIONS	161
General	161
Requirements for Qualification as a REIT	162
Organizational Requirements	162
Operational Requirements — Gross Income Tests	163
Operational Requirements — Asset Tests	165
Operational Requirements — Annual Distribution Requirement	166
Operational Requirements — Recordkeeping	167
Recently Enacted Relief Provisions	167
Taxation as a REIT	168
Failure to Qualify as a REIT	168
Taxation of Shareholders	169
Distributions	169
Dispositions of the Shares	169
Our Failure to Qualify as a REIT	170
Backup Withholding	170
Taxation of Tax Exempt Entities	170
Taxation of Foreign Investors	171
Distributions	171
Sales of Shares	172
State and Local Taxes	173
Tax Aspects of the Operating Partnership	173
Tax Treatment of the Operating Partnership	173
Tax Treatment of Partners	174
Treatment of Distributions and Constructive Distributions	175
Tax Basis in Our Operating Partnership Interest	175
ERISA CONSIDERATIONS	176
ERISA Considerations for an Initial Investment	176
Annual Valuations	177
LEGAL PROCEEDINGS	178
REPORTS TO SHAREHOLDERS	178
SUPPLEMENTAL SALES MATERIAL	178
LEGAL OPINIONS	179
EXPERTS	179
PRIVACY POLICY NOTICE	179
WHERE YOU CAN FIND MORE INFORMATION	180
GLOSSARY OF TERMS	181
FINANCIAL STATEMENTS	F-1
APPENDIX A — Subscription Agreement	A-1
APPENDIX B — Dividend Reinvestment Plan	B-1
APPENDIX C — Privacy Policy	C-1
APPENDIX D — The Hines Timeline	D-1

SUITABILITY STANDARDS

The common shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our common shares, and we currently do not intend to list our shares on a stock exchange or on a national market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all persons who may purchase shares from us in this offering. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.” These suitability standards require that a purchaser of shares have either:

•	a minimum annual gross income of at least $60,000 and a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $60,000; or

•	a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $225,000.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Ohio — Investors must have either (i) a minimum net worth of $250,000 or (ii) a minimum net worth of $70,000 and minimum annual gross income of $70,000.

New Hampshire — Investors must have either (i) a net worth of at least $250,000 or (ii) a minimum annual gross income of at least $60,000 and a minimum net worth of at least $125,000.

Iowa, Kentucky, Michigan, Missouri, Ohio and Pennsylvania — In addition to our suitability requirements, investors must have a liquid net worth of at least 10 times their investment in our shares.

Kansas — In addition, the Office of the Securities Commissioner of the State of Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other similar investments. Liquid net worth, for this purpose, is defined as the excess of (i) the sum of unencumbered (1) cash and cash equivalents, and (2) readily marketable securities, over (ii) total liabilities, each as determined in accordance with generally accepted accounting principles, or U.S. GAAP.

For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become shareholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of common shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the subscription agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in common shares is suitable and appropriate for each shareholder for a period of six years.

In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

Subject to the restrictions imposed by state law, we will sell our common shares only to investors who initially invest at least $2,500. This initial minimum purchase requirement applies to all potential investors, including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

•
a pension, profit-sharing, retirement or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	a pension, profit-sharing, retirement or other employee benefit plan that meets the requirements of Section 457 of the Code;

•	trusts that are otherwise exempt under Section 501(a) of the Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•	an IRA that meets the requirements of Section 408 or Section 408A of the Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

In order to satisfy the minimum initial purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. Additional purchases of common shares through this or future offerings and pursuant to our dividend reinvestment plan are not subject to this minimum purchase requirement.
_______________

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where such offers and sales are permitted.

x

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the common shares offered by this prospectus.

Q:	What is Hines Real Estate Investment Trust, Inc., or Hines REIT?

A:
Hines REIT is a real estate investment trust, or “REIT,” that has invested and intends to continue to invest primarily in institutional-quality office properties located in the United States. On February 26, 2007, Hines REIT purchased its first international property located in Toronto, Canada. In addition, we may invest in other real estate investments including, but not limited to, properties located outside of the United States, non-office properties, mortgage loans and ground leases.

We commenced operations in November 2004 after we had reached the minimum offering associated with our initial public offering of our common shares. As of April 6, 2007, we had raised approximately $470.0 million of gross proceeds from this public offering of our common shares. We have invested the net offering proceeds into our real estate investments, and we currently own interests in 24 institutional-quality office properties in 17 cities across the United States and one mixed-use office and retail complex in Toronto, Canada.

We are externally managed by our advisor, Hines Advisors Limited Partnership (our “Advisor”), which is responsible for identifying our investment opportunities and managing our day-to-day operations. Our advisor is an affiliate of our sponsor, Hines Interests Limited Partnership (“Hines”).

Q:	Who is Hines Interests Limited Partnership?

A:
Hines is a fully integrated global real estate investment and management firm and, with its predecessor, has been investing in real estate and providing acquisition, development, financing, property management, leasing and disposition services for over 50 years. Hines provides investment management services to numerous investors and partners including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Hines is owned and controlled by Gerald D. Hines and his son Jeffrey C. Hines. As of December 31, 2006, Hines and its affiliates had ownership interests in a real estate portfolio of approximately 160 projects, valued at approximately $16.0 billion. Please see “Management — Hines and our Property Management and Leasing Agreements — The Hines Organization” for more information regarding Hines.

Q:	What competitive advantages does Hines REIT achieve through its relationship with Hines and its affiliates?

A:	We believe our relationship with Hines and its affiliates provides us the following benefits:

•Global Presence — Our relationship with Hines and its affiliates as our sponsor, advisor and property manager allows us to have access to an organization that has extraordinary depth and breadth around the world with approximately 3,150 employees located in 67 cities across the United States and 15 foreign countries. This provides us a significant competitive advantage in drawing upon the experiences resulting from the vast and varied real estate cycles and strategies that varied economies and markets experience.

•Local Market Expertise — Hines’ global platform is built from the ground up based on Hines’ philosophy that real estate is essentially a local business. Hines provides us access to a team of real estate professionals who live and work in individual major markets around the world. These regional and local teams are fully integrated to provide a full range of real estate investment and management services including sourcing investment opportunities, acquisitions, development, re-development, financing, property management, leasing, asset management, disposition, accounting and financial reporting.

•Centralized Resources — Hines’ headquarters in Houston, Texas provides the regional and local teams with a group of approximately 342 personnel who specialize in areas such as capital markets, corporate finance, construction, engineering, operations, marketing, human resources, cash management, risk management, tax and internal audit. These experienced personnel provide a repository of knowledge, experience and expertise and an important control point for preserving performance standards and maintaining operating consistency for the entire organization.

•Tenure of Personnel — Hines has one of the most experienced executive management teams in the real estate industry with an average tenure within the organization of 29 years. This executive team provides stability to the organization and provides experience through numerous real estate cycles during such time frame. This impressive record of tenure is attributable to a professional culture of quality and integrity and long-term compensation plans that align personal wealth creation with real estate and investor performance and value creation.

•Long-Term Track Record — Hines has more than 50 years of experience in creating and successfully managing capital and real estate investments for numerous third-party investors. Hines and its affiliates currently have approximately 3,150 employees located in regional and local offices in 67 cities in the United States and in 15 foreign countries around the world. Since inception in 1957, Hines, its predecessor and their respective affiliates have acquired or developed more than 700 real estate projects representing approximately 229 million square feet.

Please see “Risk Factors — Potential Conflicts of Interest Risks” and “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Hines.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

•pays distributions to investors of at least 90% of its annual ordinary taxable income;

•avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its taxable income, provided certain income tax requirements are satisfied; and

•combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate assets under professional management.

Q:	How do you structure the ownership and operation of your assets?

A:
We own substantially all of our assets and conduct our operations through an operating partnership called Hines REIT Properties, L.P. We are the sole general partner of Hines REIT Properties, L.P., and as described in more detail below, Hines or its affiliates own limited partner interests and a profits interest in Hines REIT Properties, L.P. To avoid confusion, in this prospectus:

•we refer to Hines REIT Properties, L.P. as the “Operating Partnership” and partnership interests and the profits interest in the Operating Partnership, respectively, as “OP Units” and the “Participation Interest;”

•we refer to Hines REIT and the Operating Partnership and their direct and indirect wholly-owned subsidiaries, collectively, as the “Company;” and

•the use of “we,” “our,” “us” or similar pronouns in this prospectus refers to Hines REIT or the Company as required by the context in which such pronoun is used.

Q:	What are the risks involved in an investment in your shares?

A:
An investment in our common shares is subject to significant risks. Below is a summary of certain of these risks. A more detailed list and description of the risks are contained in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. You should carefully read and consider all of these risks, and the other risks described in this prospectus, prior to investing in our common shares.

•The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose money.

•There is currently no public market for our common shares, and we currently do not intend to list our shares on a stock exchange or include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

•Your ability to redeem your shares is limited under our share redemption program, and if you are able to redeem your shares, it may be at a price that is less than the then-current market value of the shares.

•We have not identified any specific assets to acquire or investments to make with all of the proceeds from this offering. You will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We pay substantial fees to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines.

•We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Any preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.

•We are Hines’ only publicly-offered investment program and one of Hines’ first REITs. Because Hines’ other programs and investments have been conducted through privately-held entities not subject to either the up-front commissions, fees or expenses associated with this offering or all of the laws and regulations we are subject to, you should not assume that the prior performance of Hines will be indicative of our future results.

•We compete with other entities affiliated with Hines for tenants.

•Hines may face a conflict of interest when determining whether we should dispose of any property we own which is managed by Hines because Hines may lose fees associated with the management of the property.

•We are a general partner in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”); therefore, we could be responsible for all of its liabilities.

•Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions, and we may never be able to redeem all or any portion of our investment in the Core Fund.

•In our initial quarters of operations, dividends we paid to our shareholders were partially funded with advances or borrowings from our Advisor. We may use similar advances or borrowings from our Advisor in the future to fund dividends to our shareholders. We cannot assure you that in the future we will be able to achieve cash flows necessary to repay such advances or borrowings and pay dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all.

•Real estate investments are subject to a high degree of risk because of general economic or local market conditions, changes in supply or demand, terrorist attacks, competing properties in an area, changes in interest rates, inflationary impact on operating expenses and changes in tax, real estate, environmental or zoning laws and regulations.

•Our inability to acquire suitable investments, or locate suitable investments in a timely manner, will impact our ability to meet our investment objectives and may affect the amount of dividends we may pay.

•Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares.

•Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it or its affiliates hold in connection with the termination of our Advisory Agreement may deter us from terminating our Advisory Agreement.

•You will not have the benefit of an independent due diligence review in connection with this offering, and the fees we pay in connection with this offering were not determined on an arm’s-length basis.

•We use debt, which will put us at risk of losing the assets securing such debt should we be unable to make debt service payments.

•If we lose our REIT tax status, we will be subject to increased taxes or penalties, which will reduce the amount of cash we have available to pay dividends to our shareholders.

•In order to maintain our status as a REIT, we may have to incur additional debt to pay the required dividends to our shareholders.

Q:	Why should I invest in real estate?

A:
Allocating some portion of your investment portfolio to real estate may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation, and attractive risk-adjusted returns. For these reasons, real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios. According to a survey prepared by the Pension Real Estate Association in March 2005 (the “PREA Survey”), of more than 1,100 institutional investors such as public and private plan sponsors, endowments, foundations and other pension funds surveyed that have invested in real estate in the past nine years, real estate equity investments accounted for approximately 5.5% of these institutional investors’ total investment portfolios in 2004. This represented an increase from the average allocations to real estate equity investments in prior years, which ranged from 4.3% to 4.7% of total investment portfolios in the years 1996 through 2001. We believe that individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor, investment advisor or financial planner should determine whether investing in real estate would benefit your investment portfolio.

Q:	Why should I invest in office real estate?

A:
Institutional investors have historically allocated a substantial portion of the real estate component of their investment portfolios to office real estate in an effort to obtain income, portfolio diversification and capital appreciation. The PREA Survey indicated that the participants surveyed invested approximately 34.5% of their real estate investments in office properties in 2004. We believe that investing in office real estate has the potential to provide both institutional and individual investors a combination of the following:

•Income.  Investing in income producing office real estate, whether directly or through traded or non-traded REITs or other ownership structures, has historically provided an attractive and stable source of income to investors.

•Portfolio Diversification.  Because the performance of investments in office real estate have historically had a low correlation to non-REIT stocks and a negative correlation to bonds, investing in office real estate may provide investors an opportunity to earn better risk-adjusted returns in their investment portfolios over the long term.

•Capital Appreciation.  Office real estate investments have, over the long term, historically provided moderate capital appreciation and have served as a hedge against inflation for many investors. We believe that adding an office real estate component to an investor’s portfolio may enhance the investor’s overall portfolio return.

Q:	What are your investment objectives?

A:	Our primary investment objectives are to:

•preserve invested capital;

•invest in a diversified portfolio of office properties;

•pay regular cash dividends;

•achieve appreciation of our assets over the long term; and

•remain qualified as a REIT for federal income tax purposes.

Q:	What percentage of the gross proceeds from this offering will you invest in real estate?

A:
Assuming that we sell all the shares offered in this offering, including all shares we are offering under our dividend reinvestment plan, we expect to use approximately 90% of the gross proceeds to make real estate investments and to pay third-party acquisition expenses related to those investments. We will use the remaining approximately 10% of the gross proceeds to pay sales commissions, dealer-manager fees, organization and offering costs and acquisition fees. Please see “Estimated Uses of Proceeds.”

Q:	Do you have conflicts of interest?

A:
Yes, Hines owns and/or manages many real estate investments and real estate ventures. Hines and its affiliates are not prohibited from engaging in future business activities that may be similar to our operations. Conflicts of interest exist among us, Hines and its affiliates, principally due to the following:

•Hines and its affiliates are general partners and sponsors of other real estate investment programs with similar and/or non-similar investment objectives. Hines or an affiliate of Hines owes certain legal, fiduciary and financial obligations to both us and these other programs. Because of this and Hines’ other business activities, Hines and other entities affiliated with it may have conflicts of interest with us:

•in allocating the time of Hines’ employees and other Hines resources among our operations and the operations of other entities;

•competing with other Hines-affiliated entities for investment opportunities, some of which have priority rights over us to such opportunities, and some of which may result in higher compensation being paid to Hines, its affiliates and certain of its employees (including our directors and officers) than if such opportunities were allocated to us; and

•competing with other properties owned or managed by Hines for tenant leasing opportunities.

•We may buy assets from or sell assets to Hines affiliates, including properties developed by Hines, subject to the approval of a majority of our independent directors. Hines and its affiliates, including our officers and directors, may make significant profits from these transactions.

•Hines, the Advisor and other Hines affiliates will receive substantial fees from us, which have not been negotiated at arm’s-length, and which may not be conditioned upon our financial performance.

Please see “Risk Factors — Potential Conflicts of Interest Risks” and “Conflicts of Interest” for a discussion of these and other conflicts of interest.

Q:	Do you pay fees to your sponsor?

A:
Yes, we pay fees to Hines and affiliates of Hines for services relating to this offering, our property acquisitions, the conduct of our day-to-day activities and the management of our properties. Please see “Prospectus Summary — Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” below for more information about these fees.

Q:	How would you describe your acquisition and operations process?

A:	We generally seek to follow the process used by Hines for many years, which is the following:

Accordingly, we expect to primarily invest in institutional quality office properties that we believe have some of the following attributes:

•Preferred Location.  We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term assets.

•Premium Buildings.  We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties.

•Quality Tenancy.  We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations.

We believe that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. Actively anticipating and quickly responding to tenant comfort and cleaning needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which over the long term may result in better financial performance of the property.

Q:	What assets do you currently own?

A:	Our portfolio consisted of the following assets at February 28, 2007:

Property	City	Leasable Square Feet	Percent Leased	Our Effective Ownership(1)
321 North Clark	Chicago, Illinois	885,664	94%	100%
Citymark	Dallas, Texas	218,096	100%	100%
Watergate Tower IV	Emeryville, California	344,433	100%	100%
Airport Corporate Center	Miami, Florida	1,018,627	95%	100%
3400 Data Drive	Rancho Cordova, California	149,703	100%	100%
Daytona Buildings	Redmond, Washington	250,515	100%	100%
Laguna Buildings	Redmond, Washington	464,701	100%	100%
1515 S Street	Sacramento, California	348,881	100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377	75%	100%
Atrium on Bay	Toronto, Canada	1,079,870	86%	100%
Total for Directly-Owned Properties		5,013,867	93%
One Atlantic Center	Atlanta, Georgia	1,100,312	82%	30.95%
Three First National Plaza	Chicago, Illinois	1,419,079	92%	24.76%
333 West Wacker	Chicago, Illinois	841,621	90%	24.70%
One Shell Plaza	Houston, Texas	1,228,160	97%	15.47%
Two Shell Plaza	Houston, Texas	566,960	94%	15.47%
425 Lexington Avenue	New York, New York	700,034	100%	13.81%
499 Park Avenue	New York, New York	288,204	100%	13.81%
600 Lexington Avenue	New York, New York	281,072	100%	13.81%
Riverfront Plaza	Richmond, Virginia	949,873	99%	30.95%
525 B Street	San Diego, California	447,159	89%	30.95%
The KPMG Building	San Francisco, California	379,328	96%	30.95%
101 Second Street	San Francisco, California	388,370	99%	30.95%
720 Olive Way	Seattle, Washington	300,710	82%	24.70%
1200 19th Street	Washington, D.C.	234,718	100%	13.81%
Warner Center	Woodland Hills, California	808,274	98%	24.70%
Total for Core Fund Properties		9,933,874	94%
Total for All Properties		14,947,741	94%
__________

(1)
This percentage shows the effective ownership of the Operating Partnership in the properties listed. On February 28, 2007, Hines REIT owned a 97.30% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.70% interest in the Operating Partnership. We own interests in all of the properties other than those identified above as being owned 100% by us through our interest in the Core Fund, in which we owned an approximate 34.0% non-managing general partner interest as of February 28, 2007. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 91.0%.

Q:	Why do you invest in the Core Fund?

A:
We make investments in the Core Fund to provide Hines REIT the opportunity to invest with a number of institutional investors in the Core Fund into a portfolio of 15 high quality Class A office properties. Our investment in the Core Fund allows us to own an indirect interest in a diversified portfolio of Class A office buildings located in core markets such as New York City, Washington D.C., Atlanta, Houston, Chicago, San Francisco, San Diego and Seattle. Since the amount of capital required to acquire these types of buildings is substantial, we believe it would take us a significant amount of time, if ever, to be in a position to prudently acquire these types of buildings on our own. We believe that owning an indirect interest in the buildings owned by the Core Fund, together with the properties we acquire directly, will result in a more diversified and stable portfolio of real estate investments for our shareholders.

Q:	What investment or ownership interests does Hines or any of its affiliates have in the Company?

A:	Hines or its affiliates have the following investments and ownership interests in the Company:

•an investment of $10,000 for common shares of Hines REIT by Hines REIT Investor L.P., an affiliate of Hines;

•an investment of $10,200,000 in limited partnership interests of the Operating Partnership by Hines Real Estate Holdings Limited Partnership (“HREH”), an affiliate of Hines. This interest was subsequently transferred to another affiliate of Hines, Hines 2005 VS I LP; and

•an interest in the Operating Partnership, which is adjusted monthly in a manner intended to approximate the economic equivalent of the reinvestment by Hines of approximately one-half of what would otherwise be cash payments of acquisition fees and asset management fees. As of February 28, 2007, this interest represented a 1.51% interest in the Operating Partnership. Please see “The Operating Partnership — The Participation Interest” for a description of this interest.

Q:	What kind of offering is this?

A:
We are offering a maximum of $2,000,000,000 in our common shares to the public on a “best efforts” basis through Hines Real Estate Securities, Inc., an affiliate of Hines (the “Dealer Manager”), at an initial price of $10.40 per share. We are also offering up to $200,000,000 in our common shares to be issued pursuant to our dividend reinvestment plan at an initial price of $9.88 per share to those shareholders who elect to participate in such plan as described in this prospectus. Our board of directors may change the offering price of our shares, as well as the price for shares issued under our dividend reinvestment plan.

Q:	Who can buy shares?

A:	You can generally buy shares pursuant to this prospectus if you have either:

•a minimum annual gross income of at least $60,000 and a minimum net worth (not including home, furnishings and personal automobiles) of at least $60,000; or

•a minimum net worth (not including home, furnishings and personal automobiles) of at least $225,000.

However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum required investment?

A:
Yes. You must initially invest at least $2,500. Thereafter, subject to restrictions imposed by state law, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:
If you choose to purchase common shares in this offering, you will need to contact your registered broker-dealer or investment advisor and fill out a subscription agreement substantially in the form (or similar to the form) attached to this prospectus as Appendix A for a certain investment amount and pay for the shares at the time you subscribe.

Q:	If I buy shares, will I receive dividends and, if so, how often?

A:
We have paid regular quarterly dividends to our shareholders. We expect to declare and calculate dividends on a daily basis and aggregate and pay dividends on a quarterly basis. For more information regarding our dividend policy, please see “Prospectus Summary — Description of Capital Stock — Distribution Objectives.”

Q:	Are dividends I receive taxable?

A:
Yes and No. Generally, dividends that you receive will be considered ordinary income to the extent they are from current or accumulated earnings and profits for tax purposes. Because we anticipate that our dividends will exceed our taxable income, we expect a portion of your dividends will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your shares are sold or the Company is liquidated, at which time you will be taxed at capital gains rates on any gains. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor. You and your tax advisor should also review the section of this prospectus entitled “Material Tax Considerations.”

Q:	Do you have a dividend reinvestment plan?

A:
Yes, our dividend reinvestment plan allows shareholders to reinvest dividends for additional shares at a price initially set at $9.88 per share. The terms of this plan may, however, be amended or terminated by our board in its discretion upon at least 10 days’ notice.

Q:	How can I redeem my shares?

A:
We provide a share redemption program under which we may redeem shares, provided that the number of shares we may redeem under the program during any calendar year may not exceed, as of the date we commit to any redemption, 10% of our shares outstanding as of the same date in the prior calendar year. Please see “Risk Factors — Investment Risks — Your ability to redeem your shares is limited under our share redemption plan, and if you are able to redeem your shares, it may be at a price that is less than the then-current market value of the shares.”

Q:	What is your current share redemption price?

A:
Shares are currently redeemed at a price of $9.36 per share. Our board of directors may change this redemption price from time to time and may otherwise amend, suspend or terminate our share redemption program at any time upon at least 30 days’ notice.

Q:	What potential exit strategies may occur?

A:	We may consider and execute exit strategies at both the asset level and portfolio level. These exit strategies may consist of any of the following:

•disposition of individual properties;

•sale of a portion or all of our assets;

•a merger or other business combination; or

•a listing of our shares on a national exchange or for quotation on a national securities market.

Our board of directors will approve any such exit strategy only if it is deemed to be in the best interests of our shareholders.

Q:	Why have you not set a finite date for a liquidity event?

A:
Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions that are not necessarily in the best interests or within the expectations of our shareholders. Therefore, we believe it is more appropriate to allow us and our board of directors the flexibility to consider multiple options and not be obligated to execute a particular liquidity event by a set date.

Q:	How long will this offering last?

A:
We currently expect that this offering will terminate on June 19, 2008 (which is two years after the effective date of this prospectus). We reserve the right to terminate or extend this offering at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive periodic updates on the performance of your investment, including:

•four quarterly dividend statements;

•periodic prospectus supplements;

•an annual report;

•an annual Internal Revenue Service Form 1099-DIV, if required; and

•three quarterly financial reports.

We will provide this information to you via one or more of the following methods:

•U.S. mail or other courier;

•facsimile;

•electronic delivery; or

•posting on our web site, located at www.HinesREIT.com, along with any required notice.

Q:	When will I get my detailed tax information?

A:	We expect that we will send you your Form 1099-DIV tax information by January 31 of each year.

Q:	Who is your transfer agent?

A:	Our transfer agent is Trust Company of America, Inc.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Hines Real Estate Securities, Inc.
2800 Post Oak Boulevard, Suite 4700
Houston, Texas 77056-6118
Telephone: (888) 446-3773

If you have questions regarding our assets and operations, you should contact us at:

Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Telephone: (888) 220-6121
Web site: www.HinesREIT.com

PROSPECTUS SUMMARY

This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. You should read and consider this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any common shares offered by this prospectus. We include a glossary of some of the terms used in this prospectus beginning on page 181.

Hines Real Estate Investment Trust, Inc.

Hines REIT, a Maryland corporation, was formed on August 5, 2003 primarily for the purpose of engaging in the business of investing in and owning interests in real estate. We have invested and intend to continue to invest primarily in institutional-quality office properties located throughout the United States. As of February 28, 2007, we owned interests in 24 institutional-quality office properties in 17 cities across the United States and one mixed-use office and retail complex in Toronto, Canada. We may invest in other real estate investments, including additional properties located outside of the United States, non-office properties, mortgage loans and ground leases. Please see “Investment Objectives and Policies with Respect to Certain Activities — Acquisition and Investment Policies” for a more detailed description of our acquisition and investment policies and procedures.

We have qualified and intend to continue to operate as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute at least 90% of their annual ordinary taxable income.

Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Our web site is www.HinesREIT.com.

Our Board

We operate under the direction of our board of directors, which has a fiduciary duty to act in the best interest of our shareholders. Our board of directors approves each investment recommended by our Advisor and oversees our operations. We currently have five directors, three of whom are independent directors. Our directors are elected annually by our shareholders. Our three independent directors serve on the conflicts committee of our board of directors, and this committee is required to review and approve all matters the board believes may involve a conflict of interest between us and Hines or its affiliates.

Our Advisor

Our Advisor, who manages our day-to-day operations, is an affiliate of Hines. The Advisor is responsible for identifying potential investments, acquiring real estate investments, structuring and negotiating financings, portfolio management, executing asset dispositions, financial reporting, public reporting and other regulatory compliance, investor relations and other administrative functions. The Advisor may contract with other Hines entities to perform these functions.

Our Property Manager

Hines is responsible for the day-to-day operation and management of our real estate properties. Services provided or managed by Hines may include tenant relations, tenant marketing and leasing, lease negotiation and administration, tenant construction, property maintenance and repairs, property refurbishment and renovation, energy management, security, risk management, parking management, financial budgeting and accounting.

Our Structure

The following chart illustrates our general structure and our management relationship with Hines and its affiliates as of February 28, 2007:

Entities wholly-owned by Gerald D. Hines and Jeffrey C. Hines
100%
Hines Interests Limited Partnership (Hines)
Public Shareholders
Sole Member
HALP Advisors GP LLC
Limited Partner
Hines Real Estate Investment Trust, Inc.
Indirectly owned 100% by Jeffrey C. Hines
General Partner
Hines Advisors Limited Partnership (the Advisor)
100% Indirect Ownership
Limited Partner (1.19%)
Hines 2005 VS I LP
General Partner (97.30%)
Participation Interest (1.51%)
Hines REIT Properties, L.P. (the Operating Partnership)
HALP Associates Limited Partnership
100% Indirect Ownership
Non-managing General Partner (34.02%)
Direct Real Estate Investments
Hines-Sumisei U.S. Core Office Fund, L.P. (the Core Fund)

Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

Our Advisor and its affiliates will receive substantial fees in connection with this offering and our operations. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments by the Company payable directly to Hines and its affiliates in connection with this offering and our operations.

Type and Recipient	Description and Method of Computation	Estimated Maximum (Based on $2,200,000,000 in Shares)(1)
	Organizational and Offering Activities(2)
Selling Commissions the Dealer Manager	Up to 7.0% of gross offering proceeds,	$140,000,000
	excluding proceeds from our dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers.(3)
Dealer-Manager Fee — the Dealer	Up to 2.2% of gross offering proceeds,	$44,000,000
Manager	excluding proceeds from our dividend reinvestment plan, a portion of which may be reallowed to selected participating broker-dealers.(4)
Reimbursement of Organization and	Reimbursement of actual expenses	$36,739,000
Offering Expenses — the Advisor
incurred in connection with our organization and this offering by the Advisor, Dealer Manager and their affiliates. We expect such reimbursement to be approximately 1.7% of gross offering proceeds if we raise the maximum offering amount in this offering.(5)

Investment Activities(6)
Acquisition Fee — the Advisor	0.50% of (i) the purchase price of	$9,808,033(7)

real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.

Participation Interest in the Operating Partnership — HALP Associates Limited Partnership
A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(8)
		Not determinable at this time(9)
Operational Activities
Asset Management Fee — the Advisor	0.0625% per month of the net equity capital we have invested in real estate investments at the end of each month.	Not determinable at this time(9)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership
A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(8)
		Not determinable at this time(9)
Expense Reimbursements in connection with our administration — the Advisor	Reimbursement of actual expenses incurred on an ongoing basis.(10)	Not determinable at this time

Property Management Fee — Hines
The lesser of (i) 2.5% of annual gross revenues received from the property, or (ii) the amount of management fees recoverable from tenants under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties.
Not determinable at this time
Leasing Fee — Hines	1.5% of gross revenues payable over the term of each executed lease, including any amendment, renewal, extension, expansion or similar event if Hines is our primary leasing agent.	Not determinable at this time
Tenant Construction Management Fees — Hines	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines if the related services are provided by off-site employees.(11)	Not determinable at this time
Re-development Construction Management Fees — Hines	2.5% of total project costs relating to the re- development, plus direct costs incurred by Hines in connection with providing the related services.	Not determinable at this time
Expense Reimbursements — Hines	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(12)	Not determinable at this time
Disposition and Liquidation
Disposition Fee	No disposition fee will be paid to the Advisor or its affiliates in connection with disposition of our investments.(13)	Not applicable
Incentive Fee	No incentive fee will be paid to the Advisor or its affiliates in connection with the sale of assets, liquidation or listing of our shares.	Not applicable
__________

(1)	Assumes we sell the maximum of $2,000,000,000 in shares in our primary offering and issue $200,000,000 in shares under our dividend reinvestment plan pursuant to this offering.

(2)
The total compensation and expense reimbursements related to our organizational and offering activities, which include selling commissions, the dealer-manager fee and our organization and offering expenses, will not exceed 15% of the proceeds raised in this offering.

(3)
Commissions may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table, we have not assumed any such discounts or waivers.

(4)
The Dealer Manager will not receive the dealer-manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus. The dealer-manager fee may be waived for certain large investments as further described in the “Plan of Distribution” section of this prospectus. For purposes of this table, we have not assumed any such waivers.

(5)
We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses, other than selling commissions and the dealer-manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees and employees of the Advisor’s affiliates in connection with registering and to facilitate the marketing of the shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses related to the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. If the aggregate of the selling commissions, the dealer-manager fee and all organization and offering expenses exceed 15% of the proceeds raised in this offering, our Advisor or its affiliates will pay any excess organization and offering costs over this limit, and we will have no liability for such excess expenses. To the extent our organizational and offering expenses exceed our estimate, our Advisor can be reimbursed for additional amounts which, when added to selling commissions and the dealer-manager fee, could total up to 15% of the proceeds raised in this offering.

(6)
The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit. Tenant construction management fees and re- development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased  property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(7)
For purposes of this table we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $2,200,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,519,339. Some of these fees may be payable out of the proceeds of such borrowings.

(8)
Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. The component of the increase in the Participation Interest attributable to investment activities will be included in the definition of acquisition fees and will therefore be included in the 6.0% limitation calculation described above in footnote 6. In addition, the component of the increase in the Participation Interest attributable to operational activities will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 10.

(9)
In connection with both the asset management fee and the corresponding increase in the Participation Interest, the percentage itself on an annual basis would equal 0.75%, or 1.5% on a combined basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity capital we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentage) of either of these items on an annual basis.

(10)
The Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by accounting principles generally accepted in the United States, or U.S. GAAP, except certain expenses identified in our articles of incorporation. The expenses identified by our articles of incorporation as excluded from operating expenses include: (i) expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) amounts paid as partnership distributions of the Operating Partnership; and (iv) all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” for a detailed description of these expenses.

(11)	These fees relate to construction management services for improvements and build-outs to tenant space.

(12)
Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. Reimbursement of these personnel and overhead expenses will be limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per rentable square foot limitation within the applicable property. This per rentable square foot limitation is $0.235 in 2007, and the limitation will be increased on January 1 of each year based on the consumer price index. Periodically, an affiliate of Hines may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property. For example, an affiliate of Hines manages a parking garage and another affiliate of Hines provides security at the Shell Buildings.

(13)	The Company will not pay a real estate commission to Hines or an affiliate of Hines upon the sale of properties, unless such payment is approved by our independent directors.

In addition, we pay our independent directors certain fees, reimburse independent directors for out-of-pocket expenses incurred in connection with attendance at board or committee meetings and award independent directors common shares under our Employee and Director Incentive Share Plan. Please see “Management — Compensation of Directors.” We will pay no fees or compensation to the Core Fund, its general partner or advisor. All fees and compensation paid to the Core Fund, its general partner or its advisor will be paid or borne solely by limited partners in the Core Fund.

For a more complete description of all of the fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates, please see the “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” section of this prospectus. Subject to limitations in our articles of incorporation, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by our independent directors.

Description of Capital Stock

Distribution Objectives

In order to qualify as a REIT for federal income tax purposes, we must distribute at least 90% of our taxable income (excluding capital gains) to our shareholders. We intend, although we are not legally obligated, to continue to make regular quarterly distributions to holders of our common shares at least at the level required to maintain our REIT status unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, which is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code.

We declare distributions to our shareholders as of daily record dates and aggregate and pay such distributions quarterly. From the date we commenced business operations through June 30, 2006, our board of directors declared distributions equal to $0.00164384 per share, per day. From July 1, 2006 through April 30, 2007, our board of directors declared distributions equal to $0.00170959 per share, per day. Please see “Description of Capital Stock — Distribution Objectives.”

Dividend Reinvestment Plan

You may participate in our dividend reinvestment plan, pursuant to which you may have your dividends reinvested in additional whole or fractional common shares at an initial price of $9.88 per share. If you participate in the dividend reinvestment plan and are subject to federal income taxation, you may incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested in common shares. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely solely on sources of funds other than our dividends in order to pay your taxes. A majority of our board of directors may change the per-share purchase price or otherwise amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ prior written notice to plan participants. Please see the “Description of Capital Stock — Dividend Reinvestment Plan” section of this prospectus for further explanation of our dividend reinvestment plan, a complete copy of which is included as Appendix B to this prospectus.

Share Redemption Program

An investment in our common shares should be made as a long-term investment which is consistent with our acquisition and investment policies and strategies. We offer a share redemption program that may allow shareholders to redeem shares subject to various limitations and restrictions discussed more fully in the “Description of Capital Stock — Share Redemption Program” portion of this prospectus. No fees will be paid to Hines in connection with any redemptions. Our board of directors may terminate, suspend or amend the share redemption program upon 30 days’ written notice without shareholder approval.

After you have held your shares for a minimum of one year, our share redemption program will provide you with the ability to redeem all or a portion of your shares, subject to certain restrictions and limitations. We intend to allow redemptions of our shares on a quarterly basis to the extent we have sufficient available cash to do so. During any calendar year, the number of shares we may redeem under the program may not exceed, as of the date we commit to any redemption, 10% of our shares outstanding as of the same date of the prior calendar year. We may, but are not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs, including proceeds from our dividend reinvestment plan, securities offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or financings.

Shares will be redeemed at a price of $9.36 per share beginning on the effective date of this offering. Our board of directors may adjust the per share redemption price from time to time upon 30 days’ notice based on the then-current estimated net asset value of our real estate portfolio at the time of the adjustment and such other factors as it deems appropriate, including the then-current offering price of our shares (if any), our then-current dividend reinvestment plan price and general market conditions. You may withdraw your request to have your shares redeemed in accordance with the terms of the program. In addition, we may waive the one-year holding period requirement and the annual limitation in connection with redemption requests made after the death or disability of a shareholder. As a result of these restrictions, you should not assume that you will be able to redeem all or a portion of your shares. Please see “Description of Capital Stock — Share Redemption Program” for further explanation of our share redemption program.

RISK FACTORS

You should carefully read and consider the risks described below, together with all other information in this prospectus, before you decide to buy our common shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If certain of the following risks actually occur, our results of operations and ability to pay dividends would likely suffer materially or could be eliminated entirely. As a result, the value of our common shares may decline, and you could lose all or part of the money you paid to buy our common shares.

Investment Risks

There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There is no public market for our common shares, and we do not expect one to develop. We currently have no plans to list our shares on a national securities exchange or over-the-counter market, or to include our shares for quotation on any national securities market. Additionally, our articles of incorporation contain restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have a share redemption program, but it is limited in terms of the amount of shares that may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program upon 30 days’ written notice. It may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay selling commissions, the dealer-manager fee, organization and offering expenses and acquisition fees in connection with our public offerings. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share redemption program or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective shareholders should consider our common shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restrictions on Transfer” herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

Your ability to redeem your shares is limited under our share redemption program, and if you are able to redeem your shares, it may be at a price that is less than the then-current market value of the shares.

Even though our share redemption program may provide you with a limited opportunity to redeem your shares after you have held them for a period of one year, you should understand that our share redemption program contains significant restrictions and limitations. We expect to redeem shares to the extent our board determines we have sufficient available cash to do so subject to the annual limitation on the number of shares we can redeem set forth in our share redemption program. Please see “Description of Capital Stock — Share Redemption Program.” Further, if at any time all tendered shares are not redeemed, shares will be redeemed on a pro rata basis. The Company may, but is not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs, including proceeds from our dividend reinvestment plan, securities offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or financings. Our board of directors reserves the right to amend, suspend or terminate the share redemption program at any time in its discretion upon 30 days’ written notice. Shares are currently redeemed at a price of $9.36 per share. However, our board of directors may change the redemption price from time to time upon 30 days’ written notice based on the then-current estimated net asset value of our real estate portfolio at the time of the adjustment and such other factors as it deems appropriate, including the then-current offering price of our shares (if any), our then- current dividend reinvestment plan price and general market conditions. The methodology used in determining the redemption price is subject to a number of limitations and to a number of assumptions and estimates which may or may not be accurate or complete. The redemption price may not be indicative of the price our shareholders would receive if our shares were actively traded or if we were liquidated. Therefore, in making a decision to purchase common shares, you should not assume that you will be able to sell all or any portion of your shares back to us pursuant to our share redemption program or at a price that reflects the then-current market value of the shares.

Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose some or all of your investment.

By owning our shares, shareholders will be subjected to significant risks associated with owning and operating real estate. The performance of your investment in Hines REIT will be subject to such risks, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing;

•	changes in property level operating expenses due to inflation; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

Please see the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures About Market Risk” for additional information on interest rate risks. If our assets decrease in value, the value of your investment will likewise decrease, and you could lose some or all of your investment.

You will not have the benefit of an independent due diligence review in connection with this offering.

Because the Advisor and our Dealer Manager are affiliates of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

We have invested a significant percentage of our total current investments, and we may invest a significant percentage of the net proceeds of this offering, in the Core Fund. Because of our current and possible future Core Fund investments, it is likely that Hines affiliates will retain significant control over a significant percentage of our investments even if our independent directors remove our Advisor.

While a majority of our independent directors may remove our Advisor upon 60 days’ written notice, our independent directors cannot unilaterally remove the managing general partner of the Core Fund, which is also an affiliate of Hines. We have substantial investments in the Core Fund and may invest a significant percentage of the proceeds from this offering in the Core Fund. Because of our current Core Fund investments and because our ability to remove the managing general partner of the Core Fund is limited, it is likely that an affiliate of Hines will maintain a substantial degree of control over a significant percentage of our investments despite the removal of our Advisor by our independent directors. Any additional investments by us in the Core Fund will contribute to this risk. Please see “Our Real Estate Investments — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement” for a description of the procedures for removing the managing general partner of the Core Fund. In addition, our ability to redeem any investment we hold in the Core Fund is limited. Please see “— Business and Real Estate Risks — Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions” for more information regarding our ability to redeem any investments in the Core Fund.

The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to our Advisor, Dealer Manager and Property Manager for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, and the Property Management and Leasing Agreement. We cannot assure you that a third party unaffiliated with Hines would not be able and willing to provide such services to us at a lower price.

You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest,such as the Core Fund.

Our board of directors and the Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering, and we have not definitively identified investments that we will make with all of the proceeds of this offering. We are therefore generally unable to provide you with information to evaluate our potential investments with the proceeds of this offering prior to your purchase of our shares. Regarding our investments other than those we currently hold or have committed to make, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning such investments. Further, we may not have the opportunity to evaluate and/or approve properties acquired or other investments made by entities in which we invest, such as the Core Fund. You will likewise have no opportunity to evaluate future transactions completed and properties acquired by the Core Fund. You must rely on our board of directors and the Advisor to evaluate our investment opportunities, and we are subject to the risk that our board and/or the Advisor may not be able to achieve our objectives, will make unwise decisions or will make decisions that are not in our best interest because of conflicts of interest. We may be subject to similar risks in relation to investments made by entities in which we acquire an interest but do not control, such as the Core Fund. Please see the risks discussed under “— Potential Conflicts of Interest Risks” below.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering.

Our common shares are being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our common shares in this offering. Additionally, no minimum amount must be raised prior to the release of proceeds to the Company and no proceeds will be placed in escrow. Funds paid by an investor will be immediately available for use by the Company upon our acceptance of a subscription agreement. We are subject to the risk that fewer than all of the shares we are offering will be sold. If we are only able to sell a limited number of shares, we will make fewer investments, resulting in less diversification in terms of the number and types of investments we own and the geographic regions in which our investments are located.

If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares.

We incur certain fixed operating expenses in connection with our operations, such as costs incurred to secure insurance for our directors and officers, regardless of our size. To the extent we sell fewer than the maximum number of shares offered by this prospectus, these expenses will represent a greater percentage of our gross income and, correspondingly, will have a greater proportionate adverse impact on our ability to pay dividends to you.

The offering price of our common shares may not be indicative of the price at which our shares would trade if they were actively traded.

Our board of directors determined the selling price of our common shares based upon a number of factors, and there are no established criteria for valuing issued or outstanding shares. Please see “Plan of Distribution.” Therefore, our offering price may not be indicative of either the price at which our shares would trade if they were listed on an exchange or actively traded by brokers or of the proceeds that a shareholder would receive if we were liquidated or dissolved.

Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares.

Hines REIT owned a 97.30% general partner interest in the Operating Partnership as of February 28, 2007. HALP Associates Limited Partnership owns a Participation Interest in the Operating Partnership, which was issued as consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. This interest in the Operating Partnership, as well as the number of shares into which it may be converted, increases on a monthly basis. As of February 28, 2007, the percentage interest in the Operating Partnership attributable to the Participation Interest was 1.51%, and such interest was convertible into approximately 1.4 million common shares, subject to the fulfillment of certain conditions. The Participation Interest will increase to the extent leverage is used because the use of leverage will allow the Company to acquire more assets. Please see “The Operating Partnership — The Participation Interest” for a summary of this interest. Each increase in this interest will dilute your indirect investment in the Operating Partnership and, accordingly, reduce the amount of dividends that would otherwise be payable to you in the future. Please see “The Operating Partnership — Hypothetical Impact of the Participation Interest.”

Additionally, shareholders do not have preemptive rights to acquire any shares issued by us in the future. Therefore, investors purchasing our common shares in this offering may experience dilution of their equity investment if we:

•
sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan and shares issued to our officers and directors or employees of the Advisor and its affiliates under our Employee and Director Incentive Share Plan;

•	sell securities that are convertible into shares, such as interests in the Operating Partnership;

•	issue shares in a private offering;

•	issue common shares upon the exercise of options granted to our independent directors, or employees of the Company or the Advisor; or

•	issue shares to sellers of properties acquired by us in connection with an exchange of partnership units from the Operating Partnership.

The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.

In the event of a merger in which we are not the surviving entity, and pursuant to which our Advisory Agreement is terminated under certain circumstances, Hines and its affiliates may require the Operating Partnership to purchase all or a portion of the Participation Interest and any interest in the Operating Partnership, or OP Units, that they hold at any time thereafter for cash, or our shares, as determined by the seller. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor.” The Participation Interest increases on a monthly basis and as the percentage interest in the Operating Partnership attributable to this interest increases, these rights may deter transactions that could result in a merger in which we are not the survivor. This deterrence may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to acquire us through a merger.

The Participation Interest would increase at a faster rate with frequent dispositions of properties followed by acquisitions using proceeds from such dispositions.

A component of the Participation Interest is intended to approximate an increased interest in the Operating Partnership based on a percentage of the cost of our investments or acquisitions. Because the interest in the Operating Partnership represented by the Participation Interest increases with each acquisition we make, if we frequently sell assets and reinvest the proceeds of such dispositions, the Participation Interest would increase at a faster rate than it would if we acquired assets and held them for an extended period. Likewise, if we frequently sell assets and reinvest the proceeds of such dispositions, our Advisor will earn additional cash acquisition fees.

Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.

Under our Advisory Agreement, if the Company is not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Participation Interest or OP Units then held by such entities. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor.” The purchase price will be based on the net asset value of the Operating Partnership and payable in cash, or our shares, as determined by the seller. If the termination of the Advisory Agreement would result in the Company not being advised by an affiliate of Hines, and if the amount necessary to purchase Hines’ interest in the Operating Partnership is substantial, these rights could discourage or deter us from terminating the Advisory Agreement under circumstances in which we would otherwise do so.

We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of the common shares issued pursuant to this offering.

We may issue, without shareholder approval, preferred shares or a class or series of common shares with rights that could adversely affect the holders of the common shares issued in this offering. Upon the affirmative vote of a majority of our directors (including a majority of our independent directors), our articles of incorporation authorize our board of directors (without any further action by our shareholders) to issue preferred shares or common shares in one or more class or series, and to fix the voting rights (subject to certain limitations), liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such class or series of shares. In addition, a majority of our independent directors must approve the issuance of preferred shares to our Advisor or one of its affiliates. If we ever create and issue preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and/or

•	the removal of incumbent management.

We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company.

We are not, and the Core Fund is not, registered as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Investment companies subject to this act are required to comply with a variety of substantive requirements such as requirements relating to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

Many of these requirements are intended to provide benefits or protections to security holders of investment companies. Because we do not expect to be subject to these requirements, you will not be entitled to these benefits or protections.

In order to operate in a manner to avoid being required to register as an investment company we may be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire interests in companies or entities that we would otherwise want to acquire. The operations of the Core Fund may likewise be limited in order for the Core Fund to avoid being required to register as an investment company.

If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return.

We do not expect to operate as an “investment company” under the Investment Company Act. However, the analysis relating to whether a company qualifies as an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under this Act and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. It is possible that many, if not all, of our interests in real estate may be held through other entities, and some or all of these interests in other entities could be deemed to be investment securities.

If we held investment securities and the value of these securities exceeded 40% of the value of our total assets we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations. Please see “— We are not registered as an investment company under the Investment Company Act and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company.” The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and your investment return.

The Operating Partnership holds a general partner interest in the Core Fund. We believe, based on an opinion from our counsel Baker Botts L.L.P., that this general partner interest should not be deemed to be a “security” under the Investment Company Act. If, however, this general partner interest is determined to be a security under this Act, the Operating Partnership’s interest in the Core Fund could be deemed to be an “investment security” and if, under such circumstances, the value of this interest exceeds 40% of the value of its total assets, the Operating Partnership could be deemed to be an investment company. Because Hines REIT’s sole asset is a general partner interest in the Operating Partnership, Hines REIT may be subject to a similar risk.

If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Our investment in the Core Fund is subject to the risks described in this risk factor as the Core Fund will need to operate in a manner to avoid qualifying as an investment company as well. If the Core Fund is required to register as an investment company, the extra costs and expenses and limitations on operations resulting from such as described above could adversely impact the Core Fund’s operations, which would indirectly reduce your investment return.

The ownership limit in our articles of incorporation may discourage a takeover attempt.

Our articles of incorporation provide that no holder of shares, other than Hines, affiliates of Hines or any other person to whom our board of directors grants an exemption, may directly or indirectly own more than 9.9% of the number or value of the outstanding shares of any class or series of our outstanding securities. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our shareholders, and thus may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of 9.9% in number or value of the outstanding common shares or otherwise to effect a change of control in us. Please see the “Description of Capital Stock — Restrictions on Transfer” section of this prospectus for additional information regarding the restrictions on transfer of our common shares.

We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations.

Provisions of the Maryland General Corporation Law prohibit business combinations unless prior approval of the board of directors is obtained before the person seeking the combination became an interested shareholder, with:

•	any person who beneficially owns 10% or more of the voting power of our outstanding shares;

•
any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (an “interested shareholder”); or

•	an affiliate of an interested shareholder.

These prohibitions are intended to prevent a change of control by interested shareholders who do not have the support of our board of directors. Because our articles of incorporation contain limitations on ownership of 9.9% or more of our common shares by a shareholder other than Hines or an affiliate of Hines, we opted out of the business combinations statute in our articles of incorporation. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles of incorporation will provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested shareholder.

Business and Real Estate Risks

Any indirect investment we make will be consistent with the investment objectives and policies described in this prospectus and will, therefore, be subject to similar business and real estate risks. The Core Fund, which has investment objectives and policies similar to ours, is subject to many of the same business and real estate risks as we are. For example, the Core Fund:

•	may not have sufficient available funds to make distributions;

•	expects to acquire additional properties in the future which, if unsuccessful, could affect our ability to pay dividends to our shareholders;

•	will be subject to risks as a result of joint ownership of real estate with Hines and other Hines programs or third parties;

•
intends to use borrowings to partially fund acquisitions, which may result in foreclosures and unexpected debt-service requirements and indirectly negatively affect our ability to pay dividends to our shareholders;

•	is also dependent upon Hines and its key employees for its success;

•	also operates in a competitive business with competitors who have significant financial resources and operational flexibility;

•	may not have funding or capital resources for future tenant improvements;

•	depends on its tenants for its revenue and relies on certain significant tenants;

•	is subject to risks associated with terrorism, uninsured losses and high insurance costs;

•	will be affected by general economic and regulatory factors it cannot control or predict;

•	will make illiquid investments and be subject to general economic and regulatory factors, including environmental laws, which it cannot control or predict; and

•	will be subject to property taxes and operating expenses that may increase.

To the extent the operations and ability of the Core Fund, or any other entity through which we indirectly invest in real estate, to make distributions is adversely affected by any of these risks, our operations and ability to pay dividends to you will be adversely affected.

We are different in some respects from other programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.

We are Hines’ only publicly-offered investment program and one of Hines’ first REITs. Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations that govern us, including reporting requirements under the federal securities laws and tax and other regulations applicable to REITs. A significant portion of Hines’ other programs and investments also involve development projects. Although we are not prohibited from participating in development projects, we currently have no plans to do so. This is also the first program sponsored by Hines with investment objectives permitting the making and purchasing of mortgage loans and participations in mortgage loans, and Hines does not have experience making such investments.

The past performance of other programs sponsored by Hines may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations previously conducted by Hines. You should not rely on the past performance of other programs or investments sponsored by Hines to predict or as an indication of our future performance.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties. For example, as of February 28, 2007, approximately 19% of our portfolio consists of properties located in Chicago, and consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in that market.

Delays in purchasing properties with proceeds received from this offering may result in a lower rate of return to investors.

As of the date of this prospectus we have not identified specific properties we will purchase with all of the proceeds of this offering. Because we are conducting this offering on a “best efforts” basis over several months, our ability to locate and commit to purchase specific properties will be partially dependent on our ability to raise sufficient funds for such acquisitions. We may be substantially delayed in making investments due to delays in the sale of our common shares, delays in negotiating or obtaining the necessary purchase documentation, delays in locating suitable investments or other factors. We expect to invest proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds in our operations. We expect that the income we earn on these temporary investments will not be substantial. Therefore, delays in investing proceeds we raise from this offering could impact our ability to generate cash flow for distributions.

If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The commercial real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. We and the Core Fund have recently purchased assets, and to the extent either of us purchases real estate in the future in such an environment, we are subject to the risks that the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases. If any of these circumstances occur or the values of our investments are otherwise negatively affected, our returns will be lower.

In our initial quarters of operations, dividends we paid to our shareholders were partially funded with advances or borrowings from our Advisor. We may use similar advances or borrowings from our Advisor in the future to fund dividends to our shareholders. We cannot assure you that in the future we will be able to achieve cash flows necessary to repay such advances or borrowings and pay dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all.

We cannot assure you that we will be able to continue paying dividends to our shareholders at our historical per-share amounts, or that the dividends we pay will not decrease or be eliminated in the future. In our initial quarters of operations, the distributions we received from the Core Fund and our net cash flow provided by or used in operating activities (before the payments of cash acquisition fees to our Advisor, which we fund with net offering proceeds) were insufficient to fund our distributions to shareholders and minority interests. As a result, our Advisor advanced funds to us to enable us to partially fund our dividends, and our Advisor deferred, and in some cases forgave, the reimbursement of such advances. As of April 1, 2007, other than with respect to amounts previously forgiven, we have reimbursed our Advisor for these advances. Our Advisor is under no obligation to advance funds to us in the future. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources — Uses of Funds — Distributions.”

If our Advisor were to refuse to advance funds to cover our expenses in the future, our ability to pay dividends to our shareholders could be adversely affected, and we may be unable to pay dividends to our shareholders, or such dividends could decrease significantly. In addition, our Advisor may make loans or advances to us in order to allow us to pay future dividends to our shareholders. The ultimate repayment of this liability could adversely impact our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.

We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements.

In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain dividends paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years.

We expect our income, if any, to consist almost solely of our share of the Operating Partnership’s income, and the cash available for the payment of dividends by us to our shareholders will consist of our share of cash distributions made by the Operating Partnership. As the general partner of the Operating Partnership, we will determine the amount of any distributions made by the Operating Partnership. However, we must consider a number of factors in making such distributions, including:

•	the amount of the cash available for distribution;

•	the impact of such distribution on other partners of the Operating Partnership;

•	the Operating Partnership’s financial condition;

•	the Operating Partnership’s capital expenditure requirements and reserves therefor; and

•	the annual distribution requirements contained in the Code necessary to qualify and maintain our qualification as a REIT.

Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures, the creation of reserves, the use of cash to purchase shares under our share redemption program or required debt amortization payments, could result in our having taxable income that exceeds cash available for distribution.

In view of the foregoing, we may be unable to meet the REIT minimum distribution requirements and/or avoid the 4% excise tax described above. In certain cases, we may decide to borrow funds in order to meet the REIT minimum distribution and/or avoid the 4% excise tax even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

We expect to acquire additional properties in the future, which, if unsuccessful,could adversely impact our ability to pay dividends to our shareholders.

We expect to acquire interests in additional properties in the future with the proceeds of this offering. We also expect that the Core Fund will acquire properties in the future. The acquisition of properties, or interests in properties by us or the Core Fund, will subject us to risks associated with owning and/or managing new properties, including tenant retention and tenant defaults of lease obligations. Specific examples of risks that could relate to acquisitions include:

•	risks that investments will fail to perform in accordance with our expectations because of conditions or liabilities we did not know about at the time of acquisition;

•
risks that projections or estimates we made with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate; and

•	general investment risks associated with any real estate investment.

We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties.

We have invested in properties and assets jointly with other Hines programs and may invest jointly with other third parties. We may also purchase or develop properties in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines affiliates, the sellers of the properties, developers or similar persons. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present with other methods of owing real estate. Examples of these risks include:

•	the possibility that our partners or co-investors might become insolvent or bankrupt;

•
that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	the possibility that we may incur liabilities as the result of actions taken by our partner or co-investor; or

•
that such partners or co-investors may be in a position to take actions contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Hines affiliates may also entail conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” for a description of these risks.

Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions.

The Core Fund is not obligated to redeem the interests of any of its investors, including us, prior to 2008. Please see “Our Real Estate Investments — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement.” Additionally, after the Core Fund begins redeeming interests, it will only redeem up to 10% of its outstanding interests during any calendar year and the managing general partner of the Core Fund may limit redemptions as a result of certain tax and other regulatory considerations. We may not be able to exit the Core Fund or liquidate all or a portion of our interest in the Core Fund. Please see the risk factor captioned “— If the Core Fund is forced to sell its assets to satisfy mandatory redemption requirements, our investments in the Core Fund may be materially adversely affected” below.

If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.

The Core Fund owns several buildings together with certain independent pension plans and funds (the “Institutional Co-Investors”) that are advised by General Motors Investment Management Corporation (the “Institutional Co-Investor Advisor”). Each entity formed to hold these buildings is required to redeem the interests held by the Institutional Co-Investors in such entity at dates ranging from August 19, 2012 to October 2, 2018. Please see “Our Real Estate Investments — Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor — Redemption Right” for a summary of these rights. Additionally, the Institutional Co-Investor Advisor is entitled to co-investment rights for real estate assets in which the Core Fund invests. For each asset in which Institutional Co-Investors acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Core Fund will establish a three-year period ending no later than the twelfth anniversary of the date the asset is acquired during which the entity through which those Institutional Co-Investors co-invest in such asset will redeem such Institutional Co-Investors’ interests in such entity, unless the Institutional Co-Investors elect to extend such period. The Institutional Co-Investor Advisor also has certain buy/sell rights in entities in which the Institutional Co-Investors have co-invested with the Core Fund. Additionally, certain other investors in the Core Fund have rights to seek a redemption of their interest in the Core Fund under certain circumstances.

We cannot assure you that the Core Fund will have capital available on favorable terms or at all to fund the redemption of the Institutional Co-Investors’ interest under these circumstances. If the Core Fund is not able to raise additional capital to meet such mandatory redemption requirements, the Core Fund may be required sell assets that it would otherwise elect to retain or sell assets or otherwise raise capital on less than favorable terms or at a time when it would not otherwise do so. If the Core Fund is forced to sell any of its assets under such circumstances, the disposition of such assets could materially adversely impact the Core Fund’s operations and ability to make distributions to us and, consequently, our investment in the Core Fund.

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.

In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may acquire a general partner interest in the form of a non-managing general partner interest. For example, our interest in the Core Fund is in the form of a non-managing general partner interest. As a non-managing general partner, we are potentially liable for all liabilities of the partnership without having the same rights of management or control over the operation of the partnership as the managing general partner. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions. If we do not have sufficient capital resources from such financings, our growth may be limited.

In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new investments. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use debt and equity financing for such acquisitions because of our inability to retain significant earnings. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments and expand our operations will be adversely affected.

Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing,both of which could have an adverse impact on our operations and cash flow.

We intend to rely in part on borrowings under our credit facilities and other external sources of financing to fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risk that our cash flow will not be sufficient to cover required debt service payments.

If we cannot meet our required debt obligations, the property or properties subject to indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to the Company. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and dividend payments.

We have acquired and may acquire various financial instruments for purposes of“hedging” or reducing our risks, which may be costly and ineffective and will reduce our cash available for distribution to our shareholders.

Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase the loss to our company. Further, hedging transactions may reduce cash available for distribution to our shareholders.

Our success will be dependent on the performance of Hines as well as key employees of Hines.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Hines and its affiliates as well as key employees of Hines in the discovery and acquisition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. Our board of directors and our Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely on the management ability of Hines and the oversight of our board of directors as well as the management of any entities or ventures in which we invest. If Hines (or any of its key employees) suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, the ability of Hines and its affiliates to allocate time and/or resources to our operations may be adversely affected. If Hines is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations would be adversely impacted. Please see “— Potential Conflicts of Interest Risks — Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.” The Core Fund is also managed by an affiliate of Hines. Its performance and success is also dependent on Hines and the Core Fund is likewise subject to these risks.

We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.

Numerous real estate companies that operate in the markets in which we operate or may operate in the future will compete with us in acquiring office and other properties and obtaining creditworthy tenants to occupy such properties. Such competition could adversely affect our business. There are numerous real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking investments and tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower our occupancy rates and the rent we may charge tenants.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

We expect that rental income from real property will, directly or indirectly, constitute substantially all of our income. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Please see “Our Real Estate Investments” for information about tenants at some of our larger properties. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing mortgages we may own. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

The bankruptcy or insolvency of a major tenant would adversely impact our operations and our ability to pay dividends.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants would have an adverse impact on our income and our ability to pay dividends. Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, we will lose future rent under the lease and our claim for past due amounts owing under the lease (absent collateral securing the claim) will be treated as a general unsecured claim and may be subject to certain limitations. General unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims.

Uninsured losses relating to real property may adversely impact the value of our portfolio.

We attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters.

We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, any such uninsured losses. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damage to a property.

We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.

We may not be able either to obtain certain desirable types of insurance coverage, such as terrorism insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may inhibit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance make it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment in our shares. Such attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Hines has historically owned and managed office properties, generally in major metropolitan or suburban areas. We have also invested and expect that we will continue to invest in such properties. For example, the Core Fund owns interests in properties located in New York City and Washington, D.C. We and the Core Fund also own buildings in the central business districts of other major metropolitan cities. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. We intend to obtain terrorism insurance, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by tenants, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our shareholders.

Our operations will be directly affected by general economic and regulatory factors we cannot control or predict.

One of the risks of investing in real estate is the possibility that our properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other investments. A significant number of the properties in which we own an interest and expect to acquire are office buildings located in major metropolitan or suburban areas. Please see the “Our Real Estate Investments” section of this prospectus. These types of properties, and the tenants that lease space in such properties, may be impacted to a greater extent by a national economic slowdown or disruption when compared to other types of properties such as residential and retail properties. The following factors may affect income from such properties, our ability to sell properties and yields from investments in properties and are generally outside of our control:

•	conditions in financial markets and general economic conditions;

•	terrorist attacks and international instability;

•	natural disasters and acts of God;

•	over-building;

•	adverse national, state or local changes in applicable tax, environmental or zoning laws; and

•	a taking of any of our properties by eminent domain.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited.

Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs such as share redemptions. We expect to generally hold a property for the long term. When we sell any of our properties, we may not realize a gain on such sale or the amount of our taxable gain could exceed the cash proceeds we receive from such sale. We may not distribute any proceeds from the sale of properties to our shareholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	purchase shares under our share redemption program;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our other properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years, and comply with certain other requirements in the Code.

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

While we invest primarily in institutional-quality office properties, we may also invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties are more likely to contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected, substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties in the United States. In addition, we may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.

All of our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that most of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990 (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the ADA or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distributions and the amount of distributions to you.

If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements.

If we do not establish sufficient reserves for working capital to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease.

We are subject to additional risks from our international investments.

On February 26, 2007, we acquired a mixed-use office and retail complex in Toronto, Canada. We may purchase additional properties located outside the United States and may make or purchase mortgage loans or participations in mortgage loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments pose the following risks:

•	the burden of complying with a wide variety of foreign laws, including:

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws; and

•
existing or new laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•
the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	Hines’ limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

If we make investments outside the United States, such investments may be subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of shareholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

Our retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

We own property with a retail component and we may acquire more retail properties in the future. As with our office properties, we are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

If we make or invest in mortgage loans, our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell the mortgage loans.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our investment policies may change without shareholder approval, which could not only alter the nature of your investment but also subject your investment to new and additional risks.

Except as otherwise provided in our organizational documents, our investment policies and the methods of implementing our investment objectives and policies may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. Please see “Investment Objectives and Policies with Respect to Certain Activities.” We may invest in different property types and/or use different structures to make such investments than we have historically. Please see “— We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” and “Investment Objectives and Policies with Respect to Certain Activities — Joint Venture Investments.” As a result, the nature of your investment could change indirectly without your consent and become subject to risks not described in this prospectus.

Potential Conflicts of Interest Risks

We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Any preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.

Hines has existing programs with investment objectives and strategies similar to ours. Because we compete with these entities for investment opportunities, Hines faces conflicts of interest in allocating investment opportunities between us and these other entities. We have limited rights to specific investment opportunities located by Hines. Some of these entities have a priority right over other Hines entities, including us, to accept investment opportunities that meet certain defined investment criteria. For example, the Core Fund and other entities sponsored by Hines have the right to accept or reject investments in office properties located in the United States before we have the right to accept such opportunities. Because we and other Hines entities intend to invest primarily in such properties and rely on Hines to present us with investment opportunities, these rights will reduce our investment opportunities. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates” for a description of some of these entities and priority rights. We therefore may not be able to accept, or we may only invest indirectly with or through another Hines affiliated-entity in, certain investments we otherwise would make directly. To the extent we invest in opportunities with another entity affiliated with Hines, we may not have the control over such investment we would otherwise have if we owned all of or otherwise controlled such assets. Please see “— Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” above.

Other than the rights described in the “Conflicts of Interest — Investment Opportunity Allocation Procedure” section of this prospectus, we do not have rights to specific investment opportunities located by Hines. In addition, our right to participate in the allocation process described in such section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines. For investment opportunities not covered by the allocation procedure described herein, Hines will decide in its discretion, subject to any priority rights it grants or has granted to other Hines-managed or otherwise affiliated programs, how to allocate such opportunities among us, Hines and other programs or entities sponsored or managed by or otherwise affiliated with Hines. Because we do not have a right to accept or reject any investment opportunities before Hines or one or more Hines affiliates have the right to accept such opportunities, and are otherwise subject to Hines’ discretion as to the investment opportunities we will receive, we may not be able to review and/or invest in opportunities in which we would otherwise pursue if we were the only program sponsored by Hines or had a priority right in regard to such investments. We are subject to the risk that, as a result of the conflicts of interest between Hines, us and other entities or programs sponsored or managed by or affiliated with Hines, and the priority rights Hines has granted or may in the future grant to any such other entities or programs, we may not be offered favorable investment opportunities located by Hines when it would otherwise be in our best interest to accept such investment opportunities, and our results of operations and ability to pay dividends may be adversely impacted thereby.

We may compete with other entities affiliated with Hines for tenants.

Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines or its affiliates own and/or manage properties in most if not all geographical areas in which we own or expect to acquire interests in real estate assets. Therefore, our properties compete for tenants with other properties owned and/or managed by Hines and its affiliates. Hines may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by Hines and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. Please see “Conflicts of Interest — Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates” for a description of these conflicts of interest.

Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.

We do not have employees. Pursuant to a contract with Hines, the Advisor relies on employees of Hines and its affiliates to manage and operate our business. Hines is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and Hines will continue to be actively involved in real estate operations and activities other than our operations and activities. Hines currently controls and/or operates other entities that own properties in many of the markets in which we will seek to invest. Hines spends a material amount of time managing these properties and other assets unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of Hines’ employees. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of these topics.

Hines and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. Because Hines and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of the Advisor, own equity interests in entities affiliated with Hines from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with Hines other than us. As a result of these interests, they could pursue transactions that may not be in our best interest. Also, if Hines suffers financial or operational problems as the result of any of its activities, whether or not related to our business, its ability to operate our business could be adversely impacted. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or desirable.

Hines may face conflicts of interest if it sells properties it acquires or develops to us.

We have acquired, and may in the future acquire, properties from Hines and affiliates of Hines. Likewise, the Core Fund has acquired, and may in the future acquire, properties from Hines and affiliates of Hines. We may acquire properties Hines currently owns or hereafter acquires from third parties. Hines may also develop properties and then sell the completed properties to us. Similarly, we may provide development loans to Hines in connection with these developments. Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions. We must follow certain procedures when purchasing assets from Hines and its affiliates. Please see “Investment Objectives and Policies With Respect to Certain Activities — Acquisition and Investment Policies — Affiliate Transaction Policy” below. Hines may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between us and the selling entities could exist in such transactions. Because we are relying on Hines, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

Hines may face a conflict of interest when determining whether we should dispose of any property we own that is managed by Hines because Hines may lose fees associated with the management of the property.

We expect that Hines will manage most, if not all, of the properties we acquire directly as well as most, if not all, of the properties we acquire an indirect interest in as a result of investments in Hines affiliated entities, such as the Core Fund. Because Hines receives significant fees for managing these properties, it may face a conflict of interest when determining whether we should sell properties under circumstances where Hines would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates.

Hines and the Advisor manage our day-to-day operations and properties pursuant to property management agreements and an advisory agreement. These agreements were not negotiated at arm’s length and certain fees payable by us under such agreements are paid regardless of our performance.

Hines and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to affiliates of Hines. These fees may be higher than fees charged by third parties in an arm’s-length transaction as a result of these conflicts.

Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.

Certain of our officers and directors are also officers and directors of the Advisor and other entities controlled by Hines such as the managing general partner of the Core Fund. Some of these entities may compete with us for investment and leasing opportunities. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and our shareholders. For example, conflicts of interest adversely affecting our investment decisions could arise in decisions or activities related to:

•	the allocation of new investments among us and other entities operated by Hines;

•	the allocation of time and resources among us and other entities operated by Hines;

•	the timing and terms of the investment in or sale of an asset;

•	investments with Hines and affiliates of Hines;

•	the compensation paid to our Advisor; and

•	our relationship with Hines in the management of our properties.

These conflicts of interest may also be impacted by the fact that such individuals may have compensation structures tied to the performance of such other entities controlled by Hines and these compensation structures may potentially provide for greater remuneration in the event an investment opportunity is presented to a Hines affiliate rather than us.

Our officers and directors have limited liability.

Our articles of incorporation and bylaws provide that an officer or director’s liability for monetary damages to us, our shareholders or third parties may be limited. Generally, we are obligated under our articles of incorporation and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify them for any such liabilities that they incur. These indemnification agreements could limit our ability and the ability of our shareholders to effectively take action against our officers and directors arising from their service to us. In addition, there could be a potential reduction in dividends resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. You should read the section of this prospectus under the caption “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” for more information about the indemnification of our officers and directors.

Our UPREIT structure may result in potential conflicts of interest.

Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. As general partner of the Operating Partnership, we will be obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our shareholders.

Tax Risks

If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted.

We qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

Investments in foreign real property may be subject to foreign currency gains and losses. Foreign currency gains are not qualifying income for purposes of the REIT income requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains.

If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our dividends to our shareholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our shareholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the “Material Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay dividends to our shareholders could be adversely affected.

We structured the Operating Partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Code would classify the Operating Partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in the Operating Partnership. If the Internal Revenue Service were to assert successfully that the Operating Partnership is a “publicly traded partnership,” and substantially all of the Operating Partnership’s gross income did not consist of the specified types of passive income, the Code would treat the Operating Partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would prevent us from qualifying and maintaining our status as a REIT. Please see “— If we fail to qualify as a REIT, our operations and ability to pay dividends to our shareholders would be adversely impacted” above. In addition, the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to you.

These topics are discussed in greater detail in the “Material Tax Considerations — Tax Aspects of the Operating Partnership” section of this prospectus.

Dividends to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain dividend distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•
part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

•
part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

•
part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to read the “Material Tax Considerations — Taxation of Tax Exempt Entities” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investors may realize taxable income without receiving cash dividends.

If you participate in the dividend reinvestment plan, you will be required to take into account, in computing your taxable income, ordinary and capital gain dividend distributions allocable to shares you own, even though you receive no cash because such dividends and/or distributions are reinvested. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our dividend reinvestment plan may be deemed to be taxable as income to participants in the plan.

Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our common shares would be subject to FIRPTA tax, unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares. We encourage you to read the “Material Tax Considerations — Taxation of Foreign Investors — Sales of Shares” section of this prospectus for a further discussion of this issue.

In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay dividends to our shareholders.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.

Entities through which we hold foreign real estate investments will, in most cases,be subject to foreign taxes, notwithstanding our status as a REIT.

Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States will, in most cases, be subject to income taxation by jurisdictions in which such assets are located. Our cash available for distribution to our shareholders will be reduced by any such foreign income taxes.

Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities.

Under recently enacted tax legislation, the tax rate applicable to qualifying corporate dividends received by individuals prior to 2009 has been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to dividends paid by a REIT, unless such dividends represent earnings on which the REIT itself has been taxed. As a result, dividends (other than capital gain dividends) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which currently are as high as 35%. This law change may make an investment in our common shares comparatively less attractive relative to an investment in the shares of other corporate entities which pay dividends that are not formed as REITs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, economic updates, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk exists that actual results will differ materially from the expectations expressed in this prospectus and this risk will increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering and assumes we sell:

•	the maximum $2,000,000,000 in our shares pursuant to this offering and issue all of the $200,000,000 in our shares under our dividend reinvestment plan; and

•	the maximum $2,000,000,000 in shares pursuant to this offering but issue no shares under our dividend reinvestment plan.

We have not given effect to any special sales or volume discounts which could reduce the selling commissions and dealer-manager fees.

This is a “best efforts” offering, without a minimum offering. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering” and “— If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expense (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares.”

Many of the amounts set forth below represent our management’s best estimate since such amounts cannot be precisely calculated at this time. Therefore, these amounts may not accurately reflect the actual receipt or application of the offering proceeds.

Assuming we raise the maximum offering proceeds pursuant to this offering, we expect that approximately 90% of the money you invest will be used to make real estate investments and to pay third party acquisition expenses related to those investments, while the remaining amount of approximately 10% will be used to pay selling commissions, the dealer-manager fee and expenses relating to our organization and this offering, as well as acquisition fees paid to our Advisor for investing the net offering proceeds.

We have not identified the investments we will make with all of the proceeds of this offering. We will rely on our Advisor and our board of directors to identify and evaluate our future investments. Please see “Risk Factors — Investment Risks — You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund.”

	Maximum Offering $2,200,000,000 in Shares(1)		Maximum Offering $2,000,000,000 in Shares(2)
	Amount	Percentage	Amount	Percentage
GROSS PROCEEDS	$2,200,000,000	100%	$2,000,000,000	100%
Less Expenses:
Selling Commissions(3)	$140,000,000	6.4%	$140,000,000	7.0%
Dealer-Manager Fees(4)	$44,000,000	2.0%	$44,000,000	2.2%
Organization & Offering Costs(5)	$36,739,000	1.7%	$36,739,000	1.8%
Total Expenses	$220,739,000	10.0%	$220,739,000	11.0%
NET PROCEEDS AVAILABLE FOR INVESTMENT	$1,979,261,000	90.0%	$1,779,261,000	89.0%
Less:
Acquisition Fees on Investments(6)(7)	$9,808,033	0.4%	$8,816,952	0.4%
Third-party Acquisition Expenses(7)(8)	$7,846,426	0.4%	$7,053,562	0.4%
Working Capital Reserve	$—	—%	—	—%
REMAINING PROCEEDS AVAILABLE FOR INVESTMENT	$1,961,606,541	89.2%	$1,763,390,486	88.2%
__________

(1)	Assumes we sell the maximum of $2,000,000,000 in our common shares and issue $200,000,000 in common shares under our dividend reinvestment plan pursuant to this offering.

(2)	Assumes we sell the maximum $2,000,000,000 in our common shares pursuant to this offering but issue no shares under our dividend reinvestment plan.

(3)
We will pay the Dealer Manager sales commissions of up to 7.0% for sales of our common shares, except for sales of shares pursuant to our dividend reinvestment plan. All of these commissions will be reallowed to participating broker-dealers. The commission may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts.

(4)
We will pay the Dealer Manager a dealer-manager fee of up to 2.2% of gross offering proceeds for common shares sold to the public, a portion of which may be reallowed to participating broker-dealers as marketing fees, in part to cover fees and costs associated with conferences sponsored by participating broker-dealers and to defray other distribution-related costs and expenses of participating broker-dealers. We will not pay the dealer-manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus. Based upon our historical experience, we currently estimate that, of the 2.2% dealer-manager fee, approximately 1.1% in the aggregate will be used to pay transaction-based compensation to wholesalers and other employees of the Dealer Manager, approximately 1.0% in the aggregate will be reallowed to participating broker-dealers as marketing fees, and the remaining approximately 0.1% in the aggregate will be used to pay other expenses of the Dealer Manager.

(5)
We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses, other than selling commissions and the dealer-manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing of our shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. If the aggregate of the selling commissions, the dealer-manager fee and all organization and offering expenses exceed 15% of the proceeds raised in this offering, our Advisor or its affiliates will promptly pay any excess organization and offering costs over this limit, and we will have no liability for such excess expenses.

(6)
We will pay the Advisor an acquisition fee of 0.50% of (i) the purchase price of real estate investments we acquire directly, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity, for services provided by the Advisor in connection with the identification, evaluation and acquisition of such investments. For purposes of this table we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $2,200,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,519,339 or approximately 0.9% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings.

(7)
The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit.

(8)
Acquisition expenses include customary third-party acquisition expenses which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition expenses include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other expenses relating to potential acquisitions regardless of whether the property is actually acquired. For purposes of this table, we have assumed that we will not use debt when making real estate investments.

MANAGEMENT

Management of Hines REIT

We operate under the direction of our board of directors. Our board is ultimately responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the identification and acquisition of our properties, subject to the board’s supervision. We have retained Hines or an affiliate of Hines to perform property management for our properties. We have retained the Dealer Manager to manage activities relating to the offering of our shares.

Our Officers and Directors

Other than our independent directors, each of our officers and directors is affiliated with Hines and subject to conflicts of interest. Please see “Conflicts of Interest” and “Risk Factors — Potential Conflicts of Interest Risks.” As described below, because of the inherent conflicts of interest existing as the result of these relationships, our independent directors will monitor the performance of all Hines affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our shareholders in connection with our relationships with Hines affiliates. However, we cannot assure you that our independent directors will be successful in eliminating, or decreasing the impact of the risks resulting from, the conflicts of interest we face with Hines and its affiliates. Indeed, our independent directors will not monitor or approve all decisions made by Hines that impact us, such as the allocation of investment opportunities.

The following sets forth information about our directors and executive officers:

Name	Age	Position and Office with Hines REIT
Jeffrey C. Hines	52	Chairman of the Board of Directors
C. Hastings Johnson	58	Director
George A. Davis	68	Independent Director
Thomas A. Hassard	56	Independent Director
Stanley D. Levy	43	Independent Director
Charles M. Baughn	52	Chief Executive Officer
Charles N. Hazen	46	President and Chief Operating Officer
Sherri W. Schugart	41	Chief Financial Officer
Frank R. Apollo	40	Chief Accounting Officer, Treasurer and Secretary

Jeffrey C. Hines.  Mr. Hines currently serves as the Chairman of our board of directors and as Chairman of the board of managers of our Advisor. He is also the co-owner and President of the general partner of Hines and is a member of Hines’ Executive Committee. Mr. Hines is responsible for overseeing all firm policies and procedures as well as day-to-day operations. He became President in 1990 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of approximately 160 projects valued at approximately $16.0 billion. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Graduate School of Business.

C. Hastings Johnson.  Mr. Johnson currently serves as a member of our board of directors and as a member of the board of managers of our Advisor. He is also an Executive Vice President and Chief Financial Officer of the general partner of Hines and is responsible for the financial policies, equity financing and the joint venture relationships of Hines. He is also a member of Hines’ Executive Committee. Mr. Johnson became Chief Financial Officer of Hines in 1992, and prior to that, he led the development or redevelopment of numerous projects and initiated the Hines acquisition program. Total debt and equity capital committed to equity projects sponsored by Hines during Mr. Johnson’s tenure as Chief Financial Officer has exceeded $28 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Graduate School of Business.

George A. Davis.  Mr. Davis, an independent director, is the founder and sole owner of Advisor Real Estate Investment Ltd., a real estate consulting company unaffiliated with our Advisor. Prior to founding Advisor Real Estate Investment Ltd. in April 1999, he served as the Chief Real Estate Investment Officer for the New York State Teacher’s Retirement System (“NYSTRS”) reporting directly to the Executive Director of the system. In addition, Mr. Davis also served as a member of the Investment Committee, which ultimately determined the real estate investment strategy undertaken by NYSTRS. Mr. Davis graduated from Dartmouth College with a B.A. in Biology.

Thomas A. Hassard.  Mr. Hassard, an independent director, served as the Managing Director for Real Estate Investments for the Virginia Retirement System for almost 20 years before recently retiring. His responsibilities included managing the real estate investments of the system, monitoring performance and reporting to the system’s investment advisory committee and board of trustees. Mr. Hassard graduated from Western New England College with a B.S. in Business Administration.

Stanley D. Levy.  Mr. Levy, an independent director, currently serves as Chief Operating Officer of The Morgan Group, Inc., a national multi-family real estate firm with offices in Houston, San Diego and Orlando. Mr. Levy joined The Morgan Group in 2001. His responsibilities include arranging debt and equity financing, managing the property acquisition and disposition process, and oversight of all financial aspects of the firm and its projects. Prior to joining The Morgan Group, Mr. Levy spent 15 years with JPMorgan Chase, most recently, as Managing Director of Real Estate and Lodging Investment Banking for the Southern Region. In this capacity, he managed client activities in a variety of investment banking and financing transactions. Mr. Levy graduated with honors from the University of Texas with a B.B.A. in Finance.

Charles M. Baughn.  Mr. Baughn serves as our Chief Executive Officer and the Chief Executive Officer of our Advisor. He is also an Executive Vice President of the general partner of Hines, responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects, a member of Hines’ Executive Committee and a director of our Dealer Manager. Mr. Baughn joined Hines in 1984. During his tenure at Hines, he has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado.

Charles N. Hazen.  Mr. Hazen serves as our President and Chief Operating Officer and the President and Chief Operating Officer of the Advisor. He is also a Senior Vice President of the general partner of Hines, the President and a member of the Management Board of the Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) and a director of our Dealer Manager. Mr. Hazen joined Hines in 1989. During his tenure at Hines, Mr. Hazen has contributed to the development, management and financing of retail and office properties in the U.S. valued at approximately $6.0 billion and managed Hines Corporate Properties, a $700 million fund that developed and acquired single-tenant office buildings in the U.S. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.

Sherri W. Schugart.  Ms. Schugart serves as our Chief Financial Officer and the Chief Financial Officer of both our Advisor and the Core Fund. She is also a Vice President of the general partner of Hines and serves as a director of our Dealer Manager. Ms. Schugart joined Hines in 1995. As a Vice President in Hines’ Capital Markets group, Ms. Schugart has been responsible for raising more than $2.0 billion in equity and debt for Hines’ private investment funds. She was also previously the controller for several of Hines’ investment funds and portfolios. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting and is a certified public accountant.

Frank R. Apollo.  Mr. Apollo serves as our Chief Accounting Officer, Treasurer, and Secretary and the Chief Accounting Officer, Treasurer and Secretary of our Advisor. He is also the Chief Accounting Officer of the Core Fund, a Vice President of the general partner of Hines and the Vice President, Treasurer, and Secretary of our Dealer Manager. Mr. Apollo joined Hines in 1993. He has served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations. He was also previously the Vice President and Regional Controller for Hines’ European Region and, prior to that, was the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.

Our Board of Directors

As required by the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administration Association (the “NASAA Guidelines”), our board of directors reviewed and unanimously ratified our articles of incorporation and adopted our bylaws. Our articles of incorporation and bylaws allow for a board of directors with no fewer than three directors and no more than ten directors, of which a majority must be independent directors. We currently have five directors, three of whom are independent directors. Directors are elected annually by our shareholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of shareholders or (if longer) until his or her successor has been duly elected and qualified.

Although the number of directors may be increased or decreased, subject to the limits of our articles of incorporation, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by a majority of the directors or the shareholders upon the affirmative vote of at least a majority of all votes entitled to be cast at a meeting called for the purpose of the proposed removal. A vacancy created by the death, removal, resignation, incompetence or other incapacity of a director may be filled by a majority vote of the remaining directors, unless the vacancy is filled by a vote of shareholders as permitted by the Maryland General Corporation Law. If a vacancy is created by an increase in the number of directors, the vacancy will be filled by the board. Independent directors must nominate replacements for vacancies required to be filled by independent directors.

Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our articles of incorporation, and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), independence rules set forth in the NYSE Listed Company Manual. Our board applied the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

An “independent director” is defined under our articles of incorporation and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or the Advisor by virtue of:

•	ownership of an interest in Hines, the Advisor or their affiliates;

•	employment by Hines or the Advisor or their affiliates;

•	service as an officer, trust manager or director of Hines or the Advisor or their affiliates;

•	performance of services for us, other than as a director;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor or Hines; or

•	maintenance of a material business or professional relationship with Hines, the Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or the Advisor as set forth above either directly or indirectly. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, the Advisor, or their affiliates. A business or professional relationship is considered material if the gross revenue derived by the director from the Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. Independent directors may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than in their capacity as members of our board of directors or any committee thereof.

To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if, within the last three years:

•	the director was employed by us or Hines;

•	an immediate family member of the director was employed by us or Hines as an executive officer;

•
the director, or an immediate family member of the director, received more than $100,000 during any 12-month period in direct compensation from us or Hines, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director was affiliated with or employed by a present or former internal or external auditor of us or Hines;

•	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of us or Hines;

•
a Company executive officer serves on our compensation committee of the board of directors of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or

•
the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or Hines for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Our directors are accountable to us and our shareholders as fiduciaries. Generally speaking, this means that our directors must perform their duties in good faith and in a manner each director believes to be in the best interest of our shareholders. Our directors are not required to devote all or any specific amount of their time to our business. Our directors are only required to devote the time to our business as their duties require. We anticipate that our directors will meet at least quarterly or more frequently if necessary. In the exercise of their fiduciary responsibilities, we anticipate that our directors will rely heavily on the Advisor. Therefore, our directors will be dependent on the Advisor and information they receive from the Advisor in order to adequately perform their duties, including their obligation to oversee and evaluate the Advisor and its affiliates. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines” and “Risk Factors — Potential Conflicts of Interest Risks.”

In addition to the investment policies set forth in our articles of incorporation and bylaws, our board of directors has approved written policies on investments and borrowing for us as described in this prospectus. The directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our board of directors following, if applicable, requirements set forth in our articles of incorporation and bylaws.

Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by the Advisor for its own account; and

•	other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

Our directors and their affiliates may not vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either the removal of the Advisor, any director and any of their affiliates, or any transaction between us and the Advisor, any director or any of their affiliates.

Committees of the Board of Directors

Our full board of directors generally considers all major decisions concerning our business. Our bylaws provide that our board may establish such committees as the board believes appropriate. The four standing committees of our board of directors are: the audit committee, the conflicts committee, the nominating and corporate governance committee and the compensation committee so that these important areas can be addressed in more depth than may be possible at a full board meeting and to also ensure that these areas are addressed by non-interested members of the board. The board of directors adopted a written charter for each of these committees. A copy of each charter is available on our website, www.HinesREIT.com. Our independent directors, Messrs. Davis, Hassard and Levy, each serve on all of these committees. Mr. Davis serves as chairman of the conflicts committee. Mr. Levy serves as chairman of the audit committee. Mr. Hassard serves as chairman of the nominating and corporate governance and compensation committees.

Audit Committee

Members of the audit committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualified, or until their earlier death, retirement, resignation or removal. The audit committee reviews the functions of our management and independent auditors pertaining to our financial statements and performs such other duties and functions deemed appropriate by the board. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent auditors. Our board of directors has determined that each member of our audit committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the rules of the NYSE. In addition, our board of directors has determined that Stanley D. Levy is an “audit committee financial expert” within the meaning of applicable rules promulgated by the Securities and Exchange Commission. Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the audit committee of more than two other public companies.

Conflicts Committee

Members of the conflicts committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal. The primary purpose of the conflicts committee is to review specific matters that the board believes may involve conflicts of interest and to determine if the resolution of the conflict of interest is fair and reasonable to us and our shareholders. However, we cannot assure you that this committee will successfully eliminate the conflicts of interest that will exist between us and Hines, or reduce the risks related thereto.

The conflicts committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our shareholders. The conflicts committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the Advisory Agreement between us and the Advisor. The conflicts committee is responsible for reviewing the Advisor’s performance and the fees and expenses paid by us to the Advisor and any of its affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our shareholders. For further discussion, please see the “Investment Objectives and Policies with Respect to Certain Activities — Affiliate Transaction Policy” section of this prospectus. The conflicts committee is also responsible for reviewing Hines’ performance as property manager of our directly owned properties.

Compensation Committee

Members of the compensation committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. The committee meets as called by the chairman of the committee, but not less frequently than annually. The primary purpose of the compensation committee is to oversee our compensation programs, including our Employee and Director Incentive Share Plan. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if desired by our board of directors, to produce an annual report to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

Members of the nominating and corporate governance committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. This committee:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•	reviews and monitors our Code of Business Conduct and Ethics for Senior Officers and Directors, and any other corporate governance policies and procedures we may have from time to time.

Compensation Committee Interlocks and Insider Participation

During 2006, our compensation committee consisted of Messrs. Davis, Levy and Hassard, our three independent directors. None of our executive officers served as a director or member of the compensation committee of an entity whose executive officers included a member of our compensation committee.

Compensation of Directors

Our compensation committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as a REIT, service as an independent director on our board requires a substantial time commitment as well as broad expertise in the fields of real estate and real estate investment. The compensation committee balances these considerations with the principles that our director compensation program should be transparent and should align directors’ interests with those of our shareholders.

The following table sets forth information regarding compensation of our directors during 2006.

2006 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
C. Abbott Davis	$64,000	1,000 shares	—	—	—	—	$73,180
Thomas A. Hassard	$61,500	1,000 shares	—	—	—	—	$70,680
Stanley D. Levy	$62,500	1,000 shares	—	—	—	—	$71,680
Jeffery C. Hines and C. Hastings Johnson(2)	—	—	—	—	—	—	—
__________

(1)	Each of Messrs. Davis, Hassard and Levy received 1,000 restricted shares under our incentive plan upon his election to our board of directors in each of 2004, 2005 and 2006.

(2)	Messrs. Hines and Johnson, who are employees of Hines, receive no additional compensation for serving as Hines REIT directors.

We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. Pursuant to our Employee and Director Incentive Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. If a committee meeting is held on the same day as a meeting of the board, each independent director will receive $1,000 for each committee meeting attended in person on such day, subject to a maximum of $2,000 for all committee meetings attended in person on such day. We will also pay our independent directors a fee of $500 for each board or committee meeting attended via teleconference lasting one hour or less and $1,000 for board or committee meetings attended via teleconference lasting more than one hour.

We pay the following annual retainers to the Chairpersons of our board committees:

•	$7,500 to the Chairperson of our conflicts committee;

•	$6,000 to the Chairperson of our audit committee;

•	$3,000 to the Chairperson of our compensation committee; and

•	$3,000 to the Chairperson of our nominating and corporate governance committee.

Under the terms of our Employee and Director Incentive Share Plan, each independent director elected or reelected to the board (whether through a shareholder meeting or by directors to fill a vacancy on the board) is granted 1,000 restricted shares on or about the date of election or reelection. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. Messrs. Davis, Hassard and Levy each received 1,000 restricted shares under our incentive plan upon his election to our board of directors in each of 2004, 2005 and 2006.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

Employee and Director Incentive Share Plan

We adopted our Employee and Director Incentive Share Plan to:

•	furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with the Advisor; and

•	increase the interest of our officers and our independent directors in our welfare through their participation in the growth in the value of our common shares.

The Employee and Director Incentive Share Plan provides for the grant of awards to our full-time employees (in the event we ever have employees), full-time employees of our Advisor, full-time employees of entities that provide services to us, certain of our independent directors, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor or to entities that provide services to us. Such awards may consist of nonqualified stock options, incentive stock options, restricted shares, share appreciation rights, and dividend equivalent rights.

The total number of common shares reserved for issuance under the Employee and Director Incentive Share Plan is equal to 5% of our outstanding shares at any time, but not to exceed 10,000,000 shares.

Options entitle the holder to purchase common shares for a specified exercise price during a specified period. Under the Employee and Director Incentive Share Plan, we may grant options that are intended to be incentive stock options within the meaning of section 422 of the Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common shares underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.

Restricted share awards entitle the recipient to common shares from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

Share appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common shares) equal to the excess of the fair market value of the common shares underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the common shares on the grant date.

Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one common share. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

As indicated above, each individual who is elected or re-elected to the board as an independent director (whether through shareholder meeting or by directors to fill a vacancy on the board) will be granted 1,000 restricted shares on or about the date of election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. As of June 7, 2006, we have awarded 3,000 restricted shares to each of our independent directors pursuant to the Employee and Director Incentive Share Plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our shareholders. Indemnification could reduce the legal remedies available to us and our shareholders against the indemnified individuals. We also maintain a directors and officers liability insurance policy.

This provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our shareholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

In spite of the above provisions of the Maryland General Corporation Law, the articles of incorporation of Hines REIT provide that our directors and officers will be indemnified by us for losses arising from our operations only if all of the following conditions are met:

•	the indemnified person determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of non-independent directors and officers, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

The general effect to investors of any arrangement under which any of our directors or officers are insured or indemnified against liability is a potential reduction in dividends resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. In addition, indemnification and provisions providing for the limitation of liability could reduce the legal remedies available to Company and our shareholders against our officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, officers, Hines or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

Our articles of incorporation provide that the advancement of funds to our directors and officers for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

•
the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•
the party seeking advancement undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Operating Partnership has agreed to indemnify and hold harmless the Advisor and Hines and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement and our Property Management and Leasing Agreements, subject to the limitations contained in such agreements. Please see “— The Advisor and the Advisory Agreement — Indemnification” and the “— Hines and our Property Management and Leasing Agreements — Our Property Management and Leasing Agreements — Indemnification” sections below. The Operating Partnership must also indemnify Hines REIT and its directors, officers and employees in Hines REIT’s capacity as its general partner. Please see “The Operating Partnership — Indemnity.”

We have entered into indemnification agreements with our officers and directors. These agreements provide our officers and directors with a contractual right to indemnification to the same extent they enjoy mandatory indemnification under our articles of incorporation.

The Advisor and the Advisory Agreement

The following chart illustrates our general structure and our management relationship with Hines and its affiliates as of February 28, 2007:

Our Advisor is an affiliate of Hines. Its address is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. All of our day-to-day operations are managed and performed by the Advisor and its affiliates. Certain of our directors and executive officers are also managers and executive officers of the Advisor. The following table sets forth information regarding the officers and managers of our Advisor, or our Advisor’s general partner. The biography of each of these officers and managers is set forth above.

Name	Age	Position and Office with the General Partner of the Advisor
Jeffrey C. Hines	52	Chairman of the Board of Directors
C. Hastings Johnson	58	Manager
Charles M. Baughn	52	Chief Executive Officer
Charles N. Hazen	46	President and Chief Operating Officer
Sherri W. Schugart	41	Chief Financial Officer
Frank R. Apollo	40	Chief Accounting Officer, Treasurer and Secretary

Duties of Our Advisor

We do not have any employees. We entered into an Advisory Agreement with our Advisor. Pursuant to this agreement, which was unanimously approved by our board of directors, including our independent directors, we appointed the Advisor to manage, operate, direct and supervise our operations. In connection with managing our operations, the Advisor will face conflicts of interest. Please see “Risk Factors — Potential Conflicts of Interest Risks.” Therefore, the Advisor and its affiliates will perform our day-to-day operational and administrative services. The Advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it. Our independent directors are responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives and the provisions of the Advisory Agreement are being carried out. The Advisor’s duties under the Advisory Agreement include, but are not limited to, the following:

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	along with our Dealer Manager, the approval of the participating broker dealers and negotiation of the related selling agreements;

•	preparation and approval of all marketing materials to be used by our Dealer Manager or others relating to this offering;

•
along with our Dealer Manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions; and

•	all other services related to this offering, whether performed and incurred by the Advisor or its affiliates.

Acquisition Services

•	serve as our investment and financial advisor and provide relevant market research and economic and statistical data in connection with our assets and investment objectives and policies;

•
subject to our investment objectives and policies: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of investment transactions; (iii) acquire assets on our behalf; and (iv) arrange for financing related to acquisitions of assets;

•	perform due diligence on prospective investments and create summarized due diligence reports;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments; and

•	negotiate and execute approved investments and other transactions.

Asset Management Services

•
investigate, select, and, on our behalf, engage and conduct business with such persons as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

•	negotiate and service our debt facilities and other financings;

•
monitor and evaluate the performance of our investments; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

•	coordinate with Hines on its duties under the Property Management and Leasing Agreement and assist in obtaining all necessary approvals of major property transactions as governed by such agreement;

•	coordinate and manage relationships between the Company and any joint venture partners;

•	consult with our officers and board of directors and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings;

•
provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

•	provide financial and operational planning services and investment portfolio management functions;

•
maintain accounting data and any other information requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

•	perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable laws, including the Sarbanes-Oxley Act; and

•	perform tax and compliance services, cash management services and risk management services.

Shareholder Services

•	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and service.

Term of the Advisory Agreement

The current term of the Advisory Agreement ends in June 2007, and the Advisory Agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. Renewals of the agreement must be approved by a majority of our independent directors. Additionally, the Advisory Agreement may be terminated:

•
immediately by us (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty by the Advisor, (ii) upon the bankruptcy of the Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by the Advisor, which remains uncured after 10 days’ written notice;

•	without cause by a majority of our independent directors or by the Advisor upon 60 days’ written notice; or

•
immediately by the Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us, which remains uncured after 10 days’ written notice.

For more information regarding a decision by our board of directors to terminate (or elect not to renew) the Advisory Agreement, please see “— Removal of the Advisor,” “The Operating Partnership — Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor” and “Risk Factors — Investment Risks — Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.” In the event that a new advisor is retained, the Advisor will cooperate with us and our board of directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of our independent directors) will approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform the advisory functions for us and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified. The Advisory Agreement also provides that in the event the Advisory Agreement is terminated, we will promptly change our name and cease doing business under or using the name “Hines” (or any derivative thereof), upon the written request of Hines.

Compensation

The Advisor and its affiliates will receive certain compensation and be reimbursed for certain expenses and receive certain other payments in connection with services provided to us. Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” for a description of these matters. In the event the Advisory Agreement is terminated, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Please see “— Removal of the Advisor” and “The Operating Partnership — Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor” for information regarding additional payments the Company may be required to make to our Advisor and other affiliates of Hines in connection with the termination of the Advisory Agreement.

We will reimburse the Advisor for all of the costs incurred by the Advisor, the Dealer Manager or their affiliates in connection with our organization and offering subject to limitations contained in our articles of incorporation. Organization and Offering expenses consist of the actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses, other than selling commissions and the dealer-manager fee and include, but are not limited to: (1) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and to facilitate the marketing of our shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (2) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities, (3) travel and entertainment expenses related to the offering and marketing of our shares; (4) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and marketing of our shares; (5) costs and expenses of conducting educational conferences and seminars; (6) costs and expenses of attending broker-dealer sponsored conferences; and (7) payment or reimbursement of bona fide due diligence expenses.

In addition, we will reimburse the Advisor for all of the costs it incurs in connection with the other services it provides to us, including, but not limited to:

•	acquisition expenses incurred in connection with the selection and acquisition of assets including such expenses incurred related to assets pursued or considered but not ultimately acquired by us;

•
the actual out-of-pocket cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our assets;

•	taxes and assessments on income or assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;

•	out-of-pocket costs associated with insurance required in connection with the business of the Company or by our officers and directors;

•	all out-of-pocket expenses in connection with payments to our board of directors and meetings of our board of directors and shareholders;

•
personnel and related employment direct costs and overhead of the Advisor and its affiliates in performing shareholder services such as (1) managing communications with shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications and (2) establishing reasonable technology infrastructure to assist in providing shareholder support and service;

•
out-of-pocket expenses of maintaining communications with shareholders, including the cost of preparation, printing, and mailing annual reports and other shareholder reports, proxy statements and other reports required by governmental entities;

•
audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board of directors;

•	out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances; and

•	all other out-of-pocket costs necessary for the operation of the Company and its assets incurred by the Advisor in performing its duties under the Advisory Agreement.

Except as provided above, the expenses and payments subject to reimbursement by the Company do not include personnel and related direct employment or overhead costs of the Advisor or its affiliates, unless such costs are approved by a majority of our independent directors. For example, our independent directors have approved reimbursement for personnel and overhead costs of the Advisor in providing in-house legal services to the Company. If (1) we request that the Advisor perform services that are outside of the scope of the Advisory Agreement or (2) there are changes to the regulatory environment in which the Advisor or Company operates that would increase significantly the level of services performed by the Advisor, such that the costs and expenses borne by the Advisor for which it is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under the Advisory Agreement would increase significantly, such services will be separately compensated at rates and in amounts as are agreed to by the Advisor and our independent directors, subject to the limitations contained in our articles of incorporation.

Reimbursements by the Advisor

The Advisor must reimburse us quarterly for any amounts by which Operating Expenses (as defined below) exceed, in any four consecutive fiscal quarters, the greater of (i) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues applicable to any given period, less the expenses applicable to such period (excluding additions to depreciation, bad debt or similar non-cash reserves), unless our independent directors determine that such excess was justified.

Operating Expenses is defined as generally including all expenses paid or incurred by us as determined by U.S. GAAP, except certain expenses identified in our articles of incorporation which include:

•
expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

•	interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves;

•	amounts paid as partnership distributions by our Operating Partnership; and

•
all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.).

The Advisor must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation but were nevertheless paid, we will send to our shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Our independent directors must review from time to time but at least annually the performance of, and compensation paid to, the Advisor. Specifically, the independent directors must consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by the Advisor for its own account; and

•	other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

The Advisor has the right to assign the Advisory Agreement to an affiliate of Hines subject to approval by our independent directors. We cannot assign the Advisory Agreement without the consent of the Advisor.

Indemnification

The Operating Partnership has agreed to indemnify and hold harmless the Advisor and its affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claim, damage or loss and related expense is not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas or contained in our articles of incorporation or the partnership agreement of the Operating Partnership, provided that: (i) the Advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (ii) the Advisor and its affiliates were acting on behalf of or performing services for us, and (iii) the indemnified claim was not the result of negligence, misconduct, or fraud of the Advisor or resulted from a breach of the agreement by the Advisor.

Any indemnification made to the Advisor may be made only out of our net assets and not from our shareholders. The Advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and is incurred by reason of the Advisor’s bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by the Advisor.

Removal of the Advisor

In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, any partner in the Operating Partnership affiliated with Hines may require that the Operating Partnership acquire all or a portion of the Participation Interest or any OP Units held by any such holder. The purchase price for the Participation Interest will equal the amount that would be distributed to the holder assuming all the Operating Partnership’s assets were sold for their then-current fair market value and the proceeds were distributed in an orderly liquidation of the Operating Partnership. The purchase price for any OP Units will also be based on the then-current net asset value of the assets of the

Operating Partnership. In such event, the purchase price is required to be paid in cash or common shares, at the option of the holder. Please see “Risk Factors — Investment Risks — The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.” The Operating Partnership must purchase any such interests within 120 days after the applicable holder gives the Operating Partnership written notice of its desire to sell all or a portion of the OP Units or Participation Interest (as applicable) held by such holder.

Hines and Our Property Management and Leasing Agreements

Hines or an affiliate of Hines manages our properties, as well as all of the properties owned by the Core Fund. We expect that Hines or an affiliate of Hines will manage the properties we and the Core Fund acquire in the future.

The Hines Organization

General

Hines is a fully integrated real estate investment and management firm which, with its predecessor, has been investing in real estate assets and providing acquisition, development, financing, property management, leasing or disposition services for over 50 years. The predecessor to Hines was founded by Gerald D. Hines in 1957 and Hines is currently owned by Gerald D. Hines and his son Jeffrey C. Hines. Hines’ investment partners have primarily consisted of large domestic and foreign institutional investors and high net worth individuals. Hines has worked with notable architects such as Philip Johnson; Cesar Pelli; I. M. Pei; Skidmore, Owings and Merrill and Frank Gehry, in the history of its operations. Please see the “Hines Timeline” included as Appendix D for additional information about the history of Hines.

Hines is headquartered in Houston and currently has regional offices located in New York, Chicago, Atlanta, Houston, San Francisco and London. Each regional office operates as an independent business unit headed by an executive vice president who manages the day-to-day business of such region and participates in its financial results. All of these executive vice presidents, whose average tenure at Hines is 29 years, serve on the Hines Executive Committee which directs the strategy and management of Hines.

Hines’ central resources are located in Houston and these resources support the acquisition, development, financing, property management, leasing and disposition activities of all of the Hines regional offices. Hines’ central resources include employees with experience in capital markets and finance, accounting and audit, marketing, human resources, risk management, property management, leasing, asset management, project design and construction, operations and engineering. These resource groups are an important control point for maintaining performance standards and operating consistency for the entire firm. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines.”

From inception through December 31, 2006, Hines, its predecessor and their respective affiliates have acquired or developed more than 700 real estate projects representing approximately 229 million square feet. In connection with these projects, Hines has employed many real estate investment strategies, including acquisitions, development, redevelopment and repositioning in the United States and internationally. As of December 31, 2006, the portfolio of Hines and its affiliates consisted of approximately 160 projects valued at approximately $16.0 billion. This portfolio is owned by Hines, its affiliates and numerous third-party investors, including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Included in this portfolio are approximately 129 properties managed by Hines, representing approximately 50.8 million square feet. In addition, Hines manages a portfolio of approximately 129 properties with about 56.9 million square feet owned by third parties in which Hines has no ownership interest. The total square feet Hines manages is approximately 107.7 million square feet located in 67 cities in the United States and 15 foreign countries.

The following table sets forth the history of the number of square feet under Hines’ management:

Commercial Real Estate Managed by Hines and its Affiliates

The following chart sets forth the Hines organizational structure and the number of people working in each region, the international offices and the central office as of December 31, 2006:

The following is information about the executive officers of the general partner of Hines and members of its Executive Committee:

The following is information about the executive officers of the general partner of Hines and members of its Executive Committee:

Name	Age	Number of Years with Hines	Position
Gerald D. Hines	81	50	Chairman of the Board
Jeffrey C. Hines	52	25	President
C. Hastings Johnson	58	29	Executive Vice President and Chief Financial Officer
Charles M. Baughn	52	22	Executive Vice President — Capital Markets
James C. Buie, Jr.	54	27	Executive Vice President — West and Asia Pacific Regions
Kenneth W. Hubbard	64	33	Executive Vice President — East Region
E. Staman Ogilvie	57	33	Executive Vice President — Eurasia Region
C. Kevin Shannahan	51	24	Executive Vice President — Midwest, Southeast and South America Regions
Mark A. Cover	47	23	Executive Vice President — Southwest and Mexico Regions
Michael J.G. Topham	59	31	Executive Vice President — European Region

Jeffrey C. Hines and C. Hastings Johnson are on our board of directors and Charles M. Baughn is our Chief Executive Officer. Their biographies are included above with the rest of our management.

Gerald D. Hines.  Mr. Hines is the co-owner and Chairman of the Board of the general partner of Hines, and is responsible for directing all firm policy and procedures as well as participating in major new business ventures and cultivating new and existing investor relations. He is also Chairman of the firm’s Executive Committee. He oversees a portfolio of approximately 160 projects valued at approximately $16.0 billion and has expanded the scope of Hines by moving into foreign markets, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings. He graduated from Purdue University with a B.S. in Mechanical Engineering and received an Honorary Doctorate of Engineering from Purdue.

James C. Buie, Jr.  Mr. Buie is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the West Region of the United States and in the Asia Pacific, representing a cumulative total of approximately 27 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from the University of Virginia with a B.A. in Economics and received his M.B.A. from Stanford University.

Kenneth W. Hubbard.  Mr. Hubbard is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the East Region of the United States, representing a cumulative total of more than 36 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Duke University with a B.A. in History and received his J. D. from Georgetown Law School.

E. Staman Ogilvie.  Mr. Ogilvie is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions. He is Chief Executive of Hines’ Eurasia Region which encompasses Russia and the Former Soviet Union, Central and Eastern Europe, Turkey and India. He is a member of the Hines Executive Committee and former co-head of Hines’ Southwest Region. Mr. Ogilvie has been responsible for the development, acquisition, and management of more than 29 million square feet of commercial real estate as well as several thousand acres of planned community development. He also has extensive experience in strategic planning and finance. He graduated from Washington and Lee University with a B. S. in Business Administration and received his M.B.A. from the Harvard Graduate School of Business.

C. Kevin Shannahan.  Mr. Shannahan is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the Midwest and Southeast Regions of the United States and in South America, representing a cumulative total of more than 55 million square feet of real estate and 5,000 acres of land development. He is also a member of Hines’ Executive Committee. He graduated from Cornell University with a B.S. in Mechanical Engineering and received his M.B.A. from the Harvard Graduate School of Business.

Mark A. Cover.  Mr. Cover is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the Southwest Region of the United States, Mexico and Central America representing a total of more than 20 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Bob Jones University with a B. S in Accounting and is a Certificated Public Accountant (retired).

Michael J.G. Topham.  Mr. Topham is an Executive Vice President of the general partner of Hines responsible for all development, acquisitions, operations and real estate services in Europe and the United Kingdom, including the establishment of offices in seven countries. He is also a member of Hines’ Executive Committee. He was responsible for the establishment and management of the U.S. Midwest Region in 1985 and the development, acquisition and operations of approximately 15 million square feet in that region. Between 1977 and 1984, he was also responsible as project officer of major buildings in Houston, Denver, and Minneapolis. He graduated from Exeter University with a B.A. in Economics and received his M.B.A. from the University of California at Berkeley.

Hines’ Real Estate Personnel and Structure

Hines is one of the largest and most experienced privately owned real estate investment, acquisition, development and management companies in the world. Hines and its affiliates currently have approximately 3,150 employees who work out of Hines’ offices located in 67 cities in the United States and in 15 foreign countries, as shown in the map below.

Hines believes that it has mitigated many of the risks inherent in real estate investments by hiring, training and retaining what it believes to be highly-qualified management personnel and by rewarding these employees with performance-based compensation. Hines believes that the stability of its organization and its ability to retain its employees is demonstrated by the longevity of their tenure at Hines, as shown in the table below. Hines maintains what it believes are high performance and professional standards and rewards its personnel for their achievements. Typically, incentive compensation is provided to senior officers, as well as other key employees, in the form of profit sharing programs tied to Hines’ profitability related to each project, investment fund, geographic region, or the firm as a whole. In addition, for assets or groups of assets within the scope of their responsibilities, Hines’ senior officers typically hold equity investments (by way of participation in the interests held by Hines and its affiliates) in properties acquired or developed by Hines, its affiliates and investment partners. Hines believes this performance-based compensation provides better alignment of interests between Hines’ employees, Hines and its investors, while providing Hines’ employees with long-term incentives. However, there is no guarantee that Hines will be able to retain these employees in the future. The loss of a number of key employees could adversely impact our performance. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines and its affiliates as well as key employees of Hines.”

Title	Number of Employees	Average Tenure (Years)
	(As of December 31, 2006)
Executive Vice President	9	29
Senior Vice President	29	21
Vice President	123	15
Manager	1091	7

Hines has employed a decentralized structure and built an international organization with professionals located in major office markets because it believes that knowledge of local market economics and demographic conditions is essential to the success of any real estate asset. Having real estate professionals living and working in most major markets where Hines invests allows Hines to monitor current local conditions and transactions and build relationships with local tenants, brokers and real estate owners. Hines believes that this decentralized structure allows them to better identify potential investment opportunities, perform more effective research of local markets and manage, lease and operate each real estate asset. However, Hines’ decentralized structure may or may not have a positive impact on our performance.

Set forth below is a listing as of December 31, 2006 of all Hines officers who are not members of the Hines Executive Committee, including their area of responsibility in the regional or central office or by functional area as well as their tenure at Hines.

Name	Title	Location	Responsibility	Hines Tenure (Years)
West and Asia-Pacific Regions
Holte, Douglas G	Senior Vice President	Irvine	Senior Officer — Los Angeles	20
Morrison, James A	Senior Vice President	Beijing	Senior Officer — Beijing	20
Paradis, Paul E	Senior Vice President	San Francisco	Senior Officer — San Francisco	18
Shepherd, Colin P	Senior Vice President	Los Angeles	Senior Officer — Los Angeles	25
Spencer, Norman A	Senior Vice President	San Francisco	Senior Officer — Marketing	21
Carr, John A	Vice President	Beijing	Regional Controller	10
Chu, Benjamin L	Vice President	Beijing	Project Officer — China	12
Clever III, George H	Vice President	Pleasanton	Project Officer — Acq./Dev.	12
Falconer, Cameron	Vice President	San Francisco	Project Officer — Acq./Dev.	10
Harle, Reubin Earle	Vice President	Beijing	Construction Offer	8
Hollister, Robert C	Vice President	Beijing	Project Officer — Acq./Dev.	11
Kruggel, Thomas M	Vice President	San Francisco	Regional Operations Officer	23
Lewis, Lisa B	Vice President	San Francisco	Project Officer — Acq./Dev.	12

Stallings, Andrew H	Vice President	San Diego	Construction Officer	27
Twardowski, Paul M	Vice President	San Diego	Project Officer — Acq./Dev.	9
Vogel, Richard H	Vice President	Beijing	Project Officer — China	13
Weiss, Francis G	Vice President	Seattle	Regional Operations Officer	31
Southwest and Mexico Regions
Elder, Charles W	Senior Vice President	Houston	Senior Officer — Houston	27
Elliott Jr., Clayton C	Senior Vice President	Dallas	Senior Officer — Dallas/Denver	25
Kelley, David W	Senior Vice President	Houston	Senior Officer — Marketing	37
Anderson, Alison R	Vice President	Houston	Regional Controller	12
Anderson, Paul R	Vice President	Houston	Construction Officer	28
Brown, Jerry L	Vice President	Houston	Construction Officer	20
Curry, James N	Vice President	Houston	Property Management Officer	23
Daniels, Lyman A	Vice President	Mexico City	Senior Officer — Mexico	15
Davis, M. Clark	Vice President	Houston	Marketing Officer	9
Gann Jr., Clifford P	Vice President	Houston	Regional Operations Officer	32
Gregoire, John L	Vice President	Houston	Property Management Officer	16
Mooz, John D	Vice President	Houston	Project Officer — Acq./Dev.	17
Neeson III, William J	Vice President	Houston	Construction Officer	12
Overall, Travis M	Vice President	Houston	Project Officer — Acq./Dev.	9
Peterson, Lawrence W	Vice President	Dallas	Construction Officer	11
Stare, Patrick	Vice President	Dallas	Construction Officer	26
Weaver, Clay D	Vice President	Houston	Construction Officer	9
Wilson, Christine J	Vice President	Houston	Marketing Officer	10
Witte, Robert W	Vice President	Dallas	Project Officer — Acq./Dev.	14
Zepeda, Jorge	Vice President	Queretaro	Construction Officer	9
Midwest Region
Danilek, Thomas J	Senior Vice President	Chicago	Senior Officer — Chicago	18
McGinnis, O. David	Senior Vice President	Chicago	Senior Officer — Minneapolis	26
Van Schaack, Gregory P	Senior Vice President	Chicago	Senior Officer — Chicago	21
Watters Jr., Charles K	Senior Vice President	Detroit	Senior Officer — Detroit	17
Chopp, William D	Vice President	Minneapolis	Regional Operations Officer	23
D’Arcy, Thomas G	Vice President	Chicago	Marketing Officer	9
Frank, John A	Vice President	Chicago	Construction Officer	21
Griffin, Patrick	Vice President	Chicago	Operations Officer	26
McDermott, John M	Vice President	Chicago	Project Officer — Acq./Dev.	9
McGrath, Gregory J	Vice President	Detroit	Construction Officer	24
Oley, James B	Vice President	Chicago	Regional Controller	25
Olhava, Martin C	Vice President	Chicago	Construction Officer	17
Peszek, Lawrence M	Vice President	Detroit	Construction Officer	26
Timcoe, Scott W	Vice President	Chicago	Construction Officer	7

Southeast and South America Regions
Harrison, Michael T	Senior Vice President	Atlanta	Senior Officer — Florida	17
Baker, Milton L	Vice President	Atlanta	Construction Officer	25
Cope, Thomas A	Vice President	Nashville	Operations Officer	26
Dolman, James S	Vice President	Sao Paulo	Project Officer — Acq./Dev.	16
Hartman, Kurt A	Vice President	Atlanta	Project Officer — Acq./Dev.	16
Heagy III, John A	Vice President	Atlanta	Marketing Officer	11
Hill, Mary Tillery	Vice President	Atlanta	Construction Officer	25
Munro, Douglas	Vice President	Sao Paulo	Senior Officer — South Am.	9
O’Shea, Walter R	Vice President	St. Augustine	Project Officer — Acq./Dev.	11
Salum Litterio, Eduardo A	Vice President	Sao Paulo	Construction Officer — South America	9
Smith, Claude S.	Vice President	Atlanta	Operations Officer	16
Sontag, Stephen J	Vice President	Atlanta	Property Management Officer	25
East Region
Alsup III, William B	Senior Vice President	Washington, DC	Senior Officer — Washington, DC	28
Craig Jr., Thomas M	Senior Vice President	New York	Senior Officer — New York	25
Perry, David G	Senior Vice President	Boston	Senior Officer — Boston	23
Allen, Michael D	Vice President	Washington, DC	Project Officer — Acq./Dev.	17
Brown, Gregory L	Vice President	Boston	Regional Operations Officer	24
Cooke, Andrew M	Vice President	New York	Property Management Officer	13
Fracassini, Dean L	Vice President	New York	Construction Officer	9
Garigliano, Frank L	Vice President	New York	Construction Officer	18
Gottschalk, Jim	Vice President	New York	Construction Officer	8
Green, James R	Vice President	Boston	Operations Officer	20
Greene, Jr., Michael J L	Vice President	Washington, D.C.	Construction Officer	8
Harned, John B	Vice President	Washington, D.C.	Project Officer — Acq./Dev.	9
Hilgeman, Jan M	Vice President	Westport	Construction Officer	7
Lacancellera, James P	Vice President	Greenwich	Project Officer — Acq./Dev.	11
Murray, Scott P	Vice President	New York	Property Management Officer	20
Nelson, Richard R	Vice President	Washington, D.C.	Marketing Officer	24
Ottavio, Michael F	Vice President	New York	Construction Officer	16
Penick, David S	Vice President	New York	Project Officer — Acq./Dev.	16
Riker, Howard J	Vice President	Washington, DC	Project Officer — Acq./Dev.	15
Saphire, Frank A	Vice President	New York	Project Officer.	12
Smith, Mark A	Vice President	Washington, DC	Operations Officer	22
Swenson, Bart	Vice President	New York	Project Officer — Acq./Dev	15
Watson, Gerald H	Vice President	New York	Regional Controller	11
European Region
Albrand, Patrick	International Officer	Paris	Senior Officer — France	12
Banit, Katharina	International Officer	Berlin	Project Officer — Germany	10
Braaten, David S	International Officer	Luxembourg	Hines European Development Fund	11
Casarelli, Stefano	International Officer	Milan	Project Officer — Italy	7

Catella, Monfredi	International Officer	Milan	Senior Officer — Italy	6
de Dampierre, Olivier	International Officer	Paris	Senior Officer — France	13
Fernandez Baillie, Edouard James	International Officer	Madrid	Project Officer — Spain	10
Frey, Richard Bruce	Vice President	Milan	Construction Officer	28
Hall, John Gomez	International Officer	Barcelona	Senior Officer — Spain	4
Herre, Jurgen	International Officer	London	European Capital Markets	6
Huber, Lars	International Officer	London	European Capital Markets	11
Larroque, Thierry	International Officer	Paris	Project Officer — France	5
Mays Jr., Raymond Lee	International Officer	Madrid	Project Officer — Spain	10
Moell, Alexander	International Officer	Munich	Project Officer — Germany	8
Motamedian, Bahram	Vice President	London	Hines European Value Added Fund	12
O’Donnell, Simon	International Officer	London	Senior Officer — United Kingdom	7
Ramos, Miguel Angel	International Officer	Barcelona	Finance Officer — Spain	10
Reschke, Christoph	International Officer	Berlin	Project Officer — Germany	6
Reynolds, Andrew	International Officer	London	Project Officer — United Kingdom	7
Schreurs, Andreas	International Officer	London	Hines European Core Fund	2
Sears, Mark S	Vice President	London	Hines European Development Fund	21
Wambach, Karl	International Officer	Berlin	Senior Officer — Germany	14
Wyper Jr., John S	Vice President	London	Project Officer — Acq./Dev.	28
Eurasia Region
MacEachron, Daniel	Senior Vice President	New Delhi	Senior Officer — India	16
Timmins, S. Lee	Senior Vice President	Moscow	Senior Officer — Russia	19
Stevens, Grant R	Vice President	New Delhi	Construction Officer	25

Officers by Central Department

Name	Title	Location	Responsibility	Hines Tenure (Years)
Harris, John A	Executive Vice President	Houston	Conceptual Construction	41
Chen, Leo H	Senior Vice President	Houston	Emerging Markets Fund	27
Congdon, David J	Senior Vice President	Greenwich	U.S. Office Value Added Fund	9
Forbes, Kay P	Senior Vice President	Houston	Financial Administration	7
Hazen, Charles N	Senior Vice President	Houston	Hines REIT, Core Fund	18
Hughes, Christopher D	Senior Vice President	Washington, DC	Capital Markets Group	20
Jones, Neil M	Senior Vice President	Houston	Capital Markets Group	27
Lea, Jerrold P	Senior Vice President	Houston	Conceptual Construction	26
LeVrier, David E	Senior Vice President	Houston	Administration	28
Muller, Robert F	Senior Vice President	Houston	Hines REIT	4
Owens, Thomas D	Senior Vice President	Houston	U.S. Development Funds	34
Rashin, Daniel L	Senior Vice President	Greenwich	National Office Partners	6

Allen, Ilene J	Vice President	Houston	Corporate Operations	19
Apollo, Frank R	Vice President	Houston	Hines REIT, Core Fund	13
Bay, Thomas H	Vice President	Houston	Conceptual Construction	9
Chenoweth, Mark	Vice President	Houston	Conceptual Construction	9
Daniel Jr., Robert F	Vice President	Aspen	Rocky Mountain Region	14
Donaldson, Edmund A	Vice President	Houston	Core Fund	12
Donovan, Douglas W	Vice President	Houston	Capital Markets Group	11
Fore, Stephanie H	Vice President	Houston	Human Resources	17
Harrison, John H	Vice President	San Francisco	National Office Partners	10
Hitt, Daniel P	Vice President	Houston	Operations/Engineering Services	32
Holland, Daniel J	Vice President	San Francisco	National Office Partners	20
Holtzer, Gary M	Vice President	San Francisco	National Office Partners	20
Hutchens, Jeanine E	Vice President	Houston	Worldwide Tax	26
Lancaster, George	Vice President	Houston	Corporate Communications	22
McCarthy, Mary R	Vice President	San Francisco	Capital Markets Group	1
McKenzie, Craig A	Vice President	Houston	Emerging Markets Fund	11
McMeans, Kevin L	Vice President	Houston	Core Fund	15
Montgomery, Keith H	Vice President	Houston	Financial Administration	10
Moore, Daniel J	Vice President	Greenwich	U.S. Office Value Added Fund	7
Nickell, Julie B	Vice President	Houston	Hines REIT	8
Robinson, David J	Vice President	Houston	Conceptual Construction	12
Ronald Jr., Douglas C	Vice President	Houston	Internal Audit	24
Schugart, Sherri W	Vice President	Houston	Hines REIT, Core Fund	11
Shen, Simon	Vice President	Houston	Emerging Markets Fund	10
Trowbridge, Andrew L	Vice President	Houston	Conceptual Construction	15
Ulrich, Clayton E	Vice President	Houston	Operations/Engineering Services	32
Vance, Richard	Vice President	Houston	Risk Management	23
Wick, David J	Vice President	Houston	Conceptual Construction	10

Hines’ Leasing and Property Management

Hines and its affiliates have extensive experience in providing responsive and professional property management and leasing services. Property management and leasing services provided by Hines include the following:

•	Tenant relations;

•	Energy management;

•	Preventive maintenance;

•	Security;

•	Vendor contracting;

•	Parking management;

•	Marketing plans;

•	Broker relations;

•	Tenant prospecting; and

•	Lease negotiation.

Hines believes that providing these services in a high quality and professional manner is integral to tenant satisfaction and retention.

Hines has been repeatedly recognized as an industry leader in property management and leasing. In 2001, 2002 and 2003, the U.S. Environmental Protection Agency (“EPA”) named Hines as “Energy Star” Partner of the year. An Energy Star label is a designation by the EPA for buildings that it believes show excellence in energy performance, reduced operating costs and environmental leadership. In 2004, the EPA recognized Hines with its Sustained Excellence Award in recognition of the firm’s continued leadership in superior energy management. Hines has owned or managed 103 buildings, with more than 60 million square feet, which have received an “Energy Star” label. Hines has 75 of these buildings, with approximately 50 million square feet, under current management. Hines has received more than 75 awards for buildings it has owned and/or managed from the Building Owners and Managers Association including “Building of the Year,” “New Construction of the Year,” “Commercial Recycler of the Year” and “Renovated Building of the Year” in local, regional, national and international competitions.

Hines believes that real estate is essentially a local business and that it is often a competitive advantage for Hines to have real estate professionals living and working in the local markets in which Hines and its affiliates own properties. This allows Hines’ real estate professionals to obtain local market knowledge and expertise and to maintain significant local relationships. As a result, Hines may have access to off-market acquisitions involving properties that are not yet being generally marketed for sale, which can alleviate competitive bidding and potentially higher costs for properties in certain cases. In addition, in part, as a result of Hines’ strong local presence in the markets it serves and its corporate culture, we believe Hines has a strong track record in attracting and retaining tenants.

Hines believes that tenant retention is a critical component of profitable building operations and results in lower volatility. Tenant loss can reduce operating income by decreasing rental revenue and operating expense recoveries and by exposing the property to market-driven rental concessions that may be required to attract replacement tenants. In addition, a property with high tenant turn-over may incur costs of leasing brokerage commissions and construction costs of tenant improvements required by new occupants of the vacant space.

Hines attempts to manage tenant occupancy proactively by anticipating and meeting tenant needs. In addition, Hines attempts to maintain productive relationships with leasing brokers in most major markets in the U.S. and currently maintains ongoing direct relationships with approximately 2,000 tenants as the manager of buildings for its own account and as a third-party manager. Hines also has a substantial number of relationships with corporate and financial users of office space as well as with law firms, accounting and consulting firms in multiple locations throughout the United States and, increasingly, in a range of global locations.

The following table reflects the average leasing levels of buildings managed by Hines over the past 10 years, as compared to the national average of U.S. office buildings as reported by the National Council of Real Estate Investment Fiduciaries (NCREIF):

Our Property Management and Leasing Agreements

The Operating Partnership has entered into a property management and leasing agreement with Hines, or affiliates of Hines, for each of the properties we own directly, under substantially the same terms as contained in our form of Property Management and Leasing Agreement summarized below, which was unanimously approved by our board of directors, including the independent directors. We expect to enter into similar agreements in connection with properties we will acquire and own directly in the future. Pursuant to these agreements, we have appointed and expect to appoint Hines to provide services in connection with the rental, leasing, operation and management of most, if not all, of our properties under the terms provided in the form Property Management and Leasing Agreement. To the extent we own interests in properties indirectly through entities or joint ventures, the Property Management and Leasing Agreements in place for properties owned by such entities or joint ventures, including agreements with Hines, may differ in material respects from our form agreement. The Core Fund has retained Hines to manage the properties it has acquired to date, and we expect the Core Fund will enter into similar agreements for properties it acquires in the future.

Hines may subcontract part or all of the required property management and leasing services but will remain ultimately responsible for services set forth in the Property Management and Leasing Agreement. Hines may form additional property management companies as necessary to manage the properties we acquire and may approve of the change of management of a property from one manager to another. Also, we may retain a third-party to perform certain property management and leasing functions. For example, we currently retain third party leasing agents at some of our properties.

Many of the services to be performed by Hines as property manager are summarized below. This summary is provided to illustrate the material functions that Hines will perform for us as our property manager, and it is not intended to include all of the services that may be provided to us by Hines or by third parties. Under each Property Management and Leasing Agreement, Hines, either directly or indirectly by engaging an affiliate or a third party, may:

•	manage, operate and maintain each premises in a manner normally associated with the management and operation of a quality building;

•
prepare and submit to us a proposed operating budget, capital budget, marketing program and leasing guidelines for each property for the management, leasing, and operation of each property for the forthcoming calendar year;

•	collect all rents and other charges;

•	perform construction management services in connection with the construction of leasehold improvements or redevelopment;

•	be primarily responsible for the leasing activities of each property or supervise any third party we retain directly to provide such leasing activities; and

•	enter into various agreements with sub-contractors for the operational activities of each property.

Compensation under the Property Management and Leasing Agreement

For properties we acquire and own directly, we pay Hines a management fee equal to the lesser of (i) 2.5% of the annual gross revenues received from the property or (ii) the amount of property management fees recoverable from tenants of the property under their leases, subject to a minimum of 1% of the annual gross revenues in the case of single-tenant properties. If we retain Hines as our primary leasing agent, we will pay Hines a leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event. Leasing fees are payable regardless of whether an outside broker was used in connection with the transaction. Leasing fees are paid 50% at the time the lease is executed and the balance when the tenant takes occupancy or a renewal, extension, expansion or similar term begins. If the property manager provides construction management services for leasehold improvements, we pay the property manager the amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by the property manager for services provided by off-site employees. If the property manager provides re-development construction management services, the property manager is paid 2.5% of total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services.

We also generally reimburse Hines for its operating costs incurred in providing property management and leasing services. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the management agreement. Examples of such support include risk management, regional and central accounting, cash and systems management, human resources and payroll, technology and internal audit. However, the reimbursable cost of these personnel and overhead expenses will be limited to the lesser of the amount that is recovered from tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. This latter limitation is $0.235 per rentable square foot for 2007, adjusting on January 1 of each year subsequent to 2007 based on the consumer price index.

Term of the Property Management and Leasing Agreement

The Operating Partnership is party to a separate Property Management and Leasing Agreement for each property we own directly, each with an initial term of ten years from the date of each agreement. Thereafter, each agreement may be renewed for an unlimited number of successive one-year terms upon the mutual consent of Hines and us. Each such renewal must be approved by a majority of our independent directors.

Either Hines or we may terminate an agreement upon 30 days’ prior written notice in the event that (i) we sell the property to a third-party that is unaffiliated with us in a bona fide transaction, (ii) the property is substantially destroyed or condemned, where such destruction cannot be restored within one year after the casualty, or (iii) an affiliate of Hines is no longer our advisor. In addition, we may terminate the applicable Property Management and Leasing Agreement if Hines commits a material breach and such breach continues for 30 days after written notice from us (plus, with respect to breaches which Hines commences diligent efforts to cure within such period, but which cannot reasonably be cured within 30 days, such additional period not to exceed 90 days as is reasonably necessary to cure such breach).

Every year, Hines will complete and deliver to us a written performance review, the scope and substance of which will be agreed to by Hines and us prior to the delivery of the first such performance review of the management of each property subject to a Property Management and Leasing Agreement. If we identify any material operating or performance deficiencies that are within the reasonable control of Hines after reviewing the performance review, we may give Hines written notice of such deficiencies. Hines will then have the later of 30 days, or such time as is reasonably necessary, to cure the deficiencies we identified. If such deficiencies are not corrected within this time period, we then may give Hines notice of our desire to terminate the applicable Property Management and Leasing Agreement. If Hines does not cure such deficiencies within 30 days of the second notice, and provide written notice to us that such deficiencies have been cured, we may then terminate the applicable Property Management and Leasing Agreement.

Indemnification

The Operating Partnership has agreed to indemnify, defend and hold harmless Hines and its officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that such officers, agents and employees may directly or indirectly sustain, suffer or incur arising from or in connection with the Property Management and Leasing Agreement or the property, unless the same results from (i) the negligence or misconduct of such officer, agent or employee acting within the scope of their office, employment, or agency, or (ii) the breach of this agreement by Hines. The Company shall assume on behalf of such officer, agent and employee the defense of any action at law or in equity which may be brought against such officer, agent or employee based upon a claim for which indemnification is applicable.

The Dealer Manager

Hines Real Estate Securities, Inc., our Dealer Manager, was formed in June 2003. It is registered under applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. The Dealer Manager was formed to provide the marketing function for the distribution and sale of our common shares and for offerings by other Hines-sponsored programs. The Dealer Manager is a member firm of the National Association of Securities Dealers, Inc.

The following table sets forth information with respect to the directors, officers and the key employees of the Dealer Manager who are involved in its national sales and marketing activities:

Name	Age	Position and Office with the Dealer Manager
Charles M. Baughn	52	Director
Charles N. Hazen	46	Director
Sherri W. Schugart	41	Director
Robert F. Muller, Jr	45	Director and President
Frank R. Apollo	40	Vice President, Treasurer and Secretary
J. Mark Earley	44	Director of REIT Distribution
S. William Lehew	50	Divisional Director

Please see “— Our Officers and Directors” for the biographies of Messrs. Baughn, Hazen and Apollo and Ms. Schugart.

Robert F. Muller, Jr.  Mr. Muller joined the Dealer Manager in June of 2003 and is the President and a director of the Dealer Manager. Prior to joining the Dealer Manager, he was National Director of Sales for Morgan Stanley’s Investment Management Group, which oversaw the distribution of investment management products. Mr. Muller also served as Executive Director for Van Kampen Investments. He is a graduate of the University of Texas at Austin with a B.B.A. in Accounting and is a general securities principal.

J. Mark Earley.  Mr. Earley joined the Dealer Manager in September of 2003. He is responsible for overseeing share distribution nationally for the Dealer Manager. Prior to joining the Dealer Manager, he was a Managing Director for Morgan Stanley from April 2002 to September 2003. In addition, he was responsible for seeking sales and revenue growth within a region of 65 branches and approximately 1,600 financial advisors. Prior to joining Morgan Stanley, Mr. Earley was the Western Regional Sales Manager for BlackRock Funds from January 2001 to March 2002. He graduated from Stephen F. Austin State University with a B.B.A. in General Business and holds a Texas Real Estate Brokers License and Series 7, 24 and 63 securities licenses.

S. William Lehew.  Mr. Lehew joined the Dealer Manager in April of 2004 and is responsible for overseeing share distribution for the Eastern Division of the Dealer Manager. Prior to his promotion to Divisional Director, he was a Regional Sales Director for the Dealer Manager covering the states of North Carolina, South Carolina, Virginia, Maryland, West Virginia and Washington, D.C. Before joining the Dealer Manager, Mr. Lehew served as a Regional Vice President for Seligman Advisors, with responsibility for wholesaling managed money and mutual funds. Prior to that, Mr. Lehew worked for Van Kampen Investments as a Vice President responsible for wholesaling mutual funds. He has been in the securities business since 1986. He is a graduate of the Citadel with a B.A. in political science and holds Series 7, 24 and 63 securities licenses.

MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS
AND OPERATING PARTNERSHIP PARTICIPATION INTEREST

The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments payable to Hines or affiliates of Hines in connection with this offering and our operations.

Type and Recipient	Description and Method of Computation	Estimated Maximum (Based on $2,200,000,000 in Shares)(1)
	Organizational and Offering Activities(2)
Selling Commissions — the Dealer	Up to 7.0% of gross offering proceeds,	$140,000,000
Manager	excluding proceeds from our dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers.(3)
Dealer-Manager Fee — the Dealer	Up to 2.2% of gross offering proceeds,	$44,000,000
Manager	excluding proceeds from our dividend reinvestment plan, a portion of which may be reallowed to selected participating broker-dealers.(4)
Reimbursement of Organization and	Reimbursement of actual expenses	$36,739,000
Offering Expenses — the Advisor
incurred in connection with our organization and this offering by the Advisor, Dealer Manager and their affiliates. We expect such reimbursement to be approximately 1.7% of gross offering proceeds if we raise the maximum offering amount in this offering.(5)

	Investment Activities(6)
Acquisition Fee — the Advisor	0.50% of (i) the purchase price of	$9,808,033(7)

real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.

Participation Interest in the Operating Partnership — HALP Associates Limited Partnership
A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(8)
		Not determinable at this time(9)
	Operational Activities
Asset Management Fee — the Advisor	0.0625% per month of the net equity capital we have invested in real estate investments at the end of each month.	Not determinable at this time(9)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership
A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(8)
		Not determinable at this time(9)
Expense Reimbursements in connection with our administration — the Advisor	Reimbursement of actual expenses incurred on an ongoing basis.(10)	Not determinable at this time

Property Management Fee — Hines
The lesser of (i) 2.5% of annual gross revenues received from the property, or (ii) the amount of management fees recoverable from tenants under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties.
Not determinable at this time
Leasing Fee — Hines	1.5% of gross revenues payable over the term of each executed lease, including any amendment, renewal, extension, expansion or similar event if Hines is our primary leasing agent.	Not determinable at this time
Tenant Construction Management Fees — Hines	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines if the related services are provided by off-site employees.(11)	Not determinable at this time
Re-development Construction Management Fees — Hines	2.5% of total project costs relating to the re- development, plus direct costs incurred by Hines in connection with providing the related services.	Not determinable at this time
Expense Reimbursements — Hines	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(12)	Not determinable a t this time
Disposition and Liquidation
Disposition Fee	No disposition fee will be paid to the Advisor or its affiliates in connection with disposition of our investments.(13)	Not applicable
Incentive Fee	No incentive fee will be paid to the Advisor or its affiliates in connection with the sale of assets, liquidation or listing of our shares.	Not applicable
__________

(1)	Assumes we sell the maximum of $2,000,000,000 in shares in our primary offering and issue $200,000,000 in shares relating to our dividend reinvestment plan pursuant to this offering.

(2)
The total compensation and expense reimbursements related to our organizational and offering activities which include selling commissions, the dealer-manager fee and our organization and offering expenses, will not exceed 15% of the proceeds raised in this offering.

(3)
Commissions may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table, we have not assumed any such discounts or waivers.

(4)
The Dealer Manager will not receive the dealer-manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus. The dealer-manager fee may be waived for certain large investments as further described in the “Plan of Distribution” section of this prospectus. For purposes of this table, we have not assumed any such waivers.

(5)
We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses, other than selling commissions and the dealer-manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees and employees of the Advisor’s affiliates in connection with registering and to facilitate the marketing of the shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses related to the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. If the aggregate of the selling commissions, the dealer-manager fee and all organization and offering expenses exceed 15% of the proceeds raised in this offering, our Advisor or its affiliates will pay any excess organization and offering costs over this limit, and we will have no liability for such excess expenses. To the extent our organizational and offering expenses exceed our estimate, our Advisor can be reimbursed for additional amounts which, when added to selling commissions and the dealer-manager fee, could total up to 15% of the proceeds raised in this offering.

(6)
The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(7)
For purposes of this table we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $2,200,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,519,339. Some of these fees may be payable out of the proceeds of such borrowings.

(8)
Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. The component of the increase in the Participation Interest attributable to investment activities will be included in the definition of acquisition fees and will therefore be included in the 6.0% limitation calculation described above in footnote 6. In addition, the component of the increase in the Participation Interest attributable to operational activities will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 10.

(9)
In connection with both the asset management fee and the corresponding increase in the Participation Interest, the percentage itself on an annual basis would equal 0.75%, or 1.5% on a combined basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity capital we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentage) of either of these items on an annual basis.

(10)
The Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by U.S. GAAP, except certain expenses identified in our articles of incorporation. The expenses identified by our articles of incorporation as excluded from operating expenses include: (i) expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) amounts paid as partnership distributions of the Operating Partnership; and (iv) all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” for a detailed description of these expenses.

(11)	These fees relate to construction management services for improvements and build-outs to tenant space.

(12)
Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. Reimbursement of these personnel and overhead expenses will be limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per rentable square foot limitation within the applicable property. This per rentable square foot limitation is $0.235 in 2007, and the limitation will be increased on January 1 of each year based on the consumer price index. Periodically, an affiliate of Hines may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property. For example, an affiliate of Hines manages a parking garage and another affiliate of Hines provides security at the Shell Buildings.

(13)	The Company will not pay a real estate commission to Hines or an affiliate of Hines upon the sale of properties, unless such payment is approved by our independent directors.

We will pay no fees or compensation to the Core Fund, its general partner or advisor. All fees and compensation paid to the Core Fund, its general partner or its advisor will be paid or borne solely by limited partners in the Core Fund. In addition, we pay our independent directors certain fees, reimburse independent directors for out-of-pocket expenses incurred in connection with attendance at board or committee meetings and award independent directors common shares under our Employee and Director Incentive Share Plan. Please see “Management — Compensation of Directors.”

Subject to limitations contained in our articles of incorporation, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by our independent directors.

OUR REAL ESTATE INVESTMENTS

Overview

We were formed for the purpose of acquiring real estate investments. As of February 28, 2007, we owned interests in 24 office properties located in 17 cities in the United States and one mixed-use office and retail complex in Toronto, Canada. These properties contain, in the aggregate, approximately 14.9 million square feet of leasable space.

Although we own a non-managing general partner interest in the Core Fund and are involved in and/or supervise the management of the Core Fund, we do not control the Core Fund’s operations and its results of operations are not consolidated in our financial statements. We are providing selected combined operating data for all of the properties in which we own an interest to give investors additional information about our portfolio-wide operational position. As we do not control the Core Fund’s operations, the Core Fund’s operating data and the operating data of the combined portfolio of all properties in which we own an interest are not attributable to our oversight and management.

The following tables provide summary information regarding the 25 properties in which we owned an interest as of February 28, 2007. Each property is briefly discussed after the table.

Property(1)	City	Leasable Square Feet	Leased Percent	Our Effective Ownership(2)
321 North Clark	Chicago, Illinois	885,664	94%	100%
Citymark	Dallas, Texas	218,096	100%	100%
Watergate Tower IV	Emeryville, California	344,433	100%	100%
Airport Corporate Center	Miami, Florida	1,018,627	95%	100%
3400 Data Drive	Rancho Cordova, California	149,703	100%	100%
Daytona Buildings	Redmond, Washington	250,515	100%	100%
Laguna Buildings	Redmond, Washington	464,701	100%	100%
1515 S Street	Sacramento, California	348,881	100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377	75%	100%
Atrium on Bay	Toronto, Canada	1,079,870	86%	100%
Total for Directly-Owned Properties		5,013,867	93%
One Atlantic Center	Atlanta, Georgia	1,100,312	82%	30.95%
Three First National Plaza	Chicago, Illinois	1,419,079	92%	24.76%
333 West Wacker	Chicago, Illinois	841,621	90%	24.70%
One Shell Plaza	Houston, Texas	1,228,160	97%	15.47%
Two Shell Plaza	Houston, Texas	566,960	94%	15.47%
425 Lexington Avenue	New York, New York	700,034	100%	13.81%
499 Park Avenue	New York, New York	288,204	100%	13.81%
600 Lexington Avenue	New York, New York	281,072	100%	13.81%
Riverfront Plaza	Richmond, Virginia	949,873	99%	30.95%
525 B Street	San Diego, California	447,159	89%	30.95%
The KPMG Building	San Francisco, California	379,328	96%	30.95%
101 Second Street	San Francisco, California	388,370	99%	30.95%
720 Olive Way	Seattle, Washington	300,710	82%	24.70%
1200 19th Street	Washington, D.C.	234,718	100%	13.81%
Warner Center	Woodland Hills, California	808,274	98%	24.70%
Total for Core Fund Properties		9,933,874	94%
Total for All Properties		14,947,741	94%

(1)
This percentage shows the effective ownership of the Operating Partnership in the properties listed. On February 28, 2007, Hines REIT owned a 97.30% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.70% interest in the Operating Partnership. We own interests in all of the properties other than those identified above as being owned 100% by us through our interest in the Core Fund, in which we owned an approximate 34.0% non-managing general partner interest as of February 28, 2007. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 91.0%.

Market and Industry Concentration

The following table provides a summary of the market concentration of our portfolio based on our pro-rata share of the purchase price in each of the properties in which we owned an interest as of February 28, 2007.

City	Market Concentration: Directly-Owned Properties	Market Concentration: Core Fund Properties(1)	Market Concentration: All Properties(2)
Chicago, Illinois	21%	17%	19%
Seattle, Washington	19%	3%	13%
Toronto, Canada	19%	—	12%
Miami, Florida	14%	—	9%
San Francisco, California	5%	14%	8%
Emeryville, California	12%	—	8%
Sacramento, California	8%	—	5%
Richmond, Virginia	—	13%	5%
Atlanta, Georgia	—	14%	5%
New York, New York	—	12%	4%
Los Angeles, California	—	12%	4%
Houston, Texas	—	8%	3%
San Diego, California	—	5%	2%
Dallas, Texas	2%	—	2%
Washington, D.C.	—	2%	1%
__________

(1)	These amounts represent the Core Fund’s pro-rata share based on its effective ownership in each of the properties as of February 28, 2007.

(2)	These amounts represent our pro-rata share based on our effective ownership in each of the properties as of February 28, 2007.

The following table provides a summary of the industry concentration of the tenants of the properties in which we owned interests based on our pro-rata share of their leased square footage as of February 28, 2007:

Industry	Industry Concentration: Directly-Owned Properties	Industry Concentration: Core Fund Properties(1)	Industry Concentration: All Properties(2)
Finance and Insurance	19%	24%	21%
Legal	7%	38%	17%
Information	16%	5%	13%
Government	12%	2%	9%
Health Care	9%	6%	8%
Manufacturing	9%	2%	7%
Professional Services	6%	7%	6%
Other	7%	3%	5%
Other Services	5%	1%	4%
Arts, Entertainment and Recreation	5%	—	3%
Construction	5%	—	3%
Oil & Gas/Energy	—	9%	3%
Accounting	—	3%	1%
__________

(1)	These amounts represent the Core Fund’s pro-rata share based on its effective ownership in each of the properties as of February 28, 2007.

(2)	These amounts represent our pro-rata share based on our effective ownership in each of the properties as of February 28, 2007.

Lease Expiration

Directly-Owned Properties

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from February 28, 2007 through December 31, 2007 and for each of the years ending December 31, 2008 through December 31, 2016 and thereafter for the ten properties we owned directly as of February 28, 2007. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area
Year	Number of Leases	Approximate Square Feet	Percent of Total Leasable Area
Vacant	—	331,357	6.7%
2007	58	321,012	6.5%
2008	41	294,446	5.9%
2009	62	686,690	13.8%
2010	35	259,272	5.2%
2011	33	244,849	4.9%
2012	13	626,757	12.6%
2013	15	1,011,422	20.3%
2014	16	164,726	3.3%
2015	9	66,618	1.3%
2016	9	214,052	4.3%
Thereafter	8	752,101	15.2%

Core Fund Properties

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from February 28, 2007 through December 31, 2007 and for each of the years ending December 31, 2008 through December 31, 2016 and thereafter for the 15 properties in which the Core Fund had an interest as of February 28, 2007. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
Year	Number of Leases	Approximate Square Feet	Percent of Total Leasable Area
Vacant	—	562,328	5.7%
2007	60	478,945	4.8%
2008	55	427,807	4.3%
2009	66	661,682	6.7%
2010	49	443,184	4.5%
2011	43	882,559	8.9%
2012	35	617,427	6.2%
2013	29	1,069,547	10.8%
2014	19	440,220	4.4%
2015	19	1,883,983	19.0%
2016	17	307,903	3.1%
Thereafter	29	2,117,323	21.6%

All Properties

The following table lists our pro-rata share of the scheduled lease expirations for the period from February 28, 2007 through December 31, 2007 and for each of the years ending December 31, 2008 through December 31, 2016 and thereafter for the properties in which we owned an interest as of February 28, 2007. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
Year	Number of Leases	Approximate Square Feet(1)	Percent of Total Leasable Area(1)
Vacant	—	480,341	6.5%
2007	118	411,977	5.6%
2008	96	409,893	5.6%
2009	128	859,849	11.7%
2010	84	372,270	5.1%
2011	76	457,791	6.2%
2012	48	792,772	10.8%
2013	44	1,315,693	17.9%
2014	35	283,315	3.9%
2015	28	437,892	6.0%
2016	26	289,270	3.9%
Thereafter	37	1,179,735	16.8%
__________

(1)	These amounts represent our pro-rata share based on our effective ownership in each of the properties as of February 28, 2007.

Our Directly-Owned Properties

Summarized below is certain information about the nine office properties and one mixed use office and retail property that we owned directly as of February 28, 2007:

City	Property	Date Acquired	Date Built/Renovated(1)		Acquisition Cost
	(In millions)
San Mateo, California	1900 and 2000 Alameda	June 2005	1983,1996	(2)	$59.8
Dallas, Texas	Citymark	August 2005	1987		$27.8
Sacramento, California	1515 S Street	November 2005	1987		$66.6
Miami, Florida	Airport Corporate Center	January 2006	1982-1996	(3)	$156.8
Chicago, Illinois	321 North Clark	April 2006	1987		$247.3
Rancho Cordova, California	3400 Data Drive	November 2006	1990		$32.8
Emeryville, California	Watergate Tower IV	December 2006	2001		$144.9
Redmond, Washington	Daytona Buildings	December 2006	2002		$99.0
Redmond, Washington	Laguna Buildings	January 2007	1960-1999	(4)	$118.0
Toronto, Canada	Atrium on Bay	February 2007	1984		$215.6	(5)
__________

(1)	The date shown reflects the later of the building’s construction completion date or the date of the building’s most recent renovation.

(2)	1900 Alameda was constructed in 1971 and substantially renovated in 1996; 2000 Alameda was constructed in 1983.

(3)	Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land development site.

(4)	Four of the Laguna Buildings were constructed in the 1960’s while the remaining two buildings were constructed in 1998 and 1999.

(5)	This amount was translated from the $250.0 million CAD acquisition cost as of the date of acquisition.

1900 and 2000 Alameda

1900 and 2000 Alameda, located in the San Francisco Bay Area office market in San Mateo, California, consist of a four-story building constructed in 1971 and substantially renovated in 1996 and a two-story building completed in 1983. California Casualty Management Company leases 101,894 square feet, or approximately 40% of the rentable area of the property. California Casualty is a privately-held provider of home and automobile insurance. In May 2018, the lease will expire and may be renewed for four consecutive 5-year periods. The remaining lease space is leased to 15 tenants, none of which leases more than 10% of the property’s rentable area. We believe 1900 and 2000 Alameda offer several competitive advantages, including their proximity to numerous restaurants, shops and hotels as well as views of the adjacent golf course and easy vehicular access to major highways servicing the Bay Area.

Citymark

Citymark, located at 3100 McKinnon Street in Dallas, Texas, is an 11-story office building constructed in 1987. Two subsidiaries of Centex Corporation, a publicly-traded company involved in home building, financial services, home services and commercial contracting, lease 179,793 square feet, or approximately 82% of the building’s rentable area. Of the rentable area leased to these subsidiaries, 83,559 square feet expires in November 2009, and the balance expires in November 2010. The remaining lease space is leased to five tenants, none of which leases more than 10% of the property’s rentable area. We believe Citymark offers several competitive advantages, including its convenient access to executive housing, the Dallas North Tollway and Dallas’ central business district.

1515 S Street

1515 S Street, an office complex located in Sacramento, California, consists of two five-story office buildings and an eight-story parking garage constructed in 1987. The State of California leases an aggregate of 340,170 square feet, or 98% of the buildings’ rentable area under two leases. The first such lease covers 304,715 square feet and expires in April 2013. The second such lease covers 35,455 square feet and expires in October 2012. Both leases may be terminated by the State of California’s right to terminate these leases upon 90 days’ notice, which become exercisable beginning in April 2009 and March 2009, respectively. The remaining lease space of 1515 S Street is leased to four tenants, none of which leases more than 10% of the property’s rentable area. We believe the property offers several competitive advantages, including its convenient access to Sacramento’s central business district, immediate access to public transportation and proximity to the state capitol.

Airport Corporate Center

Airport Corporate Center, a portfolio of properties located in the Miami Airport submarket of Miami, Florida, consists of 11 buildings and a 5.46-acre land tract. A subsidiary of Norwegian Cruise Lines leases 190,790 square feet, or approximately 19% of the properties’ rentable area, through January 2009 and thereafter has the right to renew for two five-year terms. The remaining lease space of Airport Corporate Center is leased to 106 tenants, none of which leases more than 10% of the property’s rentable area.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

Year	Weighted Average Occupancy	Average Effective Annual Gross Rent per Leased Sq. Ft.(1)
2002	75.9%	$17.14
2003	78.4%	$14.99
2004	82.0%	$17.29
2005	89.9%	$17.95
2006	92.4%	$18.76
__________

(1)
Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component) by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property, and we believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Airport Corporate Center (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis. We believe the property offers several competitive advantages, including its location on the western edge of Miami International Airport in close proximity to the Palmetto Expressway and a strong amenity base.

321 North Clark

On April 24, 2006, we acquired 321 North Clark, an office property located in the central business district in Chicago, Illinois. 321 North Clark consists of a 35-story office building and a parking structure that were constructed in 1987. The American Bar Association leases 225,555 square feet, or approximately 25% of the property’s rentable area, under a lease that expires in June 2019 and provides an option to renew for one ten-year term. The lease also provides a termination option effective in June 2014 and contraction options in June 2011 and June 2016, subject to certain penalties. Foley & Lardner LLP, a legal firm, leases 211,546 square feet, or approximately 24% of the property’s rentable area, under a lease that expires in April 2018 and provides options to renew for two five-year terms. The lease also provides contraction options effective in April 2010 and April 2013, subject to certain penalties. Mesirow Financial, a diversified financial services firm, leases 185,442 square feet, or approximately 21% of the property’s rentable area, under a lease that expires in December 2009 and provides an option to renew for one additional five year term. The remaining lease space of 321 North Clark is leased to 23 tenants, none of which leases more than 10% of the property’s rentable area.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

Year	Weighted Average Occupancy	Average Effective Annual Gross Rent per Leased Sq. Ft.(1)
2002	80.3%	$19.29
2003	50.0%	$16.35
2004	67.9%	$17.94
2005	85.3%	$19.85
2006	91.5%	$20.29
__________

(1)
Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s cash-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property, and we believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of 321 North Clark (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis. We believe the property offers several competitive advantages, including its landmark presence in a central river-front location near the heart of the River North entertainment, retail and residential center of Chicago.

3400 Data Drive

On November 21, 2006, we acquired an office property in Rancho Cordova, California, a submarket of Sacramento. 3400 Data Drive is a three-story office building constructed in 1990. The property contains approximately 149,703 square feet of rentable area and is 100% leased to Catholic Healthcare West, a firm that operates a system of 42 hospitals and medical centers in California, Arizona and Nevada. The lease expires in June 2013 and provides options to renew for two five-year terms.

Watergate Tower IV

On December 8, 2006, we acquired Watergate Tower IV, an office building located at 2100 Powell Street in Emeryville, California, a submarket of the East Bay. Watergate Tower IV is a 16-story office building that consists of 344,433 square feet of rentable area and is 100% leased. Oracle Corporation, a software application company, leases 298,089 square feet or approximately 87% of the building’s rentable area, under a lease that expires in 2013 and provides an option to renew for one additional five-year term. Novartis AG, a pharmaceutical company, leases 46,344 square feet or approximately 13% of the building’s rentable area, under a lease that expires in 2013. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

Year	Weighted Average Occupancy	Average Effective Annual Gross Rent per Leased Sq. Ft.(1)
2002	100.0%	$32.47
2003	100.0%	$33.07
2004	100.0%	$33.65
2005	100.0%	$34.27
2006	100.0%	$34.30
__________

(1)
Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Watergate Tower IV (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

Daytona Buildings

On December 20, 2006, we acquired three office buildings located at 148th Avenue and N. E. 31st Way in Redmond, Washington (the “Daytona Buildings”). The Daytona Buildings were constructed in 2002. The buildings contain 250,515 square feet of rentable area that are 100% leased. Microsoft Corporation leases 211,731 square feet, or approximately 85% of the buildings’ rentable area, under a lease that expires in 2012 and provides options to renew for two additional five-year terms. The balance of the buildings’ rentable area is leased to ten office tenants and one retail tenant, none of which leases more than 10% of the buildings’ rentable area.

Laguna Buildings

On January 3, 2007, we acquired six office buildings located on N. E. 31st Way in Redmond, Washington (the “Laguna Buildings”). Four of the Laguna Buildings were constructed in the 1960’s, while the remaining two buildings were constructed in 1998 and 1999. The Laguna Buildings contain 464,701 square feet of rentable area and are 100% leased. Honeywell Industries, Inc., an industrial products company, leases 255,905 square feet, or approximately 55% of the buildings’ rentable area, under a lease that expires in 2012 and also leases 104,443 square feet, or approximately 23% of the buildings’ rentable area, under a lease that expires in 2009 and provides options to renew for two additional five-year terms. Microsoft Corporation leases 104,353 square feet, or approximately 22% of the buildings’ rentable area under a lease that expires in 2011.

Atrium on Bay

On February 26, 2007, we acquired Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. Atrium on Bay is comprised of three office towers, a two-story retail mall, and a two-story parking garage, and was constructed in 1984. The buildings consist of 1,079,870 square feet of rentable area and are 86% leased to a variety of office and retail tenants. The Canadian Imperial Bank of Commerce, a financial institution, leases 372,733 square feet, or approximately 35% of the rentable area, through leases that expire in 2011, 2013 and 2016. The balance of the complex is leased to 31 office tenants, 57 retail tenants and 4 other tenants, none of which leases more than 10% of the rentable area of the complex.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

Year	Weighted Average Occupancy	Average Effective Annual Gross Rent per Leased Sq. Ft.(1)
2002	89.2%	$30.19
2003	90.9%	$29.73
2004	88.3%	$29.88
2005	85.4%	$32.46
2006	83.6%	$34.22
__________

(1)
Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries), by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property and believes the property is suitable for its intended purpose and adequately covered by insurance. The cost of Atrium on Bay (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

Seattle Design Center

On March 27, 2007, we entered into a contract to acquire Seattle Design Center, a mixed-use office and retail complex located near the central business district of Seattle, Washington. Seattle Design Center is comprised of a two-story building constructed in 1973 and a five-story building with an underground parking garage, constructed in 1983. The buildings consist of 390,684 square feet of rentable area and are 90% leased to a variety of office and retail tenants. The contract purchase price of Seattle Design Center is expected to be approximately $57.0 million, exclusive of transaction costs, financing fees and working capital reserves. We anticipate that the closing will occur on or about June 22, 2007, subject to a number of customary closing conditions. There is no guarantee that this acquisition will be consummated, and if we elect not to close on Seattle Design Center, we will forfeit our $4 million in earnest money deposits.

Our Permanent Debt and Revolving Credit Facility

Permanent Debt Secured by Our Properties

Debt Secured by Airport Corporate Center

In connection with the acquisition of Airport Corporate Center, on January 31, 2006 a wholly-owned subsidiary of the Operating Partnership assumed a mortgage agreement with Wells Fargo Bank, N.A., as trustee for the registered holders of certain commercial mortgage pass-through certificates, in the aggregate principal amount of $91.0 million. The loan bears interest at a fixed rate of 4.775% per annum, matures and becomes payable on March 11, 2009 and is secured by a mortgage, assignment of leases and other customary loan documents encumbering Airport Corporate Center. The mortgage agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. The Operating Partnership has executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents.

Debt Secured by 1515 S Street

On April 18, 2006, we entered into a mortgage loan with Metropolitan Life Insurance Company and its affiliates in the aggregate principal amount of $45.0 million. The loan bears interest at 5.68% per annum, matures and becomes payable on May 1, 2011 and is secured by a deed of trust, an assignment of leases and other customary loan documents encumbering 1515 S Street. Proceeds from this loan were used to pay down amounts outstanding under our revolving credit facility.

The loan documents contain customary events of default, with, in certain cases, corresponding grace periods, including payment defaults and bankruptcy-related defaults, and customary covenants, such as limitations on indebtedness and granting of liens and maintenance of certain financial ratios. Additionally, in the event the State of California terminates its leases at the property for any reason at any time prior to April 30, 2013, the loan documents require the borrower to deliver to the lender a $5.0 million letter of credit to secure certain anticipated reletting costs. The Operating Partnership has executed a guaranty of the borrower’s obligation to deliver such letter of credit in accordance with the requirements of the loan documents.

Under the mortgage agreement, it would be an event of default if interests in any entity directly owning 1515 S Street were pledged to secure obligations other than under our revolving credit facility or any modification, renewal or replacement of such facility on substantially similar economic and material business terms as our revolving credit facility.

Debt Secured by Atrium on Bay

On February 26, 2007, we entered into a $190.0 million CAD (approximately $163.9 million USD as of February 26, 2007) mortgage loan with Capmark Finance, Inc. (“Capmark”) in connection with our acquisition of Atrium on Bay. This loan bears interest at an effective fixed rate of 5.33%, has a 10-year term and is secured by Atrium on Bay. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to Hines REIT.

Debt Secured by 321 North Clark

In connection with our acquisition of 321 North Clark, on April 24, 2006, we entered into a term loan agreement with KeyBank to provide bridge financing in the principal amount of $165.0 million. The loan had an original term of 120 days, was scheduled to mature on August 22, 2006 and was secured by our equity interests in entities that directly or indirectly hold certain real property assets. On August 2, 2006, we repaid the loan in full with proceeds from a credit facility we entered into with HSH Nordbank, which is discussed below.

HSH Credit Facility

On August 1, 2006 (as amended on January 19, 2007), we entered into a credit agreement with HSH Nordbank AG, New York Branch (“HSH Nordbank”) providing for a secured credit facility in the maximum principal amount of $500.0 million (the “HSH Facility”), subject to certain borrowing limitations. The total borrowing capacity under the HSH Facility is based upon a percentage of the appraised values of the properties that we select to serve as collateral under this facility, subject to certain debt service coverage limitations. On August 1, 2006, we borrowed approximately $185.0 million under the HSH Facility to repay a term loan with KeyBank that we used to fund our acquisition of 321 North Clark and debt outstanding under our revolving credit facility, and to pay fees and expenses related to the HSH Facility.

The initial $185.0 million borrowing under the HSH Facility has a term of ten years and bears interest at a variable rate, as described below. The effective fixed interest rate on such borrowing is 5.8575% as a result of an interest rate swap agreement we entered into with HSH Nordbank. Subsequent borrowings under the HSH Facility must be drawn, if at all, before July 31, 2009, and undrawn amounts will be subject to an unused facility fee of 0.15% per annum on the average daily outstanding undrawn loan amount during this period. For amounts drawn under the HSH Facility after August 1, 2006, we may select terms of five, seven or ten years for the applicable borrowings. The outstanding balance of these loans will bear interest at a rate equal to one-month LIBOR plus an applicable margin of (i) 0.40% for borrowings before August 1, 2007 that have ten-year terms, and (ii) 0.45% for all other borrowings and maturities. We are required to purchase interest rate protection in the form of interest rate swap agreements prior to borrowing any additional amounts under the HSH Facility to secure us against fluctuations of LIBOR. Loans under the HSH Facility may be prepaid in whole or in part, subject to the payment of certain prepayment fees and breakage costs.

The Operating Partnership provides customary non-recourse carve-out guarantees under the HSH Facility and limited guarantees with respect to the payment and performance of (i) certain tenant improvement and leasing commission obligations in the event the properties securing the loan fail to meet certain occupancy requirements and (ii) certain major capital repairs with respect to the properties securing the loans.

The HSH Facility provides that an event of default will exist if a change in majority ownership or control occurs for the Advisor or Hines, or if the Advisor no longer provides advisory services or manages the day-to-day operations of Hines REIT. The HSH Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios.

On January 23, 2007, we borrowed $98.0 million under the HSH Facility, which we used to repay amounts owed under our revolving credit facility with KeyBank. The $98.0 million borrowing is secured by mortgages or deeds of trust and related assignments and security interests on two of our directly owned properties, 3400 Data Drive and Watergate Tower IV. Our subsidiaries that directly own such properties are the borrowers under the loan documents. The borrowing matures on January 12, 2017 and bears interest at a variable rate based on one-month LIBOR plus a margin of 0.40%. The interest rate on this borrowing has been effectively fixed at 5.2505% as a result of the interest rate swap we entered into with HSH Nordbank.

On February 27, 2007, we entered into a forward interest rate swap contract with HSH Nordbank with a notional amount of $119.0 million. The contract, which has an effective date of May 1, 2007 and a 10-year term, was entered into as an economic hedge against the variability of future interest rates on variable interest rate debt. Under the agreement, we will pay a fixed rate of 4.955% in exchange for receiving floating interest rate payments based on one-month LIBOR. We anticipate that on or about May 1, 2007, we will pay down amounts outstanding under our revolving credit facility with additional borrowings under our HSH Facility. We expect that the $119 million borrowing will have an effective fixed interest rate of 5.355% as a result of this swap agreement and will be secured by mortgages or deeds of trust and related assignments and security interests on the Daytona and Laguna Buildings.

Our Revolving Credit Facility

We have a revolving credit facility with KeyBank, as administrative agent for itself and various other lenders, with maximum aggregate borrowing capacity of up to $250.0 million. We established this facility to repay certain bridge financing incurred in connection with certain of our acquisitions and to provide a source of funds for future real estate investments and to fund our general working capital needs. As of April 6, 2007, we owed $77.7 million under this facility.

The credit facility has a maturity date of October 31, 2009, which is subject to extension at our election for two successive periods of one year each, subject to specified conditions. We may increase the amount of the facility to a maximum of $350.0 million upon written notice prior to May 8, 2008, subject to KeyBank’s ability to syndicate the additional amount. The facility allows, at our election, for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on prescribed leverage ratios. The weighted-average interest rate on outstanding borrowings was 6.70% as of April 6, 2007.

In addition to customary covenants and events of default, the credit facility provides that it shall be an event of default under the agreement if our Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines or certain members of his family. The loan is secured by a pledge of the Operating Partnership’s equity interests in entities that directly or indirectly hold real property assets, including our interest in the Core Fund, subject to certain limitations and exceptions. We have entered into a subordination agreement with Hines and our Advisor, which provides that the rights of Hines and the Advisor to be reimbursed by us for organizational and offering and other expenses are subordinate to our obligations under the credit agreement.

Our Interest in the Core Fund

The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund has raised capital primarily from select U.S. and foreign institutional investors and high net worth individuals. As of February 28, 2007, we owned an approximate 34.0% non-managing general partner interest in the Core Fund. On August 1, November 1, and December 1 of 2006, we made capital contributions to the Core Fund of approximately $51.7 million, $50.0 million and $57.0 million, respectively. Our board of directors and its conflicts committee approved each of these capital contributions, and we made each pursuant to our right to contribute up to 40% of any capital call made by the Core Fund. Please see “— Purpose and Structure of the Core Fund.”

Core Fund Properties

Set forth below is additional information about each of the properties in which the Core Fund owned interests as of February 28, 2007.

City	Property	Date Acquired	Date Built/ Renovated(1)	Acquisition Cost	Effective Core Fund Ownership(2)
	(In millions)
Atlanta, Georgia	One Atlantic Center	July 2006	1987	$305.0	91.0%
Chicago, Illinois	Three First National Plaza	March 2005	1981	$245.3	72.8%
Chicago, Illinois	333 West Wacker	April 2006	1983	$223.0	72.6%
Houston, Texas	One Shell Plaza	May 2004	1994	$228.7	45.5%
Houston, Texas	Two Shell Plaza	May 2004	1992	$123.1	45.5%
New York, New York	425 Lexington Avenue	August 2003	1987	$358.6	40.6%
New York, New York	499 Park Avenue	August 2003	1981	$153.1	40.6%
New York, New York	600 Lexington Avenue	February 2004	1985	$91.6	40.6%
Richmond, Virginia	Riverfront Plaza	November 2006	1990	$277.5	91.0%
San Diego, California	525 B Street	August 2005	1998	$116.3	91.0%
San Francisco, California	The KPMG Building	September 2004	2002	$148.0	91.0%
San Francisco, California	101 Second Street	September 2004	2000	$157.0	91.0%
Seattle, Washington	720 Olive Way	January 2006	1981	$83.7	72.6%
Washington D.C.	1200 19th Street	August 2003	1987	$69.4	40.6%
Woodland Hills, California	Warner Center	October 2006	2001-2005(3)	$311.0	72.6%
__________

(1)	The date shown reflects the later of the building’s construction completion date or the date of the building’s most recent renovation.

(2)	This percentage represents the Core Fund’s effective ownership in the properties shown. See above disclosure regarding the Company’s effective ownership through its investment in the Core Fund.

(3)	Warner Center consists of four five-story office buildings, one three-story office building and two parking structures that were constructed between 2001 and 2005.

Chicago

Three First National Plaza

Three First National Plaza is located at 70 West Madison Street in the Central Loop of Chicago. The building includes a 57-story west tower, a 12-story east tower and a nine-story atrium. Bell, Boyd & Lloyd LLC, a law firm, leases 190,993 square feet, or approximately 13% of the building’s rentable area. Bell Boyd & Lloyd’s lease expires in December 2017 and provides an option to renew for one additional five-year term. The remaining leasable space is leased to 58 tenants, none of which leases more than 10% of the property’s rentable area. Three First National Plaza is adjacent to the financial center and downtown commercial district of Chicago’s Central Loop. We believe the building offers several advantages including its proximity to trains, subway stations and major bus routes. Connected to the city’s underground pedestrian tunnel, the building provides convenient covered access to the subway system, area retail, restaurants, City Hall, the County Building and the Richard J. Daley Center, which houses Federal District and Appellate Courts.

333 West Wacker

333 West Wacker is an office property located in the central business district in Chicago, Illinois. The property consists of a 36-story office building and a parking structure that were constructed in 1983. Skadden, Arps, Slate, Meagher & Flom, LLC, a legal firm, leases 161,342 square feet, or approximately 19% of the property’s rentable area. This lease expires in June 2009. Nuveen Investments, Inc., an investment services company, leases 156,711 square feet, or approximately 19% of the property’s rentable area. This lease expires in February 2013. The remaining lease space of 333 West Wacker is leased to 34 tenants, none of which leases more than 10% of the property’s rentable area. We believe 333 West Wacker offers several competitive advantages, including its premier location on the banks of the Chicago River, immediate proximity to a broad range of amenities, high-quality tenant base and excellent physical condition of the property.

New York City

425 Lexington Avenue

425 Lexington Avenue is a 31-story office building located in midtown Manhattan directly across the street from the Grand Central Station Terminal. Two tenants lease approximately 98% of the property. Simpson, Thacher & Bartlett, a law firm based in New York City, leases 552,097 square feet or approximately 79% of the rentable area of the building. This lease expires in October 2018, with two five-year renewal rights. The Canadian Imperial Bank of Commerce, or CIBC, leases 133,153 square feet in 425 Lexington Avenue, or approximately 19% of the rentable area of the building. This lease expires in October 2018 and provides for two five-year renewal rights. The remaining leasable space is leased to six tenants, none of which leases more than 10% of the property’s rentable area. 425 Lexington Avenue is located in the midtown Manhattan office submarket of New York City. We believe this building offers several competitive advantages, including its proximity to the public transportation of Grand Central Station and other amenities, as well as views of the East River and several skyline landmarks.

499 Park Avenue

499 Park Avenue is a 28-story office building located in midtown Manhattan, near Central Park. Bloomberg L.P. leases 63,504 square feet, or approximately 23% of this building, under a lease that expires on December 29, 2015 and does not provide for any renewal rights. Bloomberg moved its headquarters from this location in 2005, and with Hines’ assistance, 52,607 square feet of this space has been occupied under sublease agreements. Cantor Fitzgerald, a financial service, broker and investment banking firm, signed a sublease agreement for 30,813 square feet, or approximately 11% of the building’s rentable area, under a lease that expires on December 28, 2015. Pursuant to a consent and recognition agreement between the landlord, Cantor and Bloomberg, the Cantor sublease will convert to a direct lease between Cantor and the landlord upon satisfaction of certain conditions specified therein, which direct lease would expire on December 29, 2015. The landlord and Cantor have also executed a separate lease, covering 31,143 square feet of space (including approximately the same space as the Cantor sublease) in the building, which separate lease commences on December 30, 2015 and expires on January 31, 2021, subject, however, to one five-year renewal right. Dreier LLP, a law firm, leases 91,208 square feet, or approximately 32% of the rentable area of the building, under a lease expiring May 2018 with one five year renewal right. The remaining leasable space is leased to 12 tenants, none of which leases more than 10% of the property’s rentable area. 499 Park Avenue is located in the Plaza District submarket of midtown Manhattan. We believe this building offers several competitive advantages, including its location in the plaza district, small floor plates that appeal to high-end office users and outstanding views of Central Park.

600 Lexington Avenue

600 Lexington Avenue is a 35-story office building located in central midtown Manhattan at the corner of 52nd street and Lexington Avenue, within walking distance of Grand Central Station Terminal. The property is leased to 36 tenants, none of which currently occupies more than 10% of the property’s rentable area. 600 Lexington Avenue is located in the central midtown Manhattan office submarket of New York City. We believe this building offers several competitive advantages, including its proximity to Grand Central Station Terminal.

Washington D.C.

1200 19th Street is an office building located in the Golden Triangle in Washington, D.C.’s central business district. Two law firms lease approximately 89% of this building. Piper Rudnick LLP leases 164,997 square feet, or approximately 70% of the rentable area of the building. This lease expires in September 2007. Piper Rudnick has provided the Core Fund notice that it will not renew this lease. Kelley Drye & Warren LLP leases 43,711 square feet, or approximately 19% of the rentable area of the building. This lease expires in September 2007, but may be renewed for a single five-year term provided the tenant gives notice 12 to 15 months prior to the expiration date of the lease. The remaining leasable space is leased to five tenants, none of which leases more than 10% of the property’s rentable area. We believe 1200 19th Street offers several competitive advantages, including access to three metro stations within walking distance and convenient access for commuters from northwest Washington and northern Virginia.

Houston

One Shell Plaza

One Shell Plaza is a 50-story office building located at 910 Louisiana Street in the central business district of Houston, Texas. Two tenants lease approximately 90% of this building. The Shell Oil Company leases 804,459 square feet, or approximately 66% of the rentable area of the building. Shell Oil’s lease expires in December 2015 and may be renewed for two consecutive five-year periods. Shell Oil also has a contraction option applicable in full floor increments (subject to a limitation of five full floors), exercisable upon 18 months’ notice and payment of a contraction premium, provided that the building must be at least 93% leased following any contraction. Baker Botts L.L.P., a law firm, leases 297,304 square feet, or approximately 24% of the rentable area of the building. Baker Botts L.L.P.’s lease expires on December 31, 2027, with three five-year renewal periods. Baker Botts L.L.P. is our primary outside counsel. The remaining lease space is leased to 18 tenants, none of which leases more than 10% of the property’s rentable area.

Two Shell Plaza

Two Shell Plaza is a 26-story office building (consisting of 17 office floors and a 12 level parking garage) located at 777 Walker Street in the central business district of Houston, Texas. One Shell Plaza and Two Shell Plaza are collectively referred to as the “Shell Buildings.” The Shell Oil Company leases approximately 417,934 square feet, or 74% of the rentable area of this building. Shell Oil’s lease expires in December 2015, with no extension or contraction options. The remaining leasable space is leased to 39 tenants, none of which leases more than 10% of the property’s rentable area. We believe that the Shell Buildings offer several competitive advantages, including a central location in Houston’s central business district, access to the core of Houston’s pedestrian tunnel system, easy vehicular access to the buildings from major highways servicing downtown and above-market parking ratios.

San Francisco

The KPMG Building

The KPMG Building is a 25-story office building located at 55 Second Street in San Francisco in the Mission Street Corridor of the South Financial District. KPMG LLP, a global professional services firm, leases 119,052 square feet, or approximately 31% of the building’s rentable area. KPMG’s lease commenced January 1, 2005 for a term of 10 years and may be renewed for two consecutive five-year periods. Paul, Hastings, Janofsky & Walker, LLP, a law firm, leases 82,041 square feet, or approximately 22% of the building’s rentable area. The lease expires in May 2015 and provides for two five-year renewal periods and expansion options. UPS Freight Services Inc. leases 57,380 square feet, or approximately 15% of the building’s rentable area. This lease expires in January 2012 and may be renewed for one five-year period. Kirkpatrick & Lockhart Preston Gates & Ellis, LLP, a law firm, leases 43,968 square feet, approximately 12% of the building’s rentable area. This lease expires in February 2010 and may be renewed for one five-year period. The remaining leasable space is leased to 11 tenants, none of which leases more than 10% of the property’s rentable area. We believe the KPMG Building offers several competitive advantages, including a strong amenity base and superior access to the city’s public and private transportation infrastructure.

101 Second Street

101 Second Street is a 25-story office building located in San Francisco in the Mission Street Corridor of the South Financial District. Thelen Reid Brown Raysman & Steiner, LLP, a law firm, leases 145,158 square feet, or approximately 37% of the building’s rentable area. This lease expires in March 2012 and may be renewed for two consecutive five-year periods. Thelen Reid has an expansion option from November 2006 through July 2007 to expand into half of the 22nd Floor. Ziff Davis Media, Inc., an information services provider, leases 42,129 square feet, or approximately 11% of the buildings’ rentable area. The remaining leasable space is leased to 16 tenants, none of which leases more than 10% of the property’s rentable area. We believe 101 Second Street offers several competitive advantages, including a strong amenity base and superior access to the city’s public and private transportation infrastructure.

San Diego

525 B Street is a 22-story office building located within the Gas Lamp district in downtown San Diego, California. Golden Eagle Insurance Corporation, a provider of business insurance, leases 121,626 square feet, or approximately 29% of the rentable area of the building. Golden Eagle Insurance’s lease expires in August 2008 and has two five-year renewal options. Elsevier, Inc., a publishing company, leases 73,761 square feet, or approximately 16% of the rentable area of the building. Elsevier’s lease expires in October 2009 and has two five-year renewal options. Navy Human Resources, a branch of the United States Navy, leases 73,625 square feet, or 16% of the rentable area of the building. This lease expires in May 2013, and the Navy has the right to terminate its lease at any time upon 120 days’ notice. The remaining leasable space is leased to 22 tenants, none of which leases more than 10% of the rentable area of the building. We believe 525 B Street offers several advantages, including its protected water and park views, retail amenity base and proximity to mass transportation.

Seattle

720 Olive Way

720 Olive Way is a 20-story office building and a parking structure located in the central business district of Seattle, Washington. The building was constructed in 1981 and substantially renovated in 1997. Community Health Plan of Washington, one of the state’s largest health programs, leases 70,165 square feet, or approximately 23% of the property’s rentable area. This lease expires in 2009. The remaining lease space is leased to 37 tenants, none of which leases more than 10% of the property’s rentable area. We believe 720 Olive Way offers several competitive advantages, including superior access to the freeway infrastructure and public transportation and close proximity to Seattle’s retail core, federal courthouse and primary medical district.

Atlanta

One Atlantic Center

One Atlantic Center is an office property located at 1201 W. Peachtree Street in the midtown submarket of the central business district of Atlanta, Georgia. The property consists of a 50-story office building and a parking structure that were constructed in 1987. Alston & Bird LLP, a law firm, leases 212,578 square feet, or approximately 19%, of the property’s rentable area, under a lease that expires in October 2013 and provides options to renew for four five-year terms. Powell Goldstein LLP, a law firm, leases 219,618 square feet, or approximately 20%, of the property’s rentable area, under a lease that expires in May 2019 and provides options to renew for two five-year terms. The lease also provides a termination option effective in May 2014, subject to certain penalties. The remaining space is leased to 20 tenants, none of which leases more than 10% of the rentable area of the building. We believe the property offers several competitive advantages, including close proximity to a variety of amenities such as public transportation, major thoroughfares and upscale restaurants and hotels. We acquired One Atlantic Center from Sumitomo Life Realty (N.Y.), Inc., which owns a limited partner interest in the Core Fund and has the right to appoint two members of the Core Fund’s seven member management board. Please see “— Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement”

Los Angeles

Warner Center

Warner Center consists of four five-story office buildings, one three-story office building and two parking structures located in the central business district of Woodland Hills, California, a submarket of Los Angeles. The Buildings were constructed between 2001 and 2005. Health Net of California, Inc., a managed health care services company, leases 333,954 square feet, or approximately 41%, of the property’s rentable area, under a lease that expires in December 2011. NetZero, Inc., an internet service provider and subsidiary of United Online, Inc., leases 111,551 square feet, or approximately 14%, of the property’s rentable area, under a lease that expires in September 2014. The remaining rentable area of Warner Center is leased to 21 office tenants, none of which leases more than 10% of the buildings’ rentable area. We believe the property offers several competitive advantages, including close proximity to the center of the retail submarket, which includes numerous amenities such as two regional shopping malls and two hotels, as well as close freeway access to the key residential communities of the San Fernando Valley.

Richmond

Riverfront Plaza

Riverfront Plaza consists of two 21-story office buildings constructed in 1990 and located in Richmond, Virginia. Wachovia Securities, an investment banking firm, leases 352,196 square feet, or approximately 37% of the property’s rentable area, under a lease that expires in June 2013 and provides options to renew for two five-year terms. Hunton & Williams, a law firm, leases 305,837 square feet, or approximately 32% of the property’s rentable area, under a lease that expires in June 2015 and provides options to renew for four five-year terms. The balance of Riverfront Plaza is leased to 27 office tenants, none of which leases more than 10% of the buildings’ rentable area.

Sacramento

The Sacramento Properties

On March 29, 2007, an affiliate of Hines entered into a contract to acquire a portfolio of office buildings in Sacramento, California (the “Sacramento Properties”) on behalf of an indirect subsidiary of the Core Fund, as well as certain other properties on behalf of another affiliate of Hines. The Sacramento Properties consist of approximately 1.4 million square feet and are located in and around the Sacramento metropolitan area. The contract purchase price of the Sacramento Properties is expected to be approximately $490.2 million, exclusive of transaction costs, financing fees and working capital reserves, and the transaction is expected to close on or about May 1, 2007. There are no financing or due diligence conditions to the closing of this transaction. There is no guarantee that the acquisition will be consummated. The indirect subsidiary of the Core Fund has entered into an unconditional guaranty to pay a termination fee in the amount of approximately $49.0 million in the event that the acquisition of any of the Sacramento Properties does not close.

Core Fund Permanent Debt and Revolving Credit Facility

Debt Secured by the Core Fund Properties

The following summarizes mortgage debt which is secured by the Core Fund’s properties. None of this debt is recourse to the Core Fund or the Company.

Debt secured by Three First National Plaza

In connection with the acquisition of Three First National Plaza, the investment entity formed to acquire the property secured financing from The Northwestern Mutual Life Insurance Company for a mortgage loan in the principal amount of $141.0 million. Of the total amount, $126.9 million of this loan has a term of seven years, bears interest at a fixed rate of 4.67% per annum, and requires monthly payments of interest only during the seven-year term. No prepayment of the fixed rate portion is allowed for the first twelve months. Thereafter, prepayment is permitted upon 10 business days’ written notice and payment of a prepayment fee. During the last 120 days of the seven-year term, the fixed rate portion may be prepaid at par. The remaining $14.1 million of this loan has a term of five years, bears interest at a variable rate based on 30-day LIBOR plus 1.0% and requires monthly payments of interest only during the five-year term. The floating-rate portion may be prepaid in full at par upon 10 business days’ written notice. The loan is secured by a mortgage on Three First National Plaza, the leases on the property and a security interest in the related personal property.

Debt secured by 333 West Wacker

In connection with the acquisition of 333 West Wacker, the investment entity formed to acquire the property secured financing from The Prudential Insurance Company of America for a mortgage loan in the principal amount of $124.0 million. The loan bears interest at a fixed rate of 5.66% per annum, has a ten-year term and is secured by a mortgage on 333 West Wacker, the leases on the property, a security interest in the personal property in the property and an assignment of the property management agreement. Prepayment of the loan is permitted upon 30 days’ prior written notice and payment of a prepayment fee. No prepayment fee is due if the loan is repaid in full during the 30 days before the maturity date of the loan.

Debt secured by 425 Lexington Avenue, 499 Park Avenue and 1200 19th Street

In connection with the acquisition of 425 Lexington Avenue, 499 Park Avenue and 1200 19th Street, the investment entities formed to acquire these buildings entered into a loan agreement in the principal amount of $316,405,000 in favor of Bank of America, N.A. and Connecticut General Life Insurance Company, as lenders. The loan is secured by mortgages/deeds of trust on these three properties, the leases on these properties, a security interest in personal property in these properties and an assignment of management agreements. Prepayment of the entire principal balance of the loan is permitted with payment of a premium. The loan agreement requires monthly interest only payments and all outstanding principal and unpaid interest must be paid by September 1, 2013. The loan agreement provides for multiple classes of notes, with one class of notes, originally held by Bank of America, N.A., in the aggregate principal amount of $264.6 million, bearing interest at a fixed rate of 4.7752% per annum, and with a separate class of notes, originally held by Connecticut General Life Insurance Company, in the aggregate principal amount of $51.8 million, bearing interest at a fixed rate of 4.9754% per annum.

Debt secured by 600 Lexington Avenue

The investment entity formed to acquire 600 Lexington Avenue entered into a consolidated note in the principal amount of $49.85 million in favor of Connecticut General Life Insurance Company as the original lender. The consolidated note has a term of ten years, bears interest at a fixed rate of 5.74% per annum, and requires monthly payments of interest only during the 10-year term. The loan is secured by a mortgage on the property, the leases on the property, a security interest in personal property on the property and an assignment of the property management agreement. Prepayment of the entire principal balance of the loan is permitted with payment of a premium. No prepayment premium is due if the loan is repaid in full during the last 180 days before the maturity date of the loan. All outstanding principal and unpaid interest must be paid by March 1, 2014.

Debt secured by the Shell Buildings

The investment entities formed to own interests in the Shell Buildings entered into a loan agreement with a term of 10 years in the principal amount of $195.5 million in favor of Prudential Mortgage Capital Company, LLC as lender. The loan agreement obligations are secured by mortgages on the Shell Buildings, the leases on these properties, a security interest in personal property in these properties and an assignment of property management agreements. Prepayment of the entire principal balance of the loan is permitted with payment of a premium upon thirty days’ written notice to the lender. The notes bear interest at a fixed rate of 4.85% per annum. The loan agreement requires monthly interest-only payments for the first five years and payments of principal and interest on a 30-year amortization schedule for years six through ten. All outstanding principal and unpaid interest must be paid by June 1, 2014.

Debt secured by the San Francisco properties

In connection with the acquisition of The KPMG Building, the investment entity formed to hold the property secured financing from a subsidiary of Nippon Life Insurance Company (“Nippon Life”) for a mortgage loan in the principal amount of $80.0 million. This loan has a term of 10 years, bears interest at a fixed rate of 5.13% per annum, and requires monthly payments of interest only during the ten-year term. No prepayment of this loan is allowed for the first two years. Thereafter, prepayment is permitted with 60 days’ written notice subject to a prepayment fee. During the last 120 days of the term it may be prepaid at par.

In connection with the acquisition of 101 Second Street, the investment entity formed to hold the property assumed a mortgage loan made by Nippon Life which, after the closing, had a principal amount of $75.0 million. The loan matures on April 19, 2010, bears interest at a fixed rate of 5.13% per annum, and requires monthly payments of interest only during the remaining term. Prepayment is permitted with 60 days’ written notice subject to a prepayment fee. During the last 120 days of the term it may be prepaid at par.

Each loan is secured by a deed of trust on the real property to which it relates, the leases on each respective property, a security interest in personal property on each respective property and an assignment of the management agreement on each respective property. In addition, the loans are cross-collateralized and include cross-default provisions with respect to the two San Francisco properties.

Debt secured by 525 B Street

In connection with the acquisition of 525 B Street, the investment entities formed to own the property secured financing from NLI Properties East, Inc. for a mortgage loan in the principal amount of $52.0 million. This loan expires in August 2012, bears interest at a fixed rate of 4.69% per annum, and requires monthly payments of interest only during the seven-year term. The loan is closed to prepayment during the first two years, and thereafter is prepayable upon 60 days notice with the payment of a prepayment fee. The loan is prepayable at par during the last 120 days of the term. The loan is secured by a mortgage on the real property underlying 525 B Street and all appurtenances and improvements located thereon, along with the borrower’s interest in leases for space in the improvements.

Debt secured by 720 Olive Way

In connection with the acquisition of 720 Olive Way, the investment entity formed to acquire the property secured financing from The Prudential Insurance Company of America for a mortgage loan in the principal amount of $42.4 million. The loan bears interest at a fixed rate of 5.32% per annum, has a ten year term and is secured by a mortgage/deed of trust on 720 Olive Way, the leases on the property, a security interest in the personal property in the property and an assignment of the property management agreement. Prepayment of the loan is permitted upon 30 days’ prior written notice and payment of a prepayment fee. No prepayment fee is due if the loan is repaid in full during the last 90 days before the maturity date.

Debt secured by One Atlantic Center

In connection with the acquisition of One Atlantic Center, on July 14, 2006, the investment entity formed to acquire the property secured financing from The Prudential Life Insurance Company of America for a mortgage loan in the principal amount of $168.5 million. The loan bears interest at a fixed rate of 6.10% per annum, has a 10-year term and is secured by One Atlantic Center.

Debt secured by Warner Center

In connection with the acquisition of Warner Center, on October 2, 2006, the investment entity formed to acquire the property secured financing from Bank of America, N.A., for a mortgage loan in the principal amount of $174.0 million. The loan bears interest at a fixed rate of 5.628% per annum, has a 10-year term and is secured by Warner Center.

Debt secured by Riverfront Plaza

In connection with the acquisition of Riverfront Plaza on November 16, 2006, the investment entity formed to acquire the property secured financing from Metropolitan Life Insurance Company by assuming a mortgage loan in the principal amount of $135.9 million. The loan bears interest at a fixed rate of 5.2% per annum, matures on June 1, 2012, and is secured by Riverfront Plaza.

Core Fund Revolving Credit Facility

On August 31, 2005, a subsidiary of the Core Fund entered into a secured revolving credit facility with KeyBank as administrative agent for itself and certain other lenders. This facility initially provides for maximum aggregate borrowing capacity of up to $175.0 million. This facility has an initial three-year term with the borrower having the right to extend the initial term for two successive one-year periods, subject to specified conditions. The loans under this facility bear interest, at the borrowers’ option, at (a) LIBOR plus a margin, which is based on a spread ranging from 125 basis points to 212.5 basis points depending on prescribed leverage ratios, or (b) the applicable margin minus 125 basis points plus the greater of the federal funds rate plus 50 basis points and the KeyBank prime rate. The obligations under this facility are secured by a pledge of interests in entities directly held by the borrower, subject to certain limitations and exceptions, which directly or indirectly hold interests in real properties. As of April 6, 2007, the borrower had $3.9 million outstanding under this facility and the weighted average interest rate on outstanding borrowings was 6.57%.

NY Trust Revolving Credit Facility

On January 28, 2005, Hines-Sumisei NY Core Office Trust (“NY Trust”) and Hines-Sumisei NY Core Office Trust II (“NY Trust II”), each a Maryland real estate investment trust, entered into an unsecured revolving credit facility with KeyBank, as administrative agent for itself and certain other lenders. The trusts merged on January 1, 2006 with the NY Trust as the survivor and the sole obligor under the facility. The NY Trust is controlled and approximately 40.6% owned by the Core Fund. This facility provides for maximum aggregate borrowing capacity of up to $15.0 million. It has an initial three-year term, with the NY Trust having the right to extend the initial term for two successive one-year periods, subject to specified conditions. The loans under this facility bear interest, at the borrowers’ option, at (a) LIBOR plus a spread of 200 basis points, and if the ratio of funded debt to total asset value of the NY Trust is greater than 55%, an additional 25 basis points, or (b) the greater of the federal funds rate plus 50 basis points and the KeyBank prime rate. As of April 6, 2007, $23.6 million was outstanding under this facility and the weighted average interest rate was 6.82%.

Purpose and Structure of the Core Fund

The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than us are, and Hines expects that future third-party investors in the Core Fund will continue to be, primarily U.S. and foreign institutional investors and high net worth individuals. The Core Fund was formed as a Delaware limited partnership and was organized in connection with the acquisition of three office properties from Sumitomo Life.

In August 2003, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized the NY Trust to acquire 425 Lexington Avenue, 499 Park Avenue and 1200 19th Street from Sumitomo Life and an entity affiliated with Sumitomo Life. In January 2004, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized NY Trust II to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life. Between May 2004 and June 2006, the Core Fund acquired interests in eight additional properties. Please see “— Our Interest in the Core Fund — Core Fund Properties.”

On January 1, 2006, NY Trust II was merged with and into the NY Trust. The NY Trust now owns the building previously owned by NY Trust II and has assumed the obligations previously owed by NY Trust II. The Core Fund holds approximately 40.60% of the outstanding share capital in the NY Trust, Institutional Co-Investors own approximately 57.89% and Hines-related entities own the remaining approximately 1.51% outstanding share capital of the NY Trust.

Under the terms of the organizational documents of the Core Fund, Hines and its affiliates are required to maintain, directly or indirectly, the greater of $25.0 million or 1.0% of the equity capital of the Core Fund.

Hines formed the Core Fund as an investment vehicle to acquire “core” office buildings in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund generally targets office properties located in a central business districts or suburban locations. The Core Fund may acquire a mixed-use property, so long as at least 70% of the projected net operating income from the property is attributable to office components. In any case, property acquired by the Core Fund cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment. The Core Fund has raised capital primarily from U.S. and foreign institutional investors and high net worth individuals. As long as we are a non-managing general partner of the Core Fund, the Core Fund must provide us written notice of any capital call issued by the Core Fund. We have the right to increase our non-managing general partner interest in an amount up to 40% of such capital call. We have no assurance that the Core Fund will raise significant capital after the date of this prospectus or that our board of directors will approve any additional investments in the Core Fund.

The Core Fund periodically adjusts the per unit price at which investors commit to acquire partnership interests. Investors in the Core Fund generally make capital commitments, which are called at times when the Core Fund needs capital, such as to acquire properties, pay for significant capital improvements or repay debt. Although an investor’s capital is called and paid over time, the price at which an investor contributes capital in connection with such capital call is based on the most recent real estate valuation of the Core Fund’s assets at the time of the capital commitment. If we exercise our right to participate in Core Fund capital calls, we may acquire additional non-managing general partner interests at a per unit price that may be higher or lower than the per unit price paid by other investors contributing capital in connection therewith as a result of such investors making capital commitments at an (i) earlier time when the per unit price differed from the then-current price, or (ii) at a later time when the per unit price differs from the price per unit when we made an earlier capital commitment.

In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to 40% of the partnership units sold by the Core Fund will terminate. Except as described in this prospectus, we are not obligated to fund any future capital calls; however, once we contractually commit to make an investment, we will be obligated to contribute capital in accordance with the terms of such commitment. We have invested, and we may invest a substantial portion of the proceeds raised in this offering, in real estate investments outside of the Core Fund.

The following chart illustrates the structure of the Core Fund as of February 28, 2007 (ownership percentages rounded to the nearest hundredth):

(1)
As of February 28, 2007, entities controlled by Hines owned a 0.5% indirect interest in One and Two Shell Plaza and a 0.2% indirect interest in Three First National Plaza, 720 Olive Way, 333 West Wacker and Warner Center.

Description of the Non-Managing General Partner Interest and Certain Provisions ofthe Core Fund Partnership Agreement

Non-Managing General Partner Interest

We are involved in and/or supervise the management of the Core Fund. Hines US Core Office Capital LLC, the managing general partner and an affiliate of Hines, remains solely responsible for the day-to-day operations of the Core Fund. We, as non-managing general partner, are a general partner for the purposes of the Delaware Revised Uniform Limited Partnership Act, and our approval is required before the Core Fund may take the following actions:

•	sell investments to Hines or any affiliate of Hines or acquire investments from Hines or any affiliate of Hines;

•	merge or consolidate the Core Fund with any affiliate of Hines;

•	remove and appoint any property manager or approve renewals, amendments or modifications to any Property Management and Leasing Agreement;

•
remove and appoint any advisor to the Core Fund that is an affiliate of Hines, and approve renewals, amendments or modifications to any advisory agreement between the Core Fund or any operating company of the Core Fund and any advisor that is an affiliate of Hines;

•	declare distributions to partners of the Core Fund in accordance with the Core Fund partnership agreement;

•
make any decisions concerning the sale, transfer or disposition of any investment in any third-party transaction, provided that the value of such investment is greater than 20% of the gross asset value of the Core Fund’s assets;

•	approve the merger or consolidation of the Core Fund with an unrelated third-party;

•
make any amendments, revisions or modifications to the investment guidelines, policies or procedures of the Core Fund or make any other amendments to the Core Fund’s agreement of limited partnership which, under the terms of such agreement, require the consent of the managing general partner and of limited partners by a majority limited partner vote or higher vote;

•	select appraisers;

•	acquire any investment that does not meet the requirements set forth in the investment guidelines of the agreement of limited partnership of the Core Fund; and

•	incur any indebtedness in the name of or that is recourse to the Core Fund.

For all decisions involving transactions with Hines, any action we take as non-managing general partner would need to be approved by a majority of our independent directors in accordance with our conflict of interest procedures. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

We may sell or otherwise transfer our non-managing general partner interest in the Core Fund subject to restrictions intended to comply with applicable securities laws, to prevent a termination of the Core Fund, and to enable the Core Fund to:

•	avoid investment company status under the Investment Company Act;

•	maintain its status as a partnership for U.S. federal income tax purposes;

•	avoid being treated as a “publicly traded partnership”; and

•	avoid any or all of its assets being considered “plan assets” or subject to the provisions of ERISA.

However, if we sell or otherwise transfer any non-managing general partner interest in the Core Fund, such transferee will be considered to be a limited partner and the transferred interest will become a limited partner interest.

Summary of Certain Provisions of the Core Fund Partnership Agreement

Set forth below is a summary of the material terms of the Core Fund partnership agreement relating to our investment in the Core Fund.

Management Board

The managing general partner of the Core Fund is subject to the oversight of a management board initially having seven members. Five members of the management board are designated by the managing general partner and two members are designated by Sumitomo Life. The approval of the management board is required for funding new investments, incurring indebtedness, new offerings of equity interests in the Core Fund, acquisitions and dispositions of investments, mergers, combinations, or consolidations involving any entity through which the Core Fund invests in properties, transfers or exchanges of properties or other assets, amendments and restatement of the constituent documents of an entity through which the Core Fund invests in properties, annual budgets and certain other major decisions. Decisions of the management board will require the approval of a majority of its members. At least one Sumitomo Life appointee to the board must approve certain decisions relating to capital raising activities of the Core Fund in parts of East Asia, changes in fees paid in connection with the assets acquired from Sumitomo Life and changes to Sumitomo Life’s participation in the management board.

Members of the management board will not receive any compensation for serving in such capacity. The current members of the management board are as follows:

Name	Position
Managing General Partner designees:
Jeffrey C. Hines	President, Hines
C. Hastings Johnson	Executive Vice President and Chief Financial Officer, Hines
Charles M. Baughn	Executive Vice President, Hines
Charles N. Hazen	Senior Vice President, Hines and President, Core Fund
Edmund A. Donaldson	Vice President, Hines and Senior Investment Officer, Core Fund
Sumitomo Life designees:
Norio Morimoto	President, Sumitomo Life
Shinichi Kawanishi	Vice President and Treasurer, Sumitomo Life

Advisory Committee

The Core Fund has an advisory committee composed of representatives of certain investors in the Core Fund or entities in which the Core Fund has an interest selected from time to time by the managing general partner. No member of the advisory committee is or will be an affiliate of Hines. The advisory committee’s approval is required for:

•	certain matters involving potential affiliated transactions between Hines and the managing general partner, Hines or their affiliates;

•	the selection of appraisers by the managing general partner; and

•	in-kind distributions of publicly-traded securities.

Any action by the advisory committee requires the vote of members who account for at least a majority of the aggregate equity interests in the Core Fund held by the investors represented on the advisory committee. Members of the advisory committee will be reimbursed by the Core Fund for their reasonable out-of-pocket expenses but will not receive compensation for serving on the advisory committee.

Removal of the Managing General Partner

The managing general partner will be subject to removal without cause at any time with the approval of the holders of not less than 75% in interest of limited partners of the Core Fund and of certain designated investors in entities in which the Core Fund has an interest (such limited partners and such other investors, collectively, “Fund Investors”), other than a Fund Investor that is an affiliate of Hines. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by our independent directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors. In the event of such removal, all partnership interests held by the managing general partner and its affiliates, including the participation interest held in the Core Fund, will be repurchased by the issuance of a note from the Core Fund. Any such note will have a term of not more than three years, bear interest at the prime rate and be in a principal amount equal to the aggregate value of such units and participation interests valued at the then-current per unit net asset value.

The managing general partner will also be subject to removal upon the vote of at least a majority-in-interest of Fund Investors (not affiliated with Hines) at any time on the grounds that it has committed willful malfeasance in the performance of its duties or has committed gross negligence, willful misconduct or fraud that has a material adverse effect on the Core Fund. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by the independent members of our board of directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors.

Upon any removal of the managing general partner, holders of a majority-in-interest in the Core Fund (not affiliated with Hines) will elect a successor managing general partner. The successor managing general partner will be entitled to appoint members of the management board to replace those appointed by the removed managing general partner

We cannot be removed as the non-managing general partner of the Core Fund, except as may be required under applicable law.

Affiliate Transactions

The Core Fund advisory committee must approve all affiliate transactions which are on terms less favorable to the Core Fund than those that would be obtained from an unaffiliated third party, except for transactions specifically contemplated by the Core Fund partnership agreement or certain agreements entered into in connection therewith do not need to be approved by such committee. Additionally, we must approve certain affiliate transactions as the non-managing general partner of the Core Fund, as described above. All such transactions must be approved by our independent directors.

Asset Management Fees

The managing general partner of the Core Fund receives an asset management fee. Each limited partner of the Core Fund is charged for a cash asset management fee in an annual amount up to (i) 1.0% of the aggregate amount of such limited partner’s funded capital and unfunded committed capital (during the initial investment period, as defined in the Core Fund partnership agreement) or (ii) 0.50% of the aggregate amount of such limited partner’s funded capital (after the initial investment period). In addition, the managing general partner or its affiliates have a profits interest in the Core Fund which increases over time beginning after the termination of the initial investment period, in a manner intended to approximate (i) up to an additional 0.50% annual cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Core Fund. Because the participation interest in the Core Fund is a profits interest, any value of such interest would be ultimately realized if the Core Fund has adequate gain or profit to allocate to the holder of the participation interest. No asset management fee is payable in respect of our interest in the Core Fund, and we will not bear any portion of the asset management fee paid to the managing general partner of the Core Fund. All asset management fees paid to the managing general partner are paid or borne solely by limited partners in the Core Fund. We will, however, pay asset management fees to our Advisor related to our investments in the Core Fund.

Acquisition Fees

The managing general partner of the Core Fund receives an acquisition fee of up to 1.0% during the initial investment period, and 0.50% following the initial investment period, of the gross value of the aggregate consideration paid by the Core Fund or a subsidiary of the Core Fund for each real property investment made (including any debt attributable to such investments), other than the initial four assets acquired from Sumitomo Life. In addition, the managing general partner or its affiliates have a profits interest in the Core Fund which increases over time, beginning after the termination of the initial investment period, in a manner intended to approximate (i) up to an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Core Fund. Because the participation interest in the Core Fund is a profits interest, any value of such interest would be ultimately realized if the Core Fund has adequate gain or profit to allocate to the holder of the participation interest. When we make investments in the Core Fund, no acquisition fee is payable with respect to our interest in the Core Fund, and we will not bear any portion of any acquisition fee paid to the managing general partner of the Core Fund. All acquisition fees paid to the managing general partner will be paid or borne solely by the limited partners in the Core Fund. We will, however, pay acquisition fees to our Advisor related to our investments in the Core Fund.

Distributions

The Core Fund distributes cash available for distribution on at least a quarterly basis to the holder of any profits interest and to all partners in respect to their percentage interests. The Core Fund will not make any distributions in kind without the approval of the holders of at least a majority-in-interest in the Core Fund, except for distributions of publicly-traded securities made with the approval of the advisory committee and us, as non-managing general partner.

Liquidity and Redemption Rights

Beginning one year after acquisition of an interest in the Core Fund, a partner may request redemption of all or a portion of such interest at a price equal to the interest’s value based on the net asset value of the Core Fund’s assets. In such event, the Core Fund will attempt to redeem up to 10% of its outstanding interests during any calendar year; provided that the managing general partner may limit redemptions as the result of certain tax and regulatory considerations. To exercise a redemption right, a partner must request that the Core Fund redeem a specific number of units at any time within the last 45 days of any calendar year after the holding period described above. Subject to specified limitations, the managing general partner will be required to use its reasonable best efforts to redeem the units specified on or before the last day of the following calendar year. The Core Fund may use unused capital commitments, proceeds from asset sales, indebtedness or other sources to fund any such redemption. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties,” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.”

Liquidation

After the end of the initial investment period, the holders of a majority-in-interest of Fund Investors (including us, but not including the managing general partner or other partners affiliated with Hines) may vote to liquidate the Core Fund. Upon this event, the Core Fund must be liquidated within two years of such vote.

Liability and Indemnification

The managing general partner, and its affiliates, and direct or indirect members, managers, partners, shareholders, officers, directors, employees, agents and legal representatives will not be liable to the Core Fund or its partners for any act or omission on its part except for any liability arising out of the indemnified party’s gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement. As the non-managing general partner, we will be entitled to the same indemnification rights. All such persons shall be indemnified by the Core Fund to the fullest extent permitted by law for any damages arising in connection with acts or omissions taken by such persons in respect of the affairs of the Core Fund and its subsidiaries, unless such act or omission constitutes:

•
in the case of the managing general partner and any other person that is an affiliate of Hines (but excluding the Company) or an officer or director of Hines or an affiliate of Hines, the misconduct or negligence by such person; or

•
in the case of any other person (including the Company and our independent directors), the gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement.

Investment Policies

The Core Fund will invest in existing office properties that the managing general partner believes are desirable long-term “core” holdings. The Core Fund will target properties in central business districts and suburban locations, with the expectation that approximately 70% of the Core Fund’s invested capital will be invested in central business district properties. Investments may include mixed-use properties so long as at least 70% of the projected net operating income of the particular investment is attributable to office components. The Core Fund will not invest in raw land, except where it is incidental to the acquisition of an existing developed office property or acquired as part of a portfolio of existing office properties; provided that raw land may not be acquired if raw land would represent more than 2% of the aggregate portfolio value at the time of such acquisition. In addition, the Core Fund will not acquire any property or asset that has a material hotel or lodging component. The Core Fund may, however, acquire raw land or lodging assets that would otherwise be prohibited, as part of a transaction involving existing office properties, if the Core Fund has a reasonable plan for the disposition of the prohibited assets within 12 months of the acquisition. After the initial investment period, the invested capital in any single investment of the Core Fund will not exceed 25% of the Core Fund’s aggregate committed capital; provided that such percentage limit may be exceeded (but to no more than 50%) for an investment if the managing general partner expects to reduce such percentage to 25% or less within nine months.

The Core Fund may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (i) 65% debt-to-value limitation for each property; and (ii) 50% aggregate debt-to-value limitation for all Core Fund assets, excluding in both cases assets held by the NY Trust. However, the Core Fund may exceed the 50% aggregate limitation in (ii) above to finance acquisitions as long as the managing general partner makes a reasonable determination that the Core Fund will be in compliance with the 50% aggregate limitation described above within one year of its incurrence. The NY Trust has a debt limitation of 55% debt-to-value ratio at the time any such indebtedness is incurred. In addition, the Core Fund may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, so long as no assets of the Core Fund are pledged to secure such indebtedness.

Certain Rights of the Institutional Co-Investors and the Institutional Co-InvestorAdvisor

Co-Investment Rights

The Institutional Co-Investor Advisor has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with the Core Fund in connection with each investment made by the Core Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment.

The Institutional Co-Investor Advisor also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of the co-investment capital sought by the Core Fund from third-party investors for a prospective investment. The Institutional Co-Investor Advisor is not entitled to co-investment rights in the following instances:

•
if the owner of an investment desires to contribute the investment to the Core Fund and receive interests in the Core Fund or a subsidiary of the Core Fund on a tax-deferred basis, the Institutional Co-Investor Advisor has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

•
in the event Hines notifies the Institutional Co-Investor Advisor in writing that Hines has ceased marketing the Core Fund and/or its subsidiaries to potential investors and has returned or released all uninvested committed capital to the Core Fund and/or its subsidiaries, and Hines does not commence a successor fund with at least three Core Fund partners within the earlier of two years after such cessation or October 12, 2015.

Redemption Right

For each asset in which the Institutional Co-Investors or other funds advised by the Institutional Co-Investor Advisor acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Core Fund must establish a three-year period ending no later than the twelfth anniversary of the date such asset is acquired during which the entity through which the Institutional Co-Investors make their investment will redeem or acquire such Institutional Co-Investors’ interest in such entity at net asset value, unless the Institutional Co-Investor Advisor elects to extend this period. The Institutional Co-Investor Advisor may extend the liquidation period for any investment to a later three year period by giving notice to the applicable investment vehicle not less than one year prior to the start of the liquidation period. The Institutional Co-Investors’ interests in the NY Trust, the Shell Buildings, Three First National Plaza, 720 Olive Way, 333 West Wacker and Warner Center are required to be redeemed on or before August 19, 2013, May 10, 2014, March 22, 2013, January 30, 2016, April 3, 2018 and October 2, 2018, respectively, unless the Institutional Co-Investors elect to extend these dates.

Buy/Sell Right

The Institutional Co-Investor Advisor, on behalf of the Institutional Co-Investors having an interest in the NY Trust or any co-investment entity through which one or more Institutional Co-Investors have co-invested in any Core Fund investment (each an “Investment”), on one hand, and the Core Fund, on the other hand, have the right to initiate at any time the purchase and sale of such Investment or interests therein. The process is initiated by a written notice that identifies the Investment and states the value the tendering party assigns to such Investment (the “Stated Value”). The recipient may elect by written notice to be the buyer with respect to such Investment or, in the absence of a written response, will be deemed to have elected to be a seller. The amount paid by the buyer to the seller shall either be the amount such seller would receive in the event of a liquidation of the Investment at the Stated Value or the Stated Value, such amount dependent on whether the investment vehicle holding the Investment is a single-entity or multi-entity vehicle.

Certain Rights of IK US Portfolio Invest GmbH & Co. KG

As of February 28, 2007, IK US Portfolio Invest GmbH & Co. KG, a limited partnership established under the laws of Germany (the “IK Fund”), owned 73,106 units of limited partner interest in Hines-Sumisei US Core Office Properties LP, a Delaware limited partnership and a subsidiary of the Core Fund (“US Core Properties”) and also had an unfunded commitment to invest an additional $40.8 million in US Core Properties. Additionally, the IK Fund has made a commitment to contribute up to an additional $206.0 million to US Core Properties, provided that this commitment is conditioned on the IK Fund raising sufficient equity capital to fund such commitment. The IK Fund has the right to require US Core Properties to redeem all or any portion of its interest in US Core Properties on December 31, 2014, at its then current unit market value. The Core Fund is obligated to provide US Core Properties with sufficient funds to fulfill this priority redemption right, to the extent sufficient funds are otherwise not available to US Core Properties. Prior to December 31, 2014, the IK Fund is not entitled to participate in the redemption rights available to Core Fund investors generally and described above under “Our Real Estate Investments — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement — Liquidity and Redemption Rights.” During 2015 and each calendar year thereafter, the IK Fund will have the same redemption rights generally available to Core Fund investors. Ideenkapital Financial Engineering AG, the sponsor of the IK Fund, has been granted an exclusive right to raise equity capital from retail investors in Germany for US Core Properties, or any other subsidiary of the Core Fund, and it is contemplated that it will organize follow-on funds to the IK Fund that would subscribe for interests in US Core Properties on the same terms as those provided for the IK Fund.

Governance of the NY Trust

The board of trustees of the NY Trust currently comprises seven members. Pursuant to an agreement among the shareholders of the NY Trust, so long as certain control conditions are met by affiliates of Hines, the Core Fund is entitled to designate all the trustees of NY Trust. As long as the Core Fund is obligated to designate Sumitomo Life employees or agents to the board of trustees of the NY Trust pursuant to the Core Fund’s partnership agreement, the two members will be employees or agents of Sumitomo Life. The remaining five will be employees or agents of Hines. If at any time Hines does not meet prescribed control conditions set forth in the agreement, then all members of the NY Trust’s board of trustees who are employees of Hines may be removed by a majority in interest of the shareholders of the NY Trust. In such circumstance, the Institutional Co-Investors having interests in the NY Trust, as the majority shareholders of the NY Trust, would be entitled to elect a majority of the board of trustees, and the Core Fund would continue to be entitled to designate two Sumitomo Life employees or agents to the board of trustees. In addition, if the Core Fund beneficially owns 20% or more of the outstanding shares of the NY Trust, then the Core Fund will be entitled to designate one member for election to the board of trustees.

The board of trustees of the NY Trust, without the consent of its shareholders, may take certain actions, including, but not limited to, the following:

•	managing, holding, selling, transferring and disposing of the properties it owns; and

•	entering into, executing, maintaining and/or terminating contracts, undertakings, agreements and any and all other documents and instruments in its name.

As long as the Institutional Co-Investors hold shares of the NY Trust, it cannot sell or otherwise dispose of any of its properties to Hines, any affiliate of Hines, the Core Fund or any affiliate of the Core Fund without the consent of such Institutional Co-Investors, unless the sale or disposition is being made to fund the redemption of shares held by the Institutional Co-Investors.

No acquisition fees, asset management fees, or similar advisory fees are paid to any person by the NY Trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number and percentage of our outstanding common shares that were owned as of March 31, 2007 by:

•	persons known to us to beneficially own more than 5% of our common shares;

•	each director and executive officer; and

•	all directors and executive officers as a group.

		Common Shares(2) Beneficially Owned
Name of Beneficial Owner(1)	Position	Number of Common Shares	Percentage of Class
Jeffrey C. Hines	Chairman of the Board	2,689,725.7	2.70	%(3)
C. Hastings Johnson	Director	12,401.7	*
George A. Davis	Director	6,359.0	*
Thomas A. Hassard	Director	4,050.3	*
Stanley D. Levy	Director	8,446.6	*
Charles M. Baughn	Chief Executive Officer	12,361.2	*
Charles N. Hazen	President and Chief Operating Officer	6,196.6	*
Sherri W. Schugart	Chief Financial Officer	3,812.6	*
Frank R. Apollo	Chief Accounting Officer, Treasurer and Secretary	5,593.4	*
All directors and executive officers as a group		2,748,947.1	2.76%
__________

*	Less than 1%

(1)	The address of each person listed is c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of March 31, 2007 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)
Includes (i) 1,000 common shares owned directly by Hines REIT Investor, L.P., (ii) 1,106,956.522 OP Units in the Operating Partnership held by Hines Real Estate Holdings Limited Partnership and (iii) 1,581,769.15 OP Units, which is the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest in such entity held by HALP Associates Limited Partnership as of March 31, 2007. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares on a one-for-one basis, beginning one year after such OP Units were issued. The holder of the participation interest has the right, subject to certain limitations, to demand the repurchase of the participation interest for cash or, at our option, OP Units.

CONFLICTS OF INTEREST

Potential conflicts of interest exist among us, Hines, the Advisor and other affiliates of Hines, in relation to our existing agreements and how we will operate. Currently, three of our five directors are independent directors. Our independent directors will act on our behalf in all situations in which a conflict of interest may arise and have a fiduciary duty to act in the best interests of our shareholders. However, we cannot assure you that our independent directors will be able to eliminate these conflicts of interest, or reduce the risks related thereto.

Competitive Activities of Hines and its Affiliates

Hines and its affiliates, including the Advisor, are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines owns interests in, and manages, many other real estate ventures which have investment objectives similar to our objectives. Hines may organize and/or manage similar programs and ventures in the future. Additionally, Hines, its affiliates and its employees (including our officers and some of our directors) may make substantial profits as the result of investment opportunities allocated to current or future entities affiliated with Hines other than us. Such individuals may therefore face conflicts of interest when allocating investment opportunities among Hines affiliates. Please see “Risk Factors — Potential Conflicts of Interests — Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.”

Description of Certain Other Hines Ventures

Some of the real estate ventures currently operated by Hines have priority rights with respect to certain types of investment opportunities. Below is a description of some of these programs:

•
The Core Fund acquires existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund generally targets office properties located in central business districts or desirable suburban locations. The Core Fund may acquire a mixed-use property (i.e., a part of the value of the property is attributable to non-office components) so long as at least 70% of the projected net operating income from the property is attributable to office components. In any case, property acquired by the Core Fund cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment.

•
Hines U.S. Office Value Added Fund II, L.P. (the “Hines Value Added Fund”) acquires existing office properties, or mixed-use properties (i.e., a part of the value of the property is attributable to non-office components, so long as at least 70% of the projected net operating income from the property is attributable to office components) in the United States where Hines believes it can create value through re-leasing or redevelopment activities, or because the property is located in a market subject to temporary capital or pricing inefficiencies (a “value add asset”).

•	National Office Partners Limited Partnership (“NOP”) acquires and develops office properties in the United States, including core and value-add assets.

Investment Opportunity Allocation Procedure

Set forth below is a description of the priority investment rights and investment allocation process currently applicable to us and the Hines sponsored real estate ventures for the types of properties described below. While these are the current procedures for allocating Hines’ investment opportunities for the types of properties described below, Hines may sponsor additional real estate funds or other ventures in the future and, in connection with the creation of such funds or ventures, Hines may revise this allocation procedure. The result of such a revision to the allocation procedure may be to increase the number of parties who have the right to participate in investment opportunities sourced by Hines, thereby reducing the number of investment opportunities available to us. Although a change in this allocation may increase the number of entities which participate with us in an investment allocation process, as long as we have capital available for investment and are actively seeking new investments, Hines will not grant rights to new real estate funds, ventures or investors that are superior to our rights to such opportunities. However, Hines may grant rights to new real estate funds, ventures or programs that are equal to our rights, and investment opportunities sourced by Hines will be allocated between us and any such fund, venture or investor on a rotating basis. In addition, Hines may grant priority investment allocation rights to any successor funds or programs that have comparable investment strategies to those funds or ventures described in the section entitled “— Description of Certain Other Hines Ventures” above.

Type of Property	Allocation Procedure
An existing office property located in the United States that Hines determines in its discretion is a “core asset”
If the office property is not located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the investment opportunity will be presented to NOP and the Core Fund. If NOP and the Core Fund elect to not acquire the property, then we will have the right to acquire the property if we so choose. In the event both NOP and the Core Fund wish to pursue investment opportunities, such opportunities will be allocated between the two entities on a rotating basis. If the office property is located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the Core Fund will have the first right to acquire the property. If the Core Fund elects to not acquire the property, the investment opportunity will be presented to us and NOP. In the event both we and NOP wish to pursue investment opportunities, such opportunities will be allocated between us and NOP on a rotating basis.

An existing office property located in the United States that Hines determines in its discretion is a “value add asset”
If the office property is not located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the investment opportunity will be presented to NOP and the Hines Value Added Fund. If NOP and the Hines Value Added Fund elect to not acquire the property, then we will have the right to acquire the property if we so choose. In the event both NOP and the Hines Value Added Fund wish to pursue investment opportunities, such opportunities will be allocated between the two entities on a rotating basis.

If the office property is located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the Hines Value Added Fund will have the first right to acquire the property. If the Hines Value Added Fund elects to not acquire the property, the investment opportunity will be presented to us and NOP. In the event both we and NOP wish to pursue investment opportunities, such opportunities will be allocated between us and NOP on a rotating basis.

Our right to participate in the investment allocation process described in this section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines, and this right and process may be amended sooner with the approval of our independent directors. Please see “Risk Factors — Potential Conflicts of Interest Risks — We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Any preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.”

Except as described above, we have no specific rights to invest in any other investment opportunities identified by, sourced by or participated in by Hines or affiliates of Hines including, but not limited to, international, development and non-office investment opportunities. Our Advisor is obligated by our advisory agreement to locate investment opportunities to offer to us and our Advisor has access to the Hines organization to locate such opportunities. However, Hines’ ability to offer some investment opportunities to us is limited by contractual obligations Hines has, or may have in the future, to other real estate programs sponsored by Hines not summarized above.

If the Core Fund accepts an investment opportunity, we will participate in that investment indirectly through our investment in the Core Fund. Additionally, as long as we are a non-managing general partner of the Core Fund, the Core Fund must provide us written notice of any capital call issued by the Core Fund. As of February 28, 2007 we did not have an unfunded capital commitment to the Core Fund. We have the right to increase our non-managing general partner interest in an amount up to 40% of any future capital calls made by the Core Fund. In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to this additional interest in the Core Fund will terminate. If we exercise this 40% right or otherwise make a capital commitment, we will be bound to contribute capital in accordance with the terms of such commitment. We have no assurance that our board of directors will approve other investments in the Core Fund. This right to participate in future Core Fund capital calls may be amended or terminated with the approval of our independent directors.

While the investment strategies of some of the investment vehicles described above are different, the decision of how any potential investment should be characterized may, in many cases, be a matter of subjective judgment which will be made by Hines’ investment allocation committee. This committee currently consists of the following four individuals: Jeffrey C. Hines, C. Hastings Johnson, Charles M. Baughn and Thomas D. Owens. If an investment opportunity is determined to fall within the priority rights of more than one investment fund or program, and more than one fund expresses an interest in pursuing such opportunity, the investment will be allocated between such funds on a rotating basis. Additionally, certain types of investment opportunities, which may include core assets, may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment allocation committee do not fall within the priority rights of any investor. In these cases, the investment may be made by a Hines-sponsored fund or program without us having an opportunity to make such investment.

Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates

Our officers and some of our directors, the officers and directors of the Advisor and employees of Hines will not devote their efforts full-time to our operations or the management of our properties, but may devote a material amount of their time to the management of the business of other property-owning entities controlled or operated by Hines, but otherwise unaffiliated with us. In some cases, these entities own properties which are located in the same geographical area as, and directly compete with, our properties. Members of our management also conduct the operations of the Core Fund. Circumstances may arise when the interests of third party investors in the Core Fund may differ from our interests and our management will face conflicts of interest when dealing with such circumstances. Likewise, our management face conflicts of interest when allocating time and resources between our operations and the operations of the Core Fund.

In allocating employees and services among, and in soliciting business for, properties owned by other entities affiliated with Hines, Hines may face conflicts of interest including the fact that Hines, its affiliates, and its employees, including our officers and some of our directors, may receive greater compensation from other investment opportunities than they could from investment opportunities allocated to us. We may also compete with other entities affiliated with Hines for tenants and Hines may face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other Hines affiliates. The Advisor also may be in a conflict of interest position upon a potential sale of our properties as well as in locating new tenants for available space and/or negotiating with current tenants to renew expiring leases. Please see “Risk Factors — Potential Conflicts of Interest Risks.”

Fees and Other Compensation Payable to Hines and its Affiliates

We pay Hines and its affiliates substantial fees in relation to this offering and our operations. Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest.” We expect to purchase properties in which Hines, its affiliates and its employees (including our officers and directors) directly or indirectly have an interest. We may also purchase properties developed by Hines and provide development loans in connection with such developments. On April 24, 2006, we acquired 321 North Clark for approximately $247.3 million, excluding transaction costs, financing fees and working capital reserves. The seller, 321 North Clark Realty LLC, was a joint venture between an affiliate of Hines and an institution advised by JP Morgan Chase. The Hines affiliate owned a 5% equity interest in the seller and controlled its day-to-day operations. Through its affiliate, Hines received a promoted share of approximately $8.2 million of the proceeds from the sale based on the return achieved in connection with the closing in addition to its 5% share of net sale proceeds. The promoted share Hines received did not affect the purchase price for $247.3 million and was reviewed and approved by the conflicts committee of our board of directors. Our acquisition of 321 North Clark was, and any other such transactions will be, consummated in accordance with the conflict of interest policies set forth in this prospectus or otherwise in effect at that time. Please see “— Certain Conflict Resolution Procedures” below. The Core Fund may also acquire properties from entities affiliated with Hines. For example, the Shell Buildings and Three First National Plaza were acquired by the Core Fund from sellers affiliated with Hines. Please see “Our Real Estate Investments — Purpose and Structure of the Core Fund.” Hines, its affiliates and its employees (including our officers and some of our directors) may make substantial profits in connection with such transactions.

Joint Venture Conflicts of Interest

We may invest in properties and assets jointly with other Hines’ programs, such as the Core Fund, as well as third parties. We may acquire, develop or otherwise invest in properties and assets through corporations, limited liability companies, joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines, Hines affiliates or third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•
such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•
such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•
under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

•
under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with Hines programs or third parties.”

Affiliated Dealer Manager and Property Manager

Because our Dealer Manager is an affiliate of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with an offering of securities. Please see “Risk Factors — Investment Risks — You will not have the benefit of an independent due diligence review in connection with this offering.”

Hines manages all of the properties we own, as well as all of the Core Fund’s properties. We expect that Hines will manage most, if not all, future properties acquired by us or the Core Fund.

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor, and us were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, the Property Management and Leasing Agreement, our articles of incorporation, and the Operating Partnership’s partnership agreement. The policies with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these policies will eliminate the conflicts of interest or reduce the risks related thereto. The conflicts committee of our board of directors must also approve all conflict-of-interest and related party transactions. Please see the “Investment Objectives and Policies with Respect to Certain Activities — Acquisition and Investment Policies — Affiliate Transaction Policy” section of this prospectus.

Lack of Separate Representation

Hines REIT, the Operating Partnership, the Dealer Manager, the Advisor, Hines and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. In this regard, Baker Botts LLP represents Hines REIT, the Operating Partnership, the Core Fund, the Dealer Manager, the Advisor, Hines and a number of their affiliates. Holland & Knight LLP has been retained to represent the Dealer Manager and to act as special counsel to the Advisor in connection with this offering. No counsel, underwriter, or other person has been retained to represent potential investors in connection with this offering.

Additional Conflicts of Interest

We, our Advisor and its affiliates will also potentially be in conflict of interest positions as to various other matters in our day-to-day operations, including matters related to the:

•
computation of compensation, expense reimbursements, interests, distributions, and other payments under the Operating Partnership’s partnership agreement, our articles of incorporation, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;

•
enforcement or termination of the Operating Partnership’s partnership agreement, our articles of incorporation, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;

•	order and priority in which we pay the obligations of the Operating Partnership, including amounts guaranteed by or due to the Advisor, Hines or its affiliates;

•	order and priority in which we pay amounts owed to third parties as opposed to amounts owed to Hines or the Advisor;

•	timing, amount and manner in which we finance or refinance any indebtedness; and

•	extent to which we repay or refinance the indebtedness which is recourse to Hines prior to nonrecourse indebtedness and the terms of any such refinancing, if applicable.

Certain Conflict Resolution Procedures

In order to reduce the effect on the Company of certain potential conflicts of interest, the Advisory Agreement and our articles of incorporation contain a number of restrictions relating to transactions we enter into with Hines and its affiliates. These restrictions include, among others, the following:

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Except as otherwise described in this prospectus, we will not accept goods or services from Hines or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties for comparable goods or services.

•
We will not purchase or lease a property in which Hines or its affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is competitive and commercially reasonable to us and at a price no greater than the cost of the property to Hines or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable and appropriate disclosure is made with respect to the transaction. In all cases where assets are acquired from Hines or one of its affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines or its affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors, including a majority of the directors not otherwise interested in the transaction, determine the transaction is fair and reasonable to us. Even following these procedures, Hines, its affiliates and employees (including our officers and directors) may make substantial profits in connection with acquisition of properties from Hines-affiliated entities.

•
We will not enter into joint ventures with affiliates of Hines, such as acquiring interests in the Core Fund, unless a majority of our independent directors approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•
We will not make any loan to Hines, its affiliates or to our directors, except in the case of loans to our subsidiaries and mortgage loans in which an independent expert has appraised the underlying property. Any such loans must be approved by a majority of our directors, including a majority of the directors not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and on terms no less favorable to us than comparable loans between unaffiliated parties.

•
Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” section of this prospectus.

Despite these restrictions, conflicts of interest may be detrimental to your investment.

INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our current objectives and policies with respect to investments, borrowing, affiliate transactions, equity capital and certain other activities. All of these objectives and policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or board of directors, except for policies contained in our articles of incorporation, which may only be modified with a vote or the approval of our shareholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common shares will not decrease.

Decisions relating to our investments will be made by our Advisor, subject to approval by our board of directors. Please see “Management — Our Officers and Directors” and “Management — Hines and Our Property Management and Leasing Agreements — The Hines Organization — General” for a description of the background and experience of our directors and executive officers.

Primary Investment Objectives

Our primary investment objectives are to:

•	preserve invested capital;

•	invest in a diversified portfolio of office properties;

•	pay regular cash dividends;

•	achieve appreciation of our assets over the long term; and

•	remain qualified as a real estate investment trust, or “REIT,” for federal income tax purposes.

We cannot assure you that we will attain these objectives. We also cannot change our primary investment objectives without the approval of our shareholders.

Acquisition and Investment Policies

We invest primarily in institutional-quality office properties located throughout the United States. We believe that there is an ongoing opportunity to create stable cash returns and attractive total returns by employing a strategy of investing primarily in a diversified portfolio of office properties over the long term. We believe that this strategy can help create stable cash flow and capital appreciation potential if the office portfolio is well-selected and well-diversified in number and location of properties, and the office properties are consistently well-managed. These types of properties are generally located in central business districts or suburban markets of major metropolitan cities. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to continue to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant. In addition, we invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases.

On February 26, 2007, we acquired Atrium on Bay, a mixed-use office and retail complex in Toronto, Canada. We believe there are also significant opportunities for real estate investments that currently exist in other markets outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France, while other real estate investment opportunities are located in emerging or maturing markets such as Brazil, Mexico, Russia and China. We believe that investing in international properties that meet our investment policies and objectives could provide additional diversification and enhanced investment returns to our real estate portfolio.

We may continue to invest in real estate directly by owning 100% of such assets or indirectly by owning less than 100% of such assets through investments with other investors or joint venture partners, including other Hines-affiliated entities, such as the Core Fund. We anticipate that we will fund our future acquisitions primarily with proceeds raised in this offering and potential follow-on offerings, as well as with proceeds from debt financings. All of our investment decisions are subject to the approval of a majority of our board of directors, and specifically a majority of our independent directors if an investment involves a transaction with Hines or any of its affiliates.

We will seek to invest in properties that will satisfy the primary objectives of preserving invested capital and providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have both the potential for growth in value and for providing cash dividends to our shareholders. We intend to invest in a portfolio of properties which is diversified by location, lease expirations and tenant industries. Even if we are able to achieve this diversification objective, we expect that it may take a long time to achieve. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.”

We expect to buy assets that we believe have some of the following attributes:

Preferred Location.  We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term assets.

Premium Buildings.  We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties. Such assets over the long term may attract and retain a greater number of desirable tenants in the marketplace.

Quality Tenancy.  We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations. Such tenants may make significant tenant improvements to their spaces, and thus may be more likely to renew their leases prior to expiration.

We believe that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. Actively anticipating and quickly responding to tenant comfort and cleaning needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which over the long term may result in better financial performance of the property.

However, our Advisor may not be able to locate properties with all, or a significant number, of these attributes and even if the Advisor is able to locate properties with these attributes, the properties may still perform poorly. Please see “Risk Factors — Business and Real Estate Risks” and “Risk Factors — Potential Conflicts of Interest Risks.”

Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of holding fee title or long-term ground leases in the properties we acquire, owning interests in investment vehicles sponsored by Hines or acquiring interests in joint ventures or similar entities that own and operate real estate. We expect to continue to acquire such interests through the Operating Partnership. Please see “The Operating Partnership.” The Operating Partnership may hold real estate indirectly by acquiring interests in properties through limited liability companies and limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of Hines or other persons. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties.” We may hold our investments in joint ventures or other entities in the form of equity securities, debt or general partner interests. Please see “— Joint Venture Investments” below. If we invest in a partnership as a general partner, we may acquire non-managing general partner interests, as in the case with our non-managing general partner interest in the Core Fund. Please see “Risk Factors — Business and Real Estate Risks — If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.”

We are not limited as to the geographic area where we may conduct our operations. We are not specifically limited in the number or size of properties we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

In seeking investment opportunities for us, our Advisor will consider relevant real estate and financial factors including the creditworthiness of major tenants, the leases and other agreements affecting the property, the location of the property, its income-producing capacity, its prospects for long-term appreciation and liquidity and tax considerations. In this regard, our Advisor will have substantial discretion with respect to the selection of specific investments, subject to board approval. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where available and appropriate:

•	plans, specifications and surveys;

•	environmental reports;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to the Advisor, as well as title and other insurance policies; and

•	financial information relating to the property, including the recent operating histories of properties that have operating histories.

We may invest in properties which have been developed, are being developed or are to be developed by Hines or a Hines affiliate. We may acquire a property that has been developed by Hines or a Hines affiliate and we may contract to acquire a property under development, or to be developed, by Hines or a Hines affiliate at a pre-determined purchase price. All such transactions or investments will be approved by a majority of our independent directors as described in “Conflicts of Interest — Certain Conflict Resolution Procedures” and generally may not be acquired by us for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such development investment and our cost to acquire the property may be in excess of the cost that would have been incurred by us if we had developed the property. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” and “Conflicts of Interest — Joint Venture Conflicts of Interest.”

International Investments

According to Prudential Real Estate Investors, approximately two-thirds of global real estate available for investment is located outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France. These real estate markets are well-developed and have been integrated into the global capital markets for some time. Other real estate investments are located in maturing markets in countries that either have less advanced capital markets or are surrounded by emerging or higher risk markets. We believe examples of maturing markets include Russia and China. Finally, there are other potential real estate opportunities in emerging markets such as Brazil and Mexico. Although these markets have the highest degree of market risk, they also offer higher potential returns.

We believe that international properties may play a more important role in well-diversified real estate portfolios in the future and that a meaningful allocation to international properties that meet our investment policies and objectives could be an effective tool we could use to create a well-diversified portfolio. International investment diversification may involve diversity in regard to property types as well as market types. Additionally, we believe that acquiring international properties during periods in which investors are spending significant capital to acquire properties in the United States may allow us to more successfully make investments that are accretive to our cash flow available for distributions.

However, international investments involve unique risks. In addition to risks associated with real estate investments generally, regardless of location, country-specific risks and currency risks add an additional layer of factors that must be considered when investing in non-U.S. real estate. We believe that having access to Hines’ international organization, with regional offices in 15 foreign countries and real estate professionals living and working full time in these international markets, will be a valuable resource to us when considering international opportunities. As of December 31, 2006, Hines had offices in the United Kingdom, France, Spain, Mexico, Poland, Germany, Brazil, Italy, Argentina, China, Canada, Russia, Panama, Luxembourg and India. Hines has acquired, developed, or redeveloped over 35 projects outside of the United States in the 10 year period ended December 31, 2006 with an aggregate cost of approximately $3.6 billion. A majority of these projects are located in maturing or emerging markets. Our Advisor has access to Hines’ international organization, and we expect to consider interests in non-U.S. markets as the size of our portfolio increases, including opportunities in maturing or emerging markets. However, we cannot assure investors that we will be able to successfully manage the various risks associated with, and unique to, investing in foreign markets.

Joint Venture Investments

We may enter into joint ventures with third parties or Hines affiliates, such as our interest in the Core Fund. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning and/or operating real properties. Our investment may be in the form of equity or debt. In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

We will enter into joint ventures with Hines affiliates for the acquisition of properties only if:

•	a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and other third-party investors making comparable investments in the joint venture are on substantially the same terms and conditions.

Our entering into joint ventures with other Hines affiliates will result in certain conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” and “Conflicts of Interest — Competitive Activities of our Officers and Directors, the Advisor and Other Hines Affiliates.” Please also see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investments in the Core Fund may be materially adversely affected.” Management may determine that increasing our indirect investment in the Core Fund or investing in another Hines affiliates will provide benefits to our investors because it will allow us to diversify our portfolio of properties at a faster rate than we could obtain by investing directly, which may reduce risks to investors in the Company. Likewise, such investments may provide us with access to real estate investments with benefits not available to us for direct investments, or are otherwise in the best interest of our shareholders. We do not expect that we will incur additional costs of any significance associated with increasing our indirect investments made through the Core Fund compared to acquiring interests in real estate directly.

We have not established safeguards we will apply to, or be required in, our potential joint ventures. Particular safeguards we will require in joint ventures will be determined on a case-by-case basis after our management and/or board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and/or assets the joint venture may conduct and/or own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:

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The management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture.

•	Our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances.

•	Our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, right of first refusal or forced redemption rights in connection with transfers.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties, make payments to our Advisor, to pay for capital improvements, repairs or tenant buildouts, to refinance existing indebtedness, to pay dividends, to fund redemptions of our shares or to provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility. Please see “Our Real Estate Investments” for a description of our current debt.

Financing Strategy and Policies

We expect that once we have fully invested the proceeds of this offering and other potential follow-on offerings, our debt financing, or the debt financing of entities in which we invest, will be in the range of approximately 40%-60% of the aggregate value of our real estate investments. Financing for future acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs. Additionally, the amount of debt placed on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our articles of incorporation limit our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties.

We had debt financing in an amount equal to approximately 53% of the estimated value of our direct and indirect real estate investments as of December 31, 2006, consisting primarily of outstanding loans under our revolving credit facility and secured mortgage financings. The Core Fund, in which we have invested, had debt financing in an amount equal to approximately 48% of the estimated value of its real estate investments as of December 31, 2006, consisting primarily of secured mortgage financings.

Our financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties. Please see “Risk Factors — Business and Real Estate Risks — Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.”

By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably-priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties may be restricted. Lenders may have recourse to assets not securing the repayment of the indebtedness.

We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, increased distributions resulting from proceeds of the refinancing, if any, and increased property ownership if some refinancing proceeds are reinvested in real estate.

It is our policy generally not to enter into interest rate swap or cap transactions, hedging arrangements or similar transactions for speculative purposes. However, because we are exposed to the effects of interest rate changes, for example as a result of variable interest rate debt we may hold, we have entered into and may in the future enter into interest rate swaps and caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our interest rate risk on variable rate debt.

We may borrow amounts from Hines or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our articles of incorporation regarding debt limits, we may reevaluate and change our debt policy in the future without a shareholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

Disposition Policies

We generally intend to hold each property we acquire for an extended period, and we have no present intention to sell any of our properties or other real estate investments. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our shareholders. Additionally, ventures in which we have an interest may be forced to sell assets to satisfy mandatory redemptions of other investors. Please see “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.” We may sell properties to fund redemptions under our share redemption program.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of Hines. All transactions with affiliates of Hines will be completed in accordance with our conflict of interest policies. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Investment Limitations

Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of our shareholders. Unless our articles of incorporation are amended, we may not:

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Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

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Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

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Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our board of directors determines, and in all cases in which the transaction is with any of our directors or Hines and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our shareholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

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Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Hines or their respective affiliates.

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Invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our net assets, which means our total assets less our total liabilities.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities which are non-voting or assessable.

•	Issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act.

•
When applicable, grant warrants or options to purchase shares to Hines or its affiliates or to officers or directors affiliated with Hines except on the same terms as the options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Engage in trading, as compared with investment activities, or engage in the business of loan underwriting or the agency distribution of securities issued by other persons.

•	Lend money to our directors, or to Hines or its affiliates, except for certain mortgage loans described above.

Investments in Real Estate Mortgages

While we intend to emphasize equity real estate investments, we may invest in first or second mortgages or other real estate interests consistent with our REIT status. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third-party. We may also invest in participating or convertible mortgages if our directors conclude that we and our shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares in Hines REIT or OP Units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate or interests in real estate. Existing shareholders have no preemptive rights to purchase such shares in any offering, and any such issuance of our shares or OP Units might result in dilution of a shareholder’s investment.

Affiliate Transaction Policy

Our board of directors has established a conflicts committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee is composed solely of independent directors. Please see “Management — Committees of the Board of Directors — Conflicts Committee.” The conflicts committee of our board of directors will approve all transactions between us and Hines and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, the Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Investment Risks — We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by such act. Similarly, the Core Fund is not registered as an investment company.” Please also see “Risk Factors — Investment Risks — If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return.”

We do not intend to:

•	underwrite securities of other issuers; or

•	actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

Change in Investment Objectives, Policies and Limitations

Our articles of incorporation require our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our articles of incorporation, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

SELECTED FINANCIAL DATA

The following selected consolidated and combined financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	2006	2005	2004	2003(1)
	(In thousands, except per share amounts)
Operating Data:
Revenues	$63,930	$6,247	$—	$—
Depreciation and amortization	$22,478	$3,331	$—	$—
Asset management and acquisition fees	$17,559	$5,225	$818	$—
Organizational and offering expenses, net of reversal(2)	$5,760	$(6,630)	$14,771	$—
General and administrative expenses, net(3)	$2,819	$494	$618	$—
Equity in earnings (losses) of Hines-Sumisei U.S. Core Office Fund, L.P.	$(3,291)	$(831)	$68	$—
Net loss before loss allocated to minority interests	$(38,919)	$(2,392)	$(16,549)	$(20)
Loss allocated to minority interests	$429	$635	$6,541	$—
Net loss	$(38,490)	$(1,757)	$(10,008)	$(20)
Basic and diluted loss per common share	$(0.79)	$(0.16)	$(60.40)	$(20.43)
Distributions declared per common share(4)	$0.61	$0.60	$0.06	$—
Weighted average common shares outstanding — basic and diluted	48,468	11,061	166	1
Balance Sheet Data:
Total investment property	$798,329	$143,577	$—	$—
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	$307,553	$118,575	$28,182	$—
Total assets	$1,213,662	$297,334	$30,112	$394
Long-term obligations	$498,989	$77,922	$409	$—
__________

Note:  Except as described below, the differences in operating and balance sheet data between periods are primarily the result of increases in the number of properties in which we held an interest.

(1)	For the period from August 5, 2003 (date of inception) through December 31, 2003 for operating data and as of December 31, 2003 for balance sheet data.

(2)
Based on actual gross proceeds raised in the initial offering, we were not obligated to reimburse the Advisor for certain organizational and offering costs that were previously accrued by us. Accruals of these costs were reversed in our financial statements during the year ended December 31, 2005. See further discussion in Note 2 to our consolidated financial statements for the years ended December 31, 2006 and 2005 included in this prospectus.

(3)
During the year ended December 31, 2005, the Advisor forgave amounts previously advanced to us for certain corporate-level general and administrative expenses. See further discussion in Note 6 to our consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 included in this prospectus.

(4)	The Company paid its first distributions in January 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We commenced real estate operations on November 23, 2004. Therefore, we do not have meaningful active operations to discuss for the year ended December 31,2004. You should read the following discussion and analysis together with our consolidated financial statements and notes thereto included in this prospectus. The following information contains forward-looking statements, which are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize,actual results may differ materially from those expressed or implied by the forward-looking statements. Please see “Special Note Regarding Forward-Looking Statements” above for a description of these risks and uncertainties.

Executive Summary

We were formed by our sponsor, Hines, in August 2003 for the purpose of investing in and owning interests in real estate. We commenced operations on November 23, 2004. We have invested and intend to continue to make real estate investments that will satisfy our primary investment objectives of preserving invested capital, paying regular cash distributions and achieving modest capital appreciation of our assets over the long term. We make investments directly through entities wholly-owned by the Operating Partnership or indirectly by owning interests in entities not wholly-owned by the Operating Partnership such as the Core Fund. As of December 31, 2006, we had direct and indirect interests in 23 office properties located in 17 cities in the United States. In addition, we have and may make other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to invest in properties which will be diversified by location, lease expirations and tenant industries.

In order to provide capital for these investments, we sold shares to the public through our initial public offering, which commenced on June 18, 2004 and terminated on June 18, 2006, and we continue to sell common shares through this public offering of a maximum of $2.2 billion in common shares, which we commenced on June 19, 2006. We intend to continue raising significant amounts of capital through this offering and other potential follow-on offerings, as well as through debt financings.

The following tables provide summary information regarding the properties in which we owned an interest as of December 31, 2006.

Property(1)	City	Leasable Square Feet	Percent Leased	Our Effective Ownership(2)
321 North Clark	Chicago, Illinois	885,664	94%	100%
Citymark	Dallas, Texas	218,096	100%	100%
Watergate Tower IV	Emeryville, California	344,433	100%	100%
Airport Corporate Center	Miami, Florida	1,018,627	95%	100%
3400 Data Drive	Rancho Cordova, California	149,703	100%	100%
Daytona Buildings	Redmond, Washington	250,515	100%	100%
1515 S Street	Sacramento, California	348,881	100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377	75%	100%
Total for Directly-Owned Properties		3,469,296	95%
One Atlantic Center	Atlanta, Georgia	1,100,312	82%	30.95%
Three First National Plaza	Chicago, Illinois	1,419,079	92%	24.76%
333 West Wacker	Chicago, Illinois	845,247	90%	24.70%
One Shell Plaza	Houston, Texas	1,228,160	97%	15.47%
Two Shell Plaza	Houston, Texas	566,960	94%	15.47%
425 Lexington Avenue	New York, New York	700,034	100%	13.81%
499 Park Avenue	New York, New York	288,184	100%	13.81%
600 Lexington Avenue	New York, New York	281,072	100%	13.81%
Riverfront Plaza	Richmond, Virginia	949,873	99%	30.95%
525 B Street	San Diego, California	447,159	89%	30.95%
The KPMG Building	San Francisco, California	379,328	96%	30.95%
101 Second Street	San Francisco, California	388,370	99%	30.95%
720 Olive Way	Seattle, Washington	300,710	82%	24.70%
1200 19th Street	Washington, D.C.	234,718	100%	13.81%
Warner Center	Woodland Hills, California	808,274	98%	24.70%
Total for Core Fund Properties		9,937,480	94%
Total for All Properties		13,406,776	94%
__________

(1)
In addition to the properties listed above, we acquired the Laguna Buildings, six office buildings in Redmond, Washington, on January 3, 2007 and Atrium on Bay, a mixed-use office and retail complex in Toronto, Canada, on February 26, 2007.

(2)
This percentage shows the effective ownership of the Operating Partnership in the properties listed. On December 31, 2006, Hines REIT owned a 97.38% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.62% interest in the Operating Partnership. We own interests in all of the properties other than those identified above as being owned 100% by us through our interest in the Core Fund, in which we owned an approximate 34.0% non-managing general partner interest as of December 31, 2006. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 91.0%.

As of December 31, 2006, we have invested in institutional-quality office properties in the United States. These types of properties continue to attract significant capital, and competition to acquire such assets remains intense. However, we intend to continue to pursue institutional-quality office properties and other real estate investments that we believe will satisfy our long-term primary objectives of preserving invested capital and achieving modest capital appreciation over the long term, in addition to providing regular cash distributions to our shareholders.

We expect to continue to focus primarily on investments in institutional-quality office properties located in the United States (whether as direct investments or as indirect investments through the Core Fund); however, we are expanding our focus to include other real estate investments. On February 26, 2007, we acquired a mixed-use office and retail complex in Toronto, Canada. In the future, our investments may include additional investments outside of the United States, investments in non-office properties, non-core or development investments, and mortgage loans and ground leases. Additionally, we may invest through joint ventures, including ventures with institutional investors and/or entities affiliated with Hines.

Economic Update

2006 proved to be a solid year for both economic growth and job growth resulting in another strong performance year for commercial real estate. During the second half of 2006 however, the rate of growth began to lose momentum partially attributable to the weakening housing market and higher energy prices. We expect that this slowdown could continue through 2007 if the housing markets continue to adversely effect economic growth; layoffs occur in the housing related sectors; and manufacturing losses continue, primarily in the auto industry. Offsetting these factors are low unemployment rates and strong corporate profits. In summary, our outlook for 2007 is for continued growth, albeit at slower rates than we have experienced over the last several years. We believe that the key risks to the general economic forecast for 2007 include higher inflation; rising interest rates; rising energy prices; further weakening of the housing market; weakening of the U.S. Dollar; and unforeseen major global events.

We expect the real estate fundamentals in the office sector to continue to improve with decreasing vacancy rates and rising rental rates; however, some industry experts forecast that such improvements will be slower than recent years. Despite this slowdown, the office markets for 2007 are expected to generate the strongest income growth compared to the other asset classes.

With respect to the capital markets, returns on investments in real estate continue to be attractive relative to alternative investments. As a result, significant investment capital continues to flow into real estate and we expect this trend to continue through 2007. Due to the strength of the office markets, there continues to be significant competition for the acquisition of high-quality office properties creating upward pressure on acquisition prices and downward pressure on rates of returns. Should this trend continue, and we expect it may, both in the U.S as well as in most international markets, we may experience declines in the dividends we are able to pay to our shareholders.

Critical Accounting Policies

Each of our critical accounting policies involves the use of estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Basis of Presentation

Our consolidated financial statements included in this prospectus include the accounts of Hines REIT and the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

We evaluate the need to consolidate joint ventures based on standards set forth in FASB Interpretation No. 46R, Consolidation of Variable Interest Entities“FIN 46” and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments in Real Estate Ventures, as amended by Emerging Issues Task Force 04-5, “Investor’s Accounting for an Investment ina Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. In accordance with this accounting literature, we will consolidate joint ventures that are determined to be variable interest entities for which we are the primary beneficiary. We will also consolidate joint ventures that are not determined to be variable interest entities, but for which we exercise significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing.

Investment Property

Real estate assets we own directly are stated at cost less accumulated depreciation, which in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets are capitalized. Maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2006, management believes no such impairment has occurred.

Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that we believe are similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved and include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above-and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Management estimates the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized to interest expense over the life of the mortgage note payable.

Deferred Leasing Costs

Direct leasing costs, primarily consisting of third-party leasing commissions and tenant incentives, are capitalized and amortized over the life of the related lease. Tenant incentive amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

We commence revenue recognition on our leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If we conclude that we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease. In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements. We consider a number of different factors to evaluate whether we or the lessee is the owner of the tenant improvements for accounting purposes. These factors include: 1) whether the lease stipulates how and on what a tenant improvement allowance may be spent; 2) whether the tenant or landlord retains legal title to the improvements; 3) the uniqueness of the improvements; 4) the expected economic life of the tenant improvements relative to the length of the lease; and 5) who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment. In making that determination, we consider all of the above factors. No one factor, however, necessarily establishes our determination.

Organizational and Offering Costs

Certain organizational and offering costs related to our public offerings have been paid by our Advisor on our behalf. Organizational and offering costs incurred by our Advisor have been analyzed and segregated between those which are organizational in nature, those which are offering-related salaries and other general and administrative expenses of the Advisor and its affiliates, and those which qualify as offering expenses in accordance with Staff Accounting Bulletin (“SAB”) Topic 5.A, Miscellaneous Accounting — Expenses of Offering. Organizational costs are expensed as incurred in accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities.  Offering-related salaries and other general and administrative expenses of the Advisor and its affiliates are expensed as incurred, and third party offering expenses are taken as a reduction against the net proceeds of the offerings within additional paid-in capital in accordance with SAB Topic 5.A. In addition to the offering costs to be paid to the Advisor, selling commissions and dealer manager fees are paid to our Dealer Manager. Such costs are netted against the net offering proceeds within additional paid-in capital as well.

Amounts of organizational and offering costs recorded in our financial statements were based on estimates of gross offering proceeds to be raised in the future through the end of our initial offering period. Such estimates were based on highly subjective factors, including the number of retail broker-dealers signing selling agreements with our Dealer Manager, anticipated market share penetration in the retail broker-dealer network and the Dealer Manager’s best estimate of the growth rate in sales. At each balance sheet date, management reviewed the actual gross offering proceeds raised to date and management’s estimate of future sales of our common shares through the end of our initial public offering to determine how much of these costs were expected to be reimbursed to the Advisor, then adjusted the accruals of such costs accordingly.

We commenced this offering on June 19, 2006, and on June 26, 2006, we entered into the Advisory Agreement with the Advisor. Certain organizational and offering costs associated with this offering have been paid by the Advisor on our behalf. Pursuant to the terms of our current Advisory Agreement, we are obligated to reimburse the Advisor for the actual organizational and offering costs incurred, so long as such costs, together with selling commissions and dealer-manger fees, do not exceed 15% of gross proceeds from this offering.

Revenue Recognition and Valuation of Receivables

We are required to recognize minimum rent revenues on a straight-line basis over the terms of tenant leases, including rent holidays, if any. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision. Revenues relating to lease termination fees are recognized at the time that the tenant’s right to occupy the space is terminated and when we have satisfied all obligations under the lease. To the extent our leases provide for rental increases at specified intervals, we will record a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct writeoff is recorded and would decrease our total assets and shareholders’ equity.

Interest Rate Swap Contracts

We have entered into forward interest rate swap transactions as economic hedges against the variability of future interest rates on certain variable interest rate debt. To date, we have not designated any such contracts as cash flow hedges for accounting purposes. The interest rate swaps have been recorded at their estimated fair value in the consolidated balance sheet as of December 31, 2006, located elsewhere in this prospectus. Any changes in the fair value of the interest rate swaps have been recorded in the consolidated statements of operations for year ended December 31, 2006.

We will mark the interest rate swaps to their estimated fair value as of each balance sheet date, and the changes in fair value will be reflected in our consolidated condensed statements of operations.

Treatment of Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

We outsource management of our operations to the Advisor and certain other affiliates of Hines. Fees related to these services are accounted for based on the nature of the service and the relevant accounting literature. Fees for services performed that represent period costs of the Company are expensed as incurred. Such fees include acquisition fees and asset management fees paid to the Advisor and property management fees paid to Hines. In addition to cash payments for acquisition fees and asset management fees paid to the Advisor, an affiliate of the Advisor has received the Participation Interest, which represents a profits interest in the Operating Partnership related to these services. As the percentage interest of the Participation Interest is adjusted, the value attributable to such adjustment is charged against earnings, and the Participation Interest will be recorded as a liability until it is repurchased for cash or converted into our common shares. The conversion and redemption features of the Participation Interest are accounted for in accordance with the guidance in Emerging Issues Task Force publication (“EITF”) 95-7, Implementation Issues Related to the Treatment of Minority Interests in Certain Real Estate Investment Trusts. Redemptions for cash will be accounted for as a reduction to the liability discussed above to the extent of such liability, with any additional amounts recorded as a reduction to equity. Conversions into common shares of the Company will be recorded as an increase to the common shares and additional paid-in capital accounts and a corresponding reduction in the liability discussed above. Redemptions and conversions of the Participation Interest will result in a corresponding reduction in the percentage attributable to the Participation Interest and will have no impact on the calculation of subsequent increases in the Participation Interest.

Hines may perform construction management services for us for both re-development activities and tenant construction. These fees are considered incremental to the construction effort and will be capitalized as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects. These costs will be capitalized to the associated real estate project as incurred. Costs related to tenant construction will be depreciated over the estimated useful life. Costs related to redevelopment activities will be depreciated over the estimated useful life of the associated project. Leasing activities are generally performed by Hines on our behalf. Leasing fees are capitalized and amortized over the life of the related lease in accordance with the provisions of SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.

Income Taxes

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code in conjunction with the filing of our 2004 federal tax return. In addition, we hold an investment in the Core Fund, which has invested in properties through a structure that includes entities that have elected to be taxed as REITs. In order to qualify as a REIT, an entity must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual ordinary taxable income to shareholders. REITs are generally not subject to federal income tax on taxable income that they distribute to their shareholders. It is our intention to adhere to these requirements and maintain our REIT status, as well as to ensure that the applicable entities in the Core Fund structure also maintain their REIT status. As such, no provision for federal income taxes has been included in the accompanying consolidated financial statements. As a REIT and indirectly through our investment in the Core Fund, we still may be subject to certain state, local and foreign taxes on our income and property and to federal income and excise taxes on our undistributed taxable income. In addition, we are and will indirectly be required to pay federal and state income tax on the net taxable income, if any, from the activities conducted through the taxable REIT subsidiary of the Core Fund.

During 2006, the state of Texas enacted new tax legislation that restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax under SFAS 109, Accounting for Income Taxes.  We believe the impact of this legislation was not material to the Company for the year ended December 31, 2006. Accordingly, we have not recorded deferred income taxes in our accompanying consolidated financial statements for the year ended December 31, 2006.

Recent Accounting Pronouncements

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires we recognize in our financial statements the impact of a tax position, if the position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 is effective for fiscal years beginning after December 15, 2006. We have assessed the potential impact of FIN 48 and do not anticipate its adoption will have a material impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement which should be determined based on assumptions market participants would use in pricing an asset or liability. We will be required to disclose the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We do not anticipate the adoption of this statement will have a material impact on our financial position, results of operations or cash flows.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. We have not decided if we will early adopt SFAS No. 159 or if we will choose to measure any eligible financial assets and liabilities at fair value.

Financial Condition, Liquidity and Capital Resources

General

Since our formation, our principal cash requirements have been for property acquisitions, property-level operating expenses, management fees, capital improvements, debt service, organizational and offering expenses, corporate-level general and administrative expenses and distributions. We have had four primary sources of capital for meeting our cash requirements:

•	proceeds from our public offerings, including our distribution reinvestment plan;

•	debt financings, including secured or unsecured facilities;

•	cash flow generated by our real estate investments and operations; and

•	advances from affiliates.

For the year ended December 31, 2006, our cash needs for acquisitions have been met primarily by proceeds from our public equity offerings and debt financing. Operating cash needs have been met through cash flow generated by our properties and investments, as well as advances from affiliates. We believe that our current capital resources and cash flow from operations are sufficient to meet our liquidity needs for the foreseeable future.

We raised significant funds from our public offerings during 2006, and we expect to continue to raise significant funds from this offering and other potential follow-on offerings. We intend to continue making real estate investments with these funds and funds available to us under our credit facilities and other permanent debt. We also intend to continue to pay distributions to our shareholders on a quarterly basis. As noted above, we are currently looking for investment opportunities in an intensely competitive environment, and acquisitions in such an environment may put downward pressure on our distribution payments as a result of potentially lower yields on new investments. Additionally, we have experienced, and expect to continue to experience, delays between raising capital and acquiring real estate investments. We temporarily invest unused proceeds from our public offering in investments that typically yield lower returns when compared to our real estate investments. We may need to use short-term borrowings or advances from affiliates in order to maintain our current per share distribution levels in future periods. However, we will continue to make investment and financing decisions, and decisions regarding distribution payments, with a long-term view. We will also continually monitor our cash flow and market conditions when making such decisions. In this environment, we may lower our per share distribution amount rather than take actions we believe may compromise our long-term objectives.

Cash Flows from Operating Activities

Our direct investments in real estate assets generate cash flow in the form of rental revenues, which are reduced by debt service, direct leasing costs and property-level operating expenses. Property-level operating expenses consist primarily of salaries and wages of property management personnel, utilities, cleaning, insurance, security and building maintenance costs, property management and leasing fees and property taxes. Additionally, we have incurred corporate-level debt service, general and administrative expenses, asset management and acquisition fees. During the year ended December 31, 2006 and 2005, net cash flow provided by (used in) operating activities was approximately $7.7 million and ($1.8) million, respectively. The increase compared to the corresponding prior-year period is primarily attributable to:

•	a full year of operations for each of 1900 and 2000 Alameda, Citymark and 1515 S Street, which were acquired in June, August and November 2005, respectively; and

•	cash flow from Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV and the Daytona Buildings all of which were acquired in 2006.

As mentioned above, we did not commence real estate operations until November 23, 2004. For the year ended December 31, 2004, cash flow used in operating activities was approximately ($1.2) million.

Cash Flows from Investing Activities

During the year ended December 31, 2006, we had cash outflows totaling $586.8 million related to the acquisition of five office properties and their related lease intangibles. During the year ended December 31, 2005, we had cash outflows totaling $153.0 million related to the acquisition of three office properties and their related lease intangibles, excluding amounts financed.

During the years ended December 31, 2006, 2005 and 2004, we made capital contributions to the Core Fund totaling $209.3 million, $99.9 million and $28.4 million, respectively. As of December 31, 2006, we had invested approximately $337.6 million in the Core Fund representing an approximate 34.0% non-managing general partner interest compared to the approximate 26.2% and 12.5% interest we owned at December 31, 2005 and 2004, respectively.

During the years ended December 31, 2006 and 2005, we received distributions related to our interest in the Core Fund of approximately $14.8 million and $5.3 million, respectively. The increase in distributions related to the additional investments we made in the Core Fund during 2006 as well as the increased cash flow at the Core Fund resulting from the five properties it acquired since December 31, 2005.

During the year ended December 31, 2006, we had increases in restricted cash of approximately $2.5 million related to certain escrows required by our mortgage agreement for Airport Corporate Center.

During the years ended December 31, 2006 and 2005, we had increases in other assets of $8.9 million and $5.0 million, respectively, primarily as a result of deposits paid on investment properties that were acquired subsequent to the applicable year end.

Cash Flows from Financing Activities

Equity Offerings

The following table summarizes the activity from our offerings for the years ended December 31, 2006, 2005 and 2004 (in millions):

	Initial Public Offering				Current Public Offering				All Offerings
Year Ended	# of Shares		Proceeds		# of Shares		Proceeds		# of Shares	Proceeds
December 31, 2004	2.1		$20.6		—		$—		2.1	$20.6
December 31, 2005	21.0	(1)	207.7	(1)	—		—		21.0	207.7
December 31, 2006	30.1	(2)	299.2	(2)	27.3	(2)	282.7	(2)	57.4	581.9
Total	53.2		$527.5		27.3		$282.7		80.5	$810.2
__________

(1)	Amounts include $2.1 million of gross proceeds relating to approximately 223,000 shares issued under our dividend reinvestment plan.

(2)	Amounts include $13.5 million of gross proceeds relating to approximately 1.4 million shares issued under our dividend reinvestment plan.

As of December 31, 2006, approximately $1,726.6 million in common shares remained available for sale pursuant to this offering, exclusive of approximately $190.7 million in common shares available under our dividend reinvestment plan.

Payment of Offering and Other Costs and Expenses

In addition to making investments in accordance with our investment objectives, we use our capital resources to pay the Dealer Manager, our Advisor, for services they provide to us during the various phases of our organization and operations. During the offering stage, we pay the Dealer Manager selling commissions and dealer manager fees, and we reimburse the Advisor for organizational and offering costs.

For the years ended December 31, 2006, 2005 and 2004, we paid the Dealer Manager selling commissions of approximately $34.0 million, $10.5 million, and $987,000, respectively, and we paid dealer manager fees of approximately $13.4 million, $3.7 million, and $259,000, respectively. All such selling commissions and a portion of such Dealer Manager fees were reallowed by HRES to participating broker dealers for their services in selling our shares.

During the years ended December 31, 2006, 2005 and 2004, the Advisor incurred organizational and internal offering costs related to our initial public offering totaling approximately $3.0 million, $6.5 million, and $10.9 million, respectively, and third-party offering costs of approximately $3.6 million, $6.3 million, and $6.7 million, respectively. During the years ended December 31, 2006 and 2005, we made payments totaling $10.0 million and $6.0 million, respectively, to our Advisor for reimbursement of organizational and offering costs from our initial public offering. No such payments were made to our Advisor during the year ended December 31, 2004.

During the years ended December 31, 2006 and 2005, the Advisor incurred organizational and internal offering costs related to this offering totaling approximately $4.7 million and $256,000 and third-party offering costs of approximately $6.4 million and $1.2 million, respectively. We made payments totaling $7.5 million to our Advisor for reimbursement of these costs for the year ended December 31, 2006. The amount of organizational and offering costs, commissions and dealer manager fees we paid during the year ended December 31, 2006 increased, as compared to such periods in 2005 and 2004, as a result of an increase in capital raised through public offerings during 2006. See “— Critical Accounting Policies — Organizational and Offering Costs” above for additional information.

Debt Financings

We use debt financing from time to time for acquisitions and investments as well as for property improvements, tenant improvements, leasing commissions and other working capital needs. We may obtain financing at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate, depending on market conditions and other factors.

Subject to market conditions and other factors we may consider, we expect that our debt financing will generally be in the range of approximately 40-60% of management’s estimate of the aggregate value of our real estate investments. The amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, however, may be less than 40% or more than 60% of the value of such property or the value of the assets owed by such entity, depending on market conditions and other factors. In addition, depending on market conditions and other factors, we may choose not to use debt financing for our operations or to acquire properties. Our articles of incorporation limit our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report. As of December 31, 2006 and 2005, our debt financing was approximately 53% and 48%, respectively, of the aggregate value of our real estate investments (including our pro rata share of the Core Fund’s real estate assets and related debt). The increase from December 31, 2005 is primarily attributable to increased debt put in place to fund the acquisition of our additional direct investments.

Our Revolving Credit Facility

We have a revolving credit facility with KeyBank, as administrative agent for itself and various other lenders, with maximum aggregate borrowing capacity of up to $250.0 million. We established this facility to provide a source of funds for future real estate investments and to fund our general working capital needs.

Our revolving credit facility has a maturity date of October 31, 2009, which is subject to extension at our election for two successive periods of one year each, subject to specified conditions. We may increase the amount of the facility to a maximum of $350.0 million upon written notice prior to May 8, 2008, subject to KeyBank’s ability to syndicate the additional amount. The facility allows, at our election, for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on prescribed leverage ratios. The weighted-average interest rate on outstanding borrowings was 6.73% and 6.22% as of December 31, 2006 and 2005, respectively.

In addition to customary covenants and events of default, our revolving credit facility provides that it shall be an event of default under the agreement if our Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines or certain members of his family. Amounts outstanding under this facility are secured by a pledge of the Operating Partnership’s equity interests in entities that directly or indirectly hold real property assets, including our interest in the Core Fund, subject to certain limitations and exceptions. We have entered into a subordination agreement with Hines and our Advisor, which provides that the rights of Hines and the Advisor to be reimbursed by us for organizational and offering and other expenses are subordinate to our obligations under our revolving credit facility.

On September 9, 2005, we made our initial borrowing of $56.3 million under the revolving credit facility to retire our term loan agreement with KeyBank, which was used to complete the acquisitions of 1900 and 2000 Alameda and Citymark. Additionally, we made borrowings totaling $84.3 million to complete the acquisition of 1515 S Street and to fund a capital contribution to the Core Fund. For the period from September 9, 2005 through December 31, 2005, we used proceeds from our public offering to make repayments under the revolving credit facility totaling $65.7 million and the remaining principal amount due under this obligation as of December 31, 2005 was $74.9 million.

During the year ended December 31, 2006, we incurred borrowings totaling $410.2 million under our revolving credit facility to complete several property acquisitions and to fund capital contributions to the Core Fund. During the year ended December 31, 2006, we used proceeds from our public offerings, proceeds from a mortgage loan secured by 1515 S Street and proceeds from a credit facility with HSH Nordbank (see below) to make repayments under our revolving credit facility totaling $323.1 million and the remaining principal amount due under this obligation as of December 31, 2006 was $162.0 million. In addition, we have an outstanding letter of credit under our revolving credit facility totaling approximately $336,000 at December 31, 2006 for a utility deposit at one of our directly-owned properties. As of December 31, 2006, we have complied with all covenants stipulated by our revolving credit facility agreement.

Debt Secured by our Properties

In connection with our acquisition of Airport Corporate Center, on January 31, 2006 we assumed a mortgage loan with Wells Fargo Bank, N.A., as trustee for the registered holders of certain commercial mortgage pass-through certificates, in the principal amount of $91.0 million. The loan bears interest at a fixed rate of 4.775% per annum, matures and becomes payable on March 11, 2009 and is secured by Airport Corporate Center.

On April 18, 2006, we entered into a mortgage agreement with Metropolitan Life Insurance Company in the principal amount of $45.0 million. The loan bears interest at a fixed rate of 5.68% per annum, matures and becomes payable on May 1, 2011 and is secured by 1515 S Street.

In connection with our acquisition of 321 North Clark, on April 24, 2006, we entered into a term loan agreement with KeyBank to provide bridge financing in the principal amount of $165.0 million. The loan had an original term of 120 days, was scheduled to mature on August 22, 2006 and was secured by our equity interests in entities that directly or indirectly hold certain real property assets. On August 2, 2006, we repaid the loan in full with proceeds from a credit facility we entered into with HSH Nordbank, which is discussed below.

On August 1, 2006 (as amended on January 19, 2007), we entered into a credit agreement with HSH Nordbank providing for a secured credit facility in the maximum principal amount of $500.0 million, subject to certain borrowing limitations. The total borrowing capacity under the HSH Facility is based upon a percentage of the appraised values of the properties that we select to serve as collateral under this facility, subject to certain debt service coverage limitations. On August 1, 2006, we borrowed approximately $185.0 million under the HSH Facility to repay a term loan with KeyBank that we used to fund our acquisition of 321 North Clark and our revolving credit facility and to pay certain fees and expenses related to the facility. At December 31, 2006, outstanding loans under the HSH Facility were secured by three properties: 321 North Clark, Citymark, and 1900 and 2000 Alameda. The subsidiaries of the Operating Partnership that own these properties are the borrowers under the loan documents. We have and may continue, at our election, to pledge newly acquired properties as security for additional borrowings.

The initial $185.0 million borrowing under the HSH Facility has a term of ten years and bears interest at a variable rate, as described below. The effective fixed interest rate on such borrowing is 5.8575% as a result of an interest rate swap agreement we entered into with HSH Nordbank. Subsequent borrowings under the HSH Facility must be drawn, if at all, between August 1, 2006 and July 31, 2009, and undrawn amounts will be subject to an unused facility fee of 0.15% per annum on the average daily outstanding undrawn loan amount during this period. For amounts drawn under the HSH Facility after August 1, 2006, we may select terms of five, seven or ten years for the applicable borrowings. The outstanding balance of these loans will bear interest at a rate equal to one-month LIBOR plus an applicable margin of (i) 0.40% for borrowings before August 1, 2007 that have ten-year terms, and (ii) 0.45% for all other borrowings and maturities. We are required to purchase interest rate protection in the form of interest rate swap agreements prior to borrowing any additional amounts under the HSH Facility to secure us against fluctuations of LIBOR. Loans under the HSH Facility may be prepaid in whole or in part, subject to the payment of certain prepayment fees and breakage costs.

The Operating Partnership provides customary non-recourse carve-out guarantees under the HSH Facility and limited guarantees with respect to the payment and performance of (i) certain tenant improvement and leasing commission obligations in the event the properties securing the loan fail to meet certain occupancy requirements and (ii) certain major capital repairs with respect to the properties securing the loans.

The HSH Facility provides that an event of default will exist if a change in majority ownership or control occurs for the Advisor or Hines, or if the Advisor no longer provides us advisory services or manages our day-to-day operations. The HSH Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. As of December 31, 2006, we have complied with all covenants stipulated by the HSH Facility agreement.

On January 23, 2007, we borrowed $98.0 million under the HSH Facility as secured financing for 3400 Data Drive and Watergate Tower IV. See “— Recent Developments and Subsequent Events” below for additional information regarding this borrowing.

Advances from Affiliates

Certain costs and expenses associated with our organization and public offerings have been paid by our Advisor on our behalf. See “— Financial Condition, Liquidity and Capital Resources” above for a discussion of these advances and our repayment of the same.

Our Advisor has also advanced funds to us to allow us to pay certain of our corporate-level operating expenses. During the year ended December 31, 2004, our Advisor advanced to or made payments on our behalf totaling $1.0 million. During the year ended December 31, 2005, our Advisor advanced to or made payments on our behalf totaling $2.2 million. During that period, our Advisor forgave approximately $1.7 million of amounts previously advanced to us to pay these expenses and we made repayments totaling $375,000. As of December 31, 2005 (after taking into account our Advisor’s forgiveness referred to above), we owed our Advisor approximately $1.0 million for these advances. For the year ended December 31, 2006, our Advisor had advanced to or made payments on our behalf totaling $1.6 million and we made repayments totaling $2.7 million. We did not receive any advances from our Advisor after June 30, 2006 and as of December 31, 2006, we had repaid our Advisor all amounts related to these advances.

To the extent that our operating expenses in any four consecutive fiscal quarters exceed the greater of 2% of average invested assets or 25% of net income (as defined in our articles of incorporation), our Advisor is required to reimburse us the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold, unless our independent directors determine that such excess was justified. For the years ended December 31, 2006 and 2005, we did not exceed this limitation.

Distributions

In order to meet the requirements for being treated as a REIT under the Code and to pay regular cash distributions to our shareholders, which is one of our investment objectives, we have and intend to continue to declare distributions to shareholders as of daily record dates and aggregate and pay such distributions quarterly.

From January 1, 2006 through June 30, 2006, our board of directors declared distributions equal to $0.00164384 per share, per day. From July 1, 2006 through December 31, 2006, our board of directors declared distributions equal to $0.00170959 per share, per day. Additionally, our board of directors has declared distributions equal to $0.00170959 per share, per day through April 30, 2007. The distributions declared were set by our board of directors at a level the board believed to be appropriate based upon the board’s evaluation of our assets, historical and projected levels of cash flow and results of operations, additional capital and debt anticipated to be raised or incurred and invested in the future, the historical and projected timing between receiving offering proceeds and investing such proceeds in real estate investments, and general market conditions and trends.

Aggregate distributions declared to our shareholders and minority interests related to the year ended December 31, 2006 were approximately $31.0 million. Our two primary sources of funding for our distributions are cash flows from operating activities and distributions from the Core Fund. When analyzing the amount of cash flow available to pay distributions, we also consider the impact of certain other factors, including our practice of financing acquisition fees and other acquisition-related cash flows, which are reductions of cash flows from operating activities in our statements of cash flows. The following table summarizes the primary sources and other factors we considered in our analysis of cash flows available to fund distributions to shareholders and minority interests (amounts are in thousands for the year ended December 31, 2006 and are approximate):

Cash flow from operating activities	$7,662
Distributions from the Core Fund(1)	$17,069
Cash acquisition fees(2)	$4,008
Acquisition-related items(3)	$7,649
__________

(1)	Cash distributions earned during the year ended December 31, 2006 related to our investment in the Core Fund.

(2)
Acquisition fees paid to our Advisor reduce cash flows from operating activities in our consolidated statements of cash flows. However, we fund such payments with offering proceeds and related acquisition indebtedness as such payments are transaction costs associated with our acquisitions of real estate investments. As a result, we considered the payment of acquisition fees in our analysis of cash flow available to pay distributions.

(3)
Acquisition-related items include cash payments to settle net liabilities assumed upon acquisition of properties. These payments reduce cash flows from operating activities in our consolidated statements of cash flows. However, these payments are related to the acquisition, as opposed to the operations, of these properties, and we fund such payments with offering proceeds and acquisition-related indebtedness. As a result, we considered the payment of these items in our analysis of cash flow available to pay distributions. For the year ended December 31, 2006, these amounts consisted primarily of property tax liabilities assumed upon the acquisition of 321 North Clark.

Additionally, we typically use cash flows from financing activities such as offering proceeds or borrowings, rather than operating cash flows, to pay for deferred leasing costs, such as tenant incentive payments, leasing commissions and tenant improvements. For the year ended December 31, 2006, we paid approximately $2.3 million for deferred leasing costs, which were reflected as a reduction of cash flows from operating activities in our consolidated financial statements included elsewhere in this prospectus.

From our inception to December 31, 2005, we funded distributions payable to shareholders and minority interests in the aggregate amount of approximately $7.6 million with distributions we earned related to our investment in the Core Fund of approximately $8.9 million, partially offset by net cash flow used in operating activities of approximately $3.0 million, adjusted for approximately $2.0 million of cash acquisition fees paid to our Advisor, which were funded out of net offering proceeds, as opposed to being funded from our operations.

In our initial quarters of operations, such sources were insufficient to fund our distributions to shareholders and minority interests and to repay advances from our Advisor or its affiliates. As a result, in order to cover the shortfall in such quarters, we deferred reimbursement to our Advisor for advances made to us to pay certain of our corporate-level general and administrative expenses. In 2005, our Advisor forgave $1.7 million of such advances. No advances were received after June 30, 2006, and as of December 31, 2006, we owed no amounts to our Advisor related to such advances. Our Advisor is not obligated to either advance funds for the payment of our general and administrative expenses or defer reimbursements of such advances in future periods. Our Advisor’s refusal to advance funds for the payment of our general and administrative expenses (in the case we were to seek such advances in order to maintain certain distribution levels) and/or to defer reimbursements of such advances could have an adverse impact on our ability to pay distributions to our shareholders in future periods.

As noted above in “— Executive Summary”, we are currently making real estate investments in an intensely competitive environment. Significant U.S. and foreign investment capital continues to flow into real estate capital markets, creating increased competition for acquisitions and continued upward pressure on prices of real estate investments, including high-quality office properties. Should this trend continue, which we expect it may, it will likely cause downward pressure on rates of return from our future real estate investments, and consequently, could cause downward pressure on the distributions payable to our shareholders.

To the extent our distributions exceed our tax-basis earnings and profits, a portion of these distributions will constitute a return of capital for federal income tax purposes. Approximately 23% and 24% of our distributions paid during the years ended December 31, 2006 and 2005, respectively, were taxable to shareholders as ordinary taxable income and the remaining portion was treated as return of capital. We expect that a portion of distributions paid in future years will also constitute a return of capital for federal income tax purposes, primarily as a result of non-cash depreciation deductions.

Results of Operations

We commenced our initial public offering in June 2004; however, we did not receive and accept the minimum offering proceeds of $10.0 million until November 23, 2004. Our $28.4 million investment in the Core Fund was our only real estate investment as of December 31, 2004.

During the year ended December 31, 2005, we invested $99.9 million in the Core Fund and acquired direct interests in three office properties in June 2005, August 2005 and November 2005 with an aggregate acquisition cost of approximately $154.2 million. Accordingly, our results of operations for the year ended December 31, 2005 consisted primarily of organizational and offering expenses, general and administrative expenses and equity in earnings of the Core Fund. As of December 31, 2005, the Core Fund owned interests in ten office properties with an aggregate acquisition cost of approximately $1,691.1 million.

During the year ended December 31, 2006, we acquired direct interests in five additional office properties with an aggregate acquisition cost of approximately $680.8 million and invested an additional $209.3 million in the Core Fund. In addition, the Core Fund acquired interests in five additional office properties with an aggregate acquisition cost of approximately $1,200.2 million during this period.

As a result of the significant new investments made during the year ended December 31, 2006, as well as operating our direct properties owned on December 31, 2005 for the entire period, our results of operations for the years ended December 31, 2006 and 2005 are not directly comparable. As discussed below, increases in operating revenues and expenses as well as distributions from the Core Fund as discussed below are primarily attributable to our direct and indirect real estate acquisitions after December 31, 2005, in addition to the operation of existing properties for the full period.

Our results of operations are also not indicative of what we expect our results of operations will be in future periods as we expect that our operating revenues and expenses and distributions from the Core Fund will continue to increase as a result of (i) owning the real estate investments we acquired during the last 12 months for an entire period, and (ii) our future real estate investments, which we expect to be substantial.

Direct Investments

As discussed above, our initial direct property investments were made in June 2005, August 2005, and November 2005. Therefore, we had no rental revenue or expenses related to these properties for the year ended December 31, 2004 and only limited rental revenues and expenses related to these properties for the year ended December 31, 2005.

Rental revenues for the years ended December 31, 2006 and 2005 were approximately $61.4 million and $6.0 million, respectively. Property-level expenses, property taxes and property management fees for the years ended December 31, 2006 and 2005 were approximately $28.7 million and $3.0 million, respectively. Depreciation and amortization expense for the years ended December 31, 2006 and 2005 was approximately $22.5 million and $3.3 million, respectively.

Our Interest in the Core Fund

As of December 31, 2004, we had invested a total of approximately $28.4 million and owned a 12.51% non-managing general partner interest in the Core Fund. Our equity in earnings related to our investment in the Core Fund for the period from November 23, 2004 through December 31, 2004 was approximately $68,000. For the year ended December 31, 2004, the Core Fund had net income of approximately $5.9 million on revenues of approximately $145.4 million. The Core Fund’s net income for the year ended December 31, 2004 included approximately $43.6 million of non-cash depreciation and amortization expenses. The distribution we earned from the Core Fund during the year ended December 31, 2004 was approximately $247,000.

As of December 31, 2005, we had invested a total of approximately $128.2 million and owned an approximate 26.2% non-managing general partner interest in the Core Fund. Our equity in losses related to our investment in the Core Fund for the year ended December 31, 2005 was approximately $831,000. For the year ended December 31, 2005, the Core Fund had a net loss of approximately $3.1 million on revenues of approximately $200.7 million. The Core Fund’s net loss for the year ended December 31, 2005 included approximately $58.2 million of non-cash depreciation and amortization expenses. The distributions we earned from the Core Fund during the year ended December 31, 2005 totaled approximately $8.6 million.

As of December 31, 2006, we had invested a total of approximately $337.6 million and owned a 34.0% non-managing general partner interest in the Core Fund. Our equity in losses related to our investment in the Core Fund for the year ended December 31, 2006 was approximately $3.3 million. For the year ended December 31, 2006, the Core Fund had a net loss of approximately $9.9 million on revenues of approximately $279.9 million. The Core Fund’s net loss for the year ended December 31, 2006 included approximately $87.7 million of non-cash depreciation and amortization expenses. The distributions we earned from the Core Fund during the year ended December 31, 2006 totaled approximately $17.1 million.

Asset Management and Acquisition Fees

Asset management fees for the years ended December 31, 2006, 2005 and 2004 were approximately $6.3 million, $1.7 million, and $42,000, respectively. Increases in asset management fees are the result of our having a larger portfolio of assets under management in each respective year. Acquisition fees for the years ended December 31, 2006, 2005, and 2004 were approximately $11.2 million, $3.5 million, and $776,000, respectively. Increases compared to the prior years are attributable to an increase in investment activity during each respective year.

These amounts include both the cash portion of the fees payable to our Advisor as well as the corresponding increase in the Participation Interest.

General, Administrative and Other Expenses

General and administrative expenses for the years ended December 31, 2006, 2005 and 2004 were approximately $2.8 million, $2.2 million, and $618,000, respectively. These costs include legal and accounting fees, insurance costs, costs and expenses associated with our board of directors and other administrative expenses. Certain of these costs are variable and may increase in the future as we continue to raise capital and make additional real estate investments. In addition, as discussed above, our Advisor forgave approximately $1.7 million of advances to us to cover certain corporate-level general and administrative expenses during the year ended December 31, 2005. The increases in general and administrative expenses during the years ended December 31, 2006 and 2005 are primarily due to increased costs of shareholder communications and audit fees as the Company’s activities and shareholder base continue to grow. Additionally, general and administrative expenses for the year ended December 31, 2004 included start-up costs of approximately $430,000 that were not incurred in subsequent years.

Loss on Interest Rate Swap Contracts

During the year ended December 31, 2006, we entered into two interest rate swap transactions with HSH Nordbank. Changes in fair value of our interest rate swap contracts for the year ended December 31, 2006 resulted in a loss of approximately $5.3 million. This loss is based on the decrease in the fair value of our interest rate swaps for the year ended December 31, 2006, including fees of approximately $862,000 incurred upon entering into the swap transactions.

Interest Expense

Interest expense for the years ended December 31, 2006 and 2005 was approximately $18.3 million and $2.4 million, respectively. The increase in interest expense is primarily due to increased borrowings related to our acquisitions of directly-owned properties and our investments in the Core Fund during 2006. No interest expense was incurred during the year ended December 31, 2004.

Interest Income

Interest income for the years ended December 31, 2006 and 2005 was approximately $1.4 million and $98,000, respectively. The increase in interest income is primarily due to increased cash we held in short-term investments during delays between raising capital and acquiring real estate investments. No interest income was earned during the year ended December 31, 2004.

Loss Allocated to Minority Interests

As of December 31, 2006, 2005, and 2004, Hines REIT owned a 97.38%, 94.24%, and 64.29% interest in the Operating Partnership, respectively, and affiliates of Hines owned the remaining 2.62%, 5.76%, and 35.71% interests, respectively. We allocated losses of approximately $429,000, $635,000, and $6.5 million to the holders of these minority interests for the years ended December 31, 2006, 2005, and 2004, respectively.

Related-Party Transactions and Agreements

We have entered into agreements with the Advisor, Dealer Manager and Hines or its affiliates, whereby we pay certain fees and reimbursements to these entities, including acquisition fees, selling commissions, dealer-manager fees, asset and property management fees, construction management fees, reimbursement of organizational and offering costs, and reimbursement of certain operating costs, as described previously.

Off-Balance Sheet Arrangements

As of December 31, 2006 and 2005, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

The following table lists our known contractual obligations as of December 31, 2006. Specifically included are our obligations under long-term debt agreements, operating lease agreements and outstanding purchase obligations (in thousands):

	Payments Due by Period
Contractual Obligation	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Notes payable(1)	$—	$253,000	$45,000	$185,000
Interest payments under outstanding notes payable(2)	28,632	142,936	70,081	234,667
Obligation to purchase the Laguna Buildings	118,000	—	—	—
Obligation to purchase Atrium on Bay	215,600	—	—	—
Derivative Instruments	5,000	10,291	10,291	25,873
Total Contractual Obligations	$367,232	$406,227	$125,372	$445,540
__________

(1)	Notes payable includes amounts outstanding under our revolving credit facility, mortgage agreements related to Airport Corporate Center and 1515 S Street, and our HSH Facility.

(2)
As of December 31, 2006 the amount outstanding under our revolving credit facility was $162.0 million and the weighted average rate on outstanding loans was 6.73%. No scheduled principal payments are required until the maturity date of October 31, 2009

Recent Developments and Subsequent Events

On January 3, 2007, we acquired the Laguna Buildings. Four of the buildings (Buildings 1-4) were constructed in the 1960’s, while the remaining two buildings were constructed in 1998 and 1999, respectively. The buildings have an aggregate of 464,701 square feet of rentable area that is 100% leased. Honeywell Industries, Inc., an industrial products company, leases 255,905 square feet, or approximately 55% of the buildings’ rentable area, under a lease that expires in 2012 and also leases 104,443 square feet, or approximately 23% of the buildings’ rentable area, under a lease that expires in 2009 and provides options to renew for two additional five-year terms. Microsoft Corporation leases 104,353 square feet, or approximately 22% of the buildings’ rentable area under a lease that expires in 2011. The contract purchase price of the Laguna Buildings was approximately $118.0 million, exclusive of transaction costs, financing fees and working capital reserves.

On January 23, 2007, we borrowed $98.0 million under our HSH Facility. The borrowing was used to repay amounts owed under our revolving credit facility. The $98.0 million borrowing is secured by mortgages or deeds of trust and related assignments and security interests on two of our directly owned properties: 3400 Data Drive and Watergate Tower IV. The subsidiaries that directly own such properties are the borrowers under the loan documents. The borrowing matures on January 12, 2017 and bears interest at a variable rate based on one-month LIBOR plus a margin of 0.40%. The interest rate on such borrowing has been effectively fixed at 5.2505% as a result of an interest rate swap agreement we entered into with HSH Nordbank.

On February 26, 2007, we acquired Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. Atrium on Bay is comprised of three office towers, a two-story retail mall, and a two-story parking garage, and was constructed in 1984. The buildings consist of 1,079,870 square feet of rentable area and are 86% leased to a variety of office and retail tenants. The Canadian Imperial Bank of Commerce, a financial institution, leases 372,733 square feet, or approximately 35% of the rentable area, through leases that expire in 2011, 2013 and 2016. The balance of the complex is leased to 31 office tenants, 57 retail tenants and 4 other tenants, none of which leases more than 10% of the rentable area of the complex. The contract purchase price of Atrium on Bay was approximately $250.0 million CAD (approximately $215.6 million USD as of February 26, 2007), exclusive of transaction costs, financing fees and working capital reserves.

On February 26, 2007, we entered into a $190.0 million CAD (approximately $163.9 million USD as of February 26, 2007) mortgage loan with Capmark in connection with our acquisition of Atrium on Bay. The Capmark loan bears interest at an effective fixed rate of 5.33%, has a 10-year term and is secured by Atrium on Bay. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to Hines REIT or the Operating Partnership.

On February 27, 2007, we entered into a forward interest rate swap contract with HSH Nordbank with a notional amount of $119.0 million. The contract, which has an effective date of May 1, 2007 and a 10-year term, was entered into as an economic hedge against the variability of future interest rates on variable interest rate debt. Under the agreement, we will pay a fixed rate of 4.955% in exchange for receiving floating interest rate payments based on one-month LIBOR. We anticipate that on or about May 1, 2007, we will pay down amounts outstanding under our revolving credit facility with additional borrowings under our HSH Facility. We expect that the $119 million borrowing will have an effective fixed interest rate of 5.355% as a result of this swap agreement and will be secured by mortgages or deeds of trust and related assignments and security interests on the Daytona and Laguna Buildings.

From January 1, 2007 through April 6, 2007, we have received gross offering proceeds of approximately $187.3 million from the sale of 18.1 million common shares, including approximately $6.7 million of gross proceeds relating to 674,000 shares sold under our dividend reinvestment plan. As of April 6, 2007, 1,546.0 million common shares remained available for sale to the public pursuant to this offering, exclusive of 184.0 million common shares available under our dividend reinvestment plan.

From January 1, 2007 through April 6, 2007, we incurred borrowings totaling $112.7 million under our revolving credit facility and made principal payments totaling $197.0 million, and the remaining principal amount due under this obligation was $77.7 million as of April 6, 2007.

On March 27, 2007, we entered into a contract to acquire Seattle Design Center, a mixed-use office and retail complex located near the central business district of Seattle, Washington. Seattle Design Center is comprised of a two-story building constructed in 1973 and a five-story building with an underground parking garage, constructed in 1983. The buildings consist of 390,684 square feet of rentable area and are 90% leased to a variety of office and retail tenants. The contract purchase price of Seattle Design Center is approximately $57.0 million, exclusive of transaction costs, financing fees and working capital reserves. We anticipate that the closing will occur on or about June 22, 2007, subject to a number of customary closing conditions. There is no guarantee that this acquisition will be consummated, and if we elect not to close on Seattle Design Center, we will forfeit our $4 million in earnest money deposits.

On March 29, 2007, an affiliate of Hines entered into a contract to acquire a portfolio of office buildings in Sacramento, California (the “Sacramento Properties”) on behalf of an indirect subsidiary of the Core Fund, as well as certain other properties on behalf of another affiliate of Hines. The Sacramento Properties consist of approximately 1.4 million square feet and are located in and around the Sacramento metropolitan area. The contract purchase price of the Sacramento Properties is expected to be approximately $490.2 million, exclusive of transaction costs, financing fees and working capital reserves, and the transaction is expected to close on or about May 1, 2007. There are no financing or due diligence conditions to the closing of this transaction. There is no guarantee that the acquisition will be consummated. The indirect subsidiary of the Core Fund has entered into an unconditional guaranty to pay a termination fee in the amount of approximately $49.0 million in the event that the acquisition of any of the Sacramento Properties does not close.

Quantitative and Qualitative Disclosures About Market Risk

Market risk includes risks relating to changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. The primary market risk we are exposed to is interest rate risk.

We are exposed to the effects of interest rate changes primarily through variable-rate debt, which we use to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to monitor and manage the impact of interest rate changes on earnings and cash flows, and to use derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on variable rate debt. We do not enter into derivative or interest rate transactions for speculative purposes.

As of December 31, 2006, we had $185 million of debt outstanding under the HSH Facility, and as a result of the interest rate swap agreement entered into with HSH Nordbank, the debt effectively bears interest at a fixed rate of 5.8575%. The HSH Facility provides that we must purchase interest-rate protection for any future borrowings under the facility.

Our total variable rate debt outstanding as of December 31, 2006 consisted of $162.0 million in borrowings under our revolving credit facility. This debt is subject to a variable rate through its maturity date on September 8, 2008. An increase in the variable interest rate would increase our interest payable on debt outstanding under our revolving credit facility and therefore decrease our cash flows available for distribution to shareholders. Based on our variable rate debt outstanding as of December 31, 2006, a 1% change in interest rates would result in a change in interest expense of approximately $1.6 million per year.

DESCRIPTION OF CAPITAL STOCK

We were formed as a corporation under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our articles of incorporation and bylaws. The following summary of the terms of our common shares is a summary of all material provisions concerning our common shares and you should refer to the Maryland General Corporation Law and our articles of incorporation and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information” below.

Our articles of incorporation authorize us to issue up to 1,500,000,000 common shares at $0.001 par value per share and 500,000,000 preferred shares at $0.001 par value per share. As of the date of this prospectus, we had no preferred shares issued and outstanding. Our board of directors may amend our articles of incorporation to increase or decrease the amount of our authorized shares without any action by our shareholders.

Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. The Company believes that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and will facilitate negotiations which may result in improvement of the terms of an initial offer.

Common Shares

Subject to any preferential rights of any other class or series of shares and to the provisions of our articles of incorporation regarding the restriction on the transfer of our common shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. We currently have only one class of common shares, which have equal dividend, distribution, liquidation and other rights.

Subject to the limitations described in our articles of incorporation, our board of directors, without any action by our shareholders, may classify or reclassify any of our unissued common shares into one or more classes or series by setting or changing the preferences, conversion, restrictions or other rights.

We will not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Trust Company of America, Inc. acts as our registrar and as the transfer agent for our shares. A transfer of your shares can be effected simply by mailing to Trust Company of America, Inc. a transfer and assignment form, which we will provide to you upon written request. A transfer fee of $50.00 is charged by our transfer agent in order to implement any such transfer of your shares.

Preferred Shares

Upon the affirmative vote of a majority of our directors (including a majority of our independent directors), our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred shares without shareholder approval, and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to the Company for each privately-held preferred share bears to the book value of each outstanding common share. In addition, a majority of our independent directors must approve the issuance of preferred shares to our Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend preference over our common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence.

Under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Our board of directors, without shareholder approval, may issue preferred shares with voting and conversion rights that could adversely affect the holders of common shares, subject to the limits described above. We currently have no preferred shares issued and outstanding. Our board of directors has no present plans to issue preferred shares, but may do so at any time in the future without shareholder approval.

Meetings and Special Voting Requirements

Each shareholder is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of our outstanding common shares can elect all of the directors then standing for election and the holders of the remaining common shares will not be able to elect any directors.

An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer or upon the written request of shareholders holding at least 10% of the common shares entitled to vote at such meeting. The presence of a majority of our outstanding shares, either in person or by proxy, constitutes a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. In determining the number of common shares entitled to vote, shares abstaining from voting or not voted on a matter will not be treated as entitled to vote.

Under the Maryland General Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on:

•	amendments to our articles of incorporation;

•	our liquidation or dissolution;

•	our reorganization;

•	a merger, consolidation or sale or other disposition of substantially all of our assets; and

•	a termination of our status as a REIT.

No such action can be taken by our board of directors without a vote of our shareholders holding at least a majority of our outstanding shares. Shareholders are not entitled to exercise any of the rights of an objecting shareholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply.

Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests. Shareholders are also entitled to access, upon request and on the terms described above, to the comparable records of the Operating Partnership.

In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of shareholders and the payment of the expenses of the distribution, we are required to distribute specific materials to our shareholders in the context of the solicitation of proxies for voting on matters presented to our shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

Restrictions on Transfer

To qualify as a REIT under the Code:

•
five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

You should read the “Material Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, our articles of incorporation provide (subject to certain exceptions) that no shareholder other than Hines or its affiliates may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares. Our board of directors may waive this ownership limit if evidence satisfactory to our directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine, with the approval of our shareholders as required by our articles of incorporation, that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, the transfer or issuance of our shares or any security convertible into our shares will be null and void, and the intended transferee will acquire no rights to our shares (unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT), if such transfer or issuance:

•	creates a direct or indirect ownership of our shares in excess of the 9.9% ownership limit described above;

•	with respect to transfers only, results in our shares being owned by fewer than 100 persons;

•	results in us being “closely held” within the meaning of Section 856(h) of the Code;

•	results in us owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	results in our disqualification as a REIT.

Our articles of incorporation provide that any shares proposed to be transferred pursuant to a transfer which, if consummated, would violate these restrictions on transfer, will be deemed to be transferred to a trust to be held for the exclusive benefit of a charitable beneficiary. To avoid confusion, these shares will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as record holder of the Excess Securities, will be entitled to receive all dividends and distributions declared by the board of directors on such securities for the benefit of the charitable beneficiary. Our articles of incorporation further entitle the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the securities may be sold as long as such sale does not violate the 9.9% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.9% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations or would have owned shares that resulted in a transfer to a charitable trust is required to give immediate written notice to us of such event, or (ii) proposed or attempted any of the transactions in clause (i) is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our shareholders.

The ownership restriction does not apply to an offeror who, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership restriction also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

In addition, we have the right to purchase any Excess Securities at the lesser of the price per share paid in the transfer that created the Excess Securities or the current market price until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any dividend or distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the articles of incorporation. If any legal decision, statute, rule or regulation deems or declares the transfer restrictions described in this section of the prospectus to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Distribution Objectives

We receive cash flow from our investments in real estate which we expect will allow us to pay dividends to our shareholders. We intend to declare and calculate dividends on a daily basis and aggregate and pay them on a quarterly basis. If our board of directors has declared dividends, investors are entitled to earn distributions immediately upon purchasing our shares. Because all of our operations are performed indirectly through the Operating Partnership, our ability to pay dividends depends on the Operating Partnership’s ability to pay distributions to its partners, including Hines REIT. Dividends are paid to our shareholders as of record dates selected by our board of directors. We expect to pay dividends unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Dividends are authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our ability to pay dividends may be affected by a number of factors, including:

•	our Advisor’s ability to identify and execute investment opportunities at a pace consistent with capital we raise;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	amount of distributions or dividends received by us from our indirect real estate investments such as the Core Fund;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves therefor;

•	leasing commissions and tenant inducements for leasing space;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our shareholders at least 90% of our annual ordinary taxable income in order to continue to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Material Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may declare dividends in excess of this percentage as they deem appropriate. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs. We refer you to the “Risk Factors — Business and Real Estate Risks — We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements” and “Material Tax Considerations — Requirements for Qualification as a REIT” sections in this prospectus.

Share Redemption Program

Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our shareholders with some liquidity, we have a share redemption program. Shareholders who have held their shares for at least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their shares to us in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay the Advisor or its affiliates any fees to complete any transactions under our share redemption program.

To the extent our board of directors determines that we have sufficient available cash for redemptions, we intend to redeem shares subject to the limitation that, during any calendar year, the number of shares we may redeem under the program may not exceed, as of the date we commit to any redemption, 10% of our shares outstanding as of the same date in the prior calendar year. We may, but are not required to, use available cash flow not otherwise dedicated to a particular use to meet these redemption needs, including cash proceeds generated from the dividend reinvestment plan, securities offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or refinancings.

Shares will be redeemed at a price of $9.36 per share beginning on the effective date of this offering. The redemption price was determined by our board of directors. Our board’s determination of the redemption price is subjective and was primarily based on the estimated per share net asset value of the Company as determined by our management. Our management estimated the per share net asset value of the Company using appraised values of our real estate assets determined by independent third party appraisers, as well as estimates of the values of our other assets and liabilities as of December 31, 2005, and then making various adjustments and estimations in order to account for our operations and other factors occurring or expected to occur between December 31, 2005 and the commencement of this offering. Both our real estate appraisals and the methodology utilized by our management in estimating our per share net asset value were based on a number of assumptions and estimates, which may or may not be accurate or complete. No liquidity discounts or discounts relating to the fact that we are currently externally managed were applied to our estimated per share valuation, and no attempt was made to value Hines REIT as an enterprise. Likewise, the valuation was not reduced by potential selling commissions or other costs of sale, which would impact proceeds in the case of a liquidation. The redemption price may not be indicative of the price our shareholders would receive if our shares were actively traded or if we were liquidated.

Our board of directors may adjust the per share redemption price from time to time upon 30 days’ written notice based on the then-current estimated net asset value of our real estate portfolio at the time of the adjustment, and such other factors as it deems appropriate, including the then-current offering price of our shares (if any), our then-current dividend reinvestment plan price and general market conditions. At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption program will always be lower than the applicable per share offering price. Real estate values fluctuate, which in the future may result in an increase or decrease in the value of our real estate investments. Thus, future adjustments to the offering price of our shares could result in a higher or lower redemption price. The members of our board of directors must, in accordance with their fiduciary duties, act in a manner they believe is in the best interests of our shareholders when making any decision to adjust the redemption price offered under our share redemption program. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of our regular communications with shareholders. Please see “Reports to Shareholders.”

We will redeem shares presented for cash to the extent we have sufficient available cash flow to do so. Our board of directors may terminate, suspend or amend the share redemption program at any time upon 30 days’ written notice without shareholder approval if our directors believe such action is in our and our shareholders’ best interests, or if they determine the funds otherwise available to fund our share redemption program are needed for other purposes. In the event of a redemption request after the death or disability (as defined in the Code) of a shareholder, we may waive the one-year holding period requirement as well as the annual limitation on the number of shares that will be redeemed as summarized above. In addition, in the event a shareholder is redeeming all his shares, the one-year holding requirement will be waived for shares purchased under our dividend reinvestment plan.

Redemption of shares, when requested, may be made promptly at the end of each calendar quarter. All requests for redemption must be made in writing and received by us at least five business days prior to the end of the quarter. You may also withdraw your request to have your shares redeemed. Withdrawal requests must also be made in writing and received by us at least five business days prior to the end of the quarter. We cannot guarantee that we will have sufficient available cash flow to accommodate all requests made in any quarter. If the percentage of our shares subject to redemption requests exceeds the then applicable limitation, each shareholder’s redemption request will be reduced on a pro rata basis. In addition, if we do not have sufficient available funds at the time redemption is requested, you can withdraw your request for redemption or request in writing that we honor it at such time in a successive quarter, if any, when we have sufficient funds to do so. Such pending requests will generally be honored on a pro-rata basis with any new redemption requests we receive in the applicable period.

Commitments by us to repurchase shares will be communicated either telephonically or in writing to each shareholder who submitted a request at or promptly (no more than five business days) after the fifth business day following the end of each quarter. We will redeem the shares subject to these commitments, and pay the redemption price associated therewith, within three business days following the delivery of such commitments. You will not relinquish your shares until we redeem them. Please see “Risk Factors — Investment Risks — Your ability to redeem your shares is limited under our share redemption program, and if you are able to redeem your shares, it may be at a price that is less than the then-current market value of the shares” and “Risk Factors — Investment Risks — There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.”

The shares we redeem under our share redemption program will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless such sales are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or are exempt under such laws. We will terminate our share redemption program in the event that our shares ever become listed on a national securities exchange or included for quotation on a national securities market.

Restrictions on Roll-Up Transactions

Our articles of incorporation contain various limitations on our ability to participate in Roll-up Transactions. In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity (a “Roll-up Entity”) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all our properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of our properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and that of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

•
a transaction involving our conversion into a limited liability company, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to Hines; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our shareholders who vote “no” on the proposal the choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•
that would result in our shareholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our shareholders.

Shareholder Liability

Both the Maryland General Corporation Law and our bylaws provide that our shareholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Dividend Reinvestment Plan

We currently have a dividend reinvestment plan available that allows you to have dividends otherwise payable to you invested in additional common shares. During this offering, you may purchase common shares under our dividend reinvestment plan for an initial price of $9.88 per share. Our board of directors may change the price per share for shares issued under the plan upon 10 days’ written notice based on the consideration of numerous factors, including the then-current offering price of our shares to the public (if any). No sales commissions or dealer-manager fees will be paid in connection with shares purchased pursuant to our dividend reinvestment plan. A copy of our dividend reinvestment plan as currently in effect is included as Appendix B to this prospectus.

Investors participating in our dividend reinvestment plan may purchase fractional shares. If sufficient common shares are not available for issuance under our dividend reinvestment plan, we will remit excess dividends in cash to the participants. If you elect to participate in the dividend reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our articles of incorporation relating to such investment, you will promptly notify us in writing of that fact.

Shareholders purchasing common shares pursuant to the dividend reinvestment plan will have the same rights and will be treated in the same manner as if such common shares were purchased pursuant to this offering.

Following the reinvestment, we will send each participant a written confirmation showing the amount of the dividend reinvested in our shares, the number of common shares owned prior to the reinvestment, and the total amount of common shares owned after the dividend reinvestment. We have the discretion not to provide a dividend reinvestment plan, and a majority of our board of directors may amend or terminate our dividend reinvestment plan for any reason at any time upon 10 days’ prior written notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our common shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. Otherwise, unless you terminate your participation in our dividend reinvestment plan in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration or the price of our dividend reinvestment plan shares is changed. You may terminate your participation in the dividend reinvestment plan at any time by providing us with 10 days’ written notice. A withdrawal from participation in the dividend reinvestment plan will be effective only with respect to dividends paid more than 30 days after receipt of written notice. In addition, a transfer of common shares will terminate the shareholder’s participation in the dividend reinvestment plan as of the first day of the quarter in which the transfer is effective.

If you participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash, but rather to have the dividends withheld and reinvested in our common shares. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional common shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our dividend reinvestment plan may be deemed to be taxable as income to participants in the plan. Please see “Risk Factors — Tax Risks — Investors may realize taxable income without receiving cash dividends.”

Business Combinations

The Maryland General Corporation Law prohibits certain business combinations between a Maryland corporation and an interested shareholder or the interested shareholder’s affiliate for five years after the most recent date on which the shareholder becomes an interested shareholder. These provisions of the Maryland General Corporation Law will not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. However, as permitted by the Maryland General Corporation Law, Section 5.9 of our articles of incorporation provides that the business combination provisions of Maryland law do not apply to us.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by officers; and

•	owned by employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares on which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our articles of incorporation or bylaws.

As permitted by Maryland General Corporation Law, Section 5.10 of our articles of incorporation contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of common shares.

PLAN OF DISTRIBUTION

General

We are offering up to $2,200,000,000 in shares of our common stock pursuant to this prospectus through Hines Real Estate Securities, Inc., our Dealer Manager, a registered broker-dealer affiliated with Hines which was organized in June 2003. For additional information about our Dealer Manager, please refer to the section of this prospectus captioned “Management — The Dealer Manager.” We are offering up to $2,000,000,000 in shares to the public and up to $200,000,000 in shares pursuant to our dividend reinvestment plan. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” Of the $2,200,000,000 in shares being offered pursuant to this prospectus, we are currently offering:

•	192,307,692 shares to the public at a price of $10.40 per share; and

•	20,242,914 shares for issuance pursuant to our dividend reinvestment plan at a price of $9.88 per share.

The determination of the current offering price of our shares by our board of directors is subjective and was primarily based on (i) the estimated per share net asset value of the Company as determined by our management, plus (ii) the commissions, dealer-manager fee and estimated costs associated with this offering. Our management estimated the per share net asset value of the Company using appraised values of our real estate assets determined by independent third party appraisers, as well as estimates of the values of our other assets and liabilities as of December 31, 2005, and then making various adjustments and estimations in order to account for our operations and other factors occurring or expected to occur between December 31, 2005 and the commencement of this offering. In addition, our board of directors also considered our historical and anticipated results of operations and financial condition, our current and anticipated dividend payments, yields and offering prices of other real estate companies substantially similar to us, our current and anticipated capital and debt structure, and our management’s and Advisor’s recommendations and assessment of our prospects and expected execution of our investment and operating strategies. Both our real estate appraisals and the methodology utilized by our management in estimating our per share net asset value were based on a number of assumptions and estimates which may or may not be accurate or complete. No liquidity discounts or discounts relating to the fact that we are currently externally managed were applied to our estimated per share valuation, and no attempt was made to value Hines REIT as an enterprise. Likewise, the valuation was not reduced by potential selling commissions or other costs of sale, which would impact proceeds in the case of a liquidation. The offering price of our shares may not be indicative of the price our shareholders would receive if they sold our shares, if our shares were actively traded or if we were liquidated. Moreover, since the estimated per share net asset value of the Company was increased by certain fees and costs associated with this offering, the proceeds received from a liquidation of our assets would likely be substantially less than the current offering price of our shares. Please see “Risk Factors — Investment Risks — The offering price of our common shares may not be indicative of the price at which our shares would trade if they were actively traded.”

After commencement of this offering, our board of directors may in its discretion from time to time change the offering price of our common shares and, therefore, the number of shares being offered in this offering. In such event, we expect that our board of directors would consider, among others, the factors described above.

Real estate values fluctuate, which in the future may result in an increase or decrease in the value of our real estate investments. Thus, future adjustments to the offering price of our shares could result in a higher or lower offering price. The members of our board of directors must, in accordance with their fiduciary duties, act in a manner they believe is in the best interests of our shareholders when making any decision to adjust the offering price of our common shares.

Any adjustments to the offering price will be made through a supplement or amendment to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part. We expect that our board of directors will not change the offering price more than one time during each twelve-month period following the commencement of this offering. Additionally, our board of directors may also decide to leave the offering price as $10.40 throughout this entire offering, and we cannot assure you that our offering price will increase or that our offering price will not decrease during this offering, or in connection with any future offering of our shares. Please see “Risk Factors — Investment Risks — Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares.”

This offering commenced on June 19, 2006. We reserve the right to terminate this offering at any time or extend the termination to the extent we can under applicable law.

Underwriting Terms

We have not retained an underwriter in connection with this offering. Our common shares are being offered on a “best efforts” basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.” We will pay the Dealer Manager selling commissions of up to 7.0% of the gross offering proceeds of shares sold to the public, all of which will be reallowed to participating broker dealers. We will not pay selling commissions on shares issued and sold pursuant to our dividend reinvestment plan.

The Dealer Manager intends to enter into selected dealer agreements with certain other broker-dealers who are members of the National Association of Securities Dealers, Inc. (“NASD”) to authorize them to sell our shares. Upon the sale of shares by such participating broker-dealers, the Dealer Manager will reallow its commissions to such participating broker-dealers.

The Dealer Manager will also receive a dealer-manager fee of up to 2.2% of gross offering proceeds we raise from the sale of shares to the public as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. We will not pay dealer-manager fees on shares issued and sold pursuant to our dividend reinvestment plan. The Dealer Manager, in its sole discretion, may reallow a portion of the dealer-manager fee to participating broker-dealers as marketing fees, up to a maximum to any participating broker-dealer of all of the dealer-manager fee earned by the Dealer-Manager with respect to shares sold by such participating broker-dealer, in part to cover fees and costs associated with conferences sponsored by participating broker-dealers and to defray other distribution-related costs and expenses of participating broker-dealers. Based upon our historical experience, we currently estimate that, of the 2.2% dealer-manager fee, approximately 1.1% in the aggregate will be used to pay transaction-based compensation to wholesalers and other employees of the Dealer Manager, approximately 1.0% in the aggregate will be reallowed to participating broker-dealers as marketing fees, and the remaining approximately 0.1% in the aggregate will be used to pay other expenses of the Dealer Manager. The marketing fees may be reallowed and paid to any particular participating broker-dealer based upon prior or projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in the past and the anticipated level of marketing support to be provided in this offering.

We will also reimburse the Advisor for all expenses incurred by the Advisor, the Dealer Manager and their affiliates in connection with this offering and our organization; provided that the aggregate of our organization and offering expenses, together with selling commissions and the dealer-manager fee, shall not exceed 15% of the gross proceeds raised in this offering. Included in these expenses are reimbursements to participating broker-dealers (up to a maximum of 0.5% of the gross offering proceeds) for bona fide due diligence expenses incurred by such participating broker-dealers in discharging their responsibility to ensure that material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of the allocable share of actual out-of-pocket employee expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering.

Other than these fees and expense reimbursements, we will not pay any other fees to any professional or other person in connection with the distribution of the shares in this offering.

We have agreed to indemnify participating broker-dealers, the Dealer Manager and our Advisor against material misstatements and omissions contained in this prospectus, as well as other potential liabilities arising in connection with this offering, including liabilities arising under the Securities Act, subject to certain conditions. The Dealer Manager will also indemnify participating broker-dealers against such liabilities, and under certain circumstances, our sponsor and/or our Advisor may agree to indemnify participating broker-dealers against such liabilities.

On July 20, 2006, we entered into a selected dealer agreement with the Dealer Manager, the Advisor and Ameriprise Financial Services, Inc. (“Ameriprise”), pursuant to which Ameriprise was appointed as a soliciting dealer in our current public offering. Subject to certain limitations set forth in the agreement, we, the Dealer Manager and the Advisor, jointly and severally, agreed to indemnify Ameriprise against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made in connection with the offering, certain filings with the Securities and Exchange Commission or certain other public statements, or the breach by us, the Dealer Manager or the Advisor or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of the agreement. In addition, Hines separately agreed to provide a limited indemnification to Ameriprise for these losses on a joint and several basis with the other entities, and we separately agreed to indemnify and reimburse Hines under certain circumstances for any amounts Hines is required to pay pursuant to this indemnification. Please see “Conflicts of Interest.”

The following table shows the estimated maximum compensation payable to the Dealer Manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable NASD Conduct Rules.

Type of Compensation and Expenses	Maximum Amount(1)	Percentage of Maximum(1)	Percentage of Maximum (Excluding DRP Shares)
Selling Commissions(2)	$140,000,000	6.4%	7.0%
Dealer-Manager Fee(3)	$44,000,000	2.0%	2.2%
Organization and Offering Expenses(4)	$36,739,000	1.7%	1.8%
Total	$220,739,000	10.0%	11.0%
__________

(1)	Assumes the sale of the maximum offering of up to $2,200,000,000 of shares of common stock, including shares sold under our dividend reinvestment plan.

(2)
For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution.” We will not pay commissions for sales of shares pursuant to our dividend reinvestment plan.

(3)
For purposes of this table, we have assumed no waived dealer-manager fees as discussed elsewhere in this “Plan of Distribution.” We will not pay a dealer-manager fee for sales of shares pursuant to our dividend reinvestment plan.

(4)
Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing of our shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Of the total estimated organization and offering expenses, it is estimated that approximately $21,363,000 of this amount would be considered underwriting compensation under applicable NASD Conduct Rules, and that approximately $15,376,000 of this amount would be treated as issuer or sponsor costs or bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable NASD Conduct Rules.

In accordance with applicable NASD Conduct Rules, in no event will total underwriting compensation payable to NASD members (including, but not limited to, selling commissions, the dealer-manager fee, all transaction-based compensation and other compensation payable to wholesalers of the Dealer Manager and transaction-based and other compensation to other employees of the Dealer Manager who are directly responsible for the solicitation, development, maintenance and monitoring of selling agreements and relationships with participating broker-dealers, and expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives) exceed 10% of maximum gross offering proceeds, except for an additional up to 0.5% of gross offering proceeds which may be paid in connection with bona fide due diligence activities.

In the event that an investor:

•	has a contract for investment advisory and related brokerage services which includes a fixed or “wrap” fee feature;

•	has a contract for a “commission replacement” account, which is an account in which securities are held for a fee only;

•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice; or

•	is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department for a fee,

we will sell shares to or for the account of such investor at a 7.0% discount, or $9.67 per share, reflecting that selling commissions will not be paid in connection with such purchases. The net proceeds we receive from the sale of shares will not be affected by such sales of shares made net of commissions. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers themselves, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a 7.0% discount, or $9.67 per share, reflecting that selling commissions will not be paid in connection with such transactions. The net proceeds we receive will not be affected by such sales of shares made net of commissions.

Our directors and officers, as well as affiliates of Hines and their directors, officers and employees (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at an 9.2% discount, or $9.44 per share, reflecting the fact that no selling commissions or dealer-manager fees will be paid in connection with any such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hines and its affiliates will be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution.

In addition, Hines, the Dealer Manger or one of their affiliates may form one or more foreign-based entities for the purpose of raising capital from foreign investors to invest in our shares. Sales of our shares to any such foreign entity shall be at an 9.2% discount, or $9.44 per share, reflecting the fact that no selling commissions or dealer-manager fees will be paid in connection with any such transactions. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

Volume Discounts

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase $250,000 or more in shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

The volume discounts operate as follows:

Amount of Shares Purchased	Commission Percentage	Price per Share to the Investor	Amount of Commission Paid per Share	Net Offering Proceeds per Share
Up to $249,999	7.0%	$10.40	$0.73	$9.67
$250,000 to $499,999	6.0%	$10.29	$0.62	$9.67
$500,000 to $749,999	5.0%	$10.18	$0.51	$9.67
$750,000 to $999,999	4.0%	$10.08	$0.41	$9.67
$1,000,000 to $1,249,999	3.0%	$9.97	$0.30	$9.67
$1,250,000 to $1,499,999	2.0%	$9.87	$0.20	$9.67
$1,500,000 and over	1.5%	$9.82	$0.15	$9.67

For example, if you purchase $800,000 in shares, the selling commissions on such shares will be reduced to 4.0%, in which event you will receive 79,365 shares instead of 76,923 shares, the number of shares you would have received if you had paid $10.40 per share. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchased shares issued and sold in our initial public offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in this offering.

As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•
an individual, his or her spouse and their parents or children under the age of 21 who purchase the common shares for his, her or their own accounts; a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”

In addition, the Dealer Manager will allow participating broker-dealers to combine subscriptions of multiple purchasers as part of a combined order for purposes of qualifying for volume discounts and for determining the commissions payable to the Dealer Manager and the participating broker-dealer. In order for a participating broker-dealer to combine subscriptions for the purposes of qualifying for volume discounts, the Dealer Manager and such participating broker-dealer must agree on acceptable procedures relating to the combination of subscriptions for this purpose. In all events, in order to qualify, any such combined order of subscriptions must be from the same participating broker-dealer.

Requests to combine subscriptions as a part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer, and any resulting reduction in commissions will be pro rated among the separate subscribers. As with volume discounts provided to qualifying single purchasers, the net proceeds we receive from the sale of shares will not be affected by volume discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.40 per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our common shares and if you are a participant in our dividend reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.

California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

For sales of $10 million or more, the Dealer Manager may agree to waive all or a portion of the dealer-manager fee such that shares purchased in any such transaction may be at a discount of up to 7.7%, or $9.60 per share, reflecting a reduction in selling commissions from 7.0% to 1.5% as the result of volume discounts and an additional reduction of 2.2% due to the Dealer Manager’s waiver of its fee. The net offering proceeds we receive will not be affected by any such waiver of the dealer-manager fee.

You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.

The Subscription Process

We and participating broker-dealers selling shares on our behalf are required to make every reasonable effort to determine whether a purchase of our shares is suitable for you. The participating broker-dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

The Dealer Manager and participating broker-dealers are required to deliver to you a copy of this prospectus and any amendments or supplements. We plan to make this prospectus and the appendices available electronically to the Dealer Manager and the participating broker-dealers, as well as to provide them paper copies. If allowed by your broker-dealer, in the subscription agreement you have the option of choosing to authorize us to make available on our website at www.HinesREIT.com any prospectus amendments or supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be delivered to you, and to notify you via email when such reports are available electronically.

Sales of our shares are completed upon the receipt and acceptance by us of subscriptions. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares for which you subscribed. If we accept your subscription, our transfer agent will mail you a confirmation. No sale of our shares may be completed until at least five business days after the date you receive this prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 10 days after our receipt of the same.

To purchase shares pursuant to this offering, you must deliver a completed subscription agreement, in substantially the form that accompanies this prospectus, prior to the termination of this offering. You should pay for your shares by check payable to “Hines Real Estate Investment Trust, Inc.” or “Hines REIT,” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

Admission of Shareholders

We intend to admit shareholders daily as subscriptions for shares are received in good order. Upon your being admitted as a shareholder, we will deposit your subscription proceeds in our operating account, out of which we will make real estate investments and pay fees and expenses as described in this prospectus. Please see “Estimated Use of Proceeds.”

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you are a U.S. person;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and the Dealer Manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

In addition, investors who are California residents will be required to make certain additional certifications or representations that the sale, transfer or assignment of their shares will be made only with the prior written consent of the Commissioner of the Department of Corporations of the State of California, or as otherwise permitted by the Commissioner’s rules.

Automatic Investment Program

In conjunction with or following an initial investment, a shareholder may elect to purchase additional shares offered by this offering on a systematic basis by electing to participate in our automatic investment program. Upon such election, our transfer agent will automatically debit a participating shareholder’s bank account at regular intervals (for so long as our automatic investment program is being offered to shareholders)

in an amount not less than $50 per interval (except for residents of the States of Maine, Minnesota, Nebraska and Washington who must invest in increments of at least $1,000) as specified on such shareholder’s subscription agreement. Participating shareholders may elect to make additional share purchases pursuant to this program monthly, quarterly or annually. You may designate on your subscription agreement to have your account debited on the 2nd or 16th of each applicable month. Participants will not pay any additional fees or expenses for investments made under our automatic investment program. Proceeds we receive under this program will be received and held on the same terms and conditions as described in “Plan of Distribution — The Subscription Process” above. Proceeds we receive from our automatic investment program will be invested in the same manner as all proceeds raised in this offering. Please see “Estimated Use of Proceeds.”

Shareholders who have also elected to participate in our dividend reinvestment plan will have all dividends with respect to the shares acquired through the automatic investment program reinvested pursuant to the dividend reinvestment plan. The automatic investment program will commence with the next investment interval selected in the shareholder’s subscription agreement, provided it is received at least 10 days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

Shareholders may change the amount of their automatic investment (no more frequently than twice per year) by written request to our transfer agent at: Hines REIT, P.O. Box 5238, Englewood, Colorado 80155. We will provide a prospectus to any shareholder participating in our automatic investment program who elects to increase the amount of his automatic investment on or before the effective date of the increase. Shareholders participating in our automatic investment program may terminate their participation at any time by written request to our transfer agent at the address shown above. We may amend or terminate our automatic investment program for any reason at any time upon 10 days’ written notice to participants.

In the event your broker-dealer does not offer automatic investment programs to its clients, your subscription agreement may be revised to remove the option to participate in this program through that particular account.

Determinations of Suitability

Each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor purchasing our shares through such participating broker-dealer based on information provided by the prospective investor regarding, among other things, each prospective investor’s financial situation and investment objectives. In making this determination, participating broker-dealers may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker-dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker-dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the lack of liquidity of the shares;

•	the background and qualifications of Hines, the Advisor and their affiliates; and

•	the tax consequences of an investment in the shares.

Participating broker-dealers are required to make the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Investment

You initially must invest at least $2,500. Please see “Suitability Standards.” Except in Maine, Minnesota, Nebraska and Washington (where investors must purchase additional shares in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases in increments of at least five shares, except for purchases made pursuant to our dividend reinvestment plan which may be in increments of less than five shares.

Termination Date

This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than June 19, 2008 (two years after the initial effective date of this prospectus) unless we announce an extension of the offering in a supplement or amendment to this prospectus.

THE OPERATING PARTNERSHIP

We conduct substantially all of our operations through the Operating Partnership. The following is a summary of the material provisions of the Agreement of Limited Partnership of the Operating Partnership. We refer to the Operating Partnership’s Agreement of Limited Partnership as the “Partnership Agreement.”

General

The Operating Partnership was formed in August, 2003 to hold our assets. It will allow the Company to operate as what is generally referred to as an “Umbrella Partnership Real Estate Investment Trust,” or an “UPREIT,” which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the Operating Partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the dividends made to holders of our common shares. Finally, a limited partner in the Operating Partnership may later exchange his or her limited partner interests in the Operating Partnership for cash or shares of our common stock, at our election, in a taxable transaction.

The Partnership Agreement contains provisions which would allow, under certain circumstances, other entities, including other programs, to merge into or cause the exchange or conversion of their interests for limited partner interests in the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership may issue additional OP Units which would be entitled to the same exchange rights as other holders of OP Units of the Operating Partnership. As a result, any such merger, exchange or conversion could ultimately result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other shareholders. We may also create separate classes or series of OP Units having privileges, variations and designations as we may determine in our sole and absolute discretion.

We hold substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of February 28, 2007, we owned a 97.30% ownership interest in the Operating Partnership, and Hines 2005 VS I LP, an affiliate of Hines, owned a 1.19% ownership interest in the Operating Partnership. Finally, HALP Associates Limited Partnership owned the Participation Interest in the Operating Partnership. As of February 28, 2007, the percentage interest attributable to the Participation Interest represented a 1.51% ownership interest. Please see “— The Participation Interest” below. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

Purposes and Powers

The Operating Partnership is organized as a Delaware limited partnership. The purposes of the Operating Partnership are to engage in any lawful business activities in which a partnership formed under Delaware law may engage or participate, with its primary objectives and purposes being, either as a partner in a partnership or joint venture or otherwise, to purchase, own, maintain, mortgage, encumber, equip, manage, lease, finance, operate, dispose of or otherwise deal with real property, interests in real property or mortgages secured by real property on our behalf. The Operating Partnership may also be a partner (general or limited) in partnerships (general or limited), a venturer in joint ventures, a shareholder in corporations, a member in limited liability companies or an investor in any other type of business entity created to accomplish all or any of the foregoing. The Operating Partnership’s purposes may be accomplished by taking any action which is not prohibited under the Delaware Revised Uniform Limited Partnership Act.

Operations

The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes, avoid any federal income or excise tax liability and ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. Please see “Material Tax Considerations — Tax Aspects of the Operating Partnership.” The Partnership Agreement provides that the Operating Partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us. Please see “— Distributions” below. Distributions will be made such that a holder of one OP Unit in the Operating Partnership will receive an amount of annual cash flow distributions from the Operating Partnership equal to the amount of annual dividends paid to the holder of one of our common shares.

The Partnership Agreement provides that, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations:

•
income from operations is allocated first to the holder of the Participation Interest until it has been allocated income in an amount equal to distributions made to such holder, and then to the remaining partners of the Operating gross Partnership in proportion to the number of units held by each of them;

•
gain from the sale or other disposition of property is generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the OP Units to be in proportion to their respective percentage interests; and

•
all losses are generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the OP Units to be in proportion to their respective percentage interests.

Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the holder of the Participation Interest were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of our administrative costs and expenses. Such expenses will include:

•	all expenses relating to the continuity of our existence;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of OP Units or our common shares; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Amendments

The consent of limited partners holding 67% of the aggregate percentage interest held by all limited partners is required to approve certain amendments to the Partnership Agreement, including amendments that modify:

•	the allocation of profits, losses, or distributions among partners;

•	any provision relating to the issuance and conversion of OP Units; and

•	any provision relating to the transfer of OP Units.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the Partnership Agreement if the amendment would enlarge the obligation of such partner to make capital contributions to the Operating Partnership. The written consent of all the partners is required to amend these amendment limitations.

Transferability of Our General Partner Interest

We may not transfer our interest in the Operating Partnership without the consent of partners holding over 50% of the aggregate percentage interest held by all partners in the Operating Partnership unless:

•
the transfer of such interest is to an entity which is, directly or indirectly, controlled by (i) Hines, and/or (ii) Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them or to an entity that is, directly or indirectly, wholly-owned by us and/or Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them; or

•
the transfer of such interest is pursuant to or in connection with a change in the outstanding common shares of the Company by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change and either (i) the shares dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change has been approved by the consent of a majority-in-interest of the limited partners of the Operating Partnership, or (ii) an appropriate adjustment to the number of OP Units held by each Partner has been made in accordance with the Partnership Agreement.

Voting Rights

When the consent of partners is required to approve certain actions, such as amendments to the Partnership Agreement or a transfer of our interests in the Operating Partnership as referenced above, each partner’s consent rights (including the holder of the Participation Interest) are based on such partner’s percentage interest of the Operating Partnership. Please see “— The Participation Interest” below for a summary of the calculations of the percentage interest attributable to the Participation Interest, which increases over time, and the percentage interests attributable to partners holding OP Units.

The Participation Interest

HALP Associates Limited Partnership owns a profits interest in the Operating Partnership denominated as the Participation Interest, which increases as described below and entitles it to receive distributions of the Operating Partnership based upon its percentage interest of the Operating Partnership at the time of distribution. Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Through their ownership in an affiliate of Hines or other compensation arrangements, Hines employees (including the officers and managers of our Advisor) will effectively hold up to 50% of the Participation Interest for purposes of aligning their interests with those of our shareholders. The Participation Interest was issued in consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. We believe the Participation Interest had a nominal value at issuance. The percentage interest attributable to the Participation Interest, initially 0.0% at the first month of operations of the Operating Partnership and 1.51% as of February 28, 2007, increases on a monthly basis as described below. We anticipate that the percentage interest attributable to the Participation Interest will increase incrementally over time and, consequently, the percentage interest of holders of OP Units, including Hines REIT, will decrease proportionally. See “Risk Factors — Investment Risks — Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your investment in Hines REIT may be diluted if we issue additional shares” and “— Hypothetical Impact of the Participation Interest” below.

The percentage interest of the holder of the Participation Interest as of the end of a particular calendar month will equal the sum of:

(a)	the percentage interest attributable to the Participation Interest as of the end of the immediately preceding month, adjusted for any issuances or redemptions of OP Units during the month, plus

(b)
0.0625% of the net equity received by the Operating Partnership and invested in real estate investments as of the end of the current month, divided by the “Equity Value” (as defined below) of the Operating Partnership as of the end of the current month, plus

(c)
0.50% of the “Gross Real Estate Investments” (as defined below) made by the Operating Partnership during the current month, divided by the Equity Value of the Operating Partnership as of the end of such month.

The monthly adjustment to the percentage interest attributable to the Participation Interest is intended to approximate the economic equivalent of the cash acquisition and asset management fees earned by the Advisor under the Advisory Agreement for the applicable month, and the immediate and automatic reinvestment of such amount into the Operating Partnership in exchange for equity. Adjustments in the percentage interest attributable to the Participation Interest as described above will cease at such time as an affiliate of Hines no longer serves as our advisor.

“Equity Value” as of a particular date means, in cases where we have an offering of common shares then in effect, the product of (i) the per-share offering price for the common shares that are the subject of such offering, net of selling commissions, dealer-manager fees and the per share estimate of organization and offering costs (based on the maximum number of common shares being offered in the offering), multiplied by (ii) a number equal to the number of OP Units outstanding as of the end of such month, divided by the difference between 100% and the percentage interest attributable to the Participation Interest as of the end of such month. In cases where we do not have an offering of common shares then in effect, “Equity Value” as of a particular date means the net fair market value of the Operating Partnership’s equity as of such date, as approved by our board of directors, which shall generally equal the net proceeds that would be available for distribution by the Operating Partnership if all properties owned directly or indirectly by the Operating Partnership were sold at their fair market value in an all cash sale as of such date, and all expected transaction costs (including all closing costs customarily borne by a seller in the market where each property is located and estimated legal fees and expenses) were paid, and all liabilities were repaid, out of such proceeds.

The term “Gross Real Estate Investments” of the Operating Partnership means the gross amount invested by the Operating Partnership in any real estate investments (either directly or indirectly, including real estate investments contributed to the Operating Partnership for OP Units), including debt attributable to such investments; provided that in the case of amounts invested in entities not wholly-owned by the Operating Partnership, the term shall mean our allocable share of the Gross Real Estate Investments of such entities.

The foregoing calculation of the percentage interest of the Participation Interest as of the end of a particular month will be effective as of the first day of the following month. While the Participation Interest increases on a monthly basis, the amount of the increase is diluted by the number of OP Units issued (including OP Units issued to Hines REIT as the general partner as a result of offering proceeds raised by us), or increased as a result of OP Units redeemed, during such calendar month, so that the percentage interest attributable to the Participation Interest immediately after such issuance or redemption equals (i) the percentage interest attributable to the Participation Interest immediately prior to such issuance or redemption, multiplied by (ii) a fraction whose numerator is the number of OP Units outstanding immediately prior to such issuance or redemption and whose denominator is the number of OP Units outstanding immediately after such issuance or redemption. The Participation Interest may be repurchased for common shares or cash as described below. Repurchases of the Participation Interest will result in a reduction in the percentage interest attributable to the Participation Interest to the extent of such repurchase and will have no impact on the calculation of subsequent increases in the Participation Interest.

The percentage interest of each partner holding OP Units for any particular calendar month will equal:

•	100% minus the percentage interest attributable to the Participation Interest, multiplied by

•	the sum of the number of OP Units held by such partner, assuming the conversion of any Preference Units held by such partner (if any) into OP Units, divided by

•	the sum of all OP Units issued and outstanding at such time, assuming the conversion of all Preference Units issued and outstanding at such time (if any) into OP Units.

Hypothetical Impact of the Participation Interest

The following table shows an example of the increase of the Participation Interest, and the proportionate decrease of Hines REIT’s interest in the Operating Partnership. This table shows the actual ownership percentages in the Operating Partnership as of December 31, 2004, 2005 and 2006, and the estimated percentages for 2007 through 2012 assuming: (i) we raise $250 million each quarter during this offering, (ii) we raise no additional capital and otherwise issue no additional shares remaining during the remaining five years represented, (iii) we immediately invest all proceeds received in real estate investments without taking into account selling commissions, dealer-manager fees or organizational and offering expenses, (iv) no other interests in the Operating Partnership are issued, and (v) our investments in real estate investments are 50% leveraged at the time of acquisition.

End of Year	Hines REIT(1)	Hines’ Cash Investment(2)	Participation Interest(3)	Total
December 31, 2004	64.29%	34.33%	1.38%	100.00%
December 31, 2005	94.24%	4.53%	1.23%	100.00%
December 31, 2006	97.38%	1.34%	1.28%	100.00%
Estimated December 31, 2007	97.52%	0.56%	1.92%	100.00%
Estimated December 31, 2008	97.08%	0.45%	2.47%	100.00%
Estimated December 31, 2009	96.34%	0.44%	3.22%	100.00%
Estimated December 31, 2010	95.59%	0.44%	3.97%	100.00%
Estimated December 31, 2011	94.84%	0.44%	4.72%	100.00%
Estimated December 31, 2012	94.10%	0.43%	5.47%	100.00%
__________

(1)	Represents Hines REIT’s interest in the Operating Partnership received as a result of offering proceeds contributed to the Operating Partnership.

(2)	Represents the $10,200,000 investment HREH made in the Operating Partnership and subsequently transferred to Hines 2005 VS I LP.

(3)
The increase in the Participation Interest will be less if Hines REIT conducts future offerings similar to this offering, as the increase in the Participation Interest will be diluted by future issuances of shares.

Repurchase of OP Units and the Participation Interest

Pursuant to the Partnership Agreement, limited partners will receive rights that will enable them to request the repurchase of their OP Units for cash or, at our option, common shares in Hines REIT. The holder of the Participation Interest likewise has the right to request the repurchase of the Participation Interest for cash or, at our option, common shares in Hines REIT. These repurchase rights will be exercisable one year after the OP Units or Participation Interest are issued to such limited partner. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP Units or, in the case of the Participation Interest, the Participation Interest Unit Equivalents were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the OP Units or Participation Interest by issuing one common share for each OP Unit or Participation Interest Unit Equivalent exchanged. The number of “Participation Interest Unit Equivalents” equals a number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the Participation Interest or, if less, a number of OP Units that represents the Participation Interest’s proportionate share of the Capital Account balances of all partners in the Partnership (determined as if the assets of the Partnership were liquidated for a net amount equal to Net Asset Value). A limited partner cannot exercise these repurchase rights if such repurchase would:

•	cause us to no longer qualify (or it would be likely that we no longer would qualify) as a REIT under the Code;

•	result in any person owning common shares in excess of our ownership limits;

•	constitute or be likely to constitute a violation of any applicable federal or state securities law;

•	violate any provision of our articles of incorporation or bylaws;

•	cause us to be “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code;

•	cause the acquisition of shares by a limited partner whose interests are repurchased to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act; or

•
cause the Operating Partnership to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code or cause a technical termination of the Operating Partnership under Section 708 of the Code. In particular, as long as the

Operating Partnership is potentially subject to classification as a publicly traded partnership, a limited partner may exercise repurchase rights only if:

•	the redemption would constitute a “private transfer” (as that term is defined in the Partnership Agreement); or

•
the redemption, when aggregated with other transfers of OP Units within the same taxable year (but not including private transfers), would constitute 10% or less of the percentage interests in the Operating Partnership.

We do not expect to issue any of the common shares offered hereby to limited partners of the Operating Partnership in exchange for their OP Units or the Participation Interest. Rather, in the event a limited partner of the Operating Partnership exercises its repurchase rights, and we elect to purchase the OP Units or Participation Interest with our common shares, we expect to issue unregistered common shares or subsequently registered shares in connection with such transaction.

Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor

In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, we may be required to repurchase all or a portion of the OP Units and Participation Interest held Hines and its affiliates. In such event, the purchase price is required to be paid in cash or common shares at the option of the holder. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor” and “Risk Factors — Investment Risks — The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.”

Capital Contributions

If the Operating Partnership requires additional funds, any partner may, but is not required to, make an additional capital contribution to the Operating Partnership. We may loan to the Operating Partnership the proceeds of any loan obtained or debt securities issued by us so long as the terms of such loan to the Operating Partnership are substantially equivalent to the loan obtained or debt securities issued by us. If any partner contributes additional capital to the Operating Partnership, the partner will receive additional OP Units and its percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions.

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Operating Partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. Under the Partnership Agreement, we generally are obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership in exchange for additional OP Units. In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Operating Partnership.

Term

The Operating Partnership will be dissolved and its affairs wound up upon the earliest to occur of the following events:

•	the sale of all or substantially all of the assets of the Operating Partnership; or

•
unless reconstituted upon bankruptcy, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating either the Operating Partnership or Hines REIT as bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.

Tax Matters

Hines REIT is the tax matters partner of the Operating Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

Distributions

Generally, all available cash is distributed quarterly to or for the benefit of the partners of record as of the applicable record date. The term “available cash” means all cash receipts of the Operating Partnership from whatever source during the period in question in excess of all items of Operating Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Operating Partnership, including real estate investments, debt payments, capital expenditures, payments to any dealer manager, advisor or property manager under any dealer, manager, advisor or property management agreement, other fees and expense reimbursements, funds used for redemptions, and any reserves (as determined by the general partner) established or increased during such period. In the discretion of the general partner of the Operating Partnership, but subject to the Partnership Agreement, reserves may include cash held for future acquisitions.

The Operating Partnership will distribute cash available for distribution to its partners at least quarterly. Pursuant to the Partnership Agreement and subject to the rights of any holders of Preference Units, the Operating Partnership will distribute cash among the partners holding OP Units and the partner holding the Participation Interest in proportion to their respective percentage interests in the Operating Partnership. Please see “— The Participation Interest” above for a summary of how the percentage interests in the Operating Partnership are calculated.

Indemnity

The Operating Partnership must indemnify and hold Hines REIT (and its employees, directors, and/or officers) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Operating Partnership or in connection with its business or affairs. However, the Operating Partnership will not be required to indemnify:

•	Hines REIT for any liability, loss, cost or damage caused by its fraud, willful misconduct or gross negligence;

•	officers and directors of Hines REIT (other than our independent directors) for any liability, loss, cost or damage caused by such person’s negligence or misconduct; or

•	our independent directors for any liability, loss, cost or damage caused by their gross negligence or willful misconduct.

In addition, the Operating Partnership must reimburse Hines REIT for any amounts paid by it in satisfaction of indemnification obligations owed to its present or former directors and/or officers, as provided for in or pursuant to its corporate governance documents.

MATERIAL TAX CONSIDERATIONS

General

The following is a summary of the material federal income tax considerations generally applicable to the ownership of common shares. The following discussion does not cover all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, and, except as described in “— Taxation of Foreign Investors” below, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

The Code provisions governing the federal tax treatment of REITs are highly technical and complex. This summary is based on the following:

•	current provisions of the Code;

•	existing, temporary and currently proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	existing administrative rulings; and

•	judicial interpretations of the foregoing.

No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

This discussion is not intended to be a substitute for careful tax planning. We urge each prospective investor to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her, in light of his or her particular circumstances, relating to the purchase, ownership and disposition of our common shares, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and disposition.

We elected to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2004. However, our qualification for taxation as a REIT depends on our ability in the future to meet the various qualification tests imposed by the Code discussed below. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot assure you that the actual results of our operations for any particular year will satisfy these requirements. We also cannot assure you that the applicable law will not change and adversely affect us and our shareholders. The consequences of failing to be taxed as a REIT are summarized in the “— Failure to Qualify as a REIT” section below.

Our counsel, Baker Botts L.L.P., has rendered its opinion that, based on the continuing accuracy of certain assumptions specified below:

•	We were organized and operated in conformity with the requirements for classification as a REIT under the Code for our taxable year ended December 31, 2004;

•
Our current organization and method of operation has enabled, and our proposed method of operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

•	The Operating Partnership will be properly classified as a partnership under the Code; and

•	All statements of law and legal conclusions, but not statements of facts, contained in this “Material Tax Considerations” section are correct in all material respects.

The foregoing opinion is based on the assumptions that:

•	our method of operation and share ownership structure are as described in this prospectus and in a certificate of an officer of Hines REIT;

•	Hines REIT and its subsidiaries are, and will continue to be, organized and managed as set forth in this prospectus, and in each such entity’s relevant organizational documents;

•
the organizational documents of Hines REIT and each of its subsidiaries are not amended or modified in any material respect, and all material terms and conditions in such documents are and will be complied with; and

•	each of the written agreements to which we or any of our subsidiaries are a party will be implemented, construed and enforced in accordance with its terms.

Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described herein relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our shareholders, and the diversity of the ownership of our stock. Baker Botts L.L.P. will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Requirements for Qualification as a REIT

Organizational Requirements

In order to qualify as a REIT, we must meet the following criteria:

•	We must be organized as a domestic entity that would, if we did not maintain our REIT status, be taxable as a regular corporation.

•	We cannot be a financial institution or an insurance company.

•	We must be managed by one or more trustees or directors.

•	Our taxable year must be a calendar year.

•	Our beneficial ownership must be evidenced by transferable shares.

•
Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months.

•
Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years. While generally a tax-exempt entity is treated as a single taxpayer for this purpose, a domestic qualified employee pension trust is not. Pursuant to a “look through” rule, the beneficiaries of such a pension trust will be treated as holding our common shares in proportion to their interests in the trust. If we do not satisfy the stock ownership test described in this paragraph in the absence of this look through rule, part of the income and gain recognized by certain qualified employee pension trusts attributable to the ownership of our common shares may be treated as unrelated business taxable income. Please see “— Taxation of Tax Exempt Entities.” We do not expect to have to rely on this rule in order to meet the stock ownership requirement described in this paragraph.

•	We must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.

To protect against violations of these requirements, our articles of incorporation contain restrictions on transfers of our capital stock, as well as provisions that automatically convert shares of stock into Excess Securities to the extent that the ownership thereof otherwise might jeopardize our REIT status. Please see “Description of Capital Stock — Restrictions on Transfer.” There is no assurance, however, that these restrictions will in all cases prevent us from failing to satisfy the share ownership requirements described above.

We are required to maintain records disclosing the actual ownership of common shares in order to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information.

We believe that we have satisfied each of the requirements discussed above beginning with our taxable year ended December 31, 2004. We also believe that we have satisfied the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions beginning with our taxable year ended December 31, 2004. Our counsel, Baker Botts L.L.P., has rendered its opinions that, based on the continuing accuracy of certain assumptions specified in “Material Tax Considerations — General” above, we were organized and operated in conformity with the requirements for classification as a REIT under the Code for our taxable year ended December 31, 2004, and our current organization and method of operation has enabled, and our proposed method of operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described below relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our shareholders, and the diversity of the ownership of our stock. Baker Botts L.L.P. will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Operational Requirements — Gross Income Tests

In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share (based on its interest in partnership capital) of the income produced by any partnership in which the REIT holds an interest as a partner. Any such income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries that are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

75% Gross Income Test

At least 75% of our gross income for each taxable year must be derived from specified classes of income that are related to real estate or income earned by our cash or cash equivalents. The permitted categories of income currently relevant to us are:

•	“rents from real property” (as described below);

•
gains from the sale of real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company’s trade or business, referred to below as “dealer property”);

•	abatements and refunds of real property taxes;

•	dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, shares in other REITs;

•	interest on obligations secured by mortgages on real property or on interests in real property; and

•
“qualified temporary investment income” (which generally means income that is attributable to stock or debt instruments, is attributable to the temporary investment of capital received from our issuance of capital stock or debt securities that have a maturity of at least five years, and is received or accrued by us within one year from the date we receive such capital).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, not including certain dealer property held by us for at least four years. In other words, we are generally required to acquire and hold properties for investment rather than be in the business of buying and selling properties.

We expect that substantially all of our operating gross income will be considered “rent from real property.” “Rent from real property” is qualifying income for purposes of the gross income tests in accordance with the rules summarized below.

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“Rent from real property” can include rent attributable to personal property we lease in connection with the real property so long as the personal property rent does not exceed 15% of the total rent attributable to the lease. We do not expect to earn material amounts of rent attributable to personal property.

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“Rent from real property” generally does not include rent based on the income or profits of the tenant leasing the property. We do not currently, nor do we intend to, lease property and receive rentals based on the tenant’s net income or profit.

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“Rent from real property” can include rent based on a percentage of a tenant’s gross sales or gross receipts. We may have some leases, from time to time, where rent is based on a percentage of gross sales or receipts.

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“Rent from real property” cannot include rent we receive from a person or corporation (or subtenant of such person of corporation) in which we (or any of our 10% or greater owners) directly or constructively own a 10% or greater interest.

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“Rent from real property” generally cannot include amounts we receive with respect to services we provide for tenants, unless such services are “usually and customarily rendered” in connection with the rental of space for occupancy only and are not considered “rendered to the occupant.” If the services we provide do not meet this standard, they will be treated as impermissible tenant services, and the income we derive from the property will not qualify as “rent from real property,” unless the amount of such impermissible tenant services income does not exceed one percent of all amounts received from the property. We are allowed to operate or manage our properties, or provide services to our tenants, through an “independent contractor” from whom we do not derive any income or through taxable REIT subsidiaries.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

We expect to invest proceeds we receive from the offering covered by this prospectus in government securities or certificates of deposit. Income derived from these investments is qualifying income under the 75% gross income test to the extent earned during the first year after receipt of such proceeds. To the extent that proceeds from this offering are not invested in properties prior to the expiration of this one year period, we may invest such proceeds in less liquid investments such as mortgage-backed securities or shares in other entities taxed as REITs. This would allow us to continue to include the income from such invested proceeds as qualified income for purposes of our qualifying as a REIT.

95% Gross Income Test

In addition to earning 75% of our gross income from the sources listed above, at least 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of gross receipts or sales.

Failing the 75% or the 95% Gross Income Tests; Reasonable Cause

As a result of the 75% and 95% gross income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). We may receive certain types of such income; however, we do not expect such non-qualifying income to be significant and we expect further that such income will always be less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of our non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our REIT status.

If we fail to meet either the 75% or 95% gross income tests during a taxable year, we may still qualify as a REIT for that year if:

•
following our identification of the failure to meet either or both of such income tests for any taxable year, a description of each item of our gross income is set forth in a schedule filed by us for such taxable year; and

•	our failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% gross income tests for such year, multiplied by a fraction intended to reflect our profitability, as described in the “— Taxation as a REIT” section below.

Operational Requirements — Asset Tests

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments.

First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, “real estate assets” include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but do not include mineral, oil or gas royalty interests. The temporary investment of new capital in stock or debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (i) securities (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries) of any single issuer that represent more than 5% of the value of our total assets, (ii) more than 10% of the total voting power of the outstanding voting securities of any single issuer (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries), (iii) securities of any single issuer which have a value of more than 10% of the total value of all the outstanding securities of such issuer, excluding, for these purposes, securities qualifying under the 75% asset test described above, securities of a taxable REIT subsidiary, and securities described in the following paragraph, or (iv) securities of one or more taxable REIT subsidiaries that represent more than 20% of the value of our total assets. In evaluating a REIT’s assets, the REIT generally is deemed to own a proportionate share of each of the assets of any partnership in which it invests (such as the Operating Partnership) based on the percentage interest held by the REIT in partnership capital, subject to special rules that are applicable under the 10% asset test (described in clause (iii) above) which take into account the REIT’s interest in certain securities issued by the partnership.

Securities for purposes of the foregoing asset tests may include debt securities. The 10% value limitation (described in clause (iii) of the preceding paragraph) will not apply, however, to (i) any security qualifying as “straight debt” within the meaning of the Code, (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a “related person”; (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter.

Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of non-qualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient non-qualifying assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the Internal Revenue Service that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement

In order to qualify as a REIT, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income (capital gains are not required to be distributed). More precisely, we must distribute an amount equal to (i) 90% of the sum of (a) our “REIT taxable income” before deduction of dividends paid and excluding any net capital gain and (b) any net income from property we foreclose on less the tax on such income, minus (ii) limited categories of “excess non-cash income” (including, cancellation of indebtedness and original issue discount income). In order to meet the foregoing requirement, the distributions on any particular class of shares must be pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that the former is entitled to such preference under our organizational documents.

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were a corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property nor net income from prohibited transactions, is included. In addition, a REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

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Dividends declared by us in October, November, or December of a particular year and payable to our shareholders of record on a date during such month of such year will be deemed to have been paid during such year so long as such dividends are actually paid by us by January 31 of the following year.

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Dividends declared after the end of, but before the due date (including extensions) of our tax return for, a particular taxable year will be deemed to have been paid during such taxable year if such dividends are actually paid by us (i) within 12 months of the end of such taxable year and (ii) no later than the date of our next regular dividend payment made after such declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year.

It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirements discussed above. This could arise because of competing demands for our funds, or because of timing differences between taxable income recognition and actual cash receipts and disbursements. Although we do not anticipate any difficulty in meeting the REIT distribution requirements, we cannot assure you that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to allow us to pay the required dividends and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the Internal Revenue Service, we may be able to retroactively cure the failure by paying a “deficiency dividend,” as well as applicable interest and penalties, within a specified period.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders, as well as any required interest thereon to the Internal Revenue Service. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping

In order to qualify as a REIT, we must maintain certain records as set forth in Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

Recently Enacted Relief Provisions

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure.

Taxation as a REIT

Once we qualify as a REIT, we generally will not be subject to corporate income tax to the extent we distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income that we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to our shareholders during the taxable year. A “dividends paid” deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. We do not anticipate we will pay any such preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

•	we will be taxed at regular corporate rates on our undistributed taxable income, including undistributed net capital gains;

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a tax of 100% applies to any net income we receive from prohibited transactions, (as mentioned, these transactions are usually sales or other dispositions of property held primarily for sale to customers in the ordinary course of business);

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if we fail to meet either the 75% or 95% gross income test previously described, but still qualify for REIT status under the reasonable cause exception to those tests, we will be subject to a 100% tax on the amount obtained by multiplying (i) the greater of the amount, if any, by which we failed either the 75% gross income test or the 95% gross income test, times (ii) the ratio of our REIT taxable income to our gross income (excluding capital gain and certain other items);

•	under some circumstances, we will be subject to the alternative minimum tax;

•
we will be subject to a 4% excise tax if we fail, in any calendar year, to distribute to our shareholders an amount equal to the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for such year, and any undistributed taxable income from prior years;

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if we acquire any asset from a C-corporation (i.e., a corporation generally subject to corporate level tax) in a carry-over basis transaction and then recognize gain on the disposition of the asset within 10 years after we acquired the asset, then a portion of our gain may by subject to tax at the highest regular corporate rate (currently 35%);

•	any income or gain we receive from foreclosure property will be taxed at the highest corporate rate (currently 35%); and

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a tax of 100% applies in certain cases to the extent that income is shifted away from, or deductions are shifted to, any taxable REIT subsidiary through the use of certain non-arm’s length pricing arrangements between the REIT and such taxable REIT subsidiary.

Failure to Qualify as a REIT

If we fail to qualify as a REIT and are not successful in obtaining relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing our taxable income and we would no longer be required to pay dividends. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect on us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year that begins after the taxable year during which our election was terminated.

Taxation of Shareholders

Distributions

In general, distributions paid by us to our shareholders (who are not “Non-U.S. Shareholders” as defined below in “— Taxation of Foreign Investors”) during periods we qualify as a REIT will be taxable as follows:

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Except as provided below, dividends will generally be taxable to our shareholders, as ordinary income, in the year in which such dividends are actually or constructively received by them, to the extent of our current or accumulated earnings and profits.

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Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

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Dividends paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder subject to the passive activity rules.

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Distributions we designate as capital gains dividends generally will be taxed as capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gains dividends as ordinary income.

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If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Each of our shareholders would receive a credit for such shareholder’s proportionate share of the tax paid by us on such retained capital gains and an increase in tax basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	No portion of the dividends paid by us, whether characterized as ordinary income or as capital gains, are eligible for the “dividends received” deduction for corporations.

•	Shareholders are not permitted to deduct our losses or loss carry-forwards.

Future regulations may require that the shareholders take into account, for purposes of computing their individual alternative minimum tax liability, certain of our tax preference items.

We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a non-taxable return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Dispositions of the Shares

Generally, gain or loss realized by a shareholder upon the sale of common shares will be reportable as capital gain or loss. Such gain or loss will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

If a shareholder has shares of our common stock redeemed by us, such shareholder will be treated as if such shareholder sold the redeemed shares if all of such shareholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Shareholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Our Failure to Qualify as a REIT

In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that:

•	none of our distributions will be eligible for treatment as capital gains dividends;

•	corporate shareholders will qualify for the “dividends received” deduction; and

•	shareholders will not be required to report any share of our tax preference items.

Backup Withholding

We will report to our shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax equal to 28% of the amount of any such dividends. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct and properly certified taxpayer identification number (which, for an individual, is his or her Social Security Number);

•	when the Internal Revenue Service notifies us that the shareholder is subject to the backup withholding rules;

•	when a shareholder furnishes an incorrect taxpayer identification number; or

•	in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, any amount withheld as backup withholding will be credited against the shareholder’s actual federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status.

Taxation of Tax Exempt Entities

Income earned by tax-exempt entities (such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc.) is generally exempt from federal income taxation, unless such income consists of “unrelated business taxable income” (“UBTI”) as such term is defined in the Code. In general, dividends received or gain realized on our shares by a tax-exempt entity will not constitute UBTI. However, if a tax-exempt entity has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, part or all of such income or gain would constitute taxable UBTI.

If we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests as more particularly described in “— Requirements for Qualification as a REIT — Organizational Requirements” above, part of the income and gain recognized by such trusts attributable to the ownership of our common shares may be treated as UBTI. We would be deemed to be “predominately held” by such trusts if either one employee pension benefit trust owns more than 25% in value of our shares, or any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests, a portion of the income and gain recognized attributable to the ownership of our shares by any qualified employee pension benefit trust holding more than 10% in value of our shares would be treated as UBTI that is subject to tax. Such portion would be equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We do not expect to have to rely on the look-through rule for purposes of meeting the relevant REIT stock ownership tests. Moreover, we will attempt to monitor the concentration of ownership of employee pension benefit trusts of our shares, and we do not expect our shares to be “predominately held” by qualified employee pension benefit trusts for purposes of the foregoing rules. However, there is no assurance in this regard.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our securities. These prospective investors should consult their own tax advisors concerning the “set aside” and reserve requirements.

Taxation of Foreign Investors

The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “Non-U.S. Shareholders”) are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in the Company.

Distributions

General

Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Shareholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation that is not entitled to any treaty exemption). Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent they do not exceed the adjusted basis of the shareholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder’s shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in “— Sales of Shares” below.

Distributions Attributable to Sale or Exchange of Real Property

As long as our stock is not regularly traded in an established securities market within the United States, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to any treaty exemption.

If our shares of common stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a Non-U.S. Shareholder who does not own more than 5% of our common stock at any time during the taxable year:

•	will be taxed on such capital gain dividend as if the distribution was an ordinary dividend;

•	will generally not be required to report distributions received from us on U.S. federal income tax returns; and

•
will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to Non-U.S. Shareholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the Non-U.S. Shareholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the Internal Revenue Service a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

Tax Withholding on Distributions

For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder, unless the Non-U.S. Shareholder provides us with a properly completed Internal Revenue Service Form W-8BEN evidencing that such Non-U.S. Shareholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any distribution to a Non-U.S. Shareholder that is or could be designated by us as a capital gain dividend. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Shareholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Shareholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Shareholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Shareholder files applicable returns or refund claims with the Internal Revenue Service.

Sales of Shares

Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that:

•	such gain is not effectively connected with the conduct by such Non-U.S. Shareholder of a trade or business within the United States;

•	the Non-U.S. Shareholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and

•
we are a “domestically controlled REIT,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence; provided, however, that even if we are a “domestically controlled REIT,” a Non-U.S. Shareholder may be treated as having gain that is subject to U.S. federal income taxation if the Non-U.S. Shareholder (i) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution on our common shares, any portion of which, but for such disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

We cannot assure you that we will qualify as a “domestically controlled REIT.” If we are not a domestically controlled REIT, a Non-U.S. Shareholder’s sale of common shares will be subject to tax, unless (i) the first two conditions described above are met, (ii) the common shares were regularly traded on an established securities market; and (iii) the selling Non-U.S. Shareholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. In this regard, at the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If a Non-U.S. Shareholder has shares of our common stock redeemed by us, such Non-U.S. Shareholder will be treated as if such Non-U.S. Shareholder sold the redeemed shares if all of such Non-U.S. Shareholder of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Shareholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

State and Local Taxes

We may be subject to state or local taxation. In addition, our shareholders may also be subject to state or local taxation. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

Tax Aspects of the Operating Partnership

The following discussion summarizes the material United States federal income tax considerations applicable to our investment in the Operating Partnership. This summary does not address tax consequences under state, local or foreign tax laws and does not discuss all aspects of federal law that may affect the tax consequences of the purchase, ownership and disposition of an interest in the Operating Partnership.

Tax Treatment of the Operating Partnership

The Operating Partnership will be treated as a pass-through entity that does not incur any federal income tax liability, provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. The Operating Partnership has been formed as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act. An organization formed as a partnership under applicable state partnership law will be treated as a partnership, rather than as a corporation, for federal income tax purposes if:

•	it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations;

•	it does not elect to be classified as an association taxable as a corporation; and

•
either (i) it is not classified as a “publicly traded partnership” under Section 7704 of the Code or (ii) 90% or more of it’s gross income consists of specified types of “qualifying income” within the meaning of Section 7704(c)(2) of the Code (including interest, dividends, “real property rents” and gains from the disposition of real property). A partnership is deemed to be a “publicly traded partnership” if its interests are either (a) traded on an established securities market or (b) readily tradable on a secondary market (or the substantial equivalent thereof).

Pursuant to the Treasury Regulations under Section 7704, the determination of whether a partnership is publicly traded is generally based on a facts and circumstances analysis. However, the regulations provide limited “safe harbors” which preclude publicly traded partnership status. The Partnership Agreement of the Operating Partnership contains certain limitations on transfers and redemptions of partnership interests which are intended to cause the Operating Partnership to qualify for an exemption from publicly traded partnership status under one or more of the safe harbors contained in the applicable regulations. Moreover, we expect that at least 90% of the Operating Partnership’s gross income will consist of “qualifying income” within the meaning of Section 7704(c)(2) of the Code. Finally, the Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation under the Treasury Regulations. Our counsel, Baker Botts L.L.P., has rendered its opinion that the Operating Partnership is properly classified as a partnership under the Code, assuming that no election is made by the Operating Partnership to be classified as a corporation under the Treasury Regulations.

If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. Further, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income and would be taxable to us. Any change in the Operating Partnership’s status for tax purposes could also, in certain cases, be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.

The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

Tax Treatment of Partners

Income and Loss Pass-Through

No federal income tax will be paid by the Operating Partnership. Instead, each partner, including Hines REIT, is required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of the Operating Partnership, regardless of whether the Operating Partnership makes any distributions. Our allocable shares of income, gains, losses, deductions and credits of the Operating Partnership are generally determined by the terms of the Partnership Agreement.

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner that takes into account the unrealized tax gain or loss associated with the property at the time of the contribution. The amount of such unrealized tax gain or loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book/tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. As a result of these rules, certain partners that contributed property with a book/tax difference may be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro-rata basis and in the event of a disposition of any contributed asset which has a book/tax difference, all income attributable to such book/tax difference will generally be allocated to the partner that contributed such asset to the Operating Partnership and the other partners will generally be allocated only their share of capital gains attributable to the appreciation in the value of such asset, if any, since the date of such contribution.

Although the special allocation rules of Section 704(c) are generally intended to cause the amount of tax allocations with respect to contributed property which are made to partners other than the contributing partner to equal the amount of book allocations to such other partners, the rules do not always have this result. Thus, in certain cases we may be allocated, with respect to property which has a book/tax difference and has been contributed by other partners, tax depreciation and other tax deductions that are less than, and possibly an amount of taxable income or gain on the sale of such property which is greater than, the amount of book depreciation, deductions, income or gain which is allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets entirely for cash. The characterization of any item of profit or loss (for example, as capital gain or loss rather than ordinary income or loss) which is allocated to us will be the same for us as it is for the Operating Partnership.

Treatment of Distributions and Constructive Distributions

Distributions we receive from the Operating Partnership will generally be nontaxable to us. However, we would have taxable income in the event the amount of distributions we receive from the Operating Partnership, or the amount of any decrease in our share of the Operating Partnership’s indebtedness (any such decrease being considered a constructive cash distribution to us), exceeds our adjusted tax basis in our interest in the Operating Partnership. Such taxable income would normally be characterized as a capital gain, and if our interest in the Operating Partnership has been held for longer than one year, any such gain would constitute long-term capital gain.

In addition, distributions received from the Operating Partnership could also be taxable in the following cases:

•
If the distributions are made in redemption of part or all of a partner’s interest in the Operating Partnership, the partner may recognize ordinary income under Section 751 of the Code. Such ordinary income would generally equal the amount of ordinary income (if any) that would have been allocated to the partner in respect of the redeemed interest if the Operating Partnership had sold all of its assets.

•
If a partner contributes appreciated property to the Operating Partnership and the Operating Partnership makes distributions, other than distributions of such partner’s share of operating income, to such partner within two years of such property contribution, part or all of such distributions may be treated as taxable sales proceeds to such partner.

Tax Basis in Our Operating Partnership Interest

Our adjusted tax basis in our interest in the Operating Partnership generally:

•	will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by us and our proportionate share of the Operating Partnership’s indebtedness;

•	will be increased by our share of the Operating Partnership’s taxable and non-taxable income and any increase in our share of Operating Partnership indebtedness; and

•
will be decreased (but not below zero) by the distributions we receive, our share of deductible and non-deductible losses and expenses of the Operating Partnership and any decrease in our share of Operating Partnership indebtedness.

ERISA CONSIDERATIONS

ERISA Considerations for an Initial Investment

A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account, or Keogh Plan (each, a “Plan”) subject to ERISA or Section 4975 of the Code should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in our common shares. In particular, the fiduciary should consider:

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA;

•	whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

•	whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan; and

•	whether the investment is prudent under ERISA.

In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as “parties in interest” in ERISA and as “disqualified persons” in the Code. Thus, a fiduciary of a Plan considering an investment in our common shares should also consider whether acquiring or continuing to hold our common shares, either directly or indirectly, might constitute a prohibited transaction.

The Department of Labor has issued final regulations as to what constitutes assets of an employee benefit plan under ERISA. Under these regulations, if a Plan acquires an equity interest that is neither a “publicly- offered security” nor a security issued by an investment company registered under the Investment Company Act, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless an exemption applies.

These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

The regulations also provide that a security is “widely held” if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. The regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. We believe that the restrictions imposed under our articles of incorporation and bylaws on the transfer of common shares are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of the common shares to be “freely transferable.” Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the common shares offered are securities that will be registered under the Securities Act and will be registered under the Exchange Act.

We believe our common shares are “widely held” and “freely transferable” as described above and, accordingly, that the common shares offered hereby will be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets will not be deemed to be “plan assets” of any Plan that invests in our common shares.

Annual Valuations

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or are included for quotation on a national securities market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of common shares in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of our common shares, we intend to include estimated values of our shares in our Annual Reports on Form 10-K, along with the method used to establish such values, and the date of any data used to develop the estimated values. Such estimated valuations are not intended to represent the amount you would receive if our assets were sold and the proceeds distributed to you in a liquidation of Hines REIT, or the amount you would receive if you attempt to sell your shares. There is no public market for our shares, and any sale of our shares would likely be at a substantial discount.

We caution you that our valuations will be estimates only and may be based upon a number of estimates and assumptions that may not be accurate or complete. We are not required to obtain appraisals for our assets or third-party valuations or opinions for the specific purpose of preparing these estimates. Our estimated valuations should not be viewed as an accurate reflection of the fair market value of our assets, nor will they represent the amount of net proceeds that would result from an immediate sale of our assets or upon liquidation. In addition, real estate and other asset values could decline. As set forth above, there is no public market for our shares, and it is unlikely that our shareholders could realize these values if they were to attempt to sell their shares. One method that we have used in the past, and may use again in the future, is to deem the estimated value of our shares to be equal the price at which we are then offering our shares to the public. Such a method would be subject to the limitations on valuation described above. Additionally, in the event we were to use such a method to establish a value for our shares, that value would likely be higher than the amount you would receive if our assets were sold and the proceeds distributed to you in a liquidation of Hines REIT since the amount of funds available for investment in our assets is reduced by approximately 10% of the offering proceeds we raise. Please see “Estimated Use of Proceeds.” For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries and IRA custodians in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you that the estimated values, or the method used to establish such values, will comply with the ERISA or IRA requirements described above.

LEGAL PROCEEDINGS

We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

REPORTS TO SHAREHOLDERS

We will furnish each shareholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•
financial statements, including a balance sheet, statement of operations, statement of shareholders’ equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, which are audited and reported on by our independent registered public accounting firm; and

•
full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, their affiliates, the Advisor or any other affiliate of Hines occurring in the year for which the annual report is made.

We are required by the Exchange Act to file quarterly reports with the Securities and Exchange Commission on Form 10-Q and we will furnish or make available to our shareholders a summary of the information contained in each such report within 60 days after the end of each applicable quarter. This summary information generally will include a balance sheet, a quarterly statement of income, and a quarterly statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Shareholders also may receive a copy of any Form 10-Q upon request to the Company. If we are ever not subject to this filing requirement, we will still furnish shareholders with a quarterly report within 60 days after each of the first three quarters containing similar information. We also provide quarterly dividend statements.

If allowed by your broker-dealer, in the subscription agreement you may choose to authorize us to make available on our web site at www.HinesREIT.com our quarterly and annual reports and any other reports required to be delivered to you, and to notify you via email when such reports are available.

Our tax accountants, Ernst & Young LLP, will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our shareholders within 30 days following the end of each fiscal year. Our fiscal year is the same as the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the programs managed by Hines and its affiliates, property brochures and publications concerning real estate.

The following is a brief description of the supplemental sales material prepared by us for use in permitted jurisdictions:

•
The Hines Real Estate Investment Trust Property Gallery, which briefly summarizes (i) information about risks and suitability investors should consider before investing in us; (ii) objectives and strategies relating to our selection of assets; and (iii) certain properties in which we own a direct or indirect interest.

•	Certain information on our website, electronic media presentations and third party articles.

The offering of our common shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part. Further, such additional material should not be considered as being incorporated by reference in this prospectus or the registration statement forming the basis of the offering of the shares of which this prospectus is a part.

LEGAL OPINIONS

The legality of the common shares being offered hereby has been passed upon for Hines REIT by Baker Botts L.L.P. The statements under the caption “Material Tax Considerations” as they relate to federal income tax matters have been reviewed by Baker Botts L.L.P., and Baker Botts L.L.P. has opined as to certain income tax matters relating to an investment in the common shares. Baker Botts L.L.P. has represented Hines and other of our affiliates in other matters and may continue to do so in the future. Certain current and former members of Baker Botts L.L.P. owned, indirectly though private partnerships formed in the 1960s, an approximate 5% economic interest in One Shell Plaza when the Core Fund acquired an interest in this property. Please see “Our Real Estate Investments — Our Interest in the Core Fund — Houston” and “Conflicts of Interest — Lack of Separate Representation.”

EXPERTS

The consolidated financial statements of Hines Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, included in this prospectus, the related financial statement schedule included elsewhere in the registration statement and the consolidated financial statements of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, included in this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses for 321 North Clark, Chicago, Illinois and 1201 W. Peachtree Street, Atlanta, Georgia, for the years ended December 31, 2005, 2004 and 2003, the statements of revenues and certain operating expenses for the eleven building office complex known as Airport Corporate Center, Miami, Florida, 3400 Data Drive, Rancho Cordova, California, 2100 Powell Street, Emeryville, California, the office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, Woodlands Hills, California, 901 and 951 East Byrd Street, Richmond, Virginia and the Daytona Buildings, Redmond, Washington for the year ended December 31, 2005, the statements of revenues and certain operating expenses for Laguna Buildings, Redmond, Washington and 595 Bay Street, Toronto, Ontario, for the year ended December 31, 2006 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix C to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. For further information regarding us and the common shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the Securities and Exchange Commission at prescribed rates by writing to the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a World Wide Web site on the Internet at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the Securities and Exchange Commission’s web site.

We maintain a website at www.HinesREIT.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

GLOSSARY OF TERMS

Advisor:  means Hines Advisors Limited Partnership, a Delaware limited partnership.

Capmark:  means Capmark Finance, Inc.

Code:  means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Company:  means, collectively, Hines REIT and the Operating Partnership and their direct and indirect wholly-owned subsidiaries.

Core Fund:  means Hines-Sumisei U.S. Core Office Fund L.P., a Delaware limited partnership.

Dealer Manager:  means Hines Real Estate Securities, Inc., a Delaware corporation, also referred to as “HRES”.

ERISA:  means the Employee Retirement Income Security Act of 1974, as amended.

Excess Securities:  means shares proposed to be transferred pursuant to a transfer which, if consummated, would violate the restrictions on transfer contained within our articles of incorporation.

Exchange Act:  means the Securities Exchange Act of 1934, as amended.

Fund Investors:  means partners in the Core Fund and certain other investors in entities in which the Core Fund has an interest.

Hines:  means Hines Interests Limited Partnership, a Texas limited partnership.

Hines REIT:  means Hines Real Estate Investment Trust, Inc., a Maryland corporation.

Hines Value Added Fund:  means Hines U.S. Office Value Added Fund II, L.P., a Delaware limited partnership.

HREH:  means Hines Real Estate Holdings limited partnership, a Texas limited partnership.

HRES:  means Hines Real Estate Securities, Inc., also referred to as the “Dealer Manager.”

HSH Facility:  means the secured credit facility with HSH Nordbank AG, New York Branch.

HSH Nordbank:  means HSH Nordbank AG, New York Branch.

Institutional Co-Investors:  means the independent pension plans and funds that are advised by the Institutional Co-Investor Advisor and co-invest in properties with the Core Fund.

Institutional Co-Investor Advisor:  means General Motors Investment Management Corporation.

IRA:  means an individual retirement account established pursuant to Section 408 or Section 408A of the Code.

Investment Company Act:  means the Investment Company Act of 1940, as amended.

KeyBank:  means KeyBank National Association.

NASAA Guidelines:  means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

NASD:  means the National Association of Securities Dealers, Inc.

NOP:  means National Office Partners Limited Partnership, a Delaware limited partnership.

NY Trust:  means the Hines-Sumisei NY Core Office Trust, a Maryland real estate investment trust.

NY Trust II:  means Hines-Sumisei NY Core Office Trust II, a Maryland real estate investment trust, which on January 1, 2006, merged with and into the NY Trust.

OP Units:  means partner interests in the Operating Partnership.

Operating Partnership:  means Hines REIT Properties, L.P., a Delaware limited partnership.

Participation Interest:  means the profits interest in the Operating Partnership held by HALP Associates Limited Partnership.

Partnership Agreement:  means the Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P.

Plan:  means a pension, profit-sharing, retirement employee benefit plan, individual retirement account or Keogh Plan.

REIT:  means an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes.

SAB:  means a Staff Accounting Bulletin of the Securities and Exchange Commission.

Securities Act:  means the Securities Act of 1933, as amended.

Shell Buildings:  means, collectively, One Shell Plaza located in Houston, Texas, at 910 Louisiana Street and Two Shell Plaza, located in Houston, Texas, at 777 Walker Street.

Sumitomo Life:  means Sumitomo Life Realty (N.Y.) Inc., a New York corporation.

UBTI:  means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.

UPREIT:  means an umbrella partnership real estate investment trust.

U.S. GAAP:  means accounting principles generally accepted in the United States of America.

FINANCIAL STATEMENT

INDEX TO FINANCIAL STATEMENTS

Hines Real Estate Investment Trust, Inc.
Consolidated Financial Statements — Years Ended December 31, 2006, 2005 and 2004:
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Balance Sheets	F-4
Consolidated Statements of Operations	F-5
Consolidated Statements of Shareholders’ Equity (Deficit)	F-6
Consolidated Statements of Cash Flows	F-7
Notes to Consolidated Financial Statements	F-8
Hines-Sumisei U.S. Core Office Fund, L.P.
Consolidated Financial Statements — Years Ended December 31, 2006, 2005 and 2004:
Report of Independent Registered Public Accounting Firm	F-32
Consolidated Balance Sheets	F-33
Consolidated Statements of Operations	F-34
Consolidated Statements of Partners’ Equity	F-35
Consolidated Statements of Cash Flows	F-36
Notes to Consolidated Financial Statements	F-37
Atrium on Bay, Toronto, Ontario — Year Ended December 31, 2006:
Independent Auditors’ Report	F-52
Statement of Revenues and Certain Operating Expenses	F-53
Notes to Statement of Revenues and Certain Operating Expenses	F-54
The Laguna Buildings, Redmond, Washington — Year Ended December 31, 2006:
Independent Auditors’ Report	F-56
Statement of Revenues and Certain Operating Expenses	F-57
Notes to Statement of Revenues and Certain Operating Expenses	F-58
The Daytona Buildings, Redmond, Washington — Nine Months Ended September 30, 2006 (Unaudited) and the Year Ended December 31, 2005:
Independent Auditors’ Report	F-60
Statements of Revenues and Certain Operating Expenses	F-61
Notes to Statements of Revenues and Certain Operating Expenses	F-62
Watergate Tower IV, Emeryville, California — Nine Months Ended September 30, 2006 (Unaudited) and the Year Ended December 31, 2005:
Independent Auditors’ Report	F-64
Statements of Revenues and Certain Operating Expenses	F-65
Notes to Statements of Revenues and Certain Operating Expenses	F-66
3400 Data Drive, Rancho Cordova, California — Nine Months Ended September 30, 2006 (Unaudited) and the Year Ended December 31, 2005:
Independent Auditors’ Report	F-68
Statements of Revenues and Certain Operating Expenses	F-69
Notes to Statements of Revenues and Certain Operating Expenses	F-70
Riverfront Plaza, Richmond, Virginia — Nine Months Ended September 30, 2006 (Unaudited) and the Year Ended December 31, 2005:
Independent Auditors’ Report	F-72
Statements of Revenues and Certain Operating Expenses	F-73
Notes to Statements of Revenues and Certain Operating Expenses	F-74
Warner Center, Woodland Hills, California — Nine Months Ended September 30, 2006 (Unaudited) and the Year Ended December 31, 2005:
Independent Auditors’ Report	F-76
Statements of Revenues and Certain Operating Expenses	F-77
Notes to Statements of Revenues and Certain Operating Expenses	F-78
1201 W. Peachtree Street, Atlanta, Georgia, — Six Months Ended June 30, 2006 (Unaudited) and the Years Ended December 31, 2005, 2004 and 2003:
Independent Auditor’s Report	F-80
Statements of Revenues and Certain Operating Expenses	F-81
Notes to Statements of Revenues and Certain Operating Expenses	F-82

321 North Clark, Chicago, Illinois — Years Ended December 31, 2005, 2004 and 2003:
Independent Auditors’ Report	F-84
Statements of Revenues and Certain Operating Expenses	F-85
Notes to Statements of Revenues and Certain Operating Expenses	F-86
Airport Corporate Center, Miami, Florida — Year Ended December 31, 2005:
Independent Auditors’ Report	F-88
Statement of Revenues and Certain Operating Expenses	F-89
Notes to Statement of Revenues and Certain Operating Expenses	F-90
Hines Real Estate Investment Trust, Inc. Unaudited Pro Forma Consolidated Financial Statements — December 31, 2006:
Unaudited Pro Forma Consolidated Balance Sheet — December 31, 2006	F-93
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2006	F-95
Unaudited Notes to Pro Forma Consolidated Financial Statements	F-97

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intentionally omitted. See Section P. "Experts" and Section T. "Financial Statements" in Post-Effective Amendment No. 10 dated April 14, 2008 to our prospectus dated April 30, 2007.

HINES REAL ESTATE INVESTMENT TRUST, INC.

 CONSOLIDATED BALANCE SHEETS
As of December 31, 2006 and 2005

	December 31, 2006	December 31, 2005
	(In thousands)
ASSETS
Investment property, at cost:
Buildings and improvements, net	$511,961	$79,461
In-place leases, net	120,765	25,699
Land	165,603	38,417
Total investment property	798,329	143,577
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	307,553	118,575
Cash and cash equivalents	23,022	6,156
Restricted cash	2,483	—
Distributions receivable	5,858	3,598
Forward interest rate swap contract	1,511	—
Straight-line rent receivable	3,423	277
Tenant and other receivables	1,749	808
Acquired above-market leases, net	36,414	15,100
Deferred offering costs	—	1,222
Deferred leasing costs, net	17,189	1,656
Deferred financing costs, net	5,412	851
Other assets	10,719	5,514
TOTAL ASSETS	$1,213,662	$297,334
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$28,899	$4,281
Unaccepted subscriptions for common shares	2,325	1,168
Due to affiliates	8,954	10,856
Acquired below-market leases, net	15,814	8,719
Other liabilities	4,163	902
Interest rate swap contract	5,955	—
Participation interest liability	11,801	3,022
Distributions payable	11,281	3,209
Notes payable	481,233	74,900
Total liabilities	570,425	107,057
Minority interest	652	2,193
Commitments and Contingencies
Shareholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2006 and 2005	—	—
Common shares, $.001 par value; 1,500,000 common shares authorized as of December 31, 2006 and 2005; 80,217 and 23,046 common shares issued and outstanding as of December 31, 2006 and 2005, respectively	80	23
Additional paid-in capital	692,780	199,846
Retained deficit	(50,275)	(11,785)
Total shareholders’ equity	642,585	188,084
TOTAL LIABILITIES AND SHAREHOLDERS’EQUITY	$1,213,662	$297,334

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006, 2005 and 2004

	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
	(In thousands, except per share amounts)
Revenues:
Rental revenue	$61,422	$6,005	$—
Other revenue	2,508	242	—
Total revenues	63,930	6,247	—
Expenses:
Property operating expenses	17,584	2,184	—
Real property taxes	9,624	688	—
Property management fees	1,527	167	—
Depreciation and amortization	22,478	3,331	—
Asset management and acquisition fees	17,559	5,225	818
Organizational and offering expenses	5,760	1,736	14,771
Reversal of accrued organizational and offering expenses	—	(8,366)	—
General and administrative expenses	2,819	2,224	618
Forgiveness of related party payable	—	(1,730)	—
Other start-up costs	—	—	410
Total expenses	77,351	5,459	16,617
Income (loss) before equity in (losses)earnings, interest expense, interest income and loss allocated to minority interests	(13,421)	788	(16,617)
Equity in (losses) earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	(3,291)	(831)	68
Interest expense	(18,310)	(2,447)	—
Interest income	1,409	98	—
Loss on derivative instruments	(5,306)	—	—
Loss allocated to minority interests	429	635	6,541
Net loss	$(38,490)	$(1,757)	$(10,008)
Basic and diluted loss per common share:
Loss per common share	$(0.79)	$(0.16)	$(60.40)
Weighted average number common shares outstanding	48,468	11,061	166

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

 CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2006, 2005 and 2004

	Preferred Shares	Amount	Common Shares	Amount	Additional Paid-In Capital	Retained Deficit	Shareholders’ Equity (Deficit)
	(In thousands)
BALANCE, January 1, 2004	—	$—	1	$—	$10	$(20)	$(10)
Issuance of common shares	—	—	2,072	2	20,583	—	20,585
Distributions declared	—	—	—	—	(99)	—	(99)
Selling commissions and dealer manager fees	—	—	—	—	(1,583)	—	(1,583)
Other offering costs	—	—	—	—	(9,196)	—	(9,196)
Net loss	—	—	—	—	—	(10,008)	(10,008)
BALANCE, December 31, 2004	—	—	2,073	2	9,715	(10,028)	(311)
Issuance of common shares	—	—	20,973	21	207,642	—	207,663
Distributions declared	—	—	—	—	(6,637)	—	(6,637)
Selling commissions and dealer manager fees	—	—	—	—	(15,055)	—	(15,055)
Other offering costs, net	—	—	—	—	4,181	—	4,181
Net loss	—	—	—	—	—	(1,757)	(1,757)
BALANCE, December 31, 2005	—	—	23,046	23	199,846	(11,785)	188,084
Issuance of common shares	—	—	57,422	57	581,948	—	582,005
Redemption of common shares	—	—	(251)	—	(2,341)	—	(2,341)
Distributions declared	—	—	—	—	(29,840)	—	(29,840)
Selling commissions and dealer manager fees	—	—	—	—	(47,220)	—	(47,220)
Other offering costs, net	—	—	—	—	(9,613)	—	(9,613)
Net loss	—	—	—	—	—	(38,490)	(38,490)
BALANCE, December 31, 2006	—	$—	80,217	$80	$692,780	$(50,275)	$642,585

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

 CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006, 2005 and 2004

	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,490)	$(1,757)	$(10,008)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,130	4,633	—
Non-cash director compensation expense	31	40	—
Equity in losses (earnings) of Hines-Sumisei U.S. Core Office Fund, L.P.	3,291	831	(68)
Loss allocated to minority interests	(429)	(635)	(6,541)
Loss on derivative instrument	5,306	—	—
Accrual of organizational and offering expenses	5,760	1,736	14,771
Reversal of accrual of organizational and offering expenses	—	(8,366)	—
Forgiveness of related party payable	—	(1,730)	—
Net change in operating accounts	7,063	3,473	673
Net cash provided by (used in) operating activities	7,662	(1,775)	(1,173)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	(209,339)	(99,853)	(28,361)
Distributions received from Hines-Sumisei U.S. Core Office Fund, L.P. in excess of equity in earnings	14,809	5,278	—
Investments in investment property	(572,333)	(145,835)	—
Additions to other assets	(8,858)	(5,027)	—
Increase in restricted cash	(2,483)	—	—
Investment in acquired out-of-market leases	(14,483)	(7,132)	—
Net cash used in investing activities	(792,687)	(252,569)	(28,361)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in escrowed investor proceeds	—	100	(100)
(Increase) decrease in escrowed investor proceeds liability	—	(100)	100
Increase in unaccepted subscriptions for common shares	1,157	606	562
Proceeds from issuance of common stock	568,465	205,506	20,585
Redemptions of common shares	(2,341)	—	—
Payments of selling commissions and dealer manager fees	(47,444)	(14,283)	(1,246)
Payments of organizational and offering expenses	(17,497)	(6,000)	—
Proceeds from advances from affiliate	1,602	2,173	958
Payment on advances from affiliate	(2,685)	(375)	—
Distributions paid to shareholders and minority interests	(9,372)	(2,242)	—
Proceeds from notes payable	805,220	222,600	—
Payments on notes payable	(488,120)	(147,700)	—
Increase in security deposit liability, net	11	—	—
Additions to deferred financing costs	(6,243)	(1,321)	—
Payments related to forward interest swap	(862)	—	—
Capital contribution from minority partner in consolidated partnership	—	—	10,000
Net cash provided by financing activities	801,891	258,964	30,859
Net change in cash and cash equivalents	16,866	4,620	1,325
Cash and cash equivalents, beginning of period	6,156	1,536	211
Cash and cash equivalents, end of period	$23,022	$6,156	$1,536

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Organization

Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), was formed on August 5, 2003 under the General Corporation Law of the state of Maryland for the purpose of engaging in the business of investing in and owning interests in real estate. The Company operates and intends to continue to operate in a manner to qualify as a real estate investment trust (“REIT”) for federal income tax purposes and elected to be taxed as a REIT in connection with the filing of its 2004 federal income tax return. The Company is structured as an umbrella partnership REIT under which substantially all of the Company’s current and future business is and will be conducted through a majority-owned subsidiary, Hines REIT Properties, L.P. (the “Operating Partnership”). Hines REIT is the sole general partner of the Operating Partnership. Subject to certain restrictions and limitations, the business of the Company is managed by Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“Hines”), pursuant to the advisory agreement the Company entered into with the Advisor (the “Advisory Agreement”).

Public Offering

On June 18, 2004, Hines REIT commenced its initial public offering, pursuant to which it offered a maximum of 220 million common shares for sale to the public (the “Initial Offering”). The Initial Offering expired on June 18, 2006. On June 19, 2006, the Company commenced its current public offering (the “Current Offering”), pursuant to which it is offering a maximum of $2.2 billion in common shares.

The following table summarizes the activity from our offerings for the years ended December 31, 2006, 2005 and 2004 (in millions):

	Initial Public Offering				Current Public Offering				All Offerings
Year Ended	# of Shares		Proceeds		# of Shares		Proceeds		# of Shares	Proceeds
December 31, 2004	2.1		$20.6		—		$—		2.1	$20.6
December 31, 2005	21.0	(1)	207.7	(1)	—		—		21.0	207.7
December 31, 2006	30.1	(2)	299.2	(2)	27.3	(2)	282.7	(2)	57.4	581.9
Total	53.2		$527.5		27.3		$282.7		80.5	$810.2
__________

(1)	Amounts include $2.1 million of gross proceeds relating to approximately 223,000 shares issued under our dividend reinvestment plan.

(2)	Amounts include $13.5 million of gross proceeds relating to approximately 1.4 million shares issued under our dividend reinvestment plan.

As of December 31, 2006, approximately $1,726.6 million in common shares remained available for sale pursuant to our Current Offering, exclusive of approximately $190.7 million in common shares available under our dividend reinvestment plan.

Hines REIT contributes all net proceeds from its public offerings to the Operating Partnership in exchange for partnership units in the Operating Partnership. As of December 31, 2006 and 2005, Hines REIT owned a 97.38% and 94.24%, respectively, general partner interest in the Operating Partnership.

From January 1 through March 16, 2007, Hines REIT received gross offering proceeds of approximately $138.8 million from the sale of 13.4 million common shares, including approximately $6.7 million relating to 674,000 shares sold under Hines REIT’s dividend reinvestment plan. As of March 16, 2007, 1,594.5 million common shares remained available for sale to the public pursuant to the Offering, exclusive of 184.0 million common shares available under the dividend reinvestment plan.

Minority Interests

Hines 2005 VS I LP, an affiliate of Hines, owned a 1.34% and 4.53% interest in the Operating Partnership as of December 31, 2006 and 2005, respectively. As a result of HALP Associates Limited Partnership’s (“HALP”) ownership of the Participation Interest (see Note 6), HALP’s percentage ownership in the Operating Partnership was 1.28% and 1.23% as of December 31, 2006 and 2005, respectively.

Investment Property

As of December 31, 2006, the Company held direct and indirect investments in 23 office properties located in 17 cities throughout the United States. The Company’s interests in 15 of these properties are owned indirectly through the Company’s investment in the Core Fund (as defined in Note 3). As of December 31, 2006 and 2005, the Company owned an approximate 34.0% and 26.2% non-managing general partner interest in the Core Fund, respectively. See further discussion in Note 3.

On January 3, 2007, the Company acquired a direct investment in an office complex located in Redmond, Washington and on February 26, 2007, the Company acquired a direct investment in a mixed-use office and retail complex located in Toronto, Canada (see Note 10).

2.  Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company included in this annual report include the accounts of Hines REIT, the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries (see Note 3), as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

The Company evaluates the need to consolidate joint ventures based on standards set forth in FASB Interpretation No. 46R, Consolidation of Variable Interest Entities“FIN 46” and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments in Real Estate Ventures, as amended by Emerging Issues Task Force 04-5, “Investor’s Accounting for an Investment ina Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. In accordance with this accounting literature, the Company will consolidate joint ventures that are determined to be variable interest entities for which it is the primary beneficiary. The Company will also consolidate joint ventures that are not determined to be variable interest entities, but for which it exercises significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing. As of December 31, 2006, the Company has no unconsolidated interests in joint ventures, other than its interest in the Core Fund.

Reportable Segments

The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company has determined that it has one reportable segment, with activities related to investing in office properties. The Company’s investments in real estate generate rental revenue and other income through the leasing of office properties, which constituted 100% of the Company’s total consolidated revenues for the year ended December 31, 2006. The Company’s investments in real estate are geographically diversified and management evaluates operating performance on an individual property level. However, as each of the Company’s office properties has similar economic characteristics, tenants, and products and services, the Company’s office properties have been aggregated into one reportable segment for the years ended December 31, 2006, 2005 and 2004.

Investment Property

Real estate assets we own directly are stated at cost less accumulated depreciation, which in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets are capitalized. Maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2006, management believes no such impairment has occurred.

Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that we believe are similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved and include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above-and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Management estimates the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized over the life of the mortgage note payable.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less at the time of purchase to be cash equivalents.

Restricted Cash

As of December 31, 2006, the Company had restricted cash of approximately $2.5 million related to certain escrows required by one of our mortgage agreements.

Deferred Leasing Costs

Direct leasing costs, primarily consisting of third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. Tenant inducement amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner of the tenant improvements for accounting purposes, determines the nature of the leased asset and when revenue recognition under a lease begins. If the Company is the owner of the tenant improvements for accounting purposes, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Company concludes the lessee is the owner of the tenant improvements for accounting purposes, then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduce revenue recognized over the term of the lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements. The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include: 1) whether the lease stipulates how and on what a tenant improvement allowance may be spent; 2) whether the tenant or landlord retains legal title to the improvements; 3) the uniqueness of the improvements; 4) the expected economic life of the tenant improvements relative to the length of the lease; and 5) who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements for accounting purposes is subject to significant judgment. In making that determination, the Company considers all of the above factors. No one factor, however, necessarily establishes our determination.

Tenant inducement amortization was approximately $685,000 and $81,000 for the years ended December 31, 2006 and 2005, respectively, and was recorded as an offset to rental revenue. In addition, the Company recorded approximately $137,000 as amortization expense related to other direct leasing costs for the year ended December 31, 2006. There was no amortization expense related to other direct leasing costs for the years ended December 31, 2005 and 2004.

Interest Rate Swap Contracts

During the year ended December 31, 2006, the Company entered into two forward interest rate swap transactions with HSH Nordbank AG, New York Branch (“HSH Nordbank”). Both swap transactions were entered into as economic hedges against the variability of future interest rates on the Company’s variable interest rate borrowings with HSH Nordbank.

The first swap transaction had a notional amount of $185.0 million, a 10-year term, and was effective on August 1, 2006. This agreement has effectively fixed the interest rate at 5.8575% for the $185.0 million in borrowings under the credit facility with HSH Nordbank that closed August 1, 2006. See Note 4 for additional information.

The second swap transaction had a notional amount of $98.0 million, a 10-year term, and was effective on January 12, 2007 (as amended). This agreement has effectively fixed the interest rate at 5.2505% for the $98.0 million borrowing under the credit facility with HSH Nordbank that closed January 23, 2007. See Note 10 for additional information.

The Company has not designated either of these contracts as cash flow hedges for accounting purposes. The interest rate swaps have been recorded at their estimated fair value in the accompanying consolidated balance sheet as of December 31, 2006. The loss resulting from the decrease in the fair value of the interest rate swaps for the year ended December 31, 2006 of approximately $5.3 million, which includes fees of $862,000 incurred upon entering into these swap transactions, has been recorded in loss on interest rate swap contract in the consolidated statements of operations for the year ended December 31, 2006.

The Company will mark the interest rate swap contracts to their estimated fair value as of each balance sheet date, and the changes in fair value will be reflected in the consolidated statements of operations.

Deferred Financing Costs

Deferred financing costs as of December 31, 2006 and 2005 consist of direct costs incurred in obtaining debt financing (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the terms of the obligations. For the years ended December 31, 2006 and 2005, approximately $967,000 and $470,000, respectively, was amortized and recorded in interest expense in the accompanying consolidated statements of operations.

Other Assets

Other assets primarily consists of prepaid insurance, earnest money deposits paid in connection with future acquisitions and capitalized acquisition costs that have not yet been applied to investments in real estate assets. Other assets will be amortized to expense or reclassified to other asset accounts upon being put into service in future periods. Other assets includes the following:

	December 31, 2006	December 31, 2005
	(In thousands)
Property acquisition escrow deposit	$8,858	$5,000
Prepaid insurance	353	110
Mortgage loan deposits	924	—
Other	584	404
Total	$10,719	$5,514

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares includes proceeds related to subscriptions which had not been accepted by the Company as of December 31, 2006 and 2005.

Due to Affiliates

Due to affiliates includes the following:

	December 31, 2006	December 31, 2005
	(In thousands)
Organizational and offering costs related to the Initial Offering	$—	$6,900
Organizational and offering costs related to the Current Offering	4,992	1,478
Dealer manager fees and selling commissions	885	1,108
Asset management, acquisition fees and property-level fees and reimbursements	3,077	325
General, administrative and other expenses	—	1,045
Total	$8,954	$10,856

As discussed in Note 6 below, the Advisor and its affiliates have advanced or paid on behalf of the Company certain expenses incurred in connection with the Company’s administration and ongoing operations. During the year ended December 31, 2005, the Advisor forgave amounts due from the Company totaling approximately $1.7 million related to amounts previously advanced to the Company to cover certain corporate-level general and administrative expenses. This transaction is included in forgiveness of related party payable in the accompanying statement of operations for the year ended December 31, 2005.

Organizational and Offering Costs

Initial Offering

Certain organizational and offering costs associated with the Initial Offering were paid by the Advisor on behalf of the Company. Pursuant to the Advisory Agreement among Hines REIT, the Operating Partnership and the Advisor during the Initial Offering, the Company was obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred related to the Initial Offering or 3.0% of the gross proceeds raised from the Initial Offering.

As of December 31, 2006, 2005 and 2004, the Advisor had incurred on behalf of the Company organizational and offering costs related to the Initial Offering of approximately $43.3 million, $36.8 million and $24.0 million, respectively (of which approximately $23.0 million, $20.4 million, and $14.8 million as of December 31, 2006, 2005 and 2004, respectively, relates to the Advisor or its affiliates). These amounts include approximately $24.2 million, $21.3 million and $14.8 million as of December 31, 2006, 2005 and 2004, respectively, of organizational and internal offering costs, and approximately $19.1 million, $15.5 million and $9.2 million as of December 31, 2006, 2005 and 2004, respectively, of third-party offering costs, such as legal and accounting fees and printing costs.

As described above, the Company’s obligation to reimburse the Advisor for organizational and offering costs related to the Initial Offering was limited by the amount of gross proceeds raised from the sale of the Company’s common shares in the Initial Offering. Amounts of organizational and offering costs recorded in the Company’s financial statements in periods ending on or before June 30, 2006 were based on estimates of gross proceeds to be raised through the end of the Initial Offering period. Such estimates were based on highly subjective factors including the number of retail broker-dealers signing selling agreements with the Company’s Dealer Manager, Hines Real Estate Securities, Inc. (“HRES” or the “Dealer Manager”), anticipated market share penetration in the retail broker-dealer network and the Dealer Manager’s best estimate of the growth rate in sales.

Based on actual gross proceeds raised in the Initial Offering, the total amount of organizational and offering costs the Company was obligated to reimburse the Advisor related to the Initial Offering is approximately $16.0 million. As a result of amounts recorded in prior periods, during the year ended December 31, 2006, organizational and internal offering costs related to the Initial Offering totaling approximately $1.0 million incurred by the Advisor were expensed and included in the accompanying consolidated statements of operations and third-party offering costs related to the Initial Offering of approximately $2.0 million were offset against additional paid-in capital in the accompanying consolidated statement of shareholders’ equity (deficit). During the year ended December 31, 2006, organizational and internal offering costs related to the Initial Offering totaling approximately $1.9 million and third-party offering costs related to the Initial Offering totaling approximately $1.5 million were incurred by the Advisor but were not recorded in the consolidated condensed financial statements because the Company will not be obligated to reimburse the Advisor for these costs.

For the year ended December 31, 2005, organizational and internal offering costs related to the Initial Offering of approximately $1.5 million were expensed and included in the accompanying consolidated statement of operations, and third-party offering costs of approximately $1.1 million were offset against additional paid-in capital on the accompanying consolidated statement of shareholders’ equity (deficit). For the year ended December 31, 2005, organizational and offering costs related to the Initial Offering totaling approximately $10.2 million incurred by the Advisor (including approximately $5.0 million of organizational and internal offering costs and approximately $5.2 million of third-party offering costs) were not recorded in the accompanying consolidated financial statements because management determined that the Company would not be obligated to reimburse the Advisor for these costs.

Current Offering

The Company commenced the Current Offering on June 19, 2006. Certain organizational and offering costs associated with the Current Offering have been paid by the Advisor on the Company’s behalf. Pursuant to the terms of the Advisory Agreement, the Company is obligated to reimburse the Advisor in an amount equal to the amount of actual organizational and offering costs incurred, so long as such costs, together with selling commissions and dealer-manager fees, do not exceed 15% of gross proceeds from the Current Offering. As of December 31, 2006 and 2005, the Advisor had incurred on the Company’s behalf organizational and offering costs in connection with the Current Offering of approximately $12.6 million and $1.5 million, respectively (of which approximately $4.7 million and $256,000, respectively relates to the Advisor or its affiliates). These amounts include approximately $4.7 million and $256,000 of internal offering costs, which have been expensed in the accompanying consolidated statements of operations for the years ended December 31, 2006 and 2005, respectively. Approximately $7.6 million of third-party offering costs for the years ended December 31, 2006 have been offset against net proceeds of the Current Offering within additional paid-in capital.

Revenue Recognition

The Company recognizes rental revenue on a straight-line basis over the life of the lease including rent holidays, if any. Straight-line rent receivable in the amount of approximately $3.4 million and $277,000 as of December 31, 2006 and 2005, respectively, consisted of the difference between the tenants’ rents calculated on a straight-line basis from the date of acquisition or lease commencement over the remaining terms of the related leases and the tenants’ actual rents due under the lease agreements. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision. Revenues relating to lease termination fees are recognized at the time that a tenant’s right to occupy the space is terminated and when the Company has satisfied all obligations under the agreement. There was no rental revenue for the year ended December 31, 2004 as the Company did not own a direct interest in any properties during that period.

Stock-based Compensation

Under the terms of the Employee and Director Incentive Share Plan, the Company grants each independent member of its board of directors 1,000 restricted shares of common stock annually. The restricted shares granted each year fully vest upon completion of each director’s annual term. In accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (as amended), the Company recognizes the expense related to these shares over the vesting period. During each of the years ended December 31, 2006, 2005 and 2004, the Company granted 3,000 restricted shares of common stock to its independent board members. For the years ended December 31, 2006, 2005 and 2004, the Company amortized approximately $31,000, $40,000 and $6,000 of related compensation expense, respectively. Such amounts are included in general and administrative expenses in the accompanying consolidated statements of operations.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, that addresses the accounting for share-based payment transactions in which an enterprise receives services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using the intrinsic value method as prescribed by Accounting Principles Board, (“APB”), Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the Company’s consolidated statement of income. The standard requires that the modified prospective method be used, which requires that the fair value of new awards granted from the beginning of the period of adoption (plus unvested awards at the date of adoption) be expensed over the vesting period. The statement requires companies to assess the most appropriate model to calculate the value of the options. The Company adopted this standard on January 1, 2006 and the adoption of this statement did not have a material impact on the Company’s consolidated financial statements.

Income Taxes

Hines REIT made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2004. In addition, as of December 31, 2006 and 2005 the Company owned an investment in the Core Fund, which has invested in properties through other entities that have elected to be taxed as REITs. Hines REIT’s management believes that the Company and the applicable entities in the Core Fund are organized and operate in such a manner as to qualify for treatment as REITs and intend to operate in the foreseeable future in such a manner so that they will remain qualified as REITs for federal income tax purposes. Accordingly, no provision has been made for federal income taxes for the years ended December 31, 2006, 2005 and 2004 in the accompanying consolidated financial statements.

During 2006, the state of Texas enacted new tax legislation that restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax under SFAS No. 109, Accounting for Income Taxes. The Company believes the impact of this legislation was not material to the Company for the year ended December 31, 2006. Accordingly, it has not recorded deferred income taxes in its accompanying consolidated financial statements for the year ended December 31, 2006.

Per Share Data

Loss per common share is calculated by dividing the net loss for each period by the weighted average number of common shares outstanding during such period. Loss per common share on a basic and diluted basis are the same because the Company has no potential dilutive common shares outstanding.

Fair Value of Financial Instruments

Disclosure about the fair value of financial instruments is based on pertinent information available to management as of December 31, 2006 and 2005. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of December 31, 2006 and 2005, management estimated that the carrying value of cash and cash equivalents, restricted cash, distributions receivable, accounts receivable, accounts payable and accrued expenses, distributions payable and notes payable were recorded at amounts which reasonably approximated fair value. Excluding notes payable, the primary factor in determining the fair value of the financial statement items listed above was the short-term nature of the items. The fair value of notes payable was determined based upon interest rates available for the issuance of debt with similar terms and maturities.

Recent Accounting Pronouncements

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires the Company to recognize in its financial statements the impact of a tax position, if the position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has assessed the potential impact of FIN 48 and does not anticipate its adoption will have a material impact on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement which should be determined based on assumptions market participants would use in pricing an asset or liability. The Company will be required to disclose the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management does not anticipate the adoption of this statement will have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option forFinancial Assets and Financial Liabilities. SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after November 15, 2007. Management has not decided if it will early adopt SFAS No. 159 or if it will choose to measure any eligible financial assets and liabilities at fair value.

3.  Real Estate Investments

The following table provides summary information regarding the properties in which the Company owned interests as of December 31, 2006. All assets which are 100% owned by the Company are referred to as “directly-owned properties”. All other properties are owned indirectly through the Company’s investment in the Core Fund as discussed below.

Property	City	Leasable Square Feet	Percent Leased	Our Effective Ownership(1)
		(Unaudited)	(Unaudited)
321 North Clark	Chicago, Illinois	885,664	94%	100%
Citymark	Dallas, Texas	218,096	100%	100%
Watergate Tower IV	Emeryville, California	344,433	100%	100%
Airport Corporate Center	Miami, Florida	1,018,627	95%	100%
3400 Data Drive	Rancho Cordova, California	149,703	100%	100%
Daytona Buildings	Redmond, Washington	250,515	100%	100%
1515 S Street	Sacramento, California	348,881	100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377	75%	100%
Total for Directly-Owned Properties		3,469,296	95%
One Atlantic Center	Atlanta, Georgia	1,100,312	82%	30.95%
Three First National Plaza	Chicago, Illinois	1,419,079	92%	24.76%
333 West Wacker	Chicago, Illinois	845,247	90%	24.70%
One Shell Plaza	Houston, Texas	1,228,160	97%	15.47%
Two Shell Plaza	Houston, Texas	566,960	94%	15.47%
425 Lexington Avenue	New York, New York	700,034	100%	13.81%
499 Park Avenue	New York, New York	288,184	100%	13.81%
600 Lexington Avenue	New York, New York	281,072	100%	13.81%
Riverfront Plaza	Richmond, Virginia	949,873	99%	30.95%
525 B Street	San Diego, California	447,159	89%	30.95%
The KPMG Building	San Francisco, California	379,328	96%	30.95%
101 Second Street	San Francisco, California	388,370	99%	30.95%
720 Olive Way	Seattle, Washington	300,710	82%	24.70%
1200 19th Street	Washington, D.C.	234,718	100%	13.81%
Warner Center	Woodland Hills, California	808,274	98%	24.70%
Total for Core Fund Properties		9,937,480	94%
Total for All Properties		13,406,776	94%
__________

(1)
This percentage shows the effective ownership of the Operating Partnership in the properties listed. On December 31, 2006, Hines REIT owned a 97.38% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.62% interest in the Operating Partnership. We own interests in all of the properties other than those identified above as being owned 100% by us through our interest in the Core Fund, in which we owned an approximate 34.0% non-managing general partner interest as of December 31, 2006. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 91.0%.

Direct real estate investments

Summarized below is certain information about the eight office properties the Company owned directly as of December 31, 2006:

Market	Property	Date Acquired	Date Built/ Renovated(1)
			(Unaudited)
San Mateo, California	1900 and 2000 Alameda	June 2005	1983,1996	(2)
Dallas, Texas	Citymark	August 2005	1987
Sacramento, California	1515 S Street	November 2005	1987
Miami, Florida	Airport Corporate Center	January 2006	1982-1996	(3)
Chicago, Illinois	321 North Clark	April 2006	1987
Rancho Cordova, California	3400 Data Drive	November 2006	1990
Emeryville, California	Watergate Tower IV	December 2006	2001
Redmond, Washington	Daytona Buildings	December 2006	2002
__________

(1)	The date shown reflects the later of the building’s construction completion date or the date of the building’s most recent renovation.

(2)	1900 Alameda was constructed in 1971 and substantially renovated in 1996; 2000 Alameda was constructed in 1983.

(3)	Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land development site.

On February 26, 2007, the Company acquired Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. See Note 10 for additional information.

As of December 31, 2006, amounts of related accumulated depreciation and amortization were as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$519,843	$137,344	$40,267	$19,046
Less: accumulated depreciation and amortization	(7,882)	(16,579)	(3,853)	(3,232)
Net	$511,961	$120,765	$36,414	$15,814

As of December 31, 2005, amounts of related accumulated depreciation and amortization were as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$80,000	$28,490	$16,208	$9,075
Less: accumulated depreciation and amortization	(539)	(2,791)	(1,108)	(356)
Net	$79,461	$25,699	$15,100	$8,719

Amortization expense for the years ended December 31, 2006 and 2005 was approximately $15.0 million and $2.8 million, respectively, for in-place leases and $263,000 and $752,000, respectively, for out-of-market leases, net. The weighted average lease life of in-place and out-of-market leases at December 31, 2006 and 2005 was 6 years and 7 years, respectively.

Anticipated amortization of in-place and out-of-market leases, net, for each of the following five years ended December 31 is as follows (in thousands):

	In-Place Leases	Out-of-Market Leases, Net
2007	$22,066	$1,932
2008	20,439	2,074
2009	19,128	2,308
2010	13,621	1,924
2011	11,974	1,596

In connection with its direct investments, the Company has entered into non-cancelable lease agreements with tenants for office space. As of December 31, 2006, the approximate fixed future minimum rentals for each of the years ending December 31, 2007 through 2011 and thereafter were as follows:

Fixed Future Minimum Rentals
(In thousands)
2007	$72,084
2008	67,021
2009	64,926
2010	49,351
2011	43,924
Thereafter	140,860
Total	$438,166

Approximately 10% of the rental revenue recognized during the year ended December 31, 2006 was earned from a state government agency, whose leases representing 10% of their space expire in October 2012 and whose remaining space expires in April 2013. No other tenant leased space representing more than 10% of the total rental revenue of the Company for the year ended December 31, 2006.

Investment in Hines-Sumisei U.S. Core Office Fund, L.P.

The Core Fund is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings. During the year ended December 31, 2005, the Company acquired interests in the Core Fund totaling approximately $99.9 million, including purchases of approximately $81.5 million that were acquired from affiliates of Hines. The Company had invested $128.2 million and owned an approximate 26.2% non-managing general partner interest in the Core Fund as of December 31, 2005. During the year ended December 31, 2005, the Core Fund acquired controlling interests in two additional properties located in Chicago, Illinois and San Diego, California. As of December 31, 2005, the Core Fund had controlling interests in ten properties located in New York City, Washington, D.C., Houston, Texas, San Francisco, California, Chicago, Illinois and San Diego, California.

During the year ended December 31, 2006, the Company acquired additional interests in the Core Fund totaling approximately $209.3 million. The Company owned an approximate 34.0% non-managing general partner interest in the Core Fund as of December 31, 2006. During the year ended December 31, 2006, the Core Fund acquired controlling interests in five additional properties located in Chicago, Illinois, Seattle, Washington, Atlanta, Georgia, Los Angeles, California and Richmond, Virginia.

Consolidated condensed financial information of the Core Fund is summarized below:

Consolidated Condensed Balance Sheets of the Core Fund
as of December 31, 2006 and 2005

	December 31, 2006	December 31, 2005
	(In thousands)
ASSETS
Cash	$67,557	$42,044
Investment property, net	2,520,278	1,382,493
Other assets	305,027	275,103
Total Assets	$2,892,862	$1,699,640
LIABILITIES AND PARTNERS’ CAPITAL
Debt	$1,571,290	$915,030
Other liabilities	157,248	106,126
Minority interest	341,667	260,929
Partners’ capital	822,657	417,555
Total Liabilities and Partners’ Capital	$2,892,862	$1,699,640

Consolidated Condensed Statements of Operations of the Core Fund
For the Years Ended December 31, 2006, 2005 and 2004

	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
	(In thousands)
Revenues and interest income	$281,795	$201,604	$145,731
Operating expenses	(128,645)	(92,530)	(55,170)
Interest expense	(68,260)	(47,272)	(30,349)
Depreciation and amortization	(87,731)	(58,219)	(43,618)
Minority interest	(7,073)	(6,660)	(10,737)
Net (loss) income	$(9,914)	$(3,077)	$5,857

Of the total rental revenue of the Core Fund for the year ended December 31, 2006, approximately:

•	11% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015; and

•	36% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027.

4.  Debt Financing

Revolving Credit Facility with KeyBank National Association

The Company is party to a credit agreement with KeyBank National Association (“KeyBank”), as administrative agent for itself and various other lenders named in the credit agreement, which provides for a revolving credit facility (the “Revolving Credit Facility”) with maximum aggregate borrowing capacity of up to $250.0 million. The Company established this facility to repay certain bridge financing incurred in connection with certain of its acquisitions and to provide a source of funds for future real estate investments and to fund its general working capital needs.

The Revolving Credit Facility has a maturity date of October 31, 2009, which is subject to extension at the election of the Company for two successive periods of one year each, subject to specified conditions. The Company may increase the amount of the facility to a maximum of $350.0 million upon written notice prior to May 8, 2008, subject to KeyBank’s ability to syndicate the additional amount. The facility allows, at the election of the Company, for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on prescribed leverage ratios. The weighted-average interest rate on outstanding borrowings was 6.73% and 6.22% as of December 31, 2006 and 2005.

In addition to customary covenants and events of default, the Revolving Credit Facility provides that it shall be an event of default under the agreement if the Company’s Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines or certain members of his family. The amounts outstanding under this facility are secured by a pledge of the Operating Partnership’s equity interests in entities that directly or indirectly hold real property assets, including the Company’s interest in the Core Fund, subject to certain limitations and exceptions. The Company has entered into a subordination agreement with Hines and the Advisor, which provides that the rights of Hines and the Advisor to be reimbursed by the Company for organizational and offering and other expenses are subordinate to the Company’s obligations under the Revolving Credit Facility.

On September 9, 2005, the Company made its initial borrowing of $56.3 million under the Revolving Credit Facility to retire its term loan agreement with KeyBank, which was used to complete the acquisitions of 1900 and 2000 Alameda and Citymark. Additionally, it made borrowings totaling $84.3 million to complete the acquisition of 1515 S Street and to fund a capital contribution to the Core Fund. For the period from September 9, 2005 through December 31, 2005, the Company used proceeds from its public offering to make repayments under the Revolving Credit Facility totaling $65.7 million and the remaining principal amount due under this obligation as of December 31, 2005 was $74.9 million.

During the year ended December 31, 2006, the Company incurred borrowings of $410.2 million under the Revolving Credit Facility to complete several property acquisitions and to fund capital contributions to the Core Fund. During the year ended December 31, 2006, the Company used proceeds from its public offerings, proceeds from a mortgage loan secured by 1515 S Street and proceeds from a credit facility with HSH Nordbank (see below) to make repayments under the Revolving Credit Facility totaling $323.1 million and the remaining principal amount due under this obligation as of December 31, 2006 was $162.0 million. In addition, the Company has an outstanding letter of credit under its Revolving Credit Facility totaling approximately $336,000 at December 31, 2006 for a utility deposit at one of its directly-owned properties. As of December 31, 2006, the Company has complied with all covenants stipulated by the Revolving Credit Facility agreement.

From January 1, 2007 through March 16, 2007, the Company incurred borrowings totaling $112.7 million under the Revolving Credit Facility in connection with the acquisition of the Laguna Buildings on January 3, 2007 and other working capital needs. The Company used proceeds from the Current Offering to make repayments totaling $142.0 million, and the remaining principal amount due under this obligation was $132.7 million as of March 16, 2007.

Debt Secured by Investment Property

In connection with the acquisition of Airport Corporate Center, on January 31, 2006 the Company assumed a mortgage loan with Wells Fargo Bank, N.A., as trustee for the registered holders of certain commercial mortgage pass-through certificates, in the principal amount of $91.0 million. The loan bears interest at a fixed rate of 4.775% per annum, is payable on March 11, 2009 and is secured by Airport Corporate Center. The mortgage agreement contains customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. The Company executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents. At the date of acquisition, management estimated the fair value of the assumed mortgage note payable to be approximately $88.5 million, which included a premium of approximately $2.5 million. This premium is being amortized over the life of the mortgage note payable and the amortization is included in interest expense in the accompanying consolidated condensed statements of operations.

On April 18, 2006, the Company entered into a mortgage agreement with Metropolitan Life Insurance Company in the principal amount of $45.0 million. The loan bears interest at a fixed rate of 5.68% per annum, matures and becomes payable on May 1, 2011 and is secured by 1515 S Street. The mortgage agreement contains customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on liens and indebtedness and maintenance of certain financial ratios. The Company has executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents.

In connection with the acquisition of 321 North Clark, on April 24, 2006, the subsidiary of the Operating Partnership that acquired 321 North Clark entered into a term loan agreement with KeyBank to provide bridge financing in the principal amount of $165.0 million. On August 2, 2006, the Company paid this loan in full with proceeds received from the Company’s credit agreement with HSH Nordbank, which is described below, and terminated the term loan agreement.

On August 1, 2006, certain of the Company’s subsidiaries entered into a credit agreement with HSH Nordbank, as administrative agent for itself and the other lenders named in the credit agreement, which provides a secured credit facility in the maximum principal amount of $500.0 million, subject to certain borrowing limitations (the “HSH Credit Facility”). The total borrowing capacity under this credit facility is based upon a percentage of the appraised values of the properties that the Operating Partnership selects to serve as collateral. On August 1, 2006, the borrowers under the loan documents borrowed approximately $185.0 million under the HSH Credit Facility to repay amounts owed under the Operating Partnership’s then existing term loan and the Credit Facility and to pay certain fees and expenses related to the HSH Credit Facility. The loans under the HSH Credit Facility are secured initially by mortgages or deeds of trust and related assignments and security interests on three properties: 321 North Clark in Chicago, Illinois, Citymark in Dallas, Texas and 1900 and 2000 Alameda in San Mateo, California. The subsidiaries of the Operating Partnership that own such properties are the borrowers under the loan documents. The Operating Partnership has and may continue, at its election, to pledge newly acquired properties as security under the HSH Credit Facility for additional borrowings.

The initial $185.0 million borrowing has a term of ten years and bears interest at a variable rate, as described below. The effective fixed interest rate on such borrowing is 5.8575% as a result of an interest rate swap agreement the Operating Partnership entered into with HSH Nordbank on August 1, 2006. Future borrowings under the HSH Credit Facility must be drawn, if at all, between August 1, 2006 and July 31, 2009, and undrawn amounts will be subject to an unused facility fee of 0.15% per annum on the average daily outstanding undrawn loan amount during this period. For amounts drawn on the HSH Credit Facility after August 1, 2006, the Operating Partnership may select terms of five, seven or 10 years for the applicable borrowings. The outstanding balance of these loans will bear interest at a rate equal to: one-month LIBOR, plus an applicable margin of (1) 0.40% for amounts funded before August 1, 2007 that have 10-year terms, and (2) 0.45% for all other borrowings and maturities. The Operating Partnership is required to purchase interest rate protection prior to borrowing any additional amounts under this facility, the effect of which is to secure it against fluctuations of LIBOR. The loans made under the HSH Credit Facility allow for prepayment, in whole or in part, subject to certain prepayment fees and breakage costs.

In connection with the closing of the HSH Credit Facility, the Operating Partnership provided customary non-recourse carve-out guarantees. Hines REIT also made certain limited guarantees with respect to the payment and performance of (1) specified tenant improvement and leasing commission obligations in the event the properties securing the loan fail to meet certain occupancy requirements and (2) specified major capital repairs with respect to the properties securing the loans.

The HSH Credit Facility provides that an event of default will exist under the agreement if a change in majority ownership or control occurs for the Advisor or Hines, or if the Advisor no longer provides advisory services or manages the day-to-day operations of Hines REIT. The HSH Credit Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. As of December 31, 2006, the Company has complied with all covenants stipulated by the HSH Credit Facility agreement.

On January 23, 2007, the Company borrowed $98.0 million under the HSH Credit Facility. See Note 10 for additional information.

On February 26, 2007, the Company entered into a $190.0 million CAD mortgage loan with Capmark Finance, Inc. in connection with its acquisition of Atrium on Bay. See Note 10 for additional information.

On February 27, 2007, the Company entered into a forward interest rate swap contract with HSH Nordbank with a notional amount of $119.0 million. See Note 10 for additional information.

5.  Distributions

The Company’s board of directors began declaring distributions in November 2004, after it commenced business operations. The Company has declared distributions monthly and aggregated and paid such distributions quarterly. The Company intends to continue this distribution policy for so long its our board of directors decides this policy is in the best interests of its shareholders. The Company has made the following quarterly distributions to its shareholders for the years ended December 31, 2006 and 2005:

Distribution for the Quarter Ended	Date Paid	Total Distribution
	(In thousands)
December 31, 2006	January 16, 2007	$10,954
September 30, 2006	October 13, 2006	$8,754
June 30, 2006	July 14, 2006	$6,145
March 31, 2006	April 13, 2006	$3,987
December 31, 2005	January 13, 2006	$3,001
September 30, 2005	October 14, 2005	$2,009
June 30, 2005	July 15, 2005	$1,092
March 31, 2005	April 7, 2005	$535

6.  Related Party Transactions

Advisory Agreement

Pursuant to the Advisory Agreement, the Company is required to pay the following fees and expense reimbursements:

Acquisition Fees — The Company pays an acquisition fee to the Advisor for services related to the due diligence, selection and acquisition of direct or indirect real estate investments. The acquisition fee is payable following the closing of each acquisition in an amount equal to 0.50% of (i) the purchase price of real estate investments acquired directly by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of the real estate investments held by that entity. The Advisor earned cash acquisition fees totaling approximately $5.6 million, $1.8 million and $388,000 for the years ended December 31, 2006, 2005 and 2004, respectively, which have been recorded as an expense in the accompanying consolidated statements of operations. See discussion of the Participation Interest below.

Asset Management Fees — The Company pays asset management fees to the Advisor for services related to managing, operating, directing and supervising the operations and administration of the Company and its assets. The asset management fee is earned by the Advisor monthly in an amount equal to 0.0625% multiplied by the net equity capital the Company has invested in real estate investments as of the end of the applicable month. The Advisor earned cash asset management fees totaling approximately $3.2 million, $850,000 and $21,000 during the years ended December 31, 2006, 2005 and 2004, respectively, which have been recorded as an expense in the accompanying consolidated statements of operations. See discussion of the Participation Interest below.

Expense Reimbursements — In addition to reimbursement of organizational and offering costs (see Note 2), the Company reimburses the Advisor and its affiliates for certain other expenses incurred in connection with the Company’s administration and ongoing operations. During the year ended December 31, 2004, the Advisor advanced to or made payments on the Company’s behalf totaling $1.0 million.

During the year ended December 31, 2005, the Advisor advanced to or made payments on the Company’s behalf totaling $2.2 million. During that period, the Advisor forgave approximately $1.7 million of amounts previously advanced to the Company to pay these expenses and the Company made repayments totaling $375,000. As of December 31, 2005 (after taking into account the Advisor’s forgiveness referred to above), the Company owed the Advisor approximately $1.0 million for these advances.

For the year ended December 31, 2006, the Advisor had advanced to or made payments on the Company’s behalf totaling $1.6 million and the Company made repayments totaling $2.7 million. No advances were received after June 30, 2006 and no amounts were owed to the Advisor as of December 31, 2006 related to these advances.

Reimbursement by the Advisor to the Company — The Advisor must reimburse the Company quarterly for any amounts by which operating expenses exceed, in any four consecutive fiscal quarters, the greater of (i) 2.0% of the Company’s average invested assets, which consists of the average book value of its real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25.0% of its net income (as defined by the Company’s Amended and Restated Articles of Incorporation), excluding the gain on sale of any of the Company’s assets, unless Hines REIT’s independent directors determine that such excess was justified. Operating expenses generally include all expenses paid or incurred by the Company as determined by generally accepted accounting principles, except certain expenses identified in Hines REIT’s Amended and Restated Articles of Incorporation. For the years ended December 31, 2006 and 2005, no such reimbursements were received by the Company.

Dealer Manager Agreement

The Company has retained HRES, an affiliate of the Advisor, to serve as dealer manager for the Initial Offering and the Current Offering. The dealer manager agreement related to the Initial Offering provided that HRES would earn selling commissions equal to 6.0% of the gross proceeds from sales of common stock sold in the Company’s primary offering and 4.0% of gross proceeds from the sale of shares issued pursuant the Company’s dividend reinvestment plan, all of which was reallowed to participating broker dealers. On May 30, 2006, the Company executed a separate dealer manager agreement for the Current Offering providing that HRES will earn selling commissions equal to 7.0% of the gross proceeds from sales of common stock, all of which is reallowed to participating broker dealers, and will earn no selling commissions related to shares issued pursuant to the dividend reinvestment plan. Both agreements also provide that HRES will earn a dealer manager fee equal to 2.2% of gross proceeds from the sales of common stock other than issuances pursuant to the dividend reinvestment plan, a portion of which may be reallowed to participating broker dealers. HRES earned selling commissions of approximately $34.7 million, $10.5 million and $1.1 million and earned dealer manager fees of approximately $12.5 million, $4.5 million and $439,000 for the years ended December 31, 2006, 2005 and 2004, respectively, which have been offset against additional paid-in capital in the accompanying consolidated condensed statement of shareholders’ equity.

Property Management and Leasing Agreements

The Company has entered into property management and leasing agreements with Hines to manage the leasing and operations of properties in which it directly invests. As compensation for its services, Hines receives the following:

•
A property management fee equal to the lesser of 2.5% of the annual gross revenues received from the properties or the amount of property management fees recoverable from tenants of the property under the leases. The Company incurred property management fees of approximately $1.5 million and $167,000 for the years ended December 31, 2006 and 2005, respectively. These amounts, net of payments, resulted in liabilities of approximately $312,000 and $31,000 as of December 31, 2006 and 2005, respectively, which have been included in the accompanying consolidated balance sheets. The Company incurred no property management fees for the year ended December 31, 2004.

•
A leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and certain construction management and re-development construction management fees, in the event Hines renders such services. The Company incurred leasing, construction management or redevelopment fees of $1.2 million during the year ended December 31, 2006, all of which were repaid by the end of the year. No such fees were incurred during the years ended December 31, 2005 and 2004.

•
The Company generally will be required to reimburse Hines for certain operating costs incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the agreement. However, the reimbursable cost of these off-site personnel and overhead expenses will be limited to the lesser of the amount that is recovered from the tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. The Company incurred reimbursable expenses of approximately $3.5 million and $405,000 for the years ended December 31, 2006 and 2005, respectively. These amounts, net of payments, resulted in liabilities of approximately $498,000 and $100,000 as of December 31, 2006 and 2005, respectively, which have been included in the accompanying consolidated balance sheets. The Company incurred no reimbursable expenses for the year ended December 31, 2004.

The Participation Interest

Pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, HALP owns a profits interest in the Operating Partnership (the “Participation Interest”). The percentage interest in the Operating Partnership attributable to the Participation Interest was 1.28%, 1.23% and 1.38% as of December 31, 2006, 2005 and 2004, respectively. The Participation Interest entitles HALP to receive distributions from the Operating Partnership based upon its percentage interest in the Operating Partnership at the time of distribution.

As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment related to acquisition fees and asset management fees is charged against earnings and recorded as a liability until such time as the Participation Interest is repurchased for cash or converted into common shares of Hines REIT. This liability totaled approximately $11.8 million and $3.0 million as of December 31, 2006 and 2005, respectively, and is included in the participation interest liability in the accompanying consolidated balance sheets. The related expense for asset management and acquisition fees of approximately $8.8 million, $2.6 million and $409,000 for the years ended December 31, 2006, 2005 and 2004, respectively, is included in asset management and acquisition fees in the accompanying consolidated statements of operations.

Acquisition of Interests in the Core Fund

During the years ended December 31, 2006 and 2005, the Company acquired interests in the Core Fund totaling approximately $209.3 million and $99.9 million, respectively (of which $81.5 million and $28.4 million was acquired from affiliates of Hines for the years ended December 31, 2005 and 2004, respectively). The Company acquired the interests from affiliates of Hines at the same price at which the affiliates originally acquired the interests (in the form of limited partnership interests). See further discussion of the Company’s investment in the Core Fund in Note 3.

7.  Changes in Assets and Liabilities

The effect of changes in asset and liability accounts on cash flows from operating activities is as follows (in thousands):

	Year Ended December 31,
	2006	2005	2004
Changes in assets and liabilities:
Increase in other assets	$(166)	$(198)	$(47)
Increase in straight-line rent receivable	(3,146)	(277)	0
Increase in tenant and other receivables	(927)	(808)	0
Additions to deferred lease costs	(2,274)	(691)	0
Increase in accounts payable and accrued expenses	2,258	1,927	113
Increase in participation interest liability	8,779	2,613	409
Increase in other liabilities	(172)	780	0
Increase in due to affiliates	2,711	127	198
Changes in assets and liabilities	$7,063	$3,473	$673

8.  Supplemental Cash Flow Disclosures

Supplemental cash flow disclosures are as follows (in thousands):

	Year Ended December 31,
	2006	2005	2004
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$15,371	$1,965	$—
Supplemental Schedule of Non-CashActivities
Unpaid selling commissions and dealer manager fees	$885	$1,108	$337
Deferred offering costs offset against additional paid-in-capital	$9,613	$1,141	$9,013
Reversal of deferred offering costs offset against additional paid-in-capital	$—	$(5,321)	$—
Distributions declared and unpaid	$11,281	$3,209	$172
Distributions receivable	$5,858	$3,598	$—
Dividends reinvested	$13,509	$2,117	$—
Non-cash net assets acquired upon acquisition of property	$11,036	$1,072	$—
Accrual of deferred offering costs	$—	$1,222	$—
Accrual of deferred financing costs	$185	$—	$—
Assumption of mortgage upon acquisition of property	$88,495	$—	$—
Accrued deferred leasing costs	$15,062	$1,045	$—
Accrued additions to investment property	$163	$—	$—

9.  Commitments and Contingencies

On November 28, 2006, the Company entered into a contract to acquire the Laguna Buildings, a group of six office buildings located in Redmond, Washington. This acquisition was completed on January 3, 2007. See Note 10 for further discussion.

On December 8, 2006, Norwegian Cruise Line (NCL) signed a lease renewal for its space in Airport Corporate Center, an office property located in Miami, Florida. In connection with this renewal, we committed to funding approximately $10.4 million of construction costs related to NCL’s expansion and refurbishment of its space, which will be paid in future periods. This amount has been recorded in accounts payable and accrued expenses in the accompanying consolidated balance sheet as of December 31, 2006.

On December 22, 2006, the Company entered into a contract to acquire Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. This acquisition was completed on February 26, 2007. See Note 10 for further discussion.

On February 27, 2007, the Company entered into a forward interest rate swap contract with HSH Nordbank with a notional amount of $119.0 million. See Note 10 for additional information.

10.  Subsequent Events

On January 3, 2007, the Company acquired six office buildings located in Redmond, Washington (the “Laguna Buildings”). The buildings have an aggregate of approximately 465,000 square feet (unaudited) of rentable area that is 100% leased (unaudited). The contract purchase price of the Laguna Buildings was approximately $118.0 million, exclusive of transaction costs, financing fees and working capital reserves.

On January 23, 2007, the Company borrowed $98.0 million under its HSH Credit Facility. The borrowing was used to repay amounts owed under its existing credit facility with KeyBank. The $98.0 million borrowing is secured by mortgages or deeds of trust and related assignments and security interests on two of its directly owned properties: 3400 Data Drive in Rancho Cordova, California and Watergate Tower IV in Emeryville, California. The subsidiaries that directly own such properties are the borrowers under the loan documents. The borrowing matures on January 12, 2017 and bears interest at a variable rate based on one-month LIBOR plus a margin of 0.40%. The interest rate on such borrowing has been effectively fixed at 5.2505% as a result of an interest rate swap agreement the Company entered into with HSH Nordbank.

On February 26, 2007, the Company acquired Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. Atrium on Bay is comprised of three office towers, a two-story retail mall, and a two-story parking garage. The buildings consist of 1,079,870 square feet (unaudited) of rentable area and are 86% (unaudited) leased to a variety of office and retail tenants. The contract purchase price of Atrium on Bay was approximately $250.0 million CAD (approximately $215.6 million USD as of February 26, 2007), exclusive of transaction costs, financing fees and working capital reserves.

On February 26, 2007, the Company entered into a $190.0 million CAD (approximately $163.9 million USD as of February 26, 2007) mortgage loan with Capmark Finance, Inc. (“Capmark”) in connection with its acquisition of Atrium on Bay. The Capmark loan bears interest at an effective fixed rate of 5.33%, has a 10-year term and is secured by Atrium on Bay. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to Hines REIT.

On February 27, 2007, the Company entered into a forward interest rate swap contract with HSH Nordbank with a notional amount of $119.0 million. The contract, which has an effective date of May 1, 2007 and a 10-year term, was entered into as an economic hedge against the variability of future interest rates on variable interest rate debt. Under the agreement, the Company will pay a fixed rate of 4.955% in exchange for receiving floating interest rate payments based on one-month LIBOR. The Company anticipates that on or about May 1, 2007, it will pay down amounts outstanding under its Revolving Credit Facility with additional borrowings under its HSH Credit Facility. The Company expects that the $119 million borrowing will have an effective fixed interest rate of 5.355% as a result of this swap agreement and will be secured by mortgages or deeds of trust and related assignments and security interests on the Daytona and Laguna Buildings.

On March 27, 2007, the Company entered into a contract to acquire Seattle Design Center, a mixed-use office and retail complex located near the central business district of Seattle, Washington. Seattle Design Center is comprised of a two-story building and a five-story building with an underground parking garage. The buildings consist of 390,684 square feet (unaudited) of rentable area and are 90% (unaudited) leased to a variety of office and retail tenants. The contract purchase price of Seattle Design Center is approximately $57.0 million, exclusive of transaction costs, financing fees and working capital reserves and the acquisition is expected to close on or about June 22, 2007.

On March 29, 2007, an affiliate of Hines entered into a contract (the “Purchase Agreement”) to acquire a portfolio of office buildings in Sacramento, California (the “Sacramento Properties”) on behalf of an indirect subsidiary of the Core Fund, as well as acquire certain other properties on behalf of another affiliate of Hines. The Sacramento Properties consist of approximately 1.4 million square feet (unaudited) and are located in and around the Sacramento metropolitan area. The contract purchase price of the Sacramento Properties is expected to be approximately $490.2 million, exclusive of transaction costs, financing fees and working capital reserves, and the transaction is expected to close on or about May 1, 2007. Additionally, the indirect subsidiary of the Core Fund has entered into an unconditional guaranty to pay a termination fee in the amount of approximately $49.0 million in the event that the acquisition of any of the properties subject to the Purchase Agreement does not close (including the failure to purchase any of the properties to be acquired by the other affiliate of Hines). There are no financing or due diligence conditions to the closing of this transaction.

11.  Quarterly Financial data (unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2006:

					For the
	For the Quarter Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2006	2006	2006	2006	2006
	(In thousands, except per share data)
Revenues	$8,394	$16,494	$18,667	$20,375	$63,930
Equity in losses of Hines-Sumisei U.S. Core Office Fund, L.P.	$(101)	$(812)	$(926)	$(1,452)	$(3,291)
Net loss	$(4,536)	$(8,422)	$(14,511)	$(11,021)	$(38,490)
Loss per common share:
Basic and diluted	$(0.17)	$(0.21)	$(0.26)	$(0.16)	$(0.79)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2005:

					For the
	For the Quarter Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2005	2005	2005	2005	2005
	(In thousands, except per share data)
Revenues	$—	$48	$2,073	$4,126	$6,247
Equity in earnings (losses) of Hines-Sumisei U.S. Core Office Fund, L.P.	$(29)	$45	$(76)	$(771)	$(831)
Net loss	$(2,237)	$(1,896)	$5,258	$(2,882)	$(1,757)
Loss per common share:
Basic and diluted	$(0.62)	$(0.24)	$0.40	$(0.22)	$(0.16)

* * * * *

Hines Real Estate Investment Trust, Inc.

Schedule III — Real Estate Assets and Accumulated Depreciation
December 31, 2006

						Costs	Gross Amount at Which Carried							Life on Which
			Initial Cost			Capitalized	at 12/31/2006							Depreciation is
Description		Encumbrances		Buildings and		Subsequent to		Buildings and		Accumulated	Date of		Date	Computed
(a)	Location	(b)	Land	Improvements	Total	Acquisition	Land	Improvements	Total	Depreciation	Construction		Acquired	(c)
	(In thousands)
321 North Clark	Chicago, Illinois	$136,632	$27,896	$217,330	$245,226	$198	$27,896	$217,528	$245,424	$(7,866)	1987		April-06	0 to 40 years
Citymark	Dallas, Texas	15,303	6,796	18,667	25,463	(565)	6,796	18,102	24,898	(4,376)	1987		August-05	0 to 40 years
Watergate Tower IV	Emeryville, California	—	31,280	113,527	144,807	0	31,280	113,527	144,807	(361)	2001		December-06	0 to 40 years
Airport Corporate Center	Miami, Florida	89,233	44,292	112,884	157,176	411	44,292	113,295	157,587	(6,833)	1982-1996	(d)	January-06	0 to 40 years
3400 Data Drive	Rancho Cordova, California	—	4,514	28,452	32,966	0	4,514	28,452	32,966	(184)	1990		November-06	0 to 40 years
Daytona Buildings	Redmond, Washington	—	19,204	76,181	95,385	0	19,204	76,181	95,385	(140)	2002		December-06	0 to 40 years
1515 S Street	Sacramento, California	45,000	13,099	61,753	74,852	236	13,099	61,989	75,088	(2,801)	1987		November-05	0 to 40 years
1900 and 2000 Alameda	San Mateo, California	33,065	18,522	28,023	46,545	90	18,522	28,113	46,635	(1,900)	1971,1983		June-05	0 to 40 years
Total		$319,233	$165,603	$656,817	$822,420	$370	$165,603	$657,187	$822,790	$(24,461)
__________

(a)	All assets are institutional-quality office properties.

(b)	In addition to its mortgage debt, the Company had debt of $162.0 million outstanding as of December 31, 2006 on its revolving line of credit.

(c)
Real estate assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, tenant inducements and lease intangibles are amortized over the respective lease term. Building improvements are depreciated over 5-25 years and buildings are depreciated over 40 years.

(d)	Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land development site.

The changes in total real estate assets for the years ended December 31 (in thousands):

	2006	2005
Gross real estate assets
Balance, beginning of period	$146,907	$—
Additions during the period:
Acquisitions	675,560	146,859
Other	1,533	48
Deductions during the period:	—	—
Fully-depreciated assets	(1,210)	—
Ending Balance	$822,790	$146,907

Accumulated Depreciation
Balance, beginning of period	$(3,330)	$—
Depreciation	(22,341)	(3,330)
Fully-depreciated assets	1,210	—
Ending Balance	$(24,461)	$(3,330)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intentionally omitted. See Section P. "Experts" and Section T. "Financial Statements" in Post-Effective Amendment No. 10 dated April 14, 2008 to our prospectus dated April 30, 2007.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

 CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005

	2006	2005
	(In thousands)
ASSETS
Investment property — at cost:
Buildings and improvements — net	$1,606,064	$770,178
In-place leases — net	413,021	277,568
Land	501,193	334,747
Total investment property	2,520,278	1,382,493
Cash and cash equivalents	67,557	42,044
Restricted cash	8,449	2,137
Straight-line rent receivable	43,336	27,000
Tenant and other receivables	6,021	5,002
Deferred financing costs — net	18,917	21,358
Deferred leasing costs — net	64,476	52,148
Acquired above-market leases — net	155,298	160,330
Prepaid expenses and other assets	8,530	7,128
TOTAL ASSETS	$2,892,862	$1,699,640

LIABILITIES AND PARTNERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$67,633	$48,119
Due to affiliates	4,160	2,440
Straight-line rent payable	1,506	319
Acquired below-market leases — net	35,839	18,970
Acquired above-market ground leases — net	4,731	—
Other liabilities	14,487	15,062
Distributions payable	17,218	13,960
Dividends and distributions payable to minority interest holders	11,674	7,256
Notes payable — net	1,571,290	915,030
Total liabilities	1,728,538	1,021,156
Commitments and contingencies Minority interest	341,667	260,929
Partners’ equity	822,657	417,555
TOTAL LIABILITIES AND PARTNERS’ EQUITY	$2,892,862	$1,699,640

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

 CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004
	(In thousands)
Revenues:
Rental revenues	$263,462	$190,686	$136,811
Other revenues	16,454	9,991	8,573
Total revenues	279,916	200,677	145,384
Expenses:
Depreciation and amortization	87,731	58,219	43,618
Property operating expenses	67,066	46,558	25,635
Real property taxes	49,100	37,213	21,634
Property management fees	5,839	3,912	2,406
General and administrative	6,640	4,847	5,495
Total expenses	216,376	150,749	98,788
Income before interest income, interest expense, and income allocated to minority interests	63,540	49,928	46,596
Interest income	1,879	928	347
Interest expense	(68,260)	(47,273)	(30,349)
Income allocated to minority interests	(7,073)	(6,660)	(10,737)
Net (loss) income	$(9,914)	$(3,077)	$5,857

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

 CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	Managing General Partner	Other Partners	Total
	(In thousands)
BALANCE — January 1, 2004	$(21)	$(2,101)	$(2,122)
Contributions from partners	285	364,730	365,015
Distributions to partners	(31)	(22,264)	(22,295)
Net income	9	5,848	5,857
Redemption of partnership interests	(5)	(85,127)	(85,132)
Adjustment for basis difference	(1,555)	—	(1,555)
BALANCE — December 31, 2004	(1,318)	261,086	259,768
Contributions from partners	207	199,060	199,267
Distributions to partners	(58)	(39,824)	(39,882)
Net loss	(3)	(3,074)	(3,077)
Adjustment for basis difference	1,479	—	1,479
BALANCE — December 31, 2005	307	417,248	417,555
Contributions from partners	456	469,984	470,440
Distributions to partners	(56)	(55,368)	(55,424)
Net loss	(10)	(9,904)	(9,914)
BALANCE — December 31, 2006	$697	$821,960	$822,657

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

 CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(9,914)	$(3,077)	$5,857
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	95,163	64,152	46,066
Amortization of out-of-market leases — net	15,204	16,233	10,824
Minority interest in earnings of consolidated entities	7,073	6,660	10,737
Changes in assets and liabilities:
(Increase) decrease in tenant and other receivables	(1,398)	(2,909)	786
Increase in straight-line rent receivable	(16,336)	(15,522)	(8,598)
Additions to deferred leasing costs	(24,931)	(22,154)	(12,226)
Decrease in prepaid expenses and other assets	(842)	(109)	(1,053)
Increase in accounts payable and accrued expenses	8,903	16,361	5,900
Increase (decrease) in due to affiliates	808	(2,025)	2,359
Increase in straight-line rent payable	1,187	192	128
(Decrease) increase in other liabilities	(5,038)	(10,901)	18,549
Net cash provided by operating activities	69,879	46,901	79,329
CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in investment property	(1,066,558)	(348,117)	(589,863)
(Increase) decrease in restricted cash	(6,311)	11,002	(2,561)
Decrease (increase) in acquired out-of-market leases	11,812	(16,092)	(137,595)
Increase in other assets	—	(6,000)	—
Net cash used in investing activities	(1,061,057)	(359,207)	(730,019)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from partners	470,440	180,430	320,962
Contributions from minority interest holders	113,381	23,309	191,981
Distributions to partners	(52,166)	(33,000)	(15,217)
Dividends to minority interest holders	(35,298)	(30,479)	(32,445)
Redemption to partners	—	—	(85,132)
Redemptions to minority interests	—	—	(20,000)
Proceeds from notes payable	1,060,145	346,140	436,340
Repayments of notes payable	(537,945)	(170,843)	(95,512)
Increase (decrease) in security deposit liabilities	82	(1,801)	4,014
Additions to deferred financing costs	(1,948)	(2,002)	(18,272)
Net cash provided by financing activities	1,016,691	311,754	686,719
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	25,513	(552)	36,029
CASH AND CASH EQUIVALENTS — Beginning of year	42,044	42,596	6,567
CASH AND CASH EQUIVALENTS — End of year	$67,557	$42,044	$42,596

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005, AND FOR EACH OF THE
THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2006

1.  ORGANIZATION

Hines-Sumisei U.S. Core Office Fund, L.P. and consolidated subsidiaries (the “Fund”) was organized in August 2003 as a Delaware limited partnership by affiliates of Hines Interests Limited Partnership (“Hines”) for the purpose of investing in existing office properties (“Properties”) in the United States. The Fund’s third-party investors are primarily U.S. and foreign institutional investors. The managing general partner is Hines U.S. Core Office Capital LLC (“Capital”), an affiliate of Hines.

As of December 31, 2006, the Fund owned indirect interests in office properties as follows:

Property	City	Effective Ownership by the Fund December 31, 2006(1)
One Atlantic Center	Atlanta, Georgia	91.0%
Three First National Plaza	Chicago, Illinois	72.8
333 West Wacker	Chicago, Illinois	72.6
One Shell Plaza	Houston, Texas	45.5
Two Shell Plaza	Houston, Texas	45.5
425 Lexington Avenue	New York, New York	40.6
499 Park Avenue	New York, New York	40.6
600 Lexington Avenue	New York, New York	40.6
Riverfront Plaza	Richmond, Virginia	91.0
525 B Street	San Diego, California	91.0
The KPMG Building	San Francisco, California	91.0
101 Second Street	San Francisco, California	91.0
720 Olive Way	Seattle, Washington	72.6
1200 Nineteenth Street	Washington, D.C.	40.6
Warner Center	Woodland Hills, California	72.6
__________

(1)
This percentage shows the Fund’s effective ownership interests in the applicable operating companies (“Companies”) that own the Properties. The Fund holds an indirect ownership interest in the Companies through its investments in (1) Hines-Sumisei NY Core Office Trust (“NY Trust”) (40.60% at December 31, 2006) and (2) Hines-Sumisei U.S. Core Office Trust (“Core Office Trust”) (99.75% at December 31, 2006).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The consolidated financial statements include the accounts of the Fund, as well as the accounts of entities over which the Fund exercises financial and operating control and the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

The Fund evaluates the need to consolidate joint ventures based on standards set forth in Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46R, Consolidation of Variable Interest Entities, and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments in Real Estate Ventures, as amended by Emerging Issues Task Force Issue No. 04-5, Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. In accordance with this accounting literature, the Fund will consolidate joint ventures that are determined to be variable interest entities for which it is the primary beneficiary. The Fund will also consolidate joint ventures that are not determined to be variable interest entities, but for which it exercises significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing. As of December 31, 2006, the Fund has no unconsolidated interests in joint ventures.

Investment Property — Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 5 to 10 years for furniture and fixtures, 5 to 20 years for electrical and mechanical installations, and 40 years for buildings. Major replacements where the betterment extends the useful life of the assets are capitalized. Maintenance and repair items are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2006 and 2005, management believes no such impairment has occurred.

Acquisitions of properties are accounted for utilizing the purchase method, and accordingly, the results of operations of acquired properties are included in the Fund’s results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment, asset retirement obligations, assumed mortgage notes payable, and identifiable intangible assets and liabilities, such as amounts related to in-place leases, acquired above- and below-market leases, acquired above- and below-market ground leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs the Fund would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Fund evaluates the time period over which such occupancy levels would be achieved and includes an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized to amortization expense over the remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rent revenue over the remaining noncancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense, and the unamortized portion of out-of-market lease value is charged to rental revenue.

Acquired above- and below-market ground lease values are recorded based on the difference between the present value (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases. The capitalized above- and below-market lease values are amortized as adjustments to ground lease expense over the lease term.

Cash and Cash Equivalents — The Fund defines cash and cash equivalents as cash on hand and investment instruments with original maturities of three months or less.

Restricted Cash — At December 31, 2006 and 2005, restricted cash consists of tenant security deposits and escrow deposits held by lenders for property taxes, tenant improvements and leasing commissions. Substantially all restricted cash is invested in demand or short-term instruments.

Deferred Financing Costs — Deferred financing costs consist of direct costs incurred in obtaining the notes payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the years ended December 31, 2006, 2005, and 2004, $4.4 million, $4.2 million, and $2.4 million, respectively, was amortized into interest expense. Deferred financing costs are shown at cost in the consolidated balance sheets, net of accumulated amortization of $10.3 million and $5.9 million at December 31, 2006 and 2005, respectively.

Deferred Leasing Costs — Direct leasing costs, primarily third-party leasing commissions and tenant incentives, are capitalized and amortized over the life of the related lease. Tenant incentive amortization was $2.9 million, $1.8 million, and $0 for the years ended December 31, 2006, 2005, and 2004, respectively, and was recorded as an offset to rental revenue. Amortization expense related to other direct leasing costs for the years ended December 31, 2006, 2005, and 2004, was $2.1 million, $1.4 million, and $0.3 million, respectively. Deferred leasing costs are shown at cost in the consolidated balance sheets, net of accumulated amortization of $8.4 million and $3.5 million at December 31, 2006 and 2005, respectively.

Revenue Recognition — The Fund recognizes rental revenue on a straight-line basis over the life of the lease, including the effect of rent holidays, if any. Straight-line rent receivable included in the accompanying consolidated balance sheets consists of the difference between the tenants’ rent calculated on a straight-line basis from the date of acquisition or lease commencement over the remaining term of the related leases and the tenants’ actual rent due under the leases.

Revenues relating to lease termination fees are recognized at the time a tenant’s right to occupy the space is terminated and when the Fund has satisfied all obligations under the lease agreement. For the years ended December 31, 2006, 2005, and 2004, the Fund recorded $1.2 million, $22,000, and $13.2 million, respectively, in rental revenue relating to lease termination fees.

Other revenues consist primarily of parking revenue and tenant reimbursements. Parking revenue represents amounts generated from contractual and transient parking and is recognized in accordance with contractual terms or as services are rendered. Other revenues relating to tenant reimbursements are recognized in the period that the expense is incurred.

Income Taxes — No provision for income taxes is made in the accounts of the Fund since such taxes are liabilities of the partners and depend upon their respective tax situations.

In May 2006, the State of Texas enacted legislation that replaces the current franchise tax with a new “margin tax,” which is effective for tax reports due on or after January 1, 2008, and which will compute the tax based on business done in calendar years beginning after December 31, 2006. The new legislation expands the number of entities covered by the current Texas franchise tax and specifically includes limited partnerships as subject to the new margin tax. Currently, the Fund owns an indirect interest in two properties located in Texas, and as a consequence, the new margin tax will result in income tax expense in future years.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Reclassifications — Certain reclassifications have been made to amounts in the 2005 and 2004 consolidated financial statements to be consistent with the 2006 presentation, which includes the reclassification of amounts due to affiliates to be disclosed separately from accounts payable and accrued expenses in the consolidated balance sheets and within cash flows from operating activities in the consolidated statements of cash flows.

Concentration of Credit Risk — At December 31, 2006, the Fund had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit with financial institutions. Management regularly monitors the financial stability of these financial institutions and believes that the Fund is not exposed to any significant credit risk in cash or cash equivalents or restricted cash.

Recent Accounting Pronouncements — In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires we recognize in our financial statements the impact of a tax position, if the position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 is effective for fiscal years beginning after December 15, 2006. Management has assessed the potential impact of FIN 48 and does not anticipate the adoption will have a material impact on the Fund’s financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement that should be determined based on assumptions market participants would use in pricing an asset or liability. Management will be required to disclose the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management does not anticipate the adoption of this statement will have a material impact on the Fund’s financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for fiscal years beginning after November 15, 2007. Management has not decided if it will early adopt SFAS No. 159 or if it will choose to measure any eligible financial assets and liabilities at fair value.

3.  REAL ESTATE INVESTMENTS

At December 31, 2006, the Fund indirectly owned interests in properties as follows:

Property	City	Acquisition Date	Leasable Square Feet	% Leased
			(Unaudited)	(Unaudited)
One Atlantic Center	Atlanta, Georgia	July 2006	1,100,312	82%
Three First National Plaza	Chicago, Illinois	March 2005	1,419,079	92
333 West Wacker	Chicago, Illinois	April 2006	845,247	90
One Shell Plaza	Houston, Texas	May 2004	1,228,160	97
Two Shell Plaza	Houston, Texas	May 2004	566,960	94
425 Lexington Avenue	New York, New York	August 2003	700,034	100
499 Park Avenue	New York, New York	August 2003	288,184	100
600 Lexington Avenue	New York, New York	February 2004	281,072	100
Riverfront Plaza	Richmond, Virginia	November 2006	949,873	99
525 B Street	San Diego, California	August 2005	447,159	89
The KPMG Building	San Francisco, California	September 2004	379,328	96
101 Second Street	San Francisco, California	September 2004	388,370	99
720 Olive Way	Seattle, Washington	January 2006	300,710	82
1200 Nineteenth Street	Washington, D.C.	August 2003	234,718	100
Warner Center	Woodland Hills, California	October 2006	808,274	98
			9,937,480

As of December 31, 2006, cost and accumulated depreciation and amortization related to investments in real estate assets and related lease intangibles were as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases	Acquired Above-Market Ground Leases
Cost	$1,666,784	$531,218	$211,179	$50,876	$4,787
Less: accumulated depreciation and amortization	(60,720)	(118,197)	(55,881)	(15,037)	(56)
Net	$1,606,064	$413,021	$155,298	$35,839	$4,731

As of December 31, 2005, cost and accumulated depreciation and amortization related to investments in real estate assets and related lease intangibles were as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$801,611	$352,872	$197,839	$28,660
Less: accumulated depreciation and amortization	(31,433)	(75,304)	(37,509)	(9,690)
Net	$770,178	$277,568	$160,330	$18,970

Amortization expense was $56.3 million, $38.9 million, and $32.5 million for in-place leases for the years ended December 31, 2006, 2005, and 2004, respectively. Amortization of out-of-market leases, net, was $15.3 million, $16.2 million, and $10.8 million for the years ended December 31, 2006, 2005, and 2004, respectively. Amortization of above-market ground leases was approximately $56,000 for the year ended December 31, 2006, and $0 for the years ended December 31, 2005 and 2004. The weighted-average lease life of in-place and out-of-market leases was eight years at December 31, 2006.

Anticipated amortization of in-place leases, out-of-market leases, net, and above-market ground leases for the next five years is as follows (in thousands):

Years Ending December 31	In-Place Leases	Out-of-Market Leases — Net	Above-Market Ground Leases
2007	$67,001	$14,386	$120
2008	60,791	15,627	120
2009	52,873	16,235	120
2010	46,773	15,328	120
2011	41,986	13,954	120

4.  NOTES PAYABLE

The Fund’s notes payable at December 31, 2006 and 2005, consist of the following (in thousands):

Description	Interest Rate as of December 31, 2006	Maturity Date	Outstanding Principal Balance at December 31, 2006	Outstanding Principal Balance at December 31, 2005
MORTGAGE DEBT
SECURED NONRECOURSE FIXED RATE MORTGAGE
LOANS:
Bank of America/Connecticut General
Life Insurance:
425 Lexington Avenue, 499 Park Avenue, 1200 Nineteenth Street
Note A1	4.7752%	9/01/2013	$160,000	$160,000
Note A2	4.7752	9/01/2013	104,600	104,600
Note B	4.9754	9/01/2013	51,805	51,805
Prudential Financial, Inc. — 600 Lexington Avenue	5.74	3/01/2014	49,850	49,850
Prudential Mortgage Capital Company Note A — One Shell Plaza/Two Shell Plaza	4.64	6/01/2014	131,963	131,963
Prudential Mortgage Capital Company Note B — One Shell Plaza/Two Shell Plaza	5.29	6/01/2014	63,537	63,537
Nippon Life Insurance Companies — The KPMG Building	5.13	9/20/2014	80,000	80,000
Nippon Life Insurance Companies — 101 Second Street	5.13	4/19/2010	75,000	75,000
The Northwestern Mutual Life Insurance Company — Three First National Plaza	4.67	4/01/2012	126,900	126,900
NLI Properties East, Inc. — 525 B Street	4.69	8/07/2012	52,000	52,000
Prudential Insurance Company of America — 720 Olive Way	5.32	2/1/2016	42,400	—
Prudential Insurance Company of America — 333 West Wacker	5.66	5/1/2016	124,000	—
Prudential Insurance Company of America — One Atlantic Center	6.10	8/1/2016	168,500	—
Bank of America, N.A. — Warner Center	5.628	10/2/2016	174,000	—
Metropolitan Life Insurance Company — Riverfront Plaza	5.20	6/1/2012	135,900	—
			1,540,455	895,655
SECURED NONRECOURSE VARIABLE RATE MEZZANINE LOANS — The Northwestern Mutual Life Insurance Company — Three First National Plaza	6.33%	4/01/2010	14,100	14,100
REVOLVING CREDIT FACILITIES Key Bank National Association — NY Core Office Trust	6.95% weighted avg.	1/28/2008	18,575	5,275
Total			$1,573,130	$915,030

Substantially all the mortgage notes described above require monthly interest-only payments, and prepayment of principal balance is permitted with payment of a premium. Each mortgage note is secured by a mortgage on the related property, the leases on the related property, and the security interest in personal property located on the related property.

Revolving Credit Facilities

Key Bank National Association — NY Core Office Trust — On January 28, 2005, and as amended July 13, 2006, Hines-Sumisei NY Core Office Trust (“NY Trust”), a subsidiary of the Fund, entered into an agreement with Key Bank National Association for a $30.0 million revolving line of credit (“Key Bank Agreement 1”). The Key Bank Agreement 1 allows for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 150 to 200 basis points based on a prescribed leverage ratio calculated for NY Trust. Payments of interest are due monthly. NY Trust may extend the maturity date for two successive 12-month periods. NY Trust may prepay the note at any time with three business days’ notice.

Key Bank National Association — U.S. Core Office Properties — On August 31, 2005, and as amended November 8, 2006, Hines-Sumisei U.S. Core Office Properties LP (“Core Office Properties”), a subsidiary of the Fund, entered into an agreement with Key Bank National Association for a $175.0 million revolving line of credit (“Key Bank Agreement 2”) with an accordion to $300.0 million. The Key Bank Agreement 2 allows for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on a prescribed leverage ratio calculated for Core Office Properties, which ratio under the Key Bank Agreement 2 takes into account Core Office Properties’ effective ownership interest in the debt and certain allowable assets of entities in which Core Office Properties directly and indirectly invests. Payments of interest are due monthly, and all outstanding principal and unpaid interest is due on October 31, 2009. Core Office Properties may extend the maturity date for two successive 12-month periods. Core Office Properties may prepay the note at any time with three business days’ notice. There was no outstanding principal balance on this revolving line of credit at December 31, 2006.

As of December 31, 2006, the scheduled principal payments on notes payable are due as follows (in thousands):

Years Ending December 31
2007	$—
2008	18,575
2009	1,466
2010	92,139
2011	3,189
Thereafter	1,457,761
1,573,130
Unamortized discount	(1,840)
Total	$1,571,290

All of the notes described above contain both affirmative and negative covenants. Management believes that the Fund was in compliance with such covenants at December 31, 2006.

5.  RENTAL REVENUES

The Fund has entered into noncancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space.

As of December 31, 2006, the approximate fixed future minimum rentals in various years through 2029 (excluding rentals from month-to-month leases) are as follows:

Years Ending December 31	Fixed Future Minimum Rentals
2007	$243,718
2008	233,152
2009	228,546
2010	217,327
2011	207,206
Thereafter	876,941

Of the total rental revenue for the year ended December 31, 2006, approximately:

•	36% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027, and

•	11% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015.

The tenant leases generally provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses. The Properties’ tenant leases have remaining terms of up to 23 years and generally include tenant renewal options that can extend the lease terms.

6.  GOVERNING AGREEMENTS AND INVESTOR RIGHTS

Governance of the Fund — The Fund is governed by the Partnership Agreement, as amended and restated on September 1, 2006. The term of the Fund shall continue until the Fund is dissolved pursuant to the provisions of the Partnership Agreement.

Management — Capital, as managing general partner, manages the day-to-day affairs of the Fund. The managing general partner has the power to direct the management, operation, and policies of the Fund subject to oversight of a management board. A subsidiary of Hines Real Estate Investment Trust, Inc. holds a non-managing general partner interest in the Fund. The Fund is required to obtain approval from the non-managing general partner for certain significant actions specified in the Partnership Agreement. Hines provides advisory services to the Fund pursuant to an advisory agreement.

Governance — The managing general partner is subject to the oversight of a seven-member management board and certain approval rights of the Non-Managing General Partner, the Advisory Committee, and the Limited Partners. The approval of the management board is required for acquiring and disposing of investments, incurring indebtedness, undertaking offerings of equity interests in the Fund, approving annual budgets, and other major decisions as outlined in the Partnership Agreement.

Contributions — A new investor entering the Fund generally acquires units of limited partnership interest pursuant to a subscription agreement under which the investor agrees to contribute a specified amount of capital to the Fund in exchange for units (“Capital Commitment”). A Capital Commitment may be funded and units may be issued in installments; however, the new investor is admitted to the Fund as a limited partner upon payment for the first units issued to the investor. Additional cash contributions for any unfunded commitments are required upon direction by the managing general partner.

Distributions — Cash distributions will be made to the partners of record as of the applicable record dates, not less frequently than quarterly, in proportion to their ownership interests.

Allocation of Profits/Losses — All profits and losses for any fiscal year shall be allocated pro rata among the partners in proportion to their ownership interests. All profit and loss allocations are subject to the special and curative allocations as provided in the Partnership Agreement.

Fees — Unaffiliated limited partners, as defined in the Partnership Agreement, of the Fund pay acquisition and asset management fees to the managing general partner or its designees. These fees are deducted from distributions otherwise payable to a partner and are in addition to, rather than a reduction of, the Capital Commitment of the partner. During the Fund’s initial investment period, which ended on February 2, 2007, these fees were paid 100% in cash. After the initial investment period, they will be paid 50% in cash and 50% in the form of a profits interest intended to approximate Capital having reinvested such 50% of the fees in Partnership units at current unit value.

Redemptions — Beginning with the fiscal year ending after the later of (1) February 2, 2007, or (2) one year after acquisition of such interest, a partner may request redemption of all or a portion of its interest in the Fund at a price equal to the interest’s value based on the net asset value of the Fund at the time of redemption. The Fund will attempt to redeem up to 10%, in the aggregate, of the outstanding interests in the Fund, Core Office Trust, and Core Office Properties during any calendar year, provided that the Fund will not redeem any interests if the managing general partner determines that such redemption would result in any real estate investment trust (“REIT”) in which the Fund has an interest ceasing to qualify as a domestically controlled REIT for U.S. income tax purposes.

Debt — The Fund, through its subsidiaries, may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (1) 65% debt-to-value limitation for each property and (2) 50% aggregate debt-to-value limitation for all Fund assets, excluding in both cases assets held by NY Trust. However, the Fund may exceed the 50% aggregate limitation in (2) above if the managing general partner determines it is advisable to do so as long as the managing general partner makes a reasonable determination that the excess indebtedness will be repaid within one year of its incurrence. NY Trust has a 55% debt-to-value limitation at the time any such indebtedness is incurred. In addition, the Fund, through its subsidiaries, may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, as long as no assets of the Fund are pledged to secure such indebtedness.

Rights of General Motors Investment Management Corporation — The Second Amended and Restated Investor Rights Agreement among Hines, the Fund, Core Office Properties, NY Trust, Hines Shell Plaza Partners LP (“Shell Plaza Partners”), Hines Three First National Partners LP (“TFN Partners”), Hines 720 Olive Way Partners LP (“720 Olive Way Partners”), Hines 333 West Wacker Partners LP (“333 West Wacker Partners”), Hines Warner Center Partners LP (“Warner Center Partners”), General Motors Investment Management Corporation (“GMIMC”) and a number of institutional investors advised by GMIMC (each an “Institutional Co-Investor” and collectively, the “Institutional Co-Investors”), dated October 12, 2005, provides GMIMC with certain co-investment rights with respect to the Fund’s investments. As of December 31, 2006, the Institutional Co-Investors co-invest with the Fund in 10 of the Fund’s Properties, owning effective interests in the Properties as follows:

Property	Institutional Co-Investors’ Effective Interest
425 Lexington Ave, 499 Park Ave, 1200 Nineteenth St, 600 Lexington Ave	57.89%
One Shell Plaza, Two Shell Plaza	49.50
Three First National Plaza	19.80
720 Olive Way	20.00
333 West Wacker	20.00
Warner Center	20.00

Co-Investment Rights — GMIMC, on behalf of one or more funds it advises, has the right to co-invest with the Fund in connection with each investment made by the Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment.

GMIMC also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of any co-investment capital sought by the Fund from third-party investors for a prospective investment. In order to exercise such third-party co-investment right, GMIMC must invest at least 50% of the equity to be invested from sources other than the Fund.

If the owner of an investment desires to contribute the investment to the Fund and receive interests in the Fund or a subsidiary of the Fund on a tax-deferred basis, GMIMC has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

Redemption Rights — For each asset in which the Institutional Co-Investors acquire interests pursuant to GMIMC’s co-investment rights, the Fund must establish a three-year period ending no later than the 12th anniversary of the date such asset is acquired, unless GMIMC elects to extend it, during which the entity through which the Institutional Co-Investors make their investments will redeem or acquire such Institutional Co-Investors’ interest in such entity at a price based on the net asset value of such entity at the time of redemption date.

Buy/Sell Rights — GMIMC, on behalf of the Institutional Co-Investors having an interest in NY Trust, Shell Plaza Partners, TFN Partners, 720 Olive Way Partners, 333 Wacker Partners, Warner Center Partners and any other entity through which a co-investment is made (each, a “Co-Investment Entity”), on the one hand, and the Fund, on the other hand, have the right to initiate at any time the purchase and sale of any property in which any Institutional Co-Investor has an interest (the “Buy/Sell”). A Buy/Sell is triggered by either party delivering a written notice to the other party that identifies the property and states the value the tendering party assigns to such property (the “Stated Value”). The recipient may elect by written notice to be the buyer or seller with respect to such property or, in the absence of a written response, will be deemed to have elected to be a seller. If the property that is the subject of the Buy/Sell is owned by a Co-Investment Entity that owns more than one property, then such Co-Investment Entity will sell the property to the party determined to be the buyer pursuant to the Buy/Sell notice procedure for the Stated Value, and the proceeds of the sale will be distributed in accordance with the applicable provisions of the constituent documents of the Co-Investment Entity. If the property in question is the only property owned by a Co-Investment Entity, then the party determined to be the buyer pursuant to the Buy/Sell notice procedure will acquire the interest of the selling party in the Co-Investment Entity for an amount equal to the amount that would be distributed to the selling party if the property were sold for the Stated Value and the proceeds distributed in accordance with the applicable provisions of the constituent documents of the Co-Investment Entity. For this purpose, the Shell Buildings and Warner Center are each considered to be a single property.

Rights of IK Funds — As of December 31, 2006, IK US Portfolio Invest GmbH & Co. KG (“IK Fund I”), a limited partnership established under the laws of Germany, owned 73,106 units of limited partner interest in Core Office Properties and also had an unfunded commitment to invest an additional $40.8 million to Core Office Properties. Additionally, IK US Portfolio Invest Zwei GmbH & Co. KG (“IK Fund II”) and IK US Portfolio Invest Drei GmbH & Co. KG (“IK Fund III”), each a limited partnership established under the laws of Germany (collectively with IK Fund I, the “IK Funds”), have made a commitment to contribute up to an additional $200.0 million to Core Office Properties, which is conditioned on IK Fund II and IK Fund III raising sufficient equity capital to fund such commitment. The IK Funds have the right to require Core Office Properties to redeem, at a price based on the net asset value of Core Office Properties as of the date of redemption, all or any portion of its interest, subject to a maximum redemption amount of $150.0 million for IK Fund II and IK Fund III, as of the following dates:

IK Fund	Redemption Date
IK Fund I	December 31, 2014
IK Fund II	December 31, 2016
IK Fund III	December 31, 2017

Any remaining interest not redeemed due to the maximum limitation will be redeemed in the subsequent year or years according to the Partnership Agreement’s redemption policy as described above. The Fund is obligated to provide Core Office Properties with sufficient funds to fulfill this priority redemption right, to the extent sufficient funds are otherwise not available to Core Office Properties. An IK Fund is not entitled to participate in the redemption rights available to Core Office Properties investors prior to such IK Funds’ redemption date.

7.  RELATED-PARTY TRANSACTIONS

The Companies have entered into management agreements with Hines, a related party, to manage the operations of the Properties. As compensation for its services, Hines receives the following:

•
A property management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or a specific percentage of the gross revenues of the specific Property. The Fund incurred management fees of $5.8 million, $3.9 million, and $2.4 million for the years ended December 31, 2006, 2005, and 2004, respectively.

•
Reimbursement for salaries and wages of its on-site personnel. Salary and wage reimbursements of its on-site property personnel incurred by the Fund for the years ended December 31, 2006, 2005, and 2004, were $10.6 million, $7.8 million, and $4.2 million, respectively.

•
Reimbursement for various direct services performed off site that are limited to the amount that is recovered from tenants under their leases and usually will not exceed in any calendar year a per-rentable-square-foot limitation. In certain instances, the per-rentable-square-foot limitation may be exceeded, with the excess offset against property management fees received. This per-rentable-square-foot limitation was approximately $0.23, $0.21, and $0.21 for 2006, 2005, and 2004, respectively, increasing on January 1 of each subsequent year based on changes in the consumer price index. For the years ended December 31, 2006, 2005, and 2004, reimbursable services incurred by the Fund were $1.7 million, $2.6 million, and $0.5 million, respectively.

•
Leasing commissions equal to 1.5% of gross revenues payable over the term of each executed lease, including any lease amendment, renewal, expansion, or similar event. Leasing commissions of $3.5 million, $2.9 million, and $2.9 million were incurred by the Fund during the years ended December 31, 2006, 2005, and 2004, respectively.

•
Construction management fees equal to 2.5% of the total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services. Construction management fees of approximately $64,000, $52,000, and $4,000 were incurred by the Fund during the years ended December 31, 2006, 2005, and 2004, respectively.

•
Other fees, primarily related to security services and parking operations, in the amounts of $1.1 million, $1.0 million, and $0.9 million were incurred by the Fund during the years ended December 31, 2006, 2005, and 2004, respectively.

Certain Companies of the Fund have entered into lease agreements with Hines Core Fund Services, LLC (“Services”), an affiliate of Hines, for the operation of their respective parking garages. Under the terms of the lease agreements, the Fund received rental fees of $4.5 million, $3.4 million, and $2.7 million during the years ended December 31, 2006, 2005, and 2004, respectively. Receivables due to the Fund from Services were approximately $386,000 and $259,000 at December 31, 2006 and 2005, respectively.

In addition, the Fund has related-party payables owed to Hines and its affiliated entities at December 31, 2006 and 2005, of $4.2 million and $2.4 million, respectively, for accrued management fees, payroll expense, leasing commissions, off-site services, and legal and other general and administrative costs.

8.  LEASE OBLIGATIONS

The Shell Buildings are subject to certain ground leases that expire in 2065 and 2066. One ground lease that was to expire in 2065 contained a purchase option that allowed the Fund to purchase the land in June 2006. The Fund exercised the purchase option and paid the purchase price of $1.2 million in June 2006. A second ground lease that expires in 2065 contains a purchase option that allows the Fund to purchase the land within a five-year period that begins in June 2026.

One Atlantic Center is subject to a ground lease that expires in 2033. The ground lease contains renewal options at 10-year term increments, up to a total term of 99 years.

Straight-line rent payable included on the Fund’s consolidated balance sheets consists of the difference between the rental payments due under the lease calculated on a straight-line basis from the date of acquisition or the lease commencement date over the remaining term of the lease and the actual rent due under the lease.

As of December 31, 2006, required payments under the terms of the leases are as follows (in thousands):

Years Ending December 31	Fixed Future Minimum Rentals
2007	$1,513
2008	1,574
2009	1,633
2010	1,695
2011	1,759
Thereafter	61,720

Ground lease expense for the years ended December 31, 2006, 2005, and 2004, was $2.0 million, $0.5 million, and $0.3 million, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations.

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2006 and 2005. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Fund could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of December 31, 2006 and 2005, management estimates that the carrying values of cash and cash equivalents, tenant and other receivables, accounts payable and accrued expenses, other liabilities, and distributions payable are recorded at amounts that reasonably approximate fair value due to the short-term nature of these items. Fair value of notes payable at December 31, 2006 and 2005, was approximately $1,548.9 million and $891.6 million, respectively, based upon interest rates available for the issuance of debt with similar terms and maturities, with carrying amounts of $1,571.3 million and $915.0 million, respectively.

10.  SUPPLEMENTAL CASH FLOW DISCLOSURES

Supplemental cash disclosures were as follows (in thousands):

	2006	2005	2004
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid during the period for interest	$61,432	$42,496	$26,630
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Accrued additions to investment property	$1,364	$2,836	$—
Distributions declared and unpaid	$17,218	$13,960	$7,078
Dividends declared and unpaid to minority interest holders	$11,674	$7,256	$6,117
Conversion of note payable to equity	$—	$—	$44,053
Conversion of minority interests	$—	$18,837	$—
Mortgage assumed upon acquisition of property	$134,017	$—	$—
Security deposits assumed upon acquisition of property	$1,644	$—	$—

11.  SUBSEQUENT EVENTS

On March 29, 2007, an affiliate of Hines entered into a contract (the “Purchase Agreement”) to acquire a portfolio of office buildings in Sacramento, California (the “Sacramento Properties”) on behalf of an indirect subsidiary of the Fund, as well as acquire certain other properties on behalf of another affiliate of Hines. The Sacramento Properties consist of approximately 1.4 million square feet (unaudited) and are located in and around the Sacramento metropolitan area. The contract purchase price of the Sacramento Properties is expected to be approximately $490.2 million, exclusive of transaction costs, financing fees and working capital reserves, and the transaction is expected to close on or about May 1, 2007. Additionally, the indirect subsidiary of the Fund has entered into an unconditional guaranty to pay a termination fee in the amount of approximately $49.0 million in the event that the acquisition of any of the properties subject to the Purchase Agreement does not close (including the failure to purchase any of the properties to be acquired by the other affiliate of Hines). There are no financing or due diligence conditions to the closing of this transaction.

* * * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 595 Bay Street, Toronto, Ontario (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 595 Bay Street, Toronto, Ontario for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
April 13, 2007

ATRIUM ON BAY, TORONTO, ONTARIO

 STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

Year Ended December 31, 2006
Revenue:
Rental revenue	$27,133,262
Parking revenue	1,637,818
Other income	1,131,692
Total revenues	29,902,772
Certain Operating Expenses:
Real estate taxes	8,205,463
Salaries and wages	1,258,386
Cleaning services	1,557,991
Repairs and maintenance	887,867
Building management services	1,665,958
Insurance	291,567
Utilities	2,698,827
Total certain operating expenses	16,566,059
Revenues in excess of certain operatingexpenses	$13,336,713

See accompanying notes to statement of revenues and certain operating expenses.

ATRIUM ON BAY, TORONTO, ONTARIO

 NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

(1) Organization

595 Bay Street, Toronto, Ontario (the “Property” or “Atrium on Bay”), is a mixed use office and retail complex containing 1,079,870 square feet (unaudited) of office space located at 595 Bay Street, Toronto, Ontario. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on February 26, 2007 by Hines REIT 595 Bay Trust, a wholly-owned subsidiary of the Operating Partnership.

(2) Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The Historical Summary is presented in United States dollars (USD) and the Property’s functional currency is Canadian dollars (CAD). The translation adjustment from converting the Historical Summary from CAD to USD resulted in a decrease in revenues in excess of certain operating expenses of approximately $1,785,000.

(3) Significant Accounting Policies

(a)  Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. The Property recognizes rental revenue on a straight-line basis over the life of the lease, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $556,000 for the year ended December 31, 2006.

Parking revenue represents amounts generated from contractual and transient parking and is recognized in accordance with contractual terms or as services are rendered. Other revenues consist primarily of tenant reimbursements. Other revenues relating to tenant reimbursements are recognized in the period that the expenses are incurred.

(b)  Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

(c)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year ended December 31:	Amount
2007	$11,712,563
2008	11,709,935
2009	10,665,100
2010	10,233,961
2011	9,797,206
Thereafter	27,735,677

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. The contingent rents for the year ended December 31, 2006 were approximately $68,000.

Of the total rental income for the year ended December 31, 2006, 38% was earned from a tenant in the financial services industry, whose leases expire in 2011, 2013, and 2016. No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2006.

* * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Laguna Buildings, an office complex located on N. E. 31st Way in Redmond, Washington (“Laguna”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of Laguna’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of Laguna for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 22, 2007

THE LAGUNA BUILDINGS, REDMOND, WASHINGTON
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

Year Ended December 31, 2006
Revenue —
Rental revenue	$7,426,863
Certain Operating Expenses:
Real estate taxes	420,961
Repairs and maintenance	87,753
Building management services	15,538
Insurance	13,751
Utilities	6,490
Total certain operating expenses	544,493
Revenues in excess of certain operatingexpenses	$6,882,370

See accompanying notes to statement of revenues and certain operating expenses.

THE LAGUNA BUILDINGS, REDMOND, WASHINGTON
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

(1) Organization

Located on N. E. 31st Way, Redmond, Washington (the “Property” or “The Laguna Buildings”), is a group of six office buildings containing 464,701 (unaudited) square feet of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on January 3, 2007 by Hines REIT Laguna Campus LLC, a wholly-owned subsidiary of the Operating Partnership.

(2) Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

(a) Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents. Under most of the leases, the tenants pay for operating expenses directly. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $357,168 for the year ended December 31, 2006.

(b) Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

(5) Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Amount
Year ended December 31:
2007	$7,416,076
2008	7,426,426
2009	6,477,688
2010	4,931,677
2011	4,465,300
Thereafter	763,160

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2006.

Of the total rental income for the year ended December 31, 2006, 27% was earned from a tenant in the application software industry, whose leased space expires in 2008 and 2011 and 73% was earned from a tenant in the industrial products industry, whose leases expire in 2009 and 2012.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Daytona Buildings, an office complex located at 148th Avenue and N. E. 32nd Street, Redmond, Washington (“Daytona”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of Daytona’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of Daytona for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 22, 2007

THE DAYTONA BUILDINGS, REDMOND, WASHINGTON
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(unaudited)
Revenue — Rental revenue	$5,197,321	$6,968,309
Certain Operating Expenses:
Real estate taxes	210,273	293,287
Cleaning services	10,448	12,746
Repairs and maintenance	34,039	23,896
Building management services	6,165	10,540
Insurance	13,884	18,732
Utilities	12,481	19,341
Total certain operating expenses	287,290	378,542
Revenues in excess of certain operating expenses	$4,910,031	$6,589,767

See accompanying notes to statements of revenues and certain operating expenses.

THE DAYTONA BUILDINGS, REDMOND, WASHINGTON
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

(1) Organization

Located at 148th Avenue and N. E. 32nd Street, Redmond, Washington (the “Property” or “The Daytona Buildings”), is a group of three office buildings containing 250,515 (unaudited) square feet of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on December 20, 2006 by Hines REIT Daytona Campus LLC, a wholly-owned subsidiary of the Operating Partnership.

(2) Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report is unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3) Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

(a) Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents. Some leases also provide for escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $100,155 (unaudited) for the nine months ended September 30, 2006, and an increase in rental income of approximately $300,360 for the year ended December 31, 2005.

(b) Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

(5) Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount
Year ended December 31:
2006	$6,276,894
2007	5,968,586
2008	6,115,199
2009	6,205,544
2010	6,391,139
Thereafter	7,684,970

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2005.

Of the total rental income for the year ended December 31, 2005, 88% was earned from a tenant in the application software industry, whose lease expires in 2012. No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2005.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 2100 Powell Street, Emeryville, California (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 2100 Powell Street, Emeryville, California for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
December 15, 2006

WATERGATE TOWER IV, EMERYVILLE, CALIFORNIA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(Unaudited)
Revenue:
Rental revenues	$9,663,104	$12,627,159
Other income	938,989	1,085,705
Total revenues	10,602,093	13,712,864
Certain Operating Expenses:
Real estate taxes	910,289	1,106,309
Salaries and wages	349,953	411,002
Cleaning services	270,737	361,499
Repairs and maintenance	206,963	187,207
Building management services	339,024	383,069
Insurance	298,250	350,389
Utilities	767,159	1,064,013
Total certain operating expenses	3,142,375	3,863,488
Revenues in excess of certain operating expenses	$7,459,718	$9,849,376

See accompanying notes to statements of revenues and certain operating expenses.

WATERGATE TOWER IV, EMERYVILLE, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

(1)  Organization

2100 Powell Street (the “Property or “Watergate Tower IV”), is a sixteen-story office building with 344,433 square feet of office space located at 2100 Powell Street in Emeryville, California. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Property. The acquisition was completed on December 8, 2006 by Hines REIT Watergate Tower IV LP, a wholly-owned subsidiary of the Operating Partnership.

(2)  Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquired real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)  Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)  Significant Accounting Policies

  (a)  Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $189,000 (unaudited) for the nine months ended September 30, 2006, and an increase in rental income of approximately $489,000 for the year ended December 31, 2005.

  (b)  Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

(5)  Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount
Year ended December 31:
2006	$12,040,766
2007	12,257,759
2008	12,495,418
2009	12,743,410
2010	12,991,401
Thereafter	31,041,004
Total future minimum rentals	$93,569,758

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2005.

Of the total rental income for the year ended December 31, 2005, 92% was earned from a tenant in the application software industry, whose lease expires in 2013 and 8% was earned from a tenant in the pharmaceutical industry, whose lease expires in 2013.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 3400 Data Drive, Rancho Cordova, California (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 3400 Data Drive, Rancho Cordova, California for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
December 15, 2006

3400 DATA DRIVE, RANCHO CORDOVA, CALIFORNIA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(Unaudited)
Revenue:
Rental revenues	$2,270,096	$3,026,794
Other income	109,740	72,681
Total revenues	2,379,836	3,099,475
Certain Operating Expenses:
Real estate taxes	225,481	209,610
Cleaning services	124,218	153,388
Repairs and maintenance	145,337	226,898
Building management services	20,554	5,197
Insurance	54,514	32,580
Utilities	268,438	321,820
Total certain operating expenses	838,542	949,493
Revenues in excess of certain operating expenses	$1,541,294	$2,149,982

See accompanying notes to statements of revenues and certain operating expenses.

3400 DATA DRIVE, RANCHO CORDOVA, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

(1)  Organization

3400 Data Drive (the “Property”), is a three-story office building with 149,703 square foot of office space located in Rancho Cordova, California. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Property. The acquisition was completed on November 21, 2006 by Hines REIT 3400 Data Drive LP, a wholly-owned subsidiary of the Operating Partnership.

(2)  Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquired real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)  Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)  Significant Accounting Policies

  (a)  Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $155,000 (unaudited) for the nine months ended September 30, 2006, and a decrease in rental income of approximately $117,000 for the year ended December 31, 2005.

  (b)  Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

(5)  Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount
Year ended December 31:
2006	$3,233,585
2007	3,233,585
2008	3,278,496
2009	3,323,407
2010	3,323,407
Thereafter	8,533,071
Total future minimum rentals	$24,925,551

Total minimum future rental income represents the base rent the tenant is required to pay under the terms of their lease exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2005.

Of the total rental income for the year ended December 31, 2005, 100% was earned from a tenant in the healthcare industry, whose lease expires in 2013.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the properties located at 901 and 951 East Byrd Street, Richmond, Virginia (the “Properties”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the properties located at 901 and 951 East Byrd Street, Richmond, Virginia for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
December 15, 2006

RIVERFRONT PLAZA, RICHMOND, VIRGINIA

 STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(Unaudited)
Revenue:
Rental revenues	$17,171,823	$22,048,732
Other income	2,891,279	3,502,276
Total revenues	20,063,102	25,551,008
Certain Operating Expenses:
Real estate taxes	2,034,912	2,347,046
Salaries and wages	577,894	648,055
Cleaning services	671,552	971,766
Repairs and maintenance	848,388	1,031,018
Building management services	573,239	855,571
Insurance	318,048	333,420
Utilities	1,217,959	1,679,421
Total certain operating expenses	6,241,992	7,866,297
Revenues in excess of certain operating expenses	$13,821,110	$17,684,711

See accompanying notes to statements of revenues and certain operating expenses.

RIVERFRONT PLAZA, RICHMOND, VIRGINIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

(1)  Organization

901 and 951 East Byrd Street (the “Properties” or “Riverfront Plaza”) consists of two 21-story office buildings containing 950,475 square feet of office space located in Richmond, Virginia. Hines Riverfront Plaza LP (the “Company”), an indirect subsidiary of Hines-Sumisei U.S. Core Office Fund L.P. (the “Core Fund”), acquired the Properties on November 16, 2006. Hines REIT Properties, L.P., a subsidiary of Hines Real Estate Investment Trust, Inc., owned a 32.81% (unaudited) non-managing general partner interest in the Core Fund as of the date of this acquisition.

(2)  Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquired real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Properties, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Properties.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)  Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)  Significant Accounting Policies

  (e)  Revenue Recognition

The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $577,700 (unaudited) for the nine months ended September 30, 2006, and an increase in rental income of approximately $1,306,000 for the year ended December 31, 2005.

  (f)  Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

(5)  Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount
Year ended December 31:
2006	$14,396,690
2007	13,944,038
2008	13,972,050
2009	13,498,696
2010	12,835,791
Thereafter	51,284,937
Total future minimum rentals	$119,932,202

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. Contingent rent was approximately $1,000 in 2005.

Of the total rental income for the year ended December 31, 2005, approximately 32% was earned from a tenant in the banking industry, whose lease expires in June 2013 and 35% was earned from a tenant in the legal industry, whose lease expires in June 2015. No other tenant leases space representing more than 10% of the total rental income of the Properties for the year ended December 31, 2005.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, Woodland Hills, California (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, Woodland Hills, California for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
December 15, 2006

WARNER CENTER, WOODLAND HILLS, CALIFORNIA

 STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(Unaudited)
Revenue:
Rental revenues	$20,054,037	$23,656,517
Other income	1,503,931	1,291,661
Total revenues	21,557,968	24,948,178
Certain Operating Expenses:
Real estate taxes	2,185,613	2,855,762
Salaries and wages	595,983	618,645
Cleaning services	771,646	979,212
Repairs and maintenance	140,555	279,516
Building management services	1,432,033	1,498,065
Insurance	173,385	269,679
Utilities	1,276,782	1,554,358
Total certain operating expenses	6,575,997	8,055,237
Revenues in excess of certain operating expenses	$14,981,971	$16,892,941
See accompanying notes to statements of revenues and certain operating expenses.

WARNER CENTER, WOODLAND HILLS, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

(1)  Organization

The office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, (the “Property” or “Warner Center”) consists of four five-story office buildings, one three-story office building and two parking structures that were constructed between 2001 and 2005. The buildings contain an aggregate of 808,274 square feet of rentable area and are located in Woodlands Hills, California. Hines Warner Center LP (the “Company”), an indirect subsidiary of Hines-Sumisei U.S. Core Office Fund L.P. (the “Core Fund”), acquired the Property on October 2, 2006. Hines REIT Properties, L.P., a subsidiary of Hines Real Estate Investment Trust, Inc., owned a 31.48% (unaudited) non-managing general partner interest in the Core Fund as of the date of this acquisition.

(2)  Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquired real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)  Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)  Significant Accounting Policies

  (c)  Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $855,000 (unaudited) for the nine months ended September 30, 2006, and an increase in rental income of approximately $3,968,000 for the year ended December 31, 2005.

  (d)  Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

(5)  Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount
Year ended December 31:
2006	$24,875,963
2007	25,932,689
2008	24,618,419
2009	24,872,484
2010	23,813,843
Thereafter	53,846,858
Total future minimum rentals	$177,960,256

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2005.

Of the total rental income for the year ended December 31, 2005, approximately 50% was earned from a tenant in the healthcare industry, whose lease expires in December 2011 and 15% was earned from a tenant in the internet service industry, whose lease expires in September 2014. No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2005.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statements of revenues and certain operating expenses (the “Historical Summaries”) of the property located at 1201 W. Peachtree Street, Atlanta, Georgia (the “Property”) for the years ended December 31, 2005, 2004, and 2003. These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summaries and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summaries present fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summaries of the property located at 1201 W. Peachtree Street, Atlanta, Georgia for the years ended December 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 14, 2006

1201 W. PEACHTREE STREET, ATLANTA, GEORGIA

 STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2006 (Unaudited) and
For the Years Ended December 31, 2005, 2004 and 2003

	Six Months
	Ended June	Years Ended December 31,
	30, 2006	2005	2004	2003
	(Unaudited)
Revenue:
Rental revenues	$12,231,982	$21,100,114	$22,448,158	$20,041,625
Other income	1,311,094	2,033,910	2,150,507	1,819,144
Total revenues	13,543,076	23,134,024	24,598,665	21,860,769
Certain Operating Expenses:
Real estate taxes	2,074,766	3,049,174	3,104,229	3,243,565
Salaries and wages	503,998	964,834	916,394	947,070
Cleaning services	560,732	1,065,607	1,073,910	961,632
Repairs and maintenance	471,475	1,062,682	1,142,645	972,256
Building management services	721,316	1,510,261	1,599,025	1,329,470
Insurance	186,097	374,700	400,044	407,141
Utilities	1,025,333	1,975,833	1,756,455	1,636,567
Ground rent	778,172	1,556,344	1,556,344	1,556,356
Total certain operating expenses	6,321,889	11,559,435	11,549,046	11,054,057
Revenues in excess of certain operating expenses	$7,221,187	$11,574,589	$13,049,619	$10,806,712

See accompanying notes to statements of revenues and certain operating expenses.

1201 W. PEACHTREE STREET, ATLANTA, GEORGIA

 NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2006 (Unaudited) and
For the Years Ended December 31, 2005, 2004 and 2003

(1)  Organization

1201 W. Peachtree Street, Atlanta, Georgia (the “Property”) is a 50-story, 1,100,808 square foot (unaudited) office building and a nine-story parking garage constructed in 1987. Hines One Atlantic Center LP (the “Company”), an indirect subsidiary of Hines-Sumisei U.S. Core Office Fund L.P. (the “Core Fund”), acquired the Property on or about July 14, 2006. Hines REIT Properties, L.P., a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT”), owned a 29.25% (unaudited) non-managing general partner interest in the Core Fund as of the date of this acquisition. The seller, Sumitomo Life Realty (N.Y.), Inc. is a limited partner in the Core Fund and is therefore considered a related party of Hines REIT.

(2)  Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)  Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)  Significant Accounting Policies

  (a)  Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $1,374,000 (unaudited) for the six months ended June 30, 2006, and increases in rental income of approximately $4,588,000, $4,529,000, and $170,000 for the years ended December, 31, 2005, 2004 and 2003, respectively.

  (b)  Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

1201 W. PEACHTREE STREET, ATLANTA, GEORGIA

 NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2006 (Unaudited) and
For the Years Ended December 31, 2005, 2004 and 2003 - (Continued)

(5)  Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount
Year ending December 31:
2006	$15,438,312
2007	16,752,733
2008	16,019,434
2009	14,070,477
2010	13,677,968
Thereafter	67,052,849
Total future minimum rentals	$143,011,773

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. Contingent rents were $0, $503 and $1,767 in 2005, 2004 and 2003, respectively.

Of the total rental income for the year ended December 31, 2005, approximately 84% was earned from tenants in the legal industry, whose leases expire various years through 2019. No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2005.

(6)  Ground Rent

The Property is subject to a ground lease with Metropolitan Atlanta Rapid Transit Authority. The lease expires on August 31, 2033. Although the lease provides for increases in payments over the term of the lease, ground rent expense accrues on a straight-line basis. Related adjustments increased ground rent expense by approximately $219,000 (unaudited) for the six months ending June 30, 2006 and $468,000, $509,000, and $550,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

Future minimum rents to be paid under the ground lease in effect at December 31, 2005 are as follows:

Amount
Year ending December 31,
2006	$1,132,372
2007	1,177,667
2008	1,224,774
2009	1,273,765
2010	1,324,716
Thereafter	49,331,630
Total future minimum lease payments	$55,464,924

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statements of revenues and certain operating expenses (the “Historical Summaries”) of the property located at 321 North Clark, Chicago, Illinois (the “Property”) for the years ended December 31, 2005, 2004, and 2003. These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summaries and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summaries present fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summaries of the property located at 321 North Clark, Chicago, Illinois, for the years ended December 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE LLP

Houston, Texas
April 13, 2006

321 NORTH CLARK, CHICAGO, ILLINOIS

 STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Years Ended December 31, 2005, December 31, 2004 and December 31, 2003

	2005	2004	2003
Revenue:
Rental income	$15,881,872	$15,123,776	$11,045,196
Escalation income	10,741,506	6,973,793	4,561,382
Other income	459,049	431,197	544,205
Total revenues	27,082,427	22,528,766	16,150,783
Certain Operating Expenses:
Real estate taxes	6,090,145	5,340,181	4,271,025
Cleaning services	1,418,150	1,238,063	893,256
Building management services	1,260,547	1,153,181	1,152,964
Repairs, maintenance and supplies	1,100,215	1,032,508	809,586
Salaries	1,048,977	1,170,282	1,312,868
Utilities	1,043,206	876,506	813,122
Insurance	164,649	158,452	303,886
Total certain operating expenses	12,125,889	10,969,173	9,556,707
Revenues in excess of certain operating expenses	$14,956,538	$11,559,593	$6,594,076

See accompanying notes to statements of revenues and certain operating expenses.

321 NORTH CLARK, CHICAGO, ILLINOIS

 NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Years Ended December 31, 2005, December 31, 2004 and December 31, 2003

(1)  Organization

321 North Clark, Chicago, Illinois (the “Property”), is a 35 story, approximately 897,000 square foot (unaudited) office building with a below-grade parking structure constructed in 1987. Hines Real Estate Investment Trust, Inc. (“Hines REIT”), through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”) acquired the Property from 321 North Clark Realty LLC, a joint venture between Hines Interests Limited Partnership (“Hines”), an affiliate of Hines REIT, and an institution advised by JP Morgan Chase, on April 24, 2006.

(2)  Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.

(3)  Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)  Significant Accounting Policies

  (a)  Revenue Recognition

The Property’s operations consist of rental revenues earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the terms of the leases, which amounted to an increase in rental income of approximately $3,319,107, $6,060,450 and $5,060,703 for the years ended December 31, 2005, December 31, 2004, and December 31, 2003, respectively.

  (b)  Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5)  Rental Income

The aggregate annual minimum future rentals on noncancelable operating leases in effect as of December 31, 2005 are as follows:

Amount
Year ending December 31:
2006	$15,616,749
2007	15,748,789
2008	15,746,385
2009	15,532,567
2010	10,580,784
Thereafter	92,570,598
Total future minimum rentals	$165,795,872

Total minimum future rentals represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.

Of the total rental income is for the year ended December 31, 2005, approximately:

•	74% were earned from tenants in the legal industry, whose leases expire various years through 2019; and

•	18% was earned from tenants in the financial services industry, whose leases expire various years through 2009.

No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2005.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Member of
Hines REIT Airport Corporate Center LLC

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the eleven building office complex known as Airport Corporate Center located in Miami, Florida (the “Properties”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the eleven building office complex known as Airport Corporate Center located in Miami, Florida, for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 13, 2006

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA

 STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

Revenue:
Rental income	$16,485,337
Escalation income	2,924,680
Other income	72,187
Total revenues	19,482,204
Certain Operating Expenses:
Interest	4,405,601
Real estate taxes	2,205,019
Utilities	1,727,042
Repairs, maintenance and supplies	1,434,673
Building management services	1,135,206
Cleaning	1,128,987
Salaries	874,953
Insurance	551,809
Total certain operating expenses	13,463,290
Revenues in excess of certain operating expenses	$6,018,914

See accompanying notes to statement of revenues and certain operating expenses.

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA

 NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

(1)  Organization

The Airport Corporate Center (the “Properties”), is an 11-Building, 53 acres office complex with 1,018,477 square foot of office space located in Miami, Florida. Hines Real Estate Investment Trust, Inc.(“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority-owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Properties. The acquisition was completed on January 31, 2006 by Hines REIT Airport Corporate Center LLC, a wholly-owned subsidiary of the Operating Partnership.

(2)  Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.

(3)  Principles of Reporting and Use of Estimates

The preparation of historical summaries in conformity with generally accepted accounting principles in the United States of America requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)  Significant Accounting Policies

  (a)  Revenue Recognition

The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the leases, which amounted to a decrease in rental income of approximately $54,000 for the year ended December 31, 2005.

Rental payments under certain leases are based on a minimum rental amount plus a percentage of the lessee’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements.

Approximately 92% (unaudited) of the Properties’ net rentable space is committed under operating leases at December 31, 2005. The tenants’ leases expire in various years through 2015. Of the total net rentable area leased, approximately 13% (unaudited) is leased to tenants in import/export/transportation industry and 18% (unaudited) is leased to tenants in hospitality industry.

  (b)  Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5)  Leases

The aggregate annual minimum future rental revenue on non-cancelable operating leases in effect at December 31, 2005 is as follows:

Amount
Year ending December 31:
2006	$16,486,686
2007	14,086,258
2008	9,440,706
2009	5,240,765
2010	2,488,487
Thereafter	2,975,074
Total future minimum rentals	$50,717,976

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, insurance, real estate taxes, and operating cost escalations.

(6)  Mortgage Note Payable

In connection with the acquisition of the Properties, Hines REIT Airport Corporate Center LLC assumed a mortgage note payable to Wells Fargo Bank, N.A. (the “Mortgage Note”). The Mortgage Note is secured by a deed of trust on certain land and all improvements and an assignment of tenant leases and related receivables. The Mortgage Note accrues interest daily at a fixed rate of 4.775% per annum, which is paid in monthly installments until the maturity date of March 11, 2009, at which time all remaining outstanding principal and interest is due and payable.

Future principal payments on the Mortgage Note are as follows:

Amount
Year ending December 31:
2006	$—
2007	—
2008	—
2009	91,000,000
Total	$91,000,000

* * * * *

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with Hines REIT Properties, L.P. (the “Operating Partnership”), the “Company”) made the following acquisitions since January 1, 2006:

Property Name	Date of Acquisition	Purchase Price
Airport Corporate Center	January 31, 2006	$156.8 million
321 North Clark	April 24, 2006	$247.3 million
3400 Data Drive	November 21, 2006	$32.8 million
Watergate Tower IV	December 8, 2006	$144.9 million
Daytona Buildings	December 20, 2006	$99.0 million
Laguna Buildings	January 3, 2007	$118.0 million
Atrium on Bay	February 26, 2007	$215.6 million

Additionally, during the year ended December 31, 2006, the Company made equity investments in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) totaling approximately $209.3 million.

The Unaudited Pro Forma Consolidated Balance Sheet assumes the acquisitions of the Laguna Buildings and Atrium on Bay occurred on December 31, 2006. The Unaudited Pro Forma Consolidated Statement of Operations assumes the $209.3 million investments in the Core Fund and all of the Company’s 2006 and 2007 acquisitions occurred on January 1, 2006.

In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The Unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual Consolidated Balance Sheet would have been had the Company made these acquisitions on December 31, 2006. The Unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on January 1, 2006, nor does it purport to represent the results of operations for future periods.

HINES REAL ESTATE INVESTMENT TRUST, INC.

 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2006
(In thousands)

	December 31, 2006	Adjustment for Acquisitions		Pro Forma
ASSETS
Investment property, at cost:
Buildings and improvements, net	$511,961	$235,479	(a)	$747,440
In-place leases, net	120,765	47,862	(a)	168,627
Land	165,603	75,189	(a)	240,792
Total investment property	798,329	358,530		1,156,859
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	307,553	—		307,553
Cash and cash equivalents	23,022	—		23,022
Restricted cash	2,483	—		2,483
Distributions receivable	5,858	—		5,858
Straight-line rent receivable	3,423	—		3,423
Tenant and other receivables	1,749	—		1,749
Acquired above-market leases, net	36,414	3,233		39,647
Derivative Instruments	1,511	—		1,511
Deferred leasing costs, net	17,189	—		17,189
Other assets	10,719	—		10,719
Deferred financing costs, net	5,412	—		5,412
TOTAL ASSETS	$1,213,662	$361,763		$1,575,425

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$28,899	$—		$28,899
Unaccepted subscriptions for common shares	2,325	—		2,325
Due to affiliates	8,954	1,668	(b)	10,622
Acquired below-market leases, net	15,814	25,666	(a)	41,480
Other liabilities	4,163	—		4,163
Interest Rate Swap Contract	5,955	—		5,955
Participation interest liability	11,801	1,668	(b)	13,469
Distributions payable	11,281	—		11,281
Notes payable	481,233	218,900	(c)	700,133
Total liabilities	570,425	247,902		818,327
Minority interest	652	(45	)(b)	607
Commitments and Contingencies
Shareholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2006	—	—		—
Common shares, $.001 par value; 1,500,000 common shares authorized; 80,217 common shares issued and outstanding as of December 31, 2006	80	14	(c)	94
Additional paid-in capital	692,780	117,183	(c)	809,963
Retained deficit	(50,275)	(3,291	)(b)	(53,566)
Total shareholders’ equity	642,585	113,906		756,491
TOTAL LIABILITIES AND SHAREHOLDERS’EQUITY	$1,213,662	$361,763		$1,575,425

See notes to unaudited pro forma consolidated balance sheet and unaudited notes to pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2006

(a) To record the pro forma effect of the Company’s acquisitions of the Laguna Buildings and Atrium on Bay, assuming that the acquisitions had occurred on December 31, 2006.

(b) To record the pro forma effect of the acquisition fees (50% of which is payable in cash and 50% of which is reflected in the participation interest) related to the acquisitions of the Laguna Buildings and Atrium on Bay, assuming that the acquisitions had occurred on December 31, 2006.

(c) To record the pro forma effect of the Company’s acquisitions of the Laguna Buildings and Atrium on Bay, assuming that the acquisitions had occurred on December 31, 2006 and the following borrowings were in place as of December 31, 2006: $98.0 million under its pooled mortgage facility with HSH Nordbank for the purchase of Watergate Tower IV and 3400 Data Drive at a rate of 5.2505% and a $190.0 million CAD ($163.9 million USD as of February 26, 2007) mortgage entered into upon the acquisition of Atrium on Bay with a rate of 5.33%. Additionally, this assumes the Company has financed 55% of the cost of the Daytona Buildings and the Laguna Buildings with borrowings under its credit facility with HSH Nordbank with a weighted average rate of 5.5%. The remaining balances of the property acquisitions were funded with proceeds from the Company’s public offering.

HINES REAL ESTATE INVESTMENT TRUST, INC.

 UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
(In thousands)

	Year Ended December 31, 2006	Adjustments		Pro Forma
Revenues:
Rental revenue	$61,422	$57,913	(a)	$119,335
Other revenue	2,508	3,523	(a)	6,031
Total revenues	63,930	61,436		125,366
Expenses:
Property operating expenses	17,584	17,154	(a)	34,738
Real property taxes	9,624	12,817	(a)	22,441
Property management fees	1,527	5,440	(a)	6,967
Depreciation and amortization	22,478	26,756	(a)	49,234
Asset management and acquisition fees	17,559	3,336	(b)	20,895
Organizational and offering expenses	5,760	—		5,760
General and administrative expenses	2,819	—		2,819
Total expenses	77,351	65,503		142,854
(Loss) income before equity in losses,interest expense and loss allocated tominority interests	(13,421)	(4,067)		(17,488)
Equity in losses of Hines-Sumisei U.S. Core Office Fund, L.P.	(3,291)	(1,433	)(c)	(4,724)
Loss on interest rate swap contract	(5,306)	—		(5,306)
Interest expense	(18,310)	(25,338	)(d)	(43,648)
Interest income	1,409	—		1,409
Loss allocated to minority interests	429	413	(e)	842
Net loss	$(38,490)	$(30,425)		$(68,915)
Basic and diluted loss per common share:
Loss per common share	$(0.79)	$(2.24)		$(1.11)
Weighted average number common shares outstanding	48,468	13,568		62,036

See notes to unaudited pro forma consolidated statement of operations and unaudited notes to pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for
the Year Ended December 31, 2006

(a) To record the pro forma effect of the Company’s acquisitions of Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV, the Daytona Buildings, the Laguna Buildings and Atrium on Bay, assuming that the acquisitions had occurred on January 1, 2006.

(b) To record the pro forma effect of the acquisition fees (50% of which is payable in cash and 50% of which is reflected in the participation interest) related to the Company’s acquisitions of additional investments in the Core Fund and acquisitions of Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV, the Daytona Buildings, the Laguna Buildings and Atrium on Bay.

(c) To record the pro forma effect on the Company’s equity in losses assuming that the Company’s additional investments in the Core Fund and all of the Core Fund’s acquisitions of 720 Olive Way, 333 West Wacker, One Atlantic Center, Warner Center, and Riverfront Plaza had occurred on January 1, 2006.

(d) To record the pro forma effect of the Company’s interest expense assuming that the debt related to the Company’s acquisitions of Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV, the Daytona Buildings, the Laguna Buildings and Atrium on Bay was outstanding for the entire year presented. The Company assumed a $91 million mortgage note upon the acquisition of Airport Corporate Center with a rate of 4.78%, entered into a $45.0 million mortgage upon the acquisition of 1515 S Street with a rate of 5.68%, borrowed $185.0 million at 5.8575% under its pooled mortgage facility with HSH Nordbank for the purchase of 321 North Clark, Citymark, and 1900 and 2000 Alameda, and entered into a $190.0 million CAD ($163.9 million USD as of February 26, 2007) mortgage upon the acquisition of Atrium on Bay with a rate of 5.33%. Additionally, this assumes the Company has financed 55% of the cost of the Daytona Buildings and the Laguna Buildings with borrowings under its credit facility with HSH Nordbank with a weighted average rate of 5.5%.

(e) To record the pro forma effect on the Company’s loss allocated to minority interests assuming the Company’s additional investments in the Core Fund and its acquisitions of Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV, the Daytona Buildings, the Laguna Buildings and Atrium on Bay had occurred on January 1, 2006.

HINES REAL ESTATE INVESTMENT TRUST, INC.

 UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2006

(1) Investment Properties

On January 31, 2006, the Company acquired Airport Corporate Center, a 45-acre office park located in the Airport West/Doral airport submarket of Miami, Florida. Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 that contain an aggregate of 1,018,627 square feet of rentable area and a 5.46-acre land development site. The aggregate purchase price of Airport Corporate Center was approximately $156.8 million, excluding transaction costs and financing fees. In connection with the acquisition, mortgage financing was assumed in the amount of $91.0 million.

On April 24, 2006, the Company acquired 321 North Clark, a 35-story, 885,664 square foot office building located in Chicago, Illinois. The building has a below-grade parking structure and was constructed in 1987. The seller was 321 North Clark Realty LLC, a joint venture between Hines Interests Limited Partnership (“Hines”) and an institution advised by JP Morgan Chase. The acquisition was consummated on April 24, 2006 by Hines REIT 321 North Clark, a wholly-owned subsidiary of the Company. The aggregate purchase price of 321 North Clark was approximately $247.3 million, excluding transaction costs and financing fees.

On November 21, 2006, the Company acquired 3400 Data Drive, a three-story, 149,703 square foot office building located in Rancho Cordova, California, a submarket of Sacramento. The building was constructed in 1990. The aggregate purchase price of 3400 Data Drive was approximately $32.8 million, excluding transaction costs and financing fees.

On December 8, 2006, the Company acquired Watergate Tower IV, a 16-story, 344,433 square foot office building located in Emeryville, California. The building was constructed in 2001. The aggregate purchase price of Watergate Tower IV was approximately $144.9 million, excluding transaction costs and financing fees.

On December 20, 2006, the Company acquired three office buildings located at 148th Avenue and N.E. 31st Way in Redmond, Washington (the “Daytona Buildings”). The buildings were constructed in 2002 and contain an aggregate of 250,515 square feet of rentable area. The aggregate purchase price for the Daytona Buildings was approximately $99.0 million, excluding transaction costs and financing fees.

On January 3, 2007, the Company acquired six office buildings located on N.E. 31st Way in Redmond, Washington (the “Laguna Buildings”). Four of the buildings were constructed in the 1960’s, while the remaining two buildings were constructed in 1998 and 1999. In aggregate, the buildings contain an aggregate of 464,701 square feet of rentable area. The aggregate purchase price for the Laguna Buildings was approximately $118.0 million, excluding transaction costs and financing fees.

On February 26, 2007, the Company acquired Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. Atrium on Bay is comprised of three office towers, a two-story retail mall, and a two-story parking garage. The buildings consist of 1,079,870 square feet of rentable area and are 86% leased to a variety of office and retail tenants. The contract purchase price of Atrium on Bay was approximately $250.0 million CAD (approximately $215.6 million USD as of February 26, 2007), exclusive of transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $190.0 million CAD ($163.9 million USD as of February 26, 2007). The financial statements of Atrium on Bay are translated from Canadian Dollars, the property’s functional currency, into United States Dollars for reporting purposes.

The unaudited pro forma consolidated balance sheet of the Company assumes that the acquisitions of the Laguna Buildings and Atrium on Bay occurred on December 31, 2006, and the unaudited pro forma consolidated statement of operations of the Company assumes that all 2006 and 2007 property acquisitions occurred on January 1, 2006.

(2) Core Fund

The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than Hines REIT are, and Hines expects that future third-party investors in the Core Fund will be primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership.

On January 31, 2006, the Core Fund purchased 720 Olive Way, an office property located in the retail core submarket of the central business district of Seattle, Washington. The property consists of a 20-story office building and a parking structure that were constructed in 1981 and substantially renovated in 1997. The aggregate purchase price of 720 Olive Way was approximately $83.7 million, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $42.4 million. The Core Fund currently holds approximately a 72.59% interest in 720 Olive Way. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.38%, and 7.03%, respectively.

On April 3, 2006, the Core Fund purchased 333 West Wacker, an office property located in the central business district of Chicago, Illinois. The property consists of a 36-story office building and a parking structure that were constructed in 1983. The aggregate purchase price of 333 West Wacker was approximately $223.0 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $124.0 million. The Core Fund currently holds approximately a 72.59% interest in 333 West Wacker. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.38%, and 7.03%, respectively.

On July 14, 2006, the Core Fund acquired One Atlantic Center, a 50-story, office building located in Atlanta, Georgia. The building was constructed in 1987. The contract purchase price of One Atlantic Center was approximately $305.0 million, exclusive of transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $168.5 million. The Core Fund currently holds approximately a 90.95% interest in One Atlantic Center. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.23% and 8.82%, respectively.

On October 2, 2006, the Core Fund purchased LNR I, II, and III (“Warner Center”), an office complex located in the central business district of Woodland Hills, California. The property consists of four five-story office buildings, one three-story office building, and two parking structures that were constructed between 2001 and 2005. The aggregate purchase price of Warner Center was approximately $311.0 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $174.0 million. The Core Fund currently holds approximately a 72.59% interest in Warner Center. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.38%, and 7.03%, respectively.

On November 16, 2006, the Core Fund purchased Riverfront Plaza, an office property located in Richmond, Virginia. The property consists of two 21-story office buildings that were constructed in 1990. The contract purchase price of Riverfront Plaza was $277.5 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $135.9 million. The Core Fund currently holds approximately a 90.95% interest in Riverfront Plaza. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.23% and 8.82%, respectively.

The unaudited pro forma consolidated condensed statement of operations of the Core Fund summarized below assumes that all 2006 and 2007 acquisitions occurred on January 1, 2006.

During the year ended December 31, 2006, the Company acquired additional interests in the Core Fund totaling approximately $209.3 million. The unaudited pro forma consolidated statement of operations of the Company assumes that the $209.3 million investment occurred on January 1, 2006. Additionally, the unaudited pro forma consolidated financial statements of the Company have been prepared assuming the Company’s investment in the Core Fund is accounted for utilizing the equity method as the Company has the ability to exercise significant influence over, but does not exercise financial and operating control over, the Core Fund.

UNAUDITED PRO FORMA CONSOLIDATED
CONDENSED BALANCE SHEET OF THE CORE FUND
As of December 31, 2006

ASSETS
Cash and cash equivalents	$67,557
Property, net	2,520,278
Other assets	305,027
Total assets	$2,892,862

LIABILITIES AND PARTNERS’ CAPITAL
Debt	$1,571,290
Other liabilities	157,248
Minority interest	341,667
Partners’ capital	822,657
Total liabilities and partners’ capital	$2,892,862

UNAUDITED PRO FORMA CONSOLIDATED
CONDENSED STATEMENT OF OPERATIONS OF THE CORE FUND
For the Year Ended December 31, 2006

Year Ended December 31, 2006
Revenues and interest income	$358,586
Expenses:
Operating	157,473
Interest	89,559
Depreciation and amortization	120,532
Total expenses	367,564
Minority interest	(5,774)
Net loss	$(14,752)

APPENDIX A

SUBSCRIPTION AGREEMENT FOR THE FOLLOW-ON OFFERING OF SHARES OF HINES REAL ESTATE INVESTMENT TRUST, INC.
(1) YOUR INITIAL INVESTMENT	Make all checks* payable to: Hines REIT * Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, moneyorders, third party checks, or travelers checks are not accepted.
Investment Amount $	Brokerage Account Number
(The minimum investment is $2,500)	(If Applicable)

☐

A. Rights of Accumulation Please link the tax identification numbers or account numbers listed below for Rights of Accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN or Account Number	Tax ID/SSN or Account Number	Tax ID/SSN or Account Number

☐
B. Net Commission Purchases Please check this box if you are eligible for Net Commission Purchase. Fill out the appropriate Purchase Discount Certification form and attach. Net commission purchases are available to: employees (and their spouses, parents and minor children) of a Broker-Dealer, employees (and their spouses, parents and minor children) of Hines and its affiliates, participants in a wrap account or commission replacement account approved for a discount by the Broker-Dealer, RIA, bank trust account, etc.

 (2) FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership

☐
INDIVIDUAL OR JOINT TENANT
(Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)

☐ TRANSFER ON DEATH-optional designation of beneficiaries for individual, joint owners with rights of survivorship, or tenants by the entireties.

☐	UNIFORM GIFT/TRANSFER TO MINORS (UGMA/UTMA) Under the UGMA/UTMA of the State of

☐	PENSION PLAN (Include Plan Documents)

☐	TRUST (Include title and signature pages)

☐	CORPORATION OR PARTNERSHIP (Include Corporate Resolution or Partnership Agreement)

☐	OTHER(Include title and signature pages)

Custodial Ownership

☐	☐THIRD PARTY ADMINISTERED CUSTODIAN PLAN ☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER ________________
Name of Custodian
Mailing Address
City State Zip
Custodian Information (To be completed by Custodian above)
Custodian Tax ID #
Custodian Account #
Custodian Phone #

 (3) INVESTOR INFORMATION Please print name(s) in which Shares are to be registered.

A. Individual/Trustee/Beneficial Owner

First Name	(MI) Last Name	Gender

Social Security Number	Drivers License Number/State (optional)	Date of Birth (MM/DD/YYYY)

Street Address	City State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship	Daytime Phone Number

B. Joint Owner/Co-Trustee/Minor

First Name	(MI) Last Name	Gender

Social Security Number	Drivers License Number/State (optional)	Date of Birth (MM/DD/YYYY)

Street Address	City State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship	Daytime Phone Number

For Transfer Agent Use Only

Sub. #	Admit Date	Amount	Check #

C. Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address	City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number

D. Transfer on Death Beneficiary Information (For Individual or Joint Accounts only)

First Name	(MI)	Last Name	Social Security Number
				Primary	%

First Name	(MI)	Last Name	Social Security Number
				Primary	%

E. Trust/Corporation/Partnership/Other (Trustee(s) information must be provided in sections 3A and 3B)

Entity Name	Tax ID Number	Date of Trust

 (4) DISTRIBUTIONS
(Select only one)
Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive dividend distributions by check mailed to you at the address set forth in section 3A above, to receive dividend distributions by check mailed to third-party or alternate address, or to elect to receive dividend distributions by direct deposit.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for Shares of Hines REIT and elect the distribution option indicated below:

A. ☐  Reinvest/Dividend Reinvestment Plan (See Prospectus for details)
B. ☐  Cash/Check mailed to the address set forth in section 3A.
C. ☐                        Cash/Check Mailed to Third-Party/Alternate Address

To direct dividends to a party other than the registered owner, please provide applicable information below.

Name/Entity Name/Financial Institution	Mailing Address

City	State	Zip Code	Account Number

D. ☐  Cash/Direct Deposit Please attach a pre-printed voided check. (Non-Custodian Investors Only)

I authorize Hines REIT or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Hines REIT in writing to cancel it. In the event that Hines REIT deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution	Mailing Address

City	State	Zip Code

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account	☐ Savings Account

Please Attach a Pre-printed Voided Check

* The above services cannot be established without a pre-printed voided check.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

 Signature

 Signature

(5) ACCOUNT OPTIONS (You may select more than one option)

A. ☐  Automatic Investment Program Electronic Funds Transfer from your bank account directly to your Hines REIT investment account a $50 Minimum.
(Please note: investors in the States of Maine, Minnesota, Nebraska and Washington must make each automatic investment in increments of at least $1,000.)

I authorize Hines REIT or its agent to draft from my checking or savings account. This authority will remain in force until I notify Hines REIT in writing to cancel it. In the event that Hines REIT drafts funds erroneously from my account, they are authorized to credit my account for an amount not to exceed the amount of the erroneous draft. Please Attach a Pre-printed Voided Check.

Name of Financial Institution	Mailing Address

City	State	Zip Code

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account	☐ Savings Account

	Frequency	Start Date (MM/DD/YYYY)

☐	Monthly (Please check one) ☐ 2nd or ☐ 16th

☐	Quarterly (January; April; July; October) (Please check one) ☐ 2nd or ☐ 16th	Amount

☐	Annually (January) (Please check one) ☐ 2nd or ☐ 16th	$

B.	Householding and Electronic Delivery of Reports

☐
Householding.  I consent to “householding” of shareholder communications (including proxy statements, annual and quarterly reports, prospectus supplements and other required reports), which means that Hines REIT may deliver one printed report or one e-mail notification, as applicable, to all shareholders sharing my address.

☐
Electronic Delivery.  I have access to downloading and printing of electronic documents and I consent, in the event Hines REIT elects to deliver any shareholder communication listed above electronically in lieu of mailing paper documents, to receiving such communications via e-mail notice that such communications are available on Hines REIT’s website (www.HinesREIT.com).

I understand that my consents to householding and/or electronic delivery are effective so long as my account with Hines REIT remains active unless I revoke my consent by calling (888) 220-6121.

E-mail Address:
(you must provide your e-mail address if you consent to electronic delivery)

(6) BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The Financial Advisor must sign below to complete order. The Financial Advisor herby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.

Broker-Dealer	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Advisor Number	Branch Number	Telephone Number

E-mail Address	Fax Number

☐
Registered Investment Advisor (RIA): All sales of securities must be made through a Broker-Dealer. Please fill out the appropriate Purchase Discount Certification form and attach. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (ii) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) nor (ii) is applicable, an unaffiliated Broker-Dealer. (Section 6 must be filled in.)

The undersigned confirm on behalf of the Broker-Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

×			x
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

 (7)  SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (ii) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding, and (iii) I am a U.S. person (including a U.S. resident alien).

Hines REIT is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines REIT may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Hines REIT to accept this subscription, I hereby represent and warrant to you as follows:

[PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED.]		Owner	Joint Owner
(a)	I have received the Prospectus of Hines Real Estate Investment Trust, Inc.
		Initials	Initials
(b)
I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $225,000, or (ii) a minimum net worth (as previously described) of at least $60,000 and a minimum annual gross income of at least $60,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”

		Initials	Initials
(c)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

		Initials	Initials
(d)	I am purchasing the Shares for my own account.
		Initials	Initials
(e)
I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, if the person to whom I subsequently propose to assign or transfer any Shares is a California resident, without the prior written consent of the commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my shares or any document evidencing my Shares, will bear a legend reflecting the substance of the forgoing understanding.

		Initials	Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

×			x
	Signature of Owner or Custodian	Date		Signature of Joint Owner or Beneficial Owner (if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

 (8) MISCELLANEOUS

Investors participating in the Dividend Reinvestment Plan or making subsequent purchases of Shares of Hines REIT, including purchases made pursuant to our Automatic Investment Program, agree that, if they fail to meet the suitability requirements for making an investment in Shares or can no longer make the other representations or warranties set forth in section 7 above, they are required to promptly notify Hines REIT and the Broker-Dealer in writing.
All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines REIT.

Return to: Hines REIT ■ P.O. Box 5238 ■ Englewood, CO 80155-5238

Overnight Delivery: Hines REIT ■ 7103 S. Revere Parkway ■ Centennial, CO 80112

Hines REIT Investor Relations: 1-888-220-6121

Accepted by Hines Real Estate Investment Trust, Inc.

By:	Sub #

APPENDIX B

HINES REAL ESTATE INVESTMENT TRUST, INC.
DIVIDEND REINVESTMENT PLAN
As of June 19, 2006

Hines Real Estate Investment Trust, Inc., a Maryland Corporation (the “Company”), has adopted the following Dividend Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s Articles of Incorporation (the “Articles”) unless otherwise defined herein.

1. Dividend Reinvestment.  As an agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s shares of common stock (the “Shares”) pursuant to the Company’s initial public offering or purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant, but exclusive of distributions made to Stockholders attributable to the net proceeds from the sale of the Company’s properties (“Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date.  The effective date of this DRP shall be the date that the Company’s public offering of Shares covered by Registration Statement No. 333-130114 (the “Offering”) becomes effective with the Securities and Exchange Commission (the “Commission”).

3. Procedure for Participation.  Any Stockholder who owns Shares and who has received a prospectus, as contained in a Company’s Registration Statement filed with the Commission, may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 8 below. If the DRP transaction involves Shares which are registered with the Commission in a future registration or the Board of Directors elects to change the purchase price to be paid for Shares issued pursuant to the DRP, the Company shall forward to all Participants the prospectus as contained in the Company’s registration statement filed with the Commission with respect to such future registration or provide written notice to all Participants of such change in the purchase price of Shares issued pursuant to the DRP. If, after the receipt of such prospectus or written notice of a price change, a Participant does not desire to continue to participate in the DRP, he should exercise his right to terminate his participation pursuant to the provisions of Section 8 below.

4. Purchase of Shares.  Participants will acquire DRP Shares from the Company at a fixed price of $9.88 per share until (i) all DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or (iii) the Board of Directors of the Company decides to change the purchase price for DRP Shares or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which are being registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, national securities market or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors of the Company will determine the price at which Shares will be issued under the DRP.

If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. Shares Certificates.  The ownership of the Shares purchased through the DRP will be in book-entry form only.

6. Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

7. Commissions.  The Company will not pay any selling commissions in connection with Shares sold pursuant to the DRP.

8. Termination by Participant.  A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to dividends paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation, future Dividends, if any, will be distributed to the Stockholder in cash.

9. Taxation of Distributions.  The reinvestment of Dividends in the DRP does not relieve Participants of any taxes which may be payable as a result of those Dividends and their reinvestment in Shares pursuant to the terms of the DRP.

10. Amendment or Termination of DRP by the Company.  The Board of Directors of the Company may by majority vote amend or terminate the DRP for any reason upon 10 days’ written notice to the Participants.

11. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant’s account.

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APPENDIX C

HINES REAL ESTATE INVESTMENT TRUST, INC.

HINES REAL ESTATE SECURITIES, INC.
PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you (“Nonpublic Personal Information”). We are committed to maintaining the confidentiality, integrity and security of our shareholders’ personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This privacy policy (this “Privacy Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

1.  Information We May Collect.

We may collect Nonpublic Personal Information about you from three sources:

•Information on applications, subscription agreements or other forms which may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license number, citizenship, assets, income, employment history, beneficiary information, personal bank account information, broker/dealer, financial advisor, IRA custodian, account joint owners and similar parties;

•Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances and transactional history; and

•Information obtained from others, such as from consumer credit reporting agencies which may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.  Why We Collect Nonpublic Personal Information.

We collect information from and about you:

•in order to identify you as a customer;

•in order to establish and maintain your customer accounts;

•in order to complete your customer transactions;

•in order to market investment products or services that may meet your particular financial and investing circumstances;

•in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and

•in order to meet our obligations under the laws and regulations that govern us.

3.  Use and Disclosure of Information.

We do not disclose any Nonpublic Personal Information about you to anyone except as permitted by law.

•Internal Use.  We will use your Nonpublic Personal Information within our business for the purposes of furthering our business, including analyzing your information, matching your information with the information of others, and other possible uses.

•Aggregate Use and Disclosure.  We will use and disclose your Nonpublic Personal Information on an aggregate basis, which means that we combine parts of your information with parts of the information from our other users without including your name, complete telephone number, complete e-mail address or your street address, in the combination. For example, we might determine the most common zip code among the users of our Web Site and disclose that zip code to other companies, or determine and disclose the average age of investors in our investment product(s).

•Our Affiliated Companies.  We may offer investment products and services through certain of our affiliated companies, and we may share all of the Nonpublic Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you.

•Opt Out.  You may request that the information we collect on you from consumer reporting agencies not be shared among our affiliated companies, except where one company performs services for another company, by notifying us in writing.

•Nonaffiliated Service Providers and Joint MarketingPartners.  From time to time, we use outside companies to perform services for us or functions on our behalf , including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Nonpublic Personal Information we collect as described above to such companies. However, before we disclose Nonpublic Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us.

•Other Nonaffiliated Third Parties.  We do not sell or share your Nonpublic Personal Information with outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services.

We may use and disclose your Nonpublic Personal Information to the extent reasonably necessary to:

•correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;

•protect the security and integrity of our records, Web Site and customer service center;

•protect our rights and property and the rights and property of others;

•take precautions against liability;

•respond to claims that your information violates the rights and interests of third parties;

•take actions required by law or to respond to judicial process;

•assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and

•provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

4.  Protecting Your Information.

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•Restricting physical and other access to your Nonpublic Personal Information to persons with a legitimate business need to know the information in order to service your account;

•Contractually obligating third parties doing business with us to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us;

C-1

•Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know; and

•Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

5.  Former Customers.

We treat information concerning our former customers the same way we treat information about our current customers.

6.  Keeping You Informed.

We will provide notice of our Privacy Policy annually, as long as you maintain an ongoing relationship with us. If we decide to change our Privacy Policy, we will post those changes on our Web Site so our users and customers are always aware of what information we collect, use and disclose. If at any point we decide to use or disclose your Nonpublic Personal Information in a manner different from that stated at the time it was collected, we will notify you in writing, which may or may not be by e-mail. If you object to the change to our Privacy Policy, then you must contact us using the information provided in the notice. We will otherwise use and disclose a user’s or a customer’s Nonpublic Personal Information in accordance with the Privacy Policy that was in effect when such information was collected.

7.  Questions About Our Privacy Policy.

If you have any questions about our Privacy Policy, please contact us via email at:
HinesREITprivacy@Hines.com.

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 APPENDIX D

THE HINES TIMELINE

Hines, our sponsor, has over 49 years of experience. This timeline briefly summarizes this history. Our Advisor relies on Hines to locate, evaluate and assist in the acquisition of our real estate investments and to perform many of our day-to-day operations. Hines also manages all of our direct and indirect real estate investments. The Core Fund relies on Hines in a similar manner. Please see “Management — Hines and Our Property Management and Leasing Agreements — The Hines Organization.”

Except for the Core Fund and any properties identified in the prospectus, we do not have an interest in any of the funds, properties or projects listed below. This summary is included to provide potential investors with additional historical information about our sponsor. See “Risk Factors — Business and Real Estate Risks — We are different in some respects from prior programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.” Hines’ past performance may not be indicative of our future results.

Please see “Investment Objectives and Policies With Respect to Certain Activities” for a description of our investment objectives and policies, which differ from some of the current and historical projects sponsored by Hines. For example, a significant portion of the prior programs, financial results and history of Hines involve development projects. We do not currently expect to undertake development projects.

Establishment Through Recognized Performance: The Late 50s, 60s & 70s

Originally a developer of warehouse and distribution buildings with some ancillary office space in the 1960s, Hines shifted its strategy during the 1970s from smaller industrial and office properties to large and distinctive office towers, anticipating corporate America’s interest in signature office buildings.

1957	—	Gerald D. Hines Interests founded as a sole proprietorship.
1958	—	After six office/warehouse projects, Hines completes the firm’s first Class A Office Project, 4219 Richmond Ave., Houston, Texas.
1967	—	Gerald D. Hines Interests celebrates its 10th anniversary with 97 office, warehouse, retail, parking and residential projects in its portfolio.
1971	—	Hines builds its first office tower in downtown Houston, the 50-story One Shell Plaza.
1973	—	Banking Division is formed to pursue development of bank headquarters in joint ventures outside Houston, starting national expansion of firm.
1975	—	Pennzoil Place is completed and named building of the year by the NY Times.
1976	—	Hines sells a major interest in Pennzoil Place to an international investor. Hines completes its first international development in Montreal.
1978	—	Construction of Three First National Plaza (Chicago) begins.
1979	—	The West Region office opens in San Francisco.

D-1

Equity Joint Ventures and Selective Recapitalization: The 80s

During the high interest rate environment of the 1980s, Hines structured development partnerships with providers of long term equity to capitalize larger and more complex development projects in central business districts.

1981	—	The East Region office opens in New York City.
1982	—	The Southeast Region office opens in Atlanta.
1983	—
Transco Tower, now called Williams  Tower, and Republic Bank Center, now  called Bank of America Center (both in  Houston) are completed, as is United  Bank Center, now Wells Fargo Center  (Denver) is completed.

1984	—	580 California (San Francisco), Huntington Center (Columbus) and Southeast Financial Center, now Wachovia Financial Center (Miami) are completed.
1985	—	Ravinia Center (Atlanta) is completed.
1986	—	53rd At Third and 31 West 52nd Street are completed (both in New York). The Midwest Region office opens in Chicago.
1987	—	Hines celebrates its 30th anniversary with 373 projects completed and 921 employees throughout the U.S. The Norwest Center (Minneapolis) and Columbia Square (Washington, D.C.) buildings are completed.
1988–1989	—	500 Bolyston (Boston) and Franklin Square (Washington, D.C.) are completed.

Global Expansion, Acquisitions and Investment Management: The 90s

In the early 1990s, Hines strategically decided to expand internationally, seeing an opportunity to provide quality space in overseas markets to multi-national firms. Domestically, as real estate markets softened in the early 90s, Hines saw an opportunity to buy buildings below replacement cost and purchased over 27 million square feet in existing properties during the decade.

In the late 90s, Hines formed a series of co-investment partnerships with major investors to execute a suburban office market development strategy.

1990	—
Jeffrey C. Hines appointed President of Hines Interests Limited Partnership; Gerald D. Hines becomes Chairman. 343 Sansome (San Francisco), 225 High Ridge Road (Stamford) and Figueroa at Wilshire (Los Angeles) are completed.

1991	—	The first international office opens in Berlin. 450 Lexington (New York) and One Detroit Center, now Comerica Tower (Detroit) are completed.
1992	—	Mexico City and Moscow offices open. The renovation and development of the historic Postal Square (Washington, D.C.) is completed.
1993	—	700 11th Street (Washington, D.C.) is acquired, the first building acquisition by Hines.
1994	—
Hines begins the year with 18 major developments in progress in the U.S. and three foreign countries. Greenspoint Plaza (Houston) is acquired. Del Bosque is completed in Mexico City and sold to Coca-Cola for its Latin America headquarters.

1995	—	Paris, London, Frankfurt and Prague offices are all opened. In partnership with Morgan Stanley, Hines acquires the Homart portfolio (15 U.S. office buildings).
1996	—	The Barcelona and Beijing offices open. Hines closes its first international fund, Emerging Markets Fund I.
1997	—	Hines celebrates its 40th anniversary with 2,700 employees worldwide. Warsaw office opens. Construction begins on Diagonal Mar in Barcelona, the largest European undertaking for Hines to date.
1998	—
Hines completes its first international property acquisition, Reforma 350 in Mexico City. Hines Corporate Properties (Hines’ first Build-to-Suit Fund) closes. Hines U.S. Development Fund I closes. CalPERS selects Hines as partner and investment manager for its $1.0 billion portfolio of 18 properties. Sào Paulo office opens.

1999	—
The Hines U.S. Office Development Fund II and Emerging Markets Real Estate Fund II close. Hines completes Mala Sarka (Prague), DZ Bank (Berlin), and Main Tower (Frankfurt). Hines acquires Figueroa at Wilshire (Los Angeles), 1100 Louisiana (Houston), and Bank of America Tower (Miami).

Continuing Development, Expanded Investment Vehicles: The 00s

2000	—	Hines starts major office projects in the central business districts of Seattle, Chicago, New York and San Francisco. Hines acquires 750 Seventh Avenue (New York).
2001	—	Hines develops, Gannett/USA Today headquarters in Virginia and projects for Morgan Stanley Dean Witter, Bear Stearns and Swiss Bank Corporation (now UBS Warburg) in New York.
2002	—
Hines initiates the Hines Suburban  Office Venture to acquire suburban  office properties. Hines completes  745 Seventh Avenue in New York City  and the resort community of Aspen  Highlands Village in Aspen, Colorado.

2003	—
Completed projects include Hilton  Americas-Houston, Toyota Center and  Calpine Center (all in Houston), 2002  Summit Boulevard (Atlanta), ABN AMRO  (Chicago), Benrather Karree (Düsseldorf) and Panamérica Park (São Paulo).

Hines expands its presence in Paris with three significant projects. Hines  begins the urban planning project  Garibaldi Repubblica (Milan), a master  plan project which includes residential, office, retail and a hotel as well as a  26-acre public park. Additional  residential projects include Tower I of  Park Avenue (Beijing), River Valley  Ranch (Colorado) and master-planned  community Diagonal Mars Illa de Llac in  Barcelona.

The Hines European Development Fund is  formed to focus on Class A office  properties in Western Europe. The  Hines-Sumisei U.S. Core Fund acquires  its first buildings, three New York City office buildings and a building in  Washington D.C. The Hines U.S. Office  Value Added Fund offering is closed.

Construction begins on One South Dearborn (Chicago), 2525 Ponce de Leon (Coral Gables), 1180 Peachtree (Atlanta) and Torre Almirante (Rio de Janeiro).
2004	—
Hines sponsors its first public program, Hines REIT, which commences its first  public offering. Development continues  on Cannon Place, 99 Queen Victoria and  the new world headquarters for the  Salvation Army (all in London), and  International Plaza-Kempinski Hotel (São Paulo).

2005	—	Hines continues to seek out new development and investment opportunities in over 100 markets around the world.
Hines and CalPERS create funds to invest in Mexico’s real estate market and Brazil’s office, industrial and residential markets.
Properties in development include 300 North LaSalle and One South Dearborn in Chicago and 900 de Maisonneuve, (Montreal).
2006	—
Hines and CalPERS establish the nation’s first real estate investment fund  devoted solely to sustainable  development. Hines is honored with the  Environmental Protection Agency’s ENERGY STAR Sustained Excellence Award. New  Delhi office opens. Hines develops new  region called Eurasia, which includes  Poland, Russia and now India.

2007	—	Hines celebrates its 50th anniversary with more than 3,150 employees and almost 900 projects completed and under way around the globe. The Dubai office opens.

D-2

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made here under shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to aninvestor, this prospectus or any supplement will be amended or supplemented accordingly.
________________

Until July 29, 2007 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as participating broker-dealers.

Hines Real Estate
Investment Trust, Inc.

$2,200,000,000 in
Common Shares

Offered to the Public
________________

PROSPECTUS
________________

April 30, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 30.  Quantitative and Qualitative Disclosure About Market Risk

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosure About Market Risk” in Supplement No. 17 to the Prospectus included in this registration statement for information required by this item.

Item 31.  Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses to be incurred by Hines Real Estate Investment Trust, Inc. in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All amounts are estimated except the Securities Act registration fee and the NASD filing fee.

Amount
Securities Act registration fee	$235,400
NASD filing fee	76,000
Blue sky qualification fees and expenses	160,000
Printing and engraving fees and expenses	5,756,000
Legal fees and expenses	1,909,000
Accounting fees and other professional expenses	422,000
Transfer agent and escrow fees	655,000
Educational conferences and seminars	5,455,000
Sales and advertising expenses	4,396,000
Miscellaneous	17,674,600
Total	$36,739,000

Item 32.  Sales to Special Parties

Our directors and officers, as well as affiliates of Hines and their directors, officers and employees (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in our primary offering at a discount to the extent permitted by the rules of the National Association of Securities Dealers, Inc. The purchase price of such shares is $9.61 per share, or an 9.2% discount, reflecting the fact that no selling commissions or dealer-manager fee will be paid in connection with such sales.

Subscribers who receive volume discounts will pay reduced selling commissions. Please see “Plan of Distribution — Volume Discounts” for more information regarding these discounts. In addition, shareholders are allowed to purchase common shares pursuant to our dividend reinvestment plan at $10.051 per share.

Item 33.  Recent Sales of Unregistered Securities

Hines Real Estate Investment Trust, Inc. issued 1,000 common shares to Hines REIT Investor, L.P., in exchange for an investment of $10,000 in connection with the formation of Hines REIT in August 2003 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Under the terms of our Employee and Director Incentive Share Plan, on each of December 2, 2004, July 6, 2005, June 7, 2006, and July 9, 2007, 1,000 restricted common shares were granted to each of our independent directors, Messrs. George A. Davis, Thomas A. Hassard and Stanley D. Levy. In addition, Mr. Paul B. Murphy Jr. was granted 353.5 restricted shares under the Plan upon his election to our board of directors for a partial term on April 1, 2008.  All of such shares were granted without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

There have been no other sales of unregistered securities within the past three years.

Item 34.  Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the conditions set forth in this Item, our articles of incorporation and bylaws provide that we shall, subject only to the limitations in our articles of incorporation and bylaws, or any limitations required by the MGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment narrows the limitations of our ability to provide indemnification rights compared to such rights existing prior to such amendment), indemnify and hold harmless against, and shall pay, advance or reimburse the reasonable expenses of any director or officer of Hines REIT (each an “Indemnified Party”) related to, any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our articles of incorporation and bylaws, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

Notwithstanding the foregoing, we shall not indemnify any Indemnified Party for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our articles of incorporation provide that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf us; (ii) the legal action is initiated by a third party who is not a shareholder of ours or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

The MGCL requires a Maryland corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our Charter and bylaws; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our articles of incorporation or bylaws, or under resolutions of shareholders or directors, contract or otherwise. We have entered into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our articles of incorporation, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that such indemnification or advance is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by provisions in our articles of incorporation and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the shareholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35.  Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.  Financial Statements and Exhibits

(a) Financial Statements:

(1)	The following financial statements are filed as part of this Post-Effective Amendment No. 10:

Hines Real Estate Investment Trust, Inc. —
Consolidated Financial Statements – Years Ended December 31, 2007, 2006 and 2005:
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Shareholders’ Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
Hines Real Estate Investment Trust, Inc. —
Schedule III – Real Estate Assets and Accumulated Depreciation:
Report of Independent Registered Public Accounting Firm
Schedule III – Real Estate Assets and Accumulated Depreciation
Hines-Sumisei U.S. Core Office Fund, L.P
Consolidated Financial Statements – Years Ended December 31, 2007, 2006 and 2005:
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Shareholders’ Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
The Raytheon/DirecTV Buildings, El Segundo, California — For the Year Ended December 31, 2007:
Independent Auditors’ Report
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses
2555 Grand, Kansas City, Missouri — For the Year Ended December 31, 2007:
Independent Auditors’ Report
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses
Chase Tower, Dallas, Texas — For the Nine Months Ended September 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses
One Wilshire, Los Angeles, California — For the Six Months Ended June 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

Atrium on Bay, Toronto, Ontario — For the Year Ended December 31, 2006:
Independent Auditors’ Report
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses
The Laguna Buildings, Redmond, Washington — For the Year Ended December 31, 2006:
Independent Auditors’ Report
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Financial Statements
Unaudited Pro Forma Consolidated Financial Statements – Basis of Presentation
Unaudited Pro Forma Consolidated Balance Sheet — December 31, 2007
Unaudited Pro Forma Consolidated Statements of Operations for Year Ended December 31, 2007
Notes to Unaudited Pro Forma Consolidated Financial Statements
__________

 (b) Exhibits:

The documents listed on the Index to Exhibits are filed as exhibits to this Registration Statement.

Item 37.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	(i)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii)	that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

(iii)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(f) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 14, 2008.

Hines Real Estate Investment Trust, Inc.

By:  /s/  Charles N. Hazen
Charles N. Hazen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	April 14, 2008
Jeffrey C. Hines

*	Chief Executive Officer	April 14, 2008
Charles N. Hazen

*	Chief Financial Officer	April 14, 2008
Sherri W. Schugart

/s/ Frank R. Apollo	Director of Finance	April 14, 2008
Frank R. Apollo

/s/ Ryan T. Sims	Chief Accounting Officer	April 14, 2008
Ryan T. Sims

/s/ Paul B. Murphy Jr.	Director	April 14, 2008
Paul B. Murphy Jr.

*	Director	April 14, 2008
Charles M. Baughn

*	Director	April 14, 2008
George A. Davis

*	Director	April [14], 2008
Thomas A. Hassard

*	Director	April 14, 2008
C. Hastings Johnson

*	Director	April 14, 2008
Stanley D. Levy

*By:	/s/ Frank R. Apollo
Frank R. Apollo
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description
1.1
Dealer Manager Agreement between Hines Real Estate Investment Trust, Inc. and Hines Real Estate Securities, Inc. (filed as Exhibit 1.1 to Amendment No. 2 to this Registration Statement on June 15, 2006, and incorporated by reference herein).

3.1
Second Amended and Restated Articles of Incorporation of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to Post-Effective Amendment No. 5 to this Registration Statement on July 16, 2007, and incorporated by reference herein).

3.2
Second Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated July 28, 2006 and incorporated herein by reference).

4.1	Form of Subscription Agreement (filed as Appendix A to the prospectus included in this Registration Statement and incorporated herein by reference).
5.1	Opinion of Venable LLP (filed as Exhibit 5.1 to Post-Effective Amendment No. 5 to this Registration Statement on July 16, 2007, and incorporated by reference herein).
8.1	Opinion of Greenberg Traurig, LLP as to tax matters (filed as Exhibit 8.1 to Post-Effective Amendment No. 5 to this Registration Statement on July 16, 2007, and incorporated by reference herein).
10.1
Second Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P. (filed as Exhibit 10.1 to Amendment No. 5 to the Initial Registration Statement on May 24, 2004 and incorporated herein by reference).

10.2
Form of Property Management and Leasing Agreement between Hines REIT Properties, L.P. and Hines Interests Limited Partnership (filed as Exhibit 3.3 to the registrant’s Quarterly Report on Form 10-Q of Hines Real Estate Investment Trust, Inc. for the quarter ended March 31, 2006, and incorporated herein by reference).

10.3
Advisory Agreement, dated June 26, 2006, by and among Hines Real Estate Investment Trust, Inc., Hines REIT Properties, L.P., and Hines Advisors Limited Partnership (filed as Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference, as renewed on identical terms for an additional one-year term, pursuant to a verbal agreement by and among the parties thereto).

10.4
Employee and Director Incentive Share Plan of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.4 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).

10.5+	Hines Real Estate Investment Trust, Inc. Dividend Reinvestment Plan (filed as Appendix B to the Prospectus included in this Registration Statement and incorporated herein by reference).
10.6
Sixth Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund, L.P., dated May 9, 2005, as amended and restated December 1, 2005 (filed as Exhibit 10.6 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).

10.7
Third Amended and Restated Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust, dated December 21, 2005 (filed as Exhibit 10.7 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).

10.8
Amended and Restated Bylaws of Hines-Sumisei NY Core Office Trust (filed as Exhibit 10.8 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).

10.9
Amended and Restated Master Agreement dated as of March 31, 2003, among Hines Interests Limited Partnership, Hines US Core Office Properties LP and Sumitomo Life Realty (N.Y.), Inc., as amended (filed as Exhibit 10.9 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).

10.10
Second Amended and Restated Shareholder Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 21, 2005 (filed as Exhibit 10.10 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).

10.11
Second Amended and Restated Investor Rights Agreement, dated as of October 12, 2005 (filed as Exhibit 10.11 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).

10.12
Amended and Restated Organization Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 23, 2003, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines Sumisei NY Core Office Trust and various shareholders to Hines-Sumisei NY Core Office Trust (filed as Exhibit 10.12 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).

10.13
Amended Declaration of Trust of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.13 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).

10.14	Amended Bylaws of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.14 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.15
Shareholder Agreement for Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust II and certain shareholders of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.15 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).

10.16
Subscription Agreement for Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust, Hines-Sumisei NY Core Office Trust II and various shareholders of Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.16 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).

10.17
Subscription Agreement, dated as of September 11, 2003, between Hines REIT Properties, L.P. and Hines Real Estate Holdings Limited Partnership (filed as Exhibit 10.17 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).

10.18
Agreement, dated as of June 3, 2004, between Hines REIT Properties, L.P., Hines U.S. Core Office Capital Associates II Limited Partnership and Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 10.18 to Amendment No. 6 to the Initial Registration Statement on June 10, 2004 and incorporated herein by reference).

10.19
Amended and Restated Escrow Agreement between Hines Real Estate Investment Trust, Inc. and Wells Fargo Bank, National Association (filed as Exhibit 10.19 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).

10.20
Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust (filed as Exhibit 10.20 to Amendment No. 5 to the Initial Registration Statement on May 25, 2004 and incorporated herein by reference) (superseded by Exhibit No. 10.7).

10.21
Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.21 to Amendment No. 5 to the Initial Registration Statement on May 25, 2004 and incorporated herein by reference).

10.22
Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust (filed as Exhibit 10.22 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference) (superseded by Exhibit No. 10.7).

10.23
Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.23 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.24
Purchase and Sale Agreement, dated November 23, 2004, by and among Hines U.S. Core Office Capital Associates II Limited Partnership, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.22 to Post Effective Amendment No. 1 to the Initial Registration Statement on February 22, 2005 and incorporated herein by reference).

10.25
Purchase and Sale Agreement, dated February 1, 2005, by and among Hines US Core LLC, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.23 to Post Effective Amendment No. 1 to the Initial Registration Statement on February 22, 2005 and incorporated herein by reference).

10.26
Second Amended and Restated Agreement of Limited Partnership of Hines-Sumisei US Core Office Properties LP (filed as Exhibit 10.26 to Post Effective Amendment No. 1 to the Initial Registration Statement on February 22, 2005 and incorporated herein by reference).

10.27
Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Jeffrey C. Hines (filed as Exhibit 10.27 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.28
Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and C. Hastings Johnson (filed as Exhibit 10.28 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.29
Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and George A. Davis (filed as Exhibit 10.29 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.30
Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Thomas A. Hassard (filed as Exhibit 10.30 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.31
Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Stanley D. Levy (filed as Exhibit 10.31 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.32
Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles M. Baughn (filed as Exhibit 10.32 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.33
Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles N. Hazen (filed as Exhibit 10.33 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.34
Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Sherri W. Schugart (filed as Exhibit 10.34 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.35
Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Frank R. Apollo (filed as Exhibit 10.35 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.36
Purchase and Sale Agreement, dated as of April 1, 2005, by and among Hines US Core LLC, Hines REIT Properties L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated April 1, 2005 and incorporated herein by reference).

10.37
Agreement of Sale, dated March 10, 2005, by and between Madison Two Associates and Hines 70 West Madison LP (filed as Exhibit 10.37 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 and incorporated herein by reference).

10.38
Agreement of Purchase and Sale, dated as of May 19, 2005, between OTR, an Ohio general Partnership acting as duly authorized nominee of the Board of the State Teachers Retirement System of Ohio, and Hines REIT Properties, L.P. (filed as Exhibit 10.38 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

10.39
Property Management and Leasing Agreement, dated as of June 28, 2005, by and between Hines Interests Limited Partnership and 1900/2000 Alameda de las Pulgas LLC (filed as Exhibit 10.39 to Post Effective Amendment No. 4 to the Initial Registration Statement on August 22, 2005 and incorporated herein by reference).

10.40
Agreement for Purchase and Sale of Real Property and Escrow Instructions between GREIT — 525 and 600 B Street, LP and Hines-Sumisei US Core Office Properties, LP, dated June 27, 2005 (filed as Exhibit 10.41 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

10.41
Purchase and Sale Agreement, dated as of July 25, 2005, by and among Hines US Core LLC, as seller, Hines REIT Properties, L.P., as buyer, and acknowledged by Hines U.S. Core Office Capital LLC, the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated July 25, 2005 and incorporated herein by reference).

10.42
Term Loan Agreement, made and entered into as of June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, as agent for itself and the other lending institutions which may become parties thereto (filed as Exhibit 10.39 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

10.43
Ownership Interests Pledge and Security Agreement, dated June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, in its capacity as administrative agent (filed as Exhibit 10.40 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

10.44
First Amendment to Term Loan Agreement, dated August 23, 2005, between Hines REIT Properties, L.P. and KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).

10.45
Revolving Line of Credit Agreement, dated September 9, 2005, by and between Hines REIT Properties, L.P., and KeyBank National Association, as administrative agent, and the other lenders from time to time parties thereto (filed as Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).

10.46
Unconditional Guaranty of Payment and Performance of Hines Real Estate Investment Trust, Inc. in favor of KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).

10.47
Ownership Interests Pledge and Security Agreement of Hines REIT Properties, L.P. dated September 9, 2005 (filed as Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).

10.48
Subordination Agreement, dated September 9, 2005, among Hines REIT Properties, L.P., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and KeyBank National Association (filed as Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).

10.49
Agreement of Sale and Purchase, dated as of August 9, 2005 between Centex Office Citymark I, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).

10.50
Agreement for Purchase of Office Building, dated effective as of August 12, 2005, between Hines REIT Properties, L.P. and JB Management L.P., as amended (filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).

10.51
Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P. (including first through fourth amendments)(filed as Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).

10.52
Letter Agreement, dated November 9, 2005, among Hines-Sumisei U.S. Core Office Fund, L.P., Hines US Core Office Capital LLC and Hines REIT Properties, L.P. (filed as Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).

10.53
Subscription Agreement, dated November 14, 2005, between Hines-Sumisei U.S. Core Office Fund, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.53 to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, File No. 333-108870, filed on November 2, 2005, and incorporated by reference herein).

10.54
Fifth Amendment, dated November 16, 2005, to Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P.

10.55
Sixth Amendment, dated January 20, 2006, to Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P. (filed as Exhibit 10.55 to Post Effective Amendment No. 7 to the Initial Registration Statement and incorporated herein by reference).

10.56
Purchase and Sale Agreement between Kan Am Grund Kapitalanlagegesellschaft MBH and Hines-Sumisei U.S. Core Office Properties, LP, dated as of March 10, 2006 (filed as Exhibit 10.56 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

10.57
Purchase and Sale Agreement between 321 North Clark Realty L.L.C. and Hines REIT Properties, LP, dated as of March 23, 2006 (filed as Exhibit 10.57 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

10.58
Agreement of Purchase and Sale by and between WXIII/SCV Real Estate Limited Partnership and Hines 720 Olive Way LP, dated as of December 29, 2005, as amended by First Amendment, dated as of January 6, 2006, and Second Amendment, dated January 11, 2006 (filed as Exhibit 10.58 to Post-Effective Amendment No. 8 to the Initial Registration Statement on April 14, 2006 and incorporated herein by reference).

10.59
Deed of Trust, Security Agreement and Fixture Filing, dated as of April 18, 2006, by and between Hines REIT 1515 S Street LP, First American Title Insurance Company and Met Life Bank, N.A., and Promissory Notes, dated April 18, 2006, executed by Hines REIT 1515 S Street LP (filed as Exhibit 10.59 to Pre-Effective Amendment No. 1 to this Registration Statement on April 25, 2006 and incorporated by reference herein).

10.60
Term Loan Agreement, dated as of April 24, 2006, between Hines REIT Properties, L.P., KeyBank National Association and the other Lenders party thereto, and Promissory Note executed by Hines REIT Properties, L.P., dated April 24, 2006 (filed as Exhibit 10.60 to Pre-Effective Amendment No. 1 to this Registration Statement on April 25, 2006 and incorporated by reference herein).

10.61
Unconditional Guaranty of Payment and Performance of Hines Real Estate Investment Trust, Inc. in favor of KeyBank National Association, dated April 24, 2006 (filed as Exhibit 10.61 to Pre-Effective Amendment No. 1 to this Registration Statement on April 25, 2006 and incorporated by reference herein).

10.62
Ownership Interests Pledge and Security Agreement of Hines REIT Properties, L.P., dated April 24, 2006 (filed as Exhibit 10.62 to Pre-Effective Amendment No. 1 to this Registration Statement on April 25, 2006 and incorporated by reference herein).

10.63
Subordination Agreement, dated April 24, 2006, among Hines REIT Properties, L.P., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and KeyBank National Association (filed as Exhibit 10.63 to Pre-Effective Amendment No. 1 to this Registration Statement on April 25, 2006 and incorporated by reference herein).

10.64
Contract of Sale by and between Sumitomo Life Realty (N.Y.), Inc. and Hines One Atlantic Center LP, dated May 18, 2006 (filed as Exhibit 10.64 to Amendment No. 2 to this Registration Statement on June 15, 2006, and incorporated by reference herein).

10.65
Agreement by and between Hines REIT Properties, L.P. and HSH Nordbank AG NY Branch dated June 5, 2006 (filed as Exhibit 10.65 to Amendment No. 2 to this Registration Statement on June 15, 2006, and incorporated by reference herein).

10.66
Selected Dealer Agreement, dated July 20, 2006, by and among Hines Real Estate Investment Trust, Inc., Hines Real Estate Securities, Inc., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and Ameriprise Financial Services, Inc. (filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)

10.67
Reimbursement Agreement, dated July 20, 2006, by and between Hines Interests Limited Partnership and Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).

10.68
Agreement of Purchase and Sale, dated as of September 27, 2006, between MP Warner Center, LLC, MP Warner Center III, LLC, and Hines-Sumisei US Core Office Properties LP (as amended by Amendments No 1, dated September 15, 2006, and No. 2, dated September 27, 2006) (filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).

10.69
Credit Agreement, dated as of August 1, 2006, among Hines REIT 3100 McKinnon Street LP, Hines REIT 1900/2000 Alameda de las Pulgas LLC, Hines REIT 321 North Clark Street LLC and the Borrowing Base Subsidiaries party thereto from time to time, as Borrowers, Hines REIT Properties, L.P., as Sponsor, and HSH Nordbank AG, New York Branch and the Lenders party thereto from time to time, as Lenders (filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).

10.70
Purchase and Sale Agreement, dated November 1, 2006, between 3400 Data Drive Associates, LLC and Hines Real Estate Properties, L.P. (filed as Exhibit 10.70 to Post-Effective Amendment No. 1 to this Registration Statement on December 19, 2006, and incorporated by reference herein).

10.71
Purchase and Sale Agreement, dated as of October 31, 2006, between Commerz Grundbesitz-Investmentgesellschaft mbH, a limited liability company under German Law, acting as investment company for the account of the German open-ended real estate investment fund Haus Invest Global and Hines Riverfront Plaza LP (filed as Exhibit 10.71 to Post-Effective Amendment No. 1 to this Registration Statement on December 19, 2006, and incorporated by reference herein).

10.72
First Amendment to Credit Agreement and other Credit Documents, dated November 8, 2006, by and among Hines REIT Properties, L.P. and KeyBank National Association, for itself and the other lending institutions party to the Credit Agreement (filed as Exhibit 10.72 to Post-Effective Amendment No. 1 to this Registration Statement on December 19, 2006, and incorporated by reference herein).

10.73
Real Estate Purchase and Sale Agreement, dated November 28, 2006, by and among Laguna North Building Sellers, Laguna North Land Sellers, Laguna South Building Sellers, Laguna South Land Sellers, FC27 Sellers and Hines REIT Laguna Campus LLC, and First Amendment thereto, dated November 29, 2006 (filed as Exhibit 10.73 to Post-Effective Amendment No. 1 to this Registration Statement on December 19, 2006, and incorporated by reference herein).

10.74
Real Estate Purchase and Sale Agreement, dated November 28, 2006, by and among Daytona Building Sellers, RCC Building Sellers, Daytona-RCC Land Sellers and Hines REIT Daytona Campus LLC, and First Amendment thereto, dated November 29, 2006 (filed as Exhibit 10.74 to Post-Effective Amendment No. 1 to this Registration Statement on December 19, 2006, and incorporated by reference herein).

10.75
Real Estate Sale Agreement, by and between CA Watergate Tower IV Limited Partnership and Hines REIT Watergate, LP., and First Amendment thereto, dated December 8, 2006 (filed as Exhibit 10.75 to Post-Effective Amendment No. 1 to this Registration Statement on December 19, 2006, and incorporated by reference herein).

10.76
Agreement of Purchase and Sale between The Atrium on Bay Inc. as vender and Hines REIT Properties, L.P. as Purchaser, dated December 22, 2006 (filed as Exhibit 10.76 to Post-Effective Amendment No. 2 to this Registration Statement on February 23, 2007, and incorporated by reference herein).

10.77
First Amendment to Credit Agreement, dated as of January 19, 2007, among Hines Reit 3100 McKinnon Street LP, Hines REIT 1900/2000 Alameda de las Pulgas LLC, Hines REIT 321 North Clark Street LLC and the Borrowing, Base Subsidiaries party thereto from time to time, as Borrowers, Hines REIT Properties, LP., as sponsor, HSH Nordbank AG, New York Branch, as lender and as Agent and Arranger, and the lenders party thereto from time to time (filed as Exhibit 10.77 to Post-Effective Amendment No. 2 to this Registration Statement on February 23, 2007, and incorporated by reference herein).

10.78
Purchase and Sale Agreement, dated as of March 27, 2007, by and between Bay West Design Center, LLC, Bay West Seattle, LLC, and Hines REIT Properties, L.P. (filed as Exhibit 10.78 to Post-Effective Amendment No. 4 to this Registration Statement on April 16, 2007, and incorporated by reference herein).

10.79
Purchase and Sale Agreement, dated as of May 11, 2007, by and between Touchstone Venture II and Hines REIT Properties, L.P. (filed as Exhibit 10.79 to Post-Effective Amendment No. 5 to this Registration Statement on July 16, 2007, and incorporated by reference herein).

10.80
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of July 11, 2007, by and between Carlyle One Wilshire II, L.P. and Hines REIT One Wilshire LP (filed as Exhibit 10.80 to Post-Effective Amendment No. 5 to this Registration Statement on July 16, 2007, and incorporated by reference herein).

10.81
Purchase and Sale Agreement dated as of June 4, 2007, by and between 3 Huntington Quadrangle, LLC, and Hines REIT Properties, L.P. (filed as Exhibit 10.81 to Post-Effective Amendment No. 5 to this Registration Statement on July 16, 2007, and incorporated by reference herein).

10.82
Agreement of Purchase and Sale, dated September 25, 2007, between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 1, 2007, and incorporated by reference herein).

10.83
First Amendment , dated September 27, 2007, to the Agreement of Purchase and Sale, dated September 25, 2007 between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 1, 2007, and incorporated by reference herein).

10.84
Agreement of Purchase and Sale, dated October 16, 2007, between 2200 Ross, L.P., and Hines REIT 2200 Ross Avenue, L.P. (filed as Exhibit 10.84 to Post-Effective Amendment No. 6 to this Registration Statement on October 16, 2007, and incorporated by reference herein).

10.85
Deed of Trust and Security Agreement, dated October 25, 2007, by and between Hines REIT One Wilshire LP, First American Title Insurance Company and The Prudential Insurance Company of America (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 31, 2007, and incorporated by reference herein).

10.86
Promissory Note by and between Hines REIT One Wilshire LP and The Prudential Insurance Company of America, dated October 25, 2007 (filed as Exhibit 10.2 to the Registrant's Curent Report on Form 8-K on October 31, 2007, and incorporated by reference herein).

10.87
Environmental Liability by and between Hines REIT One Wilshire LP and The Prudential Insurance Company of America, dated October 25, 2007  (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on October 31, 2007, and incorporated by reference herein).

10.88	Agreement of Purchase and Sale, dated December 17, 2007, between Newkirk Segair L.P., LLC and Hines REIT El Segundo LP.
10.89	Loan Facility Agreement, dated as of December 20, 2007, between Hines REIT 2007 Facility Holdings LLC and Metropolitan Life Insurance Company.
10.90	Deed of Trust, Security Agreement and Fixture Filing between Hines REIT 2200 Ross Avenue LP and Metropolitan Life Insurance Company.
10.91	Promissory Note between Hines REIT 2200 Ross Avenue LP and Metropolitan Life Insurance Company.
10.92	Mortgage, Security Agreement and Fixture Filing between Hines REIT Minneapolis Industrial LLC and Metropolitan Life Insurance Company.
10.93	Promissory Note between Hines REIT Minneapolis Industrial LLC and Metropolitan Life Insurance Company.
10.94	Agreement of Sale between Crown Center Redevelopment Corporation and Hines REIT 2555 Grand LLC, dated February 29, 2008 (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated March 6, 2008 and incorporated herein by reference).
10.95*	Contract of Sale between Transco Tower Limited and Hines REIT Properties L.P. dated March 18, 2008.
21.1
List of Subsidiaries of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 21.1 to this Registration Statement on Form S-11, File No. 333-130114 on December 5, 2005, and incorporated by reference herein).

23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3+	Consent of Venable LLP (contained in Exhibit 5.1).
23.4+	Consent of Greenberg Traurig, LLP (contained in Exhibit 8.1).
23.5+	Consent of Greenberg Traurig, LLP (filed as Exhibit 23.5 to Post-Effective Amendment No. 5 to this Registration Statement on July 16, 2007 and incorporated by reference herein).
24.1+	Power of Attorney of certain signatories (included in signature pages of the Second Registration Statement).
____________

*	Filed herewith

+	Previously filed